Filed Pursuant to Rule 424(b)(5)
Registration No. 333-251239

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated September 13, 2021

Preliminary Prospectus Supplement

(To Prospectus dated December 28, 2020)

4,000,000 Shares

Common Stock

The selling stockholders named in this prospectus supplement are offering 4,000,000 shares of our common stock. The shares of common stock being offered by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MP.” On September 10, 2021, the last sale price of our common stock as reported on the NYSE was $34.11 per share.

Investing in our common stock involves risks that are described under “Risk Factors” beginning on page S-6 of this prospectus supplement.

The underwriters have agreed to purchase shares of our common stock from the selling stockholders at a price of $             per share, which will result in approximately $             million of aggregate proceeds to the selling stockholders, before expenses. The underwriters propose to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices.

The selling stockholders have granted the underwriter the right to purchase up to an additional 600,000 shares of common stock to the extent the underwriters sell additional shares.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on                 , 2021 only in book-entry form through the facilities of The Depositary Trust Company.

Morgan Stanley

                    , 2021

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of common stock. The second part is the accompanying prospectus dated December 28, 2020, which was originally filed as part of a Registration Statement on Form S-1 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus supplement.

We have not, the selling stockholders have not and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus supplement and the accompanying prospectus. We do not, the selling stockholders do not and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus is accurate as of any date other than their respective dates. We do not, the selling stockholders do not and the underwriters do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus is accurate as of any date other than their respective dates. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the date of that information.

These shares of common stock are being offered for sale only in jurisdictions where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on behalf of the selling stockholders or the underwriters, to subscribe for or purchase any of the common stock, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “we,” “us,” and “our” refer to MP Materials Corp. and its subsidiaries. Capitalized terms used herein and not defined have the meanings ascribed thereto in the accompanying prospectus.

S-ii

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus supplement or the accompanying prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	unanticipated costs or delays associated with our Stage II optimization project;

•

uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd., an affiliate of Shenghe Resources Holding Co., Ltd., a global rare earth company listed on the Shanghai Stock Exchange;

•	the ability to convert current commercial discussions with customers for the sale of rare earth oxide products into contracts;

•	potential changes in China’s political environment and policies;

•	fluctuations in demand for, and prices of, rare earth minerals and products;

•	uncertainties relating to the COVID-19 pandemic, including the Delta variant;

•	the intense competition within the rare earths mining and processing industry;

•	uncertainties regarding the growth of existing and emerging uses for rare earth products;

•	potential power shortages at the Mountain Pass facility;

•	increasing costs or limited access to raw materials that may adversely affect our profitability;

•	fluctuations in transportation costs or disruptions in transportation services;

•	inability to meet individual customer specifications;

•	diminished access to water;

•	uncertainty in our estimates of rare earth oxide reserves;

•	uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential;

•	risks associated with work stoppages;

•	a shortage of skilled technicians and engineers;

•	loss of key personnel;

•	risks associated with the inherent dangers involved in mining activity;

•	risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics;

•	risks related to technology systems and security breaches;

•	risks associated with our intellectual property rights;

•	ability to compete with substitutions for rare earth minerals;

•	ability to maintain satisfactory labor relations;

•	risks relating to extensive and costly environmental regulatory requirements;

•	risks associated with the terms of our convertible notes; and

•	those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus supplement.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus supplement and the accompanying prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus supplement. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus supplement and the accompanying prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company, undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus supplement, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

Additionally, we make our SEC filings available, free of charge, on our website at www.mpmaterials.com as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. We do not intend our website address to be an active link and information contained on our website does not constitute a part of this prospectus supplement, and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus.

We undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement of which this prospectus supplement forms a part shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SUMMARY

This summary highlights selected information contained in this prospectus supplement and may not contain all the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement carefully. You should carefully read the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus. References herein to “MPMC,” the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

The Company

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly-owned subsidiary, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), acquired the Mountain Pass mine and processing facilities in July 2017. Our wholly-owned subsidiary, Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has produced superior product output and performance compared to that of the prior ownership, while generating cash flows from the sale of our rare earth concentrate. We are now beginning to reinvest those cash flows into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of rare earth oxides (“REO”) and setting a foundation for long-term growth and value creation for stakeholders.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

The Company was incorporated on January 24, 2020, as a Delaware corporation under the name “Fortress Value Acquisition Corp.” (“FVAC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 17, 2020, in connection with the consummation of the business combination involving FVAC and MPMO and SNR (the “Business Combination”), we changed our name to “MP Materials Corp.”

The Offering

The following is a brief summary of some of the terms of the common stock offered by the selling stockholders. For a more complete description of the terms of the common stock, see “Description of Capital Stock” in the accompanying prospectus.

Issuer	MP Materials Corp.

Common stock offered by the selling stockholders	4,000,000 shares

Option to purchase additional shares	The selling stockholders have granted the underwriters the option, exercisable for 30 days from the date of this prospectus to purchase up to 600,000 additional shares of our common stock to the extent the underwriters sell additional shares.

Common stock outstanding	177,757,669 shares

Dividend policy	We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board at such time. In addition, we are not currently contemplating and do not anticipate any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development projects, including our Stage II optimization project.

Risk factors	Investing in our common stock involves a high degree of risk. See the “Risk Factors” section in this prospectus supplement for a discussion of factors you should carefully consider before investing in our common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Listing	Our shares of common stock are listed on the NYSE under the symbol “MP.”

Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes no exercise by the underwriters’ option to purchase up to 600,000 additional shares of our common stock to the extent the underwriters sell additional shares.

The number of shares of our common stock is based upon 177,757,669 shares of common stock outstanding as of September 10, 2021 and excludes:

•	501,123 shares of common stock issuable from time to time upon the vesting of restricted stock units; and

•	7,292,571 shares of common stock reserved for future issuance pursuant to our 2020 Stock Incentive Plan;

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus supplement forms a part, including our Consolidated Financial Statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our common stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

Risk Factor Summary

Our business is subject to a number of risks and uncertainties, including those highlighted immediately following this summary. Some of these risks are:

•

The production of rare earth products is a capital-intensive business and the completion of our Stage II optimization project at the Mountain Pass facility will require the commitment of substantial resources; unanticipated costs or delays associated with our ongoing Stage II optimization project could have a material adverse effect on our financial condition or results of operations.

•

The actual amount of capital required for the Stage II optimization project at the Mountain Pass facility may vary materially from our current estimates, in which case we may need to raise additional funds, which could delay completion and have a material adverse effect on our business and financial condition.

•	Our continued growth depends on our ability to complete the Stage II optimization project at the Mountain Pass facility, which is our only rare earth mining and processing facility.

•

We currently rely on Shenghe to purchase all of our rare earth concentrate product on a “take-or-pay” basis and sell that product to end users in China; we cannot assure you that they will continue to honor their contractual obligations to purchase and sell our products, or that they will make optimum efforts to market and sell our products.

•

We may not be able to convert current commercial discussions with customers for the sale of REO products into contracts, which may have a material adverse effect on our financial position and results of operations.

•

Changes in China’s political environment and policies, including changes in export policy or the interpretation of China’s export policy and policy on rare earths production or the import of rare earth feedstock may adversely affect our financial condition and results of operations.

•	We may be adversely affected by fluctuations in demand for, and prices of, rare earth minerals and products.

•	The COVID-19 pandemic could have an adverse effect on our business.

•	We operate in a highly competitive industry.

•	Industry consolidation may result in increased competition, which could result in a reduction in revenue.

•	The success of our business will depend, in part, on the growth of existing and emerging uses for rare earth products.

•

An increase in the global supply of rare earth products, dumping, predatory pricing and other tactics designed to inhibit our further downstream integration by our competitors may materially adversely affect our profitability.

•

Our operations are subject to extensive and costly environmental requirements; and current and future laws, regulations and permits impose significant costs, liabilities or obligations or could limit or prevent our ability to continue our current operations or to undertake new operations.

•

We may be unable to obtain, maintain, exchange or renew permits necessary for the development or operation of the Mountain Pass facility, which could have a material adverse effect on our business, results of operations and financial condition.

•

We are subject to the Federal Mine Safety and Health Act of 1977 and the California Occupational Safety and Health Program, and regulations adopted pursuant thereto, which impose stringent health and safety standards on numerous aspects of our operations.

•	Our operations may affect the environment or cause exposure to hazardous substances, any of which could result in material costs, obligations or liabilities.

Risks Relating to our Business and Industry

The production of rare earth products is a capital-intensive business and the completion of our Stage II optimization project at the Mountain Pass facility will require the commitment of substantial resources. Unanticipated costs or delays associated with our ongoing Stage II optimization project could have a material adverse effect on our financial condition or results of operations.

The completion of our Stage II optimization project at the Mountain Pass facility will require the commitment of substantial resources and capital expenditures. We now expect to incur a total of approximately $220 million in capital costs to complete the project and reach anticipated production rates for the separation of REO in 2023. Our estimated expenses may increase as consultants, personnel and equipment associated with our efforts are added and as a result of inflationary pressures in the United States. The progress of our Stage II optimization project, the amounts and timing of expenditures and the success of this project will depend in part on the following: (a) the operational resumption of a portion of the existing process, plant and equipment, certain of which is currently in a cold-idle state, and the further enhancement and development of such existing process, plant and equipment; (b) our ability to timely procure new equipment or repair existing equipment, certain of which may involve long lead-times; (c) maintaining, and procuring, as required, applicable federal, state and local permits; (d) the results of consultants’ analysis and recommendations; (e) negotiating contracts for equipment, earthwork, construction, equipment installation, labor and completing infrastructure and construction work; (f) impact of planned and unplanned shut-downs and delays in our production; (g) impact of stoppages or delays on construction projects; (h) disputes with contractors or other third parties; (i) negotiating sales and offtake contracts for our planned production; (j) the execution of any joint venture agreements or similar arrangements with strategic partners; (k) the impact of COVID-19 or similar pandemics on our business, our strategic partners’ or suppliers’ businesses, logistics or the global economy; and (l) other factors, many of which are beyond our control.

Most of these activities require significant lead times and must be advanced concurrently. Unanticipated costs or delays associated with our Stage II optimization project could have a material adverse effect on our financial condition or results of operations and could require us to seek additional capital, which may not be available on commercially acceptable terms or at all.

The actual amount of capital required for the Stage II optimization project at the Mountain Pass facility may vary materially from our current estimates, in which case we may need to raise additional funds, which could delay completion and have a material adverse effect on our business and financial condition.

The anticipated funding required to complete the Stage II optimization project at the Mountain Pass facility is based on certain estimates and assumptions we have made about the additional equipment, labor, permits and other factors required to complete the project. If any of these estimates or assumptions change, the actual timing and amount of capital required to complete the Stage II optimization project may vary materially from what we anticipate. Additional funds may be required in the event of significant departures from our current plans, unforeseen delays, cost overruns, engineering design changes or other unanticipated events or expenses. There can be no assurance that additional financing will be available to us, or, if available, that it can be obtained on a timely basis and on commercially acceptable terms.

Our continued growth depends on our ability to complete the Stage II optimization project at the Mountain Pass facility, which is our only rare earth mining and processing facility.

Our only rare earth mining and processing facility at this time is the Mountain Pass facility. Our continued growth is based on successfully completing the Stage II optimization project and reaching anticipated production rates for the separation of REE in accordance with our expected timeframe. The deterioration or destruction of any part of the Mountain Pass facility, or a delay in the procurement of any necessary equipment, may significantly hinder our ability to reach or maintain anticipated production rates within the expected time frame or at all. If we are unsuccessful in reaching and maintaining expected production rates for REO at the Mountain Pass facility, including by failing to reach anticipated throughput, recoveries, uptimes, yields, or any combination thereof, within expected time frames or at all, we may not be able to build a sustainable or profitable business as currently expected or at all.

We currently rely on Shenghe to purchase all of our rare earth concentrate product on a “take-or-pay” basis and sell that product to end users in China. We cannot assure you that they will continue to honor their contractual obligations to purchase and sell our products, or that they will make optimum efforts to market and sell our products.

Our current ability to generate revenues from the sale of our rare earth concentrate is reliant on our arrangement under our A&R Offtake Agreement with Shenghe. While Shenghe is obligated under the A&R Offtake Agreement to purchase all of the rare earth concentrate product on a “take-or-pay” basis (such that they are obliged to pay for product even if they are unable or unwilling to take delivery), we cannot guarantee that Shenghe will continue to purchase all of the products that it is contractually bound to purchase.

Additionally, Shenghe sells the rare earth concentrate it acquires under our A&R Offtake Agreement to customers in China who separate and extract the individual rare earth elements from our rare earth concentrate. We do not control the amount and timing of resources that Shenghe will dedicate to their sales efforts, which could impact the duration of the A&R Offtake Agreement.

Under the A&R Offtake Agreement, Shenghe is entitled to retain their gross profits from the sales of our products, and those gross profits are credited against the prepayment funding provided by Shenghe. When Shenghe has recouped all of its prepayment funding, the A&R Offtake Agreement will terminate. Any decline or delay in Shenghe’s sales efforts will prolong the duration of the A&R Offtake Agreement. As of June 30, 2021, the balance of the prepayment funding was $45.8 million. See “Our Relationship with Shenghe” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The loss of business from our arrangement with Shenghe would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. To the extent we remain reliant on Shenghe, we are also subject to the risks faced by Shenghe where such risks impede their ability to stay in business, make timely payments to us, perform their obligations to us, or sell our products to their end-customers.

We may not be able to convert current commercial discussions with customers for the sale of REO products into contracts, which may have a material adverse effect on our financial position and results of operations.

Currently, we sell all of our rare earth concentrate product to Shenghe on a take-or-pay basis under our A&R Offtake Agreement. That A&R Offtake Agreement will terminate after Shenghe has recovered the full amount of the funding it has provided to us, which funding effectively constitutes a prepayment for products to be supplied by us under the A&R Offtake Agreement. After the A&R Offtake Agreement terminates, we will no longer have a contractual agreement requiring Shenghe to purchase rare earth products from the Mountain Pass facility. See “Our Relationship with Shenghe” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We are actively working on our Stage II optimization project, which includes installing a concentrate drying and roasting circuit, reconfiguring and restarting the product leaching circuit, recommissioning separation and extraction circuits, improving management capability, and enlarging product finishing capacity to re-establish the full capability to produce separated, individual rare earth products at Mountain Pass. Upon reaching anticipated production rates for REO and other planned downstream products at the Mountain Pass facility, we expect to produce approximately 20,000 metric tons of separated REO per year, excluding cerium concentrate, consisting of approximately 6,075 metric tons of NdPr per year. Prior to reaching expected production rates for REO and other planned downstream products at the Mountain Pass facility, we intend to enter into short- and long-term sales contracts with new customers. However, there can be no assurance that these customers will enter into sales contracts for REO. The failure to enter into such contracts may have a material adverse effect on our financial position and results of operations.

Changes in China’s political environment and policies, including changes in export policy or the interpretation of China’s export policy and policy on rare earths production or the import of rare earth feedstock may adversely affect our financial condition and results of operations.

Because all of our rare earth concentrate product is currently sold to Shenghe under our A&R Offtake Agreement, which subsequently sells the product to customers in China, the possibility of adverse changes in trade or political relations with China, political instability in China, increases in labor or shipping costs, the occurrence of prolonged adverse weather conditions or a natural disaster such as an earthquake or typhoon, or the continuation of COVID-19 or the outbreak of another global pandemic disease could severely interfere with the sale and/or shipment of our products and would have a material adverse effect on our operations.

Our sales may be adversely affected by the current and future political environment in China and the policies of the China Central Government. China’s government has exercised and continues to exercise substantial control over nearly all sectors of the Chinese economy through regulation and state ownership. Our ability to ship products to China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, China’s government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that China’s government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. The United States government has called for substantial changes to foreign trade policy with China and has raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has retaliated with increased tariffs on United States goods. Any further changes in United States trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars. Any changes in United States and China relations, including through changes in policies by the Chinese government could adversely affect our financial condition and results of operations, including: changes in laws, regulations or the interpretation thereof, confiscatory taxation, governmental royalties, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises.

In addition, there may be circumstances where we may have to incur premium freight charges to expedite the delivery of our products to customers or as a result of being required to ship to alternative ports due to local Chinese government regulations or delays at the ports that we typically utilize. If we incur a significant amount of freight charges, our gross profit will be negatively affected if we are unable to pass on those charges to customers. In addition, we may be adversely affected by shipments to such alternative ports, including that these shipments may be delayed for any reason or as they are affected by domestic or international laws and regulations, taxation, import and export tariffs, environmental regulations, customs and other matters.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth minerals and products.

Because our revenue is, and will for the foreseeable future be, from the sale of rare earth products, changes in demand for, and the market price of, and taxes and other tariffs and fees imposed upon rare earth minerals and products could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the prices of rare earth minerals and products. Rare earth minerals and product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, shipping and other transportation and logistics costs, global and regional supply and demand for rare earth minerals and products, potential industry trends, such as competitor consolidation or other integration methodologies, and the political and economic conditions of countries that produce and procure rare earth minerals and products. Furthermore, supply side factors have a significant influence on price volatility for rare earth minerals. Supply of rare earth minerals is dominated by Chinese producers. The Chinese Central Government regulates production via quotas and environmental standards, and, to a lesser extent, regulation of imports, and has and may continue to change such production quotas, environmental standards, and import regulations. Over the past few years, there has been significant restructuring of the Chinese market in line with Chinese Central Government policy; however, periods of over supply or speculative trading of rare earth minerals can lead to significant fluctuations in the market price of rare earth minerals.

A prolonged or significant economic contraction in the United States or worldwide could put downward pressure on market prices of rare earth minerals and products. Protracted periods of low prices for rare earth minerals and products could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, REO production operations, impair asset values and reduce our proven and probable rare earth ore reserves.

Demand for our products may be impacted by demand for downstream products incorporating rare earths, including hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronic industries. Lack of growth in these markets may adversely affect the demand for our products.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high rare earth mineral market prices generally are beneficial to our financial performance. However, strong rare earth mineral prices also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for rare earth minerals and products, and at the same time may incentivize development of competing mining properties.

The COVID-19 pandemic could have an adverse effect on our business.

The current COVID-19 pandemic is significantly impacting the national and global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included, among other things, extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices and a global recession. The response to COVID-19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity and sentiment, globally. The outbreak has affected our business and operations and may continue to do so, by among others, increasing the cost of operations and reducing employee productivity, limiting travel of our personnel, adversely affecting the health and welfare of our personnel, or preventing or delaying important third party service providers from performing normal and contracted activities crucial to the operation of our business. In addition, in the fourth quarter of 2020, we began to see shipping delays and container shortages from congestion at port facilities, which has been exacerbated by COVID-19. Congestion at U.S. and international ports could affect the capacity at ports to receive deliveries of products or the loading of shipments onto vessels.

The outbreak has resulted in significant governmental measures being implemented to control the spread of the virus, including, among others, restrictions on manufacturing and the movement of employees in many regions of China, the U.S. and other countries. These disruptions could continue to impact the rare earth market, particularly the supply chain in China and the U.S., which in turn could impact our business or business prospects as under our A&R Offtake Agreement with Shenghe, we rely on Shenghe to purchase all of our rare earth concentrate products and sell those products to customers in China. See “Our Relationship with Shenghe” within “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Decisions beyond our control, such as canceled events, restricted travel, barriers to entry, temporary closures or limited availability of county, state or federal government agencies, or other factors may affect our ability to perform mining operations, corporate activities, and other actions that would normally be accomplished without such limitations. The extent to which the COVID-19 outbreak will impact our operations, our business and the economy is highly uncertain and will also depend on future developments that cannot be predicted, including new information which may emerge concerning the severity of the disease, the duration and spread of the outbreak, including the spread of the Delta variant, the scope of travel restrictions imposed, mandatory or voluntary business closures, the impact on businesses and financial and capital markets, and the extent and effectiveness of actions taken throughout the world to contain the virus or treat its impact, including the effectiveness and availability of vaccines. We cannot predict the impact of the COVID-19 pandemic, but it may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive industry.

The rare earth mining and processing markets are capital intensive and competitive. Production of rare earths is dominated by our Chinese competitors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. For instance, many of our Chinese competitors dispose of the waste material from beneficiation in wet tailings dams, which are significantly less expensive to operate and potentially more harmful to the environment than the dry tailings method that we employ. Even upon successful completion of our Stage II optimization project at the Mountain Pass facility, if we are not able to achieve our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance and production costs, could have a material adverse effect on our business.

Industry consolidation may result in increased competition, which could result in a reduction in revenue.

Some of our competitors have made, or may make, acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as demand for rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

The success of our business will depend, in part, on the growth of existing and emerging uses for rare earth products.

The success of our business will depend, in part, on the growth of existing and emerging uses for rare earth products. Our strategy is to develop rare earth products, including NdPr, which are used in critical existing and emerging technologies, such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies. The success of our business depends on the continued growth of these end markets and successfully commercializing rare earth products, including NdPr, in such markets. If the market for these critical existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies, particularly in the automotive industry, tends to be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business. Any unexpected costs or delays in the commercialization of NdPr or any of our other expected products, or less than expected demand for the critical existing and emerging technologies that use rare earth products, could have a material adverse effect on our financial condition or results of operations.

An increase in the global supply of rare earth products, dumping, predatory pricing and other tactics designed to inhibit our further downstream integration by our competitors may materially adversely affect our profitability.

The pricing and demand for rare earth products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REO products. According to CRU, China accounted for approximately 79% of global REO production in 2020. China also dominates the manufacture of metals and NdFeB magnets from rare earths, capabilities that are not currently present in the United States, and the Chinese Central Government regulates production via quotas and environmental standards. Over the past few years, there has been significant restructuring of the Chinese markets in line with China Central Government policy. Assuming that we reach anticipated production rates for REO and other planned downstream products and subsequently become fully operational and integrated, the increased competition may lead our competitors to engage in predatory pricing or other behaviors designed to inhibit our further downstream integration. Any increase in the amount of rare earth products exported from other nations and increased competition may result in price reductions, reduced margins or loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against current and future competitors.

A power shortage at the Mountain Pass facility could temporarily delay mining and processing operations and increase costs, which may materially adversely impact our business.

Our facilities currently rely on electricity provided by a single utility company in Southern California. Instability in electrical supply could cause sporadic outages and brownouts. Any such outages or brownouts could have a negative impact on our production. The natural gas-powered CHP plant that was installed at the Mountain Pass facility to produce electricity and steam and to minimize or eliminate reliance on the regional electric power grid is currently idle. Subject to any required permit approvals and other required certifications, we plan to restart the CHP facility in 2021, and we have incorporated the assumed cost savings associated with recommissioning the CHP facility in the estimation of our reserves, however there can be no assurance that we will be successful in these efforts. If the CHP plant remains idle or is unable to provide sufficient energy for the operation of our Mountain Pass facility, we will incur higher operating costs, remain subject to the effects of occasional power outages and brownouts and could experience temporary interruptions of mining and processing operations. We then may be unable to fill customer orders in a timely manner and may be subject to higher power costs at the Mountain Pass facility. As a result, our revenue could be adversely impacted and our relationships with our customers could suffer, adversely impacting our ability to generate future revenue and otherwise perform our contractual obligations. In addition, if power to the Mountain Pass facility is disrupted during certain phases of our REO extraction process, we may incur significant expenses that may adversely affect our business.

Increasing costs or limited access to raw materials may adversely affect our profitability.

We will use significant amounts of chemical reagents to process REO. Even though the Mountain Pass facility includes a chlor-alkali facility, we intend to purchase chemical reagents on the open market for some period of time. Prior to potentially commencing production of these chemicals on-site, during any disruption to such production or for chemicals we cannot produce, we will need to purchase chemical reagents in the open market and as a result, we could be subject to significant volatility in the cost and availability of these chemicals and to restrictions on chemical use imposed by environmental regulations or law. We may not be able to pass increased prices for these chemicals through to our customers in the form of price increases. A significant increase in the price, or decrease in the availability of these chemicals before we potentially restart our production of them on-site, or restrictions imposed by environmental regulations or law on chemical use, could materially increase our operating costs and adversely affect our profit margins and production volumes.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to supply rare earth minerals or products to our customers, which could adversely affect our results of operations.

We currently transport our rare earth concentrate product to China to be purchased by Shenghe under our A&R Offtake Agreement. In the future, we will need to transport our products to our future customers wherever they may be located. Finding affordable and dependable transportation is important because it allows us to supply customers around the world. Labor disputes, embargoes, government restrictions, work stoppages, pandemics, derailments, damage or loss events, adverse weather conditions, other environmental events, seasonal changes in supply and demand for transportation, changes to rail or ocean freight systems, domestic or international laws or regulations, permits or other approvals, or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction and loss of sales and could materially adversely affect our results of operations. Such events and conditions, including flooding and other natural disasters, could also impact the facilities of our customers which could have a material adverse effect on our ability to deliver our product to our customers.

We will need to process REO to exacting specifications in order to provide future customers with a consistently high quality product. An inability to perfect the mineral extraction processes to meet individual customer specifications may have a material adverse effect on our financial condition or results of operations.

Upon the completion of our Stage II optimization project, we expect to be able to process REO to meet customer needs and specifications and to provide customers with a consistently high quality product and to meet ever-stricter purity requirements. An inability to perfect the mineral extraction processes to meet individual customer specifications may have a material adverse effect on our financial condition or results of operations. In addition, customer needs and specifications may change with time. Any delay or failure in developing processes to meet changing customer needs and specifications may have a material adverse effect on our financial condition or results of operations.

Diminished access to water may adversely affect our operations.

Processing of REO requires significant amounts of water. The technology we currently use to beneficiate REO is a sustainable process with dry tailings that limits the need for fresh water usage. Although we believe our current process is sustainable, any disruption in the process could prompt the need for significant access to fresh water. Additionally, once we complete our Stage II optimization project, we will require an even greater amount of water for our power plant, separation and extraction operations, including additional fresh water. We maintain and operate one water supply well field for potable and process water and own land and wells in another water supply well field that we may be able to operate in the future. Any disruption to our current process or decrease in available water supply may have a material adverse effect on our operations and our financial condition or results of operations.

Uncertainty in our estimates of REO reserves could result in lower than expected revenues and higher than expected costs.

We base our REO reserve estimates on engineering, economic and geological data assembled and analyzed by outside firms, which are reviewed by our engineers and geologists. Ore reserve estimates, however, are necessarily imprecise and depend to some extent on professional interpretation, including statistical inferences drawn from available drilling data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of REO reserves and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable REO reserves necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

•	geological, mining and processing conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;

•	changes to the strategic approach to mining and processing the deposit depending upon market demand, corporate strategy and other prevailing economic conditions;

•	assumptions concerning future prices of rare earth products, foreign exchange rates, process recovery rates, transportation costs, operating costs, capital costs and reclamation costs; and

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assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policies relating to the import or export of rare earth products.

Uncertainty in our estimates related to our REO reserves could result in lower than expected revenues and higher than expected costs or a shortened estimated life for the mine at the Mountain Pass facility. Fluctuations in factors out of our control such as changes in future product pricing, foreign government policies on the import or export of rare earths and foreign exchange rates can have a significant impact on the estimates of reserves and can result in significant changes in the quantum of our reserves period-to-period.

Period-to-period conversion of probable REO reserves to proven ore reserves may result in increases or decreases to the total reported amount of ore reserves. Conversion rates are affected by a number of factors, including geological variability, applicable mining methods and changes in safe mining practices, economic considerations and new regulatory requirements.

We may not successfully establish or maintain collaborative, joint venture and licensing arrangements, which could adversely affect our ability to vertically integrate into further downstream processing of our REO.

A key element of our long-term business strategy is to vertically integrate into further downstream processing of our REO into rare earth metal alloys and finished magnets for clean-energy, high-growth, advanced motion technologies. To implement this vertical integration strategy successfully, we may need to license certain intellectual property related to these downstream processes and/or develop the ability, or collaborate with, purchase, or form a joint venture with, an existing magnet producer for the final production of finished rare earth magnets. In addition, other licenses that may be necessary for some of these downstream processing steps have not yet been obtained. Any failure to establish or maintain collaborative, joint venture or licensing arrangements for the production of downstream products on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize downstream rare earth products.

Our ability to reach our full revenue potential is dependent on our ability to fully fund, commence and complete our Stage III downstream expansion strategy.

Our ability to reach our full revenue potential will be dependent on our ability to fully fund and commence Stage III and complete our downstream expansion strategy to process our REO into rare earth metal alloys and finished magnets. We expect to commence Stage III downstream expansion in 2025 or thereafter, however our proposed timeline is based on certain estimates and assumptions we have made about our business over the next few years, including the successful completion of our Stage II optimization project. If any of these estimates or assumptions prove to be wrong or we are unable to complete our Stage II optimization project, it may significantly hinder our ability to commence Stage III downstream expansion within the expected time frame or at all. If we are unsuccessful in being able to fully fund, commence and complete our Stage III downstream expansion strategy, within the expected time frame or at all, we will not be able to take advantage of our downstream value creation opportunity and thus we may not be able to reach our full revenue potential.

Work stoppages or similar difficulties could significantly disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

A work stoppage by any of the third-parties providing services in connection with the construction projects at the Mountain Pass facility could significantly delay our Stage II optimization project and disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

A shortage of skilled technicians and engineers may further increase operating costs, which may materially adversely affect our results of operations.

Efficient production of rare earth products using modern techniques and equipment requires skilled technicians and engineers. In addition, our optimization and eventual downstream efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

We depend on key personnel for the success of our business.

We depend on the services of our senior management team and other key personnel. The loss of the services of any member of senior management or a key employee could have an adverse effect on our business. We may not be able to locate, attract or employ on acceptable terms qualified replacements for senior management or other key employees if their services are no longer available.

Because of the dangers involved in the mining of minerals and the manufacture of mineral products, there is a risk that we may incur liability or damages as we conduct our business.

The mining of minerals and the manufacture of mineral products involves numerous hazards, including: (i) unusual and unexpected rock formations affecting ore or wall rock characteristics; (ii) ground or slope failures (including open pits, waste rock and tailings disposal areas); (iii) environmental hazards; (iv) industrial accidents; (v) bodily injury or harm; (vi) processing problems; (vii) periodic interruptions due to inclement or hazardous weather conditions or other acts of God; and (viii) mechanical equipment failure and facility performance problems.

Although we maintain insurance to address certain risks involved in our business, such as coverage for property damage, business interruption, natural disasters, terrorism and workers compensation, there can be no assurance that we will be able to maintain insurance to cover these risks at economically feasible premiums. Additionally, we cannot be certain that all claims we may make under our insurance policies will be deemed to be within the scope of, or fully covered by, our policies. We might also become subject to liability for environmental issues, damage or other hazards that may be uninsurable or for which we may elect not to insure because of premium costs or commercial impracticality. These policies contain limits of coverage and exclusions that are typical of such policies generally. The payment of such premiums, or the assumption of such liabilities, may have a material adverse effect on our financial position and results of operations.

Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars or health epidemics or pandemics.

We may be impacted by natural disasters, wars, health epidemics or pandemics or other events outside of our control. For example, our Mountain Pass facility is located in San Bernardino County, California near active faults, which could lead to nearby earthquakes. If major disasters such as earthquakes, wild fires, health epidemics or pandemics, floods or other events occur, or our information system or communications network breaks down or operates improperly, our ability to continue operations at the Mountain Pass facility may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure.

We depend upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information or the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, operating results and financial condition.

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to obtain and maintain patent and trade secret protection for our products and methods. To compete in these markets, we rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights, including our proprietary rare earth production processes that are not patented. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations. The loss of our patents could reduce the value of the related products. In addition, the cost to litigate infringements of our patents, or the cost to defend ourselves against patent infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately protect our rights or permit us to gain or keep any competitive advantage.

Our ability to obtain additional patents is uncertain and the legal protection afforded by these patents is limited and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, the specific content required of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if patents are issued regarding our products and processes, our competitors may challenge the validity of those patents. Patents also will not protect our products and processes if competitors devise ways of making products without infringing our patents.

If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

There is a risk that we may infringe, or may be accused of infringing, the proprietary rights of third parties under patents and pending patent applications belonging to third parties that may exist in the United States and elsewhere in the world that relate to our rare earth products and processes. Because the patent application process can take several years to complete, there may be currently pending applications that may later result in issued patents that cover our products and processes. In addition, our products and processes may infringe existing patents.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in our Stage II optimization project or Stage III downstream expansion. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

•	be prohibited from, or delayed in, selling or licensing some of our products or using some of our processes unless the patent holder licenses the patent to us, which it is not required to do;

•	be required to pay substantial royalties or grant a cross license to our patents to another patent holder; or

•	be required to redesign a product or process so it does not infringe a third party’s patent, which may not be possible or could require substantial funds and time.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties.

If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes.

Our ability to generate revenue will be diminished if we are unable to compete with substitutions for our rare earth materials.

Technology changes rapidly in the industries and end markets that utilize our materials. If these industries introduce new technologies or products that no longer require the rare earth materials we produce to function or suitable substitutes become available, it could result in a decline in demand for our rare earth materials. If the demand for our rare earth materials decreases, it will have a material adverse effect on our business and the results of our operations and financial condition.

Our profitability could be adversely affected if we fail to maintain satisfactory labor relations.

Production in our Mountain Pass facility is dependent upon the efforts of our employees. Although none of our employees are currently subject to any collective bargaining arrangements, our employees could, in the future, choose to be represented as a collective unit, which may result in labor disputes, work stoppages or other disruptions in our production efforts that could adversely affect us.

Risks Related to Environmental Regulation

Our operations are subject to extensive and costly environmental requirements; and current and future laws, regulations and permits impose significant costs, liabilities or obligations or could limit or prevent our ability to continue our current operations or to undertake new operations.

We are subject to numerous and detailed, federal, state and local environmental laws, certifications, regulations and permits, including, without limitation, those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, greenhouse gas (“GHG”), emissions, water usage and pollution, waste management, plant and wildlife protection, handling and disposal of radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment, procurement of certain materials used in our operations and groundwater quality and availability. These requirements may result in significant costs, liabilities and obligations, impose conditions that are difficult to achieve or otherwise delay, limit or prohibit current or planned operations. Consequently, the modernization and expansion of the Mountain Pass facility may be delayed, limited or prevented and current operations may be curtailed. Failure to comply with these laws, regulations and permits, including as they evolve, may result in the assessment of administrative, civil and criminal penalties, the issuance of injunctions to limit or cease operations, fines, or the suspension or revocation of permits and other sanctions. Pursuant to such requirements, we may also be subject to third-party claims, including for damages to property or injury to persons arising from our operations. Moreover, environmental legislation and regulation are evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, cessation of operations, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Any changes in these laws, regulations or permits (or the interpretation or enforcement thereof) or any sanctions, damages, costs, obligations or liabilities in respect of these matters could have a material adverse effect on our business and/or the results of our operations and financial condition.

Examples of some of the current U.S. federal laws that may affect our business and planned operations include, but are not limited to, the following:

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CERCLA, and comparable state laws, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites, regardless of the lawfulness of the original activities that led to the contamination. Moreover, current owners or operators of sites can be held liable for contamination caused by others, including former owners or operators, even if the current owners or operators did not contribute to the contamination. CERCLA authorizes the United States Environmental Protection Agency (“EPA”) and, in some cases, third parties to take actions in response to threats to public health or the environment and to seek to recover from the potentially responsible parties the costs of such actions. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

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The Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. Although certain mining, beneficiation, and mineral processing wastes currently are exempt from regulation as hazardous wastes under RCRA, EPA has limited the disposal options for certain wastes designated as hazardous wastes under RCRA. It is possible that certain wastes generated by our operations may in the future be designated as hazardous wastes and may therefore become subject to more rigorous and costly management, disposal and clean-up requirements.

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The Nuclear Regulatory Commission (“NRC”), pursuant to its authority under the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), oversees the regulatory framework governing the control of radioactive materials, including beneficiation and processing of REE that contain radioactive source materials such as uranium and thorium. The NRC and its counterpart in California, Department of Public Health—Radiologic Health Branch (“RadHealth”), issue licenses that govern the handling of source material involving certain concentrations of radioactive material. Our operations, including waste generation, may be subject to NRC and RadHealth regulations in order to receive title to, possess, use, transfer, deliver or export source and byproduct materials.

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The federal Clean Air Act (“ CAA”) and comparable state statutes restrict the emission of air pollutants from many stationary and mobile sources, including mining, beneficiation, and processing activities. Our operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring, control requirements and emission limits under the CAA and state air quality laws. New sources, equipment or process enhancements, including with respect to the growth of our operations and Stage II optimization project, may require additional permits, and existing sources may be required to incur capital costs to remain in compliance. In addition, permitting rules and issued permits or licenses may impose conditions or other limitations on production levels or result in additional capital or other expenditures to comply with such rules or permits. In certain circumstances, private citizens may also sue sources of pollutants for alleged violations of the CAA.

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The federal Clean Water Act (“ CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States. The CWA can regulate storm water from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. CWA regulations and controls generally have become more stringent over time, and it is possible that additional restrictions will be imposed in the future. Violation of the CWA and similar state regulatory programs can result in civil, criminal and administrative penalties for unauthorized discharges of hazardous substances and other pollutants and substantial liability for the costs of removal or remediation associated with such discharges. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the releases and for natural resource damages resulting from the releases.

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The Safe Drinking Water Act (“SDWA”) and comparable state statutes, the Underground Injection Control (“UIC”) program, and related state-administered programs regulate the drilling and operation of subsurface injection wells. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and/or remediation costs, among other sanctions and liabilities under the SDWA and state laws.

•	The Endangered Species Act (“ESA”) and comparable state statutes regulate activities that could have an adverse effect on threatened and endangered species, including the habitat and ecosystems upon which they depend. Compliance with ESA requirements can significantly delay, limit, or even prevent the development of projects, including the development of mining claims, and can also result in increased development costs. In addition, the ESA authorizes both civil and criminal penalties for ESA violations and authorizes citizen suits against any person alleged to be in violation of the ESA.

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The National Environmental Policy Act (“NEPA”) and comparable state statutes require agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). EPA, other agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

We may be unable to obtain, maintain, exchange or renew permits necessary for the development or operation of the Mountain Pass facility, which could have a material adverse effect on our business, results of operations and financial condition.

We must obtain, including by way of exchanging or amending currently held permits, a number of additional permits that impose strict conditions, requirements and obligations relating to various environmental and health and safety matters in connection with our current and future operations, including the modernization and expansion of the Mountain Pass facility. To obtain certain permits, we may be required to conduct environmental studies and collect and present data to governmental authorities pertaining to the potential impact of our current and future operations upon the environment and to take steps to avoid or mitigate those impacts, particularly impacts to desert flora and fauna. The permitting rules, and interpretation thereof, are complex and have generally become more stringent over time. Furthermore, the permitting processes and development of supporting materials, including any environmental impact statements, may be costly and time-consuming. These permit processes and requirements, and the interpretation and enforcement thereof, change frequently, and any such future changes could materially adversely affect our mining operations and results of operations. In some cases, the public (including environmental interest groups) has the right to comment upon, and submit objections to, permit applications and environmental impact statements prepared in connection therewith, and otherwise participate in the permitting process, including challenging the issuance of permits, validity of environmental impact statements and determinations and performance of permitted activities. Accordingly, permits required for our operations, including the modernization and expansion of the Mountain Pass facility, may not be issued, maintained, exchanged, amended or renewed in a timely fashion or at all, or may be issued or renewed upon conditions that restrict our ability to conduct our operations. Any such failure to obtain, maintain, exchange, amend or renew permits, or other permitting delays or conditions, including in connection with any environmental impact analyses, could have a material adverse effect on our results of operations and financial condition or otherwise impose significant restrictions on our ability to conduct our business.

We are subject to the Federal Mine Safety and Health Act of 1977 and the California Occupational Safety and Health Program, and regulations adopted pursuant thereto, which impose stringent health and safety standards on numerous aspects of our operations.

Our operations at the Mountain Pass facility are subject to the Federal Mine Safety and Health Act of 1977, as amended by the Mine Improvement and New Emergency Response Act of 2006, and the regulations adopted by the California Occupational Safety and Health Administration, which impose stringent health and safety standards on numerous aspects of mineral extraction and processing operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. Mine safety has been the subject of increasing scrutiny resulting in federal and state legislatures and other regulatory authorities imposing more stringent regulatory requirements on mining operations. In 2006, MSHA promulgated new emergency mine safety rules addressing mine safety equipment, training and emergency reporting requirements. In addition, the Mine Improvement and New Emergency Response Act of 2006 significantly amended the Federal Mine Safety and Health Act of 1977 by requiring improvements in mine safety practices, increasing criminal penalties and establishing a maximum civil penalty for non-compliance, and expanding the scope of federal oversight, inspection and enforcement activities. The MSHA continues to interpret and implement various provisions of the Mine Improvement and New Emergency Response Act of 2006. These and other mine safety rules could potentially result in or require significant expenditures, as well as additional safety training and planning, enhanced safety equipment, more frequent mine inspections, stricter enforcement practices and enhanced reporting, among other, requirements. It is not possible to predict the full effect that new or proposed statutes, regulations and policies will have on our operating costs, but any expansion of existing regulations, or making such regulations more stringent may have a negative impact on our business. Furthermore, our failure to comply with such standards, or changes in such standards or the interpretation or enforcement thereof, could have a material adverse effect on our business, financial condition or otherwise impose significant restrictions on our ability to conduct mining operations.

Our operations may affect the environment or cause exposure to hazardous substances, any of which could result in material costs, obligations or liabilities.

Our operations currently use, and in the past have used, hazardous materials and generate, and in the past have generated, hazardous and naturally occurring radioactive wastes. While we maintain policies and other standard operational procedures as they relate to the handling and disposing of chemicals or other substances by personnel in supporting our operations, risks, including bodily injury and property damage, persist. The Mountain Pass facility has also been used for mining and related purposes since 1952, and contamination is known to exist around the facility. We may be subject to claims under environmental laws, regulations and permits for toxic torts, natural resource damages and other liabilities, as well as for the investigation and remediation of soil, surface water, groundwater and other environmental media. The Mountain Pass facility is subject to an order issued by the Lahontan Regional Water Quality Control Board pursuant to which we and previous owners have conducted various investigatory and remedial actions, primarily related to contamination emanating from certain on-site impoundments during prior periods of operation, including groundwater monitoring, extraction and treatment. We are still in the process of delineating the extent of groundwater contamination at and around the facility and cannot assure you that we will not incur material costs relating to the remediation of such contamination. Also, prior to our acquisition of the Mountain Pass facility, leaks in a wastewater pipeline from the Mountain Pass facility to offsite evaporation ponds on the Ivanpah dry lake bed caused contamination. Pursuant to a settlement agreement, that contamination has been remediated by Chevron Mining Inc., which retained ownership of the ponds and the pipeline and provided a full indemnity to the previous buyer of the Mountain Pass Mine for liabilities related to the Ivanpah wastewater pipeline. A small portion of the pipeline extends onto the Mountain Pass facility. In addition to claims arising out of our current or former properties, such claims may arise in connection with contaminated third-party sites at which we have disposed of waste. As a matter of law, and despite any contractual indemnity or allocation arrangements or acquisition agreements to the contrary, our liability for these claims may be joint and several, so that we may be held responsible for more than our share of any contamination, or even for the entire share. These and similar unforeseen impacts that our operations may have on the environment, as well as human exposure to hazardous or radioactive materials or wastes associated with our operations, could have a material adverse effect on our business, reputation, results of operation and financial condition.

Our inability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property could have a material adverse effect on our business and results of operations.

Under the California Surface Mining and Reclamation Act we are generally obligated to restore property after it has been mined in accordance with regulatory standards and our approved mining plan. Additionally, we are required under various federal, state and local laws to maintain financial assurances, such as surety bonds, to secure such obligations. The failure to acquire, maintain or renew such assurances, as required by federal, state and local laws, could subject us to fines and penalties as well as the revocation of our mining permits. Such failure could result from a variety of factors, including:

•	the lack of availability, higher expense or unreasonable terms of such financial assurances;

•	the ability of current and future financial assurance counterparties to increase required collateral; and

•	the exercise by third-party financial assurance counterparties of any rights to refuse to renew the financial assurance instruments.

It has become increasingly difficult for mining companies to secure new or renew existing surety bonds without posting partial or full collateral to secure the bonds. In addition, the cost to obtain surety bonds has increased while the market terms of the surety bonds generally have become less favorable. It is possible that surety bond issuers may refuse to provide or renew bonds or may demand additional collateral upon the issuance or renewal of the bonds. Our inability to acquire or failure to maintain or renew such bonds or other financial assurances could have a material adverse effect on our business, financial condition and results of operations.

If the assumptions underlying our reclamation plan and mine closure obligations are inaccurate, we could be required to expend materially greater amounts than anticipated to reclaim mined property, which could materially and adversely affect our business, results of operations and financial condition.

Federal, state and local laws and regulations establish reclamation and closure standards applicable to our surface mining and other operations as well. Estimates of our total reclamation and mine closing liabilities are based upon our reclamation plan, third-party expert reports, current applicable laws and regulations, certain permit terms, our engineering expertise related to these requirements and review by regulatory agencies. Any change in the underlying assumptions, permissions, or other variation between the estimated liabilities and actual costs could materially and adversely affect our business, results of operations and financial condition.

Regulations and evolving legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of international, federal, state or local governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. For example, the EPA issued a notice of finding and determination that emissions of carbon dioxide, methane, and other GHGs present an endangerment to human health and the environment, which allowed EPA to begin regulating emissions of GHGs under existing provisions of the CAA. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, permitting, reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas and countries not subject to such limitations. Given the political significance, regulatory or compliance obligations and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace including the investing community about potential impacts on climate change by us or other companies in our industry could harm our reputation or our access to capital. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely impact the cost, production and financial performance of our operations.

We are subject to business and reputational risks related to sustainability and corporate social responsibility.

Our business faces increasing scrutiny related to environmental, social and governance (“ESG”) issues, including sustainable development, renewable resources, environmental stewardship, supply chain management, climate change, diversity and inclusion, workplace conduct, human rights, philanthropy and support for local communities. If we fail to meet applicable standards or expectations with respect to these issues, our reputation could be damaged, and our business, financial condition and results of operations could be adversely impacted. These failures could also result from the conduct of third parties such as our customers or other partners.

Implementation of our environmental and sustainability initiatives will require financial expenditures and employee resources, and if we are unable to meet our sustainability, environmental and social and governance goals, this could have a material adverse effect on our reputation and brand and negatively impact our relationship with our employees, customers and consumers. In addition, certain influential institutional investors are also increasing their focus on ESG practices and are placing importance on the implications and social cost of their investments. If our ESG practices do not meet the standards set by these investors, they may choose not to invest in our common stock or if our peer companies outperform us in their ESG initiatives, potential or current investors may elect to invest with our competitors instead. If we do not comply with investor or stockholder expectations and standards in connection with our ESG initiatives or are perceived to have not responded appropriately to address ESG issues within our company, our business and reputation could be negatively impacted and our share price could be materially and adversely affected.

Risks Related to Our Common Stock

Our stock price has experienced, and may in the future experience, volatility and you could lose all or part of your investment as a result.

The trading price of our common stock has recently experienced, and may continue to experience, significant volatility, which could cause you to lose all or part of your investment. Moreover, the stock market recently has experienced extreme volatility, in part as a result of strong and atypical retail investor interest in particular stocks. In many cases, this volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “Risks Relating to our Business and Industry” above and the following: (a) results of operations that vary from the expectations of securities analysts and investors; (b) changes in expectations as to the Company’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors; (c) declines in the market prices of stocks generally; (d) strategic actions by the Company or its competitors; (e) announcements by the Company or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments; (f) any significant change in the Company’s management; (g) changes in general economic or market conditions or trends in the Company’s industry or markets; (h) changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to the Company’s business; (i) future sales of the Company’s common stock or other securities; (j) investor perceptions or the investment opportunity associated with the Company’s common stock relative to other investment alternatives; (k) the public’s response to press releases or other public announcements by the Company or third parties, including the Company’s filings with the SEC; (l) litigation involving the Company, the Company’s industry, or both, or investigations by regulators into the Company’s operations or those of our competitors; (m) guidance, if any, that the Company provides to the public, any changes in this guidance or the Company’s failure to meet this guidance; (n) the development and sustainability of an active trading market for the Company’s stock; (o) actions by institutional or activist stockholders; (p) changes in accounting standards, policies, guidelines, interpretations or principles; and (q) other events or factors, including those resulting from natural disasters, war, acts of terrorism, health pandemics or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of the Company’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If the Company was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from the Company’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our common stock will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our common stock to decline.

The sale of shares of common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

In connection with this offering, the Company and the selling stockholders have agreed, subject to limited exceptions, for a period of 30 days from the date of the final prospectus, not to dispose of or hedge any shares or common stock or securities convertible into or exchangeable for shares of common stock.

As restrictions on resale end, the market price of the common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of common stock or other securities.

In addition, common stock reserved for future issuance under the MP Materials Corp. 2020 Stock Incentive Plan (the “2020 Incentive Plan”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. As of June 30, 2021, the aggregate number of shares of common stock reserved for future issuance under the 2020 Incentive Plan is 7,291,682. The compensation committee of our Board of Directors may determine the exact number of shares to be reserved for future issuance under the 2020 Incentive Plan or other equity incentive plans at its discretion. We filed a registration statement on Form S-8 under the Securities Act to register shares of common stock or securities convertible into or exchangeable for shares of common stock issued pursuant to our 2020 Incentive Plan, which automatically became effective. Accordingly, shares registered under such registration statement are available for sale in the open market.

In the future, we may also issue our securities in connection with investments or acquisitions. The amount of shares of common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things: (i) no cumulative voting with respect to the election of our Board; (ii) the division of the our Board into three classes, with only one class of directors being elected in each year; (iii) the ability of our Board to issue one or more series of preferred stock; (iv) advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings; (v) certain limitations on convening special stockholder meetings; (vi) limiting the ability of stockholders to act by written consent; (vii) the ability of our Board to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; (viii) providing that our Board is expressly authorized to make, alter or repeal our bylaws; (ix) the removal of directors only for cause; and (x) that certain provisions may be amended only by the affirmative vote of at least 66.7% of the shares of common stock entitled to vote generally in the election of our directors.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Our Second Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The Second Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, any (i) derivative action or proceeding brought on behalf of the Company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. The Second Amended and Restated Certificate of Incorporation also provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Additionally, investors cannot waive our compliance with federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or its directors, officers or other employees, which may discourage such lawsuits against the Company and its directors, officers and employees. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. If a court were to find these provisions of our Second Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Affiliates of JHL Capital Group have significant influence over the Company and their interests may conflict with the Company’s or yours in the future.

Affiliates of JHL Capital Group beneficially own approximately 25% of our outstanding common stock prior to this offering or 24% following this offering. For so long as JHL Capital Group continues to beneficially own a significant percentage of our common stock, JHL Capital Group will still be able to significantly influence the composition of the Company’s board of directors and the approval of actions requiring stockholder approval. Accordingly, for such period of time, JHL Capital Group will have significant influence with respect to the Company’s management, business plans and policies, including the appointment and removal of the Company’s officers. In particular, for so long as JHL Capital Group continues to beneficially own a significant percentage of our common stock, JHL Capital Group may be able to cause or prevent a change of control of the Company or a change in the composition of the Company’s board of directors and could preclude any unsolicited acquisition of the Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of the Company and ultimately might affect the market price of our common stock. In addition, JHL Capital Group may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, JHL Capital Group could cause the Company to make acquisitions that increase the Company’s indebtedness or cause the Company to sell revenue-generating assets. In certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes. So long as JHL Capital Group continues to beneficially own a significant amount of our combined voting power, even if such amount is less than 50%, JHL Capital Group will continue to be able to significantly influence our decisions, or block certain decisions by vetoing or withholding approvals.

Notwithstanding JHL Capital Group’s significant influence over the Company, the Company may from time to time enter into transactions with JHL Capital Group and its affiliates, or enter into transactions in which JHL Capital Group or its affiliates otherwise have a direct or indirect material interest. In connection with the Business Combination, we adopted a formal written policy for the review and approval of transactions with related persons.

Certain of the Company’s stockholders, including JHL Capital Group and the QVT Holders, and any affiliates thereof, may engage in business activities which compete with the Company or otherwise conflict with the Company’s interests.

JHL Capital Group and the QVT Holders (as defined in the Amended and Restated Registration Rights Agreement), and any affiliates thereof, are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with the Company.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

The Company qualifies as an “emerging growth company” (“EGC”) as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the Company will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not EGCs for as long as it continues to be an EGC, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. The Company will be deemed to be a large accelerated filer beginning in 2022 based on its market value of its common stock held by non-affiliates as of June 30, 2021 is in excess of $700 million.

In addition, Section 107 of the JOBS Act also provides that an EGC can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as the Company is an EGC. An EGC can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-EGCs, but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an EGC, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an EGC nor an EGC which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our common stock less attractive because the Company will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for common stock and our stock price may be more volatile.

We will continue to incur significant increased expenses and costs as a public company, which may disrupt the regular operations of our business.

We will incur additional legal, regulatory, finance, accounting, investor relations and other administrative expenses as a result of operating as a public company. In addition, pursuant to the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the New York Stock Exchange (“NYSE”), we have implemented specified corporate governance practices that did not previously apply to either MPMO or SNR as private companies.

We are required to ensure that we have the ability to prepare financial statements on a timely basis that fully comply with all SEC reporting requirements and maintain effective internal controls over financial reporting.

The additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of its senior management team away from revenue producing activities to management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. In addition, failure to comply with any laws or regulations applicable to us as a public company may result in legal proceedings and/or regulatory investigations, and may cause reputational damage. Any of these effects could harm our business, financial condition and results of operations.

Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations.

Effective internal controls will be necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results will be harmed. We cannot be certain that our efforts to develop and maintain our internal controls will be successful, that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes-Oxley Act. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock.

Risks Relating to our Convertible Notes

The conditional conversion feature of our Convertible Notes, if triggered, may adversely affect our financial condition and operating results.

On March 26, 2021, we issued $690.0 million aggregate principal amount of 0.25% unsecured green convertible senior notes that mature, unless earlier converted, redeemed or repurchased, on April 1, 2026 (the “Convertible Notes”). In the event the conditional conversion feature of our Convertible Notes is triggered, holders of the Convertible Notes will be entitled to convert them at any time during specified periods at their option. If one or more holders elect to convert their Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Convertible Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Conversion of our Convertible Notes may dilute the ownership interest of our stockholders or may otherwise depress the price of our common stock.

The conversion of some or all of our Convertible Notes may dilute the ownership interests of our stockholders. Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to settle our conversion obligation in shares of our common stock or a combination of cash and shares of our common stock, any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the Convertible Notes may encourage short selling by market participants that engage in hedging or arbitrage activity, and anticipated conversion of the notes into shares of our common stock could depress the price of our common stock.

Certain provisions in the indenture governing the Convertible Notes may delay or prevent an otherwise beneficial takeover attempt of us.

Certain provisions in the indenture governing the Convertible Notes may make it more difficult or expensive for a third party to acquire us. For example, the indenture governing the Convertible Notes requires us to repurchase the notes for cash upon the occurrence of a fundamental change (as defined in the indenture governing the Convertible Notes) of us and, in certain circumstances, to increase the conversion rate for a holder that converts their Convertible Notes in connection with a make-whole fundamental change (as defined in the indenture governing the Convertible Notes). A takeover of us may trigger the requirement that we repurchase the

Convertible Notes and/or increase the conversion rate, which could make it more costly for a potential acquirer to engage in such takeover. Such additional costs may have the effect of delaying or preventing a takeover of us that would otherwise be beneficial to investors.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our indebtedness, including our Convertible Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. In addition, holders of the Convertible Notes will have the right to require us to repurchase their notes for cash upon the occurrence of certain fundamental changes. Upon conversion of the Convertible Notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

USE OF PROCEEDS

We are not selling any shares under this prospectus supplement and we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. Net proceeds from the sale of the shares offered by this prospectus supplement, including any shares sold upon exercise of the underwriters’ option to purchase additional shares, will be received by the selling stockholders.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board at such time. In addition, we are not currently contemplating and do not anticipate any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development projects, including our Stage II optimization project.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected historical financial information and other data for the Company set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical Consolidated Financial Statements and the related notes thereto contained elsewhere in this prospectus.

The selected historical financial information and other data presented below for the years ended December 31, 2020, 2019 and 2018, and the selected balance sheet and other data as of December 31, 2020 and 2019 have been derived from our audited financial statements included in this prospectus. The selected historical financial information and other data presented below for the year ended December 31, 2018 and the selected balance sheet and other data as of December 31, 2018 have been derived from our audited financial statements which are not included in this prospectus.

The selected financial data as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 have been derived from our unaudited condensed financial statements contained elsewhere in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with our audited financial statements. In the opinion of management, such unaudited financial data reflects all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Information below is in thousands (except production and sales volumes, Realized Price per REO MT and Cost of Production per REO MT).

Our product sales are not comparable between periods due to changes in our contractual arrangements with Shenghe Resources (Singapore). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Statements of Operations Data:
Product sales (including sales to related parties)	$133,089	$51,110	$134,310	$73,411	$67,418
Operating costs and expenses (excluding one-time settlement charge)	78,915	43,093	102,398	81,031	76,302
One time settlement charge	—	66,615	66,615	—	—

Operating income (loss)	54,174	(58,598)	(34,703)	(7,620)	(8,884)
Interest expense, net	(3,793)	(1,869)	(5,009)	(3,412)	(5,420)
Other income, net	3,559	237	251	4,278	839

Income (loss) before income taxes	53,940	(60,230)	(39,461)	(6,754)	(13,465)
Income tax benefit (expense)	(10,655)	(336)	17,636	(1)	(1)

Net income (loss)	$43,285	$(60,566)	$(21,825)	$(6,755)	$(13,466)

	As of June 30,	As of December 31,
	2021	2020	2019	2018
Balance Sheet Data:
Cash and cash equivalents	$1,196,875	$519,652	$2,757	$2,832
Total assets	$1,817,956	$1,074,288	$101,794	$96,270
Total debt	$718,970	$69,814	$18,078	$20,897
Total stockholders’ (deficit) equity	$906,625	$853,877	$(18,022)	$(11,267)

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$47,969	$2,242	$3,277	$(437)	$(20,196)
Net cash provided by (used in) investing activities	$(44,566)	$(4,828)	$(22,370)	$5,624	$(5,880)
Net cash provided by (used in) financing activities	$670,490	$38,728	$521,961	$(4,096)	$(30,740)

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Key Performance Indicators:
REO production volume (MTs)	20,154	18,969	38,503	27,620
REO sales volume (MTs)	19,670	18,618	38,367	26,821
Realized price per REO MT	$6,620	$2,848	$3,311	$2,793
Production cost per REO MT	$1,507	$1,362	$1,430	$1,980

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our Consolidated Financial Statements and related notes appearing elsewhere in this prospectus supplement). This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this prospectus supplement. In addition, see “Cautionary Notes Regarding Forward-Looking Statements.” References herein to the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

Overview

We own and operate the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”), an iconic American industrial asset, which is the only rare earth mining and processing site of scale in the Western Hemisphere and currently produces approximately 15% of global rare earth content.

Rare earth elements (“REE”) are fundamental building blocks of the modern economy, impacting trillions of dollars in global gross domestic product through the enablement of end products across industries including transportation, clean energy, robotics, national defense and consumer electronics, among others. Neodymium (“Nd”) and praseodymium (“Pr”) are rare earth elements which in combination form neodymium-praseodymium (“NdPr”), which represents the Company’s primary revenue opportunity. NdPr is most often utilized in NdPr magnets, which are also commonly referred to as “neo,” “NdFeB,” “NIB,” or permanent magnets and are made predominantly from an alloy of NdPr, iron and boron. NdPr magnets are the most widely used type of rare earth magnets and are critical for many advanced technologies that are experiencing strong secular growth, including electric vehicles (“EV”), drones, defense systems, medical equipment, wind turbines, robotics and many others. The rapid growth of these and other advanced motion technologies is expected to drive substantial demand growth for NdPr.

We produce our materials at Mountain Pass, one of the world’s richest rare earth deposits, co-located with integrated state-of-the-art processing and separation facilities. We believe Mountain Pass is the only such integrated facility in the Western Hemisphere and one of the few separation facilities outside of Asia. We acquired the Mountain Pass assets in 2017, restarted operations from cold-idle status and embarked on a deliberate, two-stage plan to optimize the facility and position the Company for growth and profitability. We commenced mining, comminution, beneficiation, and tailings management operations, which we designated Stage I of our multi-stage optimization plan, between December 2017 and February 2018. We currently produce a rare earth concentrate that we sell to Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), an affiliate of Shenghe Resources Holding Co., Ltd., a leading global rare earth company that is publicly listed in China, which, in turn, sells that product to end customers in China. These customers separate the constituent REE contained in our concentrate and sell the separated products to various end users. We believe our concentrate represented approximately 15% of the rare earth content consumed in the global market in 2020. Upon completion of our Stage II optimization project, we anticipate separating rare earth oxides (“REO”) at our Mountain Pass site and selling our products directly to end users, at which time we would no longer sell our concentrate.

As technological innovation drives anticipated global growth in demand for REO, we also believe global economic trends, geopolitical realities and sustainability mandates are combining to further support an opportunity for us to create shareholder value. We believe businesses are increasingly prioritizing diversification and security of their global supply chains so as to reduce reliance on a single producer or region for critical supplies. This trend also has national security implications, as illustrated by a recent U.S. Presidential executive order requiring the U.S. government to review supply chains for critical minerals and other identified strategic materials, including rare earth elements, in an effort to ensure that the U.S. is not reliant on other countries, such as China. According to the CRU Group, China accounted for approximately 79% of global REO production in 2020. We believe an even higher percentage of the NdPr magnet supply chain is based in China. Finally, public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. As the only scaled source in North America for critical rare earths, with a processing facility designed to operate with best-in-class sustainability and a competitive cost structure, we believe we are well-positioned to thrive in a transforming global economy.

Recent Developments and Comparability of Results

Business Combination and Reverse Recapitalization

The Business Combination (as defined below) was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020 (the “Merger Agreement”). Pursuant to the Merger Agreement, MP Mine Operations LLC (“MPMO”) and Secure Natural Resources LLC (“SNR”), the company that holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals, were combined with Fortress Value Acquisition Corp. (“FVAC”), a special purpose acquisition company (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, and the acquisition of SNR (the “SNR Mineral Rights Acquisition”) was treated as an asset acquisition. Furthermore, MPMO was deemed to be the accounting acquirer and FVAC the accounting acquiree, which, for financial reporting purposes, results in MPMO’s historical financial information becoming that of the Company.

Our Relationship and Agreements with Shenghe

Original Commercial Agreements

In May 2017, prior to our acquisition of the Mountain Pass facility, we entered into a set of commercial arrangements with Shenghe, which principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”). Shenghe and its affiliates primarily engage in the mining, separation, processing and distribution of rare earth products. We also issued to Leshan Shenghe Rare Earth Co., Ltd. (“Leshan Shenghe”), the majority stockholder of Shenghe, a preferred interest in the Company, which was ultimately exchanged for shares of our common stock in connection with the Business Combination.

The Original Offtake Agreement required Shenghe to advance us an initial $50.0 million (the “Initial Prepayment Amount”) to fund the restart of operations at the mine and the TSA required Shenghe to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe also agreed to provide additional funding in the amount of $30.0 million to the Company pursuant to a separate letter agreement dated June 20, 2017 (the “Letter Agreement”) (the “First Additional Advance”), in connection with our acquisition of the Mountain Pass facility. In addition to the repayment of the First Additional Advance in cash, pursuant to the Letter Agreement, the Initial Prepayment Amount was increased by $30.0 million. We refer to the aggregate prepayments made by Shenghe pursuant to the Original Offtake Agreement and the Framework Agreement (as defined below), as adjusted for Gross Profit Recoupment (as defined below) amounts and any other qualifying repayments to Shenghe, inclusive of the $30.0 million increase to the Initial Prepayment Amount, as the “Prepaid Balance.”

The entrance into the Letter Agreement constituted a modification to the Original Offtake Agreement for accounting purposes (referred to as the “June 2017 Modification”), which ultimately resulted in the Shenghe Implied Discount (as defined below). Under the terms of these agreements, the amounts funded by Shenghe constitute prepayments for the rare earth products to be sold to Shenghe historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement, as defined below).

Under the Original Offtake Agreement, upon the mine achieving certain milestones and being deemed commercially operational (which was achieved on July 1, 2019), we sold to Shenghe, and Shenghe purchased on a firm “take or pay” basis, all of the rare earth products produced at the Mountain Pass facility. Shenghe marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the Prepaid Balance, and provided the means by which we repaid, and Shenghe recovered, such amounts (the “Gross Profit Recoupment”). Under the Original Offtake Agreement, we were obliged to sell all Mountain Pass facility rare earth products to Shenghe until Shenghe had fully recouped all of its prepayments (i.e., the Prepaid Balance is reduced to zero), at which point the Original Offtake Agreement would terminate automatically.

As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between the Company and Shenghe, subject to certain agreed exceptions. We retained the right to distribute our products directly to certain categories of customers. As compensation for Shenghe’s distribution and marketing services, the DMA entitled Shenghe to a portion of the net profits from the sale of rare earth products produced at the Mountain Pass facility. See below for further discussion of the DMA termination and associated accounting treatment.

Framework Agreement and Restructured Commercial Agreements

In May 2020, the Company entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe and Leshan Shenghe that significantly restructured the commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe’s prepayment obligations to the Company, as well as either the amendment or termination of the various agreements between the parties, as discussed below.

Pursuant to the Framework Agreement, we entered into an amended and restated offtake agreement with Shenghe on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness, superseded and replaced the Original Offtake Agreement, and we issued to Shenghe a warrant on June 2, 2020 (the “Shenghe Warrant”). Pursuant to the Framework Agreement, Shenghe funded the remaining portion of the Initial Prepayment Amount and agreed to fund an additional $35.5 million advance to us (the “Second Additional Advance” and together with the Initial Prepayment Amount, inclusive of the $30.0 million increase pursuant to the Letter Agreement, the “Offtake Advances”), which amounts were fully funded on June 5, 2020. The Shenghe Warrant was ultimately exchanged for shares of our common stock in connection with the Business Combination.

Upon the funding of the remaining obligations on June 5, 2020, among other things, (i) the TSA and the DMA were terminated (as described below) and (ii) the A&R Offtake Agreement and the Shenghe Warrant became effective (such events are collectively referred to as the “June 2020 Modification”). Thus, at the present time, Leshan Shenghe’s and Shenghe’s involvement with the Company and the Mountain Pass facility consists of only the A&R Offtake Agreement.

The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe, and other terms of the Original Offtake Agreement, with the following material changes: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the Prepaid Balance has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe, to be credited against the amounts owed on Offtake Advances; (iii) replaces the Shenghe Sales Discount (as discussed and defined below) under the Original Offtake Agreement with a fixed monthly sales charge; (iv) provides that the purchase price to be paid by Shenghe for our rare earth products (a portion of which reduces the Prepaid Balance rather than being paid in cash) will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe, on an annual basis, an amount equal to our annual net income, less any amounts recouped through the Gross Profit Recoupment mechanism over the course of the year, until the Prepaid Balance has been reduced to zero; (vi) obliges us to pay Shenghe the net after-tax profits from certain sales of assets until the Prepaid Balance has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products.

The purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between the Company and Shenghe. As with the Original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe has fully recouped all of its prepayment funding. Following that termination, the Company will have no contractual arrangements with Shenghe for the distribution, marketing or sale of rare earth products.

Accounting Implications of the June 2017 Modification

As discussed above, pursuant to the Letter Agreement, Shenghe agreed to provide additional funding via a short-term non-interest-bearing note in the amount of $30.0 million to the Company (defined above as the “First Additional Advance”), which required repayment within one year. Furthermore, under the terms of the Letter Agreement, Shenghe became entitled to an additional $30.0 million recovery through an increase to the Prepaid Balance. Therefore, under the terms of the Letter Agreement, Shenghe would ultimately receive repayment of the short-term debt instrument from the Company, and also be entitled to realize an additional $30.0 million as a part of the contractual Gross Profit Recoupment from ultimate sales to its customers.

As discussed in more detail within Note 3, “Relationship and Agreements with Shenghe,” in the notes to the unaudited Condensed Consolidated Financial Statements, based on the relationship between (i) the deemed proceeds the Company would ultimately receive from the Initial Prepayment Amount (adjusted for (a) the fair value of the preferred interest provided to Shenghe at the time of entering into the aforementioned commercial arrangements and (b) the fair value allocated to the modification to the revenue arrangement) and (ii) the contractual amount owed to Shenghe (i.e., the Prepaid Balance, which included the Initial Prepayment Amount and the additional $30.0 million adjustment to the Prepaid Balance in connection with the Letter Agreement) at the time, the June 2017 Modification resulted in an implied discount of 36% on the Company’s sales prices to Shenghe under the Original Offtake Agreement, for accounting purposes (the “Shenghe Implied Discount”). The Shenghe Implied Discount applied only to sales made to Shenghe between July 2019 and early June 2020.

Beginning in July 2019 and through early June 2020, the Company periodically agreed on a cash sales price, which was intended to approximate the Company’s cash cost of production, with Shenghe for each metric ton (“MT”) of rare earth concentrate delivered by the Company. Such sales during this period were made under the Original Offtake Agreement and also reflected the Shenghe Sales Discount. The Company recognized the cash sales prices as revenue upon each sale. In addition, since the Shenghe Implied Discount applied to sales made to Shenghe during the period from July 2019 through early June 2020, we also recognized an amount of deferred revenue applicable to these sales equal to 64% of the gross profit realized by Shenghe of this product to its own customers.

For example, for a hypothetical shipment of REO to Shenghe on which it realized gross profit of $1.00 (the difference between the sales price to its customers and its cash cost paid to us), we would recognize $0.64 as non-cash revenue through a reduction in the deferred revenue balance, and the remaining $0.36 would not be recorded as revenue. The full gross profit amount realized by Shenghe on such sales reduced the Prepaid Balance (and consequently, our contractual obligations to Shenghe). Shenghe’s gross profit is influenced by market conditions as well as import duties, which were imposed on our products by the General Administration of Customs of the People’s Republic of China during this period. See also “Key Performance Indicators” section.

In addition, sales to Shenghe under the Original Offtake Agreement between July 2019 and early June 2020 typically provided Shenghe with a discount generally in the amount of between 3% and 6% of the initial cash price of our rare earth products sold in consideration of Shenghe’s sales efforts to resell our rare earth products (the “Shenghe Sales Discount”). The Shenghe Sales Discount was considered a reduction in the transaction price; thus, was not recognized as revenue. Additionally, the Shenghe Sales Discount was not applied to reduce the Prepaid Balance; however, it was considered as part of Shenghe’s cost of acquiring our product in the calculation of Shenghe’s gross profit.

Accounting Implications of the June 2020 Modification

As noted above, in May 2020, the Company renegotiated various aspects of its relationship with Shenghe and entered into the Framework Agreement to significantly restructure the aforementioned set of arrangements. Prior to the June 2020 Modification, for accounting purposes, the Original Offtake Agreement constituted a deferred revenue arrangement; however, as a result of the June 2020 Modification, the A&R Offtake Agreement constituted a debt obligation as well as provided for the issuance of the Shenghe Warrant. In addition, as a result of the renegotiations, the accounting treatment specific to the Shenghe Implied Discount was no longer required.

In accounting for the June 2020 Modification, on June 5, 2020, we:

•	Derecognized the existing deferred revenue balance of $37.5 million;

•

Recognized, at fair value, a non-interest-bearing debt instrument with a principal balance of $94.0 million and a debt discount of $8.3 million (implied debt discount of 4.4%), resulting in a carrying amount of $85.7 million;

•	Recorded the $35.5 million proceeds received from the Second Additional Advance;

•	Recognized the issuance of the Shenghe Warrant at its fair value of $53.8 million; and

•	Recorded a $66.6 million non-cash settlement charge (reflecting a deemed payment to terminate the DMA).

As noted above, the June 2020 Modification provided that the purchase price to be paid by Shenghe for our rare earth products will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production, as was the case with sales made under the Original Offtake Agreement. A portion of the purchase price is in the form of debt repayment, with the remainder paid in cash. The elimination of the Shenghe Sales Discount and replacement with the aforementioned fixed monthly sales charge is not expected to have a material impact on our results of operations (both are treated as a reduction to the transaction price).

As a result of the June 2020 Modification, the amount of revenue we recorded for periods that included any portion of the period from July 1, 2019, until June 5, 2020, is not comparable, in the aggregate or on a per unit basis, to the amount of revenue recorded in other periods that commenced after June 5, 2020. Furthermore, assuming static market prices, we would expect to record more revenue per REO MT sold subsequent to June 5, 2020. See also “Key Performance Indicators” section.

Tariff-Related Rebates

Starting in May 2020, the government of the People’s Republic of China granted retroactive tariff relief to certain importers of rare earth minerals including Shenghe and its affiliates and other consignees of our products, relating to periods prior to the formal lifting of the tariffs. As a result, Shenghe’s actual realized prices for the REO sold prior to May 2020 were higher than originally reported to us and resulted in tariff rebates to end customers, which contractually were due to Shenghe. On account of these rebates in the second and third quarters of 2020 and the first quarter of 2021, we received from Shenghe certain credits against our contractual commitments to them.

Impact of the COVID-19 Pandemic

In December 2019, a novel strain of coronavirus (known as “COVID-19”) began to impact the population of China, where our principal customer is located. The outbreak of COVID-19 has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the global economy. In December 2019, a series of emergency quarantine measures taken by the Chinese government disrupted domestic business activities in China during the weeks after the initial outbreak of COVID-19. These disruptions have occurred periodically since the start of COVID-19 outbreak as measures intended to impede the spread of the virus have adapted. Since the initial COVID-19 outbreak, many countries, including the United States, have imposed restrictions on travel to and from China and elsewhere, as well as general movement restrictions, business closures and other measures imposed to slow the spread of COVID-19.

At the onset of the outbreak, we initially experienced shipping delays due to overseas port slowdowns and container shortages, but we did not experience a reduction in production or sales. However, beginning in the fourth quarter of 2020, and continuing through the second quarter of 2021, we again saw shipping delays and container shortages from congestion at port facilities, which has been exacerbated by COVID-19. Congestion at U.S. and international ports could affect the capacity at ports to receive deliveries of products or the loading of shipments onto vessels.

As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 pandemic on the Company’s business and results of operations. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

Key Performance Indicators

We use the following key performance indicators to evaluate the performance of our business. Our calculations of these performance indicators may differ from similarly-titled measures presented by other companies in our industry or in other industries. The following table presents our key performance indicators:

	For the six months ended June 30,		Change		For the year ended December 31,		Change
(in whole units or dollars, except percentages)	2021	2020	$	%	2020	2019	$	%
REO production volume (MTs)	20,154	18,969	1,185	6%	38,503	27,620	10,883	39%
REO sales volume (MTs)	19,670	18,618	1,052	6%	38,367	26,821	11,546	43%
Realized price per REO MT	$6,620	$2,848	$3,772	132%	$3,311	$2,793	$518	19%
Production cost per REO MT	$1,507	$1,362	$145	11%	$1,430	$1,980	$(550)	(28)%

REO Production Volume

We measure our REO-equivalent production volume for a given period in metric tons, our principal unit of sale. This measure refers to the REO content contained in the rare earth concentrate we produce. Our REO production volume is a key indicator of our mining and processing capacity and efficiency.

The rare earth concentrate we currently produce is a processed, concentrated form of our mined rare earth-bearing ores. While our unit of production and sale is a MT of embedded REO, the actual weight of our rare earth concentrate is significantly greater, as the concentrate also contains non-REO minerals and water. We target REO content of greater than 60% per dry MT of concentrate (referred to as “REO grade”). The elemental distribution of REO in our concentrate is relatively consistent over time and production lot. We consider this the natural distribution, as it reflects the distribution of elements contained, on average, in our ore. Upon the completion of our Stage II optimization project, we expect to refine our rare earth concentrate to produce separated rare earths, including separated NdPr oxide. See also “Key Factors Affecting Our Performance” section below.

REO Sales Volume

Our REO sales volume for a given period is calculated in MTs. A unit, or MT, is considered sold once we recognize revenue on its sale. Our REO sales volume is a key measure of our ability to convert our production into revenue.

Realized Price per REO MT

We calculate the realized price per REO MT for a given period as the quotient of: (i) our Total Value Realized (see below) for a given period and (ii) our REO sales volume for the same period. We define Total Value Realized, which is a non-GAAP financial measure, as our product sales adjusted for (x) the revenue impact of tariff-related rebates from Shenghe on account of prior sales, (y) in connection with our sales of REO to Shenghe between July 1, 2019, and June 5, 2020, the Shenghe Implied Discount, and (z) sales of legacy stockpiles and other revenues. The Shenghe Implied Discount is equal to the difference between (i) Shenghe’s average realized price, net of taxes, tariffs and certain other agreed-upon charges (such as one-time demurrage charges) on our products once sold to their ultimate customers and (ii) the amount of revenue we recognized on the sales of those products to Shenghe for sales between July 1, 2019, and June 5, 2020, which includes the non-cash portion discussed above.

Under the terms of the Original Offtake Agreement, for the period between July 1, 2019, and June 5, 2020, Shenghe purchased our rare earth products at an agreed-upon price per MT, which was intended to approximate our cash cost of production, and in turn resold it at market prices to its customers. Our treatment of the non-cash consideration is the result of the June 2017 Modification, which impacted the relationship between the amount of prepayments we had received from Shenghe and the amount we owed contractually. The $30.0 million increase to the Prepaid Balance pursuant to the Letter Agreement (as discussed above), effectively provided Shenghe with an enhanced margin. Upon entrance into the A&R Offtake Agreement, we began to recognize revenue at the full value of our product. See also “Recent Developments and Comparability of Results” section above.

Realized price per REO MT is an important measure of the market price of our product. Accordingly, we calculate realized price per REO MT to reflect a consistent basis between periods by eliminating the impact of recognizing revenue at a discount during the period between July 1, 2019, and June 5, 2020, and the revenue impact of tariff-related rebates. See the “Non-GAAP Financial Measures” section below for a reconciliation of our Total Value Realized, which is a non-GAAP financial measure, to our product sales, which is determined in accordance with GAAP, as well as the calculation of realized price per REO MT.

Production Cost per REO MT

We calculate the production cost per REO MT for a given period as the quotient of: (i) our Production Costs (see below) for a given period and (ii) our REO sales volume for the same period. We define Production Costs, which is a non-GAAP financial measure, as our cost of sales (excluding depletion, depreciation and amortization) less costs attributable to sales of legacy stockpiles, stock-based compensation expense included in cost of sales (as opposed to general and administrative), and shipping and freight costs, for a given period.

Production cost per REO MT is a key indicator of our production efficiency. As a significant portion of our cash costs of Stage I production are fixed, our production cost per REO MT is influenced by mineral recovery, REO grade, plant feed rate and production uptime. See the “Non-GAAP Financial Measures” section below for a reconciliation of our Production Costs, which is a non-GAAP financial measure, to our cost of sales (excluding depletion, depreciation and amortization), which is determined in accordance with GAAP, as well as the calculation of production cost per REO MT.

Key Factors Affecting Our Performance

We believe we are uniquely positioned to capitalize on the key trends of electrification and supply chain security, particularly as domestic EV production grows. Our success depends to a significant extent on our ability to take advantage of the following opportunities and meet the challenges associated with them.

Demand for REE

The key demand driver for REE is their use in a diverse array of growing end markets, including: clean-energy and transportation technologies (e.g., traction motors in EVs and generators in wind power turbines); high-technology applications (e.g., miniaturization of smart phones and other mobile devices, fiber optics, lasers, robotics, medical devices, etc.); critical defense applications (e.g., guidance and control systems, global positioning systems, radar and sonar, drones, etc.); and essential industrial infrastructure (e.g., advanced catalyst applications in oil refining and pollution-control systems in traditional internal-combustion automobiles, etc.). We believe these drivers will fuel the continued growth of the rare earth market, particularly the market for NdPr.

We believe we benefit from several demand tailwinds for REE, and particularly for NdPr. These include the trend toward geographic supply chain diversification, particularly in relation to China, which accounted for approximately 79% of global REE production in 2020, the U.S. government strategy to restore domestic supply of key minerals, and increasing acceptance of environmental, social and governance mandates, which impact global capital allocation throughout production value chains to limit negative environmental and societal impacts. However, changes in technology may also drive down the use of REE, including NdPr, in the components in which they are now used, or lead to a decline in reliance on such components altogether. We also operate in a competitive industry, and many of our key competitors are based in China, where production costs are typically lower than in the United States.

Our Mineral Reserves

Our ore body has proven over more than 60 years of operations to be one of the world’s largest and highest-grade rare earth resources. As of July 1, 2020, SRK Consulting (U.S.), Inc., an independent consulting firm that we have retained to assess our reserves, estimates total proven and probable reserves of 1.5 million short tons of REO contained in 21.1 million short tons of ore at Mountain Pass, with an average ore grade of 7.06%. These estimates use an estimated economical cut-off of 3.83% total REO. Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years. We expect to be able to significantly grow our expected mine life through exploratory drilling programs and incorporation of the profitability uplift of our Stage II optimization project over time.

Mining activities in the United States are heavily regulated, particularly in California. Regulatory changes may make it more challenging for us to access our reserves. In addition, new mineral deposits may be discovered elsewhere, which could make our operations less competitive.

Maximizing Production Efficiency

In 2020, REO production was approximately 3.2x greater than the highest ever production in a twelve-month period by the former operator using the same capital equipment. We achieved these results through an optimized reagent scheme, lower process temperatures, better management of the tailings facility, and a commitment to operational excellence, driving approximately 95% uptime. We also believe that our Stage I optimization initiatives enabled us to achieve world-class production cost levels for rare earth concentrate. All of these achievements enabled us to become operating cash flow positive, despite significant Chinese trade tariffs on ore and concentrates in place over the optimization period. These trade tariffs were recently suspended, further enhancing the earnings power of our Stage I operations.

We believe that the success of our business will reflect our ability to manage our costs. Our Stage II optimization plan (discussed below) is designed to enable us to manage our cost structure for separating REE through a revised facility process flow. The reintroduction of the oxidizing roasting step will allow us to capitalize on the inherent advantages of the bastnaesite ore at Mountain Pass, which is uniquely suitable to low-cost refining by selectively eliminating the need to carry lower-value cerium through the separations process. The recommissioning of our natural gas-powered combined heat and power (“CHP”) facility will reduce energy, heating and steam costs as well as minimize or eliminate our reliance on the regional electric power grid. Further, our location offers significant transportation advantages that create meaningful cost efficiencies in securing incoming supplies and shipping of our final products.

We currently operate a single site in a single location, and any stoppage in activity, including for reasons outside of our control, could adversely impact our production, results of operations and cash flows. In addition, several of our current and potential competitors are government supported and may have access to substantially greater capital, which may allow them to make similar or greater efficiency improvements or undercut market prices for our product.

Development of Our REE Refining Capabilities and Other Opportunities

Our Stage II optimization process is focused on advancing from concentrate production to the separation of individual REE. Engineering, procurement, construction and other recommissioning activities are underway and involve upgrades and enhancements to the existing facility process flow to reliably produce separated REE at a lower cost and with an expected smaller environmental footprint per volume of REO produced than the prior operator of the Mountain Pass facility. As part of our Stage II optimization project, we plan to reintroduce a roasting circuit, reorient the plant process flow, increase product finishing capacity, improve wastewater management and make other improvements to materials handling and storage, in addition to recommissioning our currently-idled CHP plant to produce electricity. Our process redesign for the Stage II optimization project is complete and we believe that our Stage II optimization project investments will enable us to increase the recovery of NdPr from our concentrate, increase NdPr production, and lower the cost of production, in each case, as compared to the prior owner’s operations. Upon the completion of Stage II, we expect to be a low-cost producer of separated NdPr oxide, which represents a majority of the value contained in our ore.

Following the completion of our Stage II optimization project, we believe we will then be in a position to consider opportunities to integrate further downstream into the business of upgrading NdPr into metal alloys and magnets, ultimately expanding our presence as a global source for rare earth magnetics. We also believe integration into magnet production would provide some protection from commodity pricing volatility, while enhancing our business profile and profitability as the producer of a critical industrial output in addition to a producer of resources. Geopolitical developments are creating an increased urgency to bring critical rare earth mining and refining production capability to the United States and to restore the full U.S. magnetics supply chain.

The completion of our Stage II optimization project and any development of Stage III is expected to be capital intensive. During the first quarter of 2021, we revised the scope of our Stage II optimization project to include process design innovations that reduce reagent consumption by greater than 10% while increasing the planned recovery of separated REO and improving potential product mix. We continue to expect to be able to reach targeted production rates and profitability in 2023 without the need to recommission our chlor-alkali facility, which we previously estimated would cost approximately $30 million. We believe this significantly reduces the operational risks in achieving our targeted profitability. We continue to expect to invest a total of approximately $220 million on our Stage II optimization project, principally in 2021 and 2022. Our estimated costs or estimated time to completion may increase, potentially significantly, due to factors outside of our control. While we believe we have sufficient cash resources to fund our Stage II optimization and operating working capital in the near term, we cannot assure this. Any delays in our ongoing optimization plans or substantial cost increases related to their execution could significantly impact our ability to maximize our revenue opportunities and adversely impact our business and cash flows.

Key Components of Sales and Expenses

Product Sales

A substantial majority of our product sales are generated from the sale of REO concentrate to Shenghe, although we also sell small amounts to third parties. The table below presents our product sales by customer type:

	For the six months ended June 30,		For the year ended December 31,
(in thousands)	2021	2020	2020	2019
Product sales—Shenghe	$131,875	$50,834	$133,698	$73,017
Product sales—third parties	1,214	276	612	394

Total product sales	$133,089	$51,110	$134,310	$73,411

We recognize a product sale when we have a binding purchase agreement and the product is delivered to the agreed-upon shipping point, at which point the control of the product is transferred to the customer. The transaction price is typically based on an agreed-upon price per REO MT, subject to certain quality adjustments and discounts. See also Note 2, “Significant Accounting Policies,” in the notes to our Consolidated Financial Statements.

Costs and Expenses

Cost of sales (excluding depreciation, depletion and amortization) consists of production- and processing-related labor costs (including wages and salaries, benefits, and bonuses), mining and processing supplies (such as reagents), parts and labor for the maintenance of our mining fleet and processing facilities, other facilities-related costs (such as utilities), packaging materials, and freight and shipping costs.

Royalty expense to SNR relates to our obligation to pay SNR for the right to extract rare earth ores contained in our mine and was based on 2.5% of product sales, subject to certain minimums, prior to the Business Combination. See Note 18, “Related Party Transactions,” in the notes to our Consolidated Financial Statements. Following the Business Combination, we do not incur royalty expenses on a consolidated basis.

General and administrative expenses consist primarily of accounting, finance and administrative personnel costs, including stock-based compensation expense related to these personnel; professional services (including legal, regulatory, audit and others); certain engineering expenses; insurance, license and permit costs; facilities rent and other costs; office supplies; property taxes; general facilities expenses; and certain environmental, health, and safety expenses.

Depreciation, depletion and amortization consist of depreciation of property, plant and equipment related to our mining equipment and processing facilities, depletion of our mineral resources and amortization of capitalized computer software. As a result of the Business Combination, specifically the SNR Mineral Rights Acquisition, depletion will be higher in future periods.

Accretion of asset retirement and environmental obligations is based on the requirement to reclaim and remediate the land surrounding our mine and processing facilities upon the expiration of the mineral lease and on the estimated future cash flow requirement to monitor groundwater contamination related to prior owners’ activities, respectively.

Other income, net consists mainly of gains or losses on the disposal of property, plant and equipment and interest income.

Interest expense, net consists mainly of the amortization of the discount on our debt obligations to Shenghe (all of which is non-cash) and, to a lesser extent, interest on other debt instruments, offset by interest capitalized.

Income tax benefit (expense) consists of an estimate of U.S. federal and state income taxes and income taxes in the jurisdictions in which we conduct business, adjusted for federal, state and local allowable income tax benefits, the effect of permanent differences and any valuation allowance against deferred tax assets.

Results of Operations

Comparison of the Six Months Ended June 30, 2021 and 2020

The following table summarizes our results of operations:

	For the six months ended June 30,		Change
(in thousands, except percentages)	2021	2020	$	%
Product sales:
Product sales—Shenghe	$131,875	$50,834	$81,041	159%
Product sales—third parties	1,214	276	938	340%

Total product sales	133,089	51,110	81,979	160%
Operating costs and expenses:
Cost of sales (1)	35,891	29,532	6,359	22%
Write-down of inventories	1,809	—	1,809	n.m.
Royalty expense to SNR	—	853	(853)	(100)%
General and administrative	27,214	8,927	18,287	205%
Depreciation, depletion and amortization	12,816	2,653	10,163	383%
Accretion of asset retirement and environmental obligations	1,185	1,128	57	5%
Settlement charge	—	66,615	(66,615)	(100)%

Total operating costs and expenses	78,915	109,708	(30,793)	(28)%

Operating income (loss)	54,174	(58,598)	112,772	n.m.
Other income, net	3,559	237	3,322	1402%
Interest expense, net	(3,793)	(1,869)	(1,924)	103%

Income (loss) before income taxes	53,940	(60,230)	114,170	n.m.
Income tax expense	(10,655)	(336)	(10,319)	3071%

Net income (loss)	$43,285	$(60,566)	$103,851	n.m.

Adjusted Net Income	$56,646	$7,485	$49,161	657%

Adjusted EBITDA	$79,447	$13,036	$66,411	509%

n.m.—Not meaningful.

(1)	Excludes depreciation, depletion and amortization.

Product sales, which consists primarily of our sales of REO concentrate to Shenghe, increased year over year by $82.0 million, or 160%, to $133.1 million for the six months ended June 30, 2021. The increase was driven by higher REO sales volume, which increased by 1,052 MTs, or 6%, to 19,670 MTs for the six months ended June 30, 2021, as compared to the prior year period, and a higher realized price per REO MT, which increased by 132% year over year for the six months ended June 30, 2021, reflecting higher demand for rare earth products. The increase in REO production volume for the six months ended June 30, 2021, as compared to the prior year period, reflects an improvement in the efficiency of our processing operations despite slightly fewer production days. Product sales for the six months ended June 30, 2020, were negatively impacted by the Shenghe Implied Discount, in which $3.6 million of the value of products sold to Shenghe during the six months ended June 30, 2020, was not recognized as product sales.

Cost of sales (excluding depreciation, depletion and amortization) consists of production- and processing-related labor costs (including wages and salaries, benefits, and bonuses), mining and processing supplies (such as reagents), parts and labor for the maintenance of our mining fleet and processing facilities, other facilities-related costs (such as property taxes and utilities), packaging materials, and shipping and freight costs.

Cost of sales increased year over year by $6.4 million, or 22%, to $35.9 million for the six months ended June 30, 2021. The increase was driven by higher sales volume. The increase in production cost per REO MT from $1,362 for the six months ended June 30, 2020, to $1,507 for the six months ended June 30, 2021, reflects higher material and supplies costs, partially driven by a temporary reagent trial and COVID-19-impacted freight-in costs, as well as higher payroll costs primarily due to an increase in our employee headcount as we further invest in our Stage II optimization project. These cost increases offset production efficiencies.

Notwithstanding an increase in employee headcount as we progress toward completion of our Stage II optimization project, we believe our production cost per REO MT has stabilized in the short-term, with operating efficiencies largely offsetting raw material and logistics pressures. We anticipate additional efficiency opportunities as we increase REO production volumes in our milling and flotation circuit over time.

Write-down of inventories for the six months ended June 30, 2021, includes a non-cash write-down of a portion of our legacy low-grade stockpile inventory during the second quarter of 2021 after determining that the inventory contained a significant amount of alluvial material that did not meet the Company’s requirement for mill feed and, as a result, was deemed unusable.

Royalty expense to SNR for the six months ended June 30, 2020, related to our prior obligation to pay SNR for the right to extract rare earth ores contained in our mine and was based on 2.5% of product sales, subject to certain minimums. Following the Business Combination, we do not incur royalty expenses on a consolidated basis. See Note 17, “Related-Party Transactions,” to our unaudited Condensed Consolidated Financial Statements.

General and administrative expenses consist primarily of accounting, finance, executive, and administrative personnel costs, including stock-based compensation expense related to these personnel; professional services (including legal, regulatory, audit and others); certain engineering expenses; insurance, license and permit costs; facilities rent and other costs; office supplies; general facilities expenses; certain environmental, health, and safety expenses; gain or loss on sale or disposal of long-lived assets; and growth and development costs.

General and administrative expenses increased year over year by $18.3 million, or 205%, to $27.2 million for the six months ended June 30, 2021, reflecting $8.3 million in stock-based compensation expense primarily from grants of Stock Awards made during the fourth quarter of 2020 related to the Business Combination. Excluding this item, the increase was $10.0 million, or 112%, mainly due to increases in personnel, professional service, and insurance costs as well as legal fees, which were incurred to support our operations as a public company as well as our growth and development initiatives.

Depreciation, depletion and amortization consist of depreciation of property, plant and equipment related to our mining equipment and processing facilities, depletion of our mineral resources, and amortization of capitalized computer software (prior to the adoption of Accounting Standards Update No. 2018-15). Depreciation, depletion and amortization increased year over year by $10.2 million, or 383%, to $12.8 million for the six months ended June 30, 2021, reflecting the impact of additional equipment purchases, assets placed into service, and depletion of the mineral rights resulting from the SNR Mineral Rights Acquisition in November 2020.

Accretion of asset retirement and environmental obligations is based on the requirement to reclaim and remediate the land surrounding our mine and processing facilities upon the expiration of the mineral lease and on the estimated future cash flow requirement to monitor groundwater contamination, respectively. Accretion of asset retirement and environmental obligation remained relatively flat year over year.

Settlement charge of $66.6 million for the six months ended June 30, 2020, which was non-cash, was recorded in connection with the termination of the DMA. See also “Recent Developments and Comparability of Results” section above.

Other income, net, consists primarily of gains or losses on extinguishment of debt and interest income. Other income, net, increased year over year for the six months ended June 30, 2021, as a result of a non-cash gain recognized during the second quarter of 2021 as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan, which had a principal amount of $3.4 million. For more information, see the “Liquidity and Capital Resources” section below.

Interest expense, net consists of the amortization of the debt issuance costs on our Convertible Notes (as defined in the “Liquidity and Capital Resources” section below); the amortization of the discount on our debt obligation to Shenghe; interest expense associated with promissory notes with certain investment funds managed by and/or affiliated with JHL Capital Group and QVT Financial, which were repaid in full upon the consummation of the Business Combination; and the expense associated with the 0.25% per annum interest rate on our Convertible Notes, offset by interest capitalized.

Interest expense, net increased year over year by $1.9 million, or 103%, to $3.8 million for the six months ended June 30, 2021, reflecting interest expense from our Convertible Notes and the amortization of the discount on our debt obligations to Shenghe, which was higher than the interest expense incurred on the promissory notes in the prior year. During the six months ended June 30, 2021, we capitalized interest of $0.2 million. No interest was capitalized for the six months ended June 30, 2020.

Income tax expense consists of an estimate of U.S. federal and state income taxes and income taxes in the jurisdictions in which we conduct business, adjusted for federal, state and local allowable income tax benefits, the effect of permanent differences and any valuation allowance against deferred tax assets. The effective tax rate (income taxes as a percentage of income or loss before income taxes) including discrete items was 19.8% for the six months ended June 30, 2021, as compared to (0.6)% for the six months ended June 30, 2020, principally due to a full valuation allowance as of June 30, 2020.

Comparison of the Years Ended December 31, 2020 and 2019

The following table summarizes our results of operations:

	For the year ended December 31,		2020 vs. 2019
(in thousands, except percentages)	2020	2019	$ Change	% Change
Product sales	$134,310	$73,411	$60,899	83%
Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	63,798	61,261	2,537	4%
Royalty expense to SNR	2,406	1,885	521	28%
General and administrative expenses	27,008	11,104	15,904	143%
Depreciation, depletion and amortization	6,931	4,687	2,244	48%
Accretion of asset retirement and environmental obligations	2,255	2,094	161	8%
Settlement charge	66,615	—	66,615	n.m.

Total operating costs and expenses	169,013	81,031	87,982	109%

Operating loss	(34,703)	(7,620)	(27,083)	355%
Other income, net	251	4,278	(4,027)	(94)%
Interest expense, net	(5,009)	(3,412)	(1,597)	47%

Loss before income taxes	(39,461)	(6,754)	(32,707)	484%
Income tax benefit (expense)	17,636	(1)	17,637	n.m.

Net loss	$(21,825)	$(6,755)	$(15,070)	223%

n.m.—Not meaningful.

Product sales increased year over year by $60.9 million, or 83%, to $134.3 million for the year ended December 31, 2020. The increase was driven primarily by higher REO sales volume, which increased by 11,546 MTs to 38,367 MTs for the year ended December 31, 2020, as compared to the prior year, reflecting the improved efficiency of our processing operations, while our realized price per REO MT increased 19% year over year, primarily reflecting lower tariffs. Tariff credits from Shenghe contributed $10.3 million in product sales for the year ended December 31, 2020. However, product sales for the year ended December 31, 2020, were negatively impacted by the accounting treatment of the Shenghe Implied Discount in connection with the Original Offtake Agreement, in which $3.7 million of the value of products sold to Shenghe from January 1, 2020, until June 5, 2020, was not recognized as product sales. As mentioned above, starting June 5, 2020, the accounting treatment specific to the Shenghe Implied Discount is no longer required and, going forward, we will recognize product sales on the full value of our sales to Shenghe. See also “Recent Developments and Comparability of Results” section above.

Cost of sales (excluding depreciation, depletion and amortization) increased year over year by $2.5 million, or 4%, to $63.8 million for the year ended December 31, 2020. The increase was driven by higher sales volume and higher operating lease costs from leases that commenced in the second half of 2020, offset by significantly lower per unit production costs. The decrease in production cost per REO MT from $1,980 for the year ended December 31, 2019, to $1,430 for the year ended December 31, 2020, reflected the increased efficiency in processing our rare earth concentrate, driven by higher mineral recoveries in our froth flotation circuit, higher concentrate grade, lower reagent usage per ton of concentrate produced, economies of scale, and improved operational uptime. We believe our cost of sales on a per unit basis has stabilized in the short-term, although we anticipate additional efficiency opportunities as we increase REO production volumes in our milling and flotation circuit over time.

Royalty expense to SNR increased year over year by $0.5 million, or 28%, to $2.4 million for the year ended December 31, 2020, reflecting our increased product sales (prior to the Business Combination, the royalty rate was 2.5% of our gross revenue from products derived from mined ore). Subsequent to the Business Combination in November 2020, we no longer incur this expense on a consolidated basis.

General and administrative expenses increased year over year by $15.9 million, or 143%, to $27.0 million for the year ended December 31, 2020, reflecting $4.7 million in stock-based compensation expense from grants of restricted stock and restricted stock units (“Stock Awards”) during the fourth quarter of 2020 and a $7.1 million increase in professional service and legal fees, including accounting advisory services related to the Business Combination. The majority of the Stock Awards were issued upon the consummation of the Business Combination, and thus, are not necessarily reflective of future grants. Furthermore, prior to the fourth quarter of 2020, we had not granted any Stock Awards nor recorded any stock-based compensation expense. Excluding these items, the increase was $4.1 million, or 37%, mainly due to an increase in personnel costs, reflecting headcount growth, including new hires to support our operations as a public company.

Depreciation, depletion and amortization increased year over year by $2.2 million, or 48%, to $6.9 million for the year ended December 31, 2020, reflecting the impact of additional equipment purchases and depletion of the mineral rights resulting from the SNR Mineral Rights Acquisition in November 2020.

Accretion of asset retirement and environmental obligation remained relatively flat year over year.

Settlement charge of $66.6 million for the year ended December 31, 2020, which was non-cash, was recorded in connection with the termination of the DMA. See also “Recent Developments and Comparability of Results” section above.

Other income, net was $0.3 million for the year ended December 31, 2020, primarily reflecting interest income and an environmental incentive credit. Other income, net, for the year ended December 31, 2019, was $4.3 million, primarily reflecting a gain on the disposal of idle assets and interest income.

Interest expense, net increased year over year by $1.6 million, or 47%, to $5.0 million for the year ended December 31, 2020, mainly reflecting implied interest expense from the amortization of a debt discount on the issuance of a non-interest-bearing debt instrument to Shenghe in connection with the June 2020 Modification. During the year ended December 31, 2020, we capitalized interest of $0.2 million. See also “Recent Developments and Comparability of Results” section above.

Income tax benefit (expense) was $17.6 million for the year ended December 31, 2020, and related to current year activity as well as the release of a valuation allowance, which were partially offset by current California state income tax expense, mainly attributable to our inability to offset this obligation with state net operating losses due to temporary new legislation. Income tax expense was negligible for the year ended December 31, 2019.

Net loss increased year over year by $15.1 million to $21.8 million for the year ended December 31, 2020, primarily due to the settlement charge, as well as other reasons discussed above.

Non-GAAP Financial Measures

We present Total Value Realized, Production Costs, Adjusted EBITDA, Adjusted Net Income (Loss) and Free Cash Flow, which are non-GAAP financial measures that we use to supplement our results presented in accordance with GAAP. These measures are similar to measures reported by other companies in our industry and are regularly used by securities analysts and investors to measure companies’ financial performance. Total Value Realized, Production Costs, Adjusted EBITDA, Adjusted Net Income (Loss) and Free Cash Flow are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance or liquidity of other companies within our industry or in other industries.

Total Value Realized

Total Value Realized, which we use to calculate our key performance indicator, realized price per REO MT, is a non-GAAP financial measure. As mentioned above, realized price per REO MT is an important measure of the market price of our product. The following table presents a reconciliation of our Total Value Realized, to our product sales, which is determined in accordance with GAAP, as well as the calculation of realized price per REO MT:

	For the six months ended June 30,		For the year ended December 31,
(in thousands, unless otherwise stated)	2021	2020	2020	2019
Product sales	$133,089	$51,110	$134,310	$73,411
Adjusted for:
Shenghe Implied Discount (1)	—	3,630	3,664	1,882
Other (2)	(2,878)	(1,721)	(10,960)	(394)

Total Value Realized	$130,211	$53,019	$127,014	$74,899

Total Value Realized	$130,211	$53,019	$127,014	$74,899
Divided by:
REO sales volume (in MTs)	19,670	18,618	38,367	26,821

Realized price per REO MT (in dollars) (3)	$6,620	$2,848	$3,311	$2,793

(1)	Represents the difference between the contractual amount realized by Shenghe and the amount of deferred revenue we recognized.

(2)

The amounts for the year ended December 31, 2020 and the six months ended June 30, 2021, and 2020, pertain primarily to tariff rebates due to the retroactive effect of lifting the Chinese tariffs in May 2020 and the amounts for the year ended December 31, 2019 pertain to sales of PhosFix stockpiles in 2019.

(3)	May not recompute as presented due to rounding.

Production Costs

Production Costs, which we use to calculate our key performance indicator, production cost per REO MT, is a non-GAAP financial measure. As mentioned above, production cost per REO MT is a key indicator of our production efficiency. The following table presents a reconciliation of our Production Costs to our cost of sales (excluding depreciation, depletion and amortization), which is determined in accordance with GAAP, as well as the calculation of production cost per REO MT:

	For the six months ended June 30,		For the year ended December 31,
(in thousands, unless otherwise stated)	2021	2020	2020	2019
Cost of sales (excluding depreciation, depletion and amortization)	$35,891	$29,532	$63,798	$61,261
Adjusted for:
Costs attributable to sales of stockpiles	(79)	(262)	(446)	(374)
Stock-based compensation expense (1)	(1,896)	—	(277)	—
Shipping and freight	(4,281)	(3,912)	(8,220)	(7,793)

Production Costs	$29,635	$25,358	$54,855	$53,094

Production Costs	$29,635	$25,358	$54,855	$53,094
Divided by:
REO Sales Volume (in MTs)	19,670	18,618	38,367	26,821

Production Cost per REO MT (in dollars) (2)	$1,507	$1,362	$1,430	$1,980

(1)	Pertains only to the amount of stock-based compensation expense included in cost of sales (as opposed to general and administrative).
(2)	May not recompute as presented due to rounding.

Adjusted EBITDA

We define Adjusted EBITDA as our GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense, transaction-related costs, other non-recurring costs, non-cash accretion of asset retirement and environmental obligations and gain on sale or disposal of long-lived assets. We present Adjusted EBITDA because it is used by management to evaluate our underlying operating and financial performance and trends.

Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because they are non-recurring, non-cash or are not related to our underlying business performance. This non-GAAP financial measure is intended to supplement our GAAP results and should not be used as a substitute for financial measures presented in accordance with GAAP.

Our Adjusted EBITDA does not reflect our results of operations on a comparable basis between periods because of the accounting consequences of the modifications of our agreements with Shenghe (see the “Recent Developments and Comparability of Results” section above). Accordingly, our Adjusted EBITDA trend for the years presented may not be indicative of future trends. If the Shenghe Implied Discount applicable to sales made under the Original Offtake Agreement had been included in our deferred revenue, our Adjusted EBITDA for the years ended December 31, 2020 and 2019, would have been higher by $3.7 million and $1.9 million, respectively and for the six months ended June 30, 2020, would have been higher by $3.6 million.

The following table presents a reconciliation of our Adjusted EBITDA, which is a non-GAAP financial measure, to our net loss, which is determined in accordance with GAAP:

	For the six months ended June 30,		For the year ended December 31,
(in thousands)	2021	2020	2020	2019
Net income (loss)	$43,285	$(60,566)	$(21,825)	$(6,755)
Adjusted for:
Depreciation, depletion and amortization	12,816	2,653	6,931	4,687
Interest expense, net	3,793	1,869	5,009	3,412
Income tax expense (benefit)	10,655	336	(17,636)	1
Stock-based compensation expense (1)	10,171	—	5,014	—
Transaction-related and other non-recurring costs (2)	1,305	1,831	4,438	888
Accretion of asset retirement and environmental obligations	1,185	1,128	2,255	2,094
Loss on sale or disposal of long-lived assets, net (3)	37	—	101	(3,785)
Write-down of inventories (4)	1,809	—	—	—
Royalty expense to SNR (5)	—	853	2,406	1,885
Settlement charge (6)	—	66,615	66,615	—
Tariff credits (7)	(2,050)	(1,446)	(10,347)	—
Other income, net (8)	(3,559)	(237)	(352)	(493)

Adjusted EBITDA	$79,447	$13,036	$42,609	$1,934

(1)

Principally included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations. Approximately $7.8 million of the amount for the six months ended June 30, 2021, and $4.9 million of the amount for the year ended December 31, 2020, pertained to a one-time grant of stock awards to employees and executives upon the consummation of the Business Combination.

(2)

Amount for the six months ended June 30, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with the Convertible Notes offering in March 2021, and the redemption of the Company’s Public Warrants in May and June 2021. The Company did not receive any proceeds from the secondary equity offering. Amounts for the six months ended June 30, 2020, and for the years ended December 31, 2020 and December 31, 2019 include mainly advisory, consulting, accounting and legal expenses in connection with the Business Combination. Additionally, includes non-recurring costs for SAP implementation for the year ended December 31, 2020, and one-time severance payments to certain former members of our executive team for the year ended December 31, 2019.

(3)

Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations. For the year ended December 31, 2019, we recorded a gain on sales of idle mining equipment following the acquisition of the Mountain Pass mine and processing facilities.

(4)

Represents a non-cash write-down of a portion of our legacy low-grade stockpile inventory during the second quarter of 2021 after determining that the inventory contained a significant amount of alluvial material that did not meet the Company’s requirement for mill feed.

(5)

Represents royalty expenses paid to SNR prior to the completion of the SNR Mineral Rights Acquisition. As mentioned above, the royalty expense to SNR eliminates in consolidation after the consummation of the Business Combination.

(6)	As discussed in the “Recent Developments and Comparability of Results” section above, in connection with terminating the DMA, we recognized a one-time, non-cash settlement charge.
(7)	Represents non-cash revenue recognized in connection with tariff rebates received relating to product sales from prior periods.
(8)

Primarily represents interest income and for the six months ended June 30, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan.

Adjusted Net Income (Loss)

We calculate Adjusted Net Income (Loss) as our GAAP net income or loss excluding the impact of depletion, stock-based compensation expense, transaction-related costs, and other non-recurring costs, adjusted to give effect to the income tax impact of such adjustments. To calculate the income tax impact of such adjustments on a year-to-date basis, we utilize an effective tax rate equal to our income tax expense excluding material discrete costs and benefits, with any impacts of changes in effective tax rate being recognized in the current period. We present Adjusted Net Income (Loss) because it is used by management to evaluate our underlying operating and financial performance and trends.

Adjusted Net Income (Loss) excludes certain expenses that are required in accordance with GAAP because they are non-recurring, non-cash, or not related to our underlying business performance. As a result of the SNR Mineral Rights Acquisition, the mineral rights for the rare earth ores contained in our mine were recorded at fair value as of the date of the Business Combination, resulting in a significant step-up of the carrying amount of the asset which will cause depletion to be meaningfully higher in future periods. This non-GAAP financial measure is intended to supplement our GAAP results and should not be used as a substitute for financial measures presented in accordance with GAAP.

Our Adjusted Net Income (Loss) does not reflect our results of operations on a comparable basis between periods primarily because of the accounting consequences of the modifications of our agreements with Shenghe (see the “Recent Developments and Comparability of Results” section above). Accordingly, our Adjusted Net Income (Loss) trend for the years presented may not be indicative of future trends.

The following table presents a reconciliation of our Adjusted Net Income (Loss), which is a non-GAAP financial measure, to our net loss, which is determined in accordance with GAAP:

	For the six months ended June 30,		For the year ended December 31,
(in thousands)	2021	2020	2020	2019
Net income (loss)	$43,285	$(60,566)	$(21,825)	$(6,755)
Adjusted for:
Depletion (1)	9,217	57	1,961	114
Stock-based compensation expense (2)	10,171	—	5,014	—
Transaction-related and other non-recurring costs (3)	1,305	1,831	4,438	888
Loss on sale or disposal of long-lived assets, net (4)	37	—	—	—
Write-down of inventories (5)	1,809	—	—	—
Royalty expense to SNR (6)	—	853	2,406	1,885
Settlement charge (7)	—	66,615	66,615	—
Tariff credits (8)	(2,050)	(1,446)	(10,347)	—
Other income, net (9)	(3,559)	(237)	(352)	(493)
Tax impact of adjustments above (10)	(3,569)	378	(17,438)	379
Release of valuation allowance (11)	—	—	(9,333)	—

Adjusted Net Income (Loss)	$56,646	$7,485	$21,240	$(7,767)

(1)

Principally includes the depletion associated with the mineral rights for the rare earth ores contained in the Company’s mine, which were recorded in connection with the SNR Mineral Rights Acquisition at fair value as of the date of the Business Combination, resulting in a significant step-up of the carrying amount of the asset. See Note 3, “Business Combination and Reverse Recapitalization” in the notes to our Consolidated Financial Statements for more information on the accounting for the asset acquisition.

(2)

Principally included in “General and administrative expenses” within our Consolidated Statements of Operations. Approximately $7.8 million of the amount for the six months ended June 30, 2021, and $4.9 million of the amount for the year ended December 31, 2020, pertained to a one-time grant of stock awards to employees and executives upon the consummation of the Business Combination.

(3)

Amount for the six months ended June 30, 2021, relates to advisory, consulting, accounting and legal expenses principally in connection with the secondary equity offering, which was completed contemporaneously with the Convertible Notes offering in March 2021, and the redemption of the Company’s Public Warrants in May and June 2021. The Company did not receive any proceeds from the secondary equity offering. Amounts for the six months ended June 30, 2020, and for the years ended December 31, 2020 and 2019 include mainly advisory, consulting, accounting and legal expenses in connection with the Business Combination. Additionally, includes non-recurring costs for SAP implementation for the year ended December 31, 2020 and one-time severance payments to certain former members of our executive team for the year ended December 31, 2019.

(4)

Included in “General and administrative” within our unaudited Condensed Consolidated Statements of Operations. For the year ended December 31, 2019, we recorded a gain on sales of idle mining equipment following the acquisition of the Mountain Pass mine and processing facilities.

(5)

Represents a non-cash write-down of a portion of our legacy low-grade stockpile inventory during the second quarter of 2021 after determining that the inventory contained a significant amount of alluvial material that did not meet the Company’s requirement for mill feed.

(6)

Represents royalty expenses paid to SNR prior to the completion of the SNR Mineral Rights Acquisition. As mentioned above, the royalty expense to SNR eliminates in consolidation after the consummation of the Business Combination.

(7)	As discussed in the “Recent Developments and Comparability of Results” section above, in connection with terminating the DMA, we recognized a one-time, non-cash settlement charge.
(8)	Represents non-cash revenue recognized in connection with tariff rebates received relating to product sales from prior periods.
(9)

Primarily represents interest income and for the six months ended June 30, 2021, principally represents a non-cash gain recognized as a result of the Small Business Administration’s approval to forgive the Paycheck Protection Loan.

(10)

Tax impact of adjustments is calculated by using an adjusted effective tax rate, excluding the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates used were 25.0% and 27.3% for the years ended December 31, 2020 and 2019, respectively. The adjusted effective tax rates were 21.1%, and (0.6)% for the six months ended June 30, 2021 and 2020, respectively. The rate for the six months ended June 30, 2020, reflects a full valuation allowance. See Note 12, “Income Taxes,” in the notes to our Consolidated Financial Statements for more information on the effective tax rate.

(11)	Reflects the one-time impact of the release of the majority of our valuation allowance.

Free Cash Flow

We calculate Free Cash Flow as net cash provided by or used in operating activities less additions of property, plant and equipment. We believe Free Cash Flow is useful for comparing our ability to generate cash with that of our peers. The presentation of Free Cash Flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

The following table presents a reconciliation of our Free Cash Flow, which is a non-GAAP financial measure, to our net cash provided by (used in) operating activities, which is determined in accordance with GAAP:

	For the six months ended June 30,		For the year ended December 31,
(in thousands)	2021	2020	2020	2019
Net cash provided by (used in) operating activities (1)	$47,969	$2,242	$3,277	$(437)
Additions of property, plant and equipment	(44,691)	(4,828)	(22,370)	(2,274)

Free Cash Flow	$3,278	$(2,586)	$(19,093)	$(2,711)

(1)

Under the terms of the A&R Offtake Agreement and pursuant to the accounting treatment thereof, we recognized $22.9 million and $0.7 million of non-cash revenue during the six months ended June 30, 2021, and 2020, respectively, and $21.3 million of non-cash revenue during the year ended December 31, 2020, which was retained by Shenghe to reduce our outstanding debt obligation.

Quarterly Performance Trend

While our business is not seasonal in nature, we sometimes experience a timing lag between production and sales, which may result in volatility in our results of operations between periods. In addition, the efficiency improvements we made in the processing of our rare earth materials resulted in significantly higher production of REO starting in the third quarter of 2019. Our realized price per REO MT was adversely impacted by the imposition of Chinese import duties in July 2018 as well as the subsequent increase of such tariffs in May 2019. The lifting of tariffs contributed to the improvement in realized price per REO MT in the second and third quarters of 2020.

The following table presents our REO production and sales volumes, as well as our realized price per REO MT, for the quarterly periods indicated:

	FY2021		FY2020				FY2019
(in whole units or dollars)	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2
REO production volume (MTs)	10,305	9,849	9,337	10,197	9,287	9,682	8,673	9,417	5,490
REO sales volume (MTs)	9,877	9,793	10,320	9,429	10,297	8,321	8,561	9,852	4,533
Realized price per REO MT (1)	$7,343	$5,891	$4,070	$3,393	$3,093	$2,544	$2,389	$2,967	$3,081

(1)

Our realized price per REO MT for the quarterly periods prior to the second quarter of 2020 were adversely impacted by the imposition of Chinese import duties in 2018 (and subsequent increase in May 2019). The import duties were lifted in May 2020.

Liquidity and Capital Resources

Liquidity refers to our ability to generate sufficient cash flows to meet the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations, debt service and other commitments. Historically, our principal sources of liquidity have been the Offtake Advances from Shenghe, issuances of notes or other debt, and net cash from operating activities. More recently, through the consummation of the Business Combination, including the PIPE Financing, and the issuance of the Convertible Notes (as discussed further below), we raised $504.4 million and $672.3 million in net proceeds, respectively.

As of December 31, 2020, we had $519.7 million of cash and cash equivalents and $71.8 million principal amount of related-party debt pertaining to our Offtake Advances with Shenghe. The promissory notes with JHL Capital Group and QVT Financial and their affiliates (described below) were repaid in full upon the consummation of the Business Combination.

As of June 30, 2021, we had $1,196.9 million of cash and cash equivalents, $690.0 million principal amount of long-term debt (to third parties) and $48.7 million principal amount of related-party debt pertaining to our Offtake Advances with Shenghe.

Our results of operations and cash flows depend in large part upon the market prices of REO and particularly the price of rare earth concentrate. Rare earth concentrate is not quoted on any major commodities market or exchange and demand is currently limited to a relatively limited number of refiners, a significant majority of which are based in China. Although we believe that our cash flows from operations and cash on hand is adequate to meet our liquidity requirements for the foreseeable future, uncertainty exists as to the market price of REO, especially in light of the ongoing COVID-19 pandemic, including the emergence of new variants (such as the Delta variant).

Our current working capital needs relate mainly to our mining and beneficiation operations. Our principal capital expenditure requirements relate mainly to the periodic replacement of mining or processing equipment, as well as our Stage II optimization project to recommission and optimize our idled refining facilities. Our future capital requirements will depend on several factors, including future acquisitions and potential additional investments in further downstream production (for example, pursuit of any Stage III downstream opportunities for the production of rare-earth-based magnets and/or other finished components). If our available resources prove inadequate to fund our plans or commitments, we may be forced to revise our strategy and business plans or could be required, or elect, to seek additional funding through public or private equity or debt financings; however, such funding may not be available on terms acceptable to us, if at all.

Debt and Other Long-Term Obligations

Convertible Notes: On March 26, 2021, we issued $690.0 million aggregate principal amount of 0.25% unsecured green convertible senior notes that mature, unless earlier converted, redeemed or repurchased, on April 1, 2026 (the “Convertible Notes”), at a price of par. Interest on the Convertible Notes is payable on April 1st and October 1st of each year, beginning on October 1, 2021. The Company received net proceeds of $672.3 million from the issuance of the Convertible Notes.

The Convertible Notes are convertible into shares of the Company’s Common Stock at an initial conversion price of $44.28 per share, or 22.5861 shares, per $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain corporate events. However, in no event will the conversion exceed 28.5714 shares of Common Stock per $1,000 principal amount of notes.

Prior to January 1, 2026, at their election, holders of the Convertible Notes may convert their outstanding notes under the following circumstances: (i) during any calendar quarter commencing with the third quarter of 2021 if the last reported sale price of the Company’s Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on each such trading day; (iii) if we call any or all of the Convertible Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events set forth in the indenture governing the Convertible Notes. On or after January 1, 2026, and prior to the maturity date of the Convertible Notes, holders may convert their outstanding notes at any time, regardless of the foregoing circumstances.

The Convertible Notes may, at the Company’s election, be settled in cash, shares of Common Stock of the Company, or a combination thereof. The Company has the option to redeem the Convertible Notes, in whole or in part, beginning on April 5, 2024.

If we undergo a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require us to repurchase for cash all or any portion of their outstanding notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Convertible Notes or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for holders who elect to convert their outstanding notes in connection with such corporate event or notice of redemption, as the case may be.

We intend to allocate an amount equal to the net proceeds from the Convertible Notes offering to existing or future investments in, or the financing or refinancing of, eligible “green projects.” Eligible green projects are intended to reduce the Company’s environmental impact and/or enable the production of low-carbon technologies. We aim to achieve a level of allocation for eligible green projects which matches the amount of such net proceeds. Pending such allocation of the net proceeds to eligible green projects, we intend to use the net proceeds from the Convertible Notes offering for general corporate purposes.

Offtake Advances: As of December 31, 2020, we had debt recorded to Shenghe with a carrying amount of $66.4 million, of which $71.8 million was principal and $5.4 million was debt discount. As of June 30, 2021, we had debt recorded to Shenghe with a carrying amount of $45.8 million, of which $48.7 million was principal and $2.9 million was debt discount. The debt to Shenghe is to be satisfied primarily through product sales, as described above, where partial non-cash consideration is received by the Company in the form of debt reduction (generally equal to approximately 15% of the ultimate market value of the REO, excluding tariffs, duties and certain other charges). Additional cash payments will be required as a result of sales of offtake products to other parties, and under certain other conditions. See also “Recent Developments and Comparability of Results” section above.

We follow an imputed interest rate model to calculate the amortization of the embedded discount, which is recognized as non-cash interest expense, by estimating the timing of anticipated payments and reductions of the debt principal balance. The effective rate applicable from the June 5, 2020, inception to June 30, 2021, was between 4.41% and 10.37%. As of June 30, 2021, we estimated the timing of repayment to be within the next year which resulted in an updated imputed interest rate of 11.50%. The increase in the imputed rate is primarily due to changes in expected market prices resulting in an earlier anticipated repayment of the outstanding balance through the various mechanisms, which results in a higher implicit interest rate in order to fully amortize the debt discount concurrent with the expected final repayment of the debt balance.

Paycheck Protection Loan: In April 2020, the Company obtained a loan of $3.4 million pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted in March 2020 (the “Paycheck Protection Loan” or the “Loan”). The Paycheck Protection Loan, which was in the form of a note dated April 15, 2020, issued by CIBC Bank USA, was to mature on April 14, 2022, and bore interest at a rate of 1% per annum. Under the terms of the PPP, loans may be forgiven if the funds are used for qualifying expenses as described in the CARES Act, which include payroll costs, costs used to continue group health care benefits, rent and utilities. In June 2021, the Company received notification from the Small Business Administration that the Paycheck Protection Loan and related accrued interest was forgiven.

Equipment Notes: We entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery. As of December 31, 2020, we had $2.1 million in principal (and accrued interest) outstanding under the equipment notes. As of June 30, 2021, we had $11.0 million in principal (and accrued interest) outstanding under the equipment notes.

In February 2021, we entered into financing agreements for the purchase of equipment, including trucks and loaders, in the aggregate amount of $9.7 million, including an amount for the associated extended warranties. These equipment notes have terms of 5 years and interest rates of 4.5% per annum with monthly payments commencing in April 2021.

Public Warrants

Warrants to purchase 11,499,968 shares of the Company’s Common Stock at $11.50 per share were issued in connection with FVAC’s initial public offering (“IPO”) (the “Public Warrants”) pursuant to the Warrant Agreement, dated April 29, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent. These warrants qualified as equity instruments as they were indexed to the Company’s stock and settlement in shares was within the Company’s control. Accordingly, the Public Warrants were included in “Additional paid-in capital” within the Company’s unaudited Condensed Consolidated Balance Sheet as of December 31, 2020.

On May 4, 2021, at the direction of the Company, CST, in its capacity as warrant agent, delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants for a redemption price of $0.01 per warrant (the “Redemption Price”), that remained outstanding following 5:00 p.m. New York City time on June 7, 2021 (the “Redemption Date”).

In accordance with the Warrant Agreement, the Company’s Board of Directors elected to require that, upon delivery of the notice of redemption, all Public Warrants were to be exercised only on a “cashless basis.” Accordingly, holders could not exercise Public Warrants and receive Common Stock in exchange for payment in cash of the $11.50 per warrant exercise price. Instead, a holder exercising a Public Warrant was deemed to pay the $11.50 per warrant exercise price by the surrender of 0.3808 of a share of Common Stock that such holder would have been entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders received 0.6192 of a share of Common Stock for each Public Warrant surrendered for exercise. All Public Warrants that remained unexercised at 5:00 p.m. New York City time on the Redemption Date were delisted, voided and no longer exercisable, and the holders had no rights with respect to those Public Warrants, except to receive the Redemption Price.

During the three months ended June 30, 2021, the Company issued 7,080,005 shares of its Common Stock as a result of the cashless exercise of 11,434,455 Public Warrants. The Company redeemed the remaining 65,513 Public Warrants outstanding at the Redemption Date for a nominal amount.

Cash Flows

The following table summarizes our cash flows for the six months ended June 30, 2021 and 2020:

	For the six months ended June 30,		Change
(in thousands, except percentages)	2021	2020	$	%
Net cash provided by operating activities	$47,969	$2,242	$45,727	2040%
Net cash used in investing activities	$(44,566)	$(4,828)	$(39,738)	823%
Net cash provided by financing activities	$670,490	$38,728	$631,762	1631%

Net Cash Provided by Operating Activities: The increase in net cash provided by operating activities of $45.7 million for the six months ended June 30, 2021, compared to the prior year period, reflects the increase in product sales, partially offset by the increase in our cost of sales and general and administrative expenses (all as discussed above). In addition, $22.9 million of our product sales was excluded from cash provided by operating activities since that portion of the sales price was retained by Shenghe to reduce the debt obligation.

Net Cash Used in Investing Activities: Our current, recurring capital expenditure needs consist mainly of purchases of property, plant and equipment, including mining equipment. The increase in net cash used in investing activities of $39.7 million for the six months ended June 30, 2021, compared to the prior year period, is mainly attributable to an increase in capital expenditures relating primarily to our Stage II optimization project, as well as commissioning of our CHP facility and water treatment plant.

Net Cash Provided by Financing Activities: The increase in net cash provided by financing activities of $631.8 million for the six months ended June 30, 2021, compared to the prior year period, primarily relates to the net proceeds received from the issuance of the Convertible Notes in March 2021 of $672.3 million, partially offset by the $35.5 million in proceeds received from the Second Additional Advance during the six months ended June 30, 2020.

The following table summarizes our cash flows for the year ended December 31, 2020 and 2019:

	For the year ended December 31,		2020 vs. 2019
(in thousands, except percentages)	2020	2019	$ Change	% Change
Net cash provided by (used in) operating activities	$3,277	$(437)	$3,714	n.m.
Net cash provided by (used in) investing activities	$(22,370)	$5,624	$(27,994)	n.m.
Net cash provided by (used in) financing activities	$521,961	$(4,096)	$526,057	n.m.

n.m.—Not meaningful.

Net Cash Provided by (Used in) Operating Activities: Net cash provided by operating activities was $3.3 million for the year ended December 31, 2020, compared to net cash used in operating activities of $0.4 million in the prior year. The improvement mainly reflects the increase in product sales and increased efficiency in our production costs (as discussed above), offset by a reduction due to the timing of payment of working capital items, such as accounts payable, and a build in ore stockpiles per our mine plan. In addition, of our product sales, $21.3 million was excluded from cash provided by operating activities since that portion of the sales price was retained by Shenghe to reduce the debt obligation.

Net Cash Provided by (Used in) Investing Activities: Our current, recurring capital expenditure needs consist mainly of purchases of property, plant and equipment, including mining equipment.

Net cash used in investing activities was $22.4 million for the year ended December 31, 2020, compared to net cash provided by investing activities of $5.6 million in the prior year. The change was mainly attributable to an increase in capital expenditures relating primarily to initial expenditures related to our Stage II optimization project, as well as commissioning of our CHP and water treatment plants during the year ended December 31, 2020. For the year ended December 31, 2019, we sold long-lived assets, from which we received $7.9 million.

Net Cash Provided by (Used in) Financing Activities: Net cash provided by financing activities was $522.0 million for the year ended December 31, 2020, compared to net cash used in financing activities of $4.1 million in the prior year. The change primarily relates to the Business Combination, including the PIPE Financing. In addition, the change reflects the $35.5 million received from Shenghe relating to the Second Additional Advance, $40.3 million payments of underwriting and transaction costs, and a year-over-year increase of $8.9 million in principal payments on debt obligations and finance leases.

Contractual Obligations

The following table presents our contractual obligations and commitments as of December 31, 2020:

	Payments due by period
(in thousands)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Lease obligations (1)	$2,275	$1,114	$947	$214	$—
Debt obligations (2)	5,466	3,238	2,128	100	—
Offtake Advances (3)	71,843	25,710	46,133	—	—
Asset retirement and environmental obligations (4)	42,737	546	1,084	1,074	40,033

Total	$122,321	$30,608	$50,292	$1,388	$40,033

(1)	Includes future lease payments required under operating leases and finance leases that have initial or remaining non-cancellable lease terms in excess of one year.
(2)	Includes scheduled or expected principal payments on our debt obligations as well as our equipment notes.
(3)	Based on our expected repayments, considering expected production volumes, forecasted prices and cost projections. Actual amounts may differ from these estimates.
(4)	Represents payments that we are expecting to make in the future based on our estimates of asset retirement and environmental obligations, on a discounted basis.

Off-Balance Sheet Commitments and Arrangements

We do not engage in any off-balance sheet financing activities, nor do we have any interest in entities referred to as variable interest entities.

Critical Accounting Policies

Preparation of the Consolidated Financial Statements in accordance with GAAP requires our management to make judgments, estimates and assumptions that impact the reported amount of product sales and operating expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our Consolidated Financial Statements. Our significant accounting policies are described in Note 2, “Significant Accounting Policies,” in the notes to our Consolidated Financial Statements. Our critical accounting policies are described below.

Revenue

We recognize revenue from sales of rare earth products produced from our mine. Our principal customer, Shenghe, purchased substantially all of our production for the years ended December 31, 2020 and 2019, and is an affiliate of an equityholder of the Company. We recognize revenue at the point in time control of the products transfers to the customer and, under our offtake agreements with Shenghe, our performance obligation is typically satisfied when we deliver products to the agreed-upon shipping point. The transaction price with Shenghe is typically based on an agreed-upon price per MT but subject to certain quality adjustments based on REO content, with an adjustment for the ultimate market price of the product realized by Shenghe, further adjusted for certain contractually negotiated amounts. We typically negotiate with and bill an initial price to Shenghe; such prices are then updated based on final adjustments for REO content and/or actual sales prices realized by Shenghe. Sales to Shenghe under the Original Offtake Agreement also reflect an adjustment for the Shenghe Implied Discount, which did not apply to sales prior to July 1, 2019, or after June 5, 2020.

Debt Obligations and Imputed Interest Rate Applied to Debt Discount

In connection with the June 2020 Modification, we recorded a total principal amount of $94.0 million in debt due to the nature of our obligations, including a carrying amount upon issuance of $85.7 million based on the fair value of the instrument upon issuance, and offset by the resulting debt discount of $8.3 million. Since the A&R Offtake Agreement does not have a stated rate, and the timing and method of repayment is contingent on several factors, including our production and sales volumes, market prices realized by Shenghe, our sales to other parties, our asset sales and the amount of our annual net income, we estimated the timing of payments and other reductions to the outstanding balance to determine an imputed interest rate.

The debt discount represents the difference between the fair value of the debt liability issued and the total amount of the contractual obligation as a consequence of our entry into the A&R Offtake Agreement. The imputed interest rate is calculated by amortizing the debt discount over the time period that management expects to bring the total outstanding principal balance to zero and determining the annualized interest rate necessary to fully amortize the discount in the same period when final principal reduction is expected to occur. Actual repayments or reductions in the principal balance may differ in timing and amount from our estimates, and we therefore expect to update our estimates each reporting period. Accordingly, the imputed interest rate is likely to differ in future periods.

We have determined that we will recognize adjustments from these estimates using the prospective method. Under the prospective method, we will update our estimate of the effective imputed interest rate in future periods based on revised estimates of the timing of remaining principal reductions. This rate will then be used to recognize interest expense for subsequent reporting periods, until the estimates are updated again. Under this method, the effective interest rate is not constant, and changes are recognized prospectively as an adjustment to the effective yield. See Note 9, “Debt Obligations,” in the notes to our Consolidated Financial Statements for further discussion.

Asset Retirement Obligations

We recognize asset retirement obligations for estimated costs of legally and contractually required closure, dismantlement, and reclamation activities associated with the Mountain Pass mine and processing facility. Asset retirement obligations are initially recognized at their estimated fair value in the period in which the obligation is incurred. Fair value is based on the expected timing of reclamation activities, cash flows to perform activities, amount and uncertainty associated with the cash flows, including adjustments for a market risk premium, and discounted using a credit-adjusted risk-free rate. The liability is accreted over time through periodic charges to earnings and reduced as reclamation activities occur; differences between estimated and actual amounts are recognized as an adjustment to operating expense. Subsequent increments in expected undiscounted cash flows are measured at their discounted values using updated estimates of our credit-adjusted risk-free rate applied to the increment only. Subsequent decrements are reduced based on the weighted-average discount rate associated with the obligation. As of December 31, 2020, the credit-adjusted risk-free rate ranged between 7.1% and 8.2%, depending on the timing of expected settlement and when the layer or increment was recognized. Associated asset retirement costs, including the effect of increments and decrements, are recognized as adjustments to the related asset’s carrying amount and depreciated or depleted over its remaining useful life.

Environmental Obligations

We have assumed certain environmental remediation obligations that primarily relate to groundwater monitoring activities. Estimated remediation costs are accrued based on management’s best estimate at the end of each period of the costs expected to be incurred at a site to settle the obligation when those amounts are probable and estimable. Such cost estimates may include ongoing care, maintenance and monitoring costs associated with remediation activities. Changes in remediation estimates are reflected in earnings in the period. Remediation costs included in environmental obligations are discounted to their present value as cash flows when payments are readily estimable, and are discounted using a risk-free rate, which we derive from U.S. Treasury yields.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and have irrevocably elected to take advantage of the benefits of this extended transition period, which means that when a standard is issued or revised and has different application dates for public or private companies, we, for so long as we remain an emerging growth company, may adopt the new or revised standard at the time private companies are required to adopt the new or revised standard.

Recently Adopted and Issued Accounting Pronouncements

Recently adopted and issued accounting pronouncements are described in Note 2, “Significant Accounting Policies,” in the notes to our Consolidated Financial Statements.

Quantitative and Qualitative Disclosures about Market Risk

We have in the past and may in the future be exposed to certain market risks, including commodity price risks, in the ordinary course of our business, as discussed further below. In addition to commodity pricing risk, our product sales are highly concentrated, with Shenghe accounting for more than 90% of our product sales for all periods presented.

Commodity Price Risk

Our results of operations depend in large part upon the market prices of REO and particularly the price of rare earth concentrate. Concentrate prices are less transparent than those of many other commodities. Rare earth concentrate is not quoted on any major commodities market or exchange and demand is currently limited to a relatively limited number of refiners, a significant majority of which are based in China. We believe that we are a leading, low-cost producer of rare earth concentrate containing significant amounts of NdPr. We expect demand for NdPr to continue to grow driving demand for our concentrate and ultimately, upon the completion of our Stage II optimization plan, separated NdPr oxide, but actual demand and pricing may fluctuate for numerous reasons beyond our control, including, among other things, discoveries of new mineral properties, technological changes that lead to diminished reliance on NdPr and/or permanent magnets, and shifts in underlying end-user demand for products or components manufactured with NdPr. See the “–Key Factors Affecting Our Performance.” While we currently generate revenue in the United States and in U.S. dollars, the market transactions are denominated mainly in the Chinese Yuan and we are therefore indirectly exposed to currency volatility and devaluation risks. For example, we negotiate monthly U.S. dollar REO prices with Shenghe, which are based in part on the exchange rate between the U.S. dollar and the Chinese Yuan. Geopolitical tensions between the United States and China may lead to increased tariffs, preferences for local producers, some of which may be government-supported, changes in taxing regimes or other trade barriers. We have not entered into derivative contracts to protect the selling price for our REO and do not expect to do so in the foreseeable future, as there is no liquid market for such contracts and their cost may be prohibitive, if they could be obtained at all.

BUSINESS

Overview

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly-owned subsidiary, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), acquired the Mountain Pass mine and processing facilities in July 2017. Our wholly-owned subsidiary, Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has produced superior product output and performance compared to that of the prior ownership, while generating cash flows from the sale of our rare earth concentrate. We are now beginning to reinvest those cash flows into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of rare earth oxides (“REO”) and setting a foundation for long-term growth and value creation for stakeholders.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

The Company was incorporated on January 24, 2020, as a Delaware corporation under the name “Fortress Value Acquisition Corp.” (“FVAC”) and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On November 17, 2020, in connection with the consummation of the Business Combination (as discussed and defined below), we changed our name to “MP Materials Corp.” References herein to “MPMC,” the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

Business Combination

On November 17, 2020, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of July 15, 2020, as amended on August 26, 2020 (the “Merger Agreement”), by and among FVAC, FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC”), MPMO and SNR. Pursuant to the Merger Agreement, among other things, MPMO and SNR each became indirect wholly-owned subsidiaries of FVAC.

In accordance with the Merger Agreement, among other things, (a) MPMO and SNR, prior to the consummation of the transactions contemplated by the Merger Agreement, completed reorganizations, pursuant to which, among other things, (i) an affiliate of an MPMO equityholder formed a new Delaware corporation (“MPMO HoldCo”), and SNR formed a new Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes (“SNR HoldCo”), (ii) each of MPMO HoldCo and SNR HoldCo formed wholly-owned subsidiaries, MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, and (iii) each of MPMO and SNR merged with MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, with MPMO and SNR as the surviving company of each merger and becoming wholly-owned subsidiaries of MPMO HoldCo and SNR HoldCo, respectively; (b) through two consecutive mergers constituting part of the same overall transaction, MPMO Merger Corp., merged with and into MPMO HoldCo, with MPMO HoldCo being the surviving corporation, and immediately thereafter MPMO HoldCo merged with and into MPMO Merger LLC, with MPMO Merger LLC being the surviving company (such mergers, the “MPMO Mergers”); and (c) through two consecutive mergers constituting part of the same overall transaction, SNR

Merger Company merged with and into SNR HoldCo, with SNR HoldCo being the surviving company, and immediately thereafter SNR HoldCo merged with and into SNR Merger LLC, with SNR Merger LLC being the surviving company (together with the MPMO Mergers and the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”).

On November 17, 2020, immediately prior to the consummation of the Business Combination and pursuant to the Parent Sponsor Warrant Exchange Agreement, entered into by FVAC and Fortress Acquisition Sponsor LLC (the “Sponsor”) on July 15, 2020, the Sponsor exchanged all 5,933,333 of its private placement warrants, each of which was exercisable to purchase one FVAC Class A common stock at $11.50 per share, for an aggregate of 890,000 shares of FVAC Class F common stock that, upon the consummation of the Business Combination, were converted into FVAC Class A common stock (which is not subject to vesting or forfeiture restrictions under the amended and restated letter agreement dated July 15, 2020, and amended and restated on August 26, 2020, by and among FVAC and the holders of FVAC Class F common stock) (which, after the consummation of the Business Combination is referred to as “Common Stock”).

On November 17, 2020, in connection with the consummation of the Business Combination, the Company issued, in a private placement transaction (the “PIPE Financing”), an aggregate of 20,000,000 shares of Common Stock for an aggregate purchase price of $200.0 million, to the PIPE Investors pursuant to the terms of respective subscription agreements entered into separately between the Company and each PIPE Investor, each dated July 15, 2020 (collectively, the “Subscription Agreements”).

On November 17, 2020, in connection with the consummation of the Business Combination, the Company amended and restated FVAC’s first amended and restated certificate of incorporation (such first amended and restated certificate of incorporation, the “FVAC Charter” and, such second amended and restated certificate of incorporation, the “Second Amended and Restated Certificate of Incorporation”) to:

a)	change the name of the Company from “Fortress Value Acquisition Corp.” to “MP Materials Corp.”;

b)

increase the total number of authorized shares of all classes of capital stock from 221,000,000 shares to 500,000,000, consisting of (i) 450,000,000 shares of the Common Stock and (ii) 50,000,000 shares of preferred stock;

c)

provide for the board of directors of MPMC to be divided into three classes, with only one class of directors being elected each year and members of each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term;

d)

remove or amend those provisions of the FVAC Charter which terminated or otherwise ceased to be applicable following the completion of the Business Combination, including removal of certain provisions relating to the Company’s prior status as a blank check company and the Company’s Class F Common Stock that no longer apply;

e)

provide that the Company will not be governed by Section 203 of the Delaware General Corporation Law (“DGCL”) and included a provision that is substantially similar to Section 203 of the DGCL, but excludes the Sponsor, JHL Capital Group and any Exempt Transferee (as defined in the Second Amended and Restated Certificate of Incorporation) and their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes;

f)

to provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation other than with respect to any complaint asserting a cause of action arising under the United States federal securities laws for which the federal courts of the United States of America will be the exclusive jurisdiction to the fullest extent permitted by law; and

g)

require that any amendments relating to Article V (Board of Directors) of the Second Amended and Restated Certificate of Incorporation may only be amended, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of MPMC entitled to vote in the election of directors, voting together as a single class.

The Business

We own and operate one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere.

Rare earth elements (“REE”) are fundamental building blocks of the modern economy, impacting trillions of dollars in global gross domestic product (“GDP”) through the enablement of end products across industries including transportation, clean energy, robotics, national defense and consumer electronics, among others. Neodymium (“Nd”) and praseodymium (“Pr”) are rare earth elements which in combination form neodymium-praseodymium (“NdPr”), which represents the Company’s primary revenue opportunity. NdPr is most often utilized in NdPr magnets, which are also commonly referred to as “neo,” “NdFeB,” “NIB,” or permanent magnets and are made predominantly from an alloy of NdPr, iron, and boron. NdPr magnets are the most widely used type of rare earth magnets and are critical for many advanced technologies that are experiencing strong secular growth, including electric vehicles, drones, defense systems, medical equipment, wind turbines, robotics and many others. The rapid growth of these and other advanced motion technologies is expected to drive substantial demand growth for NdPr.

We produce our materials at Mountain Pass, one of the world’s richest rare earth deposits, co-located with integrated state-of-the-art processing and separation facilities. We believe Mountain Pass is the only such integrated facility in the Western Hemisphere and one of the few separation facilities outside of Asia. Current ownership and management acquired the Mountain Pass assets in 2017, restarted operations from cold-idle status and embarked on a deliberate, two-stage plan to optimize the facility and position the Company for growth and profitability. Approximately $1.7 billion has been invested in the Mountain Pass facility since 2011, in addition to the investments in utilities and active infrastructure completed between the 1960s and 2008. We commenced mining, comminution, beneficiation, and tailings management operations, which we designated Stage I of our multi-stage optimization plan, between December 2017 and February 2018. We currently produce a rare earth concentrate that we sell to Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), an affiliate of Shenghe Resources Holding Co., Ltd., a leading global rare earth company that is publicly listed in China, which, in turn, sells that product to end customers in China. These customers separate the constituent REE contained in our concentrate and sell the separated products to various end users. We believe our concentrate represents approximately 15% of the rare earth content consumed in the global market during the last 12 months. Upon completion of our Stage II optimization project, we anticipate separating REO at our Mountain Pass site and selling our products directly to end users, at which time we expect to no longer sell our concentrate.

As technological innovation drives significant anticipated global growth in demand for REO, we also believe global economic trends, geopolitical realities and sustainability mandates are combining to further support an opportunity for us to create shareholder value. We believe businesses are increasingly prioritizing diversification and security of their global supply chains so as to reduce reliance on a single producer or region for critical supplies. This trend has national security implications as well, illustrated by recent U.S. Presidential directives seeking the onshoring of production in industries deemed critical, including rare earth minerals. For example, on February 24, 2021, President Biden signed an executive order requiring the U.S. government to review supply chains for critical minerals and other identified strategic materials, including rare earth elements, in an effort to ensure that the U.S. is not reliant on other countries, such as China. This executive order calls for a review of a broader set of U.S. supply chains covering the defense, health care, information technology, energy, transportation and agriculture sectors. According to the CRU Group (“CRU”), China accounted for approximately 79% of global REO production in 2020. We believe an even higher percentage of the NdPr magnet supply chain is based in China. Finally, public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. As the only scaled source in North America for critical rare earths, with a processing facility designed to operate with best-in-class sustainability and a competitive cost structure, we believe we are well-positioned to thrive in a transforming global economy.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

History of Ownership and Current Operations

MPMO acquired the Mountain Pass mine and the rare earth processing and separation facilities located at the mine out of bankruptcy in July 2017. In the five years prior to our acquisition, the prior owner of Mountain Pass, Molycorp, Inc. (“Molycorp”), invested over $1.7 billion of capital, primarily to construct new rare earth processing and separation facilities on the Mountain Pass mine site. During its tenure, Molycorp encountered operating challenges, struggling to achieve stable production at their designed capacity due to execution issues in concentrate production and challenges in implementing a revised process flow, which we believe sacrificed the natural advantages of Mountain Pass bastnaesite ore and its inherent suitability to low-cost processing. In the refining process further downstream, Molycorp removed the critical oxidizing roasting circuit, which previously had been used at Mountain Pass since 1966, and is a well-accepted process throughout the world. We believe this was done to maximize the production of cerium, one of the lower-value rare earth minerals in the Mountain Pass ore.

We believe that Molycorp also implemented a novel, complicated, reagent-intensive, and, ultimately, unreliable multi-stage leaching and cracking process, which resulted in low recovery of NdPr and high operating costs.

We acquired Mountain Pass with the vision of reincorporating proven process technologies to create an integrated, secure domestic supply chain company at the center of the electric transportation ecosystem to power the coming electric vehicle (“EV”) revolution and to provide a sustainable source of supply for critical sectors of the modern global economy. Our business plan, in contrast to Molycorp, focuses primarily on producing the higher-value rare earths, neodymium and praseodymium, and optimizing costs through the reintroduction of the oxidizing roasting circuit. We plan to eliminate the cracking process and focus on a single-stage leach, providing flexibility to reduce the production of cerium, maximize NdPr production and dramatically reduce costs.

Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flows from the sale of our rare earth concentrate. Now, we are beginning to reinvest those cash flows into the further optimization of our facility to enable integrated separation operations, thereby ensuring upstream supply of REO and setting a foundation for long-term growth and value creation for stakeholders.

Prior to acquiring the Mountain Pass facility, we entered into contractual arrangements with Shenghe in 2017 whereby Shenghe agreed to offtake our products under the original offtake agreement (the “Original Offtake Agreement”) and agreed to provide technical assistance under the technical services agreement (the “TSA”). The TSA with Shenghe has been terminated by mutual agreement, but the offtake arrangement continues under an amended and restated offtake agreement (the “A&R Offtake Agreement”). U.S. employees of the Company lead the Company’s operating, engineering, strategic and management activities.

Upon completion of our Stage II optimization plan, processing at our Mountain Pass facility will include five primary process steps: (i) mining and crushing; (ii) milling and flotation; (iii) leaching and impurity removal; (iv) separation and extraction; and (v) product finishing. Having completed Stage I of our optimization plan, we are engaged in the first two of these steps. The first step includes mining the primarily bastnaesite ore followed by comminution, which involves crushing and grinding the ore into a milled slurry. In the second step, the milled bastnaesite slurry is then processed by froth flotation, whereby the bastnaesite floats to the surface while the gangue, or non-desired, elements are suppressed and disposed as tailings. We believe we are unique among scaled rare earth producers in our use of a dry tailings process that allows recycling of the water used in our milling and flotation circuit and eliminates the need for high-risk wet tailings ponds and traditional impoundment dams. This reclaimed water accounts for 95% of our current water consumption, resulting in approximately 5% of the fresh water use of a comparable milling and flotation circuit. As a result, we believe our milling and flotation operations enable us to achieve best-in-class sustainability relative to other producers of REE.

MP MATERIALS’ PROCESS

REVIVING ROASTING PROCESS PIONEERED AT MOUNTAIN PASS

Stage I Execution Successful

Current ownership and management began implementing its Stage I optimization plan following the 2017 acquisition of Mountain Pass. Utilizing technical assistance from Shenghe and our own engineers, management implemented changes in the milling, flotation and tailings management processes; implemented a new, advanced reagent scheme that improved mineral recovery and enabled operation at lower temperatures; and implemented operational best practices. Together, these changes have increased plant uptime to approximately 95% and have driven enhanced flotation reliability, throughput, recovery and production as well as tailings facility reliability and throughput at a significantly lower cost per processed ton. We already have established our ability to achieve approximately 3.2x the production volume of rare earth concentrate versus our predecessor using the same capital equipment, whose insufficient concentrate production drove downtime throughout the facility. We also believe that our Stage I optimization initiatives have enabled us to achieve world-class production cost levels for rare earth concentrate. All of these achievements have enabled us to become operating cash flow positive, despite significant Chinese trade tariffs on ore and concentrates in place over the optimization period. These trade tariffs have since been suspended, further enhancing the earnings power of our Stage I operations.

Stage II Underway

Our Stage II optimization plan is focused on advancing from concentrate production to the separation of individual REO. Engineering, procurement, preliminary construction, and other recommissioning activities are underway and involve upgrades and enhancements to the existing facility process flow to produce separated REO more reliably, at significantly lower cost and with an expected smaller environmental footprint than the prior operator of the Mountain Pass facility. As part of Stage II, we are in the process of reintroducing a roasting circuit, reorienting the plant process flow, increasing product finishing capacity, improving wastewater management, and making other improvements to materials handling and storage. The reintroduction of the oxidizing roasting circuit also allows subsequent stages of the production process to occur at lower temperatures, and with significantly lower volumes of materials and reagents, which supports lower operating and maintenance costs and higher uptime than our predecessor—in many ways mirroring the types of changes we implemented successfully in Stage I. Upon completion of Stage II, we expect to be a low-cost producer of NdPr, which represents a majority of the value contained in our ore.

The roasting step that oxidizes the rare earth concentrate in a rotary kiln is crucial to ensuring the cost-competitiveness of our site. Roasting of bastnaesite concentrate was pioneered at Mountain Pass in 1966 and roasted concentrate continued to be processed until a new process flow was instituted by the prior owner after 2008. Under the prior owner’s operation, this practice was discontinued to maximize production of cerium, a lower-value rare earth. We believe this decision was a key factor in the deterioration of operating and financial performance under prior ownership. One of the unique attributes of bastnaesite is the ability to convert the trivalent form of cerium in the mixed rare earth concentrate to tetravalent cerium, which has a low propensity to dissolve, enabling cerium to be separated expediently along with other insoluble gangue elements without selective extraction. As compared to the process employed by the prior owner of Mountain Pass, the removal of low-value cerium early in our separations process allows for up to a 40% reduction in the mass of material to be separated and finished, thus dramatically reducing the energy, reagents, and wastewater required to produce the higher-value NdPr. We believe these changes are well-documented in academic literature, have been extensively piloted in both small and large scale by our team and outside laboratories, were used for decades at Mountain Pass prior to Molycorp’s ownership and operational changes, and are standard processes for other bastnaesite ore mines throughout the world.

We have substantially completed our process redesign and engineering for Stage II and we hold all intellectual property and expertise necessary to operate independently of our relationship with Shenghe. We believe that our Stage II optimization project will enable us to materially increase the recovery of NdPr from our concentrate, increase NdPr production and dramatically lower the cost of production, in each case, as compared to the prior owner’s operations.

Our currently idled natural gas-powered combined heat and power (“CHP”) facility includes two 15 megawatt (“MW”) natural gas-fired turbines (that are each capable of producing up to 12MW at our altitude and subject to weather conditions) to produce electricity and steam. We plan to restart the CHP facility in 2021, enabling us to produce low-cost electricity and steam while enhancing the reliability and redundancy of our utility supply. The CHP and required water pre-treatment asset recommissioning is expected to generate significant annualized run-rate savings prior to completion of Stage II. When we are fully operational upon completion of Stage II, we believe that our cost of electricity will be approximately half the cost of electricity from the grid per MW consumed, not including the value of the steam produced.

The Mountain Pass site also is equipped with a chlor-alkali facility to manufacture reagents used in our rare earth separation and processing. Following completion of Stage II, we may decide to bring the chlor-alkali facility back online, which would further integrate our operations, yield additional cost savings and supply redundancy, and further enhance our sustainability profile. Reagents produced from the chlor-alkali facility would be used in the leach, solvent extraction, brine neutralization and finishing processes, while excess reagents could be sold.

We hold the necessary permits to operate our Mountain Pass facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. We hold numerous other permits and approvals, including permits to operate from the Lahontan Regional Water Quality Control Board for groundwater treatment. We may have to obtain new permits, including, without limitation, air permits issued by the Mojave Desert Air Quality Management District and construction and occupancy permits issued by San Bernardino County to complete the Stage II optimization project.

Combined with other site-specific technical and operational advantages, we believe the execution of our Stage II optimization plan will ensure we become a global low-cost producer of NdPr oxide, just as we are of concentrate at present.

Stage III Downstream Expansion Opportunity

Aside from our co-located refining facility, there are very few integrated rare earth mining and refining plants of scale globally, and none outside of China. This is a core driver behind our mission to restore this critical production capability to the U.S. We also seek to facilitate the restoration of the full magnetics supply chain to the U.S. by participating in the further downstream integration of our rare earth materials into high-strength rare earth permanent magnets. Upon completion of the Stage II optimization plan, we expect to be a cost-competitive, high-volume producer of separated REO. We believe we will then be in position to consider opportunities to integrate further downstream into the business of upgrading NdPr into metal alloys and magnets, ultimately expanding MPMC’s presence as a global source for rare earth magnetics.

Downstream integration would be completed either via building a captive integrated magnet supply chain or investing in this capability via an acquisition, partnership or joint venture. The integration of magnet production would establish us as the first and only fully-integrated source of supply for rare earth magnets in the Western Hemisphere. In addition to offering end-market magnet customers a complete Western supply chain solution, we believe downstream integration would also create a material incremental value creation opportunity. We believe that the ability to capture significant value from magnet production requires a scaled, steady, cost-effective source of supply of NdPr, which we believe only we are positioned to provide in the Western Hemisphere. Because we will be creating that supply, an owned or partnered magnet production operation would benefit from lower costs and higher margins compared to stand-alone magnet producers. We also believe integration into magnet production would provide some protection from commodity pricing volatility, while also enhancing our business profile as the producer of a critical industrial output in addition to a producer of resources.

While we remain primarily focused on the execution of our Stage II optimization plan over the near term, we intend to focus our business development efforts on a “buy, build, and/or joint venture” strategy designed to capture value downstream in electrification.

Rare Earth Industry Overview and Market Opportunity

The REE group includes 17 elements, primarily the 15 lanthanide elements. Cerium, lanthanum, neodymium, and praseodymium are considered “light REE” that are more predominant in bastnaesite; samarium, europium, and gadolinium are often referred to as “medium REE”; while terbium, dysprosium, holmium, erbium, thulium, ytterbium and lutetium are considered “heavy REE.” Two additional elements, yttrium and scandium are often classified with the heavy REE though they are not lanthanides. Depending upon the rare-earth carrying material, the mixture of light, medium and heavy REE will differ.

The aggregate global market for REO totaled approximately 161,000 metric tons in 2020 and is expected to grow at a compound annual growth rate (“CAGR”) of approximately 4.2% through 2030, according to research by CRU. REO are used in a diverse array of end markets, including:

•	Clean-Energy and Transportation Technologies: traction motors in EVs and hybrid electric vehicles (“HEVs”), generators in wind power turbines, and linear motors in mag-lev trains;

•

High-Technology Applications: miniaturization of smart phones and other mobile devices, computing devices, speakers and microphones, as well as fiber optics, lasers, robotics, medical devices and optical temperature sensors in medical and industrial environments;

•	Critical Defense Applications: guidance and control systems, communications, global positioning systems, radar and sonar, drones, and railguns; and

•

Essential Industrial Infrastructure: advanced catalyst applications in oil refining, pollution-control systems in traditional internal-combustion automobiles, glass polishing, and LED lighting and phosphors.

REO Demand Forecast

CRU estimates that the NdPr segment of the REO market—which makes up the significant majority of the market value—is expected to grow at a 7.0% CAGR through 2030, well in excess of the overall REO market. This anticipated growth will be driven by secular growth in demand for NdPr magnets used to enable emerging technology applications including EVs and electrified transportation modes such as trains, as well as defense and alternative energy solutions such as robotics and wind turbines. These categories comprise approximately 29.3% of the total NdPr market today, but are expected to grow at a significantly higher CAGR as the global economy increasingly embraces sustainable solutions that replace traditional technologies like the internal combustion engine.

Electric Vehicle Market Opportunity

NdPr magnets are critical components in permanent magnet traction motors, the dominant EV motor technology with a more than 90% market share among leading automotive original equipment manufacturers (“OEMs”). EVs are primarily differentiated from vehicles powered by internal combustion engines by their rechargeable power sources and their electric motors. While the EV battery market is evolving, with multiple approaches to battery composition, in EV motors NdPr magnets are already the widely accepted technology standard. NdPr magnets are superior to other types of magnets for this application due to their unequaled efficiency in converting energy into motion with a superior energy-to-weight ratio versus alternatives.

According to research by CRU, annual production of EVs is expected to grow eightfold between 2019 and 2035. Given the intensity of NdPr’s use in permanent magnet traction motors, CRU estimates that EV production alone would consume nearly 100% of today’s annual global production of NdPr, versus consuming just 9% in 2019. Global EV production will not be able to meet this expected increase in demand without an additional, stable supply of NdPr.

Wind Turbine Opportunity

NdPr magnets also are a key component of direct-drive wind turbines, which are gaining market share in wind power installations. The use of rare earth magnets eliminates the need for a gearbox in the wind turbine, making them lighter, cheaper, more reliable, easier to maintain, and capable of generating electricity at lower wind speeds. The wind turbine market is anticipated to account for approximately 28.8% of the global growth in the use of NdPr in rare earth magnets from 2020 to 2030, according to CRU. Every MW of direct-drive wind power installed generates approximately 650kg of incremental NdPr demand.

According to CRU, the anticipated rapid increase in demand for rare earth products, particularly NdPr, has the potential to cause supply shortages within the next few years. As EVs, wind turbines and other advanced applications generate an increasing percentage of global GDP, we believe individual nations and enterprises will require a competitive, diversified and reliable supply chain for REO. We believe that our onshoring of a North American supply chain for REO will help meet the demand for EVs and other emerging industries while lowering single point-of-failure risk.

Supply Chain, Geopolitical and Sustainability Forces Driving Market Opportunity

We believe global economic trends, geopolitical realities and sustainability mandates are reshaping the business and investing landscape to create tailwinds supporting our market opportunity. More importantly, we believe these trends together create a need to establish a fully onshore REO supply chain in the U.S., consistent with our mission. Over the past several decades, U.S. companies have moved critical manufacturing and supply chain operations to lower-cost markets. While this trend has enabled U.S. companies to realize lower production costs and furthered the globalization of the macroeconomy, the strategy of “offshoring” has created supply chain complexities that increased business risk. This circumstance was made more visible during the global COVID-19 pandemic, when businesses across many industries were forced to take rapid action to mitigate disruption of their global supply chains due to variable, cross-border restrictions on economic and business activity. Mitigating actions include increasing the diversification of supply chains, both in number of suppliers and source locations, including back into the U.S. As a result, we believe many companies will be re-evaluating their approach to building supply chains, seeking an appropriate balance between assuring diversity and security of supply and managing cost.

China Dominance of REO Market

Governments are taking steps to strengthen national presence in key industries, including rare earths, and seeking to secure domestic supply chains for their domestic industrial base. China has dominated the global supply of rare earth products for the last 20 years and accounted for approximately 79% of global REO production in 2020. Other than Mountain Pass and deposits in Australia and Myanmar, there are limited reliable sources of REE supply outside of China. Since 2013, stricter regulations on mining production as well as tighter environmental standards and export controls resulted in the formation of six large government-backed production groups in China. This consolidation has resulted in more streamlined management and tighter control of rare earth supply flows and pricing. Export controls on both product and technology, production quotas, and direct and indirect subsidies have ensured that China’s market share of REO production exceeds its share of global reserves. Further, given China’s significant investment in downstream REO-consuming processes such as metallization and magnet manufacturing, Chinese domestic demand is projected to rapidly increase, which could create a shortage of REO available to consumers outside of China. Chinese government actions and strategic political visits to rare earth facilities have in the past heightened international supply concerns, including China’s potential implementation of export restrictions in conjunction with international disputes.

China also dominates downstream rare earth production, manufacturing substantially all of the world’s supply of rare earth alloys/metals and a significant majority of high-end NdPr magnets. Currently, no production-scale capacity for rare earth metalmaking or permanent magnet production exists in the U.S. The remaining global high-end NdPr alloy/metal and magnet production is conducted primarily in Japan or Japanese-aligned facilities elsewhere in Asia, primarily in Vietnam, Philippines, and Thailand.

United States Actions to Restore Domestic Supply of Key Minerals

The U.S. is taking action to secure domestic sources of REE supply and we believe that we are uniquely positioned to answer several of the U.S. government’s calls to action regarding critical materials supply. On December 20, 2017, former President Trump issued executive order 13817, “A Federal Strategy to Ensure Secure and Reliable Supplies of Critical Minerals,” calling on agencies across the government to develop a strategy to reduce the susceptibility of the United States to critical mineral supply disruptions. On February 16, 2018, the United States Secretary of the Interior presented a list of 35 minerals deemed critical under the definition provided in the executive order, including the entirety of the REE group. On July 22, 2019, former President Trump issued five Presidential Determinations reiterating the importance of domestic production capability of rare earth products and rare earth permanent magnets to the national defense.

In addition, the Biden Administration has indicated their commitment to EVs and clean energy initiatives, including to critical minerals used in these applications. For example, on February 24, 2021, President Biden signed an executive order requiring the U.S. government to review supply chains for critical minerals and other identified strategic materials, including rare earth elements, in an effort to ensure that the U.S. is not reliant on other countries, such as China. This executive order calls for a review of a broader set of U.S. supply chains covering the defense, health care, information technology, energy, transportation and agriculture sectors.

In April 2020, we were selected by the U.S. Department of Defense (the “DoD”) for a preliminary contract to support the initial phase of a DoD effort to restore domestic heavy rare earths production and separation capabilities to the U.S. The construction of a heavy rare earths separation facility at Mountain Pass would be independent of, but complementary to, our Stage II optimization project. The heavy rare earths award contract was formally issued to us on July 10, 2020, and our efforts are now underway, though there is no guarantee that we will receive a contract for subsequent phases of the DoD’s heavy rare earths efforts, or that we will receive any additional U.S. government funding beyond the initial grant. In addition, in November 2020, we were awarded a Defense Production Act Title III technology investment agreement to establish domestic processing for separated light rare earth elements whereby the DoD has agreed to contribute $9.6 million towards our Stage II optimization project.

Environmental, Social, and Governance (“ESG”) Mandates Impacting Global Capital Allocation Throughout Value Chain

Public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. According to a survey by the Global Impact Investing Network, assets devoted to investments focused on ESG factors increased to $715 billion in April 2020, a 42% increase from $502 billion in April 2019.

REO will play a critical role in enabling the global expansion of sustainable industries like EVs and alternative energy solutions, but we also believe that governments, investors and our customers will increasingly demand that REO be produced sustainably. For example, current practices prevalent in the industry for extracting REO from hard rock utilize a wet tailings process that requires excessive groundwater usage and poses significant environmental and safety risks. We are differentiated among large REE producers in our use of a dry tailings process, which allows the water used in our milling and flotation circuit to be recycled and eliminates the need for high-risk wet tailings ponds and traditional impoundment dams. As part of our optimization plan to restore fully integrated development of REO, we are designing what we believe to be additional environmentally responsible production methods into our process that we believe will enable us to achieve best-in-class sustainability. While sustainable production processes can be more costly than traditional mining and processing approaches, we believe the high ore grade at Mountain Pass combined with our scale will enable us to make these investments and still achieve our objective of being a low-cost producer.

We believe our Company advances 11 of the United Nations’ 17 Sustainable Development Goals, across environmental areas including clean energy and sustainable mining, as well as social areas including ownership culture, employee empowerment and securing of strategic resources.

Overall, we believe the trends toward onshoring of supply chains, protection of U.S. national interests in vital industries and heightened focus on sustainable production and investing support our unique opportunity to become a lower-risk solution for customers in Western and allied nations for the supply of critical rare earth materials.

Our Strengths

Our Location: We are the only integrated, scaled producer in the Western Hemisphere, with significant cost advantages.

As worldwide demand for rare earth products increases, the supply of REO is limited by available production capacity, which is currently concentrated in China. A confluence of geopolitical and economic factors is causing downstream customers, such as automotive OEMs, to be increasingly focused on supply risk, highlighting the need to develop domestic production of REE and products. The U.S. government is actively seeking to end the country’s reliance on foreign REE sources, and we believe that our constructive relationship with key regulators and the relative stability of U.S. policies provides us with an advantage relative to non-U.S. REE producers. Within North America, our Mountain Pass facility is the only scaled source for critical rare earths in operation and there are high barriers to entry in the ex-China REE market. We believe it would take years and significant capital for any meaningful domestic competition to develop.

Moreover, the location of our facility affords significant cost and operational advantages that we believe are difficult to replicate, including:

•	the benefits of a fully-integrated, world-class facility leveraging greater than $1.7 billion of prior capital investments;

•

efficient accessibility to/from our facility, which is located approximately 50 miles southwest of Las Vegas, Nevada and immediately adjacent to Interstate 15, within truck drive time of one hour to a major rail-head and four hours to the Ports of Los Angeles and Long Beach;

•	ready access to sufficient water supply; and

•	a rural setting without competing commercial interests.

We believe the self-contained nature of our operations—with mining, milling, separations, and finishing all on one site—creates additional cost advantages and operational risk mitigation.

Our Platform: Positioned to play a prominent role in the transformation of America’s industrial economy.

Since restarting operations in 2017 from cold-idle status, we have increased production of our rare earth concentrate to over 38,000 metric tons of equivalent REO annually, which we believe represented approximately 15% of global REE production during the last twelve months. Our financial performance during the year ended December 31, 2020, has been achieved without significant capital investment, as the primary cost of building the Mountain Pass processing facility was borne by prior ownership. As a result, we believe we are in a strong operating and capital position to execute on Stage II and ultimately to integrate downstream processing of REO via a Stage III downstream expansion strategy, which would create the opportunity to drive additional revenue growth and profits, and position us as a competitively advantaged provider of a key industrial output.

Our current operating success and strategic plan create a strong foundation at a critical moment in the global economy. As the adoption of electric transportation grows, U.S. leadership in automotive, defense, and aerospace manufacturing and within the healthcare industry is increasingly at-risk without a stable, competitive domestic magnetics industry. Commercial and government customers are increasingly demanding redundancy, visibility and cost competitiveness in their supply chains. For example, the DoD in the National Defense and Authorization Act of 2019 required that NdPr magnets (and the relevant supply chain) be sourced from Allied nations, identifying REE and permanent magnets as critical to the defense and industrial security of the United States. We believe automotive OEMs will demand supply chain redundancy as they transition their engine, transmission and motor manufacturing facilities to build EV components. In addition, we believe end consumers will demand that the materials used to build these vehicles be extracted sustainably. We believe we are positioned to address these converging demands to provide customers with a lower-risk solution for rare earth supply, as a low-cost, domestic, environmentally-friendly producer of materials crucial to a sustainable economy.

Our Resource: We own and operate one of the richest rare earth deposits in the world.

More than 60 years of operations have proven that our ore body is one of the world’s largest and highest-grade rare earth resources. The low-volume nature of rare earth mining coupled with the exceptional scale and quality of the ore body results in a resource with significant viability well into the future. Our bastnaesite ore is well-suited to the proven separation technologies upon which our Stage II optimization plan is based. Further, bastnaesite contains significantly lower levels of radioactive thorium and uranium than most other REE-bearing ore types, reducing costs and operational risks.

As of July 1, 2020, SRK Consulting (U.S.), Inc. (“SRK”), an independent consulting firm that we have retained to assess our reserves, estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of 1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% total rare earth oxide (“TREO”). Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years.

The open pit mine is located on approximately 2,222 fee simple acres with approximately 15,000 acres of mineral rights. We believe there is opportunity to grow the reserve base over time with exploratory drilling, which has not been conducted since 2011.

Our Sustainable Operations: We believe we operate the most environmentally responsible rare earth facility in the world.

Mountain Pass is a state-of-the-art rare earth facility operating with what we believe to be best-in-class environmental standards. Our paste tailings process—where waste from beneficiation is de-watered and that water is recycled back into the process, allowing the remaining solids to be deposited into a lined impoundment—dramatically reduces water consumption, the risk of seepage issues and our environmental footprint and eliminates the need for “tailings ponds” often associated with mining operations that can present a higher risk than paste disposal. Upon the potential restart of our chlor-alkali facility, we expect to consume waste brine from the separations process to produce the key reagents used in separation and finishing. We expect this “closed loop” process will reduce third-party reagent consumption, reduce processing or disposal costs of brine, and further reduce our environmental impact. Clean natural gas will fuel our CHP facility that, upon restart, will provide power and steam to the entire site, which we believe will improve energy efficiency and remove dependence on grid-based power. Our facilities are fully permitted and, we believe, comply with all federal and California environmental regulations, which are among the highest environmental standards in the world. As we grow, we will seek out and obtain such permits and licenses necessary to ensure our facilities continue to comply with required standards. As global industry increasingly considers and works to reduce the environmental impact of operations—and while consumers increasingly understand the “net” environmental impact of adopting green technologies—we believe our sustainable process for producing key materials for the clean-energy economy is a distinct advantage.

According to independent research conducted by the Institute of Energy and Climate Research of the German government research center Forschungszentrum Jülich, rare earth production from the Mountain Pass deposit “demonstrates superiority… in terms of environmental effects” compared to the Mount Weld deposit in Australia and the Bayan Obo deposit in China. The research studied the impact of rare earth production on environmental categories including climate change, freshwater ecotoxicity and particulate matter formation.

Our Operating Approach: We are focused on achieving status as the industry’s low-cost producer, led by a mission-driven management team invested in long-term success.

We have a unique mission in the minerals industry: to re-establish a secure and sustainable supply chain in the U.S. for critical sectors of the modern global economy. The team who purchased Mountain Pass out of bankruptcy and leads the Company today is substantially invested alongside public stockholders of the Company and is committed to the fulfillment of this mission. We believe that fulfillment of this mission will maximize shareholder returns over the long-term and generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

We believe that fulfilling our mission requires execution of a disciplined business strategy. The rare earths market is highly competitive, and given its concentration in China, is potentially subject to anti-competitive behavior. As a result, we are pursuing a strategy that is differentiated from our predecessor and focused on long-term outcomes. For example, since restarting operations at Mountain Pass, Stage I of our optimization plan was designed to re-establish stable, scaled production of rare earth concentrate, leveraging the current processing facility. That plan has resulted in the restoration of Mountain Pass as an important producer in the global REE market and has generated revenue and Adjusted EBITDA growth that has strengthened our capital position. We also believe we are a low-cost producer of REE concentrate.

Our Stage II optimization plan is designed to make separated REO more reliably, at significantly lower cost and with an expected smaller environmental footprint, which we believe positions us to ultimately act as a low-cost producer of REO, extending the value of our domestic supply chain and eliminating the need to sell our concentrate to Chinese REO producers. In so doing, we have made intentional strategic choices to focus primarily on NdPr versus lower-value REE such as cerium, in contrast to our predecessor’s strategy. We believe our strategic choices will make our higher-value NdPr less costly to produce and will generate less waste, improving our sustainability profile.

Our Business Strategy

Offer the Western Hemisphere a trusted, sustainable source of supply for materials that enable the development of critical industries.

Upon the completion of Stage II, Mountain Pass will be one of the largest, most advanced and efficient fully-integrated REO processing facilities in the world, and the only such facility located in North America. We hope to reinvigorate the industrial history of the rare earths supply chain that originated in the United States, and provide a domestic alternative to both current and future users of rare earths that helps them avoid the risks associated with the single point-of-failure currently represented by China in the global supply chain.

The global effort to curb carbon emissions and reverse climate change often focuses on the impact of the transportation system, and we believe that our products will play a significant role in advancing those efforts. To date, 15 states in the U.S. plus the District of Columbia have adopted or committed to adopting zero emission vehicle mandates. We have seen similar mandates in other countries globally. The NdPr products that we intend to produce at Mountain Pass are essential to the dominant permanent magnet motor technology deployed in approximately 95% of current EVs. We are committed to protecting biodiversity and our environmental management plans cover biodiversity impacts, waste and noise management, air and water pollution, and natural resource and toxic chemical usage. We believe that our commitment to environmentally responsible production of REO will be a strong competitive advantage in building relationships with EV manufacturers, who share our commitment to sustainability.

To meet the anticipated growth in demand for EVs, we believe automotive OEMs will redesign their supply chains to ensure a ready and stable supply of rare earth products. We believe nearly 30% of domestic factories for U.S. automotive OEMs could become obsolete as internal-combustion engine demand wanes. We aim to capitalize on and accelerate this opportunity by seeking to partner with our future customers in their efforts to re-position the capital and labor in their supply chain.

Recommission the largest, most advanced and efficient fully-integrated REO processing facility in the world.

With Stage I of our optimization plan complete, our immediate strategic focus is on Stage II, which includes installing a redesigned roasting circuit, repositioning our leach and impurity removal circuits, and increasing product finishing capacity at Mountain Pass. Our ability to leverage the process experience of our engineering team and implement a culture of achievement, combined with process know-how from a world class global rare earth operator, have led to successful implementation of our optimization plans to date. Over the last 12 months, we have achieved consistent recovery and have maintained mill uptime of approximately 95% with REO production that is approximately 3.2x the highest ever production in a 12-month period by the former operator using the same capital equipment. We expect to leverage this track record, as well as our commitment to best practices and methodical execution, to successfully manage our Stage II optimization plan.

Leverage our low-cost position to maximize earnings power in all commodity price environments.

The success of our business will reflect our ability to manage our costs. Stage II is designed to enable us to manage our cost structure through a revised facility process flow. This process flow will allow us to use significantly less energy and raw materials per ton of separated REO. Installing the roasting circuit to oxidize our rare earth concentrate in a rotary kiln is crucial to ensuring the cost-competitiveness of our site. Additionally, the recommissioning of our natural gas-powered CHP facility will reduce energy, heating and steam costs as well as minimize or eliminate our reliance on the regional electric power grid. The potential re-commissioning of the chlor-alkali facility would enable us to produce our own hydrochloric acid and sodium hydroxide at the Mountain Pass facility and recycle our acid and base inputs, thereby reducing our reliance on external sources of reagents.

Optimization of logistics is also central to maintaining a low-cost position relative to other global producers. Our location offers significant transportation advantages that create meaningful cost efficiencies in securing incoming supplies and shipping our final products. Additionally, upon the completion of Stage II, our integrated site will no longer incur the packaging, handling and transportation costs incurred by competitors who lack co-located processing.

Secure customer relationships and develop a leading rare earth marketing and distribution platform.

We plan to build an efficient and effective marketing and sales organization to engage our customers and better capitalize on the benefits of our position as a sole source of rare earths supply in the Western Hemisphere. We intend to invest significant time and resources with the largest North American consumers of rare earth products, with the objective of building strong relationships and identifying opportunities for collaboration.

Further our mission and ability to capture the full rare earth value chain through downstream integration into NdPr magnet production and exploration of other adjacencies.

Beyond re-establishing a supply chain for REO in the Western Hemisphere through the completion of our strategic plans, we expect to recognize compelling longer-term opportunities to further our mission through the capture of additional value by pairing our attractive access to a large domestic rare earth supply with growing industry demands for magnetic materials. We intend to explore long-term vertical integration through further downstream processing of our REO into rare earth metals, alloys and finished magnets. Such integration could take many forms, including joint ventures with customers, brownfield/greenfield development, or strategic transactions or acquisitions. In addition, we intend to explore future opportunities to invest in, develop, and/or sponsor new downstream opportunities for REO, rare earth metals and alloys and rare earth products that contribute to the sustainability revolution of the industrial economy.

We believe our successes to date at Mountain Pass demonstrate a competency in identifying undervalued assets, creating a disciplined, execution-focused strategy, and assembling the management talent to create value. We intend to apply our experience and skill sets across the rare earth value chain, while allocating capital effectively and responsibly, toward opportunities demonstrated to be in the best interest of stockholders and consistent with our mission.

The Mountain Pass Facility

At the Mountain Pass facility, we own an open-pit mine containing one of the world’s most fully developed rare earth deposits outside of China. In addition to the mine, the Mountain Pass facility includes crushing, milling, flotation and separation facilities, and associated infrastructure. Some of these facilities are currently in a cold-idle state and must be recommissioned for us to reach our anticipated planned production rates. The Mountain Pass facility is located approximately 50 miles southwest of Las Vegas, Nevada near Mountain Pass, San Bernardino County, California. The Mountain Pass facility directly abuts Interstate 15 and may be accessed by existing hard-surface roads.

The Mountain Pass facility represents the only developed commercial source of rare earth material in the Western hemisphere. Molybdenum Corporation of America began REE mining operations at the Mountain Pass facility in 1952. REE production at the Mountain Pass facility, as well as milling and separation processes, continued under Unocal Corporation, which purchased Molybdenum Corporation of America in 1977, until 1998. In 1998, all chemical processing operations were suspended, primarily due to leaks in a wastewater pipeline that transported waste salt water to evaporation ponds on the Ivanpah dry lake bed. Subsequently, in 2005, ChevronTexaco Corporation acquired Unocal Corporation and then, in 2008, Molycorp Minerals, LLC acquired the Mountain Pass facility from Chevron Mining Inc. Operations relating to mining, milling and separations resumed under Molycorp until they were placed into cold-idle status after Molycorp declared bankruptcy in June 2015. In July 2017, we acquired the Mountain Pass facility real property and associated assets from Molycorp. After the acquisition, we engaged the services of approximately 8 contractors who were former employees of Molycorp, covering various disciplines, retained through the bankruptcy to satisfy environmental obligations and support the bankruptcy trustee’s efforts to sell the Molycorp assets.

We hold the necessary permits to operate the Mountain Pass facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. Since restarting operations at the facility in the fourth quarter of 2017, our activities have focused on the milling and flotation processes, leading to production of a bastnaesite concentrate, rich in REE, with our first concentrate sales in the first quarter of 2018. We now consistently achieve world-class results in our flotation facility, as measured by throughput, uptime, REO recovery, and final product grade.

The Mountain Pass facility is located on 2,222 acres of owned property, and we own mining and mill site claims over a further 15,000 acres of adjacent land. Approximately 938 acres of the 2,222 fee simple acres are currently in use (e.g., existing buildings, infrastructure or active disturbance). Portions of the fee lands are subject to mineral reservations in favor of the United States for some properties and the State of California for other properties. The specific minerals reserved on those parcels vary according to the type of land patent or conveyance document through which the land was acquired or conveyed. The lands surrounding the Mountain Pass facility are mostly public lands managed by the Bureau of Land Management and the National Park Service. In addition, we hold 525 unpatented lode and mineral mining claims and mill sites under the provisions of The Mining Law of 1872. SNR acquired our mineral rights at the Mountain Pass facility from Molycorp in 2016 and MPMO acquired our Mountain Pass facility real property and associated assets from Molycorp in 2017. These mining claims and mill sites provide land for mining, ancillary facilities and expansion capacity around the Mountain Pass facility.

The Mountain Pass facility includes an open-pit mine, infrastructure supporting mining and processing operations, overburden stockpiles, a crusher and mill/flotation plant, leach assets, separation plants, product finishing facilities, a tailings filter plant, tailings storage areas and on-site evaporation ponds, as well as laboratory facilities to support research and development activities, offices, maintenance shops, warehouses and support buildings.

The bastnaesite ore body at the Mountain Pass facility has been mined as a principal source of REE over a period of over 60 years. The Mountain Pass REE deposit is located within an uplifted block of Precambrian metamorphic and igneous rocks that are bounded to the south and east by basin-fill deposits in California’s Ivanpah Valley. The two main groups of rocks in the Mountain Pass area are Early Proterozoic high-grade metamorphic rocks and Middle Proterozoic ultrapotassic rocks and monazitic carbonatites, which carbonatites are associated with higher levels of REE. The currently defined zone of REE mineralization exhibits a strike length of approximately 2,750 feet in a north-northwest direction and extends for approximately 1,500 feet down dip from surface. The true thickness of the greater than 3.0% REO zone ranges from 15 feet to 250 feet. The percentage of each rare earth material contained in the Mountain Pass facility bastnaesite ore is estimated to be as follows:

Estimated Distribution of TREO Content
Element
Cerium	49.1%
Lanthanum	33.4%
Neodymium	11.5%
Praseodymium	4.3%
SEG+	1.7%

Rare Earth Reserves

SEC Guidelines

The SEC has established guidelines contained in Industry Guide No. 7 (the “SEC Industry Guide”) to assist registered companies as they estimate ore reserves. These guidelines set forth technical, legal and economic criteria for determining whether our ore reserves can be classified as proven and probable.

“Reserves” are defined by the SEC Industry Guide as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. The SEC Industry Guide divides reserves between “proven (measured) reserves” and “probable (indicated) reserves,” which are defined as follows:

“Proven (measured) reserves” are reserves for which:

•	quantity is computed from dimensions revealed in outcrops, trenches, workings or drillholes; grade and/or quality are computed from the results of detailed sampling; and

•	sites for inspection sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

“Probable (indicated) reserves” are reserves for which:

•

quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced.

The degree of assurance for probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Methodology

When estimating proven and probable reserves, we rely on interpretations made during current and prior mining campaigns at our Mountain Pass facility, the U.S. Geological Survey and various consulting companies, including SRK, to identify the regional and mine area geology and hydrogeology, regional and local structure, deposit geology, current pit slope stability conditions and REE recoveries.

SRK compiled a drillhole database from prior drilling at the Mountain Pass site that includes a total of 137 drillholes with a cumulative length of 79,453.3 feet. Individual drillholes range in length from 56 feet to 2,012 feet, and averaged 580 feet. The majority of core samples in the deposit area analyzed by SRK range from 50 feet to 250 feet along strike of the ore body and 150 feet to 350 feet down dip. The sample data for proven ore reserves consists of survey data, lithologic data and assay results.

Based on the review of historic sample preparation and analytical procedures, SRK initiated a sample check assay program of 1% of the assay database. The material remaining from previous drilling programs consisted of split core stored at the Mountain Pass facility. SRK examined the existing split core using third-party preparation and analytical laboratories. In SRK’s opinion, based on the sample check assay program, our historic data was acceptable for use in preparing their report.

SRK generated a resource estimate as an intermediate step in the estimation of mineral reserves. The mineral resource estimate was based on composites derived from drillhole sample assay results. Grade interpolation was based on the geology, drillhole spacing and geostatistical analysis of the data. The resources were classified by their proximity to the sample locations and number of drillholes. SRK considers the resource model and resource classification to be consistent with Canadian Institute of Mining and Metallurgy guidelines. The distances utilized for resource classification are based on omni-directional variogram results, as follows:

•	Measured mineral resources: Blocks in the model estimated using a minimum of two drillholes which are at maximum average distance of 50 ft;

•	Indicated mineral resources: Blocks in the model estimated using a minimum of two drillholes which are at maximum average distance of 200 ft; and

•	Inferred mineral resources: Blocks in the model that do not meet the criteria for indicated resources but are within a maximum distance of 300 ft from a drillhole.

•

Stockpiles resources as of June 30, 2020, are based on detailed grade control, established bulk density and accurate survey data, and have been depleted forward according to a detailed short-term mine plan and blending schedule. Stockpiles are considered to be measured mineral resources.

Where appropriate, estimated resources are constrained by any known or anticipated restrictive geologic features.

Mineral resources were then converted to mineral reserves through the application of appropriate modifying factors such as mining dilution, mining recovery, cut-off grade calculation, pit optimization and costs, as represented in a life of mine production plan. Measured mineral resources, included in the life of mine plan, that met all criteria established for modifying factors were converted to proven reserves. Indicated mineral resources, included in the life of mine plan, that met all criteria established for modifying factors were converted to probable reserves. Inferred mineral resources were treated as waste for the purposes of estimating the mineral reserves.

Results

As of July 1, 2020, SRK estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of 1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% TREO.

Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years. Today, we hold total proven and probable reserves of 1.5 million short tons of REO contained in 21.1 million short tons of ore, although we believe there is opportunity to grow the reserve base over time with exploratory drilling.

The following table provides information as of July 1, 2020, on the amount of our proven and probable REO reserves.

	Average Ore Grade (%)	Ore (Short Tons)	Contained REO (Short Tons)
Category of Reserves
Proven	8.19%	327,314	26,807
Probable	7.04%	20,814,014	1,465,308

In making the estimate above, SRK (i) assumed we have a 100% working interest in the Mountain Pass facility; (ii) included only measured and indicated resources (inferred resources are treated as waste); (iii) assumed full mining recovery; (iv) assumed that mine reserves are fully diluted; (v) assumed production of a rare earth concentrate (60% TREO content) for third-party sale; (vi) assumed an average selling price consistent with historical results resulting in an economic cut-off grade of 3.83% REO within the pit design; (vii) assumed a variable metallurgical recovery factor, based on ore grade, derived from historic results; (viii) utilized June 30, 2020, topography; (ix) included ore stockpiles as proven reserves; (x) assumed all mineral within our patented claim area could be extracted, including mineral outside our currently permitted mining boundaries; and (xi) rounded values to the nearest significant number.

Pricing assumptions were derived from a three-year average of historic pricing for rare earth concentrate, as quoted by Asia Metals (TREO greater than or equal to 70%), for the period from June 30, 2017, to June 10, 2020.

This pricing data was then adjusted to reflect typical forecast concentrate production from Mountain Pass, including the following:

•	prices quoted as renminbi per tonne were converted to U.S. dollar (“US$”) based on exchange rates queried from Bloomberg;

•	average sales price per tonne of REO was calculated and then adjusted to the targeted concentrate grade for Mountain Pass;

•	13% Chinese value added tax was deducted from the sales price; and

•	3% sales charge was deducted from the price.

Based on the above, the adjusted benchmark prices to the Company over this period are presented in the table below. Further, during the period from approximately August 2018 through May 2020, imports of rare earth concentrates to China were subject to a tariff. This tariff was originally implemented at a 10% level in the second round of retaliatory tariffs imposed by China as part of the ongoing trade dispute between the United States and China. The tariff was increased to 25% in June 2019. The current status of this import tariff is that it was suspended as of May 19, 2020, for a period of one year. For comparative purposes, we have included a calculation for a 25% tariff, consistent with the tariff from June 2019 through May 2020, in the table below.

Chinese Tariff Assumption	Units (1)	Spot (June 10, 2020)	1-Year Trailing Average	2-Year Trailing Average	3-Year Trailing Average
With Tariff	US$/dry metric tonne	1,298	1,507	1,577	1,720
Without Tariff	US$/dry metric tonne	1,731	2,010	2,103	2,294
With Tariff	US$/dry short ton	1,178	1,368	1,431	1,561
Without Tariff	US$/dry short ton	1,571	1,823	1,908	2,081

(1)	Units pertain to total dry weight of rare earth concentrate

For the purposes of the reserve calculation, SRK selected the three-year trailing average without a deduction for the tariff (i.e., US$2,081/dry short ton). The selection of the three-year trailing average is consistent with SEC guidance for pricing assumptions for metals and mining reserve calculations under the SEC Industry Guide. SRK did not include a tariff as no tariff is the current status of the market; however, there remains uncertainty as to the outlook of this tariff. If this tariff is re-introduced in 2021, it will result in a lower price for us for any rare earth concentrate sold into China.

SRK checked these calculated pricing assumptions against actual monthly pricing received by the Company. Variability between the actual price and benchmark price was high, ranging from as close as +/-1% to as much as 31% lower than the benchmark and 16% higher than the benchmark. However, comparing the actual prices to benchmark prices for each month, on average, has resulted in us receiving an average price 3% lower than the calculated benchmark price for that month and a median price 1% lower than the calculated benchmark providing support that this formula presents a reasonable estimate for salable concentrate price.

There are numerous uncertainties inherent in estimating quantities and qualities of REO reserves and costs to mine recoverable reserves, including many factors beyond our control. We will regularly evaluate our REO reserve estimates. This may be done in conjunction with additional exploration drilling programs. We also gain information from blast hole cuttings generated during operations. The estimates of REO reserves as to both quantity and quality will also be updated to reflect new drilling or other data received. Estimates of economically recoverable REO reserves, however, necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

•	geological, mining and processing conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;

•	the strategic approach to mining and processing the deposit may change depending upon market demand, corporate strategy and other prevailing economic conditions;

•	assumptions concerning future prices of rare earth products, foreign exchange rates, process recovery rates, transportation costs, operating costs, capital costs, and reclamation costs; and

•

assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policy relating to import or export of rare earth products.

Actual REO tonnage recovered from identified REO reserves and revenues and expenditures with respect to the same may vary materially from estimates. Further, period-to-period, our future estimates of REO reserves may fluctuate significantly as macroeconomic conditions and our level of understanding with respect to the deposit change. These estimates may not accurately reflect our actual REO reserves. Any inaccuracy in our estimates related to our REO reserves could result in lower than expected revenues and higher than expected costs.

Reserve Estimate

SRK completed a review of the operation including, among other things, the size of the underlying ore body and a life of mine plan for the Mountain Pass mine. The purpose of this review was to complete an estimate of the mineral reserve for the operation utilizing assumptions consistent with current operating conditions (i.e., production and sale of a rare earth concentrate). Below is a summary of some of the information from the reserve estimate.

Key project data

Mine type	Open pit
Process description	Crushing, milling, flotation
Open pit mine life	24 years
Mill throughput	2,455 average short tons per day
Initial capital costs (1)	$0
Sustaining capital costs	$149 million

(1)

SRK excluded the restart of on-site rare earth separation activities from its estimates and therefore no initial capital expenditure is required given the operation is already actively producing rare earth concentrate for sale.

	Average Ore Grade (%)	Ore (Millions of Short Tons)	Contained REO (Millions of Pounds)
Contained minerals
Proven	8.19%	0.327	54
Probable	7.04%	20.814	2,930

Human Capital Management

We are dedicated to our employees and are committed to safeguarding their health and safety, promoting diversity and inclusion, and developing skills that empower every employee to further our mission. Our diverse workforce is encouraged to use their creativity to drive efficiency, and this value proposition shows—since the formation of MP Materials, we have exceeded a 95% employee retention rate. With our employees at the forefront, we prioritize investments to ensure our team is healthy, driven, and proud to work with us.

We strive to create an ownership culture and work environment that enables us to attract, train, promote, and retain a diverse group of talented employees who together can help us gain a competitive advantage and achieve our operational objectives. We believe our relationship with our employees is good. In addition, we are not subject to any collective bargaining agreements.

Workforce Composition and Benefits

Since relaunching production at Mountain Pass in July 2017, we have increased our full-time employee base from eight contractors in 2017 to 331 employees as of June 30, 2021, of which 283 were field-based employees and 48 were office-based employees. As part of our previously discussed optimization plan, we are committed to creating employment opportunities for U.S. workers and anticipate hiring approximately 200 additional full-time employees as part of Stage II.

We believe employee benefits are an essential component of the Company’s competitive total compensation package. These benefits are designed to attract and retain our employees and include medical, dental, and vision insurance, life insurance, optional accidental death and disability insurance, HSA/FSA, a pharmacy program, and our 401(k) plan. According to independent Milliman benchmarks, our employer contribution to employee healthcare costs is between 68% and 102% higher than national and regional averages and between 21% and 52% higher than competitors in our industry, depending on the type of plan and coverage selected by our employees and their families.

Health and Safety

The health, well-being and safety of our employees, suppliers and communities is our top priority. We are committed to maintaining a strong safety culture and to emphasizing the importance of our employees’ role in identifying, mitigating and communicating safety risks. In this regard, our policies and operational practices reflect a “speak up” culture where all levels of employees are responsible for safety. We believe that the achievement of superior safety performance is both an important short-term and long-term strategic initiative in managing our operations. Safety is included as a significant component of the annual bonus calculation for executives and non-executives, reinforcing our commitment to safety across our organization.

In February 2020, our senior management team initiated a COVID-19 action and implementation plan to address the critical safety, operational and business risks associated with the pandemic. We have continued to evaluate having employees work from home a limited number of days a week in our corporate office and revised critical work practices to promote safe operations for our Mountain Pass-based employees in order to keep as many of our employees working as possible. As part of our efforts with our Mountain Pass team, we staggered shift times and breaks to support appropriate distancing protocols; provided personal protective equipment across our team; and initiated an enhanced disinfection program, which included sanitizer, cleaning supplies and electrostatic sprayers, with a focus on shared locations and equipment. As we maneuvered through the pandemic, we ensured employee take-home pay was maintained along with all existing benefits, despite temporary reductions in scheduled hours for certain job functions. We also worked diligently with our employees to accommodate their requests to use the Families First Coronavirus Relief Act and the Family Medical Leave Act.

Through these efforts, as well as our continued commitment to monitor, assess and implement guidance and best practices recommended by the World Health Organization and Centers for Disease Control, we have been able to maintain the continuity of the essential services that we provide to our customers, while also managing the spread of the virus and promoting the health, well-being and safety of our employees, suppliers and communities.

Diversity and Inclusion

We believe that a diverse and inclusive workforce produces better overall decision-making for employees, which benefits the organization. In addition to the requisite skills, we seek to assemble a workforce that is diverse in terms of race, gender, culture and other factors. Currently, the Company provides training to its employees on diversity and inclusion and expects to implement new initiatives to promote and enhance this aspect of our human capital management in the upcoming year.

Training and Development

We are dedicated to the continual training and development of our employees, especially of those in field operations, to ensure we develop future managers and leaders from within our organization. Our training starts on an employee’s first day with on-boarding procedures that focus on safety, responsibility, ethical conduct and inclusive teamwork. In addition, we have an electrical and instrumentation apprenticeship program in which we pay for our employees to attend trade school to increase their opportunity for future advancement.

In addition to on-boarding training, we provide extensive ongoing training and career development focused on:

•	compliance with our Code of Business Conduct and Ethics and laws applicable to our business;

•	skills and competencies directly related to employee positions; and

•	responsibility for personal safety and the safety of fellow employees, others on location and the environment.

Customers

Currently, we sell our rare earth concentrate to Shenghe based on our arrangement under the A&R Offtake Agreement. Shenghe is contractually obligated under the A&R Offtake Agreement to purchase all of our rare earth concentrate product on a “take-or-pay basis” (such that they are obliged to pay for product even if they are unable or unwilling to take delivery). Shenghe sells the rare earth concentrate it acquires under the A&R Offtake Agreement to customers in China, which process and resell these refined products. Over the next few years, we intend to commence our downstream expansion and enter into short- and long-term sales contracts with existing and new customers for separated REO. For certain REE where the market demand is high, we may decide not to enter into letters of intent or contracts prior to commencing production.

Suppliers

We use certain proprietary chemical reagents in our flotation process, which we currently purchase from third-party suppliers. These products are subject to pricing volatility, supply availability and other restrictions and guidelines. In the event of a supply disruption or any other restriction, we believe that alternative reagents could be sourced. The solvent extraction process is highly reliant upon standard commodity reagents, particularly hydrochloric acid and sodium hydroxide. Supplier matters are discussed in further detail within “Risk Factors”.

Patents, Trademarks and Licenses

We rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights. We utilize trade secret protection and nondisclosure agreements to protect our proprietary rare earth technology. Intellectual property matters are discussed in further detail within “Risk Factors”.

Competition

The rare earths mining and processing markets are capital intensive and highly competitive. Outside of the six major rare earth producers in China, and those consolidated under their production quotas—there are only two other producers operating at scale, MPMC and Lynas Rare Earths Ltd., which processes its rare earth materials in Malaysia. Our competitors may have greater financial resources, as well as other strategic advantages to maintain, improve and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental regulations. Competition is discussed in further detail within “Risk Factors”.

Environmental, Health and Safety Matters

We are subject to numerous and extensive federal, state and local laws, regulations, permits and other legal requirements applicable to the mining and mineral processing industry, including those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, greenhouse gas (“GHG”) emissions, waste management, plant and wildlife protection, handling and disposal of hazardous and radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment and groundwater quality and availability. These laws, regulations, permits and legal requirements have had, and will continue to have, a significant effect on our results of operations, earnings and competitive position. Environmental laws and regulation continue to evolve which may require us to meet stricter standards and give rise to greater enforcement, result in increased fines and penalties for non-compliance, and result in a heightened degree of responsibility for companies and their officers, directors and employees. Future laws, regulations, permits or legal requirements, as well as the interpretation or enforcement of existing requirements, may require substantial increases in capital or operating costs to achieve and maintain compliance or otherwise delay, limit or prohibit operations, or other restrictions upon, our current or future operations or result in the imposition of fines and penalties for failure to comply. Complying with these regulations is complicated and requires significant attention and resources. Our employees have a significant amount of experience working with various federal, state and local authorities to address compliance with such laws, regulations and permits; however, we cannot assure you that at all times we have been or will be in compliance with such requirements.

We expect to continue to incur significant sums for ongoing operating environmental expenditures, including salaries, and the costs for monitoring, compliance, remediation, reporting, pollution control equipment and permitting. In addition, we plan to invest significant capital to maintain and upgrade certain infrastructure to ensure we operate in a safe and environmentally sustainable manner.

Permits and Approvals

We hold the necessary permits to operate our facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. We hold numerous other permits and approvals, including permits to operate from the Lahontan Regional Water Quality Control Board and groundwater treatment. We may be required to obtain new permits, including, without limitation, air permits issued by the Mojave Desert Air Quality Management District and construction and occupancy permits issued by San Bernardino County government, to complete Stage II and our general growth plans. To obtain, maintain and renew these and other environmental permits and perform any required monitoring activities, we may be required to conduct environmental studies and collect and present to governmental authorities data pertaining to the potential impact that our current or future operations may have upon the environment. Permits and approvals are discussed in further detail within “Risk Factors”.

Mine Health and Safety Laws

The Federal Mine Safety and Health Act of 1977, as amended by the Mine Improvement and New Emergency Response Act of 2006, and the regulations adopted by the California Occupational Safety and Health Administration, impose stringent health and safety standards on numerous aspects of mining operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. In 2006, the Mine Safety and Health Administration (“MSHA”) promulgated new emergency mine safety rules addressing mine safety equipment, training and emergency reporting requirements. In addition, the Mine Improvement and New Emergency Response Act of 2006 required improvements in mine safety practices, increased criminal penalties and established a maximum civil penalty for non-compliance, and expanded the scope of federal oversight, inspection and enforcement activities. Mine health and safety laws are discussed in further detail within “Risk Factors”.

The Mountain Pass facility maintains a comprehensive safety program. Our employees and contractors are required to complete 24 hours of initial training, as well as attend annual refresher sessions, which cover potential hazards that may be present at the facility. During the training, our commitment to a safe work environment is reinforced through our Stop Work Authority program, which allows any employee or contractor at the facility to stop work that they deem to be unsafe.

Workers’ Compensation

We are required to compensate employees for work-related injuries. The states in which we operate consider changes in workers’ compensation laws from time-to-time. Our costs will vary based on the number of accidents that occur at the Mountain Pass facility and our costs of addressing these claims. We are insured under various state workers’ compensation programs for our operations at the Mountain Pass facility and our offices in Las Vegas, Nevada.

Surface Mining Control and Reclamation

Our San Bernardino County conditional use permit, approved mining plan, reclamation plan and state laws and regulations establish operational, reclamation and closure standards for all aspects of our surface mining operations. Comprehensive environmental protection and reclamation standards must be met during the course of, and upon completion of, mining activities, and our failure to meet such standards may subject us to fines, penalties or other sanctions.

Although we expect the Mountain Pass facility to remain open for significantly longer than the expiration of our 21-year county-approved mine plan, the plan requires that we restore the surface area upon completion of mining. In addition, we must provide financial assurances to secure the performance of these reclamation obligations. To satisfy these financial assurance requirements, we typically obtain surety bonds, which are renewable on an annual basis.

As of June 30, 2021, we have procured $38.8 million in surety bonds that are issued to federal agencies, State of California agencies and the County of San Bernardino to secure the performance of our reclamation obligations. As of June 30, 2021, we had $8.7 million in cash collateral posted as cash-in-trust to secure these obligations.

Water Usage and Pollution Control

The federal Clean Water Act (“CWA”) and similar state and local laws regulate aspects of surface mining and processing operations by imposing restrictions on the discharge of pollutants, including tailings and other material, into waters of the United States. These requirements are complex and subject to amendments, legal challenges and changes in implementation. Recent court decisions, regulatory actions and proposed legislation have created uncertainty over the jurisdiction and permitting requirements of the CWA. Individual or general permits under Section 404 of the CWA are required if we discharge dredged or fill materials into jurisdictional waters of the United States. In addition, our Lahontan Regional Water Quality Control Board permit establishes standards for wastewater that can be discharged to the on-site evaporation ponds. Regular monitoring by the Lahontan Regional Water Quality Control Board, as well as compliance with reporting requirements and performance standards, are preconditions for the issuance and renewal of our permits. The Company spends significant sums on an annual basis to monitor, pump, sample, and maintain wells to track underground water table contamination and on shipping and analysis of well samples. We also maintain surety bonds with the Lahontan Regional Water Quality Control Board to secure our satisfaction of these as well as potential closure and post-closure activities.

Air Pollution Control

The federal Clean Air Act (“CAA”) and similar state and local laws and regulations directly and indirectly regulate our surface mining and processing operations. We currently maintain and operate numerous air pollution control devices required by or necessary to comply with permits from the California Mojave Desert Air Quality Management District. We generally must obtain permits before we install new sources of air pollution, which may require us to do air quality studies and obtain emission offset credits, which can be costly and time consuming to procure. We expect that our new and expanded facilities and growth plans will require us to secure additional approvals or other permits to allow for our planned growth and to obtain emission credits or offsets for nitrogen oxides, particulate matter (10 microns), sulfur oxide and volatile organic compounds. The increased emissions from these facilities may trigger permitting under Title V of the CAA. Furthermore, although we believe we are currently in material compliance with all emissions regulations of the California Air Resources Board, if emissions regulations change we could be required to retrofit or replace off-road, on-road and forklift vehicles to achieve emission standards for nitrogen oxides and particulate matter (10 microns).

Our operations also emit GHGs and we expect to produce emissions exceeding the minimum required for participation in the California cap-and-trade program once the CHP facility is in sustained operation. The amount of credits we will receive and any excess credits we expect to need to purchase are under evaluation. Moreover, the regulation of GHG emissions is in various stages of development and it is possible that both the federal government and California will promulgate additional requirements. Any new GHG regulations could require us to modify existing permits or obtain new permits, implement additional pollution control technology, curtail operations or increase significantly our operating costs. Any further regulation of GHG emissions could adversely affect our business, financial condition, reputation, operating performance and product demand. However, such regulations might also present opportunities for our industry to the extent they increase the demand for rare earth products used in clean-technology applications, such as EVs, HEVs and wind power turbines.

The Mountain Pass facility consumes significant amounts of energy and, accordingly, is subject to fluctuations in energy costs. These costs may increase significantly in part as an indirect result of GHG and other air emission regulations applicable to third-party power suppliers.

Hazardous and Radioactive Substances and Wastes

The Comprehensive Environmental, Response, Compensation and Liability Act (“CERCLA”) and analogous state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the actual or threatened release of a “hazardous substance” into the environment. In addition, these laws impose liability for the costs to investigate and remediate contamination or natural resource damage on a joint and several basis on persons who are or were responsible for such releases of hazardous substances, which can include waste generators, site owners, lessees and others. Accordingly, we may be subject to liability under CERCLA and similar state laws for properties that we currently own, lease or operate or that we or our predecessors previously owned, leased or operated, and sites to which our predecessors or we sent waste materials.

Rare earth-bearing minerals often contain naturally occurring radioactive substances, such as thorium and uranium. The mining and processing of REE involves the handling and disposal of such substances, which requires us to comply with extensive safety, health and environmental laws, regulations and permits regarding radioactive substances. We may incur significant costs, obligations or liabilities with respect to such requirements, and any future changes in such requirements (or the interpretation or enforcement thereof) may have a material adverse effect on our business or results of operations. One such permit we currently maintain for our operations is a Radioactive Materials License issued and administered by the California Department of Health Services Radiologic Health Branch. The license applies to the use of sealed radioactive sources used for gauging volumes of materials, as well as certain other activities. A failure to maintain or renew this license could materially adversely affect our business or results of operations.

We generate, manage and dispose of solid and hazardous waste associated with processing and remediation activities. In addition, the demolition of structures in connection with facility expansion and modernization will result in the generation of additional waste. We must comply with a variety of environmental laws, rules and regulations concerning the management, storage and disposal of such wastes. Moreover, in connection with our modernization and expansion effort at the Mountain Pass facility, we will incur additional costs to handle, store and dispose of such wastes.

Endangered Species Act and Mine Reclamation Plan

The federal Endangered Species Act and counterpart state legislation protect species threatened with possible extinction. Such laws and related regulations may have the effect of prohibiting or delaying us from obtaining mining permits and may impose restrictions on pipeline or road building and other mining or construction activities in areas containing the affected species or their habitats. Before we disturb any new land, we conduct a biological survey of the area to determine if nesting birds, protected vegetation, or protected animals are or have been present.

To date, none of the surveys have identified the presence of any species with conservation status or protected habitats on or near our ore reserve. The Golden Eagle is protected in the surrounding area, though we have not had any nesting on the site. One of our offsite freshwater fields and related infrastructure is located within a critical desert tortoise habitat. We support this habitat by providing fresh water to support the Ivanpah Desert Tortoise Research Facility which breeds and releases tortoises into the wild. Our planned development activities are not anticipated to encroach on the habitat of any threatened or endangered species. In particular, our Stage II optimization plan will not affect any undisturbed land. Our offsite freshwater wells are also within certain protected flora and fauna habitats.

Under the Mining Conditional Use Permit and Mine Reclamation Plan granted by San Bernardino County for the Mountain Pass facility, we stockpile topsoil and vegetation to be used for revegetation as part of the approved reclamation plan. Revegetation will be supplemented by broadcast seeding with native and locally adapted seed and planting of established seedlings and/or shrubs. As part of the approved reclamation plan, which may be updated from time to time, we are complying with the County Development Code regarding the removal or salvage of Joshua Tree, Yucca, and various Cacti. We currently have no conservation status vegetation on or near the ore reserve.

Use of Explosives

In connection with our surface mining activities, we engage contractors who store explosives and blasting agents offsite prior to use on-site, which are subject to regulation, including under the federal Safe Explosives Act and the MSHA. Violation of these regulatory requirements may result in fines, imprisonment, revocation of permits and/or seizure or forfeiture of explosive materials.

Other Environmental Laws

We are required to comply with numerous other federal, state and local environmental laws and regulations in addition to those previously discussed. These additional laws include, for example, the California Environmental Quality Act, the National Environmental Policy Act, the Emergency Planning and Community Right-to-Know Act and the California Accidental Release Prevention Program.

Legal Proceedings

From time to time, we may be subject to legal and governmental proceedings and claims in the ordinary course of business. We are not currently a party to any material legal or governmental proceedings and, to our knowledge, none is threatened.

MANAGEMENT

The persons serving as our executive officers and their positions with us are as follows:

NAME	AGE	POSITION WITH THE COMPANY
James H. Litinsky	43	Chairman of the Board and Chief Executive Officer
Michael Rosenthal	43	Chief Operating Officer
Ryan Corbett	32	Chief Financial Officer
Elliot Hoops	47	General Counsel and Secretary

James H. Litinsky. Mr. Litinsky is the Founder, Chairman and Chief Executive Officer of MP Materials. Mr. Litinsky is also the Founder, Chief Executive Officer and Chief Investment Officer of JHL Capital Group LLC (“JHL”), an alternative investment management firm. Before founding JHL in 2006, he was a member of the Drawbridge Special Opportunities Fund at Fortress Investment Group. Prior to Fortress, he was a Director of Finance at Omnicom Group, and he worked as a merchant banker at Allen & Company. Mr. Litinsky received a B.A. in Economics from Yale University, cum laude, and a J.D./M.B.A. from the Northwestern University School of Law and the Kellogg School of Management. He was admitted to the Illinois Bar. Mr. Litinsky also serves as a member of the Boards of the Shirley Ryan AbilityLab and the Museum of Contemporary Art Chicago.

Michael Rosenthal. Mr. Rosenthal is a Founder and the Chief Operating Officer of MP Materials. He has managed the Mountain Pass operation since the Company acquired the site in 2017. Before MP Materials, he was a Partner at QVT Financial (“QVT”), an investment management firm. At QVT, Mr. Rosenthal concentrated on investments in the global automotive sector and in China. Prior to joining QVT, he worked as a senior high yield credit analyst for Shenkman Capital Management. Mr. Rosenthal graduated from Duke University with an A.B. degree in Economics and Comparative Area Studies.

Ryan Corbett. Mr. Corbett joined MP Materials as its Chief Financial Officer in 2019. Prior to joining MP Materials, he was a Managing Director at JHL, where he focused on JHL’s investment in MP Materials. Before JHL, Mr. Corbett was a member of alternative asset managers Brahman Capital Corp. and King Street Capital Management LP, both based in New York, where he focused on special situations investments across the capital structure. Mr. Corbett began his career in investment banking and corporate finance at Morgan Stanley & Co. after graduating magna cum laude from the Wharton School of the University of Pennsylvania with a concentration in Finance.

Elliot Hoops. Mr. Hoops joined MP Materials Corp. as its General Counsel and Secretary in May 2021. Prior to joining MP Materials, he was Vice President and Deputy General Counsel at Penn National Gaming, Inc., a regional gaming company, from January 2019 to May 2021, where he was responsible for a variety of legal matters, including commercial transactions, financings, corporate governance, securities law and gaming regulatory compliance. Prior to joining Penn National Gaming, Inc., he was Vice President and Legal Counsel at Pinnacle Entertainment, Inc., a regional gaming company (which was acquired by Penn National Gaming, Inc.), from June 2007 to October 2018. Prior to Pinnacle Entertainment, Inc., he was an associate at Holland and Knight LLP and an attorney advisor with the U.S. Securities and Exchange Commission. Mr. Hoops received his B.A. in English from the University of Michigan, J.D. from the University of Miami, and LL.M. in Securities and Financial Regulation from Georgetown University Law Center.

DIRECTOR COMPENSATION

In connection with the consummation of our Business Combination and after considering the input of FW Cook, an independent executive compensation consultant, our Board approved the director compensation program set forth below with respect to our non-employee and non-affiliated members of our Board. Messrs. Gold and McKnight do not receive compensation for their services on the Board. Mr. Litinsky, as our Chairman and CEO, does not receive separate compensation for his service on the Board.

•	Annual Board Cash Retainer: $60,000

•	Additional Lead Independent Director Cash Retainer: $20,000

•	Committee Member Cash Retainers:

•	Audit Committee: $7,500

•	Compensation Committee: $5,000

•	Governance and Nominating Committee: $5,000

•	Additional Committee Chair Cash Retainers:

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Governance and Nominating Committee: $7,500

•	Annual Restricted Stock Unit Award: $100,000

•	Vesting upon the earlier to occur of the one-year anniversary of the grant date and the next annual meeting of shareholders following the grant date

•

Vested restricted stock units to be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service

The number of shares underlying the annual restricted stock unit award is calculated by dividing $100,000 by the closing price of a share of our common stock on the NYSE as of the date the annual restricted stock unit award is granted. As discussed above, non-employee and non-affiliated directors are also subject to stock ownership guidelines equal to five times the annual Board cash retainer. Directors have five years from becoming subject to the guidelines to achieve the required ownership level.

At the time of the closing of the Business Combination, our non-employee and non-affiliated members of the Board received a restricted stock unit award under the director compensation program described above, pro-rated for the period of service between the closing of the Business Combination and the date of the Annual Meeting. Beginning in fiscal 2021, non-employee and non-affiliated members of the Board began receiving cash retainers in accordance with the program described above.

Effective January 1, 2021, non-employee directors are permitted to defer cash retainers and receive deferred stock units in lieu of such cash fees. If a director elects to defer cash retainer fees, the director will receive stock-settled deferred stock units that will be delivered upon the earlier to occur of (i) June 15th following the fifth (5th) anniversary of the vesting date; (ii) a change in control of the Company; and (iii) the date of the director’s separation from service.

2020 Director Compensation Table

The following table lists the individuals who served on our Board in 2020 and the compensation received in 2020 for their service as directors, other than with respect to Mr. Litinsky, our Chairman and CEO, whose compensation as an officer of the Company is detailed in the 2020 Summary Compensation Table in the “Executive Compensation” section of this prospectus. During 2020, the only compensation received by members of our Board was a restricted stock unit award, pro-rated for the period of service between the closing of the Business Combination and the date of the Annual Meeting.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Connie K. Duckworth	—	$57,531	$57,531
Daniel Gold	—	—	—
Maryanne R. Lavan	—	57,531	57,531
Andrew A. McKnight	—	—	—
General (Retired) Richard B. Myers	—	57,531	57,531
Randall Weisenburger	—	57,531	57,531

(1)

Amounts reported in this column reflect the aggregate grant date fair value of restricted stock units awarded in 2020, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), determined based on the closing stock price on the date of grant. As of December 31, 2020, each of Ms. Duckworth, Ms. Lavan, General Myers and Mr. Weisenburger held 3,998 restricted stock units.

EXECUTIVE COMPENSATION

The following is a discussion of fiscal 2020 compensation arrangements of our named executive officers. As an “emerging growth company” (as defined in the JOBS Act), we are not required to include a Compensation Discussion and Analysis and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Overview

This section provides a discussion of the compensation paid or awarded to each individual who served as Chief Executive Officer during 2020 and our two other most highly compensated executive officers serving as of December 31, 2020. We refer to these individuals as our “named executive officers.” For 2020, our named executive officers were:

•	James Litinsky, Chairman and Chief Executive Officer

•	Michael Rosenthal, Chief Operating Officer and Former Chairman and Chief Executive Officer

•	Ryan Corbett, Chief Financial Officer

•	Sheila Bangalore, Chief Strategy Officer and General Counsel

The 2020 compensation program for the named executive officers other than the Chairman and CEO was impacted by the Business Combination that resulted in the current publicly-traded company. Prior to the Business Combination, there was no compensation committee and the Company’s compensation program reflected a private company compensation structure. The material elements of our 2020 executive compensation program were base salary, an annual cash bonus, and equity awards granted in connection with the closing of the Business Combination. Mr. Litinsky does not currently participate in our executive compensation program, although he is eligible to receive severance benefits in the event of specified terminations of employment, as described below. In connection with the Business Combination, the Company retained FW Cook, an independent executive compensation consultant, to help advise on the Company’s executive and director compensation program. We expect that the Company’s executive compensation program will evolve to reflect its status as a publicly-traded company, while still supporting the Company’s overall business and compensation objectives.

Effective May 17, 2021, Elliot Hoops took over the role of General Counsel and Secretary. For information about Ms. Bangalore’s resignation agreement see “Employment Agreements and Other Arrangements with Executive Officers—Sheila Bangalore” below.

Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are designed to reflect each executive officer’s scope of responsibility and accountability to us. In connection with the negotiations of the employment agreements with Messrs. Rosenthal and Corbett and Ms. Bangalore during 2020, their initial base salaries were established as follows: Mr. Rosenthal, $250,000; Mr. Corbett, $300,000; and Ms. Bangalore, $300,000 (increased to $350,000 following the closing of the Business Combination). Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by each named executive officer in 2020.

Annual Cash Bonuses

We provide our senior leadership team with short-term incentive compensation through an annual cash bonus program. Annual bonus compensation holds executives accountable, rewards the executives based on actual business results and helps create a “pay for performance” culture. Our 2020 annual cash bonus program provided cash incentive award opportunities based a qualitative assessment of performance for 2020. Bonus payouts for 2020 were determined based on the achievement of: (i) Company performance goals relating to safety, production, and profitability; (ii) department goals focused on team building and execution; and (iii) individual performance.

The 2020 bonus targets for Mr. Rosenthal, Mr. Corbett and Ms. Bangalore were $450,000, $400,000, and $210,000, respectively, with Ms. Bangalore entitled to a minimum bonus for 2020 equal to $125,000. The 2020 bonus target for Mr. Corbett was an annual cash incentive of not less than $300,000. Based on our 2020 performance, the Compensation Committee of the Board of Directors awarded annual incentive awards to Messrs. Rosenthal and Corbett and Ms. Bangalore as follows, with a portion of the award delivered as fully vested stock awards granted in early 2021:

Name	Annual Incentive - Cash Award ($)	Annual Incentive - Fully Vested Stock Award ($)(1)	Total Annual Incentive Compensation ($)
James Litinsky	$0	$0	$0
Michael Rosenthal	$200,000	$128,468	$328,488
Ryan Corbett	$300,000	$53,061	$353,100
Sheila Bangalore	$165,000	$24,094	$189,128

(1)

In accordance with SEC disclosure rules, the fully vested stock awards granted in early 2021 based on 2020 performance will be reflected as 2021 compensation in the 2021 Summary Compensation Table and have been excluded from the 2020 Summary Compensation Table below. In addition, based on performance achieved with respect to the 2020 performance goals, the Compensation Committee awarded restricted stock unit awards as 2021 long-term incentive awards with an equivalent value to the fully vested annual incentive stock awards, with vesting in 25% annual increments based on continued service through the applicable vesting date.

In addition to the annual bonuses, the employment agreements for Mr. Corbett and Ms. Bangalore provided closing bonuses of $350,000 and $200,000, respectively, payable upon the closing of the Business Combination. These bonuses were granted to recognize their contribution and extraordinary efforts related to executing the Business Combination.

Please see the “Bonus” column in the 2020 Summary Compensation Table for the amount of the annual cash bonus paid to each named executive officer with respect to 2020.

Equity Awards

In connection with the negotiation of their employment agreements, each of Messrs. Rosenthal and Corbett and Ms. Bangalore became entitled to equity awards, effective as of the closing of the Business Combination, as follows:

•

Mr. Rosenthal’s employment agreement provided for an initial equity award equal to 1.7% of the pre-money Combined Company Equity Value in the form of a restricted stock award. The initial equity award is scheduled to vest over four years, with 40% vesting on the 15-month anniversary of the grant date, 20% vesting on the 27-month anniversary of the grant date, and 20% vesting on each of the 39-month and four-year anniversary of the grant date, subject to Mr. Rosenthal’s continued

employment through the applicable vesting date and accelerated vesting in the event of a change of control, termination without cause or termination due to good reason, death or disability. Combined Company Equity Value is defined as the aggregate value of MPMO, SNR and their respective successors, as determined based on the definitive agreements with respect to the Business Combination and disregarding any equity compensation awarded in connection with the Business Combination.

•

Mr. Corbett’s employment agreement provided, effective as of the closing of the Business Combination, (i) an initial equity award with a grant date fair value equal to $2.0 million in the form of fully vested stock, subject to customary lock-up provisions, and (ii) a restricted stock award with a grant date fair value equal to $1.5 million and vesting 40% on the one-year anniversary of the grant date and in 20% annual increments on the two, three and four-year anniversaries of the grant date, subject to Mr. Corbett’s continued employment and accelerated vesting in the event of a change of control or termination without cause or due to good reason.

•

Ms. Bangalore’s employment agreement provided, effective as of the closing of the Business Combination, a restricted stock award with a grant date fair value equal to $1.0 million and vesting in 25% annual increments on each anniversary of the grant date, subject to Ms. Bangalore’s continued employment and accelerated vesting in the event of a change of control.

Ownership Guidelines

The Board believes that an ownership stake in the Company strengthens the alignment of interests between executive officers and stockholders. Accordingly, effective November 17, 2020, the Board adopted stock ownership guidelines requiring the Chief Executive Officer and the Company’s other executive officers to own common stock (or equivalents) having a value equal to a specified multiple of the executive officer’s base salary level (five times in the case of the Chief Executive Officer and two times for all other executive officers), within five years of becoming subject to the guidelines. In the event that the executive officer’s base salary is increased, the executive officer will have five years to meet the new ownership guidelines. Until the required ownership guideline is reached, executive officers are required to retain at least 50% of the net profit shares acquired from the vesting or exercise of their awards. Mr. Litinsky does not currently receive a base salary from the Company and, accordingly, is not subject to a stock ownership requirement. Please see the “Security Ownership of Certain Beneficial Owners and Management” section of this prospectus for shares held by Mr. Litinsky and his affiliates.

2020 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in 2020, and, to the extent required by applicable SEC disclosure rules, 2019.

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	All Other Compensation(4)	Total
James Litinsky Chairman and Chief Executive Officer	2020	$—	$—	$—	$—	—
Ryan Corbett(5) Chief Financial Officer	2020	$271,154	$650,000	$5,036,500	$4,000	$5,961,654
	2019	—	—	—	—	—
Michael Rosenthal(5) Chief Operating Officer and Former Chairman and Chief Executive Officer	2020	$262,938	$200,000	$22,491,656	$23,220	$22,977,814
	2019	—	—	—	—	—
Sheila Bangalore General Counsel and Chief Strategy Officer	2020	$213,462	$365,000	$1,439,000	$3,317	$2,020,779

(1)

Reflects position as of December 31, 2020. From the consummation of the Business Combination, Mr. Litinsky has served as the Company’s Chairman and Chief Executive Officer, Mr. Corbett as Chief Financial Officer and Mr. Rosenthal as Chief Operating Officer. Ms. Bangalore served as General Counsel until May 17, 2021 and Chief Strategy Officer until May 31, 2021. Prior to the consummation of the Business Combination, Mr. Rosenthal served as the Company’s Executive Co-Chairman and Chief Executive Officer. Mr. Litinsky does not currently participate in our executive compensation program, although he is eligible to receive severance benefits in the event of specified terminations of employment pursuant to his employment agreement.

(2)

Reflects (i) cash annual bonuses paid to Messrs. Corbett and Rosenthal and Ms. Bangalore and (ii) closing bonuses of $350,000 and $200,000 paid to Mr. Corbett and Ms. Bangalore in connection with the closing of the Business Combination. Excluded from this column is the portion of the annual bonus paid in fully vested stock that was granted in early 2021 at the discretion of the Compensation Committee and which will be reflected as 2021 compensation in the 2021 Summary Compensation Table.

(3)

As noted above, during 2020, each of Messrs. Corbett and Rosenthal and Ms. Bangalore received equity awards upon the closing of the Business Combination. Amounts reported in this column reflect the aggregate grant date fair value of fully vested shares and shares of restricted stock awarded in 2020, computed in accordance with ASC 718, determined based on the closing stock price on the date of grant.

(4)

For 2020, consists of Company matching contributions to the Company’s 401(k) plan. For 2020, other compensation for Mr. Rosenthal also includes $19,528 for retirement plan contributions reimbursed to QVT. Prior to the Business Combination, the Company leased Las Vegas area housing, with a lease term through January 2021, for use by Company personnel or affiliates when visiting the Company’s facilities for business purposes. Mr. Rosenthal utilized such housing when he traveled to the Company’s corporate headquarters. As there was no additional, incremental cost associated with providing this benefit to Mr. Rosenthal, no amounts are included in this table for such benefit. The Company did not extend the lease for this housing upon its expiration.

(5)

During 2019, neither Mr. Rosenthal nor Mr. Corbett were separately compensated by MPMO for their service to the Company. Instead, Mr. Rosenthal received compensation from QVT Financial for his services to QVT Financial, which included serving as Executive Chairman and Chief Executive Officer of the Company, and Mr. Corbett received compensation from JHL for his services to JHL, which included serving as Chief Financial Officer of MPMO. Because Mr. Rosenthal and Mr. Corbett each performed a number of services for QVT Financial and JHL, respectively, the Company is unable to allocate compensation received from QVT Financial and JHL for their services to MPMO. Accordingly, the amount reported in this table is zero for salary and bonus compensation. Mr. Litinsky was not compensated for his services to MPMO in 2019. During 2020, the amount reported in the salary column for Mr. Rosenthal includes $139,861 reimbursed to QVT for payments QVT made for services Mr. Rosenthal performed for MPMO.

Outstanding Equity Awards at 2020 Fiscal Year End

The following table presents information regarding the outstanding equity awards held by each of the named executive officers as of December 31, 2020. Mr. Litinsky does not hold any outstanding equity awards. Please see the “Security Ownership of Certain Beneficial Owners and Management” section of this prospectus for shares held by Mr. Litinsky and his affiliates.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Number of Shares or Units of Stock That Have Not Vested ($)(1)
James Litinsky	—	—		—
Ryan Corbett	11/17/2020	150,000	(2)	$4,825,500
Michael Rosenthal	11/17/2020	1,563,006	(3)	50,281,903
Sheila Bangalore	11/17/2020	100,000	(4)	3,217,000

(1)	The market value of shares or units that have not vested reflects a stock price of $32.17, our closing stock price on December 31, 2020.

(2)

These shares of restricted stock are scheduled to vest with respect to 40% of the award on the one-year anniversary of the grant date and in 20% annual increments on the second, third and fourth anniversaries of the grant date, subject to Mr. Corbett’s continued employment and accelerated vesting in the event of a change of control or termination without “cause” or resignation due to “good reason.”

(3)

These shares of restricted stock are scheduled to vest over four years, with 40% vesting on the 15-month anniversary of the grant date, 20% vesting on the 27-month anniversary of the grant date, and 20% vesting on each of the 39-month and four-year anniversary of the grant date, subject to Mr. Rosenthal’s continued employment through the applicable vesting date and accelerated vesting in the event of a change of control, termination without “cause,” resignation due to “good reason”, death or termination due to “disability.”

(4)

These shares of restricted stock are scheduled to vest in 25% annual increments on each anniversary of the grant date, subject to Ms. Bangalore’s continued employment through the applicable vesting date and accelerated vesting in the event of a change of control.

Tax-Qualified Retirement Plan

The Company has a tax-qualified retirement savings plan, the MP Materials 401K Plan (the “401(k) Plan”), under which participating employees may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, the Company matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. The Company currently makes matching contributions under the 401(k) Plan at a rate of 100% of the first 1% to 2% of eligible compensation contributed by participants, and 50% for employee contributions of 3% to 4%, with an annual cap of $4,000. The 401(k) Plan also allows the Company to make discretionary profit-sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who have worked at least 1,000 hours and are employed on the last day of the plan year in an amount determined by the Board.

Employment Agreements and Other Arrangements with Executive Officers

In connection with the Business Combination, the Company entered into new employment agreements with each of the named executive officers, as summarized below.

James Litinsky

Mr. Litinsky’s employment agreement became effective upon the closing of the Business Combination and, pursuant to such agreement, Mr. Litinsky became the Company’s Chairman of the Board and CEO following the Business Combination. Under the terms of Mr. Litinsky’s employment agreement, Mr. Litinsky will not initially receive a base salary. At any time on or after the one-year anniversary of the closing of the Business Combination, Mr. Litinsky may request that the Compensation Committee, in consultation with such committee’s compensation consultant, prepare and present a proposal to Mr. Litinsky of a compensation package (including base salary, annual cash and equity incentives and severance) that is competitive for a publicly-traded company of comparable size and consistent with the Company’s then-current pay strategy for senior executives, with the parties to negotiate in good faith a compensation package for Mr. Litinsky.

In the event Mr. Litinsky’s employment is terminated by the Company without cause or by Mr. Litinsky due to good reason, Mr. Litinsky will be entitled to a $2,000,000 severance payment, payable in installments over the one-year period following such termination. The severance payment is subject to Mr. Litinsky’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.

Michael Rosenthal

Effective as of July 1, 2020, Mr. Rosenthal entered into an employment agreement, which provided that he would continue to serve as CEO of the Company until the closing of the Business Combination, at which time he assumed the role of Chief Operating Officer. Under the employment agreement, Mr. Rosenthal will receive an annual base salary of not less than $250,000 and is eligible to participate in the Company’s annual incentive program, with a 2020 annual incentive target equal to $450,000 and payouts ranging from 0% to 150% of target based on performance.

In the event Mr. Rosenthal’s employment is terminated by the Company without cause or by Mr. Rosenthal due to good reason, Mr. Rosenthal will be entitled to severance payments equal to six-months of base salary, payable in installments over the six-month period following such termination. The severance payment is subject to Mr. Rosenthal’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.

Ryan Corbett

Effective as of July 13, 2020, Mr. Corbett entered into an employment agreement, which provided that he would continue to serve as the Company’s Chief Financial Officer after the consummation of the Business Combination. Mr. Corbett’s employment agreement provides the following: (i) an initial base salary of $300,000; (ii) participation in the Company’s annual cash incentive program, with an annual incentive target of not less than $300,000 and payouts determined based on performance; and (iii) participation in the Company’s annual equity incentive program.

In the event Mr. Corbett’s employment is terminated due to death or disability, Mr. Corbett will receive the unpaid portion of any bonus earned with respect to the prior calendar year as well as a pro-rated target bonus for the year of termination and pro-rated based on days served during the calendar year. In the event Mr. Corbett’s employment is terminated by the Company without cause or by Mr. Corbett due to good reason, Mr. Corbett will receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for twelve-months post-termination. The severance benefits are subject to Mr. Corbett’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.

Sheila Bangalore

Effective as of July 13, 2020, Ms. Bangalore entered into an employment agreement, which provided that she would continue to serve as the Company’s General Counsel and Chief Strategy Officer after the consummation of the Business Combination. Under the employment agreement, Ms. Bangalore received an initial base salary of $300,000, which was increased to $350,000 following the closing of the Business Combination, and is eligible to participate in the Company’s annual incentive program, with an annual incentive target equal to 60% of Ms. Bangalore’s base salary and payouts determined based on performance. With respect to 2020 only, Ms. Bangalore’s employment agreement provided for a minimum annual incentive payment equal to $125,000 subject to Ms. Bangalore’s continued employment through the payment date.

Upon the termination of Ms. Bangalore’s employment by the Company without cause or by Ms. Bangalore due to good reason, Ms. Bangalore was entitled to receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for twelve-months post-termination. The severance benefits were subject to Ms. Bangalore’s execution and non-revocation of a general release of claims in favor of the Company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of one year following termination.

In early April 2021, Ms. Bangalore and the Chief Executive Officer discussed Ms. Bangalore’s desire to seek new opportunities. On April 14, 2021, we entered into an employment agreement with Elliot Hoops who assumed the role of General Counsel and Secretary on May 17, 2021. On April 27, 2021, we entered into a transition and resignation agreement with Ms. Bangalore. Ms. Bangalore agreed to remain in our employment through May 31, 2021, or such earlier date as we specify (the “resignation date”), and thereafter to serve as a non-employee advisor to us through June 30, 2021, in order to assist in effecting a smooth transition. Pursuant to the terms of the resignation agreement, on her resignation date, 10,000 shares of time-based vesting restricted stock previously granted to Ms. Bangalore vested immediately. All of Ms. Bangalore’s remaining unvested equity awards were automatically forfeited. In addition, under the terms of the resignation agreement, we will pay Ms. Bangalore $50,000 in cash compensation in addition to base salary earned through the resignation date. Ms. Bangalore will be entitled only to those benefits described in the resignation agreement, and to no other severance benefits.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2020, regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A		B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	15,992	(1)	—	7,693,756
Equity Compensation Plans Not Approved by Security Holders	—		—	—
Total	15,992		—	7,693,756

(1)	Consists of shares issuable pursuant to outstanding restricted stock unit awards.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal year, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

A.	Transactions with Fortress Acquisition Sponsor LLC and Affiliated Persons/Entities

Founder Shares

On January 31, 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to Fortress Acquisition Sponsor LLC (the “Sponsor” and such shares, the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares automatically converted into shares of Class A common stock on a one-for-one basis upon consummation of the Business Combination on November 17, 2020.

The holders of the Founder Shares agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day-period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completed a liquidation, merger, stock exchange, reorganization or other similar transaction that resulted in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. During April 2020, the Sponsor transferred 25,000 Founder Shares to an independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to June 30, 2020, the Sponsor transferred an additional 25,000 Founder Shares to another independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to the consummation of the Business Combination, the Sponsor sold 27,643 Founder Shares to other permitted Sponsor transferees.

Pursuant to the Parent Sponsor Letter Agreement entered into concurrently with the Merger Agreement, all of the shares of FVAC Class A common stock issued upon the conversion of the Founder Shares (shares of FVAC Class F common stock initially purchased by holders of Founder Shares prior to the IPO), shall be subject to certain vesting and forfeiture provisions (the “Vesting Shares”), as follows: (i) 50% of the Vesting Shares shall vest if a $12.00 stock price level is achieved, (ii) 25% of the Vesting Shares shall vest if a $14.00 stock price level is achieved and (iii) 25% of the Vesting Shares shall vest if a $16.00 stock price level is achieved, in each case for any 20 trading days during any consecutive 30-trading day-period within ten years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Parent Sponsor Letter Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Parent Sponsor Letter Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Parent Sponsor Letter Agreement then such Vesting Shares shall be deemed vested as of one day prior to consummation of the Parent Sale.

Office Space and Related Support Services

Effective April 30, 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the Business

Combination on November 17, 2020, the Company ceased paying these monthly fees. During the year ended December 31, 2020, the Company incurred approximately $101,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

Promissory Note

Prior to the IPO, the Sponsor loaned the Company an aggregate of $211,382 to cover expenses related to the IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020, and the closing of the IPO. The Company repaid the promissory note in full on May 4, 2020.

Private Placement Warrants

On November 17, 2020, immediately prior to the consummation of the Business Combination, and pursuant to the Parent Sponsor Warrant Exchange Agreement entered into by the Company and the Sponsor on July 15, 2020, the Sponsor exchanged all 5,933,333 of its private placement warrants (the “Private Placement Warrants”), for an aggregate of 890,000 shares of FVAC Class F common stock that, upon the consummation of the Business Combination, were converted into common stock of the Company.

PIPE Investment

In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 500,000 shares of FVAC Class A common stock at $10.00 per share for an aggregate purchase price of $5.0 million. Andrew A. McKnight and certain other directors and officers of FVAC participated in the PIPE Investment indirectly through an investment in the Sponsor.

B.	Transactions with JHL Capital Group LLC, QVT Financial LP and Affiliated Persons and/or Entities Business Combination

On November 17, 2020, the Company consummated the transactions contemplated by the Agreement and Plan of Merger, dated as of July 15, 2020, as amended on August 26, 2020 (the “Merger Agreement”), by and among our predecessor company, Fortress Value Acquisition Corp. (“FVAC”), FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR”). Pursuant to the Merger Agreement, among other things, MPMO and SNR each became indirect wholly-owned subsidiaries of FVAC. In connection with the consummation of the Business Combination, the Company changed its name to “MP Materials Corp.”

In accordance with the Merger Agreement, among other things, (a) MPMO and SNR, prior to the consummation of the transactions contemplated by the Merger Agreement, completed reorganizations (the “Pre-Closing Reorganization”), pursuant to which, among other things, (i) an affiliate of an MPMO equity holder formed a new Delaware corporation (“MPMO HoldCo”), and SNR formed a new Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes (“SNR HoldCo”), (ii) each of MPMO HoldCo and SNR HoldCo formed wholly-owned subsidiaries, MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, and (iii) each of MPMO and SNR merged with MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, with MPMO and SNR as the surviving company of each merger and becoming wholly-owned subsidiaries of MPMO HoldCo and SNR HoldCo, respectively; (b) through two consecutive mergers constituting part of the same overall transaction, MPMO Merger Corp., merged with and into MPMO HoldCo, with MPMO HoldCo being the surviving corporation, and immediately thereafter MPMO HoldCo merged with and into MPMO Merger LLC, with MPMO Merger LLC being the surviving company (such mergers, the “MPMO Mergers”); and (c) through two consecutive mergers constituting part of the same overall transaction, SNR Merger Company merged with and into SNR HoldCo, with SNR HoldCo being the surviving company, and immediately thereafter SNR HoldCo merged with and into SNR Merger LLC, with SNR Merger LLC being the surviving company (together with the MPMO Mergers and the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”).

Registration Rights Agreement

At the consummation of the Business Combination, the Company, the Sponsor, James H. Litinsky, Trustee of James Henry Litinsky Revocable Trust U/A/D, JHL Capital Group LLC, JHL Capital Group Holdings One LLC, JHL Capital Group Holdings Two LLC, Saratoga Park Ltd., QVT Family Office Onshore LP and Fourth Avenue FF Opportunities LP – Series E (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”), pursuant to which, the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. The A&R RRA Parties have agreed in the A&R RRA not to sell, transfer, pledge or otherwise dispose of shares of common stock they hold or receive for certain time periods, subject to certain exceptions specified therein. Pursuant to the terms of the A&R RRA, the Company filed a resale shelf registration statement on Form S-1 (File No. 333-251239) (the “Registration Statement”), which was declared effective by the SEC on December 28, 2020, registering up to 98,558,548 shares of common stock for resale by the existing stockholders of the Company who were parties to the A&R RRA. On March 26, 2021, certain existing Company stockholders sold 6,900,000 of such registered shares, as part of an underwritten public secondary offering pursuant to the Registration Statement and the terms of the A&R RRA.

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the Closing Date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

MPMO LLC Agreement

In connection with the formation of MPMO and the acquisition of the Mountain Pass facility, MPMO entered into a limited liability company agreement with its equity holders in 2017 (the “MPMO LLC Agreement”). The rights of the prior MPMO unitholders under the MPMO LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.

The MPMO LLC Agreement set forth the prior understanding and agreement with respect to corporate governance matters, including the following:

•

JHL Capital Group Holdings Two LLC, on the one hand, and Saratoga Park Ltd., QVT Family Office Onshore LP and Fourth Avenue FF Opportunities LP – Series E and any of their affiliates (referred to as the“QVT Holders”), on the other hand, who were each referred to as the “Principal Common Members,” each had the right to designate one manager to MPMO’s board of managers for so long as such Principal Common Member or its affiliates owned at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement. Additionally, (1) any action by the members required the affirmative vote of each Principal Common Member, and (2) any action by the board of managers required the affirmative vote of the manager designated by each Principal Common Member, in each case, for so long as such Principal Common Member or its affiliates owned at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement.

•

For so long as Leshan Shenghe Rare Earth Co., Ltd (“Leshan Shenghe”) owned any MPMO units, it had the right to designate one individual to attend all MPMO Board meetings as a non-voting observer. MPMO and the MPMO Board had the right to restrict such attendance under certain circumstances. Leshan Shenghe’s right to designate a Board observer terminated upon completion of the Pre-Closing Reorganization.

•

The MPMO LLC Agreement also contained restrictions on the transfer of MPMO’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, preemptive rights, registration rights, and confidentiality agreements.

SNR LLC Agreement

The rights of the prior SNR unitholders under the SNR LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.

In connection with the formation of SNR and the acquisition of the subterranean mineral rights located under the surface of the Mountain Pass facility, SNR previously entered into a limited liability company agreement with its equity holders (the “SNR LLC Agreement”). The SNR LLC Agreement set forth the prior understanding and agreement with respect to corporate governance matters, and also contained restrictions on the transfer of SNR’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, registration rights, and confidentiality agreements.

MPMO Unsecured Note

In April 2017, the Company issued a 5% callable unsecured promissory note to certain investment funds managed by or affiliated with JHL Capital Group and QVT Financial, in exchange for loans extended by those entities. This note was repaid in full upon the consummation of the Business Combination.

MPMO Secured Note

In August 2017, the Company issued a 10% secured promissory note to certain investment funds managed by and/or affiliated with JHL Capital Group and QVT Financial, in exchange for a loan extended by those entities to enable us to purchase certain equipment. This promissory note was secured by a lien on certain equipment that was purchased by us with the proceeds of the note. In addition, the interest on this promissory note was payable in kind whereby the interest would be added to the principal balance. This note was repaid in full upon the consummation of the Business Combination.

MPMO-SNR Lease

In April 2017, MPMO entered into a 30-year mineral lease and license agreement with SNR (the “Royalty Agreement”) under which MPMO paid royalties to SNR in the amount of 2.5% of the gross proceeds from the sale of rare earth products made from ores extracted from the Mountain Pass mine, subject to a minimum non-refundable royalty of $0.5 million per year. At the time of entering into the Royalty Agreement, MPMO and SNR were both majority owned by investment funds managed by and/or affiliated with JHL Capital Group or QVT Financial. In connection with the Business Combination, MPMO and SNR both became wholly-owned subsidiaries of the Company. Pursuant to the MPMO-SNR Lease, SNR agreed to (1) lease to MPMO, on an exclusive basis, all of SNR’s interests in the subterranean minerals rights located below the surface of the real property comprising the Mountain Pass facility (the “Mineral Rights Lease”), and (2) grant an exclusive license to MPMO to use certain intellectual property to develop, use, process, design, market, sale or otherwise dispose of rare earth products and any apparatus and equipment necessary therefor (the “Intellectual Property License”).

The initial term of the MPMO-SNR Lease runs for 30 years from the date of execution of the MPMO-SNR Lease, and thereafter will be renewed for so long as MPMO mines rare earths, or produces or processes rare earth products, on the Mountain Pass facility or other adjacent or contiguous properties owned or controlled by MPMO.

In consideration for the Mineral Rights Lease and Intellectual Property License, MPMO pays to SNR (1) annual “Advanced Minimum Royalties,” which are currently $500,000 and will remain that amount for the term of the MPMO-SNR Lease, and (2) quarterly “Gross Revenue Royalties” equal to 2.5% of MPMO’s gross proceeds from its sales of rare earth products. The Advanced Minimum Royalty payment made in a certain year will be credited against Gross Revenue Royalty payments that become due in that year. The amounts paid by MPMO pursuant to the MPMO-SNR lease totaled $2.4 million and $1.9 million in years ended December 31, 2020 and 2019, respectively.

Expense Reimbursements

MPMO has reimbursed JHL Capital Group for travel-related expenses incurred by JHL Capital Group personnel in connection with MPMO business. Such travel-related expense reimbursements totaled $0.1 million and $0.2 million for the years ended December 31, 2020 and 2019, respectively.

C.	Transactions with Shenghe Resources Holdings Co. Ltd. and Affiliated Persons/Entities

Original Commercial Arrangements

In connection with the acquisition and development of the Mountain Pass facility, MPMO entered into a set of commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe Resources (Singapore)”), a majority owned subsidiary of Leshan Shenghe whose ultimate parent is Shenghe Resources Holding Co., Ltd., a Shanghai Stock Exchange listed company. Shenghe Resources (Singapore) and its affiliates primarily engage in the mining, separation, processing and distribution of rare earth products. MPMO also issued to Leshan Shenghe, 110.98 MPMO preferred units, which represented all of the issued and outstanding MPMO preferred units. These MPMO units were exchanged for MPMO HoldCo preferred stock and eventually our common stock and the contingent right to receive Earnout Shares in connection with the Business Combination.

The original commercial arrangements with Shenghe Resources (Singapore) were entered into on May 22, 2017, prior to MPMO’s acquisition of the Mountain Pass facility. These agreements principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”).

Under the TSA, Shenghe Resources (Singapore) provided technical services, know-how and other assistance to MPMO in order to facilitate Mountain Pass facility development and operations. In addition, both the TSA and Original Offtake Agreement imposed certain funding obligations on Shenghe Resources (Singapore). The Original Offtake Agreement required Shenghe Resources (Singapore) to advance to MPMO an initial $50 million and the TSA required Shenghe Resources (Singapore) to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe Resources (Singapore) also agreed to provide additional funding in the amount of $30 million to MPMO pursuant to a separate letter agreement, dated June 20, 2017, in connection with MPMO’s acquisition of the Mountain Pass facility. Under the terms of these agreements, the amounts funded by Shenghe Resources (Singapore) constituted prepayments for the rare earth products to be sold to Shenghe Resources (Singapore) historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement (as defined below)).

Under the Original Offtake Agreement, MPMO sold to Shenghe Resources (Singapore), and Shenghe Resources (Singapore) purchased on a firm “take-or-pay” basis, all of the rare earth products produced by the

Mountain Pass facility. Shenghe Resources (Singapore) marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the above-noted prepayments, and provided the means by which MPMO repaid, and Shenghe Resources (Singapore) recovered, such amounts. The Original Offtake Agreement provided for an open book verification of Shenghe Resources (Singapore)’s gross profits. Shenghe Resources (Singapore) was obliged to prioritize sales to U.S. and European markets and such other markets as designated by MPMO, provided such sales could be made on reasonably commercial terms. Under the Original Offtake Agreement, MPMO was obliged to sell all Mountain Pass facility rare earth products to Shenghe Resources (Singapore) until Shenghe Resources (Singapore) had fully recouped all of its prepayment funding, at which point that agreement would terminate automatically. Product sales to Shenghe Resources (Singapore) totaled $133.7 million and $73.0 million for the years ended December 31, 2020 and 2019, respectively.

As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between MPMO and Shenghe Resources (Singapore), subject to certain agreed exceptions. MPMO retained the right to distribute its products directly to certain categories of customers. As compensation for its distribution and marketing services, the DMA entitled Shenghe Resources (Singapore) to 35% of the net profits from the sale of Mountain Pass facility rare earth products.

In order to secure Shenghe Resources (Singapore)’s performance under the Original Offtake Agreement and TSA, Leshan Shenghe issued a parent guaranty to MPMO on May 22, 2017 (the “Shenghe Guaranty”), and entered into an equity pledge agreement (the “Shenghe Pledge Agreement”) on June 18, 2017.

Framework Agreement and Restructured Commercial Arrangements

In May 2020, we entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe and Leshan Shenghe that significantly restructured the parties’ commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe’s prepayment obligations to MPMO, as well as either the amendment or termination of the various agreements between the parties, as discussed below.

Pursuant to the Framework Agreement, we entered into an amended and restated offtake agreement with Shenghe and Leshan Shenghe on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness, superseded and replaced the Original Offtake Agreement, and MPMO issued to Shenghe a warrant on June 2, 2020 (the “Shenghe Warrant”), exercisable at a nominal price for 89.88 MPMO preferred units, which, at the time, reflected approximately 7.5% of MPMO’s equity on a diluted basis, subject to certain restrictions. Pursuant to the Framework Agreement, Shenghe funded the remaining portion of the Initial Prepayment Amount and agreed to fund an additional $35.5 million advance to us (the “Second Additional Advance” and together with the Initial Prepayment Amount, inclusive of the $30.0 million increase pursuant to the Letter Agreement, the “Offtake Advances”), which amounts were fully funded on June 5, 2020. As discussed below, the Shenghe Warrant was exercised in full for MPMO preferred units which were exchanged for MPMO HoldCo preferred stock and eventually our common stock and the contingent rights to receive Earnout Shares in connection with the Business Combination.

Upon the funding of the remaining obligations on June 5, 2020, (i) the TSA and the DMA were terminated, (ii) the A&R Offtake Agreement and the Shenghe Warrant became effective, and (iii) the Shenghe Guaranty and the Shenghe Pledge Agreement were terminated (such events are collectively referred to as the “June 2020 Modification”). Thus, at the present time, Leshan Shenghe’s and Shenghe’s involvement with MPMO and the Mountain Pass facility consists of only the A&R Offtake Agreement.

The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe, and other terms of the Original Offtake Agreement, with the following material changes:

(i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the Prepaid Balance has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe, to be credited against the amounts owed on Offtake Advances; (iii) replaces the Shenghe Sales Discount under the Original Offtake Agreement with a fixed monthly sales charge; (iv) provides that the purchase price to be paid by Shenghe for our rare earth products (a portion of which reduces the Prepaid Balance rather than being paid in cash) will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe, on an annual basis, an amount equal to our annual net income, less any amounts recouped through the Gross Profit Recoupment mechanism over the course of the year, until the Prepaid Balance has been reduced to zero; (vi) obliges us to pay Shenghe the net after-tax profits from certain sales of assets until the Prepaid Balance has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products.

The purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between MPMO and Shenghe. As with the Original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe has fully recouped all of its prepayment funding. Following that termination, MPMO will have no contractual arrangements with Shenghe for the distribution, marketing or sale of rare earth products.

Reagent Purchases

MPMO occasionally purchases reagent products (produced by an unrelated third party) used in the milling process at the Mountain Pass facility from Shenghe Resources (Singapore). Such purchases are made on a case-by-case basis pursuant to standard purchase orders. Such purchases totaled $2.6 million and $3.2 million for the years ended December 31, 2020 and 2019, respectively.

Procedures with Respect to Review and Approval of Related Person Transactions

The Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member or nominee of the Company’s Board of Directors;

•	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

The Company has also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee will have the responsibility to review related person transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of September 10, 2021, referred to in the table below as the “Beneficial Ownership Date”:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•	each of our directors and director nominees;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 177,757,669 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
5% or Greater Stockholders
JHL Capital Group LLC and affiliated entities(1)	44,209,204	24.9%
QVT Financial LP and affiliated entities(2)	21,224,005	11.9%
Shenghe Resources Holding Co., Ltd. and affiliated entities(3)	13,716,288	7.7%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011(4)	16,897,021	9.5%
James H. Litinsky(1)(5)	61,106,225	34.4%
Daniel Gold(2)	21,224,005	11.9%

Named Executive Officers and Directors
James H. Litinsky(1)(4)(5)	61,106,225	34.4%
Daniel Gold(2)	21,224,005	11.9%
Andrew A. McKnight(6)	485,638	*
Gen. Richard B. Myers(7)	8,036	*
Randall Weisenburger(7)	7,144	*
Maryanne R. Lavan(7)	8,139	*
Connie K. Duckworth(7)	8,241	*
Ryan Corbett(8)	251,154	*
Michael Rosenthal(9)	1,567,765	*
Elliot Hoops(10)	44,061	*
All current executive officers and directors as a group (10 individuals)	84,710,409	47.6%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of the Company’s common stock.
(1)

As reported in a statement on Schedule 13D/A filed with the SEC on March 30, 2021, as of March 26, 2021, JHL Capital Group LLC (“JHL Capital Group”) had shared voting and dispositive power over 44,209,204 shares of the Company’s common stock, JHL Capital Group Holdings One LLC had shared voting and dispositive power over 11,128,940 shares of the Company’s common stock, JHL Capital Group Holdings Two LLC had shared voting and dispositive power over 33,077,926 shares of the Company’s common stock, JHL Capital Group Master Fund L.P. (“JHL Master Fund”) had shared voting and dispositive power over 44,206,866 shares of the Company’s common stock, JHL Capital Group Master Fund GP Ltd. (“JHL Master Fund GP”) had shared voting and dispositive power over 44,206,866 shares of the Company’s common stock, JHL Capital Group L.P. had shared voting and dispositive power over 44,209,204 shares of the Company’s common stock and James H. Litinsky had sole voting and dispositive power over 16,897,021 shares of the Company’s common stock, and shared voting and dispositive power over 44,209,204 shares of the Company’s common stock. JHL Master Fund, a Cayman Islands limited partnership, is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Master Fund GP, a Cayman Islands exempted company, is the general partner of JHL Master Fund. JHL Capital Group, a Delaware limited liability company, is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 1500 N. Halsted, Suite 2000, Chicago, Illinois 60642.
(2)

As reported in a statement on Schedule 13D/A filed with the SEC on March 31, 2021, as of March 26, 2021, QVT Financial LP had shared voting and dispositive power over 21,224,005 shares of the Company’s common stock, QVT Financial GP LLC (“QVT Financial GP”), had shared voting and dispositive power over 21,224,005 shares of the Company’s common stock, Fourth Avenue FF Opportunities LP – Series E had shared voting and dispositive power over 10,751,559 shares of the Company’s common stock, Fourth Avenue Capital Partners GP LLC had shared voting and dispositive power over 10,751,559 shares of the Company’s common stock and Saratoga Park Ltd. had shared voting and dispositive power over 8,711,753 shares of the Company’s common stock. QVT Financial GP, a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the 1,760,693 shares held directly by QVT Family Office Onshore LP and the 8,711,753 shares held directly by Saratoga Park Ltd. and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Management of Fourth Avenue FF Opportunities LP – Series E is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the 10,751,559 shares held directly by Fourth Avenue FF Opportunities LP – Series E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares held directly by Fourth Avenue FF Opportunities LP – Series E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(3)

As reported in a statement on Schedule 13G/A filed with the SEC on February 2, 2021, as of December 31, 2020, Shenghe Resources Holding Co., Ltd. had shared voting and dispositive power over 13,716,288 shares of the Company’s common stock, Shenghe Resources (Singapore) International Trading Pte. Ltd. had shared voting and dispositive power over 6,137,708 shares of the Company’s common stock and Shenghe Resources (Singapore) Pte. Ltd. had shared voting and dispositive power over 7,578,580 shares of the Company’s common stock. Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. are controlled by Shenghe Resources Holding, Co., Ltd. Accordingly, Shenghe Resources Holding Co., Ltd. may be deemed to beneficially own the shares held directly by

Shenghe Resources (Singapore) Pte. Ltd and Shenghe Resources (Singapore) International Trading Pte. Ltd. Shenghe Resources Holding Co., Ltd. disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business and/or mailing address of (i) Shenghe Resources (Singapore) Pte. Ltd. is 10 Anson Road #13-15, International Plaza Singapore (079903) (ii) Shenghe Resources (Singapore) International Trading Pte. Ltd. is 60 Paya Lebar Road #08-05, Paya Lebar Square Singapore (409051), and (iii) Shenghe Resources Holding Co., Ltd. is 7/F Chengnan Tianfu, No. 66 Shenghe Yilu, High-tech Zone, Chengdu, Sichuan Province, China.
(4)	Based on information reported by James H. Litinsky on a Form 4 filed with the SEC on March 30, 2021.
(5)	Includes 16,897,021 shares of the Company’s common stock held by James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011.
(6)	Represents shares received as a distribution-in-kind from Fortress Acquisition Sponsor LLC for no additional consideration in proportion to such individual’s economic interest.
(7)	The number of shares in the table are restricted stock units, each of which represents a contingent right to receive one share of common stock.
(8)	The number of shares in the table includes 151,154 of restricted stock held by Mr. Corbett.
(9)	The number of shares in the table includes 1,565,800 shares of restricted stock held by Mr. Rosenthal which represents a contingent right to receive one share of common stock.
(10)	The number of shares in the table includes 1,000 shares owned by Mr. Hoops’ spouse and 36,429 restricted stock units, each of which represents a contingent right to receive one share of common stock.

SELLING STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock by the selling stockholders, as of September 10, 2021. The percentage ownership information shown in the table prior to this offering is based upon 177,757,669 shares of common stock outstanding, in the aggregate, as of September 10, 2021.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

	Common stock owned before the offering		Shares being sold	Common stock owned after the offering if underwriters’ option is not exercised (1)
Name of Beneficial Owner	Number	%		Number	%
JHL Capital Group LLC (1)	2,338	*	114	2,224	*
JHL Capital Group Holdings One LLC (1)	11,128,940	6.26%	540,698	10,588,242	5.96%
JHL Capital Group Holdings Two LLC (1)	33,077,926	18.61%	1,607,085	31,470,841	17.71%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011 (2)	16,897,021	9.51%	820,938	16,076,082	9.04%
Fourth Avenue FF Opportunities LP—Series E (3)	10,751,559	6.05%	522,363	10,229,196	5.75%
QVT Family Office Onshore LP (4)	1,760,693	*	85,543	1,675,150	*
Saratoga Park Ltd. (4)	8,711,753	4.90%	423,259	8,288,494	4.66%

If the underwriters’ option to purchase additional shares is exercised in full, the common stock owned after the offering will be as follows:

	Common stock owned after the offering if underwriters’ option is exercised in full
Name of Beneficial Owner	Number	%
JHL Capital Group LLC (1)	2,207	*
JHL Capital Group Holdings One LLC (1)	10,507,137	5.91%
JHL Capital Group Holdings Two LLC (1)	31,229,778	17.57%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust	15,952,942	8.97%

*	Represents beneficial ownership of less than 1%.
(1)

JHL Capital Group Master Fund L.P., a Cayman Islands limited partnership (“JHL Master Fund”), is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Capital Group Master Fund GP Ltd., a Cayman Islands exempted company (“JHL Master Fund GP”), is the general partner of JHL Master Fund. JHL Capital Group LLC, a Delaware limited liability company (“JHL Capital Group”), is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares of common stock held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 900 North Michigan Avenue, Suite 2000, Chicago, Illinois 60611.

(2)

James Litinsky, our Chairman and Chief Executive Officer, is the sole trustee of James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011. The business address for Mr. Litinsky is c/o James Litinsky, 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119.

(3)

Management of Fourth Avenue FF Opportunities LP—Series E (“Fourth Avenue FF-E”) is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the shares of common stock held directly by Fourth Avenue FF-E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of common stock held directly by Fourth Avenue FF-E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(4)

Management of QVT Family Office Onshore LP (“QVT Onshore”) is vested in its general partner, QVT Associates GP LLC, a Delaware limited liability company (“QVT Associates GP”), which may be deemed to beneficially own the shares of common stock held directly by QVT Onshore. QVT Financial LP, a Delaware limited partnership, is the investment manager of QVT Onshore and Saratoga Park Ltd. (“Saratoga”), and shares voting and investment control over the shares of common stock held directly by QVT Onshore and Saratoga. QVT Financial GP LLC (“QVT Financial GP”), a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of each of QVT Associates GP and QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of common stock held directly by QVT Onshore and Saratoga and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

DESCRIPTION OF CAPITAL STOCK

The common stock and warrants to purchase common stock of MP Materials Corp. (the “Company”) are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law (the “DGCL”) and the various documents of the Company that are referred to in the summaries, as well as reference to the Second Amended and Restated Charter and Amended and Restated Bylaws.

Capitalized terms used herein and not defined herein shall have the meaning ascribed to such terms in the Annual Report.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) and (ii) 50,000,000 shares of preferred stock, par value $0.0001 per share.

As of June 30, 2021, there were 177,748,487 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the Common Stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Charter provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of Common Stock will be entitled to share ratably in all the remaining assets of the Company available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, the Company’s stockholders have no preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the Common Stock.

Number and Election of Directors

Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II) serving a three-year term. The term of office of the Class I directors will expire at the 2024 annual meeting of the stockholders of the Company. The term of office of the Class II directors will expire at the 2022 annual meeting of the stockholders of the Company. The term of office of the Class III directors will expire at the 2023 annual meeting of the stockholders of the Company.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, and directors of the Company are elected by a plurality of the votes cast at a meeting of the Company’s stockholders by holders of Common Stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the Company’s Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of tour Common Stock.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains provisions that are substantially similar to Section 203 of the DGCL. These provisions prevent the Company, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions do not apply if:

•	the Company’s Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of Common Stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the Company’s Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the board of directors for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board. Under the terms of the Second Amended and Restated Certificate of Incorporation, the Company’s Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II) serving a three-year term. The term of office of the Class I directors will expire at the 2024 annual meeting of the stockholders of the Company. The term of office of the Class II directors will expire at the 2022 annual meeting of the stockholders of the Company. The term of office of the Class III directors will expire at the 2023 annual meeting of the stockholders of the Company. Members of the Company’s Board will be elected by a plurality of the votes cast at each annual meeting of the stockholders of the Company. Directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of our Common Stock. So long as the Company’s Board is classified, it would take at least two elections of directors for any individual or group to gain control of the Company’s Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of the Company.

Advance notice requirements for stockholder proposals and director nominations. Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders of the

Company must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of the Company from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Exclusive Forum. The Second Amended and Restated Certificate of Incorporation provides that unless the Company consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of the Company, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to the Company or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Additionally, the Second Amended and Restated Certificate of Incorporation will also provide that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the forum provisions in the Second Amended and Restated Certificate of Incorporation; however, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Additionally, investors cannot waive the Company’s compliance with federal securities laws and the rules and regulations thereunder.

CERTAIN UNITED STATES FEDERAL INCOME

TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our common stock. This summary deals only with common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our common stock, you should consult your tax advisors.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net-income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, the non-U.S. holder is not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market during the calendar year in which the disposition occurs or (ii) the non-U.S. holder owned or is deemed to have owned more than 5 percent of our common stock at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

If the third bullet point immediately above applies to a non-U.S. holder, the non-U.S. holder will generally be subject to U.S. federal income tax on any gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), although a non-U.S. holder that is a foreign corporation would not be subject to the “branch profits tax” described above on any such gain. In addition, a 15% withholding tax may apply to the amount realized upon any such sale or other disposition, including a distribution that exceeds our current and accumulated earnings and profits (as discussed above under “—Dividends”). Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe that we currently are a “United States real property holding corporation” for United States federal income tax purposes. You should consult your own tax advisors regarding the application of these rules.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is not a United States person as defined under the Code (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

UNDERWRITING

The Company, the selling stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase from the selling stockholders the number of shares indicated in the following table at a price of $                 per share, which will result in approximately $                 million of aggregate proceeds to the selling stockholders, before expenses. Morgan Stanley & Co. LLC is the representative of the underwriters.

Underwriter	Number of Shares
Morgan Stanley & Co. LLC	4,000,000
Total	4,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The selling stockholders have granted the underwriters the option to buy up to an additional 600,000 shares to the extent the underwriters sell additional shares. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The underwriters propose to offer the shares of common stock for sale from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriters may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they act as agents or to whom they sell as principals. The underwriters may receive from purchasers of the shares nominal brokerage commissions in amounts agreed with the purchasers. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.

The estimated offering expenses payable by us, excluding underwriting discounts and commissions, which will be paid by the selling stockholders, will be approximately $        , which includes legal, accounting and printing costs and various other fees associated with the registration of the common stock to be sold pursuant to this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MP.”

We have agreed that, with limited exceptions, for a period of 30 days from the date of the final prospectus, we will not, without the prior written consent of Morgan Stanley & Co. LLC, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise. The restrictions described in the foregoing sentence will not apply to (A) the filing of a registration statement relating to resales of the common stock underlying the Convertible Notes, (B) any shares of common stock issued by the Company upon the exercise of an option or warrant, or vesting of any restricted stock units, or the conversion of a security outstanding on the date of the underwriting agreement, (C) any shares of common stock issued or options to purchase common stock or restricted stock units covering shares of common stock granted pursuant to existing employee benefit plans or equity incentive plans of the Company, (D) any shares of common stock issued, options to purchase shares of common stock granted, or restricted stock units covering shares of common stock granted, pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, (E) the filing by the Company of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company or (F) the sale or issuance of, or entry into an agreement to sell or issue, up to 10% of the outstanding shares of common stock or other securities issued in connection with any (1) merger, (2) acquisition of securities, businesses, properties or other assets, (3) joint venture or (4) strategic alliance or relationship.

In addition, the selling stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 30 days from the date of the underwriting agreement, may not, without the prior written consent of Morgan Stanley & Co. LLC, as representative on behalf of the underwriters (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of the Company’s common stock, or any securities convertible into or exercisable or exchangeable for common stock, (ii) exercise any right with respect to the registration of any of any such securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise. Notwithstanding the foregoing, the lock-up agreements with our directors and executive officers will not prohibit transfers by each lock-up party (A) as a bona fide gift or gifts or for bona fide estate planning purposes, (B) by will or intestate succession upon the death of any lock-up party, including to the transferee’s nominee or custodian, (C) to any trust or other similar entity for the direct or indirect benefit of the lock-up party or the immediate family of the lock-up party or if the lock-up party is a trust, to any beneficiary of the lock-up party (including such beneficiary’s estate), (D) a distribution to limited partners, general partners, limited liability company members, stockholders or other equity holders of the lock-up party, (E) to the lock-up party’s affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the lock-up party, or (F) to the Company in connection with the vesting or settlement of restricted stock units or the exercise of options or warrants or other rights to purchase the shares of common stock (including, in each case, by way of “net” or “cashless” exercise), including any transfer for the payment of exercise price, tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that if the lock-up party is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the 30-day period, the lock-up party will clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (F), (G) to the underwriters in this offering, (H) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved or recommended by the Company’s board of directors, made to all holders of securities subject to the lock-up agreement involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities shall remain subject to the provisions of the lockup agreement, or (I) pursuant to an order of a court of competent jurisdiction in connection with a divorce settlement, provided that any lock-up party shall use its commercially reasonable efforts to cause the transferee to agree in writing to be bound by the terms of the lock-up agreement prior to such transfer, provided further that any filings required to be made pursuant to Section 16(a) of the Exchange Act will indicate by footnote disclosure or otherwise the nature of the transaction.

Furthermore, each lock-up party may, without the prior written consent of Morgan Stanley & Co. LLC, (i) exercise an option to purchase shares of common stock granted under any stock incentive plan or stock purchase plan of the Company, provided that any shares of common stock received are subject to the restrictions on transfer set forth in the lock-up agreement, (ii) transfer the lock-up party’s common stock or any security convertible into or exercisable or exchangeable for common stock to the Company pursuant to any contractual arrangement in effect on the date of the lock-up agreement that provides for the repurchase of the lock-up party’s common stock or such other securities by the Company or in connection with the termination of the lock-up party’s employment with the Company, (iii) establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common stock, provided that such plan does not provide for any transfers of common stock, and no filing with the SEC or other public announcement is required or voluntarily made by the lock-up party or any other person in connection therewith, in each case during the 30-day period referred to above, (iv) transfer or sell shares of the lock-up party’s common stock pursuant to a trading plan under Rule 10b5-1 under the Exchange Act that was established on or prior to the date of the lock-up agreement and exists as of the date thereof, and (v) transfer or dispose of securities acquired in this offering or acquired on the open market following this offering provided that in the case of any transfer or disposition pursuant to this clause (v), no filing by any party under the Exchange Act or other public announcement reporting a reduction in the beneficial ownership of common stock held by the lock-up party shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the 30-day period).

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares to the extent the underwriters sell additional shares or by purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, certain of the underwriters and/or their respective affiliates may provide investment banking services to us. In addition, affiliates of certain of the underwriters are our customers and the contracts governing such relationships were entered into at arm’s length and on customary terms. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities.

The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters and their affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

We and the several underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representative may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders.

Internet distributions will be allocated by the representative to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any sares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

c.	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of shares shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

The underwriters have represented and agreed that:

a.

they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by them in connection with the issue or sale of any shares in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

b.	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to any shares in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and the Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and

Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or, Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a.	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.	where no consideration is or will be given for the transfer;

c.	where the transfer is by operation of law;

d.	as specified in Section 276(7) of the SFA; or

e.	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Capital Markets Products (the “CMP”) Regulations 2018, the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA 04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

Certain legal matters relating to the shares will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to the shares will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of MP Materials Corp. as of December 31, 2020 and 2019, and for each of the years in the two year period ended December 31, 2020 have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Secure Natural Resources, LLC as of December 31, 2019 and 2018 and for the years then ended, included in the accompanying prospectus, have been audited by RSM US, LLP, an independent registered public accounting firm, as stated in their report included in the accompanying prospectus, and have been included in the accompanying prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The financial statements of Fortress Acquisition Corp. as of June 30, 2020 and from the period from January 24, 2020 (inception) through June 30, 2020 have been audited by WithumSmith+Brown, PC, and independent registered public accounting firm as set forth in their report thereon, appearing in the accompanying prospectus, and upon the authority of said firm as experts in accounting and auditing.

The information appearing herein concerning estimates of our proven and probable REO reserves for the Mountain Pass facility was derived from the report of SRK Consulting, independent mining consultants, and has been included herein upon the authority of SRK Consulting as experts with respect to the matters covered by such report and in giving such report.

MP MATERIALS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,196,875	$519,652
Accounts receivable (including related party), net of allowance for credit losses of $0 and $0, respectively	8,178	3,589
Inventories	35,501	32,272
Prepaid expenses and other current assets	5,558	5,534

Total current assets	1,246,112	561,047
Non-current assets
Restricted cash	9,118	9,100
Property, plant and equipment, net	560,616	501,974
Finance lease right-of-use assets	884	1,028
Other non-current assets	1,226	1,139

Total non-current assets	571,844	513,241

Total assets	$1,817,956	$1,074,288

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$37,730	$16,159
Current installments of long-term debt	—	2,403
Current installments of long-term debt—related party	45,796	22,070
Current portion of finance lease liabilities	256	266
Other current liabilities	6,505	2,163

Total current liabilities	90,287	43,061

Non-current liabilities
Asset retirement obligations	26,488	25,570
Environmental obligations	16,612	16,602
Long-term debt, net of current portion	673,174	961
Long-term debt—related party, net of current portion	—	44,380
Finance lease liabilities, net of current portion	639	736
Deferred income taxes	95,578	87,473
Other non-current liabilities	8,553	1,628

Total non-current liabilities	821,044	177,350

Total liabilities	911,331	220,411

Commitments and contingencies (Note 12)
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either period)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 177,748,487 and 170,719,979 shares issued and outstanding, as of June 30, 2021, and December 31, 2020, respectively)	18	17
Additional paid-in capital	925,944	916,482
Accumulated deficit	(19,337)	(62,622)

Total stockholders’ equity	906,625	853,877

Total liabilities and stockholders’ equity	$1,817,956	$1,074,288

See accompanying notes to the Condensed Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Product sales (including related party)	$73,118	$30,391	$133,089	$51,110
Operating costs and expenses:
Cost of sales (including related party)(excluding depreciation, depletion and amortization)	17,955	16,865	35,891	29,532
Write-down of inventories	1,809	—	1,809	—
Royalty expense to SNR	—	366	—	853
General and administrative	13,631	5,843	27,214	8,927
Depreciation, depletion and amortization	6,666	1,382	12,816	2,653
Accretion of asset retirement and environmental obligations	592	564	1,185	1,128
Settlement charge	—	66,615	—	66,615

Total operating costs and expenses	40,653	91,635	78,915	109,708

Operating income (loss)	32,465	(61,244)	54,174	(58,598)
Other income, net	3,504	155	3,559	237
Interest expense, net	(2,639)	(1,066)	(3,793)	(1,869)

Income (loss) before income taxes	33,330	(62,155)	53,940	(60,230)
Income tax expense	(6,164)	(336)	(10,655)	(336)

Net income (loss)	$27,166	$(62,491)	$43,285	$(60,566)

Net income (loss) per share:
Basic	$0.16	$(0.92)	$0.25	$(0.90)

Diluted	$0.15	$(0.92)	$0.24	$(0.90)

Weighted-average shares outstanding:
Basic	172,677,923	68,095,422	170,810,353	67,326,198

Diluted	193,145,644	68,095,422	186,282,857	67,326,198

See accompanying notes to the Condensed Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Three months ended June 30, 2021 and 2020
	Preferred Stock		Common Stock		Shenghe Warrant	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
(in thousands, except share data)	Shares	Amount	Shares	Amount
Balance as of April 1, 2021	—	$—	170,745,864	$17	$—	$921,643	$(46,503)	$875,157
Redemption of Public Warrants	—	—	7,080,005	1	—	(2)	—	(1)
Stock-based compensation	—	—	18,402	—	—	4,498	—	4,498
Forfeiture of restricted stock	—	—	(90,000)	—	—	—	—	—
Shares used to settle payroll tax withholding	—	—	(5,784)	—	—	(193)	—	(193)
Net income	—	—	—	—	—	—	27,166	27,166
Other	—	—	—	—	—	(2)	—	(2)

Balance as of June 30, 2021	—	$—	177,748,487	$18	$—	$925,944	$(19,337)	$906,625

Balance as of April 1, 2020	—	$—	66,556,975	$7	$—	$22,768	$(38,872)	$(16,097)
Issuance of Shenghe Warrant	—	—	5,384,563	—	53,846	—	—	53,846
Net loss	—	—	—	—	—	—	(62,491)	(62,491)

Balance as of June 30, 2020	—	$—	71,941,538	$7	$53,846	$22,768	$(101,363)	$(24,742)

	Six months ended June 30, 2021 and 2020
	Preferred Stock		Common Stock		Shenghe Warrant	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
(in thousands, except share data)	Shares	Amount	Shares	Amount
Balance as of January 1, 2021	—	$—	170,719,979	$17	$—	$916,482	$(62,622)	$853,877
Redemption of Public Warrants	—	—	7,080,005	1	—	(2)	—	(1)
Stock-based compensation	—	—	54,722	—	—	10,171	—	10,171
Forfeiture of restricted stock	—	—	(90,000)	—	—	—	—	—
Shares used to settle payroll tax withholding	—	—	(16,219)	—	—	(527)	—	(527)
Net income	—	—	—	—	—	—	43,285	43,285
Other	—	—	—	—	—	(180)	—	(180)

Balance as of June 30, 2021	—	$—	177,748,487	$18	$—	$925,944	$(19,337)	$906,625

Balance as of January 1, 2020	—	$—	66,556,975	$7	$—	$22,768	$(40,797)	$(18,022)
Issuance of Shenghe Warrant	—	—	5,384,563	—	53,846	—	—	53,846
Net loss	—	—	—	—	—	—	(60,566)	(60,566)

Balance as of June 30, 2020	—	$—	71,941,538	$7	$53,846	$22,768	$(101,363)	$(24,742)

See accompanying notes to the Condensed Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the six months ended June 30,
(in thousands)	2021	2020
Operating activities:
Net income (loss)	$43,285	$(60,566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	12,816	2,653
Accretion of asset retirement and environmental obligations	1,185	1,128
Gain on forgiveness of Paycheck Protection Loan	(3,401)	—
Loss on sale or disposal of long-lived assets, net	37	—
Stock-based compensation expense	10,171	—
Accretion of debt discount and amortization of debt issuance costs	3,287	741
Write-down of inventories	1,809	—
Non-cash settlement charge	—	66,615
Revenue recognized in exchange for debt principal reduction	(22,901)	(679)
Deferred income taxes	8,105	—
Decrease (increase) in operating assets:
Accounts receivable (including related party)	(4,589)	187
Inventories	(5,038)	(6,663)
Prepaid expenses, other current and non-current assets	(2,973)	(891)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	4,236	(961)
Refund liability to related party	—	(2,746)
Deferred revenue from related party	—	1,934
Other current and non-current liabilities	1,940	1,490

Net cash provided by operating activities	47,969	2,242

Investing activities:
Additions of property, plant and equipment	(44,691)	(4,828)
Proceeds from sale of property, plant and equipment	125	—

Net cash used in investing activities	(44,566)	(4,828)

Financing activities:
Proceeds from issuance of long-term debt	690,000	3,364
Proceeds from Second Additional Advance	—	35,450
Principal payments on debt obligations and finance leases	(990)	(86)
Payment of debt issuance costs	(17,749)	—
Other	(771)	—

Net cash provided by financing activities	670,490	38,728

Net change in cash, cash equivalents and restricted cash	673,893	36,142
Cash, cash equivalents and restricted cash beginning balance	532,440	29,572

Cash, cash equivalents and restricted cash ending balance	$1,206,333	$65,714

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,196,875	$38,551
Restricted cash, current	340	50
Restricted cash, non-current	9,118	27,113

Total cash, cash equivalents and restricted cash	$1,206,333	$65,714

See accompanying notes to the Condensed Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business: We own and operate the Mountain Pass Rare Earth Mine and Processing Facility (“Mountain Pass”), which is the only rare earth mining and processing site of scale in the Western Hemisphere. Our wholly-owned subsidiary, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), acquired the Mountain Pass mine and processing facilities in July 2017. Our wholly-owned subsidiary, Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. The mine achieved commercial operations in July 2019 and we are currently working to restore the remainder of the facility for use in processing separated rare earth products. The Company is headquartered in Las Vegas, Nevada. References herein to the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

The Business Combination (as defined below) was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020 (the “Merger Agreement”). Pursuant to the Merger Agreement, MPMO and SNR were combined with Fortress Value Acquisition Corp., a special purpose acquisition company (“FVAC”) (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, and the acquisition of SNR (the “SNR Mineral Rights Acquisition”) was treated as an asset acquisition. Furthermore, MPMO was deemed to be the accounting acquirer and FVAC the accounting acquiree, which, for financial reporting purposes, results in MPMO’s historical financial information becoming that of the Company.

In May 2017, the Company entered into a set of commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), a majority owned subsidiary of Leshan Shenghe Rare Earth Co., Ltd. (“Leshan Shenghe”) whose ultimate parent is Shenghe Resources Holding Co., Ltd., a leading global rare earth company listed on the Shanghai Stock Exchange, to fund the Company’s operations, identify operational efficiencies, and sell products to Shenghe and third parties. Shenghe has significant knowledge of the mining, processing, marketing and distribution of rare earth products, as well as access to customers in the Chinese market for these products. As part of these arrangements, Shenghe (and its controlled affiliates) became both the principal customer and a related party when Leshan Shenghe obtained a preferred interest in the Company, which was ultimately exchanged for shares of the Company’s common stock with a par value of $0.0001 per share (“Common Stock”) in connection with the Business Combination. See also Note 3, “Relationship and Agreements with Shenghe,” for additional information.

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker views the Company’s operations and manages the business as one reportable segment.

The cash flows and profitability of the Company’s operations are significantly affected by the market price of rare earth products. The prices of rare earth products are affected by numerous factors beyond the Company’s control. The products of the Company are sold globally, with a primary focus in the Asian market due to the refining capabilities of the region. Rare earth products are critical inputs in hundreds of existing and emerging clean-tech applications including electric vehicles and wind turbines as well as drones and defense applications.

Basis of Presentation: The unaudited Condensed Consolidated Financial Statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information and notes required by GAAP for complete consolidated financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Results of operations and cash flows for the interim periods presented herein are not necessarily indicative of the results that would be achieved during a full year of operations or in future periods. These unaudited Condensed Consolidated Financial Statements and notes thereto should be read in conjunction with the Consolidated Financial Statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The unaudited Condensed Consolidated Financial Statements include the accounts of MP Materials Corp. and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Risk: As of June 30, 2021, Shenghe accounted for more than 90% of product sales. Shenghe, a related party of the Company, has entered into an arrangement to purchase substantially all of the Company’s production, and has previously purchased portions of the Company’s stockpile inventory. While as with any contract there is risk of nonperformance, we do not believe that it is reasonably possible that Shenghe would terminate the agreement as it would significantly delay Shenghe’s recovery of non-interest-bearing advance payments that are recognized by the Company as debt. As discussed in Note 8, “Debt Obligations,” based on current forecasts, the Company expects to repay the obligation within the next year. See Note 3, “Relationship and Agreements with Shenghe,” for additional information.

Furthermore, while revenue is generated in the United States, our principal customer is located in China and may transport and sell products in the Chinese market; therefore, the Company’s gross profit is affected by Shenghe’s ultimate realized prices in China. In addition, there is an ongoing economic conflict between China and the United States that has resulted in tariffs and trade barriers that may negatively affect the Company’s business and results of operations.

In December 2019, a novel strain of coronavirus (known as “COVID-19”) began to impact the population of China, where our principal customer is located. The outbreak of COVID-19 has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the global economy, including significant business and supply chain disruption as well as broad-based changes in supply and demand. In December 2019, a series of emergency quarantine measures taken by the Chinese government disrupted domestic business activities in China during the weeks after the initial outbreak of COVID-19. These disruptions have occurred periodically since the start of COVID-19 outbreak as measures intended to impede the spread of the virus have adapted. Since the initial COVID-19 outbreak, many countries, including the United States, have imposed restrictions on travel to and from China and elsewhere, as well as general movement restrictions, business closures and other measures imposed to slow the spread of COVID-19.

At the onset of the outbreak, we initially experienced shipping delays due to overseas port slowdowns and container shortages, but we did not experience a reduction in production or sales. However, beginning in the fourth quarter of 2020 and continuing through the second quarter of 2021, we again saw shipping delays and container shortages from congestion at port facilities, which has been exacerbated by COVID-19. Congestion at U.S. and international ports could affect the capacity at ports to receive deliveries of products or the loading of shipments onto vessels.

As the situation continues to develop, including as a result of new variants of COVID-19 (such as the Delta variant), it is impossible to predict the effect and ultimate impact of the COVID-19 pandemic on the Company’s business and results of operations. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

Use of Estimates: The preparation of the unaudited Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the unaudited Condensed Consolidated Financial Statements, and (iii) the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results may differ from those estimates.

Debt Issuance Costs: Debt issuance costs that are incurred by the Company in connection with the issuance of debt are deferred and amortized to interest expense using the effective interest method over the contractual term of the underlying indebtedness. Debt issuance costs reduce the carrying amount of the associated debt.

Recently Issued Accounting Pronouncements: As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments” (“ASU 2016-13”), which sets forth a “current expected credit loss” model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. We elected to early adopt ASU 2016-13 during the first quarter of 2021 using a modified retrospective approach, which did not have a material impact on our unaudited Condensed Consolidated Financial Statements, and did not result in a cumulative-effect adjustment.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 requires capitalized costs to be amortized on a straight-line basis generally over the term of the arrangement, and the financial statement presentation for these capitalized costs would be the same as that of the fees related to the hosting arrangements. We elected to early adopt ASU 2018-15 during the first quarter of 2021 using a prospective approach, which did not have a material impact on our unaudited Condensed Consolidated Financial Statements.

In August 2020, the FASB issued ASU No. 2020-06, “Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which (i) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in Accounting Standards Codification (“ASC”) Subtopic 470-20, “Debt—Debt with Conversion and Other Options,” that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (ii) revises the scope exception from derivative accounting in ASC Subtopic 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity,” for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (iii) revises the guidance in ASC Topic 260, “Earnings Per Share,” to require entities to calculate diluted earnings per share (“EPS”) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. We elected to early adopt ASU

2020-06 during the first quarter of 2021 using a prospective approach. See Note 8, “Debt Obligations,” for a discussion of our Convertible Notes (as defined in Note 8, “Debt Obligations”), which we issued on March 26, 2021.

A variety of proposed or otherwise potential accounting standards are currently being studied by standard-setting organizations and certain regulatory agencies. Because of the tentative and preliminary nature of such proposed standards, we have not yet determined the effect, if any, that the implementation of such proposed standards would have on our unaudited Condensed Consolidated Financial Statements.

NOTE 3—RELATIONSHIP AND AGREEMENTS WITH SHENGHE

Original Commercial Agreements

In May 2017, prior to our acquisition of the Mountain Pass facility, we entered into a set of commercial arrangements with Shenghe, which principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”).

The Original Offtake Agreement required Shenghe to advance us an initial $50.0 million (the “Initial Prepayment Amount”) to fund the restart of operations at the mine and the TSA required Shenghe to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe also agreed to provide additional funding in the amount of $30.0 million to the Company pursuant to a separate letter agreement dated June 20, 2017 (the “Letter Agreement”) (the “First Additional Advance”), in connection with our acquisition of the Mountain Pass facility. In addition to the repayment of the First Additional Advance in cash, pursuant to the Letter Agreement, the Initial Prepayment Amount increased by $30.0 million. We refer to the aggregate prepayments made by Shenghe pursuant to the Original Offtake Agreement and the Framework Agreement (as defined below), as adjusted for Gross Profit Recoupment (as defined below) amounts and any other qualifying repayments to Shenghe, inclusive of the $30.0 million increase to the Initial Prepayment Amount, as the “Prepaid Balance.”

As discussed below, the entrance into the Letter Agreement constituted a modification to the Original Offtake Agreement for accounting purposes (referred to as the “June 2017 Modification”), which ultimately resulted in the Shenghe Implied Discount (as defined below). Under the terms of these agreements, the amounts funded by Shenghe constitute prepayments for the rare earth products to be sold to Shenghe historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement, as defined below).

Under the Original Offtake Agreement, upon the mine achieving certain milestones and being deemed commercially operational (which was achieved on July 1, 2019), we sold to Shenghe, and Shenghe purchased on a firm “take or pay” basis, all of the rare earth products produced at the Mountain Pass facility. Shenghe marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the Prepaid Balance, and provided the means by which we repaid, and Shenghe recovered, such amounts (the “Gross Profit Recoupment”). Under the Original Offtake Agreement, we were obliged to sell all Mountain Pass facility rare earth products to Shenghe until Shenghe had fully recouped all of its prepayments (i.e., the Prepaid Balance is reduced to zero), at which point the Original Offtake Agreement would terminate automatically.

As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between the Company and Shenghe, subject to certain exceptions. We retained the right to distribute our products directly to certain categories of customers. As compensation for Shenghe’s distribution and marketing services, the DMA entitled Shenghe to a portion of the net profits from the sale of rare earth products produced at the Mountain Pass facility.

Framework Agreement and Restructured Commercial Arrangements

In May 2020, the Company entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe and Leshan Shenghe that significantly restructured the commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe’s prepayment obligations to the Company, as well as either the amendment or termination of the various agreements between the parties, as discussed below.

Pursuant to the Framework Agreement, we entered into an amended and restated offtake agreement with Shenghe on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness, superseded and replaced the Original Offtake Agreement, and we issued to Shenghe a warrant on June 2, 2020 (the “Shenghe Warrant”). Pursuant to the Framework Agreement, Shenghe funded the remaining portion of the Initial Prepayment Amount and agreed to fund an additional $35.5 million advance to us (the “Second Additional Advance” and together with the Initial Prepayment Amount, inclusive of the $30.0 million increase pursuant to the Letter Agreement, the “Offtake Advances”), which amounts were fully funded on June 5, 2020. The Shenghe Warrant was ultimately exchanged for shares of our Common Stock in connection with the Business Combination.

Upon the funding of the remaining obligations on June 5, 2020, among other things, (i) the TSA and the DMA were terminated (as described below) and (ii) the A&R Offtake Agreement and the Shenghe Warrant became effective (such events are collectively referred to as the “June 2020 Modification”). Thus, at the present time, Leshan Shenghe’s and Shenghe’s involvement with the Company and the Mountain Pass facility consists of only the A&R Offtake Agreement.

The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe, and other terms of the Original Offtake Agreement, with the following material changes: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the Prepaid Balance has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe, to be credited against the amounts owed on Offtake Advances; (iii) replaces the Shenghe Sales Discount (as defined in Note 4, “Revenue Recognition”) under the Original Offtake Agreement with a fixed monthly sales charge; (iv) provides that the purchase price to be paid by Shenghe for our rare earth products (a portion of which reduces the Prepaid Balance rather than being paid in cash) will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe, on an annual basis, an amount equal to our annual net income, less any amounts recouped through the Gross Profit Recoupment mechanism over the course of the year, until the Prepaid Balance has been reduced to zero; (vi) obliges us to pay Shenghe the net after-tax profits from certain sales of assets until the Prepaid Balance has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products.

The purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between the Company and Shenghe. As with the Original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe has fully recouped all of its prepayment funding. Following that termination, the Company will have no contractual arrangements with Shenghe for the distribution, marketing or sale of rare earth products.

Accounting for the June 2017 Modification

As discussed above, pursuant to the Letter Agreement, Shenghe agreed to provide additional funding via a short-term, non-interest-bearing note in the amount of $30.0 million to the Company (defined above as the “First Additional Advance”), which required repayment within one year. Furthermore, under the terms of the Letter

Agreement, Shenghe became entitled to an additional $30.0 million recovery through an increase to the Prepaid Balance. Therefore, under the terms of the Letter Agreement, Shenghe would ultimately receive repayment of the short-term debt instrument from the Company, and also be entitled to realize an additional $30.0 million as a part of the contractual Gross Profit Recoupment from ultimate sales to its customers.

The Company concluded that the $30.0 million proceeds received from Shenghe should be allocated between (i) the non-interest-bearing debt instrument and (ii) the existing revenue arrangement (under the terms of the Original Offtake Agreement) on a relative fair value basis. As a result of such analysis, the Company determined that the debt instrument had a relative fair value of $26.5 million and the modification to the revenue arrangement had a relative fair value of $3.5 million. The First Additional Advance was repaid in full by the Company in 2018.

Based on the relationship between (i) the deemed proceeds the Company would ultimately receive from the Initial Prepayment Amount (adjusted for (a) the fair value of the preferred interest provided to Shenghe at the time of entering into the aforementioned commercial arrangements of $2.3 million and (b) the fair value allocated to the modification of the revenue arrangement of $3.5 million) and (ii) the contractual amount owed to Shenghe (i.e., the Prepaid Balance, which included the Initial Prepayment Amount and the additional $30.0 million adjustment to the Prepaid Balance in connection with the Letter Agreement) at the time, the June 2017 Modification resulted in an implied discount on the Company’s sales prices to Shenghe under the Original Offtake Agreement, for accounting purposes (the “Shenghe Implied Discount”).

The Shenghe Implied Discount is applicable to Shenghe’s gross profit on the sales of rare earth products to its own customers (for sales made between July 2019 and early June 2020). That gross profit is a contractually determined amount based on Shenghe’s realized sales price (net of taxes, tariffs, and certain other adjustments, such as demurrage) compared to the agreed-upon cash cost Shenghe would pay to the Company. The Shenghe Implied Discount amounted to 36% of that contractually determined gross profit amount. See also Note 4, “Revenue Recognition.”

Accounting for the June 2020 Modification

As noted above, in June 2020, the Company renegotiated various aspects of its relationship with Shenghe and entered into the Framework Agreement to significantly restructure the aforementioned set of arrangements. Prior to the June 2020 Modification, for accounting purposes, the Original Offtake Agreement constituted a deferred revenue arrangement; however, as a result of the June 2020 Modification, the A&R Offtake Agreement constituted a debt obligation as well as provided for the issuance of the Shenghe Warrant. For further discussion of the deferred revenue arrangement, see Note 4, “Revenue Recognition,” and for further discussion of the debt obligation, see Note 8, “Debt Obligations.”

The DMA provided Shenghe with the right of first refusal to be the Company’s distribution and marketing agent for product sales after the expiration of the Original Offtake Agreement and until April 2047 in exchange for the Net Profit-Based Commission. Under the Original Offtake Agreement, Shenghe would also have been responsible for funding additional advance payments toward the next stage of the mine and facility’s development (referred to below as the “Stage II optimization project”). The agency relationship was not to commence until any such additional amount was also recovered under the Original Offtake Agreement. Although it had not yet commenced, the DMA was enforceable, and could only be terminated upon the mutual agreement of the parties involved.

At its inception in May 2017, the DMA was determined to be at-market, as it provided an expected commission to Shenghe for its services, and was consistent with the Company’s expectations for a regular sales commission based on its revenue and cost expectations at the time. As part of renegotiating the commercial arrangements in connection with the June 2020 Modification, the Company determined that the existing arrangement within the DMA now provided Shenghe with a favorable, off-market return for the future distribution and marketing services, due in part to (i) favorable changes in expected profitability, driven partially by changes in tariffs, as well as cost performance in Stage I, (ii) favorable estimates of the capital cost of the Stage II optimization project, and (iii) favorable changes in expected production, based on higher than forecast contained rare earth oxides production in Stage I.

Taken together, the Company concluded that the above factors would likely result in materially lower per-unit costs (including depreciation) and higher profitability versus its original estimates. Therefore, these changes in circumstances meant that the Net Profit-Based Commission would no longer be commensurate with the value of the service; and therefore, created an off-market feature. These same factors would also result in the Company fulfilling its obligations under the Original Offtake Agreement more quickly, which would in turn result in a longer period of payments under the now-unfavorable terms of the DMA.

In addition, as noted above, Shenghe would still have had to provide the additional advances required to complete the Stage II optimization project, which would have created a near-term cash commitment for Shenghe. While these costs were expected to be approximately $200 million, Shenghe would have remained exposed to the potential that actual costs exceed these estimates and remained committed to fund them. Further, these upfront payments were to be non-interest bearing, exposing Shenghe to economic cost from the time value of money.

Therefore, as part of the renegotiations, the Company and Shenghe agreed to terminate the DMA. As a result of the June 2020 Modification, specifically the termination of the DMA, the Company recorded a non-cash settlement charge of $66.6 million during the three months ended June 30, 2020.

Ultimately, the renegotiations resulted in the following exchange, which is also referenced in Note 18, “Supplemental Cash Flow Information,” as a transaction with significant non-cash components:

(in thousands)	As of June 2020 Modification
Deemed proceeds for fair value of debt issuance (1)	$85,695
Deemed proceeds for fair value of warrant issuance	53,846

Total deemed proceeds	139,541
Derecognition of the existing deferred revenue balance (2)	(37,476)
Deemed payment to terminate the unfavorable DMA (3)	(66,615)

Total deemed payments	(104,091)

Net cash received	$35,450

(1)	See Note 8, “Debt Obligations.”
(2)	See Note 4, “Revenue Recognition.”
(3)	This non-cash charge is included within the unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2020, as “Settlement charge.”

NOTE 4—REVENUE RECOGNITION

Sales to Shenghe Under the Original Offtake Agreement: Beginning in July 2019 and through early June 2020, the Company and Shenghe periodically agreed on a cash sales price for each metric ton of rare earth concentrate delivered by the Company, which was recognized as revenue upon each sale. This sales price was intended to approximate the Company’s cash cost of production. Sales during this period were made under the Original Offtake Agreement and were impacted by the Shenghe Implied Discount, which is discussed in Note 3, “Relationship and Agreements with Shenghe.”

The Shenghe Implied Discount amounted to 36% of the difference between Shenghe’s realized price on its sales of rare earth products to its own customers (net of taxes, tariffs, and certain other adjustments, such as demurrage) and the agreed-upon cash cost for those products (i.e., its gross profit). In addition to the revenue we recognized from the cash sales prices, we also realized an amount of deferred revenue applicable to these sales equal to 64% of Shenghe’s gross profit. The full gross profit amount realized by Shenghe on such sales reduced the Prepaid Balance (and consequently, our contractual obligations to Shenghe).

In addition, sales to Shenghe under the Original Offtake Agreement between July 2019 and early June 2020 typically provided Shenghe with a discount generally in the amount of between 3% and 6% of the initial cash price of our rare earth products sold in consideration of Shenghe’s sales efforts to resell our rare earth products (the “Shenghe Sales Discount”). The Shenghe Sales Discount was considered a reduction in the transaction price and thus was not recognized as revenue. Additionally, the Shenghe Sales Discount was not applied to reduce the Prepaid Balance; however, it was considered as part of Shenghe’s cost of acquiring our product in the calculation of Shenghe’s gross profit.

Sales to Shenghe Under the A&R Offtake Agreement: Beginning after the June 2020 Modification, the cash purchase price (and other terms applicable to the quantity of products sold) are set forth in monthly purchase agreements with Shenghe. Furthermore, the June 2020 Modification provided that the cash purchase price to be paid by Shenghe for our rare earth products will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production, as was the case with sales made under the Original Offtake Agreement. A portion of the sales price to Shenghe is in the form of debt repayment, with the remainder paid in cash. See Note 8, “Debt Obligations,” for further information.

As a result of the June 2020 Modification, revenue recognized under the A&R Offtake Agreement after the June 2020 Modification does not include the Shenghe Implied Discount. In addition, rather than adjusting the sales price for the Shenghe Sales Discount, as was the case with sales made under the Original Offtake Agreement, revenue under the A&R Offtake Agreement is reduced by a fixed monthly sales charge (accounted for as a discount).

Deferred Revenue: As mentioned in Note 3, “Relationship and Agreements with Shenghe,” the Original Offtake Agreement was accounted for as a deferred revenue arrangement, and the June 2020 Modification effectively replaced this deferred revenue arrangement with a debt obligation (see Note 8, “Debt Obligations”). Significant activity for the deferred revenue balance (including current portion) was as follows:

	For the six months ended June 30,
(in thousands)	2021	2020
Opening balance (1)	$—	$35,543
Prepayments received (2)	—	11,050
Revenue recognized (3)	—	(9,117)
Effect of June 2020 Modification (4)	—	(37,476)

Ending balance	$—	$—

(1)	Of the amount for the six months ended June 30, 2020, $6.6 million was classified as current based on when such amount was expected to be realized.
(2)

Amount for the six months ended June 30, 2020, relates to the contractual commitment for Shenghe to provide funds to the Company (the Initial Prepayment Amount). After the amount pertaining to the six months ended June 30, 2020, was funded, no further amount was required to be funded by Shenghe under the Initial Prepayment Amount.

(3)

As discussed above, for sales made to Shenghe during the period from July 2019 through early June 2020, as a result of the Shenghe Implied Discount, we recognized an amount of deferred revenue applicable to such sales equal to 64% of the gross profit realized by Shenghe on sales of this product to its own customers. As discussed below, the amount for the six months ended June 30, 2020, included a tariff rebate of $1.4 million received in May 2020.
(4)	As discussed in Note 3, “Relationship and Agreements with Shenghe,” the balance of deferred revenue was derecognized in connection with the June 2020 Modification.

Tariff-Related Rebates: In May 2020, the government of the People’s Republic of China suspended certain tariffs that had been charged to consignees of our product on product imports retroactive to March 2020, which affected the sales price the Company realized. In addition, Shenghe began negotiating for certain tariff rebates from sales prior to March 2020, which affected Shenghe’s realized prices, and thus the contractual Prepaid Balance. These, in turn, affected the Company’s realized prices on prior sales and, as a result, the deferred revenue and the Shenghe Implied Discount on our prior sales. The Company realized $1.4 million of revenue related to these tariff rebates received in May 2020, which included amounts related to prior periods. While additional tariff rebates were possible, the Company did not have insight into Shenghe’s negotiations or their probability of success, and such negotiations were outside of the Company’s control. Thus, the Company fully constrained estimates of any future tariff rebates that may have been realized at that time.

In January 2021, the Company received additional information from Shenghe regarding its successful negotiation of additional tariff rebates. Consequently, the Company revised its estimates of variable consideration and recognized $2.0 million of revenue. Since this rebate was recognized after the June 2020 Modification, this amount was treated as a reduction to the principal balance of the debt obligation, partially offset by a proportionate reduction in the related debt discount, as discussed in Note 8, “Debt Obligations.”

NOTE 5—RESTRICTED CASH

The Company’s restricted cash balances were as follows:

(in thousands)	June 30, 2021	December 31, 2020
Restricted cash, current	$340	$3,688
Restricted cash, non-current	9,118	9,100

Total restricted cash	$9,458	$12,788

The current restricted cash, which is included in “Prepaid expenses and other current assets” within the unaudited Condensed Consolidated Balance Sheets, principally relates to cash held in various trusts. The non-current restricted cash is cash collateral posted for closure and post-closure surety bonding for the Mountain Pass site and a trust established with the California Department of Resources Recycling and Recovery, which is the state of California’s recycling and waste management program, for a closed onsite landfill.

NOTE 6—INVENTORIES

The Company’s inventories consisted of the following:

(in thousands)	June 30, 2021	December 31, 2020
Materials and supplies (1)	$7,907	$5,124
In-process (2)	25,093	24,524
Finished goods (3)	2,501	2,624

Total inventory	$35,501	$32,272

(1)	Comprised of raw materials, spare parts, reagent chemicals, and packaging materials used in the production of rare earth products

(2)	Primarily comprised of mined ore stockpiles and bastnaesite ore in various stages of the production process that are drawn down based on the demands of our mine production plan
(3)	Primarily comprised of packaged bastnaesite ore that is ready for sale

During the second quarter of 2021, the Company recognized a non-cash write-down of a portion of its legacy low-grade stockpile inventory after determining that it contained a significant amount of alluvial material that did not meet the Company’s requirement for mill feed and, as a result, was deemed unusable. The write-down is included in the unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2021, as “Write-down of inventories.”

NOTE 7—PROPERTY, PLANT AND EQUIPMENT

The Company’s property, plant and equipment primarily relates to the Mountain Pass facility and open-pit mine. In addition to the mine, the facility includes a crusher and mill/flotation plant, mineral recovery and separation plants, tailings processing and storage facilities, on-site evaporation ponds, a combined heat and power plant, water treatment facilities, a Chlor-Alkali plant, as well as laboratory facilities to support research and development activities, offices, warehouses and support infrastructure. Property, plant and equipment consisted of the following:

(in thousands)	June 30, 2021	December 31, 2020
Machinery and equipment	$39,091	$22,911
Buildings and building improvements	4,373	2,953
Land and land improvements	8,387	6,534
Assets under construction	98,583	46,814
Mineral rights	437,804	437,654

Property, plant and equipment	588,238	516,866
Less: Accumulated depreciation and depletion	(27,622)	(14,892)

Property, plant and equipment, net	$560,616	$501,974

The Company capitalized expenditures of $62.1 million and $4.8 million for the six months ended June 30, 2021 and 2020, respectively, mostly related to vehicles, machinery, equipment, and assets under construction, to support our Stage II optimization project and other capital projects at Mountain Pass. Interest capitalized was $0.2 million for the three and six months ended June 30, 2021. No interest was capitalized for the three and six months ended June 30, 2020.

In February 2021, the Company acquired equipment, including trucks and loaders, in the aggregate amount of $9.4 million, which was purchased through seller-financed equipment notes. See also Note 8, “Debt Obligations,” and Note 18, “Supplemental Cash Flow Information.”

Depreciation expense for the three and six months ended June 30, 2021, was $1.9 million and $3.4 million, respectively, as compared to $1.2 million and $2.4 million for the three and six months ended June 30, 2020, respectively. Depletion expense for the three and six months ended June 30, 2021, was $4.7 million and $9.2 million, respectively, as compared to less than $0.1 million and $0.1 million for the three and six months ended June 30, 2020, respectively. There were no impairments recognized for the three and six months ended June 30, 2021 and 2020.

NOTE 8—DEBT OBLIGATIONS

The Company’s current and non-current portions of long-term debt were as follows:

(in thousands)	June 30, 2021	December 31, 2020
Long-term debt
Convertible Notes due 2026	$690,000	$—
Paycheck Protection Loan	—	3,364
Less: Unamortized debt issuance costs	(16,826)	—

Net carrying amount	673,174	3,364
Less: Current installments of long-term debt	—	(2,403)

Long-term debt, net of current portion	$673,174	$961

Long-term debt to related party
Offtake Advances	$48,658	$71,843
Less: Unamortized debt discount	(2,862)	(5,393)

Net carrying amount	45,796	66,450
Less: Current installments of long-term debt to related party	(45,796)	(22,070)

Long-term debt to related party, net of current portion	$—	$44,380

Convertible Notes

On March 26, 2021, the Company issued $690.0 million aggregate principal amount of 0.25% unsecured green convertible senior notes that mature, unless earlier converted, redeemed or repurchased, on April 1, 2026 (the “Convertible Notes”), at a price of par. Interest on the Convertible Notes is payable on April 1st and October 1st of each year, beginning on October 1, 2021. The Company received net proceeds of $672.3 million from the issuance of the Convertible Notes.

The Convertible Notes are convertible into shares of the Company’s Common Stock at an initial conversion price of $44.28 per share, or 22.5861 shares, per $1,000 principal amount of notes, subject to adjustment upon the occurrence of certain corporate events. However, in no event will the conversion exceed 28.5714 shares of Common Stock per $1,000 principal amount of notes. As of June 30, 2021, based on the initial conversion price, the maximum number of shares that could be issued to satisfy the conversion feature of the Convertible Notes was 19,714,266 and the amount by which the Convertible Notes’ if-converted value exceeded its principal amount was $36.7 million.

Prior to January 1, 2026, at their election, holders of the Convertible Notes may convert their outstanding notes under the following circumstances: (i) during any calendar quarter commencing with the third quarter of 2021 if the last reported sale price of the Company’s Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (ii) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s Common Stock and the conversion rate on each such trading day; (iii) if we call any or all of the Convertible Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (iv) upon the occurrence of specified corporate events set forth in the indenture governing the Convertible Notes. On or after January 1, 2026, and prior to the maturity date of the Convertible Notes, holders may convert their outstanding notes at any time, regardless of the foregoing circumstances.

The Convertible Notes may, at the Company’s election, be settled in cash, shares of Common Stock of the Company, or a combination thereof. The Company has the option to redeem the Convertible Notes, in whole or in part, beginning on April 5, 2024.

If we undergo a fundamental change (as defined in the indenture governing the Convertible Notes), holders may require us to repurchase for cash all or any portion of their outstanding notes at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Convertible Notes or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for holders who elect to convert their outstanding notes in connection with such corporate event or notice of redemption, as the case may be.

Paycheck Protection Loan

In April 2020, the Company obtained a loan of $3.4 million pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted in March 2020 (the “Paycheck Protection Loan” or the “Loan”). The Paycheck Protection Loan, which was in the form of a note dated April 15, 2020, issued by CIBC Bank USA, was to mature on April 14, 2022, and bore interest at a rate of 1% per annum. Under the terms of the PPP, loans may be forgiven if the funds are used for qualifying expenses as described in the CARES Act, which include payroll costs, costs used to continue group health care benefits, rent and utilities. In June 2021, the Company received notification from the Small Business Administration that the Paycheck Protection Loan and related accrued interest was forgiven. Consequently, during the three and six months ended June 30, 2021, the Company recorded a gain on forgiveness of the Loan in the amount of $3.4 million, which is included in “Other income, net” within our unaudited Condensed Consolidated Statements of Operations.

Offtake Advances

In connection with the June 2020 Modification, which is discussed in Note 3, “Relationship and Agreements with Shenghe,” Shenghe agreed to fund an additional $35.5 million advance to the Company (previously defined as the “Second Additional Advance”) and the Company issued the Shenghe Warrant. For accounting purposes, the June 2020 Modification effectively replaced the deferred revenue arrangement relating to the Original Offtake Agreement with a debt obligation relating to the A&R Offtake Agreement and the issuance of the Shenghe Warrant.

Under the A&R Offtake Agreement, a portion of the sales prices of products sold to Shenghe is paid in the form of debt reduction, rather than cash. In addition, the Company must pay the following amounts to Shenghe in cash to reduce the debt obligation until repaid in full: (i) an agreed-upon percentage of sales of products to parties other than Shenghe under the A&R Offtake Agreement; (ii) 100% of net profits from asset sales; and (iii) 100% of net income determined under GAAP, less the tax-effected amount of total non-cash recoupment from sales of products to Shenghe. For the three and six months ended June 30, 2021, $11.7 million and $20.9 million, respectively, of the sales prices of products sold to Shenghe was paid in the form of debt reduction (see Note 18, “Supplemental Cash Flow Information”), as compared to $0.7 million for both the three and six months ended June 30, 2020. During the three and six ended June 30, 2021, the Company made a payment to Shenghe of $0.1 million based on sales to other parties. No amounts were required to be paid based on asset sales.

After consideration of the Second Additional Advance, the outstanding balance on the Offtake Advances, as of the date of the June 2020 Modification, was $94.0 million. Since the debt obligation was recorded at fair value, the result was a debt discount of $8.3 million. The A&R Offtake Agreement does not have a stated rate (and is non-interest-bearing), and repayment is contingent on a number of factors, including market prices realized by Shenghe, the Company’s sales to other parties, asset sales, and the Company’s annual net income. The imputed interest rate is a function of this discount taken together with our expectations about the timing of the anticipated reductions of the principal balance. Based on current forecasts, the Company expects to repay the obligation within the next year. As of June 30, 2021, and December 31, 2020, $48.7 million and $25.7 million of the principal amount, respectively, was classified as current based on the Company’s expectations of the timing of repayment.

The actual amounts repaid may differ in timing and amount from the Company’s estimates and is updated each reporting period to determine the imputed interest rate, which will likely differ from the current estimated rate. The Company has determined that it will recognize adjustments from these estimates following a prospective method. Under the prospective method, the Company will update its estimate of the effective interest rate in future periods based on revised estimates of the timing of remaining principal reductions at that time. The updated rate will be the discount rate that equates the present value of those revised estimates of remaining reductions with the carrying amount of the debt, and it will be used to recognize interest expense for the remaining periods. Under the prospective method, the effective interest rate is not constant, and changes are recognized prospectively as an adjustment to the effective yield. The effective rate applicable from the June 5, 2020, inception to June 30, 2021, was between 4.41% and 10.37%. Based on the revised estimates of the timing of the remaining principal reductions as of June 30, 2021, the Company updated its estimate of the effective interest rate to 11.50% to be applied prospectively to future periods.

As discussed in Note 4, “Revenue Recognition,” in January 2021, the Company was informed of a $2.2 million tariff rebate Shenghe received, which increased the gross profit earned by Shenghe on certain prior period sales. As a result, for the six months ended June 30, 2021, the Company recorded a reduction in the principal amount of the debt obligation of $2.2 million and the corresponding debt discount of $0.2 million.

Equipment Notes

The Company has entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery, including agreements entered into in February 2021 (as further discussed below). The Company’s equipment notes, which are secured by the purchased equipment, have terms of between 4 to 5 years and interest rates of between 0.0% and 6.5% per annum.

In February 2021, we entered into financing agreements for the purchase of equipment, including trucks and loaders, in the aggregate amount of $9.7 million, including an amount for the associated extended warranties. These equipment notes have terms of 5 years and interest rates of 4.5% per annum with monthly payments commencing in April 2021.

The current and non-current portions of the equipment notes, which are included within the unaudited Condensed Consolidated Balance Sheets in “Other current liabilities” and “Other non-current liabilities,” respectively, were as follows:

(in thousands)	June 30, 2021	December 31, 2020
Equipment notes
Current	$2,600	$835
Non-current	8,368	1,267

	$10,968	$2,102

Interest expense, net

Interest expense, net, was as follows:

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2021	2020	2021	2020
Interest expense	$2,795	$1,066	$3,960	$1,869
Capitalized interest	(156)	—	(167)	—

Interest expense, net	$2,639	$1,066	$3,793	$1,869

Interest expense related to the Convertible Notes was as follows:

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2021	2020	2021	2020
Coupon interest	$431	$—	$455	$—
Amortization of debt issuance costs	875	—	923	—

Convertible Notes interest expense	$1,306	$—	$1,378	$—

The debt issuance costs are being amortized to interest expense over the term of the Convertible Notes at an effective interest rate of 0.51%. The remaining term of the Convertible Notes was 4.8 years as of June 30, 2021.

As of June 30, 2021, none of the agreements or indentures governing our indebtedness contain financial covenants.

NOTE 9—LEASE OBLIGATIONS

The Company has operating and finance leases for certain office space, vehicles and equipment used in its operations, none of which are with related parties. Supplemental disclosure for the unaudited Condensed Consolidated Balance Sheets related to the Company’s operating and finance leases is as follows:

	Location on Unaudited Condensed Consolidated Balance Sheets	June 30, 2021	December 31, 2020
(in thousands)
Operating Leases:
Right-of-use assets	Other non-current assets	$501	$1,090
Operating lease liability, current	Other current liabilities	$338	$761
Operating lease liability, non-current	Other non-current liabilities	185	357

Total operating lease liabilities		$523	$1,118

Finance Leases:
Right-of-use assets	Finance lease right-of-use assets	$884	$1,028
Finance lease liability, current	Current portion of finance lease liabilities	$256	$266
Finance lease liability, non-current	Finance lease liabilities, net of current portion	639	736

Total finance lease liabilities		$895	$1,002

NOTE 10—ASSET RETIREMENT AND ENVIRONMENTAL OBLIGATIONS

Asset Retirement Obligations

Management estimated asset retirement obligations based on the requirements to reclaim its mine asset and related Mountain Pass facility. Minor reclamation activities related to discrete portions of our operations are ongoing. As of June 30, 2021, management estimates a significant portion of the cash outflows for the major reclamation and the retirement of the Mountain Pass facility will be incurred beginning in 2043.

In March 2020, the Company commenced the process of requesting a re-zoning approval of certain of its properties such that certain of the Company’s processing facilities would be zoned for industrial end uses as opposed to the prior “resource conservation” designation. In June 2021, San Bernardino County approved the re-zoning request, which may obviate the Company’s current requirement to demolish and reclaim the impacted areas. The Company is currently evaluating the impact that the re-zoning has on its reclamation plan, which must still be approved by San Bernardino County and the State of California, and its related effect on the Company’s asset retirement obligation. Upon final submission of the reclamation plan and approval, the Company will update the estimated cash flows underlying its asset retirement obligation, as the Company’s existing reclamation obligations will not be legally reduced until such approval is obtained.

As of June 30, 2021, the credit-adjusted risk-free rate ranged between 6.6% and 8.2% depending on the timing of expected settlement and when the layer or increment was recognized. There were no significant increments or decrements for the three and six months ended June 30, 2021 and 2020.

The balance as of June 30, 2021, and December 31, 2020, included current portions of $0.1 million. The total estimated future undiscounted cash flows required to satisfy the asset retirement obligations were $142.3 million as of both June 30, 2021, and December 31, 2020.

The Company is required to provide the applicable government agencies with financial assurances relating to the closure and reclamation obligations. As of June 30, 2021, and December 31, 2020, the Company had financial assurance requirements of $38.8 million and $38.4 million, respectively, which were satisfied with surety bonds placed with the California state and regional agencies that are partially secured by restricted cash.

Environmental Obligations

The Company assumed certain environmental remediation liabilities related to the monitoring of groundwater contamination. The Company engaged an environmental consultant to develop a remediation plan and remediation cost projections based upon that plan. Utilizing the remediation plan developed by the environmental consultant, management developed an estimate of future cash payments for the remediation plan.

As of June 30, 2021, management estimated the cash outflows related to these environmental activities will be incurred annually over the next 27 years. The Company’s environmental remediation liabilities are measured at the expected value of future cash outflows discounted to their present value using a discount rate of 2.93%. There were no significant changes in the estimated remaining remediation costs for the three and six months ended June 30, 2021 and 2020.

The total estimated aggregate undiscounted cost of $27.9 million and $28.2 million as of June 30, 2021, and December 31, 2020, respectively, was principally related to water monitoring and treatment activities required by state and local agencies. Based on management’s best estimate of the cost and timing and the assumption that payments are considered to be fixed and reliably determinable, the Company has discounted the liability. The balance as of June 30, 2021, and December 31, 2020, included current portions of $0.5 million.

NOTE 11—INCOME TAXES

The Company calculates the provision for income taxes during interim reporting periods by applying an estimate of the annual effective tax rate to its year-to-date pretax book income or loss. The tax effects of discrete items, including but not limited to, excess tax benefits associated with stock-based compensation, valuation allowance adjustments based on new evidence and enactment of tax laws, are reported in the interim period in which they occur. The effective tax rate (income taxes as a percentage of income or loss before income taxes)

including discrete items was 18.5% and 19.8% for the three and six months ended June 30, 2021, as compared to (0.5)% and (0.6)% for the three and six months ended June 30, 2020, principally due to a full valuation allowance as of June 30, 2020. Our effective income tax rate can vary from period to period depending on, among other factors, percentage depletion, executive compensation deduction limitations, other permanent book/tax items, and changes to our valuation allowance, if any. Certain of these and other factors, including our history and projections of pretax earnings, are considered in assessing our ability to realize our net deferred tax assets.

NOTE 12—COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Company becomes party to lawsuits, administrative proceedings, and government investigations, including environmental, regulatory, and other matters. The Company’s management does not believe that any such matters, individually or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows.

In January 2019, a former employee filed a complaint with the California Labor & Workforce Development Agency alleging numerous violations of California labor law, and subsequently filed a representative action against the Company. The Company disputes the plaintiff’s allegations and has retained counsel to represent it in the litigation. The Company is unable to estimate a range of loss, if any, at this time. If an unfavorable outcome were to occur in the case, it is possible that the impact could be material in respect of the Company’s results of operations in the period in which any such outcome becomes probable and reasonably estimable.

NOTE 13—STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

On November 17, 2020, in connection with the consummation of the Business Combination, FVAC amended and restated its first amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation”). Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, the Company increased the number of authorized shares of all classes of capital stock from 221,000,000 shares to 500,000,000, consisting of (i) 450,000,000 shares of common stock (previously defined as “Common Stock”) and (ii) 50,000,000 shares of preferred stock, each with a par value of $0.0001 per share.

Public Warrants

Warrants to purchase 11,499,968 shares of the Company’s Common Stock at $11.50 per share were issued in connection with FVAC’s initial public offering (“IPO”) (the “Public Warrants”) pursuant to the Warrant Agreement, dated April 29, 2020 (the “Warrant Agreement”), by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent. These warrants qualified as equity instruments as they were indexed to the Company’s stock and settlement in shares was within the Company’s control. Accordingly, the Public Warrants were included in “Additional paid-in capital” within the Company’s unaudited Condensed Consolidated Balance Sheet as of December 31, 2020.

On May 4, 2021, at the direction of the Company, CST, in its capacity as warrant agent, delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants for a redemption price of $0.01 per warrant (the “Redemption Price”), that remained outstanding following 5:00 p.m. New York City time on June 7, 2021 (the “Redemption Date”).

In accordance with the Warrant Agreement, the Company’s Board of Directors elected to require that, upon delivery of the notice of redemption, all Public Warrants were to be exercised only on a “cashless basis.” Accordingly, holders could not exercise Public Warrants and receive Common Stock in exchange for payment in cash of the $11.50 per warrant exercise price. Instead, a holder exercising a Public Warrant was deemed to pay the $11.50 per warrant exercise price by the surrender of 0.3808 of a share of Common Stock that such holder would have been entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders received 0.6192 of a share of Common Stock for each Public Warrant surrendered for exercise. All Public Warrants that remained unexercised at 5:00 p.m. New York City time on the Redemption Date were delisted, voided and no longer exercisable, and the holders had no rights with respect to those Public Warrants, except to receive the Redemption Price.

During the three months ended June 30, 2021, the Company issued 7,080,005 shares of its Common Stock as a result of the cashless exercise of 11,434,455 Public Warrants. The Company redeemed the remaining 65,513 Public Warrants outstanding at the Redemption Date for a nominal amount.

NOTE 14—STOCK-BASED COMPENSATION

2020 Incentive Plan: In November 2020, the Company’s stockholders approved the MP Materials Corp. 2020 Stock Incentive Plan (the “2020 Incentive Plan”), which permits the Company to issue stock options (incentive and/or non-qualified); stock appreciation rights; restricted stock, restricted stock units, and other stock awards; and performance awards. As of June 30, 2021, there were 7,291,682 shares available for future grants under the 2020 Incentive Plan.

Stock-Based Compensation Expense: During the three and six months ended June 30, 2021, the Company recognized $4.5 million and $10.2 million, respectively, of stock-based compensation expense, which is principally included in the unaudited Condensed Consolidated Statements of Operations within “General and administrative.” There was no stock-based compensation expense recognized for the three and six months ended June 30, 2020.

NOTE 15—FAIR VALUE MEASUREMENTS

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2

Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g., the Black-Scholes model) for which all significant inputs are observable in active markets.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy. The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practicable to estimate. The fair value of the Company’s accounts receivable, accounts payable, short-term debt and accrued liabilities approximates the carrying amounts because of the immediate or short-term maturity of these financial instruments.

Cash, Cash Equivalents and Restricted Cash

The Company’s cash, cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy. The carrying amounts reported in the unaudited Condensed Consolidated Balance Sheets approximate the fair value of cash, cash equivalents and restricted cash due to the short-term nature of these assets.

Convertible Notes

The fair value of the Company’s Convertible Notes is estimated based on quoted prices in active markets and is classified as a Level 1 measurement.

Offtake Advances

The Company’s Offtake Advances balance is classified within Level 3 of the fair value hierarchy because there are unobservable inputs that follow an imputed interest rate model to calculate the amortization of the embedded debt discount, which is recognized as non-cash interest expense, by estimating the timing of anticipated payments and reductions of the debt principal balance. This model-based valuation technique, for which there are unobservable inputs, was used to estimate the fair value of the liability balance classified within Level 3 of the fair value hierarchy as of June 30, 2021, and December 31, 2020.

Equipment Notes

The Company’s equipment notes are classified within Level 2 of the fair value hierarchy because there are inputs that are directly observable for substantially the full term of the liability. Model-based valuation techniques for which all significant inputs are observable in active markets were used to calculate the fair values of liabilities classified within Level 2 of the fair value hierarchy as of June 30, 2021, and December 31, 2020.

As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying amounts and estimated fair values by input level of the Company’s financial instruments were as follows:

	June 30, 2021
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$1,196,875	$1,196,875	$1,196,875	$—	$—
Restricted cash	$9,458	$9,458	$9,458	$—	$—
Financial liabilities:
Convertible Notes	$673,174	$733,224	$733,224	$—	$—
Offtake Advances	$45,796	$47,780	$—	$—	$47,780
Equipment notes	$10,968	$11,109	$—	$11,109	$—
	December 31, 2020
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$519,652	$519,652	$519,652	$—	$—
Restricted cash	$12,788	$12,788	$12,788	$—	$—
Financial liabilities:
Offtake Advances	$66,450	$68,151	$—	$—	$68,151
Equipment notes	$2,102	$2,077	$—	$2,077	$—

NOTE 16—EARNINGS (LOSS) PER SHARE

Basic EPS is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) by the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method or the if-converted method, as applicable.

The following table reconciles the weighted-average common shares outstanding used in the calculation of basic EPS to the weighted-average common shares outstanding used in the calculation of diluted EPS:

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Weighted-average shares outstanding, basic	172,677,923	68,095,422	170,810,353	67,326,198
Assumed conversion of Public Warrants	3,440,138	—	5,681,248	—
Assumed conversion of Convertible Notes	15,584,409	—	8,351,866	—
Assumed conversion of restricted stock	1,183,720	—	1,179,927	—
Assumed conversion of restricted stock units	259,454	—	259,463	—

Weighted-average shares outstanding, diluted	193,145,644	68,095,422	186,282,857	67,326,198

The following table presents the calculation of basic and diluted EPS for the Company’s Common Stock:

	For the three months ended June 30,		For the six months ended June 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Calculation of basic EPS:
Net income (loss)	$27,166	$(62,491)	$43,285	$(60,566)
Weighted-average shares outstanding, basic	172,677,923	68,095,422	170,810,353	67,326,198

Basic EPS	$0.16	$(0.92)	$0.25	$(0.90)

Calculation of diluted EPS:
Net income (loss)	$27,166	$(62,491)	$43,285	$(60,566)
Interest expense, net of tax (1):
Convertible Notes	1,064	—	1,106	—

Diluted income (loss)	$28,230	$(62,491)	$44,391	$(60,566)
Weighted-average shares outstanding, diluted	193,145,644	68,095,422	186,282,857	67,326,198

Diluted EPS	$0.15	$(0.92)	$0.24	$(0.90)

(1)

The three and six months ended June 30, 2021, were tax-effected at a rate of 18.5% and 19.8%, respectively. As discussed in Note 8, “Debt Obligations,” the Convertible Notes were issued in March 2021; therefore, no adjustment is required for the three and six months ended June 30, 2020.

NOTE 17—RELATED-PARTY TRANSACTIONS

Product Sales and Cost of Sales: The Company and Shenghe enter into separate product sales agreements in which Shenghe purchases all newly-produced material at specified prices. Product sales from these agreements were $72.2 million and $131.9 million for the three and six months ended June 30, 2021, respectively, as compared to $30.2 million and $50.8 million for the three and six months ended June 30, 2020, respectively, and are discussed in more detail in Note 4, “Revenue Recognition,” including amounts recognized as deferred revenue.

Cost of sales, which includes shipping and freight, related to these agreements with Shenghe was $17.9 million and $35.7 million for the three and six months ended June 30, 2021, respectively, as compared to $16.8 million and $29.3 million for the three and six months ended June 30, 2020, respectively.

Purchases: The Company purchases reagent products (produced by an unrelated third party manufacturer) used in the flotation process from Shenghe. Total purchases were $1.4 million and $2.1 million for the three and six months ended June 30, 2021, respectively, as compared to $1.3 million and $1.6 million for the three and six months ended June 30, 2020, respectively.

Royalty Agreement: In April 2017, MPMO entered into a 30-year mineral lease and license agreement with SNR (the “Royalty Agreement”) under which MPMO paid royalties to SNR in the amount of 2.5% of the gross proceeds from the sale of rare earth products made from ores extracted from the Mountain Pass mine, subject to a minimum non-refundable royalty of $0.5 million per year.

At the time of entering into the Royalty Agreement, MPMO and SNR had shareholders common to both entities; however, they were not partners in business nor did they hold any other joint interest. In connection with the Business Combination, MPMO and SNR are both wholly-owned subsidiaries of the Company. Consequently, the intercompany transactions between MPMO and SNR after the date of the SNR Mineral Rights Acquisition and the Business Combination eliminate in consolidation, including the effects of the Royalty Agreement.

Excluding payments of these minimums (which were treated as a reduction to the obligation), royalty expense was $0.4 million and $0.9 million, and the Company paid out $1.4 million and $1.9 million for the three and six months ended June 30, 2020, respectively.

Accounts Receivable: As of June 30, 2021, and December 31, 2020, $8.2 million and $3.5 million of the accounts receivable, as stated on the unaudited Condensed Consolidated Balance Sheets, were receivable from a related party due to the Company’s sales agreements with Shenghe.

Indebtedness: The Company’s related-party debt is described in Note 8, “Debt Obligations.”

NOTE 18—SUPPLEMENTAL CASH FLOW INFORMATION

In addition to the non-cash components of the June 2020 Modification, as discussed in Note 3, “Relationship and Agreements with Shenghe,” other supplemental cash flow information and non-cash investing and financing activities were as follows:

	For the six months ended June 30,
(in thousands)	2021	2020
Supplemental cash flow information:
Cash paid for interest	$134	$403
Cash payment related to income taxes, net	$2	$—
Supplemental non-cash investing and financing activities:
Property, plant and equipment acquired with seller-financed equipment notes	$9,407	$639
Property, plant and equipment purchased but not yet paid	$17,372	$—
Finance right-of-use assets obtained in exchange for finance lease liabilities	$36	$—
Revenue recognized in exchange for debt principal reduction (1)	$22,901	$679
Paycheck Protection Loan forgiveness (2)	$3,401	$—

(1)

Of the amount for the six months ended June 30, 2021, $20.9 million pertained to product sales to Shenghe, as discussed in Note 8, “Debt Obligations” and $2.0 million pertained to the tariff rebate, as discussed in Note 4, “Revenue Recognition.”

(2)	As discussed in Note 8, “Debt Obligations.”

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors

MP Materials Corp.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of MP Materials Corp. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Denver, Colorado

March 22, 2021

MP MATERIALS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands, except share and per share data)	2020	2019
Assets
Current assets
Cash and cash equivalents	$519,652	$2,757
Trade accounts receivable (including related parties)	3,589	370
Inventories	32,272	23,048
Prepaid expenses and other current assets	5,534	1,234

Total current assets	561,047	27,409

Non-current assets
Restricted cash	9,100	26,791
Property, plant and equipment, net	501,974	46,386
Finance lease right-of-use assets	1,028	586
Other non-current assets	1,139	622

Total non-current assets	513,241	74,385

Total assets	$1,074,288	$101,794

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable and accrued liabilities	$16,136	$12,029
Accounts payable and accrued liabilities—related parties	23	2,146
Deferred revenue—related parties	—	6,609
Current installments of long-term debt	2,403	—
Current installments of long-term debt—related parties	22,070	4,484
Current portion of finance lease liabilities	266	194
Other current liabilities	2,163	2,623
Other current liabilities—related parties	—	3,230

Total current liabilities	43,061	31,315

Non-current liabilities
Asset retirement obligations	25,570	23,894
Environmental obligations	16,602	16,628
Deferred revenue—related parties, net of current portion	—	28,934
Long-term debt, net of current portion	961	—
Long-term debt—related parties, net of current portion	44,380	13,594
Finance lease liabilities, net of current portion	736	399
Deferred income taxes	87,473	—
Other non-current liabilities	1,628	5,052

Total non-current liabilities	177,350	88,501

Total liabilities	220,411	119,816

Commitments and contingencies (Note 13)
Stockholders’ equity (deficit):
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either year)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 170,719,979 and 66,556,975 shares issued and outstanding)	17	7
Additional paid-in capital	916,482	22,768
Accumulated deficit	(62,622)	(40,797)

Total stockholders’ equity (deficit)	853,877	(18,022)

Total liabilities and stockholders’ equity (deficit)	$1,074,288	$101,794

See accompanying notes to the Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
(in thousands, except share and per share data)	2020	2019
Product sales (including to related parties)	$134,310	$73,411
Operating costs and expenses:
Cost of sales (including to related parties)(excluding depreciation, depletion and amortization)	63,798	61,261
Royalty expense to SNR	2,406	1,885
General and administrative expenses	27,008	11,104
Depreciation, depletion and amortization	6,931	4,687
Accretion of asset retirement and environmental obligations	2,255	2,094
Settlement charge	66,615	—

Total operating costs and expenses	169,013	81,031

Operating loss	(34,703)	(7,620)
Other income, net	251	4,278
Interest expense, net	(5,009)	(3,412)

Loss before income taxes	(39,461)	(6,754)
Income tax benefit (expense)	17,636	(1)

Net loss	$(21,825)	$(6,755)

Net loss per share:
Basic and diluted	$(0.27)	$(0.10)

Weighted-average shares outstanding:
Basic and diluted	79,690,821	66,556,975

See accompanying notes to the Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Equity			Common Equity			Shenghe Warrant	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
(in thousands, except share data)	Units	Shares	Amount	Units	Shares	Amount
Balance as of December 31, 2018	110.98	—	$2,275	1,000	—	$20,500	$—	$—	$(34,042)	$(11,267)
Retroactive application of recapitalization	(110.98)	—	(2,275)	(1,000)	66,556,975	(20,493)	—	22,768	—	—
Net loss	—	—	—	—	—	—	—	—	(6,755)	(6,755)

Balance as of December 31, 2019	—	—	—	—	66,556,975	7	—	22,768	(40,797)	(18,022)
Issuance of Shenghe Warrant	—	—	—	—	—	—	53,846	—	—	53,846
Business Combination, including PIPE Financing	—	—	—	—	60,738,714	6	(53,846)	563,115	—	509,275
SNR Mineral Rights Acquisition	—	—	—	—	19,999,942	2	—	326,647	—	326,649
Common stock issuances	—	—	—	—	21,484,898	2	—	(2)	—	—
Stock-based compensation	—	—	—	—	2,013,006	—	—	5,014	—	5,014
Shares used to settle payroll tax withholding	—	—	—	—	(69,083)	—	—	(996)	—	(996)
Net loss	—	—	—	—	—	—	—	—	(21,825)	(21,825)
Other	—	—	—	—	(4,473)	—	—	(64)	—	(64)

Balance as of December 31, 2020	—	—	$—	—	170,719,979	$17	$—	$916,482	$(62,622)	$853,877

See accompanying notes to the Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
(in thousands)	2020	2019
Operating activities:
Net loss	$(21,825)	$(6,755)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	6,931	4,687
Accretion of asset retirement and environmental obligations	2,255	2,094
Loss (gain) on sale of equipment	101	(3,375)
Stock-based compensation expense	5,014	—
Accretion of debt discount	3,146	1,001
Non-cash settlement charge	66,615	—
Revenue recognized in exchange for debt principal reduction	(21,312)	—
Decrease (increase) in operating assets:
Trade accounts receivable (including related parties)	(3,219)	(145)
Inventories	(9,224)	(9,573)
Prepaid expenses, other current and non-current assets	1,794	(82)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	(3,848)	6,246
Accrued interest	(1,519)	1,761
Refund liability to related party	(2,746)	162
Deferred revenue from related party	1,933	7,061
Other current and non-current liabilities	(3,027)	(3,520)
Deferred income taxes	(17,792)	1

Net cash provided by (used in) operating activities	3,277	(437)

Investing activities:
Additions of property, plant and equipment	(22,370)	(2,274)
Proceeds from sale of property, plant and equipment	—	7,898

Net cash provided by (used in) investing activities	(22,370)	5,624

Financing activities:
Proceeds from long-term debt	3,364	7,236
Proceeds from Second Additional Advance	35,450	—
Proceeds from Business Combination, including PIPE Financing	544,712	—
Principal payments on debt obligations and finance leases	(20,180)	(11,332)
Payment of underwriting and transaction costs	(40,325)	—
Other	(1,060)	—

Net cash provided by (used in) financing activities	521,961	(4,096)

Net change in cash, cash equivalents and restricted cash	502,868	1,091
Cash, cash equivalents and restricted cash beginning balance	29,572	28,481

Cash, cash equivalents and restricted cash ending balance	$532,440	$29,572

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$519,652	$2,757
Restricted cash, current	3,688	24
Restricted cash, non-current	9,100	26,791

Total cash, cash equivalents and restricted cash	$532,440	$29,572

See accompanying notes to the Consolidated Financial Statements.

MP MATERIALS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly-owned subsidiary, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”), acquired the Mountain Pass mine and processing facilities in July 2017. Our wholly-owned subsidiary, Secure Natural Resources LLC, a Delaware limited liability company (“SNR”), holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. The mine achieved commercial operations in July 2019 and we are currently working to restore the remainder of the facility for use in processing separated rare earth products. The Company is headquartered in Las Vegas, Nevada. References herein to the “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

The Business Combination (as defined below) was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020 (the “Merger Agreement”). Pursuant to the Merger Agreement, MPMO and SNR were combined with Fortress Value Acquisition Corp., a special purpose acquisition company (“FVAC”) (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with generally accepted accounting principles in the United States (“GAAP”). The acquisition of SNR (the “SNR Mineral Rights Acquisition”) was treated as an asset acquisition. Furthermore, MPMO was deemed to be the accounting acquirer and FVAC the accounting acquiree, which, for financial reporting purposes, results in MPMO’s historical financial information becoming that of the Company. In addition, the common stock, preferred stock, additional paid-in capital, and earnings (loss) per share amounts presented in the Consolidated Financial Statements and these accompanying notes have been restated to reflect recapitalization. For further discussion, see Note 3, “Business Combination and Reverse Recapitalization.”

On May 22, 2017, the Company entered into a set of commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe”), a majority owned subsidiary of Leshan Shenghe Rare Earth Co., Ltd. (“Leshan Shenghe”) whose ultimate parent is Shenghe Resources Holding Co., Ltd., a leading global rare earth company listed on the Shanghai Stock Exchange, to fund the Company’s operations, identify operational efficiencies, and sell products to Shenghe and third parties. Shenghe has significant knowledge of the mining, processing, marketing and distribution of rare earth products, as well as access to customers in the Chinese market for these products. As part of these arrangements, Shenghe (and its controlled affiliates) became both the principal customer and a related party when Leshan Shenghe obtained a 9.99% non-voting preferred interest in MPMO. As discussed in Note 3, “Business Combination and Reverse Recapitalization,” such preferred interest was effectively exchanged into shares of the Company’s common stock with a par value of $0.0001 per share (“Common Stock”). See also Note 4, “Relationship and Agreements with Shenghe,” for additional information.

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker views the Company’s operations and manages the business as one reportable segment.

The cash flows and profitability of the Company’s operations are significantly affected by the market price of rare earth products. The prices of rare earth products are affected by numerous factors beyond the Company’s control. The products of the Company are sold globally, with a primary focus in the Asian market due to the refining capabilities of the region. Rare earth products are critical inputs in hundreds of existing and emerging clean-tech applications including electric vehicles and wind turbines as well as drones and defense applications.

The Consolidated Financial Statements of the Company have been prepared in accordance with GAAP and with the rules and regulations of the U.S. Securities and Exchange Commission.

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The Consolidated Financial Statements include the accounts of MP Materials Corp. and its subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Concentration of Risk: As of December 31, 2020, Shenghe accounted for more than 90% of product sales. Shenghe, a related party of the Company, has entered into an arrangement to purchase substantially all of the Company’s production, and has previously purchased the Company’s stockpile inventory. While as with any contract there is risk of nonperformance, we do not believe that it is reasonably possible that the agreement will be terminated in the near term as it would significantly delay Shenghe’s recovery of non-interest-bearing advance payments that are recognized by the Company as debt. See Note 4, “Relationship and Agreements with Shenghe,” for additional information.

Furthermore, while revenue is generated in the United States, our principal customer is located in China and may transport and sell products in the Chinese market; therefore, the Company’s gross profit is affected by Shenghe’s ultimate realized prices in China. In addition, there is an ongoing economic conflict between China and the United States that has resulted in tariffs and trade barriers that may negatively affect the Company’s business and results of operations.

In December 2019, a novel strain of coronavirus (known as “COVID-19”) began to impact the population of China, where our principal customer is located. The outbreak of COVID-19 has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the global economy, including significant business and supply chain disruption as well as broad-based changes in supply and demand. In December 2019, a series of emergency quarantine measures taken by the Chinese government disrupted domestic business activities in China during the weeks after the initial outbreak of COVID-19. Since that time, an increasing number of countries, including the United States, have imposed restrictions on travel to and from China and elsewhere, as well as general movement restrictions, business closures and other measures imposed to slow the spread of COVID-19.

At the onset of the outbreak, we initially experienced shipping delays due to overseas port slowdowns and container shortages, but we did not experience a reduction in production or sales. However, in the fourth quarter of 2020, we began to again see shipping delays and container shortages from congestion at ports, which has been exacerbated by COVID-19. Congestion at U.S. and international ports could affect the capacity at ports to receive deliveries of products or the loading of shipments onto vessels.

As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 pandemic on the Company’s business and results of operations. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

Use of Estimates: The preparation of the Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements, and (iii) the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to the recoverability of inventory; the useful lives and recoverability of long-lived assets (such as the effects of mineral reserves and cash flows from operating the mine in determining the life of the mine); uncertain tax positions; the valuation allowance of deferred tax assets; asset retirement and environmental obligations; and determining the fair value of assets and liabilities in acquisitions and financial instruments in connection with transactions that require initial measurement to be at fair value. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ from those estimates.

Cash and cash equivalents: Cash and cash equivalents consist of all cash balances and highly liquid investments with a maturity of three months or less when purchased.

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to legal agreement. The Company determines current or non-current classification based on the expected duration of the restriction. Restricted cash principally relates to cash that is pledged as collateral in connection with surety bonds placed with California state and regional agencies related to closure and reclamation obligations. See also Note 6, “Restricted Cash.”

Trade Accounts Receivable: Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management reviews the need for an allowance for doubtful accounts quarterly based on historical experience with each customer and the specifics of each arrangement. As of December 31, 2020, and 2019, the Company did not have an allowance for doubtful accounts, as principally all of our receivables are from sales to Shenghe and amounts not received in cash would be offset by reductions in the principal balance owed to Shenghe.

Inventories: Inventories consist of raw materials and supplies, work in process (referred to as “in-process inventory”), and finished goods. Materials and supplies consist of raw materials, spare parts, reagent chemicals, and packaging materials. In-process inventory primarily consists of stockpiles of mined bastnaesite ore in various stages of the production process. Finished goods primarily consist of packaged bastnaesite concentrate.

Raw materials, in-process inventory and finished goods are carried at average actual cost. Supplies are carried at moving average cost. All inventories are carried at the lower of cost or net realizable value, which represents the estimated selling price of the product during the ordinary course of business based on current market conditions. Inventory cost includes all expenses directly attributable to the manufacturing process, including labor and stripping costs, and an appropriate portion of production overhead, including depletion, based on normal operating capacity.

Stockpiled ore tonnages are verified by periodic surveys. Management evaluates the carrying amount of inventory on a periodic basis, considering slow-moving items, obsolescence, excess inventory levels, and other factors and recognizes related write-downs in cost of sales. See also Note 7, “Inventories.”

Property, Plant and Equipment: Property, plant and equipment are recorded at cost and depreciated over their useful lives. Expenditures for new property, plant and equipment and improvements that extend the useful life or functionality of the assets are recorded at their cost of acquisition or construction. Depreciation on property, plant and equipment is recognized on a straight-line basis over their estimated useful lives, as follows:

Years
Machinery and equipment	3-10
Buildings	40
Land improvements	25

Assets under construction include costs directly attributable to the construction or development of long-term assets. These costs may include labor and employee benefits associated with the construction of the asset, site preparation, permitting, engineering, installation and assembly, procurement, insurance, legal, commissioning, and interest on borrowings to finance the construction of the assets. Depreciation is not recorded on the related assets until they are placed in service or are ready for their intended use. Repair and maintenance costs that do not extend the useful life of an asset are expensed as incurred.

Gains and losses arising from the disposal of property, plant and equipment are determined as the difference between the proceeds from disposal and the carrying amount of the asset and are included in “Other income, net” within our Consolidated Statements of Operations.

Property, plant and equipment primarily relate to the Company’s Mountain Pass facility and open-pit mine. In addition to the mine, the facility includes a crusher and mill/flotation plant, mineral recovery and separation plants, tailings processing and storage facilities, on-site evaporation ponds, a combined heat and power plant, water treatment facilities, a Chlor-Alkali plant, as well as laboratory facilities to support research and development activities, offices, warehouses and support infrastructures. See also Note 8, “Property, Plant and Equipment.”

Mineral Rights: The Company capitalizes costs for acquiring and leasing mining properties and expenses costs to maintain mineral rights as incurred. Depletion on mineral rights is recognized on a straight-line basis over the estimated useful life of the mine, which is approximately 24 years. In connection with the SNR Mineral Rights Acquisition, the Company recorded the additional cost of acquiring the mineral rights pertaining to the rare earth ores contained in the Mountain Pass mine, which was SNR’s sole operating asset. Prior to the SNR Mineral Rights Acquisition, MPMO and SNR were considered related parties (see Note 18, “Related Party Transactions”).

As discussed in Note 18, “Related Party Transactions,” upon entering into the Royalty Agreement (as defined in Note 18, “Related Party Transactions”), the Company recognized an asset equal to the present value of minimum royalty payments owed to SNR under the Royalty Agreement as an acquisition cost of the 97.5% working interest. Mineral rights are classified as a component of “Property, plant and equipment” within our Consolidated Balance Sheets. See also Note 8, “Property, Plant and Equipment.”

Mine Development Costs: Mine development costs include acquisition costs, drilling costs, and the cost of other development work, all of which are capitalized during the development phase. Production costs are capitalized into inventory or expensed as incurred.

At the time of acquiring the 97.5% working interest, the mine had already been in a producing stage, but was idled and in care and maintenance; therefore, costs associated with the return to production were capitalized to inventory as incurred. Additionally, costs incurred above the amount required to return the mine to production, including certain overburden mining activities, were expensed as incurred.

Leases: The Company determines if an arrangement is, or contains, a lease at contract inception. In some cases, the Company has determined that its lease arrangements include both lease and non-lease components. The Company has elected to use a practical expedient to account for each separate lease component and its associated non-lease components as a single lease component for the majority of its asset classes.

The Company recognizes lease liabilities and right-of-use (“ROU”) assets upon commencement for all leases with a lease term greater than 12 months. The Company has elected to use a practical expedient to not recognize leases with a lease term of 12 months or less in the Consolidated Balance Sheets for the majority of its asset classes. These short-term leases are expensed on a straight-line basis over the lease term.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date of the lease based on the present value of lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. Lease liabilities are accreted each period and reduced for payments. The ROU asset also includes other adjustments, such as for the effects of escalating rents, rent abatements or initial lease costs. The lease term may include periods covered by options to extend or terminate the lease when it is reasonably certain that the Company will exercise a renewal option, or reasonably certain it will not exercise an early termination option. For operating leases, lease expense for lease payments is recognized on a straight-line basis over the expected lease term. For finance leases, the ROU asset amortizes on a straight-line basis over the shorter of the lease term or useful life of the ROU asset and the lease liability accretes interest based on the interest method using the discount rate determined at lease commencement. See also Note 10, “Lease Obligations.”

Impairment of Long-Lived Assets: Long-lived assets, including mineral rights, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. In estimating undiscounted cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of undiscounted cash flows from other asset groups. Management’s estimates of undiscounted cash flows are based on numerous assumptions and it is possible that actual cash flows may differ significantly from estimates, as actual produced reserves, prices, commodity-based and other costs, and closure costs are each subject to significant risks and uncertainties. The estimated undiscounted cash flows used to assess recoverability of long-lived assets and to measure the fair value of the Company’s mining operations are derived from current business plans, which are developed using short-term price forecasts reflective of the current price environment and management’s projections for long-term average prices. In addition to short- and long-term price assumptions, other assumptions include estimates of production costs; proven and probable mineral reserves estimates, including the timing and cost to develop and produce the reserves; value beyond proven and probable estimates; and estimated future closure costs.

If the carrying amount of the long-lived asset or asset groups is not recoverable on an undiscounted cash flows basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, based on the approach the Company believes a market participant would use. An impairment loss, if any, is recorded for the excess of the asset’s (or asset group’s) carrying amount over its fair value, as determined by a valuation technique appropriate to the given circumstances. There were no impairment indicators or impairments recognized for the years ended December 31, 2020 and 2019.

Offtake Advances Accounted for as Debt Obligations and Debt Discount: Subsequent to the June 2020 Modification to the Original Offtake Agreement, the Company accounts for net prepayments or other advances received from Shenghe prior to or in connection with the June 2020 Modification as debt. The associated debt discount is amortized to interest expense using the effective interest method over management’s estimated contractual term of the underlying indebtedness. The debt discount reduces the carrying amount of the associated debt. See also, Note 9, “Debt Obligations.”

Asset Retirement Obligations: The Company recognizes asset retirement obligations (“AROs”) for estimated costs of legally and contractually required closure, dismantlement, and reclamation activities associated with the Mountain Pass mine and processing facility. AROs are initially recognized at their estimated fair value in the period in which the obligation originates. Fair value is based on the expected timing of reclamation activities, cash flows to perform activities, amount and uncertainty associated with the cash flows, including adjustments for a market risk premium, and discounted using a credit-adjusted risk-free rate. The liability is accreted over time through periodic charges to earnings and reduced as reclamation activities occur with differences between estimated and actual amounts recognized as an adjustment to operating expenses. Subsequent increments in expected undiscounted cash flows are measured at their discounted values using updated estimates of the Company’s credit-adjusted risk-free rate applied to the increment only. Subsequent decrements are reduced based on the weighted-average discount rate associated with the obligation. As of December 31, 2020, the credit-adjusted risk-free rate ranged between 7.1% and 8.2% depending on the timing of expected settlement and when the layer or increment was recognized. There were no increments or decrements for the year ended December 31, 2020.

Associated asset retirement costs, including the effect of increments and decrements, are recognized as adjustments to the related asset’s carrying amount and depreciated over its remaining useful life. See also Note 11, “Asset Retirement and Environmental Obligations.”

Environmental Obligations: The Company has assumed certain environmental remediation obligations that primarily relate to groundwater monitoring activities. Estimated remediation costs are accrued based on management’s best estimate at the end of each reporting period of the costs expected to be incurred at a site to settle the obligation when those amounts are probable and estimable. Such cost estimates may include ongoing care, maintenance and monitoring costs associated with remediation activities. Changes in remediation estimates are reflected in earnings in the period an estimate is revised.

Remediation costs included in environmental obligations are discounted to their present value when payments are readily estimable, and are discounted using a risk-free rate, which the Company derives from U.S. Treasury yields. See also Note 11, “Asset Retirement and Environmental Obligations.”

Revenue Recognition: The Company’s revenue comes from sales of rare earth products produced at the Mountain Pass facility. The Company’s sales are primarily to an affiliate of Shenghe. The Company’s performance obligation is to deliver rare earth products to the agreed-upon delivery point, and the Company recognizes revenue at the point in time control of the products transfers to the customer, which is typically when the rare earth products are delivered to the agreed-upon shipping point. At that point, the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the products, and the customer bears the risk of loss.

For sales to third parties, the transaction price is agreed to at the time the sale is entered into. For sales entered into with the related party, the transaction price is typically based on an agreed-upon price per metric ton, subject to certain quality adjustments depending on the measured characteristics of the product, with an adjustment for the ultimate market price of the product realized by Shenghe and certain other discounts. These ultimate market prices are forms of variable consideration. The Company typically negotiates with and bills an initial price to Shenghe; such prices are then updated based on final adjustments for quality differences and/or actual sales prices realized by Shenghe. Initial pricing is typically billed upon delivering the product to the agreed-upon shipping point and paid within 30 days or less. Final adjustments to prices may take longer to resolve.

When the final price has not been resolved by the end of a reporting period, the Company estimates the expected sales price based on the initial price, current market pricing and known quality measurements, and further constrains such amounts to an amount that is probable not to result in a significant reversal of previously-recognized revenue. Revenue from product sales is recorded net of taxes collected from customers that are remitted to governmental authorities. When appropriate, the Company applies a portfolio approach in estimating a refund obligation.

Prior to the June 2020 Modification (as defined in Note 4, “Relationship and Agreements with Shenghe”), the Company had also received significant prepayments (referred to as “Offtake Advances”) from Shenghe. The Company had determined that the prepayments did not have a significant financing component, based on the uncertainty associated with the timing of delivery and on the relationship of the payment to the other payments required under the Original Offtake Agreement. See Note 4, “Relationship and Agreements with Shenghe,” for further information on the June 2020 Modification as well as the Offtake Advances from Shenghe. See also Note 5, “Revenue Recognition.”

Stock-Based Compensation: The cost of employee services received in exchange for an award of equity instruments is based on the grant-date fair value of the award and the expense is recognized ratably over the requisite service period. The fair value of Stock Awards (as defined in Note 15, “Stock-based Compensation,”) is equal to the fair value of the Company’s stock on the grant date. Stock Awards with graded vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The Company accounts for forfeitures in the period in which they occur based on actual amounts. See also Note 15, “Stock-based Compensation.”

Earnings (Loss) Per Share: Basic earnings (loss) per share (“EPS”) is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially-dilutive securities such as unvested restricted stock awards. See also Note 17, “Earnings (Loss) per Share.”

Commitments and Contingencies: Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. See also Note 13, “Commitments and Contingent Liabilities.”

Income Taxes: The Company accounts for income taxes using the balance sheet method, recognizing certain temporary differences between the book basis of the liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. Management derives a deferred income tax expense or benefit by recording the change in either the net deferred income tax liability or asset balance for the year. See also Note 12, “Income Taxes.”

Valuation of Deferred Tax Assets: The Company’s deferred income tax assets include certain future tax benefits. Management records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. In determining the requirement for a valuation allowance, the Company evaluated all available positive and negative evidence.

Certain categories of evidence carry more weight in the analysis than others based upon the extent to which the evidence may be objectively verified. Management looks to the nature and severity of cumulative pretax losses (if any) in the current three-year period ending on the evaluation date, recent pretax losses and/or expectations of future pretax losses. Other factors considered in the determination of the probability of the realization of the deferred tax assets include, but are not limited to:

•	Earnings history;

•	Projected future financial and taxable income based upon existing reserves and long-term estimates of commodity prices;

•	The duration of statutory carry forward periods;

•	Prudent and feasible tax planning strategies readily available that may alter the timing of reversal of the temporary difference;

•	Nature of temporary differences and predictability of reversal patterns of existing temporary differences; and

•	The sensitivity of future forecasted results to commodity prices and other factors.

Concluding that a valuation allowance is not required is difficult when there is significant negative evidence which is objective and verifiable, such as cumulative losses in recent years. However, recent cumulative losses are not solely determinative of the need for a valuation allowance. Management also considers all other available positive and negative evidence in its analysis.

Recently Issued Accounting Pronouncements: As an “emerging growth company,” the Jumpstart Our Business Startups Act (“JOBS Act”) allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflect this election.

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurements of Credit Losses on Financial Instruments” (“ASU 2016-13”), which sets forth a “current expected credit loss” model which requires the Company to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. ASU 2016-13 is effective for annual periods beginning after December 15, 2020, and interim periods beginning after December 15, 2021, with early adoption permitted. The provisions of ASU 2016-13 must be applied through a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is effective. We have elected to adopt ASU 2016-13 effective January 1, 2021, and its impact on our Consolidated Financial Statements is not material.

In August 2018, the FASB issued ASU No. 2018-15, “Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract” (“ASU 2018-15”), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. ASU 2018-15 requires capitalized costs to be amortized on a straight-line basis generally over the term of the arrangement, and the financial statement presentation for these capitalized costs would be the same as that of the fees related to the hosting arrangements. ASU 2018-15 is effective for annual periods beginning after December 15, 2020, and interim periods beginning after December 15, 2021, with early adoption permitted. The provisions of ASU 2018-15 may be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. We have elected to adopt ASU 2018-15 effective January 1, 2021, and its impact on our Consolidated Financial Statements is not material.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes” (“ASU 2019-12”), which is intended to simplify accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC Topic 740, “Income Taxes,” and amends existing guidance to improve consistent application. ASU 2019-12 is effective for annual periods beginning after December 15, 2021, and interim periods beginning after December 15, 2022, with early adoption permitted. We are currently evaluating the impact that the adoption of ASU 2019-12 will have on our Consolidated Financial Statements.

Reclassifications: To conform to the current year presentation, the Company reclassified the balance of its right-of-use assets associated with finance lease in the Consolidated Balance Sheet as of December 31, 2019, from “Property, plant and equipment, net” to “Finance lease right-of-use assets.” This reclassification had no effect on net loss, total assets or accumulated deficit as previously reported.

NOTE 3—BUSINESS COMBINATION AND REVERSE RECAPITALIZATION

The Business Combination was consummated on November 17, 2020, pursuant to the Merger Agreement whereby MPMO and SNR, a company that holds the mineral rights to our mine, were combined with FVAC and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp.

As of December 31, 2019, and through to the date of the Business Combination, MPMO had 1,000 voting common units with no par value and 110.98 non-voting preferred units with no par value, which were held by Leshan Shenghe, outstanding. In addition, as discussed in Note 4, “Relationship and Agreements with Shenghe,” in connection with the June 2020 Modification, MPMO issued the Shenghe Warrant. Immediately prior to the Business Combination, the Shenghe Warrant was exercised and MPMO issued 89.88 non-voting preferred units with no par value to Leshan Shenghe. As a result, 200.86 non-voting preferred units were outstanding immediately prior to the Business Combination.

In connection with the Business Combination and pursuant to the Merger Agreement, the Company issued shares of its Common Stock to unitholders of MPMO at an exchange ratio of approximately 59,908.35 shares of the Company’s Common Stock for each common unit and preferred unit of MPMO, resulting in the issuance of 71,941,538 shares of our Common Stock. In addition, in connection with the SNR Mineral Rights Acquisition, 19,999,942 shares (adjusted for fractional shares) of our Common Stock were issued to SNR unitholders. See below for further discussion of the SNR Mineral Rights Acquisition.

Immediately prior to the consummation of the Business Combination and pursuant to the Parent Sponsor Warrant Exchange Agreement, entered into by FVAC and Fortress Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), on July 15, 2020, the Sponsor exchanged all 5,933,333 of its private placement warrants (the “Private Placement Warrants”) for an aggregate of 890,000 shares of FVAC Class F common stock that, upon the consummation of the Business Combination, were converted into Common Stock of the Company (the “Parent Sponsor Warrant Exchange”).

In connection with the consummation of the Business Combination, the Company issued, in a private placement transaction, an aggregate of 20,000,000 shares of Common Stock for an aggregate purchase price of $200.0 million, to PIPE investors pursuant to the terms of respective subscription agreements entered into separately between the Company and each PIPE investor, each dated July 15, 2020 (the “PIPE Financing”).

After giving effect to the above, shares of our Common Stock issued and outstanding immediately after the closing of the Business Combination were as follows (including restricted stock issued to certain executives upon closing):

Shareholder	Number of Shares
FVAC public stockholders (1)	34,464,151
Private Placement Warrants	890,000
MPMO unitholders (2)	71,941,538
SNR unitholders	19,999,942
PIPE Financing	20,000,000
Restricted stock issued to certain MPMO executives	2,013,006

Total	149,308,637

(1)

Represents the outstanding shares held by FVAC’s public stockholders (Class A common stock) which were not redeemed in connection with the Business Combination. The Company received gross proceeds of $344.7 million and net proceeds of $332.6 million after $12.1 million of underwriting commissions in connection with the sale of these shares.

(2)	Includes 5,384,563 shares issued relating to the Shenghe Warrant, which was issued on June 5, 2020.

MPMO’s merger with FVAC was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, FVAC was treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the merger was treated as the equivalent of MPMO issuing stock for the net assets of FVAC, accompanied by a recapitalization. The net assets of FVAC are stated at historical cost, with no goodwill or other intangible assets recorded. Among other factors, MPMO was determined to be the accounting acquirer principally on the basis that its unitholders would hold the greatest voting interest in the combined company, the majority of executive management of MPMO remained with the Company, and MPMO had a significantly larger employee base and substantive operations.

Pursuant to the amended and restated letter agreement dated July 15, 2020, and amended and restated on August 26, 2020, by and among FVAC and the holders of FVAC Class F common stock, all of the shares of FVAC Class A common stock issued upon the conversion of FVAC Class F common stock (held by insiders initially purchased prior to the FVAC initial public offering (“IPO”)), were subject to certain vesting and forfeiture provisions (the “Vesting Shares”) based on the achievement of certain volume weighted-average price (“VWAP”) thresholds of the Company’s Common Stock.

The holders of MPMO Holding Company, which was a Delaware corporation formed by MPMO pursuant to the Merger Agreement (“MPMO HoldCo”), preferred stock and common stock and SNR Holding Company, LLC, which was a Delaware limited liability company formed by SNR pursuant to the Merger Agreement, common stock immediately prior to the closing of the Business Combination were given the contingent right to receive up to an additional 12,860,000 shares of the Company’s Common Stock (the “Earnout Shares”) based on the achievement of certain VWAP thresholds of the Company’s Common Stock.

The Company has determined that the Earnout Shares issued to the Sponsor, holders of MPMO HoldCo preferred stock and common stock, and holders of SNR HoldCo common stock meet the criteria for equity classification under Accounting Standards Codification (“ASC”) Subtopic 815-40, “Contracts in Entity’s Own Equity.” The Company estimated the total fair value of the Earnout Shares at closing of the Business Combination to be $171.2 million, consisting of $134.0 million and $37.2 million ascribed to the MPMO and SNR earnouts, respectively.

In December 2020, 8,625,000 Vesting Shares vested and 12,859,898 Earnout Shares (adjusted for fractional shares) were issued after achievement of the aforementioned VWAP thresholds. As of December 31, 2020, the Vesting Shares and the Earnout Shares delivered to the equityholders are recorded as equity with an allocation between common stock at par value and additional paid-in capital, and the Earnout Shares delivered to MPMO equityholders were accounted for as a distribution. Since all Earnout Shares were determined to be equity-classified at initial recognition and through the date of achievement of the thresholds, no remeasurement was required.

SNR Mineral Rights Acquisition

The acquisition of SNR did not meet the criteria for the acquisition of a business under ASC Topic 805, “Business Combinations” (“ASC 805”), and was accounted for as an asset acquisition since substantially all of the fair value of the assets acquired was concentrated in a single asset. The principal asset acquired in the SNR Mineral Rights Acquisition was the mineral rights for the rare earth ores contained in the Company’s mine, which was SNR’s sole operating asset.

MPMO and SNR had a historical relationship prior to the Business Combination, specifically related to the Royalty Agreement and an intellectual property license between MPMO and SNR. The Company considered the provisions of ASC 805 regarding the settlement of pre-existing relationships. Immediately prior to the consummation of the Business Combination, MPMO had a $3.9 million liability related to the minimum royalty, which was effectively settled through intercompany when MPMO and SNR became wholly-owned subsidiaries of the Company. The settlement of the liability is reflected in the cost of the acquisition due to the pre-existing contractual relationship being cancellable without penalty and no gain or loss is recognized. For further information on the Royalty Agreement and the liability related to the minimum royalty, see Note 18, “Related Party Transactions.”

The following table summarizes the consideration and assets acquired and liabilities assumed in the SNR Mineral Rights Acquisition:

(in thousands)
Total cost of acquisition (1)	$324,125

Assets acquired:
Prepaid assets	$76
Mineral rights	434,707
Deferred tax assets	134

Total assets acquired:	434,917

Liabilities assumed:
Accounts payable and accrued liabilities	(1,681)
Deferred tax liabilities	(109,111)

Total liabilities assumed	(110,792)

Total net assets acquired	$324,125

(1)

Includes consideration transferred to SNR of $287.8 million based on the fair value of 20,000,000 shares of Common Stock transferred using a price per share of $14.39, the closing stock price on the date the Business Combination was consummated, transaction costs of $2.0 million, the settlement of the liability related to the minimum royalty of $3.9 million, net of deferred tax impact of $1.0 million, and estimated fair value of the Earnout Shares to be issued to SNR unitholders of $37.2 million upon the achievement of certain stock price milestones during a specified post-merger measurement period, and subject to certain additional terms, as outlined in the Merger Agreement. The Company obtained the fair value based on a Monte Carlo simulation model using certain underlying assumptions such as stock price, volatility, risk-free interest rates and dividend payments.

Transaction Costs

In connection with the Business Combination, the Company incurred direct and incremental costs of $33.5 million, consisting of legal and professional fees, of which $28.2 million were related to equity issuance costs and recorded to “Additional paid-in capital” as a reduction of proceeds at the time of the Business Combination, $3.3 million were recorded to “General and administrative expenses,” and $2.0 million were related to the SNR Mineral Rights Acquisition, which was included as a component of the cost of the acquisition.

NOTE 4—RELATIONSHIP AND AGREEMENTS WITH SHENGHE

Original Commercial Agreements

In connection with the acquisition and development of the Mountain Pass facility, MPMO entered into a set of commercial arrangements with Shenghe. Shenghe and its affiliates primarily engage in the mining, separation, processing and distribution of rare earth products. MPMO also issued to Leshan Shenghe 110.98 MPMO preferred units, which represented all of the issued and outstanding MPMO preferred units at the time. As discussed in Note 3, “Business Combination and Reverse Recapitalization,” in connection with the Business Combination, these MPMO preferred units were exchanged for MPMO HoldCo preferred stock and eventually our Common Stock and the contingent right to receive Earnout Shares.

The original commercial arrangements with Shenghe were entered into in May 2017, prior to MPMO’s acquisition of the Mountain Pass facility. These agreements principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”).

Under the TSA, Shenghe provided technical services, know-how and other assistance to MPMO in order to facilitate the development and operations of Mountain Pass. In addition, both the TSA and the Original Offtake Agreement imposed certain funding obligations on Shenghe. The Original Offtake Agreement required Shenghe to advance an initial $50.0 million (the “Initial Prepayment Amount”) over time to MPMO to fund the restart of operations at the mine and the TSA required Shenghe to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe also agreed to provide additional funding in the amount of $30.0 million to MPMO pursuant to a separate letter agreement dated June 20, 2017 (the “Letter Agreement”) (the “First Additional Advance”), in connection with MPMO’s acquisition of the Mountain Pass facility. In addition to the repayment of the First Additional Advance in cash, pursuant to the Letter Agreement, the Initial Prepayment Amount increased by $30.0 million. We refer to the aggregate prepayments made by Shenghe pursuant to the Original Offtake Agreement and the Framework Agreement (as defined below), as adjusted for Gross Profit Recoupment (as defined below) amounts and any other qualifying repayments to Shenghe, inclusive of the $30.0 million increase to the Initial Prepayment Amount, as the “Prepaid Balance.”

As discussed below, the entrance into the Letter Agreement constituted a modification to the Original Offtake Agreement for accounting purposes (referred to as the “June 2017 Modification”), which ultimately resulted in the Shenghe Implied Discount (as defined below). Under the terms of these agreements, the amounts funded by Shenghe constitute prepayments for the rare earth products to be sold to Shenghe historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement, as defined below).

Under the Original Offtake Agreement, upon the mine achieving certain milestones and being deemed commercially operational (which was achieved on July 1, 2019), MPMO sold to Shenghe, and Shenghe purchased on a firm “take or pay” basis, all of the rare earth products produced at the Mountain Pass facility. Shenghe marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the Prepaid Balance, and provided the means by which MPMO repaid, and Shenghe recovered, such amounts (the “Gross Profit Recoupment”). Under the Original Offtake Agreement, MPMO was obliged to sell all Mountain Pass facility rare earth products to Shenghe until Shenghe had fully recouped all of its prepayments (i.e., the Prepaid Balance is reduced to zero), at which point the Original Offtake Agreement would terminate automatically.

As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between MPMO and Shenghe, subject to certain exceptions. MPMO retained the right to distribute its products directly to certain categories of customers. As compensation for Shenghe’s distribution and marketing services, the DMA entitled Shenghe to 35% of the net profits from the sale of rare earth products produced at the Mountain Pass facility (the “Net Profit-Based Commission”). See below for further discussion of the DMA termination and associated accounting treatment.

In order to secure Shenghe’s performance under the Original Offtake Agreement and TSA, Leshan Shenghe issued a parent guaranty to MPMO in May 2017 (the “Shenghe Guaranty”), and entered into an equity pledge agreement (the “Shenghe Pledge Agreement”) in June 2017.

Framework Agreement and Restructured Commercial Arrangements

In May 2020, we entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe and Leshan Shenghe that significantly restructured the parties’ commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe’s prepayment obligations to MPMO, as well as either the amendment or termination of the various agreements between the parties, as discussed below.

Pursuant to the Framework Agreement, we entered into an amended and restated offtake agreement with Shenghe and Leshan Shenghe on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness,

superseded and replaced the Original Offtake Agreement, and MPMO issued to Shenghe a warrant on June 2, 2020 (the “Shenghe Warrant”), exercisable at a nominal price for 89.88 MPMO preferred units, which, at the time, reflected approximately 7.5% of MPMO’s equity on a diluted basis, subject to certain restrictions. Pursuant to the Framework Agreement, Shenghe funded the remaining portion of the Initial Prepayment Amount and agreed to fund an additional $35.5 million advance to us (the “Second Additional Advance” and together with the Initial Prepayment Amount, inclusive of the $30.0 million increase pursuant to the Letter Agreement, the “Offtake Advances”), which amounts were fully funded on June 5, 2020. As discussed in Note 3, “Business Combination and Reverse Recapitalization,” the Shenghe Warrant was exercised in full for MPMO preferred units, which were exchanged for MPMO HoldCo preferred stock and eventually our Common Stock and the contingent right to receive Earnout Shares in connection with the Business Combination.

Upon the funding of the remaining obligations on June 5, 2020, (i) the TSA and the DMA were terminated (as described below), (ii) the A&R Offtake Agreement and the Shenghe Warrant became effective, and (iii) the Shenghe Guaranty and the Shenghe Pledge Agreement were terminated (such events are collectively referred to as the “June 2020 Modification”). Thus, at the present time, Leshan Shenghe’s and Shenghe’s involvement with MPMO and the Mountain Pass facility consists of only the A&R Offtake Agreement.

The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe, and other terms of the Original Offtake Agreement, with the following material changes: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the Prepaid Balance has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe, to be credited against the amounts owed on Offtake Advances; (iii) replaces the Shenghe Sales Discount (as defined in Note 5, “Revenue Recognition”) under the Original Offtake Agreement with a fixed monthly sales charge; (iv) provides that the purchase price to be paid by Shenghe for our rare earth products (a portion of which reduces the Prepaid Balance rather than being paid in cash) will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe, on an annual basis, an amount equal to our annual net income, less any amounts recouped through the Gross Profit Recoupment mechanism over the course of the year, until the Prepaid Balance has been reduced to zero; (vi) obliges us to pay Shenghe the net after-tax profits from certain sales of assets until the Prepaid Balance has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products.

The purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between MPMO and Shenghe. As with the Original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe has fully recouped all of its prepayment funding. Following that termination, MPMO will have no contractual arrangements with Shenghe for the distribution, marketing or sale of rare earth products.

Accounting for the June 2017 Modification

As discussed above, pursuant to the Letter Agreement, Shenghe agreed to provide additional funding via a short-term, non-interest-bearing note in the amount of $30.0 million to the Company (defined above as the “First Additional Advance”), which required repayment within one year. Furthermore, under the terms of the Letter Agreement, Shenghe became entitled to an additional $30.0 million recovery through an increase to the Prepaid Balance. Therefore, under the terms of the Letter Agreement, Shenghe would ultimately receive repayment of the short-term debt instrument from the Company, and also be entitled to realize an additional $30.0 million as a part of the contractual Gross Profit Recoupment from ultimate sales to its customers.

The Company concluded that the $30.0 million proceeds received from Shenghe should be allocated between (i) the non-interest-bearing debt instrument and (ii) the existing revenue arrangement (under the terms of the Original Offtake Agreement) on a relative fair value basis. As a result of such analysis, the Company determined that the debt instrument had a relative fair value of $26.5 million and the modification to the revenue arrangement had a relative fair value of $3.5 million. As discussed, in Note 5, “Revenue Recognition,” the fair value allocated to the modification of the revenue arrangement was recorded as an increase to “Deferred revenue” in the Company’s Consolidated Balance Sheets. The First Additional Advance was repaid in full by the Company in 2018.

Based on the relationship between (i) the deemed proceeds the Company would ultimately receive from the Initial Prepayment Amount (adjusted for (a) the fair value of the preferred interest provided to Shenghe at the time of entering into the aforementioned commercial arrangements of $2.3 million and (b) the fair value allocated to the modification of the revenue arrangement of $3.5 million) and (ii) the contractual amount owed to Shenghe (i.e., the Prepaid Balance, which included the Initial Prepayment Amount and the additional $30.0 million adjustment to the Prepaid Balance in connection with the Letter Agreement) at the time, the June 2017 Modification resulted in an implied discount on the Company’s sales prices to Shenghe under the Original Offtake Agreement, for accounting purposes (the “Shenghe Implied Discount”).

The Shenghe Implied Discount is applicable to Shenghe’s gross profit on the sales of rare earth products to its own customers (for sales made between July 2019 and early June 2020). That gross profit is a contractually determined amount based on Shenghe’s realized sales price (net of taxes, tariffs, and certain other adjustments, such as demurrage) compared to the agreed-upon cash cost Shenghe would pay to the Company. The Shenghe Implied Discount amounted to 36% of that contractually determined gross profit amount. The impact on the recorded amount of revenue as a result of the Shenghe Implied Discount is discussed in Note 5, “Revenue Recognition.”

Accounting for the June 2020 Modification

As noted above, in June 2020, the Company renegotiated various aspects of its relationship with Shenghe and entered into the Framework Agreement to significantly restructure the aforementioned set of arrangements. Prior to the June 2020 Modification, for accounting purposes, the Original Offtake Agreement constituted a deferred revenue arrangement; however, as a result of the June 2020 Modification, the A&R Offtake Agreement constituted a debt obligation as well as provided for the issuance of the Shenghe Warrant. For further discussion of the deferred revenue arrangement, see Note 5, “Revenue Recognition,” and for further discussion of the debt obligation, see Note 9, “Debt Obligations.”

The DMA provided Shenghe with the right of first refusal to be the Company’s distribution and marketing agent for product sales after the expiration of the Original Offtake Agreement and until April 2047 in exchange for the Net Profit-Based Commission. Under the Original Offtake Agreement, Shenghe would also have been responsible for funding additional advance payments toward the next stage of the mine and facility’s development (referred to below as the “Stage II optimization project”). The agency relationship was not to commence until any such additional amount was also recovered under the Original Offtake Agreement. Although it had not yet commenced, the DMA was enforceable, and could only be terminated upon the mutual agreement of the parties involved.

At its inception in May 2017, the DMA was determined to be at-market, as it provided an expected commission to Shenghe for its services, and was consistent with the Company’s expectations for a regular sales commission based on its revenue and cost expectations at the time. As part of renegotiating the commercial arrangements in connection with the June 2020 Modification, the Company determined that the existing arrangement within the DMA now provided Shenghe with a favorable, off-market return for the future distribution and marketing services, due in part to (i) favorable changes in expected profitability, driven partially by changes in tariffs, as well as cost performance in Stage I, (ii) favorable estimates of the capital cost of the Stage II optimization project, and (iii) favorable changes in expected production, based on higher than forecast contained rare earth oxides production in Stage I.

Taken together, the Company concluded that the above factors would likely result in materially lower per-unit costs (including depreciation) and higher profitability versus its original estimates. Therefore, these changes in circumstances meant that the Net Profit-Based Commission would no longer be commensurate with the value of the service; and therefore, created an off-market feature. These same factors would also result in the Company fulfilling its obligations under the Original Offtake Agreement more quickly, which would in turn result in a longer period of payments under the now-unfavorable terms of the DMA.

In addition, as noted above, Shenghe would still have had to provide the additional advances required to complete the Stage II optimization project, which would have created a near-term cash commitment for Shenghe. While these costs were expected to be approximately $200 million, Shenghe would have remained exposed to the potential that actual costs exceed these estimates and remained committed to fund them. Further, these upfront payments were to be non-interest bearing, exposing Shenghe to economic cost from the time value of money.

Therefore, as part of the renegotiations, the Company and Shenghe agreed to terminate the DMA. As a result of the June 2020 Modification, specifically the termination of the DMA, the Company recorded a non-cash settlement charge of $66.6 million during the year ended December 31, 2020.

Ultimately, the renegotiations resulted in the following exchange, which is also referenced in Note 19, “Supplemental Cash Flow Information,” as a transaction with significant non-cash components:

(in thousands)	As of June 2020 Modification
Deemed proceeds for fair value of debt issuance (1)	$85,695
Deemed proceeds for fair value of warrant issuance	53,846

Total deemed proceeds	139,541
Derecognition of the existing deferred revenue balance (2)	(37,476)
Deemed payment to terminate the unfavorable DMA (3)	(66,615)

Total deemed payments	(104,091)

Net cash received	$35,450

(1)	See Note 9, “Debt Obligations”
(2)	See Note 5, “Revenue Recognition”
(3)	This non-cash charge is included within the Statement of Operations for the year ended December 31, 2020, as “Settlement charge.”

NOTE 5—REVENUE RECOGNITION

Sales to Shenghe Prior to Achieving Commercial Operations: Prior to achieving commercial operations on July 1, 2019, the Company sold various products, including stockpile inventories, to Shenghe under individual sales agreements, which did not include the Shenghe Implied Discount.

Sales to Shenghe Under the Original Offtake Agreement: Beginning in July 2019, and through early June 2020, the Company and Shenghe periodically agreed on a cash sales price for each metric ton of rare earth concentrate delivered by the Company, which was recognized as revenue upon each sale. This sales price was intended to approximate the Company’s cash cost of production. Sales during this period were made under the Original Offtake Agreement and were impacted by the Shenghe Implied Discount, which is discussed in Note 4, “Relationship and Agreements with Shenghe.”

The Shenghe Implied Discount amounted to 36% of the difference between Shenghe’s realized price on its sales of rare earth products to its own customers (net of taxes, tariffs, and certain other adjustments, such as demurrage) and the agreed-upon cash cost for those products (i.e., its gross profit). In addition to the revenue we recognized from the cash sales prices, we also realized an amount of deferred revenue applicable to these sales equal to 64% of Shenghe’s gross profit. The full gross profit amount realized by Shenghe on such sales reduced the Prepaid Balance (and consequently, our contractual obligations to Shenghe).

In addition, sales to Shenghe under the Original Offtake Agreement between July 2019 and early June 2020 typically provided Shenghe with a discount generally in the amount of between 3% and 6% of the initial cash price of our rare earth products sold in consideration of Shenghe’s sales efforts to resell our rare earth products (the “Shenghe Sales Discount”). The Shenghe Sales Discount was considered a reduction in the transaction price and thus was not recognized as revenue. Additionally, the Shenghe Sales Discount was not applied to reduce the Prepaid Balance; however, it was considered as part of Shenghe’s cost of acquiring our product in the calculation of Shenghe’s gross profit.

Sales to Shenghe Under the A&R Original Offtake Agreement: Beginning after the June 2020 Modification, the cash purchase price (and other terms applicable to the quantity of products sold) are set forth in monthly purchase agreements with Shenghe. Furthermore, the June 2020 Modification provided that the cash purchase price to be paid by Shenghe for our rare earth products will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production, as was the case with sales made under the Original Offtake Agreement. A portion of the sales price to Shenghe is in the form of debt repayment, with the remainder paid in cash. See Note 9, “Debt Obligations,” for further information.

As a result of the June 2020 Modification, revenue recognized under the A&R Offtake Agreement after the June 2020 Modification does not include the Shenghe Implied Discount. In addition, rather than adjusting the sales price for the Shenghe Sales Discount, as was the case with sales made under the Original Offtake Agreement, revenue under the A&R Offtake Agreement is reduced by a fixed monthly sales charge (accounted for as a discount).

Deferred Revenue: The Original Offtake Agreement was accounted for as a deferred revenue arrangement. As mentioned in Note 4, “Relationship and Agreements with Shenghe,” for accounting purposes, the June 2020 Modification effectively replaced this deferred revenue arrangement with a debt obligation (see Note 9, “Debt Obligations”). Prior to the June 2020 Modification, Offtake Advances received from Shenghe were accounted for as deferred revenue. Under the Original Offtake Agreement, Shenghe’s gross profit was retained by Shenghe and applied to reduce the Prepaid Balance.

In connection with the Original Offtake Agreement, the Company issued a preferred interest to Shenghe, which was treated as consideration paid to the customer and a reduction to the transaction price. The fair value of the preferred interest was determined to be $2.3 million, which reduced the deferred revenue balance. In addition, as discussed in Note 4, “Relationship and Agreements with Shenghe,” in connection with the June 2017 Modification, $3.5 million of the proceeds received from the First Additional Advance was allocated to the deferred revenue arrangement, which increased the deferred revenue balance.

Significant activity for the deferred revenue balance (including current portion) was as follows:

	For the year ended December 31,
(in thousands)	2020	2019
Opening balance (1)	$35,543	$28,482
Prepayments received (2)	11,050	10,311
Revenue recognized (3)	(9,117)	(3,250)
Effect of June 2020 Modification (4)	(37,476)	—

Ending balance	$—	$35,543

(1)	Of these amounts, $6.6 million and $3.3 million, respectively, were classified as current based on when such amounts were expected to be realized.
(2)

The full amount for the year ended December 31, 2020, and $9.2 million for the year ended December 31, 2019, relate to the contractual commitment for Shenghe to provide funds to the Company (the Initial Prepayment Amount). After the amount pertaining to the year ended December 31, 2020, was funded, no further amount was required to be funded by Shenghe under the Initial Prepayment Amount.

(3)

As discussed above, for sales made to Shenghe during the period from July 2019 through early June 2020, as a result of the Shenghe Implied Discount, we recognized an amount of deferred revenue applicable to such sales equal to 64% of the gross profit realized by Shenghe on sales of this product to its own customers. As discussed below, the amount for the year ended December 31, 2020, included a tariff rebate of $1.4 million received in May 2020; the amounts for the years ended December 31, 2020 and 2019, excluded the tariff rebates realized in August 2020.

(4)	As discussed in Note 4, “Relationship and Agreements with Shenghe,” the balance of deferred revenue was derecognized in connection with the June 2020 Modification.

Tariff-Related Rebates: In May 2020, the government of the People’s Republic of China suspended certain tariffs that had been charged to Shenghe on product sales retroactive to March 2020, which affected the sales price the Company realized. In addition, Shenghe began negotiating for certain tariff rebates from sales prior to March 2020, which affected Shenghe’s realized prices, and thus the contractual Prepaid Balance. These, in turn, affected the Company’s realized prices on prior sales and, as a result, the deferred revenue and the Shenghe Implied Discount on our prior sales. The Company realized $1.4 million of revenue related to these tariff rebates received in May 2020, which included amounts related to prior periods. While additional tariff rebates were possible, the Company did not have insight into Shenghe’s negotiations or their probability of success, and such negotiations were outside of the Company’s control. Thus, the Company fully constrained estimates of any future tariff rebates that may have been realized at that time.

In August 2020, the Company received additional information from Shenghe regarding its successful negotiation of additional tariff rebates. Consequently, the Company revised its estimates of variable consideration and recognized $9.3 million of revenue, primarily related to additional tariff credits realized for sales from the pre-modification period. Since this rebate was recognized after the June 2020 Modification, this amount was treated as a reduction to the principal balance of the debt obligation, partially offset by a proportionate reduction in the related debt discount, as discussed in Note 9, “Debt Obligations.”

Refund Liability: Prior to the mine reaching commercial operations on July 1, 2019, the Company entered into individual product sales with the same affiliate of Shenghe based on standardized product quality specifications, against which adjustments would be recognized based on actual quality measurements and settlements agreed between the Company and Shenghe. The product quality was expected to be below the standard and would result in quality adjustments for ultimate repayment of the refund liability. As such, in 2018, the Company estimated and recognized a refund liability based on expected differences.

In 2019, the Company negotiated with Shenghe to settle all outstanding quality differences for a total of $2.3 million, of which $0.5 million of the refund obligation was paid in 2019 and $1.8 million remained outstanding as of December 31, 2019, and was paid in 2020. In addition, the Company agreed to repay $0.9 million of Offtake Advances based on gross profits realized on sales of rare earth fluorides, which were purchased in 2018 from Molycorp, Inc., debtors. Such amount was outstanding as of December 31, 2019, and was paid in 2020.

NOTE 6—RESTRICTED CASH

The Company’s restricted cash balances were as follows:

	December 31,
(in thousands)	2020	2019
Restricted cash, current	$3,688	$24
Restricted cash, non-current	9,100	26,791

Total restricted cash	$12,788	$26,815

The current restricted cash, which is included in “Prepaid expenses and other current assets” within the Consolidated Balance Sheets, principally relates to cash held in escrow. The non-current restricted cash is cash collateral posted for closure and post-closure surety bonding for the Mountain Pass site and a trust established with the California Department of Resources Recycling and Recovery, which is the state of California’s recycling and waste management program, for a closed onsite landfill.

NOTE 7—INVENTORIES

The Company’s inventories consisted of the following:

	December 31,
(in thousands)	2020	2019
Materials and supplies (1)	$5,124	$4,156
In-process (2)	24,524	15,710
Finished goods (3)	2,624	3,182

Total inventory	$32,272	$23,048

(1)	Materials and supplies includes raw materials, spare parts, reagent chemicals, and packaging materials used in the production of rare earth products.
(2)

In-process inventory is primarily comprised of mined ore stockpiles and bastnaesite ore in various stages of the production process that are drawn down based on the demands of our mine production plan.

(3)

Finished goods is primarily comprised of packaged bastnaesite ore that is ready for sale. It also includes remaining stockpiles of other rare earth products acquired by the Company from the bankruptcy estate.

NOTE 8—PROPERTY, PLANT AND EQUIPMENT

The Company capitalized expenditures of $26.2 million and $2.8 million for the years ended December 31, 2020 and 2019, respectively. Most of these expenditures related to vehicles, machinery, equipment, enterprise resource planning (“ERP”) software, and certain other capital projects at the mine. Interest capitalized was $0.2 million for the year ended December 31, 2020. No interest was capitalized for the year ended December 31, 2019.

As discussed in Note 3, “Business Combination and Reverse Recapitalization,” in connection with the Business Combination, the Company acquired the mineral rights pertaining to the rare earth ores contained in the Mountain Pass mine, the SNR Mineral Rights Acquisition. The value attributed to the SNR Mineral Rights Acquisition in the Business Combination was $434.7 million. Prior to the SNR Mineral Rights Acquisition, MPMO had already recognized an asset associated with its working interest in the mineral rights under the Royalty Agreement with SNR in the amount of $3.0 million, relating to its acquisition of the 97.5% working interest. As part of the SNR Mineral Rights Acquisition, we acquired the remaining 2.5% royalty interest in the same mineral deposits.

The Company’s property, plant and equipment consisted of the following:

	December 31,
(in thousands)	2020	2019
Machinery and equipment	$22,911	$18,313
Buildings	2,953	3,152
Land and land improvements	6,534	6,045
Assets under construction	46,814	23,735
Mineral rights	437,654	2,967

Property, plant and equipment	516,866	54,212
Less: Accumulated depreciation and depletion	(14,892)	(7,826)

Property, plant and equipment, net	$501,974	$46,386

Depreciation and depletion expense for the years ended December 31, 2020 and 2019, was $6.7 million and $4.7 million, respectively.

NOTE 9—DEBT OBLIGATIONS

The Company’s current and non-current portions of related-party debt were as follows:

	December 31,
(in thousands)	2020	2019
Long-term debt to related parties
Offtake Advances	$71,843	$—
Promissory note	—	5,563
Secured promissory note	—	13,594
Less: Unamortized debt discount	(5,393)	(1,079)

Net carrying amount	66,450	18,078
Less: Current installments of long-term debt to related parties	(22,070)	(4,484)

Long-term debt to related parties, net of current portion	$44,380	$13,594

Offtake Advances

In connection with the June 2020 Modification, which is discussed in Note 4, “Relationship and Agreements with Shenghe,” Shenghe agreed to fund an additional $35.5 million advance to the Company (previously defined as the “Second Additional Advance”) and the Company issued the Shenghe Warrant. For accounting purposes, the June 2020 Modification effectively replaced the deferred revenue arrangement relating to the Original Offtake Agreement with a debt obligation relating to the A&R Offtake Agreement and the issuance of the Shenghe Warrant.

The deemed proceeds from the June 2020 Modification were (i) the deferred revenue balance at the time of the modification, which was $37.5 million, and (ii) the $35.5 million of cash from the Second Additional Advance. As of the date of the June 2020 Modification, the debt obligation and the Shenghe Warrant were recognized at fair value, which were $85.7 million and $53.8 million, respectively. The Company determined that the modified revenue arrangement contained within the A&R Offtake Agreement was at-market, and as such, was not allocated any proceeds as a result of the June 2020 Modification. As discussed in Note 4, “Relationship and Agreements with Shenghe,” the Company recorded a settlement charge in the amount of $66.6 million to terminate the DMA.

Under the A&R Offtake Agreement, a portion of the sales prices of products sold to Shenghe is paid in the form of debt reduction, rather than cash. In addition, the Company must pay the following amounts to Shenghe in cash to reduce the debt obligation until repaid in full: (i) an agreed-upon percentage of sales of products that are subject to Shenghe’s exclusivity rights to parties other than Shenghe; (ii) 100% of net profits from sales of assets; and (iii) 100% of net income determined under GAAP, less the tax-effected amount of total non-cash recoupment from sales of products to Shenghe, within five business days of the completion of the annual external audit of the Company’s Consolidated Financial Statements. Since these features require cash payments regardless of sales to Shenghe, the Company determined that amounts due to Shenghe under the Offtake Advances should be classified as a debt obligation. From the date of the June 2020 Modification through December 31, 2020, $12.0 million of the sales prices of products sold to Shenghe was paid in the form of debt reduction (see Note 19, “Supplemental Cash Flow Information”). No amounts were required to be paid based on sales to other parties or asset sales.

After consideration of the Second Additional Advance, the outstanding balance on the Offtake Advances, as of the date of the June 2020 Modification, was $94.0 million. Since the debt obligation was recorded at fair value, the result was a debt discount of $8.3 million. The A&R Offtake Agreement does not have a stated rate (and is non-interest-bearing), and repayment is contingent on a number of factors, including market prices realized by Shenghe, the Company’s sales to other parties, asset sales, and the Company’s annual net income. The imputed interest rate is a function of this discount taken together with our expectations about the timing of the anticipated reductions of the principal balance. Based on current forecasts, the Company expects to repay the obligation within the next three years. As of December 31, 2020, $25.7 million of the principal amount was classified as current based on the Company’s expectations of the timing of repayment.

The actual amounts repaid may differ in timing and amount from the Company’s estimates and is updated each reporting period to determine the imputed interest rate, which will likely differ from the current estimated rate. The Company has determined that it will recognize adjustments from these estimates following a prospective method. Under the prospective method, the Company will update its estimate of the effective interest rate in future periods based on revised estimates of the timing of remaining principal reductions at that time. The updated rate will be the discount rate that equates the present value of those revised estimates of remaining reductions with the carrying amount of the debt, and it will be used to recognize interest expense for the remaining periods. Under the prospective method, the effective interest rate is not constant and changes are recognized prospectively as an adjustment to the effective yield. The effective rate applicable from the June 5, 2020, inception to December 31, 2020, was between 4.41% and 5.27%. Based on the revised estimates of the timing of the remaining principal reductions as of December 31, 2020, the Company updated its estimate of the effective interest rate to 6.59% to be applied prospectively to future periods.

As discussed in Note 5, “Revenue Recognition,” in August 2020, the Company was informed of a $9.7 million tariff rebate Shenghe received, which increased the gross profit earned by Shenghe on certain sales. In addition, after the June 2020 Modification, but relating to sales made prior the June 2020 Modification, Shenghe realized higher gross profit than estimated by the Company in the amount of $0.4 million due to higher market prices. As a result of these events, for the year ended December 31, 2020, the Company recorded reductions in the principal amount of the debt obligation of $10.1 million and the corresponding debt discount of $0.8 million.

Promissory Note

The Company entered into a 5% callable promissory note in April 2017 with JHL Capital Group Holdings Two LLC; Saratoga Park Ltd.; QVT Family Office Fund LP; QVT Family Office Onshore LP; and Fourth Avenue FF-Series E (the “Promissory Note Lenders”). The initial borrowed amount of $0.2 million was subsequently increased to a total of $5.6 million as of the date of the latest amendment, June 20, 2019. The principal balance and accrued interest were payable in arrears when called by the lenders. No principal repayments were made in 2019. This balance was classified as current as of December 31, 2019, and was repaid in full upon the consummation of the Business Combination.

Secured Promissory Note

The Company entered into a $15.5 million, 10% secured promissory note in August 2017 with the Promissory Note Lenders. In February 2019, the Company modified the arrangement to add the accrued interest of $2.3 million to the principal balance, and to add $1.9 million to the principal balance, which was treated as a discount, in exchange for the modification. The Company was accreting the discount over the term of the note. Interest on the secured promissory note was accrued on the unpaid principal amount of the loans and such interest was payable at the payment of principal amounts. The Company repaid $3.1 million and $3.0 million of the principal amount in June and July 2019, respectively. This balance was classified as non-current as of December 31, 2019, and was repaid in full upon the consummation of the Business Combination.

Paycheck Protection Loan

In April 2020, the Company obtained a loan of $3.4 million pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted in March 2020 (the “Paycheck Protection Loan” or the “Loan”). The Paycheck Protection Loan, which was in the form of a note dated April 15, 2020, issued by CIBC Bank USA, matures on April 14, 2022, and bears interest at a rate of 1% per annum, payable monthly commencing on March 15, 2021. Under the terms of the PPP, the Loan may be forgiven if the funds are used for qualifying expenses as described in the CARES Act, which include payroll costs, costs used to continue group health care benefits, rent and utilities. As we have used the entire Loan amount for qualifying expenses, in November 2020, we applied for forgiveness of the entire balance in accordance with the requirements and limitations under the CARES Act and Small Business Administration (“SBA”) regulations and requirements. However, no assurance can be provided that any portion of the Loan will be forgiven. Based on guidance from the U.S. Department of the Treasury, since the proceeds exceeded $2.0 million, our forgiveness application is subject to audit by the SBA. We are currently awaiting a determination on forgiveness of the Paycheck Protection Loan.

The current and non-current portions of the Paycheck Protection Loan, which are included within the Consolidated Balance Sheets in “Current installments of long-term debt” and “Long-term debt, net of current portion,” respectively, were as follows:

	December 31,
(in thousands)	2020	2019
Paycheck Protection Loan
Current	$2,403	$—
Non-current	961	—

	$3,364	$—

Equipment Notes

The Company has entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery. See also Note 21, “Subsequent Events.”

The current and non-current portions of the equipment notes, which are included within the Consolidated Balance Sheets in “Other current liabilities” and “Other non-current liabilities,” respectively, were as follows:

	December 31,
(in thousands)	2020	2019
Equipment notes
Current	$835	$515
Non-current	1,267	1,145

	$2,102	$1,660

The Company’s various equipment notes, which are secured by the purchased equipment, have terms of between 4 to 5 years and interest rates of between 0.0% and 6.5% per annum.

Interest expense, net

Interest expense, net, was as follows:

	For the year ended December 31,
(in thousands)	2020	2019
Interest expense	$5,171	$3,412
Capitalized interest	(162)	—

Interest expense, net	$5,009	$3,412

Debt Maturities

The following is a schedule of debt repayments as of December 31, 2020:

(in thousands)	Offtake Advances (1)	Paycheck Protection Loan	Equipment Notes
Year ending December 31,
2021	$25,710	$2,403	$835
2022	42,744	961	733
2023	3,389	—	434
2024	—	—	100
2025	—	—	—
Thereafter	—	—	—

Total minimum payments	$71,843	$3,364	$2,102

(1)

Amounts for the Offtake Advances are based on management’s expected repayments, considering expected production volumes, forecasted prices and cost projections. Actual amounts may differ from these estimates.

As of December 31, 2020, none of the agreements governing our indebtedness contain financial covenants.

NOTE 10—LEASE OBLIGATIONS

The Company has operating and finance leases for certain office space, vehicles and equipment used in its operations, with lease terms ranging from monthly to five years. These leases require monthly lease payments that may be subject to annual increases throughout the lease term. Certain of these leases also include renewal options at the election of the Company to renew or extend the lease for an additional one to five years. These optional periods have not been considered in the determination of the ROU asset or lease liabilities associated with these leases as management did not consider it reasonably certain it would exercise the options. As discussed in Note 2, “Significant Accounting Policies,” for the majority of asset classes, the Company has elected to use a practical expedient to not recognize leases with a lease term of 12 months or less in the Consolidated Balance Sheets. For these leases, expense is recognized on a straight-line basis over the lease term.

The Company’s lease agreements do not contain any termination options or material residual value guarantees, bargain purchase options, or restrictive covenants. The Company does not have any lease arrangements with related parties.

Total lease cost included the following components:

	Location on Consolidated Statements of Operations	For the year ended December 31,
		2020	2019
Operating lease cost	Primarily Cost of sales (including to related parties) (excluding depreciation, depletion and amortization)	$2,466	$218
Finance lease cost
Amortization of right-of-use assets	Depreciation, depletion and amortization	268	159
Interest on lease liabilities	Interest expense, net	50	42

		318	201
Short-term lease cost	Primarily Cost of sales (including to related parties) (excluding depreciation, depletion and amortization)	1,246	913

		$4,030	$1,332

Supplemental cash flow information related to leases was as follows:

	For the year ended December 31,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows related to operating leases	$2,432	$223
Operating cash flows related to finance leases	$50	$42
Financing cash flows related to finance leases	$249	$121
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$2,932	$549
Finance leases	$724	$671

Information related to lease terms and discount rates was as follows:

	December 31,
	2020	2019
Weighted-Average Remaining Lease Term
Operating leases	1.3 years	2.9 years
Finance leases	3.5 years	3.0 years
Weighted-Average Discount Rate
Operating leases	5.2%	4.7%
Finance leases	6.7%	7.7%

As of December 31, 2020, the maturities of the Company’s operating and finance lease liabilities were as follows:

(in thousands)	Operating Leases	Finance Leases
Year ending December 31,
2021	$790	$324
2022	361	253
2023	—	333
2024	—	119
2025	—	95
Thereafter	—	—

Total lease payments	1,151	1,124
Less: Imputed interest	(33)	(122)

Total	$1,118	$1,002

Supplemental disclosure for the Consolidated Balance Sheets related to the Company’s operating and finance leases were as follows:

	Location on Consolidated Balance Sheets	December 31,
(in thousands)		2020	2019
Operating Leases:
Right-of-use assets	Other non-current assets	$1,090	$571
Operating lease liability, current	Other current liabilities	$761	$215
Operating lease liability, non-current	Other non-current liabilities	357	351

Total operating lease liabilities		$1,118	$566

Finance Leases:
Right-of-use assets	Finance lease right-of-use assets	$1,028	$586
Finance lease liability, current	Current portion of finance lease liabilities	$266	$194
Finance lease liability, non-current	Finance lease liabilities, net of current portion	736	399

Total finance lease liabilities		$1,002	$593

NOTE 11—ASSET RETIREMENT AND ENVIRONMENTAL OBLIGATIONS

Asset Retirement Obligations

Management estimated AROs based on the requirements to reclaim its mine asset and related Mountain Pass facility. Minor reclamation activities related to discrete portions of our operations are ongoing. As of December 31, 2020, management estimates a significant portion of the cash outflows for the major reclamation and the retirement of the Mountain Pass facility will be incurred beginning in 2043.

The following is a summary of AROs:

	December 31,
(in thousands)	2020	2019
Beginning balance	$23,966	$22,566
Obligations settled	(75)	(80)
Accretion expense	1,755	1,602
Revisions in estimated cash flows	—	(122)

Ending balance	$25,646	$23,966

The balance as of December 31, 2020 and 2019, included current portions of $0.1 million. The total estimated future undiscounted cash flows required to satisfy the AROs were $142.3 million as of both December 31, 2020 and 2019, respectively.

The Company is required to provide the applicable government agencies with financial assurances relating to the closure and reclamation obligations. As of December 31, 2020 and 2019, the Company had financial assurance requirements of $38.4 million and $38.3 million, respectively, which were satisfied with surety bonds placed with the California state and regional agencies that are partially secured by restricted cash.

The following is a summary of restricted cash for surety bonds:

	December 31,
(in thousands)	2020	2019
Beginning balance	$26,619	$25,516
Refunds (1)	(18,054)	—
Additions	135	1,103

Ending balance	$8,700	$26,619

(1)	The reduction during the year ended December 31, 2020, is principally due to the improvement in the Company’s creditworthiness subsequent to the Business Combination.

Environmental Obligations

The Company assumed certain environmental remediation liabilities related to groundwater contamination of the prior operators. The Company engaged an environmental consultant to develop a remediation plan and remediation cost projections based upon that plan. Utilizing the remediation plan developed by the environmental consultant, management developed an estimate of future cash payments for the remediation plan.

As of December 31, 2020, management estimated the cash outflows related to these environmental activities will be incurred annually over the next 27 years. The Company’s environmental remediation liabilities are measured at the expected value of future cash outflows discounted to their present value using a discount rate of 2.93%.

The total estimated aggregate undiscounted cost of $28.2 million and $28.6 million as of December 31, 2020 and 2019, respectively, was principally related to water monitoring activities required by state and local agencies. Based on management’s best estimate of the cost and timing and the assumption that payments are considered to be fixed and reliably determinable, the Company has discounted the liability. The balance as of December 31, 2020 and 2019 included current portions of $0.5 million.

As of December 31, 2020, the total environmental remediation costs were as follows (in thousands):

Year ending December 31,
2021	$489
2022	504
2023	520
2024	536
2025	552
Thereafter	25,567

Total	28,168
Effect of discounting	(11,077)

Total environmental obligations	$17,091

NOTE 12—INCOME TAXES

As discussed in Note 3, “Business Combination and Reverse Recapitalization,” the Business Combination was treated as a reverse recapitalization and the SNR Mineral Rights Acquisition was treated as an asset acquisition. Furthermore, MPMO was deemed to be the accounting acquirer and FVAC the accounting acquiree, which, for financial reporting purposes, results in MPMO’s historical financial information becoming that of the Company. For income tax purposes, the Business Combination was treated as a tax-free reorganization whereby the taxable years of MPMO and SNR ended on November 17, 2020, and the Company became the new parent and sole filer of a tax return for the remainder of 2020 as MPMO and SNR became disregarded entities for income tax purposes. Although the SNR Mineral Rights Acquisition was treated as an asset acquisition, the assets, liabilities and other attributes took carryover basis for tax purposes because of the tax-free reorganization nature of the transaction.

Income tax benefit (expense) consisted of the following:

	For the year ended December 31,
(in thousands)	2020	2019
Current:
Federal	$—	$—
State	(156)	(1)

Total current	(156)	(1)

Deferred:
Federal	14,088	—
State	3,704	—

Total deferred	17,792	—

Total tax benefit (expense)	$17,636	$(1)

During the year ended December 31, 2020, the Company recorded $4.7 million related to certain deductible expenditures incurred to “Additional paid-in capital” as a reduction of proceeds at the time of the Business Combination.

Loss before income taxes, by tax jurisdiction, was as follows:

	For the year ended December 31,
(in thousands)	2020	2019
United States	$(39,461)	$(6,754)

Tax Rate Reconciliation

Income taxes differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax loss as a result of the following:

	For the year ended December 31,
	2020		2019
(in thousands, except tax rates)	Percent	Amount	Percent	Amount
Computed income tax benefit at the statutory rate	21.0%	$8,287	21.0%	$1,419
Changes resulting from:
State and local income taxes, net of federal benefits	4.3%	1,729	6.8%	459
Limitation on officer’s compensation	(1.2)%	(478)	—%	—
Depletion in excess of basis	1.1%	425	—%	—
Effect of other permanent differences	(0.3)%	(110)	(0.5)%	(35)
Valuation allowance	23.7%	9,333	(25.5)%	(1,720)
Other items	(3.9)%	(1,550)	(1.8)%	(124)

Total effective tax rate and income tax benefit (expense)	44.7%	$17,636	—%	$(1)

Significant Components of Deferred Taxes

The tax effects of temporary differences that gave rise to significant portions of the deferred income tax assets and deferred income tax liabilities were as follows:

	December 31,
(in thousands)	2020	2019
Deferred tax assets:
Asset retirement and environmental obligations	$10,727	$11,359
Other deferred tax assets	860	386
Net operating losses	4,248	3,335
Interest expense carryforward	63	1,020
Inventory	1,667	1,286
Deferred revenue	—	1,274
Royalty liability	—	1,105
Offtake Advances, net of debt discount	16,665	—
Shenghe Warrant	10,087	—
Refund liability	—	769
Stock-based compensation	536	—
Organization costs	943	1,143

Gross deferred tax assets	45,796	21,677
Less: Valuation allowance	(2,370)	(11,702)

Net deferred tax assets	43,426	9,975

Deferred tax liabilities:
Property, plant and equipment	(7,653)	(8,644)
Prepaid expenses	(273)	(204)
Deferred revenue	(13,260)	—
Inventory capitalization	—	(61)
Mineral rights	(109,174)	(742)
Other	(539)	(324)

Total deferred tax liabilities	(130,899)	(9,975)

Long-term deferred tax liabilities, net	$(87,473)	$—

As of December 31, 2020 and 2019, the Company had net operating loss carryforwards for federal income tax purposes of $16.3 million and $10.7 million, respectively. Of the carryforward amount as of December 31, 2020, $4.6 million can be used to offset taxable income and reduce income taxes payable in future periods until its expiration in 2037, and the remaining balance of $11.7 million can be carried forward indefinitely. As of December 31, 2020, the Company considered the positive and negative evidence to determine the need for a valuation allowance to offset its deferred tax assets and has concluded that it is more likely than not that, with the exception of certain deferred tax assets related to asset retirement and environmental obligations, its deferred tax assets will be realized through future taxable temporary differences, principally resulting from the significant deferred tax liability recorded during the year. A full valuation allowance had previously been established for the year ended December 31, 2019.

Management has evaluated the Company’s tax positions for the years ended December 31, 2020 and 2019, and determined that there were no uncertain tax positions requiring recognition in the Consolidated Financial Statements. The Company’s policy, if it were to have uncertain tax positions, is to recognize interest and/or penalties related to unrecognized tax benefits as part of its income tax expense. The tax years from 2017 onward remain open to examination by the taxing jurisdictions to which the Company is subject.

NOTE 13—COMMITMENTS AND CONTINGENCIES

Estimated losses from contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the contingency and estimated range of loss, if determinable, is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Pending or threatened litigation: In the ordinary course of business, the Company becomes party to lawsuits, administrative proceedings and government investigations, including environmental, regulatory, and other matters. Large, and sometimes unspecified, damages or penalties may be sought in some matters, and certain matters may require years to resolve.

In January 2019, a former employee filed a complaint with the California Labor & Workforce Development Agency alleging numerous violations of California labor law, and subsequently filed a representative action against the Company. The Company disputes the plaintiff’s allegations and has retained counsel to represent it in the litigation. The Company is unable to estimate a range of loss, if any, at this time. If an unfavorable outcome were to occur in the case, it is possible that the impact could be material in respect of the Company’s results of operations in the period in which any such outcome becomes probable and reasonably estimable.

NOTE 14—STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

On November 17, 2020, in connection with the consummation of the Business Combination, FVAC amended and restated its first amended and restated certificate of incorporation (the “Second Amended and Restated Certificate of Incorporation”). Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, the Company increased the number of authorized shares of all classes of capital stock from 221,000,000 shares to 500,000,000, consisting of (i) 450,000,000 shares of common stock (previously defined as “Common Stock”) and (ii) 50,000,000 shares of preferred stock (“Preferred Stock”), each with a par value of $0.0001 per share.

As discussed in Note 3, “Business Combination and Reverse Recapitalization,” there were 149,308,637 shares of the Company’s Common Stock issued and outstanding immediately after the closing of the Business

Combination (including restricted stock issued to certain executives upon closing). Furthermore, in December 2020, the criteria for the Vesting Shares and the Earnout Shares were attained, which resulted in the issuance of 8,625,000 and 12,859,898 shares, respectively, of the Company’s Common Stock.

Public Warrants

Warrants to purchase 11,499,968 shares of the Company’s Common Stock at $11.50 per share were issued during FVAC’s IPO (the “Public Warrants”). The Public Warrants become exercisable 12 months from the closing of FVAC’s IPO, which was May 4, 2020. The Public Warrants expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Once the warrants are exercisable, if the reported last sale price of the Company’s Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders, the Company may redeem all the Public Warrants at a price of $0.01 per warrant upon not less than 30 days’ prior written notice.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a cashless basis. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. The warrants will not be adjusted for issuance of Common Stock at a price below its exercise price. The Company will not be required to net cash settle the Public Warrants.

NOTE 15—STOCK-BASED COMPENSATION

2020 Incentive Plan: In November 2020, the Company’s stockholders approved the MP Materials Corp. 2020 Stock Incentive Plan (the “2020 Incentive Plan”), which permits the Company to issue stock options (incentive and/or non-qualified); stock appreciation rights (“SARs”); restricted stock, restricted stock units (“RSUs”) and other stock awards (“Stock Awards”); and performance awards. The purposes of the 2020 Incentive Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under this 2020 Incentive Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Pursuant to the 2020 Incentive Plan, 9,653,671 shares of Common Stock shall initially be available for issuance. The number of shares of Common Stock available under the 2020 Incentive Plan shall increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, with such annual increase equal to the lesser of (i) 2% of the number of shares of stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board of Directors. The number of shares of Common Stock that remain available for future grants under the 2020 Incentive Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding free-standing SARs, outstanding Stock Awards, and outstanding performance awards denominated in shares of Common Stock, other than substitute awards. As of December 31, 2020, there were 7,238,034 shares available for future grants under the 2020 Incentive Plan.

Employment Agreements: Certain of the Company’s executives are subject to employment agreements. Under the terms and conditions of such employment agreements, in connection with the consummation of the Business Combination, 2,013,006 shares of restricted stock were issued, of which 200,000 shares were immediately vested and the remainder of shares vests ratably over the requisite service period of four years.

Directors Compensation: RSUs granted to non-employee directors vest into tax-deferred stock units (“DSUs”) upon the earlier of one year after the grant date and the next annual stockholder meeting. The DSUs are settled as shares of Common Stock of the Company upon the earlier of (i) June 15th of the fifth year after grant, (ii) a change in control of the Company, and (iii) the director’s separation from the Board, unless the director elects to defer settlement until retirement. Upon the consummation of the Business Combination, the Company granted 15,992 shares of RSUs to non-employee directors.

In December 2020, the Company adopted a director deferred compensation plan (the “2021 Director Deferred Compensation Plan”). Under the 2021 Director Deferred Compensation Plan, non-employee members of the Board may elect to defer their annual cash retainer (beginning on January 1, 2021) into DSUs, which are settled in the same manner as the RSUs granted to non-employee directors described above.

Stock-Based Compensation Expense: During the year ended December 31, 2020, the Company recognized $5.0 million of stock-based compensation expense, which is principally included within the Consolidated Statements of Operations in “General and administrative expenses.”

Stock Awards: In addition to the Stock Awards granted pursuant to employment agreements and to non-employee directors, we granted 386,639 RSUs to non-executive employees in connection with the Business Combination. Such RSUs vest ratably over the requisite service period of four years. The grant date fair value of our Stock Awards is based on the closing stock price of the Company’s shares of Common Stock on the date of grant. The following table contains information on our Stock Awards:

	Number of Shares	Weighted- Average Grant Date Fair Value
Nonvested as of January 1, 2020	—	$—
Granted	2,415,637	$14.53
Vested	(200,000)	$14.39
Forfeited	—	$—

Nonvested as of December 31, 2020	2,215,637	$14.54

As of December 31, 2020, the unamortized compensation cost not yet recognized related to Stock Awards totaled $30.1 million and the weighted-average period over which the costs are expected to be recognized was 2.3 years. The total fair value of Stock Awards that vested during the year ended December 31, 2020, was $2.9 million.

NOTE 16—FAIR VALUE MEASUREMENTS

ASC Topic 820, “Fair Value Measurements and Disclosures” (“ASC 820”), establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2

Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in active markets.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy. The following methods and assumptions are used to estimate the fair value of each class of financial instruments for which it is practicable to estimate. The fair value of the Company’s accounts receivable, accounts payable, short-term debt and accrued liabilities approximates the carrying amounts because of the immediate or short-term maturity of these financial instruments.

Cash, Cash Equivalents and Restricted Cash

The Company’s cash, cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy. The carrying amounts reported in the Consolidated Balance Sheets approximate the fair value of cash, cash equivalents and restricted cash due to the short-term nature of these assets.

Offtake Advances

The Company’s Offtake Advances balance is classified within Level 3 of the fair value hierarchy because there are unobservable inputs that follow an imputed interest rate model to calculate the amortization of the embedded debt discount, which is recognized as non-cash interest expense, by estimating the timing of anticipated payments and reductions of the debt principal balance. This model-based valuation technique, for which there are unobservable inputs, was used to estimate the fair value of the liability balance classified within Level 3 of the fair value hierarchy as of December 31, 2020. As previously discussed, the Offtake Advances were not accounted for as debt until the June 2020 Modification.

Secured Promissory Note and Equipment Notes

The Company’s secured promissory note and equipment notes are classified within Level 2 of the fair value hierarchy because there are inputs that are directly observable for substantially the full term of the liability. Model-based valuation techniques for which all significant inputs are observable in active markets were used to calculate the fair values of liabilities classified within Level 2 of the fair value hierarchy as of December 31, 2020 and 2019.

As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The carrying amounts and estimated fair values by input level of the Company’s financial instruments were as follows:

	December 31, 2020
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$519,652	$519,652	$519,652	$—	$—
Restricted cash	$12,788	$12,788	$12,788	$—	$—
Financial liabilities:
Offtake Advances	$66,450	$68,151	$—	$—	$68,151
Equipment notes	$2,102	$2,077	$—	$2,077	$—

	December 31, 2019
(in thousands)	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$2,757	$2,757	$2,757	$—	$—
Restricted cash	$26,815	$26,815	$26,815	$—	$—
Financial liabilities:
Secured promissory note	$13,594	$14,107	$—	$14,107	$—
Equipment notes	$1,660	$1,646	$—	$1,646	$—

NOTE 17—EARNINGS (LOSS) PER SHARE

Pursuant to the Second Amended and Restated Certificate of Incorporation and as a result of the Business Combination and reverse recapitalization, the Company has retrospectively adjusted the weighted-average shares outstanding prior to November 17, 2020, to give effect to the exchange ratio used to determine the number of shares of Common Stock into which the MPMO common units and preferred units, which were outstanding prior the Business Combination, converted.

Basic net income or loss per share is computed based on the weighted-average number of shares of common stock outstanding during the period. Diluted net income or loss per share is computed based on the weighted-average number of common shares outstanding plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method. During the periods when there is a net loss, potentially dilutive common stock equivalents have been excluded from the calculation of diluted loss per share as their effect is anti-dilutive.

	For the year ended December 31,
(in thousands, except share and per share data)	2020	2019
Numerator:
Net loss	$(21,825)	$(6,755)
Denominator:
Weighted-average, basic and diluted, shares outstanding	79,690,821	66,556,975

Net loss per share, basic and diluted	$(0.27)	$(0.10)

As discussed in Note 14, “Stockholders’ Equity,” warrants to purchase 11,499,968 shares of Common Stock at $11.50 per share were issued during FVAC’s IPO. None of the warrants were exercisable or exercised during the years presented. The public warrants become exercisable 12 months from the closing of FVAC’s IPO, which was May 4, 2020.

The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding as they would be anti-dilutive:

	For the year ended December 31,
	2020	2019
Public Warrants	11,499,968	—
Restricted stock	1,813,006	—
RSUs	397,662	—

Total	13,710,636	—

NOTE 18—RELATED PARTY TRANSACTIONS

Product Sales and Cost of Sales: The Company and Shenghe enter into separate product sales agreements in which Shenghe purchases all newly produced material at specified prices. Product sales from these agreements were $133.7 million and $73.0 million for the years ended December 31, 2020 and 2019, respectively, and are discussed in more detail in Note 5, “Revenue Recognition,” including amounts recognized as deferred revenue and refund liabilities.

Cost of sales, which includes shipping and freight, related to these agreements with Shenghe were $63.3 million and $60.9 million for the years ended December 31, 2020 and 2019, respectively.

Purchases: The Company purchases reagent products (produced by an unrelated third party manufacturer) used in the flotation process from Shenghe. Total purchases for the years ended December 31, 2020 and 2019, totaled $2.6 million and $3.2 million, respectively.

Royalty Agreement: In April 2017, MPMO entered into a 30-year mineral lease and license agreement with SNR (the “Royalty Agreement”) under which MPMO paid royalties to SNR in the amount of 2.5% of the gross proceeds from the sale of rare earth products made from ores extracted from the Mountain Pass mine, subject to a minimum non-refundable royalty of $0.5 million per year. SNR had the right to terminate the Royalty Agreement if MPMO did not expend the following amounts in connection with the reopening and resumption of operations at the Mountain Pass facility: $20.0 million, $35.0 million, and $50.0 million before the 12-month, 24-month, and 36-month anniversary, respectively, of the purchase of the Mountain Pass facility, which occurred in July 2017. MPMO satisfied all such commitments to spend and there were no further commitments as of November 17, 2020, the date of the SNR Mineral Rights Acquisition.

At the time of entering into the Royalty Agreement, MPMO and SNR had shareholders common to both entities; however, they were not partners in business nor did they hold any other joint interest. In connection with the Business Combination, MPMO and SNR are both wholly-owned subsidiaries of the Company. Consequently, the intercompany transactions between MPMO and SNR after the date of the SNR Mineral Rights Acquisition and the Business Combination eliminate in consolidation, including the effects of the Royalty Agreement.

The present value of the minimum royalty payments under the Royalty Agreement was recognized as an acquisition cost by MPMO of the mineral interest (see Note 8, “Property, Plant and Equipment”). Remaining payments on the minimum royalty were reflected as an obligation on a discounted basis, with interest imputed at a rate of 12.7%. The liability was effectively settled as a preexisting relationship when MPMO and SNR became wholly-owned subsidiaries of the Company as part of the Business Combination (see Note 3, “Business Combination and Reverse Recapitalization”).

Excluding payments of these minimums (which were treated as a reduction to the obligation), royalty expense was $2.4 million and $1.9 million for the years ended December 31, 2020 and 2019, respectively. During years ended December 31, 2020 and 2019, the Company paid out $4.3 million and $1.2 million, respectively.

Accounts Receivable: As of December 31, 2020, $3.5 million of the accounts receivable, as stated on the Consolidated Balance Sheets, were receivable from related parties due to the Company’s sales agreements with Shenghe. All accounts receivable as of December 31, 2019, were receivable from related parties due to the Company’s sales agreements with Shenghe.

Services Reimbursed: The Company reimbursed JHL Capital Group Holdings (“JHL”) for travel-related expenses during the years ended December 31, 2020 and 2019 in the amounts of $0.1 million and $0.2 million, respectively.

Accrued Liabilities: As of December 31, 2020, the Company had less than $0.1 million in accrued liabilities owed to JHL for travel-related expenses. As of December 31, 2019, the Company had accrued liabilities owed to

JHL and SNR in the amount of $0.1 million for travel-related expenses and less than $0.1 million for patent maintenance fees and property taxes, respectively.

As of December 31, 2019, accrued liabilities also included $0.3 million of accrued interest owed to Shenghe related to the First Additional Advance. We paid this accrued interest to Shenghe in June 2020.

Accounts Payable: There were no accounts payable outstanding to related parties as of December 31, 2020. As of December 31, 2019, the Company had accounts payable to SNR and Shenghe in the amount of $0.5 million and $1.5 million, respectively.

Indebtedness: The Company’s related-party debt is described in Note 9, “Debt Obligations.”

NOTE 19—SUPPLEMENTAL CASH FLOW INFORMATION

In addition to the non-cash components of the June 2020 Modification, as discussed in Note 4, “Relationship and Agreements with Shenghe,” and the cash flow information pertaining to lease activity, as presented in Note 10, “Lease Obligations,” other supplemental cash flow information and non-cash investing and financing activities were as follows:

	For the year ended December 31,
(in thousands)	2020	2019
Supplemental cash flow information:
Cash paid for interest	$3,089	$926
Cash paid for income taxes	$255	$1
Supplemental non-cash investing activities:
Property, plant and equipment acquired with seller-financed equipment notes	$1,216	$569
Property, plant and equipment purchased but not yet paid	$4,054	$—
SNR Mineral Rights Acquisition (1)	$324,125	$—
Supplemental non-cash financing activities:
Revenue recognized in exchange for debt principal reduction (2)	$21,312	$—

(1)	See Note 3, “Business Combination and Reverse Acquisition,” for further information on the composition of the cost of this acquisition.
(2)

Of the amount for the year ended December 31, 2020, $12.0 million pertains to sales to Shenghe, as discussed in Note 9, “Debt Obligations,” and $9.3 million pertains to the tariff rebate and changes in estimates of realized prices of prior period sales, as discussed in Note 5, “Revenue Recognition.”

NOTE 20—OTHER INCOME, NET

	For the year ended December 31,
(in thousands)	2020	2019
Gain (loss) on sale of equipment	$(101)	$3,785
Interest income	163	461
Environmental incentive credit	130	—
Other	59	32

Other income, net	$251	$4,278

NOTE 21—SUBSEQUENT EVENTS

In February 2021, we entered into several financing agreements for the purchase of equipment, including trucks and loaders, in the aggregate amount of $9.7 million. These equipment notes, which are secured by the purchased equipment, have terms of 5 years and interest rates of 4.5% per annum with monthly payments commencing in April 2021.

Prospectus

MP MATERIALS CORP.

118,047,154 shares of Common Stock

Up to 11,499,968 shares of Common Stock Issuable upon Exercise of the Warrants

This prospectus relates to: (1) the issuance by us of up to 11,499,968 shares of common stock, par value $0.0001 per share (“Common Stock”), of MP Materials Corp., a Delaware corporation (the “Company,” “we,” “our”) that may be issued upon exercise of the public warrants (as such term is defined under “Selected Definitions”) at an exercise price of $11.50 per share of Common Stock, and (2) the offer and sale, from time to time, by the selling security holders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees of up to 118,047,154 shares of Common Stock.

This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale of the securities under this prospectus, although we could receive up to approximately $132,249,632 for the issuance by us of the Common Stock registered under this prospectus assuming the exercise of all the outstanding public warrants, to the extent such warrants are exercised for cash. However, we will pay the expenses associated with the sale of securities pursuant to this prospectus. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes.

Information regarding the Selling Securityholders, the amounts of shares of Common Stock that may be sold by them and the times and manner in which they may offer and sell the shares of Common Stock under this prospectus is provided under the sections entitled “Selling Securityholders” and “Plan of Distribution,” respectively, in this prospectus. We have not been informed by any of the Selling Securityholders that they intend to sell their securities covered by this prospectus and do not know when or in what amount the Selling Securityholders may offer the securities for sale. The Selling Securityholders may sell any, all, or none of the securities offered by this prospectus.

The Selling Securityholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation. We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our Common Stock and our public warrants, which are not being registered hereunder, are listed on the New York Stock Exchange, or NYSE, under the symbol “MP” and “MPWS” respectively. On December 7, 2020, the last reported sale prices of our Common Stock was $27.68 per share and the last reported sales price of our public warrants was $8.89 per warrant.

We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 28, 2020

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information about the Company, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of any securities. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this prospectus may change after the date of this prospectus. Do not assume after the date of this prospectus that the information contained in this prospectus is still correct.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, from time to time, the Selling Securityholders may offer and sell the securities offered by them described in this prospectus in one or more offerings from time to time through any means described in the section entitled “Plan of Distribution.” We may use the shelf registration statement to issue shares of Common Stock upon exercise of the public warrants. We will receive proceeds from any exercise of the public warrants for cash. Additional information about any offering may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find Additional Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

On November 17, 2020, the Company, formerly known as Fortress Value Acquisition Corp., consummated the transactions contemplated by the Agreement and Plan of Merger dated as of July 15, 2020, as amended on August 26, 2020, the “Merger Agreement,” by and among FVAC, FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of FVAC (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes and a direct, wholly-owned subsidiary of FVAC (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of FVAC (“SNR Merger LLC”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR”). Pursuant to the Merger Agreement, among other things, MPMO and SNR, each became indirect wholly-owned subsidiaries of FVAC. In connection with the completion of the Business Combination (as defined below), the Company changed its name from Fortress Value Acquisition Corp.

to MP Materials Corp. The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is included as Exhibit 2.1 to the registration statement of which this prospectus forms a part and is incorporated herein by reference. Common terms and their meaning are set forth below under the heading “Selected Definitions.”

MARKET AND OTHER INDUSTRY DATA

Certain market and industry data included in this prospectus, including the size of certain markets and our size or position within these markets, including our products, are based on estimates of our management and third-party reports. Management estimates have been derived from our management’s knowledge and experience in the markets in which we operate, as well as information obtained from surveys, reports by market research firms, our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate, which, in each case, we believe are reliable.

We are responsible for all of the disclosure in this prospectus and while we believe the data from these sources to be accurate and complete, we have not independently verified data from these sources or obtained third-party verification of market share data and this information may not be reliable. In addition, these sources may use different definitions of the relevant markets. Data regarding our industry is intended to provide general guidance, but is inherently imprecise.

Assumptions and estimates of our future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors—Risks Relating to our Business and Industry.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Notes Regarding Forward-Looking Statements.”

SELECTED DEFINITIONS

Unless stated in this prospectus or the context otherwise requires, references to:

•	“Amended and Restated Bylaws” means the certain Amended and Restated Bylaws of the Company, adopted at the closing of the Business Combination.

•

“A&R RRA” means that certain Amended and Restated Registration Rights Agreement entered into at the closing of the Business Combination, by and among FVAC, the Insiders and the other parties signatory thereto.

•	“A&R RRA Parties” means FVAC, the Insiders, and the other parties signatory to the A&R RRA.

•	“closing” means the closing of the transactions contemplated by the Merger Agreement.

•	“Closing Date” means November 17, 2020.

•	“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of MPMC.

•

“Earnout Shares” means the up to 12,860,000 shares of Common stock that the holders of MPMO HoldCo preferred stock and common stock, MPMO HoldCo and SNR HoldCo common stock immediately prior to the closing of the Business Combination, have the contingent right to receive.

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	“Founder Shares” means shares of FVAC Class F common stock initially purchased by the Insiders whether or not converted into shares of FVAC Class A common stock.

•	“FVAC” means Fortress Value Acquisition Corp., a Delaware corporation (n/k/a MP Materials Corp. following the consummation of the Business Combination).

•	“FVAC Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of FVAC, (following the consummation of the Business Combination, “Common Stock”).

•

“FVAC Class F common stock” means the shares of Class F common stock, par value $0.0001 per share, of FVAC, which upon consummation of the Business Combination were converted into FVAC Class A common stock.

•

“FVAC Common Stock” means the shares of common stock, par value $0.0001 per share, of FVAC, consisting of FVAC Class A common stock and FVAC Class F common stock, prior to the consummation of the Business Combination.

•	“Insiders” means holders of Founder Shares prior to FVAC’s IPO.

•

“FVAC’s IPO” means FVAC’s initial public offering, consummated on May 4, 2020, through the sale of 34,500,000 units (including 4,500,000 units sold pursuant to the underwriters’ exercise of their over-allotment option) at $10.00 per unit.

•	“MPMC” means MP Materials Corp. (f/k/a Fortress Value Acquisition Corp. prior to the consummation of the Business Combination) and its consolidated subsidiaries.

•	“MPMC Board” or “our Board” means the board of directors of MPMC.

•	“MPMO” means MP Mine Operations LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company.

•	“MPMO Board” means the board of managers of MPMO.

•	“MPMO Merger Corp.” means FVAC Merger Corp. I, which was a Delaware corporation and a direct, wholly owned subsidiary of FVAC prior to the consummation of the Business Combination.

•	“MPMO Merger LLC” means FVAC Merger LLC III, a Delaware limited liability company and a direct wholly owned subsidiary of the Company.

•

“MPMO Transition Sub” means MPMO Transition Sub, LLC, which was a Delaware limited liability company that was treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes, formed by MPMO HoldCo as a wholly-owned subsidiary pursuant to the Merger Agreement.

•	“MPMO HoldCo” means MPMO Holding Company, which was a Delaware corporation formed by MPMO or an Affiliate of a MPMO unitholder pursuant to the Merger Agreement.

•	“NYSE” means the New York Stock Exchange.

•	“Parent Sponsor Letter Agreement” means that certain amended and restated letter agreement dated July 15, 2020, and amended and restated on August 26, 2020, by and among FVAC and the Class F Holders.

•	“Parent Sponsor Warrant Exchange Agreement” means that certain exchange agreement dated July 15, 2020, by and between FVAC and Sponsor.

•

“PIPE Investors” means the Sponsor and certain other investors who entered into Subscription Agreements with FVAC (together with any permitted assigns under the Subscription Agreements) in connection with the Business Combination.

•	“public warrants” means the warrants included in the public units issued in FVAC’s IPO, each of which is exercisable for one share of Common Stock, in accordance with its terms.

•	“SEC” means the United States Securities and Exchange Commission.

•	“Second Amended and Restated Charter” means the Second Amended and Restated Certificate of Incorporation of MPMC, adopted at the closing of the Business Combination.

•	“Securities Act” means the Securities Act of 1933, as amended.

•	“SNR” means Secure Natural Resources LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company.

•	“SNR Board” means the board of managers of SNR.

•

“SNR HoldCo” means SNR Holding Company, LLC, which was a Delaware limited liability company that was treated as a corporation for U.S. federal income tax purposes, formed by SNR pursuant to the Merger Agreement.

v

•	“SNR Merger LLC” means FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly owned subsidiary of the Company.

•

“SNR Merger Company” means FVAC Merger LLC II, which was a Delaware limited liability company that was treated as a corporation for U.S. federal income tax purposes and a direct, wholly owned subsidiary of FVAC prior to the consummation of the Business Combination.

•

“SNR Transition Sub” means SNR Transition Sub, LLC, which was a Delaware limited liability company that was treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes, formed by SNR HoldCo as a wholly-owned subsidiary pursuant to the Merger Agreement.

•	“Sponsor” means Fortress Acquisition Sponsor LLC, a Delaware limited liability company.

•	“Subscription Agreements” means those certain Subscription Agreements, each dated as of July 15, 2020, by and between FVAC and each of the PIPE Investors.

•

“Vesting Shares” means the shares of FVAC Class A common stock issued upon the conversion of the Founder Shares (shares of FVAC Class F common stock initially purchased by holders of Founder Shares prior to the FVAC IPO), which are subject to certain vesting and forfeiture provisions.

CAUTIONARY NOTES REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “ estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including:

•	Unanticipated costs or delays associated with our Stage II optimization project;

•	Uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore);

•	The ability to convert current commercial discussions with customers for the sale of REO products into contracts;

•	Potential Changes in China’s political environment and policies;

•	Fluctuations in demand for, and prices of, rare earth minerals and products;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the rare earths mining and processing industry;

•	Uncertainties regarding the growth of existing and emerging uses for rare earth products;

•	Potential power shortages at the Mountain Pass facility;

•	Increasing costs or limited access to raw materials may adversely affect our profitability;

•	Fluctuations in transportation costs or disruptions in transportation services;

•	Inability to meet individual customer specifications;

•	Diminished access to water;

•	Uncertainty in our estimates of REO reserves;

•	Uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential;

•	Risks associated with work stoppages;

•	A shortage of skilled technicians and engineers;

•	Loss of key personnel;

•	Risks associated with the inherent dangers involved in mining activity;

•	Risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics

•	Risks related to technology systems and security breaches;

•	Risks associated with our intellectual property rights;

•	Ability to compete with substitutions for rare earth minerals;

•	Ability to maintain satisfactory labor relations; and

•	Risks relating to extensive and costly environmental regulatory requirements;

•	those factors discussed under the heading “Risk Factors” and elsewhere in this prospectus.

If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described under the heading “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company, undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including, in particular, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes.

As used in this prospectus, unless the context otherwise requires or indicates, references to “MPMC,” “Company,” “we,” “our,” and “us,” refer to MP Materials Corp. and its subsidiaries.

Overview

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly owned subsidiary, MPMO, acquired the Mountain Pass mine and processing facilities out of bankruptcy in July 2017. Our wholly owned subsidiary, SNR, holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of its rare earth concentrate. We are now beginning to reinvest that cash flow into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of rare earth oxide equivalents (“REOs”) and setting a foundation for long-term growth and value creation for stakeholders.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

The mailing address of our principal executive office is 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119. The telephone number of MPMC is (702) 844-6111. For more information about MPMC, please see the sections entitled “Description of Business,” “Selected Historical Financial Information,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Management” and “Executive Compensation” in this prospectus.

Company History

MPMO acquired the Mountain Pass mine and the rare earth processing and separation facilities located at the mine out of bankruptcy in July 2017. In the five years prior to the acquisition, the prior owner of Mountain Pass, Molycorp, Inc., invested over $1.7 billion of capital in the Mountain Pass mine, primarily in constructing rare earth processing and separation facilities on the Mountain Pass mine site. During its tenure, Molycorp encountered operating challenges, struggling to achieve stable production at their designed capacity due to execution issues in concentrate production and challenges in implementing a revised process flow, which we believe sacrificed the natural advantages of Mountain Pass bastnasite ore and its inherent suitability to low-cost processing. In the refining process further downstream, Molycorp removed the critical oxidizing roasting circuit, which previously had been used at Mountain Pass since 1966, and is a well-accepted process throughout the world. We believe this was done to maximize the production of cerium, one of the lower-value rare earth minerals in the Mountain Pass ore.

Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of our rare earth concentrate. Now, we are beginning to reinvest that cash flow into the further optimization of our facility to enable integrated separation operations, thereby ensuring upstream supply of REOs and setting a foundation for long-term growth and value creation for stakeholders. As part of our plan, we are committed to creating employment opportunities for U.S. workers. Since relaunching production at Mountain Pass in July 2017, we have increased our full-time employee base from eight contractors in 2017 to approximately 270 employees in 2020. We anticipate hiring approximately 200 additional full-time employees as part of our Stage II optimization plan.

Our Business

As of July 1, 2020, SRK, an independent consulting firm that we have retained to assess our reserves, estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of 1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% total rare earth oxide (“TREO”). Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years. We expect to be able to significantly grow our expected mine life through exploratory drilling programs and incorporation of the profitability uplift of our Stage II optimization plan over time.

Our Properties

We own the Mountain Pass facility. We also lease our executive office space at 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119, which lease expires December 31, 2022, subject to a renewal option.

Recent Developments

On November 17, 2020, we completed the Business Combination described below in the Section entitled “Description of Business”.

Risk Factors

An investment in our common stock involves substantial risk. The occurrence of one or more of the events or circumstances described in the section entitled “Risk Factors,” alone or in combination with other events or circumstances, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Important factors and risks that could cause actual results to differ materially from those in the forward-looking statements include, among others:

•	Unanticipated costs or delays associated with our Stage II optimization project;

•	Uncertainties relating to our commercial arrangements with Shenghe Resources (Singapore);

•	The ability to convert current commercial discussions with customers for the sale of REO products into contracts;

•	Potential Changes in China’s political environment and policies;

•	Fluctuations in demand for, and prices of, rare earth minerals and products;

•	Uncertainties relating to the COVID-19 pandemic;

•	The intense competition within the rare earths mining and processing industry;

•	Uncertainties regarding the growth of existing and emerging uses for rare earth products;

•	Potential power shortages at the Mountain Pass facility;

•	Increasing costs or limited access to raw materials may adversely affect our profitability;

•	Fluctuations in transportation costs or disruptions in transportation services;

•	Inability to meet individual customer specifications;

•	Diminished access to water;

•	Uncertainty in our estimates of REO reserves;

•	Uncertainties regarding our ability to vertically integrate into further downstream processing and reach full revenue potential;

•	Risks associated with work stoppages;

•	A shortage of skilled technicians and engineers;

•	Loss of key personnel;

•	Risks associated with the inherent dangers involved in mining activity;

•	Risks associated with events outside of our control, such as natural disasters, wars or health epidemics or pandemics

•	Risks related to technology systems and security breaches;

•	Risks associated with our intellectual property rights;

•	Ability to compete with substitutions for rare earth minerals;

•	Ability to maintain satisfactory labor relations; and

•	Risks relating to extensive and costly environmental regulatory requirements;

Risks related to our Common Stock and this offering, including:

•	Risks that our principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval;

•	Volatility in the price of our Common Stock;

•	Risks related to a lack of liquidity in the trading of our Common Stock;

•	Potential declines in the value of our Common Stock due to substantial future sales of our Common Stock and/or warrants;

•	Dilution of your investment;

•	We do not have any current plans to pay cash dividends; and

•	Anti–takeover provisions could make a third party acquisition of us difficult.

You should carefully review and consider the risk factors set forth under the section entitled “Risk Factors”.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” As such, we will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, MPMC’s stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following May 4, 2024, the fifth anniversary of the closing of FVAC’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which MPMC is deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. MPMC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Corporate Information

We were incorporated on January 24, 2020 as a Delaware corporation under the name “Fortress Value Acquisition Corp.” and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. On November 17, 2020, in connection with the consummation of the Business Combination, we changed our name to “MP Materials Corp.”.

Our principal executive offices are located at 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119 and our telephone number is (702) 844-6111. Our website is www.mpmaterials.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

THE OFFERING

We are registering the issuance by us of up to 11,499,968 shares of our Common Stock that may be issued by us upon exercise of public warrants to purchase Common Stock. We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 118,047,154 shares of Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors.”

As of December 7, 2020, we had 155,920,632 shares of Common Stock outstanding. The following information is as of December 7, 2020 and does not give effect to issuances of shares of our Common Stock after such date.

Issuance of Securities – Common Stock

Shares of Common Stock to be issued upon exercise of all public warrants	11,499,968

Use of proceeds	We will receive up to an aggregate of approximately $132,249,632 from the exercise of all public warrants, assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.

Resale of Common Stock

Shares of Common Stock offered by the Selling Securityholders	118,047,154

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock to be offered by the Selling Securityholders.

Restrictions to Sell	Pursuant to the A&R RRA the restricted stockholders agreed not to sell, transfer, pledge or otherwise dispose of certain securities they hold or receive, for certain time periods specified therein. For more information, please see the section entitled “Plan of Distribution – Restrictions to Sell.”

NYSE Ticker Symbols	Common Stock: MP

Public Warrants: MPWS

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the other information set forth in the registration statement of which this prospectus forms a part, including our financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our Common Stock. If any of the events or developments described below occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of our Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Notes Regarding Forward-Looking Statements.”

Risks Relating to our Business and Industry

The production of rare earth products is a capital-intensive business and the completion of our Stage II optimization project at the Mountain Pass facility will require the commitment of substantial resources. Unanticipated costs or delays associated with our ongoing Stage II optimization project could have a material adverse effect on our financial condition or results of operations.

The completion of our Stage II optimization project at the Mountain Pass facility will require the commitment of substantial resources and capital expenditures. We expect to incur approximately $170 million in capital costs to complete the project and reach anticipated production rates for the separation of REOs by the end of 2022. Our estimated expenses may increase as consultants, personnel and equipment associated with our efforts are added. The progress of our Stage II optimization project, the amounts and timing of expenditures and the success of this project will depend in part on the following:

•

the operational resumption of a portion of the existing process, plant and equipment, certain of which is currently in a cold-idle state, and the further enhancement and development of such existing process, plant and equipment;

•	our ability to timely procure new equipment or repair existing equipment, certain of which may involve long lead-times;

•	maintaining, and procuring, as required, applicable federal, state and local permits;

•	the results of consultants’ analysis and recommendations;

•	negotiating contracts for equipment, earthwork, construction, equipment installation, labor and completing infrastructure and construction work;

•	impact of planned and unplanned shut-downs and delays in our production;

•	impact of stoppages or delays on construction projects;

•	disputes with contractors or other third parties;

•	negotiating sales and offtake contracts for our planned production;

•	the execution of any joint venture agreements or similar arrangements with strategic partners;

•	the impact of COVID-19 or similar pandemics on our business, our strategic partners’ or suppliers’ businesses, logistics or the global economy; and

•	other factors, many of which are beyond our control.

Most of these activities require significant lead times and must be advanced concurrently. Unanticipated costs or delays associated with our Stage II optimization project could have a material adverse effect on our financial condition or results of operations and could require us to seek additional capital, which may not be available on commercially acceptable terms or at all.

The actual amount of capital required for the Stage II optimization project at the Mountain Pass facility may vary materially from our current estimates, in which case we may need to raise additional funds, which could delay completion and have a material adverse effect on our business and financial condition.

The anticipated funding required to complete the Stage II optimization project at the Mountain Pass facility is based on certain estimates and assumptions we have made about the additional equipment, labor, permits and other factors required to complete the project. If any of these estimates or assumptions change, the actual timing and amount of capital required to complete the Stage II optimization project may vary materially from what we anticipate. Additional funds may be required in the event of significant departures from our current plans, unforeseen delays, cost overruns, engineering design changes or other unanticipated events or expenses. There can be no assurance that additional financing will be available to us, or, if available, that it can be obtained on a timely basis and on commercially acceptable terms.

Our continued growth depends on our ability to complete the Stage II optimization project at the Mountain Pass facility, which is our only rare earth mining and processing facility.

Our only rare earth mining and processing facility at this time is the Mountain Pass facility. Our continued growth is based on successfully completing the Stage II optimization project and reaching anticipated production rates for the separation of REOs in accordance with our expected timeframe. The deterioration or destruction of any part of the Mountain Pass facility, or a delay in the procurement of any necessary equipment, may significantly hinder our ability to reach or maintain anticipated production rates within the expected time frame or at all. If we are unsuccessful in reaching and maintaining expected production rates for REOs at the Mountain Pass facility, within expected time frames or at all, we may not be able to build a sustainable or profitable business as currently expected or at all.

We currently rely on Shenghe Resources (Singapore) to purchase all of our rare earth concentrate product on a “take-or-pay” basis and sell that product to end users in China. We cannot assure you that they will continue to honor their contractual obligations to purchase and sell our products, or that they will make optimum efforts to market and sell our products.

Our current ability to generate revenues from the sale of our rare earth concentrate is reliant on our arrangement under our amended and restated offtake agreement (the “A&R Offtake Agreement”) with Shenghe Resources (Singapore). While Shenghe Resources (Singapore) is obligated under the A&R Offtake Agreement to purchase all of our rare earth concentrate product on a “take-or-pay” basis (such that they are obliged to pay for product even if they are unable or unwilling to take delivery), we cannot guarantee that Shenghe Resources (Singapore) will continue to purchase all of the products that it is contractually bound to purchase.

Additionally, Shenghe Resources (Singapore) sells the rare earth concentrate it acquires under our A&R Offtake Agreement to customers in China who separate and extract the individual rare earth elements from our rare earth concentrate. We do not control the amount and timing of resources that Shenghe Resources (Singapore) will dedicate to their sales efforts, which could impact the duration of the A&R Offtake Agreement.

Under the A&R Offtake Agreement, Shenghe Resources (Singapore) is entitled to retain the gross profits from the sales of our products, and those gross profits are credited against the prepayment funding provided by Shenghe Resources (Singapore). When Shenghe Resources (Singapore) has recouped all of its prepayment funding, the A&R Offtake Agreement will terminate. Any decline or delay in Shenghe Resources (Singapore)’s sales efforts will prolong the duration of the A&R Offtake Agreement. As of September 30, 2020, the prepayment funding balance under the A&R Offtake Agreement was approximately $78.4 million. See “Certain Relationships and Related Transactions—Certain Relationships and Related Person Transactions—MPMO/SNR—Shenghe Agreements.”

The loss of business from our arrangement with Shenghe Resources (Singapore) would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. To the extent we remain reliant on Shenghe Resources (Singapore), we are also subject to the risks faced by Shenghe Resources (Singapore) where such risks impede their ability to stay in business, make timely payments to us, perform their obligations to us, or sell our products to their end-customers.

We may not be able to convert current commercial discussions with customers for the sale of REO products into contracts, which may have a material adverse effect on our financial position and results of operations.

Currently, we sell all of our rare earth concentrate product to Shenghe Resources (Singapore) on a take-or-pay basis under our A&R Offtake Agreement. That A&R Offtake Agreement will terminate after Shenghe Resources (Singapore) has recovered the full amount of the funding it has provided to us, which funding effectively constitutes a prepayment for products to be supplied by us under the A&R Offtake Agreement. After the A&R Offtake Agreement terminates, we will no longer have a contractual agreement requiring Shenghe Resources (Singapore) to purchase rare earth products from the Mountain Pass facility. See “Certain Relationships and Related Transactions—Certain Relationships and Related Person Transactions—MPMO/SNR—Shenghe Agreements.”

We are actively working on our Stage II optimization project, which includes installing a concentrate drying and roasting circuit, reconfiguring and restarting the product leaching circuit, recommissioning separation and extraction circuits, and enlarging product finishing capacity to re-establish the full capability to produce separated, individual rare earth products at Mountain Pass. Upon reaching anticipated production rates for REOs and other planned downstream products at the Mountain Pass facility, we expect to produce approximately 20,000 mt of separated REO per year, excluding cerium concentrate, consisting of approximately 6,075 mt of NdPr per year. Prior to reaching expected production rates for REOs and other planned downstream products at the Mountain Pass facility, we intend to enter into short- and long-term sales contracts with new customers. However, there can be no assurance that these customers will enter into sales contracts for REOs. The failure to enter into such contracts may have a material adverse effect on our financial position and results of operations.

Changes in China’s political environment and policies, including changes in export policy or the interpretation of China’s export policy and policy on rare earths production or the import of rare earth feedstock may adversely affect our financial condition and results of operations.

Because all of our rare earth concentrate product is currently sold to Shenghe Resources (Singapore) under our A&R Offtake Agreement, which subsequently sells the product to customers in China, the possibility of adverse changes in trade or political relations with China, political instability in China, increases in labor or shipping costs, the occurrence of prolonged adverse weather conditions or a natural disaster such as an earthquake or typhoon, or the continuation of COVID-19 or the outbreak of another global pandemic disease could severely interfere with the sale and/or shipment of our products and would have a material adverse effect on our operations.

Our sales may be adversely affected by the current and future political environment in China and the policies of the China Central Government. China’s government has exercised and continues to exercise substantial control over nearly all sectors of the Chinese economy through regulation and state ownership. Our ability to ship products to China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under its current leadership, China’s government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that China’s government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice. The United States government has called for substantial changes to foreign trade policy with China and has raised (as well as has proposed to further raise in the future), tariffs on several Chinese goods. China has retaliated with increased tariffs on United States goods. Any further changes in United States trade policy could trigger retaliatory actions by affected countries, including China, resulting in trade wars. Any changes in United States and China relations, including through changes in policies by the Chinese government could adversely affect our financial condition and results of operations, including: changes in laws, regulations or the interpretation thereof, confiscatory taxation, governmental royalties, restrictions on currency conversion, imports or sources of supplies, or the expropriation or nationalization of private enterprises.

In addition, there may be circumstances where we may have to incur premium freight charges to expedite the delivery of our products to customers or as a result of being required to ship to alternative ports due to local Chinese government regulations or delays at the ports that we typically utilize. If we incur a significant amount of freight charges, our gross profit will be negatively affected if we are unable to pass on those charges to customers.

We may be adversely affected by fluctuations in demand for, and prices of, rare earth minerals and products.

Because our revenue is, and will for the foreseeable future be, from the sale of rare earth products, changes in demand for, and the market price of, and taxes and other tariffs and fees imposed upon rare earth minerals and products could significantly affect our profitability. Our financial results may be significantly adversely affected by declines in the prices of rare earth minerals and products. Rare earth minerals and product prices may fluctuate and are affected by numerous factors beyond our control such as interest rates, exchange rates, taxes, inflation or deflation, fluctuation in the relative value of the U.S. dollar against foreign currencies on the world market, shipping and other transportation and logistics costs, global and regional supply and demand for rare earth minerals and products, potential industry trends, such as competitor consolidation or other integration methodologies, and the political and economic conditions of countries that produce and procure rare earth minerals and products. Furthermore, supply side factors have a significant influence on price volatility for rare earth minerals. Supply of rare earth minerals is dominated by Chinese producers. The Chinese Central Government regulates production via quotas and environmental standards, and has and may continue to change such production quotas and environmental standards. Over the past few years, there has been significant restructuring of the Chinese market in line with Chinese Central Government policy; however, periods of over supply or speculative trading of rare earth minerals can lead to significant fluctuations in the market price of rare earth minerals.

A prolonged or significant economic contraction in the United States or worldwide could put downward pressure on market prices of rare earth minerals and products. Protracted periods of low prices for rare earth minerals and products could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, REO production operations, impair asset values and reduce our proven and probable rare earth ore reserves.

Demand for our products may be impacted by demand for downstream products incorporating rare earths, including hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies, as well as demand in the general automotive and electronic industries. Lack of growth in these markets may adversely affect the demand for our products.

In contrast, extended periods of high commodity prices may create economic dislocations that may be destabilizing to rare earth minerals supply and demand and ultimately to the broader markets. Periods of high rare earth mineral market prices generally are beneficial to our financial performance. However, strong rare earth mineral prices also create economic pressure to identify or create alternate technologies that ultimately could depress future long-term demand for rare earth minerals and products, and at the same time may incentivize development of competing mining properties.

The COVID-19 pandemic could have an adverse effect on our business.

The current COVID-19 pandemic is significantly impacting the national and global economy and commodity and financial markets. The full extent and impact of the COVID-19 pandemic is unknown and to date has included, among other things, extreme volatility in financial markets, a slowdown in economic activity, extreme volatility in commodity prices and an increased possibility of a global recession. The response to COVID-19 has led to significant restrictions on travel, temporary business closures, quarantines, global stock market volatility and a general reduction in consumer activity and sentiment, globally. The outbreak has affected our business and operations and may continue to do so, by among others, increasing the cost of operations and reducing employee productivity, limiting travel of our personnel, adversely affecting the health and welfare of our personnel, or preventing or delaying important third party service providers from performing normal and contracted activities crucial to the operation of our business.

The outbreak has resulted in significant governmental measures being implemented to control the spread of the virus, including, among others, restrictions on manufacturing and the movement of employees in many regions of China, the U.S. and other countries. These disruptions could continue to impact the rare earth market, particularly the supply chain for China and the U.S., which in turn could impact our business or business prospects as under our A&R Offtake Agreement with Shenghe Resources (Singapore), pursuant to which we rely on Shenghe Resources (Singapore) to purchase all of our rare earth concentrate products and sell those products to customers in China. See “Certain Relationships and Related Transactions—Certain Relationships and Related Person Transactions—MPMO/SNR—Shenghe Agreements.”

Decisions beyond our control, such as canceled events, restricted travel, barriers to entry, temporary closures or limited availability of county, state or federal government agencies, or other factors may affect our ability to perform mining operations, corporate activities, and other actions that would normally be accomplished without such limitations. The extent to which the COVID-19 outbreak will impact our operations, our business and the economy is highly uncertain. We cannot predict the impact of the COVID-19 pandemic, but it may materially and adversely affect our business, financial condition and results of operations.

We operate in a highly competitive industry.

The rare earths mining and processing markets are capital intensive and competitive. Production of rare earths is dominated by our Chinese competitors. These competitors may have greater financial resources, as well as other strategic advantages to operate, maintain, improve and possibly expand their facilities. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental and governmental regulations and lower labor and benefit costs. For instance, many of our Chinese competitors dispose of the waste material from beneficiation in wet tailings dams, which are significantly less expensive to operate and potentially more harmful to the environment than the dry tailings method that we employ. Even upon successful completion of our Stage II optimization project at the Mountain Pass facility, if we are not able to achieve our anticipated costs of production, then any strategic advantages that our competitors may have over us, including, without limitation, lower labor, compliance and production costs, could have a material adverse effect on our business.

Industry consolidation may result in increased competition, which could result in a reduction in revenue.

Some of our competitors have made, or may make acquisitions or enter into partnerships or other strategic relationships to achieve competitive advantages. In addition, new entrants not currently considered competitors may enter our market through acquisitions, partnerships or strategic relationships. We expect these trends to continue as demand for rare earth materials increases. Industry consolidation may result in competitors with more compelling product offerings or greater pricing flexibility than we have, or business practices that make it more difficult for us to compete effectively, including on the basis of price, sales, technology or supply. These competitive pressures could have a material adverse effect on our business.

The success of our business will depend, in part, on the growth of existing and emerging uses for rare earth products.

The success of our business will depend, in part, on the growth of existing and emerging uses for rare earth products. Our strategy is to develop rare earth products, including NdPr, which are used in critical existing and emerging technologies, such as hybrid and electric vehicles, wind turbines, robotics, medical equipment, military equipment and other high-growth, advanced motion technologies. The success of our business depends on the continued growth of these end markets and successfully commercializing rare earth products, including NdPr, in such markets. If the market for these critical existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. In addition, the market for these technologies, particularly in the automotive industry, tends to be cyclical, which exposes us to increased volatility, and it is uncertain as to how such macroeconomic factors will impact our business. Any unexpected costs or delays in the commercialization of NdPr or any of our other expected products, or less than expected demand for the critical existing and emerging technologies that use rare earth products, could have a material adverse effect on our financial condition or results of operations.

An increase in the global supply of rare earth products, dumping, predatory pricing and other tactics designed to inhibit our further downstream integration by our competitors may materially adversely affect our profitability.

The pricing and demand for rare earth products is affected by a number of factors beyond our control, including growth of economic development and the global supply and demand for REO products. According to CRU, China was projected to account for approximately 83% of global REO production in 2020. China also dominates the manufacture of metals and NdFeB magnets from rare earths, capabilities that are not currently present in the United States, and the Chinese Central Government regulates production via quotas and environmental standards. Over the past few years, there has been significant restructuring of the Chinese markets in line with China Central Government policy. Assuming that we reach anticipated production rates for REOs and other planned downstream products and subsequently become fully operational and integrated, the increased competition may lead our competitors to engage in predatory pricing or other behaviors designed to inhibit our further downstream integration. Any increase in the amount of rare earth products exported from other nations and increased competition may result in price reductions, reduced margins or loss of potential market share, any of which could materially adversely affect our profitability. As a result of these factors, we may not be able to compete effectively against current and future competitors.

A power shortage at the Mountain Pass facility could temporarily delay mining and processing operations and increase costs, which may materially adversely impact our business.

Our facilities currently rely on electricity provided by a single utility company in Southern California. Instability in electrical supply could cause sporadic outages and brownouts. Any such outages or brownouts could have a negative impact on our production. The natural gas-powered CHP plant that was installed at the Mountain Pass facility to produce electricity and steam and to minimize or eliminate reliance on the regional electric power grid is currently idle. Subject to any required permit approvals and other required certifications, we plan to restart the CHP facility in 2021, and we have incorporated the assumed cost savings associated with restarting the CHP facility in the estimation of our reserves, however there can be no assurance that we will be successful in these efforts. If the CHP plant remains idle or is unable to provide sufficient energy for the operation of our Mountain Pass facility, we will incur higher operating costs, remain subject to the effects of occasional power outages and brownouts and could experience temporary interruptions of mining and processing operations. We then may be unable to fill customer orders in a timely manner and may be subject to higher power costs at the Mountain Pass facility. As a result, our revenue could be adversely impacted and our relationships with our customers could suffer, adversely impacting our ability to generate future revenue and otherwise perform our contractual obligations. In addition, if power to the Mountain Pass facility is disrupted during certain phases of our REO extraction process, we may incur significant expenses that may adversely affect our business.

Increasing costs or limited access to raw materials may adversely affect our profitability.

We use significant amounts of chemical reagents to process REOs. Even though the Mountain Pass facility includes a chlor-alkali facility that we expect to restart and believe will enable us to produce much of our chemical reagents demand on-site by the end of 2023, on-site production of these reagents could be delayed and any production could be hampered by any disruptions in the process used to produce these chemicals. Prior to commencing production of these chemicals, during any disruption to such production or for chemicals we cannot produce, we will need to purchase chemical reagents in the open market and as a result, we could be subject to significant volatility in the cost and availability of these chemicals and to restrictions on chemical use imposed by environmental regulations or law. We may not be able to pass increased prices for these chemicals through to our customers in the form of price increases. A significant increase in the price, or decrease in the availability of these chemicals before we restart our ability to produce them on-site, or restrictions imposed by environmental regulations or law on chemical use, could materially increase our operating costs and adversely affect our profit margins and production volumes.

Fluctuations in transportation costs or disruptions in transportation services or damage or loss during transport could decrease our competitiveness or impair our ability to supply rare earth minerals or products to our customers, which could adversely affect our results of operations.

We currently transport our rare earth concentrate product to China to be purchased by Shenghe Resources (Singapore) under our A&R Offtake Agreement. In the future, we will need to transport our products to our future customers wherever they may be located. Finding affordable and dependable transportation is important because it allows us to supply customers around the world. Labor disputes, embargos, government restrictions, work stoppages, pandemics, derailments, damage or loss events, adverse weather conditions, other environmental events, changes to rail or ocean freight systems or other events and activities beyond our control could interrupt or limit available transport services, which could result in customer dissatisfaction and loss of sales potential and could materially adversely affect our results of operations.

We will need to process REOs to exacting specifications in order to provide future customers with a consistently high quality product. An inability to perfect the mineral extraction processes to meet individual customer specifications may have a material adverse effect on our financial condition or results of operations.

Upon the completion of our Stage II optimization project, we expect to be able to process REOs to meet customer needs and specifications and to provide customers with a consistently high quality product and to meet ever-stricter purity requirements. An inability to perfect the mineral extraction processes to meet individual customer specifications may have a material adverse effect on our financial condition or results of operations. In addition, customer needs and specifications may change with time. Any delay or failure in developing processes to meet changing customer needs and specifications may have a material adverse effect on our financial condition or results of operations. Such events and conditions, including flooding and other natural disasters, could also impact the facilities of our customers which could have a material adverse affect on our ability to deliver our product to our customers.

Diminished access to water may adversely affect our operations.

Processing of REOs requires significant amounts of water. The technology we currently use to beneficiate REOs is a sustainable, “green” process with dry tailings that limits the need for fresh water usage. Although we believe our current process is sustainable, any disruption in the process could prompt the need for significant access to fresh water. Additionally, once we complete our Stage II optimization project, we will require an even greater amount of water for our separation and extraction operations, including additional fresh water. We maintain and operate one water supply well field for potable and process water and own land and wells in another water supply well field that we may be able to operate in the future. Any disruption to our current process or decrease in available water supply may have a material adverse effect on our operations and our financial condition or results of operations.

Uncertainty in our estimates of REO reserves could result in lower than expected revenues and higher than expected costs.

We base our REO reserve estimates on engineering, economic and geological data assembled and analyzed by outside firms, which are reviewed by our engineers and geologists. Ore reserve estimates, however, are necessarily imprecise and depend to some extent on professional interpretation, including statistical inferences drawn from available drilling data, which may prove unreliable. There are numerous uncertainties inherent in estimating quantities and qualities of REO reserves and costs to mine recoverable reserves, including many factors beyond our control. Estimates of economically recoverable REO reserves necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

•	geological, mining and processing conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;

•	changes to the strategic approach to mining and processing the deposit depending upon market demand, corporate strategy and other prevailing economic conditions;

•	assumptions concerning future prices of rare earth products, foreign exchange rates, process recovery rates, transportation costs, operating costs, capital costs and reclamation costs; and

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assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policies relating to the import or export of rare earth products.

Uncertainty in our estimates related to our REO reserves could result in lower than expected revenues and higher than expected costs or a shortened estimated life for the mine at the Mountain Pass facility. Fluctuations in factors out of our control such as changes in future product pricing, foreign government policies on the import or export of rare earths and foreign exchange rates can have a significant impact on the estimates of reserves and can result in significant changes in the quantum of our reserves period-to-period.

Period-to-period conversion of probable REO reserves to proven ore reserves may result in increases or decreases to the total reported amount of ore reserves. Conversion rates are affected by a number of factors, including geological variability, applicable mining methods and changes in safe mining practices, economic considerations and new regulatory requirements.

We may not successfully establish or maintain collaborative, joint venture and licensing arrangements, which could adversely affect our ability to vertically integrate into further downstream processing of our REOs.

A key element of our long-term business strategy is to vertically integrate into further downstream processing of our REOs into rare earth metal alloys and finished magnets for clean-energy, high-growth, advanced motion technologies. To implement this vertical integration strategy successfully, we may need to license certain intellectual property related to these downstream processes and/or develop the ability, or collaborate with, purchase or form a joint venture with, an existing magnet producer for the final production of finished rare earth magnets. In addition, other licenses that may be necessary for some of these downstream processing steps have not yet been obtained. Any failure to establish or maintain collaborative, joint venture or licensing arrangements for the production of downstream products on favorable terms could adversely affect our business prospects, financial condition or ability to develop and commercialize downstream rare earth products.

Our ability to reach our full revenue potential is dependent on our ability to fully fund, commence and complete our Stage III downstream expansion strategy.

Our ability to reach our full revenue potential will be dependent on our ability to fully fund and commence Stage III and complete our downstream expansion strategy to process our REOs into rare earth metal alloys and finished magnets. We expect to commence Stage III downstream expansion in 2025 or thereafter, however our proposed timeline is based on certain estimates and assumptions we have made about our business over the next few years, including the successful completion of our Stage II optimization project. If any of these estimates or assumptions prove to be wrong or we are unable to complete our Stage II optimization project, it may significantly hinder our ability to commence Stage III downstream expansion within the expected time frame or at all. If we are unsuccessful in being able to fully fund, commence and complete our Stage III downstream expansion strategy, within the expected time frame or at all, we will not be able to take advantage of our downstream value creation opportunity and thus we may not be able to reach our full revenue potential.

Work stoppages or similar difficulties could significantly disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

A work stoppage by any of the third-parties providing services in connection with the construction projects at the Mountain Pass facility could significantly delay our Stage II optimization project and disrupt our operations, reduce our revenues and materially adversely affect our results of operations.

A shortage of skilled technicians and engineers may further increase operating costs, which may materially adversely affect our results of operations.

Efficient production of rare earth products using modern techniques and equipment requires skilled technicians and engineers. In addition, our optimization and eventual downstream efforts will significantly increase the number of skilled operators, maintenance technicians, engineers and other personnel required to successfully operate our business. In the event that we are unable to hire, train and retain the necessary number of skilled technicians, engineers and other personnel there could be an adverse impact on our labor costs and our ability to reach anticipated production levels in a timely manner, which could have a material adverse effect on our results of operations.

We depend on key personnel for the success of our business.

We depend on the services of our senior management team and other key personnel. The loss of the services of any member of senior management or a key employee could have an adverse effect on our business. We may not be able to locate, attract or employ on acceptable terms qualified replacements for senior management or other key employees if their services are no longer available.

Because of the dangers involved in the mining of minerals and the manufacture of mineral products, there is a risk that we may incur liability or damages as we conduct our business.

The mining of minerals and the manufacture of mineral products involves numerous hazards, including:

•	unusual and unexpected rock formations affecting ore or wall rock characteristics;

•	ground or slope failures (including open pits, waste rock and tailings disposal areas);

•	environmental hazards;

•	industrial accidents;

•	bodily injury or harm;

•	processing problems;

•	periodic interruptions due to inclement or hazardous weather conditions or other acts of God; and

•	mechanical equipment failure and facility performance problems.

Although we maintain insurance to address certain risks involved in our business, such as coverage for property damage, business interruption, natural disasters, terrorism and workers compensation, there can be no assurance that we will be able to maintain insurance to cover these risks at economically feasible premiums. Additionally, we cannot be certain that all claims we may make under our insurance policies will be deemed to be within the scope of, or fully covered by, our policies. We might also become subject to liability for environmental issues, damage or other hazards that may be uninsurable or for which we may elect not to insure because of premium costs or commercial impracticality. These policies contain limits of coverage and exclusions that are typical of such policies generally. The payment of such premiums, or the assumption of such liabilities, may have a material adverse effect on our financial position and results of operations.

Our facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars or health epidemics or pandemics.

We may be impacted by natural disasters, wars, health epidemics or pandemics or other events outside of our control. For example, our Mountain Pass rare earth facility is located in San Bernardino County, California near active faults, which could lead to nearby earthquakes. If major disasters such as earthquakes, wild fires, health epidemics or pandemics, floods or other events occur, or our information system or communications network breaks down or operates improperly, our ability to continue operations at the Mountain Pass facility may be seriously damaged, or we may have to stop or delay production and shipment of our products. We may incur expenses or delays relating to such events outside of our control, which could have a material adverse impact on our business, operating results and financial condition.

We are dependent upon information technology systems, which are subject to cyber threats, disruption, damage and failure.

We depend upon information technology systems in the conduct of our operations. Our information technology systems are subject to disruption, damage or failure from a variety of sources, including, without limitation, computer viruses, security breaches, cyber-attacks, natural disasters and defects in design. Cybersecurity incidents, in particular, are evolving and include, but are not limited to, malicious software, attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in systems, unauthorized release of confidential or otherwise protected information or the corruption of data. Various measures have been implemented to manage our risks related to information technology systems and network disruptions. However, given the unpredictability of the timing, nature and scope of information technology disruptions, we could potentially be subject to downtimes, operational delays, the compromising of confidential or otherwise protected information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks or financial losses from remedial actions, any of which could have a material adverse effect on our business, operating results and financial condition.

We may not be able to adequately protect our intellectual property rights. If we fail to adequately enforce or defend our intellectual property rights, our business may be harmed.

Much of the technology used in the markets in which we compete is protected by patents and trade secrets, and our commercial success will depend in significant part on our ability to obtain and maintain patent and trade secret protection for our products and methods. To compete in these markets, we rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights, including our proprietary rare earth production processes that are not patented. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property may be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or our inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations. The loss of our patents could reduce the value of the related products. In addition, the cost to litigate infringements of our patents, or the cost to defend ourselves against patent infringement actions by others, could be substantial and, if incurred, could materially affect our business and financial condition.

Proprietary trade secrets and unpatented know-how are also very important to our business. We rely on trade secrets to protect certain aspects of our technology, especially where we do not believe that patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Our employees, consultants, contractors, outside scientific collaborators and other advisors may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential or proprietary information. Enforcing a claim that a third party illegally obtained and is using our trade secrets is expensive and time consuming, and the outcome is unpredictable. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately protect our rights or permit us to gain or keep any competitive advantage.

Our ability to obtain additional patents is uncertain and the legal protection afforded by these patents is limited and may not adequately protect our rights or permit us to gain or keep any competitive advantage. In addition, the specific content required of patents and patent applications that are necessary to support and interpret patent claims is highly uncertain due to the complex nature of the relevant legal, scientific and factual issues. Changes in either patent laws or interpretations of patent laws in the United States or elsewhere may diminish the value of our intellectual property or narrow the scope of our patent protection. Even if patents are issued regarding our products and processes, our competitors may challenge the validity of those patents. Patents also will not protect our products and processes if competitors devise ways of making products without infringing our patents.

If we infringe, or are accused of infringing, the intellectual property rights of third parties, it may increase our costs or prevent us from being able to commercialize new products.

There is a risk that we may infringe, or may be accused of infringing, the proprietary rights of third parties under patents and pending patent applications belonging to third parties that may exist in the United States and elsewhere in the world that relate to our rare earth products and processes. Because the patent application process can take several years to complete, there may be currently pending applications that may later result in issued patents that cover our products and processes. In addition, our products and processes may infringe existing patents.

Defending ourselves against third-party claims, including litigation in particular, would be costly and time consuming and would divert management’s attention from our business, which could lead to delays in our Stage II optimization project or Stage III downstream expansion. If third parties are successful in their claims, we might have to pay substantial damages or take other actions that are adverse to our business. As a result of intellectual property infringement claims, or to avoid potential claims, we might:

•	be prohibited from, or delayed in, selling or licensing some of our products or using some of our processes unless the patent holder licenses the patent to us, which it is not required to do;

•	be required to pay substantial royalties or grant a cross license to our patents to another patent holder; or

•	be required to redesign a product or process so it does not infringe a third party’s patent, which may not be possible or could require substantial funds and time.

In addition, we could be subject to claims that our employees, or we, have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of third parties.

If we are unable to resolve claims that may be brought against us by third parties related to their intellectual property rights on terms acceptable to us, we may be precluded from offering some of our products or using some of our processes.

Our ability to generate revenue will be diminished if we are unable to compete with substitutions for our rare earth materials.

Technology changes rapidly in the industries and end markets that utilize our materials. If these industries introduce new technologies or products that no longer require the rare earth materials we produce to function or suitable substitutes become available, it could result in a decline in demand for our rare earth materials. If the demand for our rare earth materials decreases, it will have a material adverse effect on our business and the results of our operations and financial condition.

Our profitability could be adversely affected if we fail to maintain satisfactory labor relations.

Production in our Mountain Pass facility is dependent upon the efforts of our employees. Although none of our employees are currently subject to any collective bargaining arrangements, our employees could, in the future, choose to be represented as a collective unit, which may result in labor disputes, work stoppages or other disruptions in our production efforts that could adversely affect us.

Risks Related to Environmental Regulation

Our operations are subject to extensive and costly environmental requirements; and current and future laws, regulations and permits impose significant costs, liabilities or obligations or could limit or prevent our ability to continue our current operations or to undertake new operations.

We are subject to numerous and detailed, federal, state and local environmental laws, certifications, regulations and permits, including, without limitation, those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, greenhouse gas (“GHG”), emissions, water usage and pollution, waste management, plant and wildlife protection, handling and disposal of radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment, procurement of certain materials used in our operations and groundwater quality and availability. These requirements may result in significant costs, liabilities and obligations, impose conditions that are difficult to achieve or otherwise delay, limit or prohibit current or planned operations. Consequently, the modernization and expansion of the Mountain Pass facility may be delayed, limited or prevented and current operations may be curtailed. Failure to comply with these laws, regulations and permits, including as they evolve, may result in the assessment of administrative, civil and criminal penalties, the issuance of injunctions to limit or cease operations, fines, or the suspension or revocation of permits and other sanctions. Pursuant to such requirements, we may also be subject to third-party claims, including for damages to property or injury to persons arising from our operations. Moreover, environmental legislation and regulation are evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, cessation of operations, more stringent environmental assessments, and a heightened degree of responsibility for companies and their officers, directors and employees. Any changes in these laws, regulations or permits (or the interpretation or enforcement thereof) or any sanctions, damages, costs, obligations or liabilities in respect of these matters could have a material adverse effect on our business and/or the results of our operations and financial condition.

Examples of some of the current U.S. federal laws that may affect our business and planned operations include, but are not limited to, the following:

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The Comprehensive Environmental, Response, Compensation, and Liability Act (“CERCLA”), and comparable state laws, impose strict, joint and several liability on current and former owners and operators of sites and on persons who disposed of or arranged for the disposal of hazardous substances found at such sites, regardless of the lawfulness of the original activities that led to the contamination. Moreover, current owners or operators of sites can be held liable for contamination caused by others, including former owners or operators, even if the current owners or operators did not contribute to the contamination. CERCLA authorizes the United States Environmental Protection Agency (“EPA”) and, in some cases, third parties to take actions in response to threats to public health or the environment and to seek to recover from the potentially responsible parties the costs of such actions. It is not uncommon for the government to file claims requiring cleanup actions, demands for reimbursement for government-incurred cleanup costs, or natural resource damages, or for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by hazardous substances released into the environment.

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The Resource Conservation and Recovery Act (“RCRA”), and comparable state statutes, govern the disposal of solid waste and hazardous waste and authorize the imposition of substantial fines and penalties for noncompliance, as well as requirements for corrective actions. Although certain mining, beneficiation, and mineral processing wastes currently are exempt from regulation as hazardous wastes under RCRA, EPA has limited the disposal options for certain wastes designated as hazardous wastes under RCRA. It is possible that certain wastes generated by our operations may in the future be designated as hazardous wastes and may therefore become subject to more rigorous and costly management, disposal and clean-up requirements.

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The Nuclear Regulatory Commission (“NRC”), pursuant to its authority under the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), oversees the regulatory framework governing the control of radioactive materials, including beneficiation and processing of rare earth elements (“REE”) that contain radioactive source materials such as uranium and thorium. The NRC is responsible for issuing licenses that govern the handling of source material involving certain concentrations of radioactive material. Our operations, including waste generation, may be subject to NRC regulations in order to receive title to, possess, use, transfer, deliver or export source and byproduct materials.

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The Clean Air Act (“CAA”), and comparable state statutes, restrict the emission of air pollutants from many stationary and mobile sources, including mining, beneficiation, and processing activities. Our operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring, control requirements and emission limits under the CAA and state air quality laws. New sources, equipment or process enhancements, including with respect to the growth of our operations and Stage II optimization project, may require additional permits, and existing sources may be required to incur capital costs to remain in compliance. In addition, permitting rules and issued permits or licenses may impose conditions or other limitations on production levels or result in additional capital or other expenditures to comply with such rules or permits. In certain circumstances, private citizens may also sue sources of pollutants for alleged violations of the CAA.

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The Clean Water Act (“CWA”) and comparable state statutes impose restrictions and controls on the discharge of pollutants into waters of the United States. The CWA can regulate storm water from mining facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. CWA regulations and controls generally have become more stringent over time, and it is possible that additional restrictions will be imposed in the future. Violation of the CWA and similar state regulatory programs can result in civil, criminal and administrative penalties for unauthorized discharges of hazardous substances and other pollutants and substantial liability for the costs of removal or remediation associated with such discharges. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the releases and for natural resource damages resulting from the releases.

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The Safe Drinking Water Act (“SDWA”) and comparable state statutes, the Underground Injection Control (“UIC”) program, and related state-administered programs regulate the drilling and operation of subsurface injection wells. Violation of these regulations and/or contamination of groundwater by mining related activities may result in fines, penalties, and/or remediation costs, among other sanctions and liabilities under the SDWA and state laws.

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The Endangered Species Act (“ESA”) and comparable state statutes regulate activities that could have an adverse effect on threatened and endangered species, including the habitat and ecosystems upon which they depend. Compliance with ESA requirements can significantly delay, limit, or even prevent the development of projects, including the development of mining claims, and can also result in increased development costs. In addition, the ESA authorizes both civil and criminal penalties for ESA violations and authorizes citizen suits against any person alleged to be in violation of the ESA.

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The National Environmental Policy Act (“NEPA”) and comparable state statutes require agencies to integrate environmental considerations into their decision-making processes by evaluating the environmental impacts of their proposed actions, including issuance of permits to mining facilities, and assessing alternatives to those actions. If a proposed action could significantly affect the environment, the agency must prepare a detailed statement known as an Environmental Impact Statement (“EIS”). EPA, other agencies, and any interested third parties will review and comment on the scoping of the EIS and the adequacy of and findings set forth in the draft and final EIS. This process can cause delays in issuance of required permits or result in changes to a project to mitigate its potential environmental impacts, which can in turn impact the economic feasibility of a proposed project.

We may be unable to obtain, maintain, exchange or renew permits necessary for the development or operation of the Mountain Pass facility, which could have a material adverse effect on our business, results of operations and financial condition.

We must obtain, including by way of exchanging or amending currently held permits, a number of additional permits that impose strict conditions, requirements and obligations relating to various environmental and health and safety matters in connection with our current and future operations, including the modernization and expansion of the Mountain Pass facility. To obtain certain permits, we may be required to conduct environmental studies and collect and present data to governmental authorities pertaining to the potential impact of our current and future operations upon the environment and to take steps to avoid or mitigate those impacts. The permitting rules, and interpretation thereof, are complex and have generally become more stringent over time. In some cases, the public (including environmental interest groups) has rights to comment upon, and submit objections to, permit applications and environmental impact statements prepared in connection therewith, and otherwise participate in the permitting process, including challenging the issuance of permits, validity of environmental impact statements and determinations and performance of permitted activities. Accordingly, permits required for our operations, including the modernization and expansion of the Mountain Pass facility, may not be issued, maintained, exchanged, amended or renewed in a timely fashion or at all, or may be issued or renewed upon conditions that restrict our ability to conduct our operations economically. Any such failure to obtain, maintain, exchange, amend or renew permits, or other permitting delays or conditions, including in connection with any environmental impact analyses, could have a material adverse effect on our business, results of operations and financial condition.

We are subject to the Federal Mine Safety and Health Act of 1977 and the California Occupational Safety and Health Program, and regulations adopted pursuant thereto, which impose stringent health and safety standards on numerous aspects of our operations.

Our operations at the Mountain Pass facility are subject to the Federal Mine Safety and Health Act of 1977, as amended by the Mine Improvement and New Emergency Response Act of 2006, and the regulations adopted by the California Occupational Safety and Health Administration, which impose stringent health and safety standards on numerous aspects of mineral extraction and processing operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. Our failure to comply with such standards, or changes in such standards or the interpretation or enforcement thereof, could have a material adverse effect on our business, financial condition or otherwise impose significant restrictions on our ability to conduct mining operations.

Our operations may affect the environment or cause exposure to hazardous substances, any of which could result in material costs, obligations or liabilities.

Our operations currently use, and in the past have used, hazardous materials and generate, and in the past have generated, hazardous and naturally occurring radioactive wastes. While we maintain policies and other standard operation procedures as they relate to the handling and disposing of chemicals or other substances by personnel in supporting our operations, risks, including bodily injury and property damage, persist. The Mountain Pass facility has also been used for mining and related purposes since 1952, and contamination is known to exist around the facility. We may be subject to claims under environmental laws, regulations and permits for toxic torts, natural resource damages and other liabilities, as well as for the investigation and remediation of soil, surface water, groundwater and other environmental media. The Mountain Pass facility is subject to an order issued by the Lahontan Regional Water Quality Control Board pursuant to which we have conducted various investigatory and remedial actions, primarily related to contamination emanating from certain on-site impoundments during prior periods of operation, including groundwater monitoring, extraction and treatment. We are still in the process of delineating the extent of groundwater contamination at and around the facility and cannot assure you that we will not incur material costs relating to the remediation of such contamination. Also, prior to our acquisition of the Mountain Pass facility, leaks in a wastewater pipeline from the Mountain Pass facility to offsite evaporation ponds on the Ivanpah dry lake bed caused contamination. Pursuant to a settlement agreement, that contamination has been remediated by Chevron Mining Inc., which retained ownership of the ponds and the pipeline and provided a full indemnity to the previous buyer of the Mountain Pass Mine for liabilities related to the Ivanpah wastewater pipeline. A small portion of the pipeline extends onto the Mountain Pass facility. In addition to claims arising out of our current or former properties, such claims may arise in connection with contaminated third-party sites at which we have disposed of waste. As a matter of law, and despite any contractual indemnity or allocation arrangements or acquisition agreements to the contrary, our liability for these claims may be joint and several, so that we may be held responsible for more than our share of any contamination, or even for the entire share. These and similar unforeseen impacts that our operations may have on the environment, as well as human exposure to hazardous or radioactive materials or wastes associated with our operations, could have a material adverse effect on our business, reputation, results of operation and financial condition.

Our inability to acquire, maintain or renew financial assurances related to the reclamation and restoration of mining property could have a material adverse effect on our business and results of operations.

Under the California Surface Mining and Reclamation Act we are generally obligated to restore property after it has been mined in accordance with regulatory standards and our approved mining plan. Additionally, we are required under various federal, state and local laws to maintain financial assurances, such as surety bonds, to secure such obligations. The failure to acquire, maintain or renew such assurances, as required by federal, state and local laws, could subject us to fines and penalties as well as the revocation of our mining permits. Such failure could result from a variety of factors, including:

•	the lack of availability, higher expense or unreasonable terms of such financial assurances;

•	the ability of current and future financial assurance counterparties to increase required collateral; and

•	the exercise by third-party financial assurance counterparties of any rights to refuse to renew the financial assurance instruments.

Our inability to acquire or failure to maintain or renew such financial assurances could have a material adverse effect on our business, financial condition and results of operations.

If the assumptions underlying our reclamation plan and mine closure obligations are inaccurate, we could be required to expend materially greater amounts than anticipated to reclaim mined property, which could materially and adversely affect our business, results of operations and financial condition.

Federal, state and local laws and regulations establish reclamation and closure standards applicable to our surface mining and other operations as well. Estimates of our total reclamation and mine closing liabilities are based upon our reclamation plan, third-party expert reports, current applicable laws and regulations, certain permit terms, our engineering expertise related to these requirements and review by regulatory agencies. Any change in the underlying assumptions, permissions, or other variation between the estimated liabilities and actual costs could materially and adversely affect our business, results of operations and financial condition.

Regulations and evolving legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of international, federal, state or local governments or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. For example, EPA issued a notice of finding and determination that emissions of carbon dioxide, methane, and other greenhouse gases (GHGs) present an endangerment to human health and the environment, which allowed EPA to begin regulating emissions of GHGs under existing provisions of the CAA. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring, permitting, reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas and countries not subject to such limitations. Given the political significance, regulatory or compliance obligations and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely impact the cost, production and financial performance of our operations.

Risks Related to Our Common Stock

Our stock price may change significantly and you could lose all or part of your investment as a result.

The trading price of our Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed in “—Risks Relating to our Business and Industry” and the following:

•	results of operations that vary from the expectations of securities analysts and investors;

•	changes in expectations as to MPMC’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

•	declines in the market prices of stocks generally;

•	strategic actions by MPMC or its competitors;

•	announcements by MPMC or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

•	any significant change in MPMC’s management;

•	changes in general economic or market conditions or trends in MPMC’s industry or markets;

•	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to MPMC’s business;

•	future sales of MPMC’s common stock or other securities;

•	investor perceptions or the investment opportunity associated with MPMC’s common stock relative to other investment alternatives;

•	the public’s response to press releases or other public announcements by MPMC or third parties, including MPMC’s filings with the SEC;

•	litigation involving MPMC, MPMC’s industry, or both, or investigations by regulators into MPMC’s operations or those of MPMC’s competitors;

•	guidance, if any, that MPMC provides to the public, any changes in this guidance or MPMC’s failure to meet this guidance;

•	the development and sustainability of an active trading market for MPMC’s stock;

•	actions by institutional or activist stockholders;

•	changes in accounting standards, policies, guidelines, interpretations or principles; and

•	other events or factors, including those resulting from natural disasters, war, acts of terrorism, health pandemics or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Common Stock, regardless of MPMC’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Stock is low.

In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If MPMC was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from MPMC’s business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We intend to retain future earnings, if any, for future operations, expansion and debt repayment and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends to our stockholders or by our subsidiaries to us and such other factors as our Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any future indebtedness we incur. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our Common Stock will rely in part on the research and reports that industry or financial analysts publish about us or our business. We will not control these analysts. In addition, some financial analysts may have limited expertise with our model and operations. Furthermore, if one or more of the analysts who do cover us downgrade our stock or industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market could cause the market price for our Common Stock to decline.

The sale of shares of Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Certain holders of Common Stock and the Insiders have each agreed, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the closing of the Business Combination continuing through the date (i) in the case of Common Stock of the New Holders other than the JHL Holders (as each such term is defined in the A&R RRA), 180 days after the Closing Date or (ii) in the case of Common Stock of the Insiders and of the JHL Holders, one year after the Closing Date.

Upon the expiration or waiver of the lock-ups described above, shares held by the Insiders and certain other stockholders of MPMC will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144.

As restrictions on resale end, the market price of the Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of Common Stock or other securities.

In addition, Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The aggregate number of shares of Common Stock reserved for future issuance under our equity incentive plan is 9,653,671. The compensation committee of our Board may determine the exact number of shares to be reserved for future issuance under its equity incentive plans at its discretion. We will file one or more registration statements on Form S-8 under the Securities Act to register shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue its securities in connection with investments or acquisitions. The amount of shares of Common Stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our stockholders.

Anti-takeover provisions in our organizational documents could delay or prevent a change of control.

Certain provisions of our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

These provisions provide for, among other things:

•	there is no cumulative voting with respect to the election of the our Board;

•	the division of the our Board into three classes, with only one class of directors being elected in each year;

•	the ability of our Board to issue one or more series of preferred stock;

•	advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

•	certain limitations on convening special stockholder meetings;

•	limiting the ability of stockholders to act by written consent;

•	the ability of our Board to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances;

•	providing that our Board is expressly authorized to make, alter or repeal our bylaws;

•	the removal of directors only for cause; and

•	that certain provisions may be amended only by the affirmative vote of at least 66.7% of the shares of Common Stock entitled to vote generally in the election of our directors.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

Our Second Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The Second Amended and Restated Certificate of Incorporation provides that, subject to limited exceptions, any (i) derivative action or proceeding brought on behalf of MPMC, (ii) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to MPMC or its stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL or our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or (iv) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. The Second Amended and Restated Certificate of Incorporation also provides that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Additionally, investors cannot waive our compliance with federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with MPMC or its directors, officers or other employees, which may discourage such lawsuits against MPMC and its directors, officers and employees. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. If a court were to find these provisions of our Second Amended and Restated Certificate of Incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Affiliates of JHL Capital Group will control MPMC, and their interests may conflict with MPMC’s or yours in the future.

Affiliates of JHL Capital Group (as defined below) beneficially own approximately 26.7% of our outstanding Common Stock. For so long as JHL Capital Group continues to beneficially own a significant percentage of our Common Stock, JHL Capital Group will still be able to significantly influence the composition of MPMC’s board of directors and the approval of actions requiring stockholder approval. Accordingly, for such period of time, JHL Capital Group will have significant influence with respect to MPMC’s management, business plans and policies, including the appointment and removal of MPMC’s officers. In particular, for so long as JHL Capital Group continues to beneficially own a significant percentage of our Common Stock, JHL Capital Group will be able to cause or prevent a change of control of MPMC or a change in the composition of MPMC’s board of directors and could preclude any unsolicited acquisition of MPMC. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of MPMC and ultimately might affect the market price of our Common Stock. In addition, JHL Capital Group may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you. For example, JHL Capital Group could cause MPMC to make acquisitions that increase MPMC’s indebtedness or cause MPMC to sell revenue-generating assets. In certain circumstances, acquisitions of debt at a discount by purchasers that are related to a debtor can give rise to cancellation of indebtedness income to such debtor for U.S. federal income tax purposes. So long as JHL Capital Group continues to beneficially own a significant amount of our combined voting power, even if such amount is less than 50%, JHL Capital Group will continue to be able to strongly influence or effectively control our decisions.

Notwithstanding JHL Capital Group’s control of or substantial influence over MPMC, MPMC may from time to time enter into transactions with JHL Capital Group and its affiliates, or enter into transactions in which JHL Capital Group or its affiliates otherwise have a direct or indirect material interest. In connection with the Business Combination, we adopted a formal written policy for the review and approval of transactions with related persons. A description of certain transactions FVAC entered into with JHL Capital Group and its affiliates in connection with the execution of the Merger Agreement, as well as a description of the policy MPMC adopted with respect to the approval or ratification of transactions in which related persons, such as JHL Capital Group and its affiliates, have a direct or indirect material interest is included in this prospectus.

Certain of MPMC’s stockholders, including JHL Capital Group, the Fortress Acquisition Sponsor LLC and the QVT Holders, and any affiliates thereof, may engage in business activities which compete with MPMC or otherwise conflict with MPMC’s interests.

JHL Capital Group, Fortress Acquisition Sponsor LLC, the QVT Holders (as defined in the A&R RRA) and their affiliates are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with MPMC.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

MPMC qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, MPMC will take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. As a result, MPMC’s stockholders may not have access to certain information they deem important. MPMC will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following May 4, 2024, the fifth anniversary of the closing of FVAC’s IPO, (b) in which MPMC has total annual gross revenue of at least $1.07 billion or (c) in which MPMC is deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the last business day of MPMC’s prior second fiscal quarter, and (ii) the date on which MPMC has issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as MPMC is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. MPMC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, MPMC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of MPMC’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Common Stock less attractive because MPMC will rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for Common Stock and our stock price may be more volatile.

We will incur significant increased expenses and costs as a public company, which may disrupt the regular operations of our business.

We expect to incur additional legal, regulatory, finance, accounting, investor relations and other administrative expenses as a result of having publicly traded common stock. In addition, pursuant to the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the NYSE, we have implemented specified corporate governance practices that did not previously apply to either MPMO or SNR.

We will be required to ensure that we has the ability to prepare financial statements on a timely basis that fully comply with all SEC reporting requirements and maintain effective internal controls over financial reporting.

The additional demands associated with being a public company may disrupt regular operations of our business by diverting the attention of some of its senior management team away from revenue producing activities to management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our businesses. In addition, failure to comply with any laws or regulations applicable to us as a public company may result in legal proceedings and/or regulatory investigations, and may cause reputational damage. Any of these effects could harm our business, financial condition and results of operations.

Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations.

Effective internal controls will be necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results will be harmed. We cannot be certain that our efforts to develop and maintain our internal controls will be successful, that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes Oxley Act. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. For example, MPMO identified a material weakness in its internal controls over financial reporting in that, as of December 31, 2019, it did not have sufficient resources with the appropriate level of experience in U.S. GAAP and financial reporting. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our common stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase our operating costs in future periods.

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of securities by the Selling Securityholders, although we could receive up to approximately $132,249,632 assuming the exercise of all of the outstanding public warrants, for cash. Any amounts we receive from such exercises will be used for working capital and other general corporate purposes. The holders of the public warrants are not obligated to exercise the public warrants and we cannot assure you that the holders of the public warrants will choose to exercise any or all of the public warrants.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Common Stock underlying the public warrants offered hereby is determined by reference to the exercise price of the public warrant of $11.50 per share. The public warrants are listed on the NYSE under the symbol “MPWS.”

We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION AND DIVIDEND POLICY

AND RELATED STOCKHOLDER MATTERS

Prior to the completion of the Business Combination on November 17, 2020, Fortress Value Acquisition Corp.’s publicly-traded units, Class A common stock and warrants were listed on the NYSE under the symbols “FVAC.U”, “FVAC” and “FVAC WS”, respectively. The Company listed its publicly-traded Common Stock and warrants effective upon the consummation of the Business Combination on the NYSE under the symbols “MP” and “MPWS”, respectively.

The Company has not paid any cash dividends on its Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of our Board at such time. In addition, the Company is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future as it is currently expected that available cash resources will be utilized in connection with our ongoing operations and development projects, including our Stage II optimization project.

As of December 7, 2020, there were 62 record holders of our Common Stock.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following selected historical financial information and other data for MPMO set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and MPMO’s historical financial statements and the related notes thereto contained elsewhere in this prospectus.

The selected historical financial information and other data presented below for the years ended December 31, 2019 and 2018, and the selected balance sheet and other data as of December 31, 2019 and 2018 have been derived from MPMO’s audited financial statements included in this prospectus. The selected historical financial information and other data presented below for the year ended December 31, 2017 and the selected balance sheet and other data as of December 31, 2017 have been derived from MPMO’s unaudited financial statements which are not included in this prospectus.

The selected financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 have been derived from MPMO’s unaudited condensed financial statements contained elsewhere in this prospectus. The unaudited financial data presented have been prepared on a basis consistent with MPMO’s audited financial statements. In the opinion of management, such unaudited financial data reflect all adjustments, consisting only of normal and recurring adjustments necessary for a fair presentation of the results for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. Information below is in thousands (except production and sales volumes, Realized Price per REO MT and Cost of Production per REO MT).

Our product sales are not comparable between periods due to changes in our contractual arrangements with Shenghe Resources (Singapore). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

	Nine months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
Statements of Operations Data:
Product sales (including sales to related parties)	$92,132	$52,363	$73,411	$67,418	$5,838
Operating costs and expenses (excluding one-time settlement charge)	(67,961)	(61,596)	(81,031)	(76,302)	(23,467)
One time settlement charge	(66,615)	—	—	—	—

Operating loss	(42,444)	(9,234)	(7,620)	(8,884)	(17,629)
Interest expense, net	(3,582)	(2,671)	(3,412)	(5,420)	(3,149)
Other income, net	298	4,114	4,278	839	203

Loss before income taxes	(45,728)	(7,791)	(6,754)	(13,465)	(20,575)
Income tax expense	(211)	(1)	(1)	(1)	(1)

Net loss	$(45,939)	$(7,792)	$(6,755)	$(13,466)	$(20,576)

	As of September 30, 2020	As of December 31,
		2019	2018	2017
Balance Sheet Data:
Cash and cash equivalents	$30,244	$2,757	$2,832	$3,427
Total assets	$157,187	$101,794	$96,270	$116,183
Total debt	$90,897	$18,078	$20,897	$49,834
Total stockholders’ (deficit) equity	$(10,116)	$(18,022)	$(11,267)	$2,199

	Nine months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018	2017
Statement of Cash Flows Data:
Net cash provided by (used in) operating activities	$(318)	$(2,501)	$(437)	$20,196	$(26,655)
Net cash provided by (used in) investing activities	$(9,695)	$6,240	$5,624	$(5,880)	$(36,168)
Net cash provided by (used in) financing activities	$36,186	$(3,934)	$(4,096)	$(30,740)	$66,250

	Nine months Ended September 30,		As of December 31,
	2020	2019	2019	2018
REO Production Volume (MTs)	29,166	18,947	27,620	13,914
REO Sales Volume (MTs)	28,047	18,260	26,821	13,378
Realized Price per REO MT	$3,031	$2,982	$2,793	$3,382
Cost of Production per REO MT	$1,371	$2,157	$1,980	$2,822

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, the “Company” refers to MPMC and its subsidiaries after closing of the Business Combination, and FVAC prior to the closing of the Business Combination.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of FVAC, MPMO, and SNR adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the historical balance sheet of FVAC, the historical balance sheet of MPMO, and the historical balance sheet of SNR on a pro forma basis as if the Business Combination, summarized below, had been consummated on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and the nine months ended September 30, 2020, combine the historical statements of operations of FVAC, MPMO, and SNR for such periods on a pro forma basis as if the Business Combination, summarized below, had been consummated on January 1, 2019, the beginning of the earliest period presented, giving effect to:

•	the Reverse Recapitalization between FVAC and MPMO;

•	FVAC’s acquisition of SNR, via the SNR Mergers;

•	the issuance and sale of 20,000,000 shares of FVAC Class A common stock at a purchase price of $10.00 per share and an aggregate purchase price of $200 million pursuant to the PIPE Investment;

•	the exchange of 5,933,333 of FVAC Private Placement Warrants for an aggregate of 890,000 shares of FVAC Class A common stock pursuant to the Parent Sponsor Warrant Exchange Agreement; and

•	the redemption of 35,849 shares of Class A FVAC Common Stock at a redemption price of $10.00 per share

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination; (ii) factually supportable; and (iii) with respect to the statement of operations, expected to have a continuing impact on the results following the completion of the Business Combination.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited financial statements of MPMO for the year ended December 31, 2019 and the related notes which are included elsewhere in this prospectus;

•	the historical unaudited financial statements of MPMO as of and for the nine months ended September 30, 2020 and the related notes which are included elsewhere in this prospectus ;

•	the historical audited financial statements of SNR for the year ended December 31, 2019 and the related notes which are included elsewhere in this prospectus;

•	the historical unaudited financial statements of SNR as of and for the nine months ended September 30, 2020 and the related notes which are included elsewhere in this prospectus;

•

the historical audited financial statements of FVAC for the period ended January 24, 2020 (inception) and the historical unaudited financial statements of FVAC as of and for the period from inception through September 30, 2020 and the related notes which are included elsewhere in this prospectus; and

•	other information relating to FVAC, MPMO and SNR which are included elsewhere in this prospectus, including the Merger Agreement.

The Business Combination was accounted for as a reverse recapitalization, in accordance with U.S. GAAP (the “Reverse Recapitalization”). Under this method of accounting, FVAC was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of MPMO issuing stock for the net assets of FVAC, accompanied by a recapitalization. The net assets of FVAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of MPMO. The SNR Mineral Rights Acquisition (as defined below) was treated as an asset acquisition as it does not meet the definition of a business under ASC 805, and is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model.

MPMO was determined to be the accounting acquirer based on the following predominate factors:

•	MPMO’s unitholders hold greatest voting interest in the combined entity with approximately 48.8%;

•	MPMO’s former executive management make up the vast majority of the management of MPMC;

•

MPMO’s existing directors and individuals designated by, or representing, MPMO unitholders constitute a majority of the initial MPMC board of directors following the consummation of the Business Combination;

•	MPMC will continue to operate under the MP Materials tradename and the headquarters of MPMC will remain as MPMO’s headquarters; and

•	MPMO has a larger employee base and substantive operations.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Business Combination

MPMO and SNR unitholders received 71,941,543 and 20,000,000 of Common Stock, respectively, as a result of the Business Combination. Therefore, the aggregate consideration for the Business Combination is $1,323.0 million based on the FVAC trading share price as of the date of closing.

Additionally, MPMO and SNR unitholders have the contingent right to receive up to 12,860,000 additional shares of Common Stock contingent upon achieving certain market share price milestones within a period of 10 years post Business Combination.

The following summarizes the pro forma Common Stock shares outstanding (excluding the potential dilutive effect of the Earnout Shares, Vesting Shares, and exercise of FVAC public warrants):

	Final Redemption	%
FVAC Public Stockholders	34,464,151	23.4%
Private Placement Warrants (upon conversion to FVAC Class A common stock)	890,000	0.6%

FVAC Total	35,354,151	24.0%
MPMO Unitholders	71,941,543	48.8%
SNR Unitholders	20,000,000	13.6%
PIPE Investment	20,000,000	13.6%

Pro Forma Common Stock at September 30, 2020	147,295,694	100%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020							As of September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments			Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	909	30,244	6,464	—	345,069	(A	)	517,293
					200,000	(B	)
					(12,075)	(C	)
					(21,753)	(D	)
					(19,327)	(F	)
					(11,742)	(G	)
					(137)	(N	)
					(359)	(M	)
Trade accounts receivable from related party		3,574	—	—	—			3,574
Inventories		31,040	—	—	—			31,040
Royalty revenue receivable from related party		—	1,054	—	(1,054)	(H	)	—
Prepaid expenses and other current assets	334	8,810	92	—	(506)	(H	)	2,679
					(6,051)	(F	)

Total current assets	1,243	73,668	7,610	—	472,065			554,586
Non-current Assets:
Restricted cash		25,405	—	—	—			25,405
Net property, plant, and equipment		57,325	—	(2,967)	—			54,358
Deferred tax assets			131		—			131
Mineral rights and intangible assets (net of depletion)			200	2,967	433,142	(E	)	433,342
					(2,967)	(H	)
Other non-current assets		789		—	—			789
Investments held in Trust Account	345,069			—	(345,069)	(A	)	—

Total non-current assets	345,069	83,519	331	—	85,106			514,025

Total Assets	346,312	157,187	7,941	—	557,171			1,068,611

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (cont.)

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020							As of September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments			Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Iiabilities:
Accounts payable and accrued liabilities	3,396	16,700	1,964	173	(2,595)	(D	)	15,854
					(1,681)	(F	)
					(2,516)	(G	)
					550	(O	)
					(137)	(N	)
Accounts payable and accrued liabilities—related patties		2,154		5	—			2,159
Deferred revenue - related parties		—		—	—			—
Current installments of long-term debt—third party		2,056		—	—			2,056
Franchise tax payable	137	—		(137)	—			—
State tax payable		—	41	(41)	—			—
Current installments of long-term debt—related parties		38,248		—	(5,201)	(D	)	33,047
Finance lease liabilities		2,011		—	—			2,011
Other current liabilities		4,179		—	—			4,179
Other current liabilities - related parties		484		—	(484)	(H	)	—

Total current liabilities	3,533	65,832	2,005	—	(12,064)			59,306

Non-current Liabilities:
Asset retirement obligation		25,157		—	—			25,157
Environmental obligation		16,604		—	—			16,604
Deferred revenue - related parties, net of current portion		—		—	—			—
Long-term debt - third party, net of current portion		1,308		—	—			1,308
Deferred underwriting commissions	12,075			—	(12,075)	(C	)	—
Long-term debt - related parties, net of current portion		52,649		—	(13,595)	(D	)	39,054
Finance lease liabilities, net of current portion		473		—	—			473
Deferred tax liabilities				—	111,369	(Q	)	111,369
Other non-current liabilities		5,280		—	(3,323)	(H	)	1,957

Total non-current liabilities	12,075	101,471	—	—	82,376			195,922

Total liabilities	15,608	167,303	2,005	—	70,312			255,228

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (cont.)

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020						As of September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
COMMITMENTS AND CONTINGENCIES
Class A common stock subject to possible redemption	325,704			—	(325,704)	(I)	—
Stockholders’ Equity:
Common Units	—	20,500	—	—	(20,500)	(J)	—
Class A common stock	—	—	—	—	3	(I)	15
					2	(B)
					8	(J)
					2	(E)
					(0)	(M)
Class F common stock	1	—	—	—	(1)	(K)	—
Preferred Units	—	2,275	—	—	(2,275)	(J)	—
Preferred Warrants		53,846	—	—	(53,846)	(J)	—
Additional paid-in capital	8,388	—	—	—	325,701	(I)	918,663
					199,998	(B)
					(3,389)	(L)
					76,613	(J)
					(720)	(H)
					321,771	(E)
					(6,051)	(F)
					(9,226)	(G)
					5,936	(P)
					1	(K)
					(359)	(M)
Accumulated deficit	(3,389)	(86,737)	—	—	3,389	(L)	(105,295)
					(362)	(D)
					(17,646)	(F)
					(550)	(O)
Members’ Equity			5,936	—	(5,936)	(P)	—

Total stockholders’ equity (deficit)	5,000	(10,116)	5,936	—	812,563		813,383

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	346,312	157,187	7,941	—	557,171		1,068,611

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Period from January 24, 2020 (inception) to September 30,	For the nine months ended September 30, 2020					For the nine months ended September 30, 2020
	Fortress Value Acquisition Corp. (Historical)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)	Reclassification Adjustments (Note 2)	Pro Forma Adjustments		Pro Forma Combined
Product sales (including sales to related parties)	—	92,132	—	—	—		92,132
Royalty revenue from related party			2,464		(2,464)	(AA)	—

Total revenue	—	92,132	2,464	—	(2,464)		92,132
Operating costs and expenses:
Cost of sales (including cost of sales to related parties)		44,957		—			44,957
Royalty expense paid to related party		1,908		—	(1,908)	(AA)	—
General and administrative expenses	3,321	14,573	2,113	—	(364)	(BB)	20,224
					(2,825)	(CC)
					(101)	(DD)
					3,507	(II)
Depreciation, depletion and amortization		4,832		—	13,456	(EE)	18,288
Accretion of asset retirement obligation and environmental remediation obligation		1,691		—	—		1,691
One-time settlement charge		66,615		—	—		66,615
Franchise tax expense	137			—	—		137

Total operating cost and expenses	3,458	134,576	2,113	—	11,765		151,912

Operating income (loss)	(3,458)	(42,444)	351	—	(14,229)		(59,780)
Other income, net		298		—	—		298
Gain on partial extinguishment of debt		—		—	—		—
Interest income	69		12	—	(69)	(FF)	12
Interest expense		(3,582)		—	1,947	(GG)	(1,287)
				—	348	(AA)

Income (loss) before income taxes	(3,389)	(45,728)	363	—	(12,003)		(60,757)
Income tax benefit (expense)		(211)	(368)	—	3,079	(HH)	2,500

Net income (loss)	$(3,389)	$(45,939)	$(5)	$—	$(8,924)		$(58,257)

Weighted average shares outstanding—Class A common stock	34,500,000						147,295,694
Basic and diluted net income (loss) per share—Class A	$—						$(0.40)
Weighted average shares outstanding—Class F common stock	8,625,000
Basic and diluted net loss per share—Class F	$(0.39)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019			Pro Forma Adjustments	For the Year ended December 31, 2019
	Fortress Value Acquisition Corp. (Historical)(1)	MP Mine Operations LLC (Historical)	Secure Natural Resources LLC (Historical)			Pro Forma Combined
Product sales (including sales to related parties)	$—	$73,411	$—	$—		$73,411
Royalty revenue from related party			2,020	(2,020)	(AA)	—

Total revenue	—	73,411	2,020	(2,020)		73,411
Operating costs and expenses:
Cost of sales (including cost of sales to related parties)		61,261		—		61,261
Royalty expense paid to related party		1,885		(1,885)	(AA)	—
General and administrative expenses		11,104	590	8,752	(II)	20,446
Depreciation, depletion and amortization		4,687		17,942	(EE)	22,629
Accretion of asset retirement obligation and environmental remediation obligation		2,094		—		2,094
Franchise tax expense						—

Total operating cost and expenses	—	81,031	590	24,809		106,430

Operating income (loss)	—	(7,620)	1,430	(26,829)		(33,019)
Other income, net		4,278		—		4,278
Interest income			73	—		73
Interest expense		(3,412)		2,890	(GG)	(50)
				472	(AA)

Income (loss) before income taxes	—	(6,754)	1,503	(23,467)		(28,718)
Income tax benefit (expense)		(1)	368	6,020	(HH)	6,387

Net income (loss)	$—	$(6,755)	$1,871	$(17,447)		$(22,331)

Weighted average shares outstanding—Class A common stock						147,295,694
Basic and diluted net loss per share—Class A						$(0.15)

(1)	As FVAC’s date of inception is January 24, 2020, no statement of operations data exists for the year ended December 31, 2019.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, FVAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of MPMO issuing stock for the net assets of FVAC, accompanied by a recapitalization. The net assets of the FVAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MPMO. The SNR Mineral Rights Acquisition will be treated as an asset acquisition under ASC 805, and is accounted for in accordance with the “Acquisition of Assets Rather Than a Business” subsections of ASC 805-50 by using a cost accumulation model.

Subject to the terms and conditions set forth in the Merger Agreement, MPMO and SNR unitholders have the contingent right to receive up to 12,860,000 additional shares of Common Stock contingent upon achieving certain market share price milestones within a period of 10 years post-Business Combination.

In connection with the closing of the Business Combination, 8,625,000 Founder Shares will be Vesting Shares and will vest upon achieving certain market share price milestones within a period of ten years post-Business Combination. These shares will be forfeited if the set milestones are not reached.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had been completed on January 1, 2019. All periods are presented on the basis of MPMO as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FVAC’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which are included elsewhere in this prospectus;

•	MPMO’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which are included elsewhere in this prospectus; and

•	SNR’s unaudited balance sheet as of September 30, 2020 and the related notes for the period ended September 30, 2020, which are included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	FVAC’s audited statement of operations for the period ended January 24, 2020 (inception) and the related notes, which are included elsewhere in this prospectus;

•	FVAC’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which are included elsewhere in this prospectus;

•	MPMO’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which are included elsewhere in this prospectus; and

•	SNR’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, which are included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	MPMO’s audited statement of operations for the year ended December 31, 2019 and the related notes, which are included elsewhere in this prospectus; and

•	SNR’s audited statement of operations for the year ended December 31, 2019 and the related notes, which are included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of FVAC, MPMO, and SNR.

2.	Accounting Policies

Management will perform a comprehensive review of the three entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the three entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align FVAC, MPMO and SNR’s financial statement presentation.

Reclassification Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

MPMO Reclassifications	Historical	Reclassification Amount
	(in thousands)
Net property, plant, and equipment	$57,325	$(2,967	)(a)
Mineral rights and intangible assets (net of depletion)	$—	$2,967	(a)

(a)	Reflects the reclassification of mineral rights of $2,967 thousand from net property, plant, and equipment to mineral rights and intangible assets.

FVAC Reclassifications	Historical	Reclassification Amount
	(in thousands)
Accounts payable and accrued liabilities	$3,396	$132	(a), (b)
Accounts payable and accrued liabilities—related parties	$—	5	(b)
Franchise tax payable	$137	(137	)(a)

(a)	Reflects the reclassification of franchise tax payable of $137 thousand to accounts payable and accrued liabilities.
(b)	Reflects the reclassification of $5 thousand from accounts payable and accrued liabilities to accounts payable and accrued liabilities—related parties.

SNR Reclassifications	Historical	Reclassification Amount
	(in thousands)
Accounts payable and accrued liabilities	$1,964	$41	(a)
State tax payable	$41	$(41	)(a)

(a)	Reflects the reclassification of state tax payable of $41 thousand to accounts payable and accrued liabilities.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination company. MPMO and FVAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. As it relates to the Mineral Rights Lease and Intellectual Property License between MPMO and SNR, certain pro forma adjustments were included in the unaudited pro forma condensed combined financial information to eliminate such activities between MPMO and SNR.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)	Reflects the reclassification of $345.1 million of investments held in the FVAC’s trust account (“Trust Account”) that were available following the Business Combination.

(B)	Reflects the net proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of FVAC Class A common stock at $10.00 per share in the PIPE Investment.

(C)	Reflects the settlement of $12.1 million of deferred underwriters’ fees.

(D)

Reflects the settlement of MPMO’s historical debt settled concurrently with the close of the transaction comprised of the MPMO Unsecured Note and the MPMO Secured Note. The adjustments related to debt reflected in the unaudited pro forma condensed combined balance sheet are summarized as follows:

(in thousands)
Represents current portion of MPMO historical debt paid off	$(5,563)
Represents noncurrent portion of MPMO historical debt paid off	(13,595)
Represents accrued interest of MPMO historical debt paid off (1)	(2,595)

Total pro forma adjustments to cash and cash equivalents	$(21,753)

Represents current portion of MPMO historical debt paid off	$(5,563)
Represents discount on current portion of MPMO historical debt paid off	362

Total pro forma adjustments to current installments of Iong-term debt-related parties	$(5,201)

(1)	Represents $2.4 million of accrued interest as of September 30, 2020 and an additional $0.2 million of accrued interest for the period October 1, 2020 to the close of the transaction.

(E)	Reflects the fair value adjustment to the mineral rights acquired in the SNR Mineral Rights Acquisition recognized on the basis of relative fair value in accordance with ASC 805.

(in thousands)
Consideration transferred to SNR(1)	$287,800
Add: Transaction costs	1,607
Add: Fair Value of SNR’s Earnout Shares(2)	37,248

Total Cost of Acquisition	326,655
Less: Total value non-qualifying assets	(4,682)

Relative Fair Value Mineral Rights	321,973
Add: Deferred tax liability(3)	111,369

Final Carrying Value Mineral Rights	$433,342

(1)

Represents consideration transferred to SNR based on the fair value of 20,000,000 shares of Common Stock transferred using a price per share of $14.39, the closing price on the date the Business Combination was consummated.

(2)

Represents the estimated fair value of the Earnout Shares upon the achievement of certain stock price milestones during a specified post-merger measurement period, and subject to certain additional terms, as outlined in the Merger Agreement. FVAC obtained the fair value based on a Monte Carlo simulation model using certain underlying assumptions such as stock price, volatility, risk-free interest rates and dividend payments. The fair value of the Earnout Shares was allocated to SNR based on the amount of total Earnout Shares of 91,941,543 that are attributable to SNR Holdco common stock, which is 20,000,000 shares, or 21.8%.

(3)	Represents the recognition of the deferred tax impact of the mineral rights acquired in the SNR Mineral Rights Acquisition in accordance with ASC 740.

(F)

Represents the payment of $23.9 million in total transaction costs incurred by MPMO. Of this amount, $6.1 million was capitalized and $6.5 million had been accrued as of September 30, 2020. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(G)

Represents transaction costs incurred by FVAC that are not capitalized as part of the Business Combination. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are nonrecurring.

(H)	Reflects the settlement of the pre-existing relationship balances between MPMO and SNR.

(I)	Reflects the reclassification of $325.7 million of FVAC Class A common stock subject to possible redemption to permanent equity.

(J)

Reflects the recapitalization of MPMO and issuance of 71,941,543 of the post-combination company’s Common Stock to MPMO equity holders as consideration in the Business Combination. Additionally, reflects the conversion of 890,000 Private Placement Warrants to Class F common stock pursuant to the Parent Sponsor Warrant Exchange Agreement, which convert to Common Stock upon consummation of the Business Combination.

(K)	Reflects the adjustment to the historical Founder Shares as a result of the Surrender Shares pursuant to the Parent Sponsor Letter Agreement.

(L)	Reflects the elimination of FVAC’s historical accumulated deficit.

(M)	Reflects redemptions of 34,849 FVAC public shares for $0.4 million at a redemption price of $10.00 per share on the date the Business Combination was consummated.

(N)	Reflects the reduction to cash used to settle SNR’s franchise tax payable.

(O)	Reflects one-time, lump-sum payments payable immediately following the closing of the Business Combination in accordance with new executed executive employment agreements.

(P)	Reflects the elimination of SNR’s historical members’ equity.

(Q)

Reflects an increase in deferred tax liabilities as a result of the SNR Mineral Rights Acquisition. The deferred tax liability and resulting adjustment to the carrying amount of the acquired mineral rights were calculated using the simultaneous equations method under ASC 740. The initial temporary difference was calculated based on the book to tax basis difference of approximately $322.0 million. A factor was applied to the initial temporary difference resulting in an estimated deferred tax liability of $111.4 million. The tax rate was based on an estimated blended federal and state statutory tax rate of 25.7%. The estimated blended federal and state tax rate is not necessarily indicative of the effective tax rate of the combined company.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the period ended September 30, 2020 and the year ended December 31, 2019 are as follows:

(AA)	Reflects elimination of MPMO and SNR related party transactions.

(BB)	Reflects elimination of MPMO historical transaction costs incurred for the Reverse Recapitalization.

(CC)	Reflects elimination of FVAC historical transaction costs incurred for the Reverse Recapitalization.

(DD)	Reflects elimination of historical expenses related to FVAC’s office space and related support services, which will terminate upon consummation of the Business Combination.

(EE)

Reflects the elimination of historical depletion and the recognition of new depletion based on the relative fair value of the mineral rights acquired through the SNR Mineral Rights Acquisition. The new depletion is based on the estimated useful life of the mineral rights of 24 years, which is based on proven and probable reserves, and is calculated on a straight-line basis.

	For the nine months ended September 30,	For the year ended December 31, 2019
	(in thousands)
Represents new depletion of acquired mineral rights	$13,542	$18,056
Represents elimination of historical depletion	(86)	(114)

Total pro forma adjustments to depreciation, depletion and amortization	$13,456	$17,942

(FF)	Reflects elimination of investment income related to the investment held in the Trust Account.

(GG)

Reflects elimination of historical interest expense recorded by MPMO related to MPMO’s historical debt that will be settled concurrently with the close of the Business Combination, comprised of the MPMO Unsecured Note and the MPMO Secured Note.

(HH)

Reflects the income tax effect of pro forma adjustments using the estimated statutory tax rate of 25.7%, compromised of the federal statutory corporate tax rate of 21.0% and a blended state tax rate of 4.7%.

(II)

Reflects stock compensation expense related to time-based incentive awards granted to two executives and the partial vesting of the initial equity award equal to 1.7% of the pre-money Combined Company Equity Value in the form of a restricted stock award granted to one executive upon the closing of the Business Combination. Additionally, reflects the base salary expense increases contingent upon the closing of the Business Combination in accordance with new executed executive employment agreements that were entered into in connection with the Business Combination.

4.	Net Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combination have been outstanding for the entire periods presented. For shares redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

	For the nine months ended September 30,	For the year ended December 31, 2019
Pro forma net loss (in thousands)	$(58,257)	$(22,331)
Weighted average shares outstanding of Class A common stock	147,295,694	147,295,694
Basic and diluted net loss per share—Class A(1)	$(0.40)	$(0.15)

(1)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding public warrants are exchanged for MPMO Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As a result of the completion of the Business Combination, the financial statements of the MPMO and SNR are now the financial statements of the Company. Prior to the Business Combination, the Company had no operating assets but, upon consummation of the Business Combination, the business and operating assets of the MPMO and SNR sold to the Company became the sole business and operating assets of the Company. Accordingly, the financial statements of the MPMO and SNR and their respective subsidiaries as they existed prior to the Business Combination and reflecting the sole business and operating assets of the Company going forward, are now the financial statements of the Company. Thus, the following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of MPMO and SNR set forth under the heading “Index to Financial Statements” elsewhere in this prospectus and the unaudited pro forma condensed combined financial information, under the heading “Unaudited Pro Forma Condensed Combined Financial Information.”. This discussion contains forward-looking statements reflecting the Company’s current expectations, estimates, plans and assumptions concerning events and financial trends that involve risks and may affect the Company’s future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Cautionary Notes Regarding Forward-Looking Statements” and “Risk Factors.”

Overview

We own and operate one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere.

Rare earth elements (“REE”) are fundamental building blocks of the modern economy, enabling trillions of dollars in global GDP through the distribution of end products across industries, including transportation, consumer electronics, national defense and clean energy, among others. Neodymium (“Nd”) and praseodymium (“Pr”) are rare earth elements which in combination form neodymium-praseodymium (“NdPr”), which represents our primary revenue opportunity. NdPr is most often utilized in NdPr magnets, which are also commonly referred to as “neo,” “NdFeB,” “NIB” or permanent magnets and are made predominantly from an alloy of NdPr, iron and boron. NdPr magnets are the most widely used type of rare earth magnets and are critical for many advanced technologies that are experiencing strong secular growth, including electric vehicles, drones, defense systems, medical equipment, wind turbines, robotics and many others. Demand for NdPr is expected to grow rapidly as advanced motion technologies fuel a global industrial transformation of sectors, including transportation, clean energy, consumer electronics, and national defense.

We produce our materials at Mountain Pass, one of the world’s richest rare earth deposits, co-located with integrated state-of-the-art processing and separation facilities. We believe Mountain Pass is the only such integrated facility in the Western Hemisphere and one of the few separation facilities outside of Asia. Current ownership and management acquired the Mountain Pass assets out of bankruptcy in 2017, restarted operations from cold-idle status and embarked on a deliberate, two-stage plan to optimize the facility and position us for growth and profitability. See the section entitled “Description of Business—History of Ownership and Current Operations.” Approximately $1.7 billion has been invested in the Mountain Pass facility since 2011, in addition to the investments in utilities and active infrastructure completed between the 1960s and 2008. We commenced mining, comminution, beneficiation and tailings management operations, which we designated Stage I of our multi-stage restart plan, between December 2017 and February 2018. We currently produce a rare earth concentrate that we sell to Shenghe Resources (Singapore) which, in turn, sells that product to end customers in China. These customers separate the constituent REEs contained in our concentrate and sell the separated products to various end users. We believe our concentrate represents approximately 15% of the rare earth content consumed in the global market during the last twelve (12) months. Upon completion of Stage II of our optimization plan, we anticipate separating REEs at Mountain Pass and selling our products directly to end users, at which time we would no longer sell our concentrate.

As technological innovation drives significant anticipated global growth in demand for REEs, we also believe global economic trends, geopolitical realities and sustainability mandates are combining to further support an opportunity for us to create shareholder value. We believe businesses are increasingly prioritizing diversification and security of their global supply chains so as to reduce reliance on a single producer or region for critical supplies. This trend has national security implications as well, illustrated by U.S. Presidential directives to seek the onshoring of production in industries deemed critical, including rare earth minerals. According to CRU, China was projected to account for approximately 83% of global REO production in 2020. We believe an even higher percentage of the NdPr magnet supply chain is based in China. Finally, public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. As the only scaled source in North America for critical rare earths, with a processing facility designed to operate with best-in-class sustainability and a competitive cost structure, we believe we are well-positioned to thrive in a transforming global economy.

Recent Developments and Comparability of Results

Impact of the COVID-19 Pandemic

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China, where our customer, Shenghe Resources (Singapore) is located. The outbreak of COVID-19 has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the global economy. In December 2019, a series of emergency quarantine measures taken by the Chinese government disrupted domestic business activities in China during the weeks after the initial outbreak of COVID-19. Since that time, an increasing number of countries, including the United States, have imposed restrictions on travel to and from China and elsewhere, as well as general movement restrictions, business closures and other measures imposed to slow the spread of COVID-19. The situation continues to develop rapidly, however, and it is impossible to predict the effect and ultimate impact of the COVID 19 outbreak on our business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. We experienced shipping delays at the onset of the outbreak due to overseas port slowdowns and container shortages, however, we have not experienced a reduction in production, sales or shipments due to COVID-19, though we may in the future, for example as a result of the reduced consumption of products made with rare earth products by its end users, such as participants in the automotive industry supply chain.

The Business Combination

The Business Combination was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020. Pursuant to the agreement, we and Secure Natural Resources LLC (“SNR”), a company controlled by our majority equityholder and that holds the mineral rights to our mine, were combined with Fortress Value Acquisition Corp. (“FVAC”), a special purpose acquisition company (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. (“MPMC”).

MPMO’s merger with FVAC was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. SNR’s acquisition by FVAC was treated as an asset acquisition. The Business Combination is expected to significantly impact our reported financial position and results, as a consequence of reverse capitalization treatment (with respect to FVAC) and asset acquisition accounting (with respect to SNR). Our pro forma cash amounted to $512.7 million as of September 30, 2020. This pro forma cash amount is net of approximately $47.7 million in transaction-related costs and (x) the repayment of our existing related-party debt, which amounted to $21.8 million as of September 30, 2020, as described further below. See the sections entitled “Certain Relationships and Related Transactions—Certain

Relationships and Related Person Transactions—MPMO/SNR—Shenghe Agreements,” and “Unaudited Pro Forma Condensed Combined Financial Information.”

The acquisition of SNR, a company that was controlled by our majority equityholder (the “SNR Mineral Rights Acquisition”), did not meet the criteria for the acquisition of a business and was accounted for as an asset acquisition. The principal asset acquired in the SNR Mineral Rights Acquisition was the mineral rights for the rare earth ores contained in our mine, which SNR acquired in 2016 and which was SNR’s sole operating asset. The value attributed to the SNR Mineral Rights Acquisition in the Business Combination is approximately $433.3 million, which was recorded as an amortizable intangible asset on MPMC’s balance sheet and is amortized on a straight-line basis over its estimated useful life (approximately 24 years). As a result, we expect to record materially higher amortization charges in MPMC’s consolidated financial statements for periods following the Business Combination.

In April 2017, we entered into a 30-year lease and license agreement with SNR under which we pay royalties to SNR in the amount of 2.5% of gross revenue from the sale of rare earth products made from ores extracted from the mine, subject to a minimum non-refundable royalty of $0.5 million per year. Our consolidated results of operations for reporting periods following the consummation of the Business Combination will no longer reflect the payment of such royalties. SNR’s results of operations and cash-flows will be substantially eliminated in consolidation in our next consolidated financial statements and, except as otherwise disclosed above, we do not expect the SNR Mineral Rights Acquisition to materially impact the comparability of MPMO’s historical results of operations with MPMC’s results of operations for periods following the Business Combination.

Pursuant to the Parent Sponsor Letter Agreement entered into concurrently with the Merger Agreement, all of the shares of FVAC Class A common stock issued upon the conversion of the Founder Shares (shares of FVAC Class F common stock initially purchased by holders of Founder Shares prior to the FVAC IPO), shall be subject to certain vesting and forfeiture provisions (the “Vesting Shares”), as follows: (i) 50% of the Vesting Shares shall vest if a $12.00 stock price level is achieved, (ii) 25% of the Vesting Shares shall vest if a $14.00 stock price level is achieved and (iii) 25% of the Vesting Shares shall vest if a $16.00 stock price level is achieved, in each case for any twenty (20) trading days during any consecutive thirty (30) trading day period within ten years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Parent Sponsor Letter Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Parent Sponsor Letter Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Parent Sponsor Letter Agreement then such Vesting Shares shall be deemed vested as of one day prior to consummation of the Parent Sale.

The holders of MPMO HoldCo preferred stock and common stock, MPMO HoldCo and SNR HoldCo common stock immediately prior to the closing of the Business Combination have the contingent right to receive up to an additional 12,860,000 shares of Common Stock (the “Earnout Shares”). Half of the Earnout Shares will be issued if the VWAP of Common Stock exceeds $18.00 and the other half will be issued if the VWAP of Common Stock exceeds $20.00, in each case, for any twenty (20) trading days during any consecutive thirty (30) trading day period within ten years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Merger Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Merger Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Merger Agreement, then such Earnout Shares shall be issued effective as of one day prior to consummation of the Parent Sale.

Public Company Costs

MPMC became the successor to an SEC-registered and NYSE-listed company, which requires us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees. MPMC estimates that these incremental costs will range between approximately $5.0 million and $7.0 million per year.

Our Relationship with Shenghe

In connection with the acquisition and development of the Mountain Pass facility, we entered into a set of commercial arrangements with Shenghe Resources (Singapore), including the Original Offtake Agreement, the TSA and the distribution and marketing agreement entered into in 2017 (the “DMA”). In addition, Leshan Shenghe Rare Earth Co., Ltd. (“Leshan Shenghe”), the majority stockholder of Shenghe Resources (Singapore), acquired MPMO preferred units, representing, on a current basis, a 9.24% interest in the overall equity of MPMO. See the section entitled “Certain Relationships and Related Transactions—Certain Relationships and Related Person Transactions—MPMO/SNR—Shenghe Agreements.” Our Original Offtake Agreement, entered into in May 2017, required Shenghe Resources (Singapore) to advance to us an initial $50 million, in the form of prepayments for future deliveries of REO, to enable us to fund the restart of operations at our mine. In consideration of this and other obligations under the TSA and DMA, we agreed, upon the mine achieving certain milestones and being deemed commercially operational, to sell to Shenghe Resources (Singapore), and Shenghe Resources (Singapore) agreed to purchase on a firm take-or-pay basis, our entire rare earths production, until Shenghe Resources (Singapore)’s advances were fully recouped. Commercial operations were deemed to have commenced on July 1, 2019. From that date, until the modification of the Original Offtake Agreement on June 5, 2020, we would periodically agree upon a cash sales price with Shenghe Resources (Singapore) for each metric ton of rare earth concentrate delivered by us. This price was intended to approximate our cash cost of production. We recognized this amount as revenue upon each sale. Shenghe Resources (Singapore)’s gross profit, which, with respect to each sale of REO, was the difference between Shenghe Resources (Singapore)’s realized sales price to its customers (net of taxes, tariffs, and certain other adjustments, such as demurrage) and the agreed-upon cash price Shenghe Resources (Singapore) would pay to us, was retained by Shenghe Resources (Singapore) and was applied to reduce the prepayment balance and consequently our contractual commitments to Shenghe Resources (Singapore) (which we refer to as Shenghe Resources (Singapore)’s gross profit retention right), and was recognized as revenue in the manner described below. Shenghe Resources (Singapore)’s gross profit is influenced by market conditions as well as import duties, which were imposed on our products by the General Administration of Customs of the People’s Republic of China during this period. The drivers of our production costs are described below under “—Key Performance Indictors—Production Cost per REO MT.”

In June 2017, the Original Offtake Agreement was supplemented by a letter agreement that required Shenghe Resources (Singapore) to advance to us $30.0 million in the form of a non-interest-bearing loan. In consideration of the loan, the contractual balance that was subject to Shenghe Resources (Singapore)’s gross profit retention right was increased by an additional $30.0 million. Under the terms of these agreements, the amounts funded by Shenghe Resources (Singapore), other than the amount recorded as a non-interest-bearing loan, constituted prepayments for the rare earth products to be sold to Shenghe Resources (Singapore). Shenghe Resources (Singapore)’s initial advances were recorded as deferred revenue, which stood at $35.5 million at December 31, 2019, which amount included $3.5 million allocated from the $30.0 million advance received pursuant to the June 2017 modification, and the non-interest-bearing loan was recorded as debt in the amount of $26.5 million (based on a relative fair value allocation), an implicit debt issuance discount of $3.5 million. The $30.0 million increase in the contractual balance that remained subject to Shenghe Resources (Singapore)’s gross profit retention right was not recorded in our financial statements and was to be satisfied, together with the initial offtake advances, through an implied discount on our rare earth product sales to Shenghe Resources (Singapore) under the Original Offtake Agreement (this implied discount mechanism being referred to as the “Shenghe implied discount”).

The $30.0 million non-interest-bearing loan was repaid in 2018; however, Shenghe Resources (Singapore)’s gross profit retention right continued under the Original Offtake Agreement and the incremental $26.5 million of additional offtake product (the difference between the amount of the loan subject to Shenghe’s gross profit retention right ($30.0 million) and the amount of prepayments recognized as deferred revenue ($3.5 million)), which we refer to as the adjusted offtake product delivery amount, resulted in the Shenghe implied discount. The Mountain Pass facility reached commercial operations as of July 1, 2019, and from that date onwards all our rare earth product sales to Shenghe Resources (Singapore) were subject to a non-cash recoupment mechanism through Shenghe Resources (Singapore)’s gross profit. A portion of the gross profit (approximately 64%) was applied as a reduction to our deferred revenue balance and recognized as revenue, while the remainder, the Shenghe implied discount (approximately 36% of Shenghe Resources (Singapore)’s gross profit) was applied as a reduction to the adjusted offtake product delivery amount and therefore was not recognized as revenue. For example, for a hypothetical shipment of REO to Shenghe Resources (Singapore) on which it realized gross profit of $1.00 (the difference between its sales price to its customers and its cash cost paid to us), we recognized $0.64 as revenue, with a corollary reduction to deferred revenue, while the remaining $0.36 reduced the notional amount of our contractual commitment but was not recorded as revenue.

In addition, during the same period in which the Shenghe implied discount applied, Shenghe Resources (Singapore) was typically afforded a discount, which typically equaled between 3% and 6% of the initial cash price of our rare earth products sold to Shenghe Resources (Singapore) (the “Shenghe sales discount”), in consideration of Shenghe Resources (Singapore)’s sales efforts to resell our rare earth products. The Shenghe sales discount was not recognized as revenue and was not applied to reduce our other obligations to Shenghe Resources (Singapore), except that it was considered as part of Shenghe Resources (Singapore)’s cost of acquiring our product in the calculation of Shenghe Resources (Singapore)’s gross profit. Due to the revenue treatment resulting from the Shenghe implied discount described above, the amount of revenue we recorded for periods that included any portion of the period from July 1, 2019 until June 5, 2020 (the date the Original Offtake Agreement was modified, as described below), is not comparable, in the aggregate or on a per unit basis, to the amount of revenue recorded in other periods that concluded before July 1, 2019 or that commenced after June 5, 2020. See “ —Key Performance Indicators—Realized Price per REO MT.”

In May 2020, we entered into a framework agreement and amendment (the “Framework Agreement”) with Shenghe Resources (Singapore) that significantly restructured the parties’ relationship. Pursuant to the Framework Agreement, we entered into a new, amended and restated offtake agreement with Shenghe Resources (Singapore) (the “A&R Offtake Agreement”) and issued to Shenghe Resources (Singapore) a warrant (the “Shenghe Warrant”), exercisable at a nominal price for 89.88 of our preferred units, reflecting approximately 7.5% of our equity on a diluted basis, subject to certain restrictions. Pursuant to the Framework Agreement, Shenghe Resources (Singapore) funded the remaining portion of its initial $50.0 million advance commitment under the Original Offtake Agreement and agreed to fund an additional $35.5 million advance to us, which amounts were fully funded on June 5, 2020. Upon such funding, the DMA and TSA were terminated pursuant to the Framework Agreement, and the A&R Offtake Agreement and the Shenghe Warrant became effective.

In accounting for these modifications, we recorded the following impacts:

•	a $66.6 million one-time non-cash settlement charge (reflecting a deemed payment to terminate the DMA);

•

the issuance of a non-interest-bearing debt instrument in an original principal amount of $94.0 million, with a carrying value at June 30, 2020 of $84.7 million and an imputed debt issuance discount in the amount of $8.6 million (with an implied debt discount of 4.4%), corresponding, as of the modification date, to the elimination of $37.5 million of deferred revenue, $21.0 million in remaining adjusted offtake product delivery amounts, and the additional $35.5 million advance from Shenghe Resources (Singapore); and

•	the issuance of the Shenghe Warrant, with a fair value of $53.8 million as of the same date.

The A&R Offtake Agreement changed our repayment terms in relation to the advances from Shenghe Resources (Singapore). The Shenghe implied discount was effectively renegotiated (along with the associated accounting consequences) and, assuming static market prices, we expect to record more revenue per REO MT sold in subsequent periods. Due to the impacts of these modifications, our results for the year ending December 31, 2019 (or any interim portion thereof) will not be comparable to other periods. See “—Key Performance Indicators—Realized Price per REO MT.”

Further, we eliminated the Shenghe sales discount and replaced it with a fixed monthly sales charge (which charge is accounted for in substantially the same way as the Shenghe sales discount – as a reduction to the transaction price); this did not and in the short-term is not expected to materially impact our results of operations.

The A&R Offtake Agreement maintains the key take-or-pay, amounts owed on actual and deemed advances from Shenghe Resources (Singapore), and other terms of the Original Offtake Agreement, with the following material changes: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provides that if we sell such offtake products to a third party, then, until the balance owed on actual and deemed advances from Shenghe Resources (Singapore) has been reduced to zero, we will pay an agreed percentage of our revenue from such sale to Shenghe Resources (Singapore), to be credited against the amounts owed on advances; (iii) replaces the Shenghe sales discount under the Original Offtake Agreement with the aforementioned fixed monthly sales charge; (iv) provides that the cash purchase price to be paid by Shenghe Resources (Singapore) for our rare earth products will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts, instead of our cash cost of production; (v) obliges us to pay Shenghe Resources (Singapore), on an annual basis, an amount equal to our annual net income, less any amounts recouped through Shenghe Resources (Singapore)’s gross profit recoupment mechanism over the course of the year, until the balance owed on actual and deemed advances from Shenghe Resources (Singapore) has been reduced to zero; (vi) obliges us to pay Shenghe Resources (Singapore) the net after-tax profits from certain sales of assets until the balance owed on actual and deemed advances from Shenghe Resources (Singapore) has been reduced to zero (this obligation was previously contained in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products. The cash purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between MPMO and Shenghe Resources (Singapore). The A&R Offtake Agreement will terminate when Shenghe Resources (Singapore) has fully recouped the balance owed on actual and deemed advances from Shenghe Resources (Singapore) and following such termination we will have no contractual arrangements with Shenghe Resources (Singapore) for the distribution, marketing or sale of rare earth products.

Certain Tariff-related Rebates

Starting in May 2020, the government of the People’s Republic of China granted retroactive tariff relief to certain importers of rare earth minerals including Shenghe Resources (Singapore) and its affiliates, relating to periods prior to the formal lifting of the tariffs. As a result, Shenghe Resources (Singapore)’s actual realized prices for the REO sold prior to May 2020 were higher than originally reported to us and resulted in rebates to Shenghe Resources (Singapore). On account of these rebates in the second and third quarters of 2020, we received from Shenghe Resources (Singapore) certain credits against our contractual commitments to them. As a result of these credits, we recognized non-cash revenue of $10.3 million and a reduction in debt principal of $9.7 million and implied debt discount of $0.8 million.

Key Performance Indicators

Our management uses the following key performance indicators to evaluate the performance of our business and prospects. Our calculation of these performance indicators may differ from similarly-titled measures published by other companies in our industry or in other industries.

The following table presents our key performance indicators for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in whole units or dollars)
REO Production Volume (MTs)	29,166	18,947	27,620	13,914
REO Sales Volume (MTs)	28,047	18,260	26,821	13,378
Realized Price per REO MT	$3,031	$2,982	$2,793	$3,382
Cost of Production per REO MT	$1,371	$2,157	$1,980	$2,822

REO Production Volume (MTs)

We measure our rare earth oxide equivalent (“REO”) production volume for a given period in metric tons (“MTs”), our principal unit of sale. This refers to the REO content contained in the rare earth concentrate we produce. Our REO production volume is a key indicator of our mining and processing capacity and efficiency.

The rare earth concentrate we currently produce is a processed, concentrated form of our mined rare earth-bearing ores. While our unit of production and sale is an MT of embedded REO, the actual weight of our rare earth concentrate is significantly greater, as the concentrate also contains non-REO minerals and water. We target REO content of greater than 60% (“REO grade”) per dry metric ton of concentrate. The elemental distribution of REO in our concentrate is relatively consistent over time and batch. We consider this the natural distribution, as it reflects the distribution of elements contained, on average, in our ore. Upon the completion of our Stage II optimization project, we expect to refine our rare earth concentrate to produce separated rare earths, including separated NdPr oxide. See “—Key Factors Affecting Our Performance—Development of Our Refining Capabilities and Other Opportunities.”

In connection with our acquisition of Mountain Pass in July 2017, we also inherited a stockpile of rare earth fluoride (“REF”) and certain other inventories, which were not included in our REO production volume for any period reported in this prospectus. These stockpiles had largely been sold by the end of 2018.

REO Sales Volume (MTs)

Our REO sales volume for a given period is calculated in MTs. A unit, or MT, is considered sold once we recognize revenue on its sale. See “ —Key Components of Sales and Expenses—Product Sales.” Our REO sales volume is a key measure of our ability to convert our production into revenue.

In addition to the rare earth concentrate we sold for the periods presented in this prospectus, we completed the sale of our acquired legacy stockpiles in 2018. Our REO sales volume excludes the sale of REF and other acquired stockpiles. We recognized approximately $22.2 million in revenue from our legacy stockpile sales in 2018.

Realized Price per REO MT

We calculate the realized price per REO MT for a given period as the quotient of (i) our total value realized for a given period and (ii) our REO sales volume for the same period. We calculate our total value realized as the sum of (x) the revenue recognized on our sales of REO in a given period (excluding the revenue impact of tariff-related credits from Shenghe Resources (Singapore) on account of prior sales) and (y) in connection with our sales of REO to Shenghe Resources (Singapore) between July 1, 2019 and June 5, 2020, the total amount of the Shenghe implied discount, which reduced the adjusted offtake product delivery amount. The consideration described in clause (y) is the difference between (1) Shenghe Resources (Singapore)’s average realized price, net of taxes, tariffs and certain other agreed-upon charges (such as one-time demurrage charges) on our products when they sold them to their customers and (2) the amount of revenue we recognized on the sales of those products to Shenghe Resources (Singapore) in the period, which includes a non-cash portion (as discussed above). For sales under the Original Offtake Agreement, a portion of this non-cash consideration—the Shenghe implied discount—was not recorded as revenue in our financial statements but was applied as a reduction to the adjusted offtake product delivery amount to Shenghe Resources (Singapore). Under the terms of the Original Offtake Agreement, for the period between July 1, 2019 and June 5, 2020, Shenghe Resources (Singapore) purchased our rare earth products at an agreed price per MT, which was net of the Shenghe Resources (Singapore) gross profit, and in turn resold it at market prices. Our treatment of this non-cash consideration resulted from the effects of prior modifications to the Original Offtake Agreement and the resulting relative fair value allocations of Shenghe Resources (Singapore)’s prepaid advances, which differed from the amounts we owed contractually. The contractual amounts effectively provided Shenghe Resources (Singapore) with an enhanced margin in consideration of the $30 million deemed additional advance (as discussed above). This arrangement was terminated effective June 5, 2020, whereupon we began to recognize revenue at the full value of our product. Accordingly, we calculate realized price per REO MT for the period between July 1, 2019 and June 5, 2020 by adding back the value of the Shenghe implied discount. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

The table below presents our total realized price on our REO Sales Volumes for the periods indicated, reconciled to our GAAP product sales for the same periods (numbers in the table may not foot due to rounding):

	REO Sales Volume	Realized Price per REO MT	Total Realized Price(1)	Other(2)	Shenghe Implied Discount(3)	Product Sales (GAAP)
	(MTs)	(in whole dollars)	(in thousands of dollars)
Year Ended December 31, 2018	13,378	$3,382	$45,238	$22,180	—	$67,418
Year Ended December 31, 2019	26,821	$2,793	$74,899	$394	$(1,882)	$73,411
Nine Months Ended September 30, 2019	18,260	$2,982	$54,446	$315	$(2,398)	$52,363
Nine Months Ended September 30, 2020	28,047	$3,031	$85,016	$10,780	$(3,664)	$92,132

(1)	REO Sales Volume multiplied by Realized Price per REO MT.
(2)

Includes mainly sales of existing REF stockpiles in 2018 and the net impact of a tariff rebate from Shenghe Resources (Singapore) due to the retroactive effect of lifting of a Chinese tariff in the nine months ended September 30, 2020 (an additional $10.3 million in tariff “rebate” was applied to reduce our adjusted offtake product delivery amount). For all other periods, this reflects mainly sales of PhosFix stockpiles.

(3)	Shenghe implied discount represents to the difference between the contractual amount realized by Shenghe and the amount of deferred revenue we recognized.

Realized price per REO MT is an important measure of the market price of our product and, therefore, our ultimate revenue opportunity. Accordingly, we calculate realized price per REO MT as described above, to reflect a consistent basis between periods by eliminating the impact of recognizing revenue at a discount in the period between July 1, 2019 and June 5, 2020.

Production Cost per REO MT

Our production cost per REO MT is a non-GAAP financial measure, which we calculate as our cost of sales (excluding depletion, depreciation and amortization), less costs attributable to sales of legacy stockpiles and shipping and freight costs, for a given period divided by our REO sales volume for the same period. Production cost per REO MT sold is a key indicator of our production efficiency. See “—Non-GAAP Financial Measures” below for a reconciliation of our production cost to our cost of sales (excluding depletion, depreciation and amortization).

As our cash costs of Stage I production are largely fixed, our production cost per MT is influenced by mineral recovery, REO grade, plant feed rate and production uptime.

Key Factors Affecting Our Performance

We believe we are uniquely positioned to capitalize on the key trends of electrification and supply chain security, particularly as domestic EV production grows. Our success depends to a significant extent on our ability to take advantage of the following opportunities and meet the challenges associated with them.

Demand for REE

The key demand driver for REEs is their use in a diverse array of growing end markets, including: Clean-Energy and Transportation Technologies (e.g., traction motors in EVs and generators in wind power turbines); High-Technology Applications (e.g., miniaturization of smart phones and other mobile devices, fiber optics, lasers, robotics, medical devices, etc.); Critical Defense Applications (e.g., guidance and control systems, global positioning systems, radar and sonar, drones, etc.); and essential Industrial Infrastructure (e.g., advanced catalyst applications in oil refining and pollution-control systems in traditional internal-combustion automobiles, etc.). We believe these drivers will fuel the continued growth of the rare earth market, particularly the market for NdPr. See the section entitled “Description of Business—Rare Earth Industry Overview and Market Opportunity.”

We believe we benefit from several demand tailwinds for REEs, and particularly for NdPr. These include the trend toward geographic supply chain diversification, particularly in relation to China, which is expected to account for approximately 83% of global REE production in 2020, U.S. government strategy to restore domestic supply of key minerals, and increasing acceptance of environmental, social and governance (“ESG”) mandates, which impact global capital allocation throughout production value chains to limit negative environmental and societal impacts.

However, changes in technology may drive down the use of REEs, including NdPr, in the components in which they are now used, or lead to a decline in reliance on such components altogether. We also operate in a competitive industry, and many of our key competitors are based in China, where production costs are typically lower than in the United States. If our assumptions about the growth in demand for REE, and particularly NdPr, prove wrong, our business prospects and results of operations could suffer materially.

Our Mineral Reserves

Our ore body has proven over more than 60 years of operations to be one of the world’s largest and highest-grade rare earth resources. As of July 1, 2020, SRK, an independent consulting firm that we have retained to assess our reserves, estimates total proven and probable reserves of 1.5 million short tons of REO contained in 21.1 million short tons of ore at Mountain Pass, with an average ore grade of 7.06%. In each case, these estimates use an estimated economical cut-off of 3.83% total rare earth oxide. Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years. We expect to be able to significantly grow our expected mine life through exploratory drilling programs and incorporation of the profitability uplift of our Stage II optimization plan over time.

Mining activities in the United States are heavily regulated, particularly in California. Regulatory changes may make it more challenging for us to access our reserves. In addition, new mineral deposits may be discovered elsewhere, which could make our operations less competitive.

Maximizing Production Efficiency

Over the last twelve months REO production is approximately 3.2x greater than the highest ever production in a twelve-month period by the former operator using the same capital equipment. We have achieved these results through an optimized reagent scheme, lower temperature, better management of the tailings facility, and a commitment to operational excellence, driving approximately 94% uptime—a significant improvement to that of our predecessor. We also believe that these “Stage I” optimization initiatives have enabled us to achieve world-class production cost levels for rare earth concentrate. All of these achievements have enabled us to become cash flow positive, despite significant Chinese trade tariffs on ore and concentrates in place over the optimization period. These trade tariffs have recently been suspended, further enhancing the earnings power of our Stage I operations. See the section entitled “Description of Business—History of Ownership and Current Operations—Stage I Execution Successful.”

We believe that the success of our business will reflect our ability to manage our costs. Our “Stage II” optimization plan, discussed below, is designed to enable us to manage our cost structure for separating REE through a revised facility process flow. The reintroduction of the oxidizing roasting step will allow us to capitalize on the inherent advantages of the bastnasite ore at Mountain Pass, which is uniquely suitable to low-cost refining by selectively eliminating the need to carry lower-value cerium through the separations process. The recommissioning of our natural gas-powered combined heat and power (“CHP”) facility will reduce energy, heating and steam costs as well as minimize or eliminate our reliance on the regional electric power grid. The anticipated re-start of chlor-alkali operations (with a revised, higher-reliability process flow as well as redundancy for the discharge of waste brine) will enable us to produce our own hydrochloric acid and sodium hydroxide at the Mountain Pass facility and recycle our acid and base inputs, thereby reducing our reliance on external sources of reagents, and providing additional cost leverage with suppliers as a leading consumer of hydrochloric acid in the United States. Further, our location offers significant transportation advantages that create meaningful cost efficiencies in securing incoming supplies and shipping of our final products.

We currently operate a single site in a single location, and any stoppage in activity, including for reasons outside of our control, could adversely impact our production, results of operations and cash flows. See “—Key Performance Indictors—Production Cost per REO MT.” In addition, several of our current and potential competitors are government supported and may have access to substantially greater capital, which may allow them to make similar or greater efficiency improvements or undercut market prices for our product.

Development of Our REE Refining Capabilities and Other Opportunities

Our “Stage II” optimization process is focused on advancing from concentrate production to the separation of individual REEs. Engineering, procurement, preliminary construction and other recommissioning activities are underway and involve upgrades and enhancements to the existing facility process flow to produce separated REEs more reliably, at significantly lower cost and with an expected smaller environmental footprint per volume of REO produced than the prior operator of the Mountain Pass facility. As part of our Stage II optimization plan, we plan to reintroduce a roasting circuit, reorient the plant process flow, increase product finishing capacity, improve wastewater management and make other improvements to materials handling and storage, in addition to restarting our currently idled CHP plant to produce electricity and steam and our chlor-alkali facility to produce chemical reagents. Our process redesign and engineering for our Stage II optimization plan is substantially complete and we believe that our Stage II optimization plan investments will enable us to materially increase the recovery of NdPr from our concentrate, increase NdPr production and dramatically lower the cost of production, in each case, as compared to the prior owner’s operations. Upon the completion of Stage II, we expect to be a low-cost producer of separated NdPr oxide, which represents a majority of the value contained in our ore. See the section entitled “Description of Business—History of Ownership and Current Operations—Stage II Underway.”

In the longer term, following our completion of the Stage II optimization plan, we believe we will then be in a position to consider opportunities to integrate further downstream into the business of upgrading NdPr into metal alloys and magnets, ultimately expanding our presence as a global source for rare earth magnetics. We also believe integration into magnet production would provide some protection from commodity pricing volatility, while enhancing our business profile as the producer of a critical industrial output in addition to a producer of resources. We expect these “Stage III” downstream opportunities to be driven by geopolitical developments, including bringing critical rare earth mining and refining production capability to the United States, as well as the restoration of the full U.S. magnetics supply chain. See the section entitled “Description of Business—History of Ownership and Current Operations—Stage III Downstream Expansion Opportunity.”

The completion of our Stage II optimization plan and any development of Stage III is expected to be capital intensive. We expect to invest approximately $170 million to complete our Stage II optimization plan and reach anticipated production rates for the separation of REEs by the end of 2022, and our estimated costs or estimated time to completion may increase, potentially significantly, due to factors outside of our control. See the section entitled “Risk Factors—Risks Relating to our Business and Industry.” While we believe that the proceeds we obtain in the Business Combination and the PIPE Investment will be sufficient to fund our Stage II optimization and operating working capital in the near term, we cannot assure this. Any delays in our ongoing optimization plans or substantial cost increases related to their execution could significantly impact our ability to maximize our revenue opportunities and adversely impact our business and cash flows.

Key Components of Sales and Expenses

Product sales

A substantial majority of our product sales are generated from the sale of REO concentrate to Shenghe Resources (Singapore), although we also sell small amounts to third parties. The table below presents our product sales by customer type for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Product sales—Shenghe	$91,699	$52,048	$73,017	$67,013
Product sales—third parties	433	315	394	405

Total product sales	$92,132	$52,363	$73,411	$67,418

We recognize a product sale when we have a binding purchase agreement and the product is loaded at the agreed-upon shipping point, at which point the control of the product is transferred to the customer. The transaction price is typically based on an agreed upon price per REO MT, subject to certain quality adjustments and discounts. Product sales are recorded net of taxes collected from customers that are remitted to governmental authorities. See Note 2 to our audited financial statements included elsewhere in this prospectus.

Costs and expenses

Cost of sales (excluding depreciation, depletion and amortization). Our cost of sales (excluding depreciation, depletion and amortization) consists of production- and processing-related labor costs (including wages and salaries, benefits and bonuses), mining and processing supplies (such as reagents), parts and labor for the maintenance of our processing facility, facilities-related costs, packaging materials and freight and shipping costs.

Royalty expense paid to related party. Our royalty expense paid to related party relates to our obligation to pay SNR for the right to extract REO from our mine and is based on 2.5% of product sales, subject to certain minimums. See Note 11 to our audited financial statements included elsewhere in this prospectus. On a consolidated basis, we will not incur royalty expenses following the Business Combination.

General and administrative expenses. Our general and administrative expenses (“G&A”) expenses consist primarily of accounting, finance and administrative personnel costs, professional services (including legal, regulatory, audit and others), certain engineering expenses, insurance, license and permit costs, facilities rent and other costs, office supplies, property taxes, general facilities expenses, and certain environmental, health, and safety expenses.

Depreciation, depletion and amortization. Our depreciation, depletion and amortization expenses consist of depreciation of property, plant, and equipment related to our mining equipment and processing facility, amortization of capitalized computer software and depletion of our mineral resources.

Accretion of asset retirement obligations (ARO) and environmental remediation obligations. Our accretion of ARO is based on the requirement to reclaim and remediate the land surrounding our mine and processing facility upon the expiration of the lease. Our accretion of environmental obligations is based on the estimated future cash flow requirement to monitor groundwater contamination related to prior owners’ activities.

Other income, net. Other income consists mainly of gains on the disposal of idle mining assets and interest income on restricted cash. Other expense consists mainly of settlements of advances from Shenghe Resources (Singapore).

Interest expense. Interest expense consists mainly of the amortization of the discount on our debt obligations to Shenghe Resources (Singapore) (all of which is non-cash) and, to a lesser extent, interest on other debt instruments.

Income tax expense. Provision for income taxes consists of an estimate of U.S. federal and state income taxes and income taxes in the jurisdictions in which we conduct business, adjusted for federal, state and local allowable income tax benefits, the effect of permanent differences and the valuation allowance against deferred tax assets. We have not incurred material tax expense until the first half of 2020, and we anticipate that the only tax expense for all of 2020 will be for California state income tax expense, mainly attributable to our inability to offset this obligation with state net operating losses due to new legislation. See Note 10 to our audited financial statements included elsewhere in this prospectus.

Results of Operations

Comparison of Nine Months Ended September 30, 2020 to Nine Months Ended September 30, 2019

The following table summarizes our statement of operations for the periods indicated:

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change
	(in thousands, except percentages)
Product sales (including sales to related parties)	$92,132	$52,363	$39,769	76%

Operating expenses:
Cost of sales (excluding depreciation, depletion and amortization)	(44,957)	(45,033)	76	0%
Royalty expense paid to related party	(1,908)	(1,085)	(823)	76%
General and administrative expenses	(14,573)	(10,167)	(4,406)	43%
Depreciation, depletion and amortization	(4,832)	(3,735)	(1,097)	29%
Accretion of asset retirement obligation and environmental remediation obligation	(1,691)	(1,577)	(114)	7%
One-time settlement charge	(66,615)	—	(66,615)	n.m.

Total operating expenses	(134,576)	(61,596)	(72,979)	118%
Operating loss	(42,444)	(9,234)	(33,210)	n.m.
Other income, net	298	4,114	(3,816)	-93%
Interest expense	(3,582)	(2,671)	(911)	34%

Loss before income taxes	(45,728)	(7,791)	(37,937)	n.m.
Income tax expense	(211)	(1)	(210)	n.m.

Net loss	$(45,939)	$(7,792)	$(38,147)	-490%

n.m. = not meaningful.

Product sales. Product sales increased by $39.8 million, or 76%, to $92.1 million in the nine months ended September 30, 2020, from $52.4 million in the nine months ended September 30, 2019. The increase was driven primarily by higher REO sales volume, which increased to 28,047 MTs in the nine months ended September 30, 2020 from 18,260 MTs in the nine months ended September 30, 2019, reflecting the improved efficiency of our processing operations, while our average realized price per REO MT increased approximately 2% between periods, primarily reflecting the lower tariffs. Tariff credits from Shenghe Resources (Singapore) contributed $10.3 million in product sales in the nine months ended September 30, 2020. However, product sales for the nine months ended September 30, 2020 were negatively impacted by the accounting treatment of the Shenghe implied discount in connection with the Original Offtake Agreement, pursuant to which approximately $3.7 million of the value of products sold to Shenghe Resources (Singapore) from January 1, 2020 until June 5, 2020 was not recognized as product sales but was applied as a reduction of the adjusted offtake product delivery amount to Shenghe Resources (Singapore). See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.” Starting June 5, 2020, the accounting impact of the Shenghe implied discount was eliminated under the A&R Offtake Agreement and, going forward, we will recognize product sales on the full value of our sales to Shenghe Resources (Singapore).

Cost of sales (excluding depreciation, depletion and amortization). Cost of sales (excluding depreciation, depletion and amortization) decreased by $0.1 million to $45.0 million in the nine months ended September 30, 2020, from $45.1 million in the nine months ended September 30, 2019. The decrease was driven by lower per unit production costs and offset by higher sales volume and higher shipping costs, reflecting more shipments to less accessible overseas ports. Cost of sales (excluding depreciation, depletion and amortization) improved significantly on a per unit basis. The significant decrease in production cost per REO MT, from $2,157 in the nine months ended September 30, 2019 to $1,371 in the nine months ended September 30, 2020 reflected the increased efficiency in processing our rare earth concentrate, driven by higher mineral recoveries in our froth flotation circuit and improved operational uptime. See “—Non-GAAP Financial Measures” below for a reconciliation of our total production cost to our cost of sales (excluding depletion, depreciation and amortization). We believe our cost of sales (excluding depreciation, depletion and amortization) on a per unit basis has stabilized in the short-term, although we anticipate additional efficiency opportunities as we increase REO production volumes in our milling and flotation circuit over time.

Royalty expense paid to related party. Royalty expense paid to related party increased by $0.8 million, or 76%, to $1.9 million in the nine months ended September 30, 2020, from $1.1 million in the nine months ended September 30, 2019, reflecting our increased product sales (the royalty rate is 2.5% of our gross revenue from products derived from mined ore).

General and administrative expenses. General and administrative expenses increased by $4.4 million, or 43%, to $14.6 million in the nine-months ended September 30, 2020, from $10.2 million in the nine months ended September 30, 2019, reflecting a $3.4 million increase in professional service fees, mainly accounting advisory services related to the Business Combination.

Depreciation, depletion and amortization. Depreciation, depletion and amortization increased by $1.1 million, or 29%, to $4.8 million in the nine months ended September 30, 2020, from $3.7 million in the nine months ended September 30, 2019, reflecting the impact of additional equipment purchases.

Accretion of asset retirement obligations (ARO) and environmental remediation obligations. Accretion of ARO and environmental remediation obligations remained relatively flat between periods.

One-time settlement charge. We recorded a one-time non-cash settlement charge of $66.6 million in the nine months ended September 30, 2020 in connection with the termination of the DMA. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

Other income, net. Other income, net, was $0.3 million in the nine months ended September 30, 2020, reflecting interest income on restricted cash and an environmental incentive credit, compared to other income, net of $4.1 million in the nine months ended September 30, 2019, mainly reflecting a gain on the disposal of idle assets and interest income.

Interest expense. Interest expense increased by $0.9 million, or 34%, to $3.6 million in the nine months ended September 30, 2020, from $2.7 million in the nine months ended September 30, 2018, mainly reflecting an increase in the interest expense from the issuance of a non-interest-bearing debt instrument to Shenghe Resources (Singapore) in connection with the amended offtake agreement that was entered in June 2020. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

Income tax expense. Income tax expense was $0.2 million in the nine months ended September 30, 2020 and negligible in the nine months ended September 30, 2019.

Net income (loss). Net loss increased by $38.1 million to $45.9 million in the nine months ended September 30, 2020, from $7.8 million in the nine months ended September 30, 2019, due to the one-time settlement charge and the other reasons discussed above.

Comparison of Year Ended December 31, 2019 to Year Ended December 31, 2018

The following table summarizes our statement of operations for the periods indicated:

	Year Ended December 31,		2019 vs. 2018
	2019	2018	$ Change	% Change
	(in thousands, except percentages)
Product sales (including sales to related parties)	$73,411	$67,418	$5,993	9%
Operating expenses:
Cost of sales (excluding depreciation, depletion and amortization)	(61,261)	(56,252)	(5,009)	9%
Royalty expense paid to related party	(1,885)	(1,032)	(853)	83%
General and administrative expenses	(11,104)	(14,565)	3,461	-24%
Depreciation, depletion and amortization	(4,687)	(2,455)	(2,232)	91%
Accretion of asset retirement obligation and environmental remediation obligation	(2,094)	(1,998)	(96)	5%

Total operating expenses	(81,031)	(76,302)	(4,729)	6%
Operating loss	(7,620)	(8,884)	1,264	-14%
Other income, net	4,278	839	3,439	410%
Interest expense	(3,412)	(5,420)	2,008	-37%

Loss before income taxes	(6,754)	(13,465)	6,711	-50%
Income tax expense	(1)	(1)	—	n.m.

Net loss	$(6,755)	$(13,466)	$6,711	-50%

Product sales. Product sales increased by $6.0 million, or 9%, to $73.4 million in 2019 from $67.4 million in 2018. The increase was primarily driven by higher REO sales volume, which increased to 26,821 MTs in 2019 from 13,378 MTs in 2018, reflecting mainly the improved efficiency of our processing operations starting in the second half of 2019. In 2018, we sold $22.2 million in acquired stockpiles of REF; we had no such sales in 2019. Realized price per REO MT decreased from $3,382 in 2018 to $2,793 in 2019, mainly due to the imposition of a 10% Chinese import duty on our product in July 2018 and its increase to 25% which took effect in May 2019. Product sales for the second half of 2019 were also negatively impacted by the accounting treatment of the Shenghe implied discount in connection with the Original Offtake Agreement, where approximately $1.9 million of the value of products sold to Shenghe Resources (Singapore) in 2019 was not recognized as product sales but was applied as a reduction of the adjusted offtake product delivery amount to Shenghe Resources (Singapore), while in 2018 we recognized product sales on the full market value of our REO concentrate sales. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

Cost of sales (excluding depreciation, depletion and amortization). Cost of sales (excluding depreciation, depletion and amortization) increased by $5.0 million, or 9%, to $61.3 million in 2019 from $56.3 million in 2018. The increase was driven by our higher sales volume and, to a lesser extent, the need to ship certain deliveries to less accessible overseas ports. Cost of sales (excluding depreciation, depletion and amortization) improved significantly on a per unit basis. The significant decrease in production cost per REO MT, from $2,822 in 2018 to $1,980 in 2019, was driven by a significant efficiency improvement in processing our rare earth concentrate starting in the second half of 2019, for the reasons discussed above. See “—Non-GAAP Financial Measures” below for a reconciliation of our total production cost to our cost of sales (excluding depletion, depreciation and amortization).

Royalty expense paid to related party. Royalty expense paid to related party increased by $0.9 million, or 83%, to $1.9 million in 2019 from $1.0 million in 2018, reflecting our increased product sales.

General and administrative expenses. General and administrative expenses decreased by $3.5 million, or 24%, to $11.1 million in 2019, from $14.6 million in 2018, primarily due to reclassification of certain facilities expenses to cost of sales as portions of the mine and processing facilities entered commercial operations, and lower premiums on surety bonding.

Depletion, depreciation and amortization. Depletion, depreciation and amortization increased by $2.2 million, or 91%, to $4.7 million in 2019, from $2.5 million in 2018, reflecting the impact of equipment purchases following the Mountain Pass acquisition.

Accretion of asset retirement obligation ARO and environmental remediation obligations. Accretion of ARO and environmental remediation obligations remained relatively flat between periods.

Other income, net. Other income, net increased by $3.5 million to $4.3 million in 2019 from $0.8 million in 2018. The increase was primarily due to a higher gain on sales of idle equipment in 2019 compared to 2018.

Interest expense. Interest expense decreased by $2.0 million, or 37%, to $3.4 million in 2019, from $5.4 million in 2018, mainly reflecting our repayment of Shenghe Resources (Singapore)’s $30.0 million loan (which was non-interest-bearing for the first 12 months) in November 2018. At the time of repayment, we accrued $2.1 million on the loan in 2018, mainly in amortized debt discount. See Note 7 to our audited financial statements included elsewhere in this prospectus.

Income tax expense. Income tax expense was negligible in both periods.

Net loss. Net loss decreased by $6.7 million, or 50%, to $6.8 million in 2019, from $13.5 million in 2018, for the reasons discussed above.

Non-GAAP Financial Measures

We present Production Costs, Adjusted EBITDA and Free Cash Flow, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. These measures are similar to measures reported by other companies in our industry and are regularly used by securities analysts and investors to measure companies’ financial performance. Production Costs, Adjusted EBITDA and Free Cash Flow are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance or liquidity of other companies within our industry or in other industries.

Production Costs

Production cost, which we use to calculate our key performance indicator, production cost per REO MT, is a non-GAAP financial measure that we define as our cost of sales (excluding depreciation, depletion and amortization), less costs attributable to sales of legacy stockpiles and shipping and freight costs. The table below presents our production cost reconciled to our cost of sales (excluding depreciation, depletion and amortization) for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Cost of sales—as reported	$44,957	$45,033	$61,261	$56,252
Adjusted for:
Costs attributable to sales of stockpiles	(406)	(300)	(374)	(13,309)
Shipping and freight	(6,096)	(5,352)	(7,793)	(5,188)

Non-GAAP production cost	$38,455	$39,381	$53,094	$37,755

Adjusted EBITDA

We define and calculate Adjusted EBITDA as our U.S. GAAP net income (loss) before depreciation, depletion and amortization, interest expense and income tax expense or benefit for a given period, further adjusted to eliminate the impact of transaction-related costs, other non-recurring costs, accretion of asset retirement obligations (ARO) and environmental reserves and gain on sale or disposal of long-lived assets. We present Adjusted EBITDA because it is used by management to evaluate our underlying operating and financial performance and trends.

Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring, non-cash or are not related to our underlying business performance. This non-GAAP financial measure is intended to supplement our U.S. GAAP results and should not be used as a substitute for financial measures presented in accordance with U.S. GAAP.

Our Adjusted EBITDA does not reflect our results of operations on a comparable basis between periods because of the accounting consequences of the modifications of our agreements with Shenghe Resources (Singapore). See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.” Accordingly, our Adjusted EBITDA trend for the periods presented may not be indicative of future trends. If the adjusted offtake product delivery amount to Shenghe Resources (Singapore) pursuant to the Original Offtake Agreement had been included in our deferred revenue (See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”), our Adjusted EBITDA for the nine months ended September 30, 2020 and for fiscal year 2019 would have been higher by $3.7 million and $1.9 million, respectively.

The table below presents our Adjusted EBITDA reconciled to our net income (loss), the closest U.S. GAAP measure, for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net income (loss)	$(45,939)	$(7,792)	$(6,755)	$(13,466)
Adjusted for:
Depreciation, depletion and amortization	4,832	3,735	4,687	2,455
Interest expense	3,582	2,671	3,412	5,420
Income tax expense	211	1	1	1
Transaction-related costs(1)	1,652	—	270	—
Accretion of ARO and environmental reserves	1,691	1,577	2,094	1,998
Other non-recurring costs(2)	738	250	618	—
Royalties to SNR(3)	1,908	1,085	1,885	1,032
One-time settlement charge(4)	66,615	—	—	—
Tariff credits(5)	(10,347)	—	—	—
Other income, net(6)	(298)	(4,114)	(4,278)	(839)

Adjusted EBITDA	$24,645	$(2,587)	$1,934	$(3,399)

(1)	Includes mainly advisory, consulting, accounting and legal expenses in connection with the Business Combination.
(2)	Includes mainly non-recurring costs for SAP implementation in the nine months ended September 30, 2020 and, in 2019, one-time severance payments to certain former members of our executive team.
(3)	Our royalty payments to SNR will be eliminated upon the consummation of the Business Combination. See “—Recent Developments and Comparability of Results—The Business Combination.”
(4)	One-time settlement charge in connection with the termination of the DMA. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”
(5)

Represents non-cash revenue recognized in the nine months ended September 30, 2020 in connection with the tariff credits received from Shenghe Resources (Singapore) relating to product sales prior to May 2020. See “—Recent Developments and Comparability of Results—Certain Tariff-related Rebates.”

(6)	Includes gains on sale of idle mining equipment following the 2017 acquisition of Mountain Pass and interest income on restricted cash.

Free Cash Flow

We calculate Free Cash Flow as net cash provided by (used in) operating activities less additions to property, plant and equipment. We believe Free Cash Flow is useful for comparing our ability to generate cash with that of our peers. The presentation of Free Cash Flow is not meant to be considered in isolation or as an alternative to cash flows from operating activities and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

The following table presents a reconciliation of Free Cash Flow to net cash provided by (used in) operating activities, for the periods indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Cash used in operating activities	$(318)	$(2,501)	$(437)	$20,196
Additions to property, plant and equipment	(9,695)	(2,388)	(2,274)	(7,790)

Free Cash Flow	$(10,013)	$(4,889)	$(2,711)	$12,406

Quarterly Performance Trend

While our business is not significantly seasonal in nature, we sometimes experience a timing lag between production and sales, which may result in volatility in our results of operations between periods. In addition, the efficiency improvements we made in the processing of our rare earth materials has resulted in significantly higher production of REO starting in the second half of 2019. Our realized price per REO MT was also adversely impacted by the imposition of Chinese import duties in July 2018, and the subsequent increase of such tariffs in May 2019. The lifting of tariffs contributed to the improvement in realized price per REO MT in the second and third quarter of 2020.

The following table presents our REO production and sales volumes, as well as our realized price per REO MT, for the quarterly periods indicated:

	FY2018				FY2019				FY2020

	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
	(in whole units or dollars)
REO Production Volume (MTs)	2,168	4,030	4,289	3,427	4,040	5,490	9,417	8,673	9,682	9,287	10,197
REO Sales Volume (MTs)	2,231	3,361	4,736	3,050	3,875	4,533	9,852	8,561	8,321	10,297	9,429
Realized Price per REO MT(1)	$2,646	$4,118	$3,508	$2,912	$2,902	$3,081	$2,967	$2,389	$2,544	$3,093	$3,393

(1)

Realized price per REO MT for certain periods prior to May 2020 would have generally been higher if the tariff credits received from Shenghe Resources (Singapore) were applied in the same periods the relevant sales occurred. See “—Recent Developments and Comparability of Results—Certain Tariff-related Rebates.”

Liquidity and Capital Resources

Liquidity refers to our ability to generate sufficient cash flows to meet the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations, debt service and other commitments. Our principal sources of liquidity to date have included customer advances and loans from Shenghe Resources (Singapore), cash from operating activities and debt.

We believe that our cash flows from operations and cash on hand, together with the proceeds of the PIPE Investment and FVAC’s cash in trust that we received upon the consummation of the Business Combination will be adequate to meet our liquidity requirements for at least the 12 months following the date of this prospectus. Our current working capital needs relate mainly to our mining and beneficiation operations. Our principal capital expenditure requirements relate mainly to the periodic replacement of mining or processing equipment, as well as funding our Stage II project to optimize and recommission our idled refining facilities. Our future capital requirements will depend on several factors, including future acquisitions and potential additional investments in further downstream production (for example, if we move forward with plans to develop our Stage III project for the production of rare-earth based magnets and/or other finished components). If our available resources prove inadequate to fund our plans or commitments, we may be forced to revise our strategy and business plans or could be required, or elect, to seek additional funding through public or private equity or debt financings; however, such funding may not be available on terms acceptable to us, if at all.

We had cash and cash equivalents of $30.2 million as of September 30, 2020. On a pro forma basis, assuming the consummation of the Business Combination on September 30, 2020, we would have had cash and cash equivalents of approximately $512.7 million. As of September 30, 2020, we had $90.9 million of related-party debt, of which $72.1 million (excluding the recorded implied discount discussed below) relates to amounts owed to Shenghe Resources (Singapore) due to the June 2020 contract modifications described above. The promissory notes with JHL Capital Group and QVT Financial and their affiliates (described below), which amounted to $21.8 million (including accrued interest) as of September 30, 2020, were repaid in full upon the consummation of the Business Combination.

Debt

As of September 30, 2020, we had $90.9 million in outstanding related-party debt, as further described below.

Debt for offtake advances (Shenghe). As of September 30, 2020, we had recorded debt to Shenghe Resources (Singapore) in a total amount of $78.4 million, of which $72.1 million was deemed principal and $6.3 million was deemed to be amortizable debt discount. The debt is an accounting consequence of the June 2020 modifications to our agreements with Shenghe Resources (Singapore). The debt to Shenghe Resources (Singapore) is to be satisfied primarily through sales of offtake products, as described above, where partial non-cash consideration is received by MPMO in the form of debt relief (generally equal to approximately 15% of the ultimate market value of the REO, excluding tariffs, duties and certain other charges). See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.” Following an imputed interest rate model to calculate the embedded discount, the amortization of which is recognized as non-cash interest expense, as of September 30, 2020, we estimated the timing of repayment at approximately four years from the date of the modification, and an updated imputed interest rate of 5.3%.

Promissory note. On April 4, 2017, we issued an unsecured promissory note (the “MPMO Unsecured Note”) to certain investment funds managed by or affiliated with JHL Capital Group and QVT Financial, in exchange for loans extended by those entities. The MPMO Unsecured Note bears interest at a rate of 5% per annum and is payable in arrears on the maturity date. Amounts owed under the MPMO Unsecured Note are due upon demand by the lenders and may be prepaid at any time without premium or penalty. As of September 30, 2020, the principal amount outstanding (including accrued interest) under the MPMO Unsecured Note was approximately $6.3 million. This note was repaid in full upon the consummation of the Business Combination.

Secured promissory note. On August 7, 2017, we issued a secured promissory note (the “MPMO Secured Note”) to certain investment funds managed by and/or affiliated with JHL Capital Group and QVT Financial, in exchange for a loan extended by those entities to enable us to purchase certain equipment. The MPMO Secured Note is secured by a lien on certain equipment that was purchased by us with the proceeds of the note. The MPMO Secured Note bears interest at a rate of 10% per annum, payable in kind on each date on which a payment on the principal amount is made, with the amount of such interest being added to the principal balance. Payments on the principal amount under the MPMO Secured Note are due (i) at any time we sell any of the equipment securing the loans under the MPMO Secured Note, with the proceeds of such sale being used to repay the loans, and (ii) upon the final maturity date, February 15, 2021. The MPMO Secured Note may be prepaid at any time without premium or penalty. As of September 30, 2020, the principal amount (including accrued interest) under the MPMO Secured Note was approximately $15.2 million. This note was repaid in full upon the consummation of the Business Combination.

Equipment notes. We entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery. As of September 30, 2020, we had approximately $2.3 million in principal (and accrued interest) outstanding under the equipment notes.

PPP loan. On April 16, 2020, we obtained a loan of $3.4 million pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted on March 27, 2020. The loan, which was in the form of a Note dated April 15, 2020 issued by CIBC Bank USA, matures on April 14, 2022 and bears interest at a rate of 1% per annum, payable monthly commencing on November 15, 2020. Under the terms of the PPP, the loan may be forgiven if they are used for qualifying expenses as described in the CARES Act, which include payroll costs, costs used to continue group health care benefits, rent and utilities. We have used the entire loan amount for qualifying expenses. While we may apply for forgiveness of the PPP loan in accordance with the requirements and limitations under the CARES Act and Small Business Administration (“SBA”) regulations and requirements, no assurance can be given that any portion of the PPP loan will be forgiven. Based on guidance from the United States Department of the Treasury, since our total PPP loan proceeds exceeded $2.0 million, our forgiveness application will be subject to audit by the SBA. We applied for forgiveness of the entire loan in November 2020 and are awaiting a determination.

Cash Flows

The following table summarizes our cash flows for the period indicated:

	Nine Months Ended September 30,		Year Ended December 31,
	2020	2019	2019	2018
	(in thousands)
Net cash used in operating activities	$(318)	$(2,501)	$(437)	$20,196
Net cash provided by (used in) investing activities	$(9,695)	$6,240	$5,624	$(5,880)
Net cash provided by (used in) financing activities	$36,186	$(3,934)	$(4,096)	$(30,740)

Cash Flows Provided by (Used in) Operating Activities. Our cash used in operating activities was $0.3 million in the nine months ended September 30, 2020, compared to $2.5 million in cash used in the nine months ended September 30, 2019. The improvement mainly reflected the improvement in our net income, excluding non-cash items such as one-time settlement charge in connection with the termination of the DMA, revenue recognized in exchange for debt principal reduction and gain on the partial debt extinguishment, between periods, for the reasons discussed above under “—Results of Operations,” partially offset by changes in operating working capital items, mainly a $7.0 million increase in inventory in the nine months ended September 30, 2020, compared to an increase of $1.0 million in the nine months ended September 30, 2019, reflecting the significant ramp in commercial production starting in the second half of 2019.

Net cash used in operating activities was $0.4 million in 2019 compared to $20.2 million in net cash provided by operating activities in 2018, mainly reflecting a $20.6 million negative net change in operating working capital items, mainly reflecting a $9.6 million net increase in inventory in 2019, attributable to the ramp in commercial production discussed above, compared to a $4.3 million decrease in inventory in 2018, reflecting the sale of stockpiles acquired in the Mountain Pass acquisition. The change in accounts receivable, which increased slightly in 2019, compared to a $4.7 million decrease in 2018, also contributed to the change in trend, reflecting the acceleration of prepayments for REO shipments from Shenghe Resources (Singapore) upon our mine achieving commercial operations (as defined in the Original Offtake Agreement) in July 2019. Deferred revenue increased by $7.1 million in 2019, compared to an increase of $11.0 million in 2018, reflecting the impact of the higher non-cash consideration component in our 2019 sales relative to 2018. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.” Our improved operating results, from a net loss of $13.5 million in 2018 to a net loss of $6.8 million in 2019, for the reasons discussed above under “—Results of Operations,” partially offset the negative working capital impact.

Cash Flows Provided by (Used in) Investing Activities. Our current, recurring capital expenditure needs consist mainly of purchases of property, plant and equipment, including mining equipment.

Net cash used in investing activities amounted to $9.7 million in the nine months ended September 30, 2020 compared to net cash provided by investing activities of $6.2 million in the nine months ended September 30, 2019. The change was mainly attributable to capitalized costs related to our Stage II optimization plan in the nine months ended September 30, 2020. Conversely, we sold long-lived assets in the nine months ended September 30, 2019, from which we received $8.6 million.

Net cash provided by investing activities amounted to $5.6 million in 2019 compared to net cash used in investing activities of $5.9 million in 2018. The change was primarily due to a $6.0 million increase in cash received from the sale of idled equipment in 2019 and a $5.5 million decrease in additions to property, plant and equipment compared to 2018, primarily due to the impact of the implementation of our SAP ERP system in 2018.

Cash Flows Provided by Financing Activities. Net cash provided by financing activities was $36.2 million in the nine months ended September 30, 2020, compared to $3.9 million cash used in the nine months ended September 30, 2019, primarily reflecting the advances from Shenghe Resources (Singapore) in June 2020 in connection with the agreement modifications described elsewhere in this prospectus, a $1.6 million increase in the payment of underwriting and transaction costs and a reduction of $5.9 million in net principal repayments on our financing obligations between periods.

Net cash used in financing activities decreased by $26.6 million, to $4.1 million in 2019 from $30.7 million in 2018, reflecting a reduction in net principal repayments on our financing obligations and an increase in net borrowing in 2019.

Contractual Obligations

The following table summarizes our contractual obligations and commitments as of September 30, 2020.

	Payments due by period
	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Lease obligations(1)	$3,393	$2,369	$933	$91	—
Debt obligations(2)	27,178	24,180	2,750	248	—
Debt for offtake advances (Shenghe)(3)	78,414	19,452	58,962	—	—
ARO and environmental obligations(4)	42,315	543	1,076	1,067	39,629
Service contracts(5)	592	592	—	—	—

Total	$151,892	$47,136	$63,721	$1,406	$39,629

(1)	Includes future minimum lease payments required under non-cancellable operating leases and finance leases that have initial or remaining non-cancellable lease terms in excess of one year.
(2)

Includes scheduled or expected cash principal payments on our debt obligations, including accrued interest, original issuance discount and debt issuance costs on the promissory notes; equipment notes; and the PPP loan (excluding accrued interest).

(3)	Represents the debt obligation with Shenghe Resources (Singapore), including the unamortized debt discount.
(4)	Represents payments that we are expecting to make in the future based on our estimates of asset retirement obligations and environmental obligations.
(5)	Represents a contractual commitment related to services for the overburden stripping of our mine.

The promissory note and secured promissory note were repaid in full upon the consummation of the Business Combination. See “—Liquidity and Capital Resources —Debt.”

Off-Balance Sheet Commitments and Arrangements

We do not currently have any interests in variable interest entities or any off-balance sheet arrangements of the type required to be reported under SEC rules.

Critical Accounting Policies

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires our management to make judgments, estimates and assumptions that impact the reported amount of product sales and operating expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. Our significant accounting policies are described in Note 2 to our audited financial statements included elsewhere in this prospectus. Our critical accounting policies are described below.

Revenue

We recognize revenue from sales of rare earth products produced from our mine. Our principal customer, Shenghe Resources (Singapore), purchased substantially all of our production in the periods presented and is an affiliate of an equityholder of MPMO. We recognize revenue at the point in time control of the products transfers to the customer and, under our offtake arrangements with Shenghe Resources (Singapore), our performance obligation is satisfied when we deliver products to the agreed delivery point. The transaction price with Shenghe Resources (Singapore) is typically based on an agreed upon price per MT but subject to certain quality adjustments based on REO content, with an adjustment for the ultimate market price of the product realized by Shenghe Resources (Singapore), adjusted for certain contractually negotiated amounts. We typically negotiate with and bill an initial price to Shenghe Resources (Singapore); such prices are then updated based on final adjustments for REO content and/or actual sales prices realized by Shenghe Resources (Singapore). Sales to Shenghe under the Original Offtake Agreement also reflect an adjustment for the Shenghe implied discount, which did not apply to sales prior to July 1, 2019 or after June 5, 2020. See “—Recent Developments and Comparability of Results—Our Relationship with Shenghe.”

Debt obligations and imputed interest rate applied to debt discount

In connection with our entry into the A&R Offtake Agreement, we recorded a total principal amount of $94.0 million in debt due to the nature of our obligations, including a carrying amount upon issuance of $85.7 million based on the fair value of the instrument upon issuance, and offset by the resulting discount on debt issuance of $8.3 million. See “Recent Developments and Comparability of Results—Our Relationship with Shenghe.” Since the arrangement does not have a stated rate, and the timing and method of repayment is contingent on several factors, including our production and sale volumes, market prices realized by Shenghe Resources (Singapore), our sales to other parties, our asset sales and the amount of our annual net income, we estimated the timing of payments and other reductions to the outstanding balance to determine an imputed interest rate. The debt discount represents the difference between the fair value of the debt liability issued and the total amount of the contractual obligation as a consequence of our entry into the A&R Offtake Agreement. The imputed interest rate is calculated by amortizing the debt discount over the time period that management expects to bring the total outstanding principal balance to zero and determining the annualized interest rate necessary to fully amortize the discount in the same period when final principal reduction is expected to occur. Actual repayments or reductions in the principal balance may differ in timing and amount from our estimates, and we therefore expect to update our estimates on a quarterly basis. Accordingly, the imputed interest rate is likely to differ in future periods. We have determined that we will recognize adjustments from these estimates using the prospective method. Under the prospective method, we will update our estimate of the effective imputed interest rate in future periods based on revised estimates of the timing of remaining principal reductions. This rate will then be used to recognize interest expense for subsequent reporting periods, until the estimates are updated again. Under this method, the effective interest rate is not constant, and changes are recognized prospectively as an adjustment to the effective yield. See Note 6 to our unaudited financial statements included elsewhere in this prospectus for further discussion.

Asset Retirement Obligations

We recognize asset retirement obligations for estimated costs of legally and contractually required closure, dismantlement, and reclamation activities associated with the Mountain Pass facility and the mine. Asset retirement obligations are initially recognized at their estimated fair value in the period in which the obligation is incurred. Fair value is based on the expected timing of reclamation activities, cash flows to perform activities, amount and uncertainty associated with the cash flows, including adjustments for a market risk premium, and discounted using a credit-adjusted risk-free rate. The liability is accreted over time through periodic charges to earnings and reduced as reclamation activities occur; differences between estimated and actual amounts are recognized as an adjustment to operating expense. Subsequent increments in expected undiscounted cash flows are measured at their discounted values using updated estimates of our credit-adjusted risk-free rate applied to the increment only. Subsequent decrements are reduced based on the weighted average discount rate associated with the obligation. As of December 31, 2019, the credit-adjusted risk-free rate ranges between 7.1% and 8.2%, depending on the timing of expected settlement and when the layer or increment was recognized. Associated asset retirement costs, including the effect of increments and decrements, are recognized as adjustments to the related asset’s carrying value and depreciated over its remaining useful life.

Environmental Obligations

We have assumed certain environmental remediation obligations that primarily relate to groundwater monitoring activities. Estimated remediation costs are accrued based on management’s best estimate at the end of each period of the costs expected to be incurred at a site to settle the obligation when those amounts are probable and estimable. Such cost estimates may include ongoing care, maintenance and monitoring costs associated with remediation activities. Changes in remediation estimates are reflected in earnings in the period. Remediation costs included in environmental remediation obligations are discounted to their present value as cash flows when payments are readily estimable, and are discounted using a risk-free rate, which we derive from US Treasury yields. Our discounted obligations primarily relate to groundwater monitoring activities.

Recently Adopted and Issued Accounting Pronouncements and Regulatory Items

Recently issued and adopted accounting pronouncements are described in Note 2 to our audited financial statements included elsewhere in this prospectus.

Emerging Growth Company Accounting Election

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. FVAC is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and has irrevocably elected to take advantage of the benefits of this extended transition period, which means that when a standard is issued or revised and has different application dates for public or private companies, FVAC or, following the consummation of the Business Combination, we, for so long as we remain an emerging growth company, may adopt the new or revised standard at the time private companies are required to adopt the new or revised standard.

Following the consummation of the Business Combination, we expect to remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the FVAC IPO, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter and our net sales for the year exceed $100 million; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding, rolling three-year period.

Quantitative and Qualitative Disclosures About Market Risk

We have in the past and may in the future be exposed to certain market risks, including commodity price risks, in the ordinary course of our business, as discussed further below.

In addition to commodity pricing risk, our product sales are highly concentrated, with Shenghe Resources (Singapore) accounting for more than 90% of our product sales for all periods presented.

Commodity Price Risk

The results of our operations depend in large part upon the market prices of REO and particularly the price of rare earth concentrate. Concentrate prices are less transparent than those of many other commodities. Rare earth concentrate is not quoted on any major commodities market or exchange and demand is currently limited to a relatively limited number of refiners, a significant majority of which are based in China. We believe that we are a leading, low-cost producer of rare earth concentrate containing significant levels of embedded NdPr. We expect demand for NdPr to continue to grow driving demand for our concentrate and ultimately, upon the completion of our Stage II optimization, separated NdPr oxide, but actual demand and pricing may fluctuate for numerous reasons beyond our control, including, among other things, discoveries of new mineral properties, technological changes that lead to diminished reliance on NdPr and/or permanent magnets, and shifts in underlying end-user demand for products or components manufactured with NdPr. See “—Key Factors Affecting Our Performance—Demand for REO.” While we currently generate revenue in the United States and in U.S. dollars, the market transactions are denominated mainly in the Chinese Yuan and we are therefore indirectly exposed to currency volatility and devaluation risks. For example, we negotiate monthly U.S. dollar REO prices with Shenghe Resources (Singapore), which are based in part on the exchange rate between the U.S. dollar and the Chinese Yuan. Geopolitical tensions between the United States and China may lead to increased tariffs, preferences for local producers, some of which may be government-supported, changes in taxing regimes or other trade barriers. We have not entered into derivative contracts to protect the selling price for our REO and do not expect to do so in the foreseeable future, as there is no liquid market for such contracts and their cost may be prohibitive, if they could be obtained at all.

DESCRIPTION OF BUSINESS

Overview

We own and operate the Mountain Pass facility, one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere. Our wholly owned subsidiary, MPMO, acquired the Mountain Pass mine and processing facilities out of bankruptcy in July 2017. Our wholly owned subsidiary, SNR, holds the mineral rights to the Mountain Pass mine and surrounding areas as well as intellectual property rights related to the processing and development of rare earth minerals. Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of its rare earth concentrate. We are now beginning to reinvest that cash flow into the further optimization of the facility to enable integrated separation operations, thereby ensuring upstream supply of REOs and setting a foundation for long-term growth and value creation for stakeholders.

On November 17, 2020, we consummated the transactions contemplated by the Merger Agreement and in connection with the consummation of the Business Combination, we changed our name to “MP Materials Corp.”

We own the Mountain Pass facility. We also lease our executive office space at 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119, which lease expires December 31, 2022, subject to a renewal option at 6720 Via Austi Parkway, Suite 450, Las Vegas, NV 89119 and our telephone number is (702) 844-6111. Our website is www.mpmaterials.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus.

Recent History of MPMC

As indicated above, the Company completed the Business Combination on November 17, 2020, in accordance with the terms of the Merger Agreement.

In accordance with the Merger Agreement, among other things, (a) MPMO and SNR, prior to the consummation of the transactions contemplated by the Merger Agreement, completed reorganizations (the “Pre-Closing Reorganization”), pursuant to which, among other things, (i) an affiliate of an MPMO equityholder formed a new Delaware corporation (“MPMO HoldCo”), and SNR formed a new Delaware limited liability company that is treated as a corporation for U.S. federal income tax purposes (“SNR HoldCo”), (ii) each of MPMO HoldCo and SNR HoldCo formed wholly-owned subsidiaries, MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, and (iii) each of MPMO and SNR merged with MPMO Transition Sub, LLC and SNR Transition Sub, LLC, respectively, with MPMO and SNR as the surviving company of each merger and becoming wholly-owned subsidiaries of MPMO HoldCo and SNR HoldCo, respectively, (b) through two consecutive mergers constituting part of the same overall transaction, MPMO Merger Corp. , merged with and into MPMO HoldCo, with MPMO HoldCo being the surviving corporation, and immediately thereafter MPMO HoldCo merged with and into MPMO Merger LLC, with MPMO Merger LLC being the surviving company (such mergers, the “MPMO Mergers”) and (c) through two consecutive mergers constituting part of the same overall transaction, SNR Merger Company merged with and into SNR HoldCo, with SNR HoldCo being the surviving company, and immediately thereafter SNR HoldCo merged with and into SNR Merger LLC, with SNR Merger LLC being the surviving company (such mergers, the “SNR Mergers”, and together with the MPMO Mergers and the other transactions and ancillary agreements contemplated by the Merger Agreement, the “Business Combination”).

On November 17, 2020, immediately prior to the consummation of the Business Combination and pursuant to the Parent Sponsor Warrant Exchange Agreement, entered into by the Company and the Sponsor on July 15, 2020, the Sponsor exchanged all 5,933,333 of its Private Placement Warrants (the “Private Placement Warrants”) for an aggregate of 890,000 shares of FVAC Class F common stock that, upon the consummation of the Business Combination, were converted into FVAC Class A common stock (which is not subject to vesting or forfeiture restrictions under the Parent Sponsor Letter Agreement) (which, after the consummation of the Business Combination is referred to as “Common Stock”).

On November 17, 2020, in connection with the consummation of the Business Combination, the Company issued, in a private placement transaction (the “PIPE Financing”), an aggregate of 20,000,000 shares of Common Stock for an aggregate purchase price of $200,000,000, to the PIPE Investors pursuant to the terms of respective Subscription Agreements entered into separately between the Company and each PIPE Investor, each dated July 15, 2020 (collectively, the “Subscription Agreements”).

At the consummation of the Business Combination, the Company and the A&R RRA Parties entered into the Second Amended and Restated Registration Rights Agreement (the “A&R RRA”), pursuant to which the A&R RRA Parties and their permitted transferees are entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights, subject to cut-back provisions. The A&R RRA Parties have agreed in the Registration Rights Agreements not to sell, transfer, pledge or otherwise dispose of shares of Common Stock they hold or receive for certain time periods, subject to certain exceptions specified therein. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a shelf registration statement on Form S-3, or Form S-1 if unavailable, and may be required to register up to approximately 98,558,548 shares of Common Stock (excluding Vesting Shares and Earnout Shares).

Certain affiliates, officers and directors of the Company had material relationships with FVAC, MPMO and SNR prior to the consummation of the Business Combination, as described in the section entitled “Certain Relationships and Related Transactions”.

On November 17, 2020, in connection with the consummation of the Business Combination, the Company amended and restated the FVAC amended and restated certificate of incorporation (such FVAC amended and restated certificate of incorporation, the “FVAC Charter” and, such second amended and restated certificate of incorporation, the “Second Amended and Restated Charter”) to:

a)	change the name of the Company from “Fortress Value Acquisition Corp.” to “MP Materials Corp.”;

b)

increase the total number of authorized shares of all classes of capital stock from 221,000,000 shares to 500,000,000, consisting of (i) 450,000,000 shares of the Common Stock and (ii) 50,000,000 shares of preferred stock;

c)

provide for the board of directors of MPMC to be divided into three classes, with only one class of directors being elected each year and members of each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term;

d)

remove or amend those provisions of the FVAC Charter which terminated or otherwise ceased to be applicable following the completion of the Business Combination, including removal of certain provisions relating to the Company’s prior status as a blank check company and the Company’s Class F Common Stock that no longer apply;

e)

provide that the Company will not be governed by Section 203 of the Delaware General Corporation Law (“DGCL”) and included a provision that is substantially similar to Section 203 of the DGCL, but excludes the Sponsor, JHL Capital Group and any Exempt Transferee (as defined in the Second Amended and Restated Charter) and their respective affiliates or successors or any “group”, or any member of any such group, to which such persons are a party from the definition of “interested stockholder,” and to make certain related changes;

f)

to provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation other than with respect to any complaint asserting a cause of action arising under the United States federal securities laws for which the federal courts of the United States of America will be the exclusive jurisdiction to the fullest extent permitted by law; and

g)

require that any amendments relating to Article V (Board of Directors) of the Second Amended and Restated Charter may only be amended, in addition to any vote required by applicable law, by the affirmative vote of the holders of at least 66.7% of the voting power of all the then-outstanding shares of stock of MPMC entitled to vote in the election of directors, voting together as a single class.

Following the completion of the PIPE Financing and the Business Combination, there were 155,920,632 shares of Common Stock outstanding. Immediately following the completion of such transactions, the Company’s share capital consisted of: (A) 91,941,481 shares of Common Stock issued to the unitholders of MPMO and SNR in the Business Combination, (B) 9,515,000 shares of Common Stock issued to the Sponsor and Insiders following the automatic conversion of an equivalent number of shares of FVAC Class F common stock pursuant to the terms of the FVAC Charter, (C) 20,000,000 shares of Common Stock issued pursuant to the Subscription Agreements and, (D) 34,464,151 shares of Common Stock, representing outstanding shares held by the Company’s public stockholders and not redeemed in connection with the Business Combination and (E) 11,499,971 outstanding warrants to purchase one share of Common Stock for $11.50 per share.

The issuance of the shares of Common Stock to the unitholders of MPMO and SNR was registered with the SEC on the registration statement on Form S-4 filed with the SEC (File No. 333-248433) (as amended, the “Registration Statement”) and effective on October 27, 2020. The issuance of the shares of Common Stock to holders of equity awards issued under the MP Materials Corp. 2020 Stock Incentive Plan (the “Incentive Plan”) will be registered with the SEC on a registration statement on Form S-8. The Company has agreed in the Registration Rights Agreement and the Subscription Agreements to file a registration statement in respect of shares of Common Stock held by the parties to the Registration Rights Agreement and the Subscription Agreements with the SEC on a registration statement on Form S-3, or Form S-1 if Form S-3 is not available, as soon as practicable but in no event later than fifteen business days following the completion of the Business Combination.

The foregoing descriptions of the Subscription Agreements, the Registration Rights Agreement, and the Second Amended and Restated Charter do not purport to be complete and are subject to and qualified in their entirety by reference to the Subscription Agreements, the Registration Rights Agreement, and the Second Amended and Restated Charter, copies of which are included as Exhibits 10.1, 10.6 and 3.1, respectively, of the registration statement of which this prospectus forms a part.

The Business

We own and operate one of the world’s largest integrated rare earth mining and processing facilities and the only major rare earths resource in the Western Hemisphere.

Rare earth elements (“REE”) are fundamental building blocks of the modern economy, enabling trillions of dollars in global GDP through the distribution of end products across industries including transportation, consumer electronics, national defense and clean energy, among others. Neodymium (“Nd”) and praseodymium (“Pr”) are rare earth elements which in combination form neodymium-praseodymium (“NdPr”), which represents the Company’s primary revenue opportunity. NdPr is most often utilized in NdPr magnets, which are also commonly referred to as “neo,” “NdFeB,” “NIB” or permanent magnets and are made predominantly from an alloy of NdPr, iron, and boron. NdPr magnets are the most widely used type of rare earth magnets and are critical for many advanced technologies that are experiencing strong secular growth, including electric vehicles, drones, defense systems, medical equipment, wind turbines, robotics and many others. Demand for NdPr is expected to grow rapidly as advanced motion technologies fuel a global industrial transformation of sectors including transportation, clean energy, consumer electronics, and national defense.

We produce our materials at Mountain Pass, one of the world’s richest rare earth deposits, co-located with integrated state-of-the-art processing and separation facilities. We believe Mountain Pass is the only such integrated facility in the Western Hemisphere and one of the few separation facilities outside of Asia. Current ownership and management acquired the Mountain Pass assets out of bankruptcy in 2017, restarted operations from cold-idle status and embarked on a deliberate, two-stage plan to optimize the facility and position the company for growth and profitability. Approximately $1.7 billion has been invested in the Mountain Pass facility since 2011, in addition to the investments in utilities and active infrastructure completed between the 1960s and 2008. We commenced mining, comminution, beneficiation and tailings management operations, which we designated Stage I of our multi-stage restart plan, between December 2017 and February 2018. We currently produce a rare earth concentrate that we sell to Shenghe Resources (Singapore) which, in turn, sells that product to end customers in China. These customers separate the constituent rare earth oxides (“REO”) contained in our concentrate and sell the separated products to various end users. We believe our concentrate represents approximately 15% of the rare earth content consumed in the global market during the last twelve (12) months. Upon completion of Stage II of our optimization plan, we anticipate separating REO at Mountain Pass and selling our products directly to end users, at which time we would no longer sell our concentrate.

As technological innovation drives significant anticipated global growth in demand for REO, we also believe global economic trends, geopolitical realities and sustainability mandates are combining to further support an opportunity for us to create shareholder value. We believe businesses are increasingly prioritizing diversification and security of their global supply chains so as to reduce reliance on a single producer or region for critical supplies. This trend has national security implications as well, illustrated by U.S. Presidential directives to seek the onshoring of production in industries deemed critical, including rare earth minerals. According to CRU, China was projected to account for approximately 83% of global REO production in 2020. We believe an even higher percentage of the NdPr magnet supply chain is based in China. Finally, public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. As the only scaled source in North America for critical rare earths, with a processing facility designed to operate with best-in-class sustainability and a competitive cost structure, we believe MP is well-positioned to thrive in a transforming global economy.

Our mission is to maximize shareholder returns over the long-term by executing a disciplined business strategy to re-establish a secure and sustainable domestic supply chain for critical sectors of the modern global economy. We believe we can generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

History of Ownership and Current Operations

MPMO acquired the Mountain Pass mine and the rare earth processing and separation facilities located at the mine out of bankruptcy in July 2017. In the five years prior to our acquisition, the prior owner of Mountain Pass, Molycorp, Inc., invested over $1.7 billion of capital in the Mountain Pass mine, primarily in constructing rare earth processing and separation facilities on the Mountain Pass mine site. During its tenure, Molycorp encountered operating challenges, struggling to achieve stable production at their designed capacity due to execution issues in concentrate production and challenges in implementing a revised process flow, which we believe sacrificed the natural advantages of Mountain Pass bastnasite ore and its inherent suitability to low-cost processing. In the refining process further downstream, Molycorp removed the critical oxidizing roasting circuit, which previously had been used at Mountain Pass since 1966, and is a well-accepted process throughout the world. We believe this was done to maximize the production of cerium, one of the lower-value rare earth minerals in the Mountain Pass ore.

We believe that Molycorp also implemented a novel, complicated, reagent-intensive, and, ultimately, unreliable multi-stage leaching and cracking process, which resulted in low recovery of NdPr and high operating costs.

We acquired Mountain Pass with the vision of reincorporating proven process technologies to create an integrated, secure domestic supply chain company at the center of the electric transportation ecosystem to power the coming electric vehicle (“EV”) revolution and to provide a sustainable source of supply for critical sectors of the modern global economy. Our business plan, in contrast to Molycorp, focuses primarily on producing the higher-value rare earths, Neodymium and Praseodymium, and optimizing costs through the reintroduction of the oxidizing roasting circuit. We plan to eliminate the cracking process and focus on a single-stage leach, providing flexibility to reduce the production of cerium, maximize NdPr production and dramatically reduce costs.

Since acquiring Mountain Pass, we have implemented a disciplined operating approach that has already produced superior product output and performance compared to that of the prior ownership, while also generating cash flow from the sale of our rare earth concentrate. Now, we are beginning to reinvest that cash flow into the further optimization of our facility to enable integrated separation operations, thereby ensuring upstream supply of REOs and setting a foundation for long-term growth and value creation for stakeholders. As part of our plan, we are committed to creating employment opportunities for U.S. workers. Since relaunching production at Mountain Pass in July 2017, we have increased our full-time employee base from eight contractors in 2017 to approximately 270 employees in 2020. We anticipate hiring approximately 200 additional full-time employees as part of our Stage II optimization plan.

Prior to acquiring the Mountain Pass facility, we entered into contractual arrangements with Shenghe Resources (Singapore), an affiliate of Shenghe Resources Holding Co., Ltd., a leading global rare earth company that is publicly listed in China. Shenghe Resources (Singapore) agreed to offtake our products under the original offtake agreement entered into in 2017 (the “Original Offtake Agreement”) and agreed to provide technical assistance under the technical services agreement entered into in 2017 (the “TSA”). The TSA with Shenghe Resources (Singapore) has been terminated by mutual agreement, but the offtake arrangement continues under the A&R Offtake Agreement. U.S. employees of the Company lead the Company’s operating, engineering, strategic and management activities.

Upon completion of our Stage II optimization plan, processing at our Mountain Pass facility will include five (5) primary process steps: mining and crushing; milling and flotation; impurity removal, separation and extraction; and product finishing. Having completed Stage I of our optimization plan, we are engaged in the first two of these steps. The first step includes mining the primarily bastnasite ore followed by comminution, which involves crushing and grinding the ore into a milled slurry. In the second step, the milled bastnasite slurry is then processed by froth flotation, whereby the bastnasite floats to the surface while the gangue, or non-desired, elements are suppressed and disposed as tailings. We believe we are unique among scaled rare earth producers in our use of a dry tailings process that allows recycling of the water used in our milling and flotation circuit and eliminates the need for high-risk wet tailings ponds and traditional impoundment dams. This reclaimed water accounts for 95% of our current water consumption, representing approximately 5% of the fresh water use of a comparable milling and flotation circuit. As a result, we believe our milling and flotation operations enable us to achieve best-in-class sustainability relative to other producers of REE.

MP MATERIALS’S PROCESS

REVIVING ROASTING PROCESS PIONEERED AT MOUNTAIN PASS

Stage I Execution Successful

Current ownership and management began implementing Stage I of its optimization plan following the 2017 acquisition of Mountain Pass. Utilizing technical assistance from Shenghe and our own engineers, management implemented changes in the milling, flotation and tailings management processes; implemented a new, advanced reagent scheme that improved mineral recovery and enabled operation at lower temperatures; and implemented operational best practices. Together, these changes have driven enhanced flotation reliability, throughput, recovery and production as well as tailings facility reliability and throughput at significantly lower cost per processed ton. We already have established our ability to achieve approximately 3.2x the production volume of rare earth concentrate versus our predecessor using the same capital equipment, whose insufficient concentrate production drove downtime throughout the facility. We have achieved these results through an optimized reagent scheme, lower temperature, better management of the tailings facility, and a commitment to operational excellence, driving approximately 94% up time—a significant improvement to that of our predecessor. We also believe that our Stage I optimization initiatives have enabled us to achieve world-class production cost levels for rare earth concentrate. All of these achievements have enabled us to become cash flow positive, despite significant Chinese trade tariffs on ore and concentrates in place over the optimization period. These trade tariffs have recently been suspended, further enhancing the earnings power of our Stage I operations.

Stage II Underway

Stage II of our optimization plan is focused on advancing from concentrate production to the separation of individual REOs. Engineering, procurement, preliminary construction, and other recommissioning activities are underway and involve upgrades and enhancements to the existing facility process flow to produce separated rare earth oxides more reliably, at significantly lower cost and with an expected smaller environmental footprint than the prior operator of the Mountain Pass facility. As part of our Stage II optimization plan, we are in the process of reintroducing a roasting circuit, reorienting the plant process flow, increasing product finishing capacity, improving wastewater management, and making other improvements to materials handling and storage. The reintroduction of the oxidizing roasting circuit also allows subsequent stages of the production process to occur at lower temperatures, and with significantly lower volumes of materials and reagents, supporting lower operating and maintenance costs and higher uptime – in many ways mirroring the types of changes we implemented successfully in Stage I. Upon the completion of Stage II, we expect to be a low-cost producer of NdPr, which represents a majority of the value contained in our ore.

The roasting step that oxidizes the rare earth concentrate in a rotary kiln is crucial to ensuring the cost-competitiveness of our site. Roasting of bastnasite concentrate was pioneered at Mountain Pass in 1966 and continued to be practiced until 2008. Under the prior owner’s operation, this practice was discontinued in order to maximize production of cerium, a lower-value rare earth. We believe this decision was a key factor in the deterioration of operating and financial performance under prior ownership. One of the unique attributes of bastnasite is the ability to convert the trivalent form of cerium in the mixed rare earth concentrate to tetravalent cerium, which has a low propensity to dissolve, enabling cerium to be separated expediently along with other insoluble gangue elements without selective extraction. As compared to the process employed by the prior owner of Mountain Pass, the removal of low-value cerium early in our separations process allows for up to a 40% reduction in the mass of material to be separated and finished, thus dramatically reducing the energy, reagents, and wastewater required to produce the higher-value NdPr. We believe these changes are well-documented in academic literature, have been extensively piloted in both small and large scale by our team and outside laboratories, were used for decades at Mountain Pass prior to Molycorp’s ownership and operational changes, and are standard processes for other bastnasite ore mines throughout the world.

We have substantially completed our process redesign and engineering for our Stage II optimization plan and we hold all intellectual property and expertise necessary to operate independently of our relationship with Shenghe Resources (Singapore). We believe that our Stage II optimization plan investments will enable us to materially increase the recovery of NdPr from our concentrate, increase NdPr production and dramatically lower the cost of production, in each case, as compared to the prior owner’s operations.

Our currently idled natural gas-powered combined heat and power (“CHP”) facility includes two 15MW natural gas-fired turbines (that are each capable of producing up to 12MW at our altitude and subject to weather conditions) to produce electricity and steam. We plan to restart the CHP facility in 2021, enabling us to produce low-cost electricity and steam while enhancing the reliability and redundancy of our utility supply. The CHP and required water pre-treatment asset restart is expected to cost approximately $7 million and generate significant annualized run-rate savings prior to completion of our Stage II optimization plan. When we are fully operational upon completion of the Stage II optimization plan, we believe that our cost of electricity will be approximately half the cost of electricity from the grid per MW consumed, not including the value of the steam produced.

The Mountain Pass site also is equipped with a chlor-alkali facility to manufacture reagents used in our rare earth separation and processing. Following completion of our Stage II optimization plan, we intend to bring this facility back on-line, which would further integrate our operations, yield additional cost savings and supply redundancy, and further enhance our sustainability profile. Restart of the chlor-alkali facility is currently anticipated in 2023, subject to the timing of a capital plan, operational preparations and any permitting or other regulatory obligations. Reagents produced from the chlor-alkali facility would be used in the leach, solvent extraction, brine neutralization and finishing processes.

We hold the necessary permits to operate our facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. We hold numerous other permits and approvals, including permits to operate from the Lahontan Regional Water Quality Control Board for groundwater treatment. We may have to obtain new permits, including, without limitation, air permits issued by the Mojave Desert Air Quality Management District and construction and occupancy permits issued by San Bernardino County to complete the Stage II optimization project.

Combined with other site-specific technical and operational advantages, we believe the execution of our Stage II optimization plan will ensure we become a global low-cost producer of NdPr oxide, just as we are of concentrate at present.

Stage III Downstream Expansion Opportunity

Aside from our collocated refining facility, there are very few integrated rare earth mining and refining plants of scale globally, and none outside of China. This is a core driver behind our mission to restore this critical production capability to the United States. We also seek to facilitate the restoration of the full magnetics supply chain to the U.S. by participating in the further downstream integration of our rare earth materials into high-strength rare earth permanent magnets. Upon completion of the Stage II optimization plan we expect to be a cost-competitive, high-volume producer of separated REO. We believe we will then be in position to consider opportunities to integrate further downstream into the business of upgrading NdPr into metal alloys and magnets, ultimately expanding MP Materials’ presence as a global source for rare earth magnetics.

Downstream integration would be completed either via building a captive magnet production operation or investing in this capability via an acquisition, partnership or joint venture. The integration of magnet production would establish us as the first and only fully-integrated source of supply for rare earth magnets in the Western Hemisphere. In addition to offering end-market magnet customers a complete Western supply chain solution, we believe downstream integration would also create a material incremental value creation opportunity. We believe that the ability to capture significant value from magnet production requires a scaled, steady, cost-effective source of supply of NdPr, which we believe only we are positioned to provide in the West. Because we will be creating that supply, an owned or partnered magnet production operation would benefit from lower costs and higher margins compared to stand-alone magnet producers. We also believe integration into magnet production would provide some protection from commodity pricing volatility, while also enhancing our business profile as the producer of a critical industrial output in addition to a producer of resources.

While we remain primarily focused on the execution of our Stage II optimization plan over the near term, we intend to focus our business development efforts on a “buy, build, or joint venture” strategy designed to capture value downstream in electrification.

Rare Earth Industry Overview and Market Opportunity

The REE group includes 17 elements, namely the 15 lanthanide elements. Cerium, lanthanum, neodymium, and praseodymium are considered “light REE” that are more predominant in bastnasite; samarium, europium, and gadolinium are often referred to as “medium REE”; while terbium, dysprosium, holmium, erbium, thulium, ytterbium and lutetium are considered “heavy REE”. Depending upon the rare-earth carrying material, the mixture of light, medium and heavy REE will differ.

The aggregate global market for REO totals approximately $3.4 billion annually, or 165,000 metric tons, and is growing at a rate of approximately 3.7%, according to research by CRU. REO are used in a diverse array of end markets, including:

•	Clean-Energy and Transportation Technologies: traction motors in EVs and hybrid electric vehicles (“HEVs”), generators in wind power turbines, and linear motors in mag-lev trains;

•

High-Technology Applications: miniaturization of smart phones and other mobile devices, computing devices, speakers and microphones, as well as fiber optics, lasers, robotics, medical devices and optical temperature sensors in medical and industrial environments;

•	Critical Defense Applications: guidance and control systems, communications, global positioning systems, radar and sonar, drones, and railguns; and

•

Essential Industrial Infrastructure: advanced catalyst applications in both oil refining, pollution-control systems in traditional internal-combustion automobiles, glass polishing, and LED lighting and phosphors.

REO DEMAND FORECAST BY INTERMEDIATE USE

Source: Rare Earth Market Study, 2020, CRU

CRU estimates that the NdPr segment of the REO market—which makes up the significant majority of the market value—is expected to grow at a 6.1% compound annual growth rate from 2020 through 2035, well in excess of the overall REO market. This anticipated growth will be driven by secular growth in demand for NdPr magnets used to enable emerging technology applications including EVs and electrified transportation modes such as trains, as well as defense and alternative energy solutions such as wind turbines and robotics. These categories comprise approximately 25% of the total NdPr market today but are expected to grow at a significantly higher compound annual growth rate as the global economy increasingly embraces sustainable solutions that replace traditional technologies like the internal combustion engine.

Electric Vehicle Market Opportunity.

NdPr magnets are critical components in permanent magnet traction motors, the dominant EV motor technology with approximately 90% market share among leading automotive original equipment manufacturers (“OEMs”). EVs primarily are differentiated from vehicles powered by internal combustion engines by their rechargeable power sources and their electric motors. While the EV battery market is evolving, with multiple approaches to battery composition, in EV motors NdPr magnets are already the widely accepted technology standard. NdPr magnets are superior to other types of magnets for this application due to their unequaled efficiency in translating stored energy into motion with a superior energy-to-weight ratio versus alternatives.

According to research by CRU, annual production of EVs is expected to grow to 57 million units by 2035 from 7 million in 2019. Per CRU, each EV with a permanent magnet traction motor represents incremental demand of approximately 1kg of NdPr. As a result, it is estimated that EV production alone would consume approximately 100% of today’s annual global production of NdPr, versus consuming just 9% in 2019. Global EV production will not be able to meet this expected increase in demand without an additional, stable supply of NdPr.

NdPr GLOBAL SUPPLY AND DEMAND

DEMAND FOR NdPr OUTPACES PROJECTED GLOBAL SUPPLY

Source: Rare Earth Market Study, 2020, CRU

Wind Turbine Opportunity.

NdPr magnets also are a key component of direct-drive wind turbines, which are gaining market share in wind power installations. The use of rare earth magnets eliminates the need for a gearbox in the wind turbine, making them lighter, cheaper, more reliable, easier to maintain and capable of generating electricity at lower wind speeds. The wind turbine market is anticipated to account for approximately 15% of the global growth in the use of NdPr in rare earth magnets from 2020 to 2035, according to CRU. Every megawatt of direct-drive wind power installed generates approximately 650kg of incremental NdPr demand.

According to CRU, the anticipated rapid increase in demand for rare earth products, particularly NdPr, has the potential to cause supply shortages within the next several years. As EVs, wind turbines and other advanced applications generate an increasing percentage of global GDP, we believe individual nations and enterprises will require a competitive, diversified and reliable supply chain for REO. We believe that our onshoring of a North American supply chain for REO will help meet the demand for EVs and other emerging industries while lowering single point-of-failure risk.

CRU further expects that this anticipated market dynamic will underpin a strong pricing environment, with an anticipated doubling in “magnet metal” prices in real terms as deficits emerge starting in 2025.

NdPr FORECASTED PRICING

Source: Rare Earth Market Study, 2020, CRU

Supply Chain, Geopolitical and Sustainability Forces Driving Market Opportunity.

We believe global economic trends, geopolitical realities and sustainability mandates are reshaping the business and investing landscape to create tailwinds supporting our market opportunity. More importantly, we believe these trends together create a need to establish a fully onshore REO supply chain in the United States, consistent with our mission. Over the past several decades, U.S. companies have moved critical manufacturing and supply chain operations to lower-cost markets. While this trend has enabled U.S. companies to realize lower production costs and furthered the globalization of the macroeconomy, the strategy of “offshoring” creates supply chain complexities that increase business risk. This circumstance was made more visible during the global COVID-19 pandemic, when businesses across many industries were forced to take rapid action to mitigate disruption of their global supply chains due to variable, cross-border restrictions on economic and business activity. Mitigating actions include increasing the diversification of supply chains, both in number of suppliers and source locations, including back into the United States. As a result, we believe many companies will be re-evaluating their approach to building supply chains, seeking an appropriate balance between assuring diversity and security of supply and managing cost.

China dominance of REO market.

Governments are taking steps to strengthen national presence in key industries and seeking to secure domestic supply chains for their domestic industrial base. China has dominated the global supply of rare earth products for the last twenty (20) years and will account for approximately 83% of global REO production in 2020. Other than Mountain Pass and deposits in Australia and Myanmar, there are limited reliable sources of REE supply outside of China. Since 2013, stricter regulations on mining production as well as tighter environmental standards and export controls resulted in the formation of six (6) large government-backed production groups in China. This consolidation has resulted in more streamlined management and tighter control of rare earth supply flows and pricing. Export controls on both product and technology, production quotas, and direct and indirect subsidies have ensured that China’s market share of REO production exceeds its share of global reserves. Further, given China’s significant investment in downstream REO- consuming processes such as metallization and magnet manufacturing, Chinese domestic demand is projected to rapidly increase, which could create a shortage of REO available to consumers outside of China. Chinese government actions and strategic political visits to rare earth facilities have in the past heightened international supply concerns, including China’s potential implementation of export restrictions in conjunction with international disputes.

China also dominates in downstream rare earth production, manufacturing substantially all of the world’s supply of rare earth alloys/metals and high-end NdPr magnets. Currently, no production-scale capacity for rare earth metalmaking or permanent magnet production exists in the United States. The remaining global high-end NdPr alloy/metal and magnet production is conducted primarily in Japan or Japanese-aligned facilities elsewhere in Asia, primarily in Vietnam, Philippines, and Thailand.

U.S. actions to restore domestic supply of key minerals.

The United States is taking action to secure domestic sources of supply of REE and we believe that we are uniquely positioned to answer several of the U.S. government’s calls to action regarding critical materials supply. On December 20, 2017, President Trump issued Executive Order 13817, “A Federal Strategy to Ensure Secure and Reliable Supplies of Critical Minerals,” calling on agencies across the government to develop a strategy to reduce the susceptibility of the United States to critical mineral supply disruptions. On February 16, 2018, the United States Secretary of the Interior presented a list of 35 minerals deemed critical under the definition provided in the Executive Order, including the entirety of the REE group. On July 22, 2019, President Trump issued five Presidential Determinations reiterating the importance of domestic production capability of rare earth products and rare earth permanent magnets to the national defense. In April 2020, we were selected by the U.S. Department of Defense (the “DoD”) for a preliminary contract to support the initial phase of a DoD effort to restore domestic heavy rare earths production and separation capabilities to the United States. The construction of a heavy rare earths separation facility at Mountain Pass would be independent of, but complementary to, our Stage II optimization project. The heavy rare earths award contract was formally issued to us on July 10, 2020, and is now underway, though there is no guarantee that we will proceed with any contract for subsequent phases of the DoD’s heavy rare earths efforts, or receive any additional U.S. government funding.

ESG mandates impacting global capital allocation throughout value chain.

Public and private interests are increasingly demanding sustainability throughout production value chains to limit negative environmental and societal impacts from business activity, including pollution and acceleration of climate change. According to a survey by the Global Impact Investing Network, assets devoted to investments focused on ESG factors increased to $715 billion in April 2020, a 42% increase from $502 billion in April 2019.

REO will play a critical role in enabling the global expansion of sustainable industries like EVs and alternative energy solutions, but we also believe that governments, investors and our customers will increasingly demand that REO be produced sustainably. For example, current prevalent practices for extracting REO from hard rock utilize a wet tailings process that requires excessive groundwater usage and poses significant environmental and safety risks. We are differentiated among many large producers in our use of a dry tailings process, which allows recycling of the water used in our milling and flotation circuit and eliminates the need for high-risk wet tailings ponds and traditional impoundment dams. As part of our two-stage optimization plan to restore fully integrated development of REO, we are designing what we believe to be additional environmentally responsible production methods into our process that we believe will enable us to achieve best-in-class sustainability. While sustainable production processes can be more costly than traditional mining and processing approaches, we believe the high ore grade at Mountain Pass combined with our scale will enable us to make these investments and still achieve our objective of being a low-cost producer.

We believe our Company advances 11 of the United Nations’ 17 Sustainable Development Goals, across environmental areas including clean energy and green mining, as well as social areas including ownership culture, employee empowerment and securing of strategic resources.

Overall, we believe the trends toward onshoring of supply chains, protection of U.S. national interests in vital industries and heightened focus on sustainable production and investing support our unique opportunity to become a lower-risk solution for customers in Western and allied nations for the supply of critical rare earth materials.

Our Strengths

Our Location: We are the only integrated, scaled producer in the Western Hemisphere, with significant cost advantages

As worldwide demand for rare earth products increases, the supply of REO is limited by available production capacity, which is currently concentrated in China. A confluence of geopolitical and economic factors is causing downstream customers, such as automotive OEMs, to be increasingly focused on supply risk, highlighting the need to develop domestic production of REE and products. The U.S. government is actively seeking to end the country’s reliance on foreign REE sources, and we believe that our constructive relationship with key regulators and the relative stability of U.S. policies provides us with an advantage relative to non-U.S. REE producers. Within North America, our Mountain Pass facility is the only scaled source for critical rare earths in operation and there are high barriers to entry in the ex-China REE Market. We believe it would take years and significant capital for any meaningful domestic competition to develop.

Moreover, the location of our facility affords significant cost and operational advantages that we believe are difficult to replicate, including:

•	the benefits of a fully-integrated, world-class facility benefitting from greater than $1.7 billion of prior capital investments;

•

efficient accessibility to/from our facility, which is located approximately 50 miles southwest of Las Vegas, NV and immediately adjacent to Interstate 15, within truck drive time of one hour to a major rail-head and four hours to the Ports of Los Angeles and Long Beach;

•	ready access to sufficient water supply; and

•	a rural setting without competing commercial interests.

We believe the self-contained nature of our operations—with mining, milling, separations, and finishing all on one site—creates additional cost advantages and operational risk mitigation.

Our Platform: Positioned to play a prominent role in the transformation of America’s industrial economy

Since restarting operations in 2017 from cold-idle status, we have increased production of our rare earth concentrate to approximately 37,000 metric tons of equivalent REE annually, which we believe approximated 15% of global REE production during the last twelve months. In the most recent twelve months ended September 30, 2020, we generated revenue of $113.2 million and Adjusted EBITDA of $29.2 million. This financial performance has been achieved without significant capital investment, as the primary cost of building the Mountain Pass processing facility was borne by prior ownership. As a result, we believe we are in a strong operating and capital position to execute on our Stage II optimization plan and ultimately to integrate downstream processing of REO via a Stage III downstream expansion strategy, which will create the opportunity to drive additional revenue growth and profits, and position us as a competitively advantaged provider of a key industrial output.

Our current operating success and strategic plan create a strong foundation at a critical moment in the global economy. As the adoption of electric transportation grows, U.S. leadership in automotive, defense, and aerospace manufacturing and within the healthcare industry is increasingly at-risk without a stable, competitive domestic magnetics industry. Commercial and government customers are increasingly demanding redundancy, visibility and cost competitiveness in their supply chains. For example, the United States Department of Defense in the National Defense and Authorization Act of 2019 required that NdPr magnets (and the relevant supply chain) be sourced from Allied nations, identifying rare earth elements and permanent magnets as critical to the defense and industrial security of the United States. Automotive OEMs will demand supply chain redundancy as they transition their engine, transmission and motor manufacturing facilities to build EV components. In addition, end consumers will demand that the materials used to build these vehicles be extracted sustainably. We believe we are positioned to address these converging demands to provide customers with a lower-risk solution for rare earth supply, as a low-cost, domestic, environmentally-friendly producer of materials crucial to the “green” economy.

Our Resource: We own and operate one of the richest rare earth deposits in the world

More than 60 years of operation have proven that our ore body is one of the world’s largest and highest-grade rare earth resources. The low-volume nature of rare earth mining coupled with the exceptional scale and quality of the ore body results in a resource with significant viability well into the future. Our bastnasite ore is well-suited to the proven separation technologies upon which our Stage II optimization plan is based. Further, bastnasite contains significantly lower levels of radioactive thorium and uranium than most other REE-bearing ore types, reducing costs and operational risks.

As of July 1, 2020, SRK, an independent consulting firm that we have retained to assess our reserves, estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of 1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% total rare earth oxide (“TREO”). Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years.

The open pit mine is located on approximately 2,222 fee simple acres with approximately 15,000 acres of mineral rights. We believe there is opportunity to grow the reserve base over time with exploratory drilling, which has not been conducted since 2011.

Our Sustainable Operations: We believe we operate the most environmentally responsible rare earth facility in the world

Mountain Pass is a state-of-the-art rare earth facility operating with what we believe to be best-in-class environmental standards. Our paste tailings process—where waste from beneficiation is de-watered and that water is recycled back into the process, allowing the remaining solids to be deposited into a lined impoundment—dramatically reduces water consumption, the risk of seepage issues and our environmental footprint and eliminates the need for “tailings ponds” often associated with mining operations that can present a higher risk than paste disposal. Upon the anticipated restart of our chlor-alkali facility, we expect to consume waste brine from the separations process to produce the key reagents used in separation and finishing. We expect this “closed loop” process will reduce third-party reagent consumption, reduce processing or disposal costs of brine, and further reduce our environmental impact. Clean natural gas will fuel our CHP facility that, upon restart, will provide power and steam to the entire site, which we believe will improve energy efficiency and remove dependence on grid-based power. Our facilities are fully permitted and comply with all Federal and California environmental regulations, which are among the highest environmental standards in the world. As we grow, we will seek out and obtain such permits and licenses necessary to ensure our facilities continue to comply with required standards. As global industry increasingly considers and works to reduce the environmental impact of operations—and while consumers increasingly understand the “net” environmental impact of adopting green technologies—we believe our sustainable process for producing key materials for the clean-energy economy is a distinct advantage.

According to independent research conducted by the Institute of Energy and Climate Research (IEK) of the German government research center Forschungszentrum Jülich, rare earth production from the Mountain Pass deposit “demonstrates superiority… in terms of environmental effects” compared to the Mount Weld deposit in Australia and the Bayan Obo deposit in China. The research studied the impact of rare earth production on environmental categories including climate change, freshwater ecotoxicity and particulate matter formation.

Our Operating Approach: We are focused on achieving status as the industry’s low-cost producer, led by a mission-driven management team invested in long-term success

We have a unique mission in the minerals industry: to re-establish a secure and sustainable supply chain in the U.S. for critical sectors of the modern global economy. The team who purchased Mountain Pass out of bankruptcy and leads the Company today is substantially invested alongside stockholders of FVAC and future public stockholders and is committed to the fulfillment of this mission. We believe that fulfillment of this mission will maximize shareholder returns over the long-term and generate positive outcomes for U.S. national security and industry, the U.S. workforce, and the environment.

We believe that fulfilling our mission requires execution of a disciplined business strategy. The rare earths market is highly competitive and given its concentration in China is potentially subject to anti-competitive behavior. As a result, we are pursuing a strategy that is differentiated from our predecessor and focused on long-term outcomes. For example, since restarting operations at Mountain Pass, our Stage I optimization plan was designed to re-establish stable, scaled production of rare earth concentrate, leveraging the current processing facility. That plan has resulted in the restoration of Mountain Pass as an important producer in the global REE market and has generated revenue and Adjusted EBITDA growth that has strengthened our capital position. We also believe we are a low-cost producer of REE concentrate.

Our Stage II optimization plan is designed to make separated rare earth oxides more reliably at significantly lower cost and with an expected smaller environmental footprint, which we believe positions MP to ultimately act as a low-cost producer of REO, extending the value of our domestic supply chain and eliminating the need to sell our concentrate to Chinese REO producers. In so doing, we have made intentional strategic choices to focus primarily on NdPr versus lower-value REE such as cerium, in contrast to our predecessor’s strategy. We believe our strategic choices will make our higher-value NdPr less costly to produce and will generate less waste, improving our sustainability profile.

Our Business Strategy

Offer the Western Hemisphere a trusted, sustainable source of supply for materials that enable the development of critical industries

Upon the completion of our Stage II optimization plan, Mountain Pass will be one of the largest, most advanced and efficient fully-integrated REO processing facilities in the world, and the only such facility located in North America. We hope to reinvigorate the industrial history of the rare earths supply chain that originated in the United States, and provide a domestic alternative to both current and future users of rare earths globally that helps them avoid the risks associated with the single point-of-failure currently represented by China in the global supply chain.

The global effort to curb carbon emissions and reverse climate change often focuses on the impact of the transportation system, and we believe that our products will play a significant role in advancing those efforts. To date 11 states in the U.S. have adopted zero emission vehicle mandates. We have seen similar mandates in other countries globally. The NdPr products that we intend to produce at Mountain Pass are essential to the dominant permanent magnet motor technology deployed in approximately 90% of current EVs. We are committed to protecting biodiversity and our environmental management plans cover biodiversity impacts, waste and noise management, air and water pollution, and natural resource and toxic chemical usage. We believe that our commitment to environmentally responsible production of REOs will be a strong competitive advantage in building relationships with EV manufacturers, who share our commitment to sustainability.

To meet the anticipated growth in demand for EVs, we believe automotive OEMs will redesign their supply chains to ensure a ready and stable supply of rare earth products. We believe nearly 30 percent of domestic factories for U.S. automotive OEMs could become obsolete as internal-combustion engine demand wanes. We aim to capitalize on and accelerate this opportunity by seeking to partner with our future customers in their efforts to re-position the capital and labor in their supply chain.

Recommission the largest, most advanced and efficient fully-integrated REO processing facility in the world

With our Stage I optimization plan complete, our immediate strategic focus is on our Stage II optimization plan, which includes installing a redesigned roasting circuit, repositioning our leach and impurity removal circuits, and increasing product finishing capacity at Mountain Pass. Our abilities to leverage the process experience of our engineering team and implement a culture of achievement, combined with process know-how from a world class global rare earth operator, have led to successful implementation of our optimization plans to date. Since May 2019, we have achieved consistent recovery and have maintained mill uptime of approximately 94% with REO production over the last twelve months that is approximately 3.2x greater than the highest ever production in a twelve-month period by the former operator using the same capital equipment. We expect to leverage this track record, as well as our commitment to best practices and methodical execution to successfully manage our Stage II optimization plan.

Leverage our low-cost position to maximize earnings power in all commodity price environments

The success of our business will reflect our ability to manage our costs. Our Stage II optimization plan is designed to enable us to manage our cost structure through a revised facility process flow. This process flow will allow us to use significantly less energy and raw materials per ton of REO produced. Installing the roasting circuit to oxidize our rare earth concentrate in a rotary kiln is crucial to ensuring the cost-competitiveness of our site. Additionally, the recommissioning of our natural gas-powered CHP facility will reduce energy, heating and steam costs as well as minimize or eliminate our reliance on the regional electric power grid. The anticipated re-start of chlor-alkali operations will enable us to produce our own hydrochloric acid and sodium hydroxide at the Mountain Pass facility and recycle our acid and base inputs, thereby reducing our reliance on external sources of reagents, and providing additional cost leverage with suppliers as a leading consumer of hydrochloric acid in the United States.

Optimization of logistics is also central to maintaining a low-cost position relative to other global producers. Our location offers significant transportation advantages that create meaningful cost efficiencies in securing incoming supplies and shipping of our final products. Additionally, upon the completion of Stage II, our integrated site will no longer incur the packaging, handling and transportation costs incurred by competitors who lack co-located processing.

Secure customer relationships and develop a leading rare earth marketing and distribution platform

We plan to build an efficient and effective marketing and sales organization to engage our customers and better capitalize on the benefits of our position as a sole source of rare earths supply in the Western Hemisphere. We intend to invest significant time and resources with the largest North American consumers of rare earth products, with the objective of building strong relationships and identifying opportunities for collaboration.

Further our mission and ability to capture the full rare earth value chain through downstream integration into NdPr magnet production and exploration of other adjacencies

Beyond re-establishing a Western supply chain for REOs through the completion of our strategic plans, we recognize compelling longer-term opportunities to further our mission through the capture of additional value by pairing our attractive access to a large domestic rare earth supply with growing industry demands. We intend to explore long-term vertical integration through further downstream processing of our REO into rare earth metals, alloys and finished magnets. Such integration could take many forms, including joint ventures with customers, brownfield/greenfield development, or strategic transactions or acquisitions. In addition, we will explore future opportunities to invest in, develop, and/or sponsor new downstream opportunities for REO, rare earth metals and alloys and rare earth products that contribute to the green revolution of the industrial economy.

We believe our successes to date at Mountain Pass demonstrate a competency in identifying undervalued assets, creating a disciplined, execution-focused strategy, and assembling the management talent to create value. We intend to apply our experience and skillsets across the rare earth value chain, while allocating capital effectively and responsibly, toward opportunities demonstrated to be in the best interest of stockholders and consistent with our mission.

The Mountain Pass Facility

At the Mountain Pass facility, we own an open-pit mine containing one of the world’s most fully developed rare earth deposits outside of China. In addition to the mine, the Mountain Pass facility includes associated infrastructure, and crushing, milling, flotation and separation facilities. Some of these facilities are currently in a cold-idle state and must be reactivated for us to reach our anticipated planned production rates by 2022. The Mountain Pass facility is located approximately 50 miles southwest of Las Vegas, Nevada near Mountain Pass, San Bernardino County, California. The Mountain Pass facility directly abuts Interstate 15 and may be accessed by existing hard-surface roads, which we use to transport products from the Mountain Pass facility to our customers.

The Mountain Pass facility represents the only developed commercial source of rare earth material in the Western hemisphere. Molybdenum Corporation of America began REO mining operations at the Mountain Pass facility in 1952. REO production at the Mountain Pass facility, as well as milling and separation processes, continued under Unocal Corporation, which purchased Molybdenum Corporation of America in 1977, until 1998. In 1998, all chemical processing operations were suspended, primarily due to leaks in a wastewater pipeline that transported waste salt water to evaporation ponds on the Ivanpah dry lake bed. Subsequently in 2005, ChevronTexaco Corporation acquired Unocal Corporation and then in 2008 Molycorp Minerals, LLC acquired the Mountain Pass facility from Chevron Mining Inc. Mining and milling operations continued under Molycorp until they were placed into cold-idle status after Molycorp declared bankruptcy in June 2015. On July 10, 2017, we acquired the Mountain Pass facility real property and associated assets from Molycorp. After the acquisition, we engaged the services of approximately eight (8) contractors who were former employees of

Molycorp, covering various disciplines, retained through the bankruptcy to satisfy environmental obligations and support the bankruptcy trustee’s efforts to sell the Molycorp assets.

We hold the necessary permits to operate our facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. Since restarting mining operations at the facility in the fourth quarter of 2017, our activities have focused on the milling and flotation processes, leading to production of a bastnasite concentrate, rich in rare earth elements, and our first concentrate sales in the first quarter of 2018. We now consistently achieve world-class results in our flotation facility as measured by throughput, uptime, REO recovery, and final product grade. A summary of our operating results for the periods indicated is presented below.

		Six months ended June 30,		Year Ended December 31,
		2020	2019	2019	2018
Ore mined(1)	(short tons)	682,775	261,621	598,683	564,228
Waste mined—internal	(short tons)	143,884	225,852	289,819	355,550
Waste mined—contractor stripping(2)	(short tons)	3,345,904	3,773,907	7,546,121	7,724,980
Rehandle—ore	(short tons)	346,896	249,804	592,176	414,159 (3)
Rehandle—paste tailings	(short tons)	355,186	270,344	615,524	418,536 (3)

Total mined and rehandled	(short tons)	4,874,645	4,781,528	9,642,323	9,477,454

Mill feed	(dry metric tons)	331,556	230,576	542,668	342,891
Mill feed	(% REO)	8.7%	8.6%	8.6%	7.9%
Concentrate production	(wet metric tons)	34,535	20,447	56,892	29,453
Concentrate grad	(% REO)	60.0%	51.7%	53.5%	52.1%
TREO production	(metric tons)	18,969	9,530	27,620	13,914
TREO recovery to concentrate	(%)	65.8%	48.3%	58.9%	51.1%

(1)	Including low grade ore.
(2)

From December 2017-July 2020, MP Materials engaged an outside contractor to assist with various mining activities. This was partially necessitated by the previous operator’s deviation from its scheduled mine plan, which prompted unusually high waste stripping. MP Materials undertook these efforts to return to a sustainable plan.

(3)

Data was not available for the first quarter of 2018 for rehandled tons; data was estimated by using average ratio of rehandling of ore and paste tailings tons to ore tons fed to mill for the last three quarters of 2018.

The Mountain Pass facility is located on 2,222 acres of owned property, while we own mining and mill site claims over a further 15,000 acres of adjacent land. Approximately 938 acres of the 2,222 fee simple acres are currently in use (e.g., existing buildings, infrastructure or active disturbance). Portions of the fee lands are subject to mineral reservations in favor of the United States for some properties and the State of California for other properties. The specific minerals reserved on those parcels vary according to the type of land patent or conveyance document through which the land was acquired or conveyed. The lands surrounding the Mountain Pass facility are mostly public lands managed by the Bureau of Land Management and the National Park Service. In addition we also hold 525 unpatented lode and mineral mining claims and mill sites under the provisions of The Mining Law of 1872. SNR acquired our mineral rights at the Mountain Pass facility from Molycorp in 2016 and MPMO acquired our Mountain Pass facility real property and associated assets from Molycorp in 2017. These mining claims and mill sites provide land for mining, ancillary facilities and expansion capacity around the Mountain Pass facility.

The Mountain Pass facility includes an open-pit mine, infrastructure supporting mining and processing operations, overburden stockpiles, a crusher and mill/flotation plant, leach assets, separation plants, product finishing facilities, a tailings filter plant, tailings storage areas and on-site evaporation ponds, as well as laboratory facilities to support research and development activities, offices, maintenance shops, warehouses and support buildings.

The bastnasite ore body at the Mountain Pass facility has been mined as a principal source of REEs for over 60 years. The Mountain Pass REE deposit is located within an uplifted block of Precambrian metamorphic and igneous rocks that are bounded to the south and east by basin-fill deposits in California’s Ivanpah Valley. The two main groups of rocks in the Mountain Pass area are Early Proterozoic high-grade metamorphic rocks and Middle Proterozoic ultrapotassic rocks and monazitic carbonatites, which carbonatites are associated with higher levels of REEs. The currently defined zone of REE mineralization exhibits a strike length of approximately 2,750 feet in a north-northwest direction and extends for approximately 1,500 feet down dip from surface. The true thickness of the greater than 3.0% REO zone ranges from 15 feet to 250 feet. The percentage of each rare earth material contained in the Mountain Pass facility bastnasite ore is estimated to be as follows:

Element	Estimated Distribution of TREO Content
Cerium	49.1%
Lanthanum	33.4%
Neodymium	11.5%
Praseodymium	4.3%
SEG+	1.7%

Rare Earth Reserves

As of July 1, 2020, SRK Consulting (U.S.), Inc. (“SRK”), an independent consulting firm that we have retained to assess our reserves, estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of 1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% TREO.

SEC Guidelines

The SEC has established guidelines contained in Industry Guide No. 7 to assist registered companies as they estimate ore reserves. These guidelines set forth technical, legal and economic criteria for determining whether our ore reserves can be classified as proven and probable.

“Reserves” are defined by the SEC Industry Guide 7 as that part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination. SEC Industry Guide 7 divides reserves between “proven (measured) reserves” and “probable (indicated) reserves,” which are defined as follows:

“Proven (measured) reserves” are reserves for which:

•	quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and

•	sites for inspection sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

“Probable (indicated) reserves” are reserves for which

•

quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced

The degree of assurance for probable (indicated) reserves, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Methodology

When estimating proven and probable reserves, we rely on interpretations made during current and prior mining campaigns at our Mountain Pass facility, the U.S. Geological Survey and various consulting companies, including SRK, to identify the regional and mine area geology and hydrogeology, regional and local structure, deposit geology, current pit slope stability conditions and REE recoveries.

SRK compiled a drillhole database from prior drilling at the Mountain Pass site that includes a total of 137 drillholes with a cumulative length of 79,453.3 feet. Individual drillholes range in length from 56 feet to 2,012 feet, and averaged 580 feet. The majority of core samples in the deposit area analyzed by SRK range from 50 feet to 250 feet along strike of the ore body and 150 feet to 350 feet down dip. The sample data for proven ore reserves consists of survey data, lithologic data and assay results.

Based on the review of historic sample preparation and analytical procedures, SRK initiated a sample check assay program of 1% of the assay database. The material remaining from previous drilling programs consisted of split core stored at the Mountain Pass facility. SRK examined the existing split core using third-party preparation and analytical laboratories. In SRK’s opinion, based on the sample check assay program, our historic data was acceptable for use in preparing their report.

SRK generated a resource estimate as an intermediate step in the estimation of mineral reserves. The mineral resource estimate was based on composites derived from drillhole sample assay results. Grade interpolation was based on the geology, drillhole spacing and geo-statistical analysis of the data. The resources were classified by their proximity to the sample locations and number of drillholes. SRK considers the resource model and resource classification to be consistent with Canadian Institute of Mining and Metallurgy guidelines. The distances utilized for resource classification are based on omni-directional variogram results, as follows:

•	Measured mineral resources: Blocks in the model estimated using a minimum of two drill holes which are at maximum average distance of 50 ft;

•	Indicated mineral resources: Blocks in the model estimated using a minimum of two drill holes which are at maximum average distance of 200 ft; and

•	Inferred mineral resources: Blocks in the model that do not meet the criteria for indicated resources but are within a maximum distance of 300 ft from a drillhole.

•

Stockpiles resources, as of June 30, 2020, are based on detailed grade control, established bulk density and accurate survey data, and have been depleted forward according to a detailed short-term mine plan and blending schedule. Stockpiles are considered to be measured mineral resources.

Where appropriate, estimated resources are constrained by any known or anticipated restrictive geologic features.

Mineral resources were then converted to mineral reserves through the application of appropriate modifying factors such as mining dilution, mining recovery, cut-off grade calculation, pit optimization and costs, as represented in a life of mine production plan. Measured mineral resources, included in the life of mine plan, that met all criteria established for modifying factors were converted to proven reserves. Indicated mineral resources, included in the life of mine plan, that met all criteria established for modifying factors were converted to probable reserves. Inferred mineral resources were treated as waste for the purposes of estimating the mineral reserves.

Results

As of July 1, 2020, SRK estimates total proven reserves of 0.03 million short tons of REO contained in 0.3 million short tons of ore at Mountain Pass, with an average ore grade of 8.19%, and probable reserves of

1.47 million short tons of REO contained in 20.8 million short tons of ore, with an average ore grade of 7.04%. Our total proven and probable reserves are estimated to have an average ore grade of 7.06%. In each case, these estimates use the estimated economical cutoff of 3.83% TREO. Based on these estimated reserves and our expected annual production rate of REO upon completion of our Stage II optimization project, our expected mine life is approximately 24 years. Today, we hold total proven and probable reserves of 1.5 million short tons of REO contained in 21.1 million short tons of ore, although we believe there is opportunity to grow the reserve base over time with exploratory drilling.

The following table provides information as of July 1, 2020 on the amount of our proven and probable REO reserves.

Category of Reserves	Average Ore Grade (%)	Ore (Short Tons)	Contained REO (Short Tons)
Proven	8.19%	327,314	26,807
Probable	7.04%	20,814,041	1,465,308

In making the estimate above, SRK:

•	assumed we have a 100% working interest in the Mountain Pass facility;

•	included only measured and indicated resources (inferred resources are treated as waste);

•	assumed full mining recovery;

•	assumed that mine reserves are fully diluted;

•	assumed production of a rare earth concentrate (60% TREO content) for third party sale;

•	assumed an average selling price consistent with historical results resulting in an economic cut-off grade of 3.83% REO within the pit design;

•	assumed a variable metallurgical recovery factor, based on ore grade, derived from historic results;

•	June 30, 2020 topography;

•	included ore stockpiles as proven reserves;

•	assumed all mineral within our patented claim area could be extracted, including mineral outside our currently permitted mining boundaries; and

•	rounded values to the nearest significant number.

Pricing assumptions were derived from a three-year average of historic pricing for rare earth concentrate, as quoted by Asia Metals (TREO ≥70%), for the period from June 30, 2017 to June 10, 2020.

This pricing data was then adjusted to reflect typical forecast concentrate production from Mountain Pass, including the following:

•	prices quoted as RMB per tonne were converted to US$ based on exchange rates queried from Bloomberg;

•	average sales price per tonne of rare earth oxide was calculated and then adjusted to the targeted concentrate grade for Mountain Pass;

•	13% Chinese value added tax (VAT) was deducted from the sales price; and

•	3% sales charge was deducted from the price.

Based on the above, the adjusted benchmark prices to MP Materials over this period are presented in the table below. Further, during the period from approximately August 2018 through May 2020, imports of rare earth concentrates to China were subject to a tariff. This tariff was originally implemented at a 10% level in the second round of retaliatory tariffs imposed by China as part of the ongoing trade dispute between the USA and China. The tariff was increased to 25% in June of 2019. The current status of this import tariff is that it was suspended as of May 19, 2020, for a period of one year. For comparative purposes, we have included a calculation for a 25% tariff, consistent with the tariff from June 2019 through May 2020, in the table below.

Chinese Tariff Assumption	Units	Spot (June 10, 2020)	1-Year Trailing Average	2-Year Trailing Average	3-Year Trailing Average
With Tariff	US$/dry metric tonne	1,298	1,507	1,577	1,720
Without Tariff	US$/dry metric tonne	1,731	2,010	2,103	2,294
With Tariff	US$/dry short ton	1,178	1,368	1,431	1,561
Without Tariff	US$/dry short ton	1,571	1,823	1,908	2,081

For the purposes of the reserve calculation, SRK selected the three-year trailing average without a deduction for the tariff (i.e. US$2,081/dry short ton). The selection of the three-year trailing average is consistent with SEC guidance for pricing assumptions for metals and mining reserve calculations under Industry Guide 7. SRK did not include a tariff as no tariff is the current status of the market; however, there remains uncertainty as to the outlook on this tariff. If this tariff is re-introduced in 2021, it will result in a lower price for MP Materials for any rare earth concentrate sold into China.

SRK checked these calculated pricing assumptions against actual monthly pricing received by MP Materials. Variability between the actual price and benchmark price was high, ranging from as close as +/-1% to as much as 31% lower than the benchmark and 16% higher than the benchmark. However, comparing the actual prices to benchmark prices for each month, on average, has resulted in MP Materials receiving an average price 3% lower than the calculated benchmark price for that month and a median price 1% lower than the calculated benchmark providing support that this formula presents a reasonable estimate for saleable concentrate price.

There are numerous uncertainties inherent in estimating quantities and qualities of REO reserves and costs to mine recoverable reserves, including many factors beyond our control. We will regularly evaluate our REO reserve estimates. This may be done in conjunction with additional exploration drilling programs. We also gain information from blast hole cuttings generated during operations. The estimates of REO reserves as to both quantity and quality will also be updated to reflect new drilling or other data received. Estimates of economically recoverable REO reserves, however, necessarily depend upon a number of variable factors and assumptions, all of which may vary considerably from actual results, such as:

•	geological, mining and processing conditions and/or effects from prior mining that may not be fully identified by available data or that may differ from experience;

•	the strategic approach to mining and processing the deposit may change depending upon market demand, corporate strategy and other prevailing economic conditions;

•	assumptions concerning future prices of rare earth products, foreign exchange rates, process recovery rates, transportation costs, operating costs, capital costs, and reclamation costs; and

•

assumptions concerning future effects of regulation, including the issuance of required permits and taxes by governmental agencies and foreign government policy relating to import or export of rare earth products.

Actual REO tonnage recovered from identified REO reserves and revenues and expenditures with respect to the same may vary materially from estimates. Further, period-to-period our future estimates of REO reserves may fluctuate significantly as macroeconomic conditions and our level of understanding with respect to the deposit change. These estimates may not accurately reflect our actual REO reserves. Any inaccuracy in our estimates related to our REO reserves could result in lower than expected revenues and higher than expected costs.

Reserve Estimate

SRK completed a review of the operation including, among other things, the size of the underlying ore body and a life of mine plan for the Mountain Pass mine. The purpose of this review was to complete an estimate of the mineral reserve for the operation utilizing assumptions consistent with current operating conditions (i.e.; production and sale of a rare earth concentrate). Below is a summary of some of the information from the reserve estimate.

Key project data

Mine type	Open pit
Process description	Crushing, milling, flotation
Open pit mine life	24 years
Mill throughput	2,455 average short tons per day
Initial capital costs(1)	$0 million
Sustaining capital costs	$149 million

	Average Ore Grade (%)	Ore (Millions of Short Tons)	Contained REO (Millions of Pounds)
Contained minerals
Proven	8.19%	0.327	54
Probable	7.04%	20.814	2,930

(1)

SRK excluded the restart of on-site rare earth separation activities from its estimate and therefore no initial capital expenditure is required given the operation is already actively producing rare earth concentrate for sale.

Customers

Currently we make sales of our rare earth concentrate to Shenghe Resources (Singapore) based on our arrangement under the A&R Offtake Agreement. Shenghe Resources (Singapore) is contractually obligated under the A&R Offtake Agreement to purchase all of our rare earth concentrate product on a “take-or-pay basis” (such that they are obliged to pay for product even if they are unable or unwilling to take delivery). Shenghe Resources (Singapore) sells the rare earth concentrate it acquires under the A&R Offtake Agreement to customers in China, which process and resell these refined products. Over the next few years, we intend to commence our downstream expansion and enter into short- and long-term sales contracts with existing and new customers for separated REO. For certain REEs where the market demand is high, we may decide not to enter into letters of intent or contracts prior to commencing production. None of our existing customer relationships are from contracts we assumed from Molycorp.

Suppliers

We use certain proprietary chemical reagents in our flotation process, which we currently purchase from third-party suppliers. These products are subject to pricing volatility, supply availability and other restrictions and guidelines. In the event of a supply disruption or any other restriction, we believe that alternative reagents could be sourced. The solvent extraction process is highly reliant upon standard commodity reagents, particularly hydrochloric acid and sodium hydroxide. Even though we expect to produce these chemicals on-site upon the commissioning and restart of our chlor-alkali facility, these plans may not be achievable or could be hampered by any disruptions in the process used to produce these chemicals. In the meantime, we are subject to significant volatility in the cost and availability of these chemicals. We may not be able to pass increased prices for these chemicals through to our customers in the form of price increases. A significant increase in the price, a decrease in the availability of, or any other restrictions upon our use of these chemicals before we restart our ability to produce them on-site could materially increase our operating costs and adversely affect our profit margins from quarter to quarter.

Patents, Trademarks and Licenses

We rely on a combination of trade secret protection, nondisclosure and licensing agreements, patents and trademarks to establish and protect our proprietary intellectual property rights. We utilize trade secret protection and nondisclosure agreements to protect our proprietary rare earth technology. Our intellectual property rights may be challenged or infringed upon by third parties or we may be unable to maintain, renew or enter into new license agreements with third-party owners of intellectual property on reasonable terms. In addition, our intellectual property will be subject to infringement or other unauthorized use outside of the United States. In such case, our ability to protect our intellectual property rights by legal recourse or otherwise may be limited, particularly in countries where laws or enforcement practices are undeveloped or do not recognize or protect intellectual property rights to the same extent as the United States. Unauthorized use of our intellectual property rights or inability to preserve existing intellectual property rights could adversely impact our competitive position and results of operations.

Competition

The rare earths mining and processing markets are capital intensive and competitive. Outside of the six (6) major rare earth producers in China, and those consolidated under their production quotas—there are only two other producers operating at scale, MP Materials and Lynas, which processes its rare earth materials in Malaysia. MP Materials’ competitors may have greater financial resources, as well as other strategic advantages to maintain, improve and possibly expand their facilities.

Once we reach anticipated production rates for REOs and other planned downstream products, the increased competition may lead our competitors to engage in predatory pricing behavior. Any increase in the amount of rare earth products exported from other nations, and increased competition, whether legal or illegal, may result in price reductions, reduced margins and loss of potential market share, any of which could materially adversely affect our profitability. Additionally, our Chinese competitors have historically been able to produce at relatively low costs due to domestic economic and regulatory factors, including less stringent environmental regulations. For instance, many of our Chinese competitors use wet-tailing to store the waste material resulting from their production processes which is significantly less expensive and more harmful to the environment than the dry-tailing method that we use. Even upon successful completion of our Stage II optimization project at the Mountain Pass facility, if we are not able to achieve anticipated costs of production, then any strategic advantages that our competitors may have over us, such as lower labor and production costs, could have a material adverse effect on our business. As a result of these factors, we may not be able to compete effectively against current and future competitors.

Environmental, Health and Safety Matters

We are subject to numerous and extensive federal, state and local laws, regulations, permits and other legal requirements applicable to the mining and mineral processing industry, including those pertaining to employee health and safety, air emissions, water usage, wastewater and stormwater discharges, air quality standards, GHG emissions, waste management, plant and wildlife protection, handling and disposal of hazardous and radioactive substances, remediation of soil and groundwater contamination, land use, reclamation and restoration of properties, the discharge of materials into the environment and groundwater quality and availability. These laws, regulations, permits and legal requirements have had, and will continue to have, a significant effect on our results of operations, earnings and competitive position. Environmental laws and regulation continue to evolve which may require us to meet stricter standards and give rise to greater enforcement, result in increased fines and penalties for non-compliance, and result in a heightened degree of responsibility for companies and their officers, directors and employees. Future laws, regulations, permits or legal requirements, as well as the interpretation or enforcement of existing requirements, may require substantial increases in capital or operating costs to achieve and maintain compliance or otherwise delay, limit or prohibit operations, or other restrictions upon, our current or future operations or result in the imposition of fines and penalties for failure to comply. Complying with this panoply of regulations is complicated and requires significant attention and resources. Our employees have a significant amount of experience working with various federal, state and local authorities to address compliance with such laws, regulations and permits; however, we cannot assure you that at all times we have been or will be in compliance with such requirements.

We expect to continue to incur significant sums for ongoing operating environmental expenditures, including salaries, and the costs for monitoring, compliance, reporting, pollution control equipment and permitting. In addition, we plan to invest significant capital to maintain and upgrade certain infrastructure to ensure we operate in a safe and environmentally sustainable manner.

Permits and Approvals

We hold the necessary permits to operate our facility, including conditional use and minor use permits from San Bernardino County, California, and an associated environmental impact report, all of which were issued in 2004, which allow continued operation of the Mountain Pass facility through 2042. We hold numerous other permits and approvals, including permits to operate from the Lahontan Regional Water Quality Control Board and groundwater treatment. We may be required to obtain new permits, including, without limitation, air permits issued by the Mojave Desert Air Quality Management District and construction and occupancy permits issued by San Bernardino County government, to complete the Stage II optimization project and our general growth plans. To obtain, maintain and renew these and other environmental permits and perform any required monitoring activities, we may be required to conduct environmental studies and collect and present to governmental authorities data pertaining to the potential impact that our current or future operations may have upon the environment.

Our ability to obtain permits for expanded operations may require us to avoid or mitigate our impact on the environment, particularly impacts to desert flora and fauna. The permitting processes and development of supporting materials, including any environmental impact statements, may be costly and time consuming. Any failure to obtain, maintain or renew required permits, or other permitting delays or conditions, may delay, limit, prohibit or otherwise result in new restrictions upon our current or future operations and failure to comply with these requirements could result in us incurring fines and penalties. Consequently, the continued optimization of the Mountain Pass facility may be delayed, curtailed or prevented, particularly in the event any environmental impact statement is required in connection therewith. These permit processes and requirements, and the interpretation and enforcement thereof, change frequently, and any such future changes could materially adversely affect our mining operations and results of operations.

Mine Health and Safety Laws

The Federal Mine Safety and Health Act of 1977, as amended by the Mine Improvement and New Emergency Response Act of 2006, and the regulations adopted by the California Occupational Safety and Health Administration, impose stringent health and safety standards on numerous aspects of mining operations, including training of mine personnel, mining procedures, blasting, the equipment used in mining operations and other matters. Mine safety has been the subject of increasing scrutiny resulting in federal and state legislatures and other regulatory authorities imposing more stringent regulatory requirements on mining operations. In 2006, Mine Safety and Health Administration (“MSHA”) promulgated new emergency mine safety rules addressing mine safety equipment, training and emergency reporting requirements. In addition, in the United States enacted the Mine Improvement and New Emergency Response Act of 2006, which significantly amended the Federal Mine Safety and Health Act of 1977, by requiring improvements in mine safety practices, increasing criminal penalties and establishing a maximum civil penalty for non-compliance, and expanding the scope of federal oversight, inspection and enforcement activities. The MSHA continues to interpret and implement various provisions of the Mine Improvement and New Emergency Response Act. These and other mine safety rules could potentially result in or require significant expenditures, as well as additional safety training and planning, enhanced safety equipment, more frequent mine inspections, stricter enforcement practices and enhanced reporting, amongst other, requirements. It is not possible to predict the full effect that new or proposed statutes, regulations and policies will have on our operating costs, but any expansion of existing regulations, or making such regulations more stringent may have a negative impact on our business.

The Mountain Pass facility maintains a comprehensive safety program. Our employees and contractors are required to complete 24 hours of initial training sessions, as well as annual refresher sessions, which cover potential hazards that may be present at the facility. During the training, our commitment to a safe work environment is reinforced through our Stop Work Authority program, which allows any employee or contractor at the facility to stop work that they deem to be unsafe.

Workers’ Compensation

We are required to compensate employees for work-related injuries. The states in which we operate consider changes in workers’ compensation laws from time to time. Our costs will vary based on the number of accidents that occur at the Mountain Pass facility and our costs of addressing these claims. We are insured under various state workers’ compensation programs for our operations at the Mountain Pass facility and our offices in Las Vegas, Nevada.

Surface Mining Control and Reclamation

Our San Bernardino County conditional use permit, approved mining plan, reclamation plan and state laws and regulations establish operational, reclamation and closure standards for all aspects of our surface mining operations. Comprehensive environmental protection and reclamation standards must be met during the course of, and upon completion of, mining activities, and our failure to meet such standards may subject us to fines, penalties or other sanctions.

Although we expect the Mountain Pass facility to remain open for significantly longer than the expiration of our 22-year county-approved mine plan, the plan requires that we restore the surface area upon completion of mining. In addition, we must provide financial assurances to secure the performance of these reclamation obligations. To satisfy these financial assurance requirements, we typically obtain surety bonds, which are renewable on an annual basis. We expect to continue to obtain and renew such bonds, however, the cost of doing so is increasing. It has become increasingly difficult for mining companies to secure new or renew existing surety bonds without posting partial or full collateral to secure the bonds. In addition, the cost to obtain surety bonds have increased while the market terms of the surety bonds generally have become less favorable. It is possible that surety bond issuers may refuse to provide or renew bonds or may demand additional collateral upon the issuance or renewal of the bonds. Our inability to obtain or failure to maintain or renew these bonds could have a material adverse effect on our business and results of operations.

As of September 30, 2020, we have procured approximately $38.3 million in surety bonds that are issued to federal agencies, State of California agencies and the County of San Bernardino to secure the performance of our reclamation obligations. As of September 30, 2020, we had posted $25.0 million in cash collateral and posted as cash in trust to secure these obligations. This cash is reflected as restricted on our balance sheet.

Water Usage and Pollution Control

The federal Clean Water Act and similar state and local laws regulate aspects of surface mining and processing operations by imposing restrictions on the discharge of pollutants, including tailings and other material, into waters of the United States. These requirements are complex and subject to amendments, legal challenges and changes in implementation. Recent court decisions, regulatory actions and proposed legislation have created uncertainty over the jurisdiction and permitting requirements of the federal Clean Water Act. Individual or general permits under Section 404 of the Clean Water Act are required if we discharge dredged or fill materials into jurisdictional waters of the United States. In addition, our Lahontan Regional Water Quality Control Board permit establishes standards for wastewater that can be discharged to the on-site evaporation ponds. Regular monitoring by the Lahontan Regional Water Quality Control Board, as well as compliance with reporting requirements and performance standards, are preconditions for the issuance and renewal of our permits. The Companies spend significant sums on an annual basis to monitor, pump, sample, and maintain wells to track underground watertable contamination and on shipping and analysis of well samples. We also maintain surety bonds with the Lahontan Regional Water Quality Control Board to secure our satisfaction of these activities.

Air Pollution Control

The federal Clean Air Act and similar state and local laws and regulations directly and indirectly regulate our surface mining and processing operations. We currently maintain and operate numerous air pollution control devices required by or necessary to comply with permits from the California Mojave Desert Air Quality Management District. We generally must obtain permits before we install new sources of air pollution, which may require us to do air quality studies and obtain emission offset credits, which can be costly and time consuming to procure. We expect that our new and expanded facilities and growth plans will require us to secure additional approvals or other permits to allow for our planned growth and to obtain emission credits or offsets for nitrogen oxides, particulate matter (10 microns), sulfur oxide and volatile organic compounds. The increased emissions from these facilities may trigger permitting under Title V of the Clean Air Act. Furthermore, although we are currently in compliance with all emissions regulations of the California Air Resources Board, if emissions regulations change we could be required to retrofit or replace off-road, on-road and forklift vehicles to achieve emission standards for nitrogen oxides and particulate matter (10 microns).

Our operations also emit GHGs and we expect to produce emissions exceeding the minimum required for participation in the California cap-and-trade program once the CHP is in sustained operation in 2021 or 2022. The amount of credits we will receive and any excess credits we expect to need to purchase are under evaluation. We may also be required to purchase GHG credits in relation to small number of GHG-producing equipment that were in intermittent operation during 2018 and 2019. Moreover, the regulation of GHG emissions is in various stages of development and it is possible that both the federal government and California will promulgate additional requirements. Any new GHG regulations could require us to modify existing permits or obtain new permits, implement additional pollution control technology, curtail operations or increase significantly our operating costs. Any further regulation of GHG emissions could adversely affect our business, financial condition, reputation, operating performance and product demand. However, such regulations might also present opportunities for our industry to the extent they increase the demand for rare earth products used in clean-technology applications, such as hybrid and electric vehicles and wind power turbines.

The Mountain Pass facility consumes significant amounts of energy and, accordingly, is subject to fluctuations in energy costs. These costs may increase significantly in part as an indirect result of GHG and other air emission regulations applicable to third-party power suppliers.

Hazardous and Radioactive Substances and Wastes

The Comprehensive Environmental, Response, Compensation and Liability Act (CERCLA or Superfund) and analogous state laws impose liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the actual or threatened release of a “hazardous substance” into the environment. In addition, these laws impose liability for the costs to investigate and remediate contamination or natural resource damage on a joint and several basis on persons who are or were responsible for such releases of hazardous substances, which can include waste generators, site owners, lessees and others. Accordingly, we may be subject to liability under CERCLA and similar state laws for properties that we currently own, lease or operate or that we or our predecessors previously owned, leased or operated, and sites to which our predecessors or we sent waste materials.

REOs contain naturally occurring radioactive substances, such as thorium and uranium. The mining and processing of REOs involves the handling and disposal of such substances, which requires us to comply with extensive safety, health and environmental laws, regulations and permits regarding radioactive substances. We may incur significant costs, obligations or liabilities with respect to such requirements, and any future changes in such requirements (or the interpretation or enforcement thereof) may have a material adverse effect on our business or results of operations. One such permit we currently maintain for our operations is a Radioactive Materials License issued and administered by the California Department of Health Services Radiologic Health Branch. The license applies to the use of sealed radioactive sources used for gauging volumes of materials, as well as certain other activities. A failure to maintain or renew this license could materially adversely affect our business or results of operations.

We generate, manage and dispose of solid and hazardous waste associated with processing and remediation activities. In addition, the demolition of structures in connection with facility expansion and modernization will result in the generation of additional waste. We must comply with a variety of environmental laws, rules and regulations concerning the management, storage and disposal of such wastes. Moreover, in connection with our modernization and expansion effort at the Mountain Pass facility, we will incur additional costs to handle, store and dispose of such wastes.

Endangered Species Act and Mine Reclamation Plan

The federal Endangered Species Act and counterpart state legislation protect species threatened with possible extinction. Such laws and related regulations may have the effect of prohibiting or delaying us from obtaining mining permits and may impose restrictions on pipeline or road building and other mining or construction activities in areas containing the affected species or their habitats. Before we disturb any new land, we conduct a biological survey of the area to determine if nesting birds, protected vegetation, or protected animals are or have been present. Currently, our planned development activities are not anticipated to encroach the habitat of any threatened or endangered species. In particular our Stage II optimization project will not affect any undisturbed land. Our offsite freshwater wells are also within certain protected flora and fauna habitats.

Before disturbing new land for our operations, we conduct a biological survey of the area to determine if nesting birds, protected vegetation, or protected animals are or have been present. To date, none of the surveys have identified the presence of any species with conservation status or protected habitat on or near our ore reserve. The Golden Eagle is protected in the surrounding area, though we have not had any nesting on the site. One of our offsite freshwater fields and related infrastructure is located within a critical desert tortoise habitat. We support this habitat by providing fresh water to support the Ivanpah Desert Tortoise Research Facility which breeds and releases tortoises into the wild.

Under the Mining Conditional Use Permit and Mine Reclamation Plan granted by San Bernardino County for the Mountain Pass facility, we stockpile topsoil and vegetation to be used for revegetation as part of the approved reclamation plan. Revegetation will be supplemented by broadcast seeding with native and locally adapted seed and planting of established seedlings and/or shrubs. As part of the approved reclamation plan, which may be updated from time to time, we are complying with the County Development Code regarding the removal or salvage of Joshua Tree, Yucca, and various Cacti. We currently have no conservation status vegetation on or near the ore reserve.

Use of Explosives

In connection with our surface mining activities, we engage contractors who store explosives and blasting agents offsite prior to use on-site, which are subject to regulation, including under the federal Safe Explosives Act and the MSHA Violation of these regulatory requirements may result in fines, imprisonment, revocation of permits and/or seizure or forfeiture of explosive materials.

Other Environmental Laws

We are required to comply with numerous other federal, state and local environmental laws and regulations in addition to those previously discussed. These additional laws include, for example, the California Environmental Quality Act, the National Environmental Policy Act, the Emergency Planning and Community Right-to-Know Act and the California Accidental Release Prevention Program.

Facilities and Employees

We own the Mountain Pass facility. We also lease our executive office space at 6720 Via Austi Parkway, Suites 450 and 430, Las Vegas, Nevada 89119, which lease expires December 31, 2022, subject to a renewal option.

As of December 7, 2020, we had approximately 280 employees. In connection with our Stage II optimization plan at the Mountain Pass facility, we expect to hire approximately 200 additional employees. We have not experienced any work stoppages and consider our employee relations to be good.

Legal Proceedings

From time to time, we may be subject to legal and governmental proceedings and claims in the ordinary course of business. We are not currently a party to any material legal or governmental proceedings and, to our knowledge, none is threatened.

MANAGEMENT

Management and Board of Directors

The below is a list of our executive officers and directors and their respective ages and a brief account of each of their business experience:

Name	Age	Position(s)
James Litinsky	42	Chairman of the Board of Directors and Chief Executive Officer
Gen. Richard B. Myers	78	Director
Andrew A. McKnight	43	Director
Daniel Gold	52	Director
Randall Weisenburger	62	Director
Maryanne R. Lavan	61	Director
Connie K. Duckworth	66	Director
Michael Rosenthal	42	Chief Operating Officer
Ryan Corbett	31	Chief Financial Officer
Sheila Bangalore	42	Chief Strategy Officer and General Counsel

Upon the consummation of the Business Combination, the size of the our Board was increased from five directors to seven directors, and each of the above directors was elected by our stockholders at the special meeting of our stockholders held on November 13, 2020 to approve the Business Combination. In addition, pursuant to the terms of his employment agreement, Mr. Rosenthal has the right to attend all MPMC Board meetings as a non-voting observer for so long as he remains employed by MPMC. We have determined that each of Mr. Weisenburger, Ms. Lavan, Ms. Duckworth, Gen. Myers, Mr. McKnight and Mr. Gold meet the objective independence standards established by the NYSE and have determined that, independent of such objective standards, no relationship exists that would impair the independence of any of Mr. Weisenburger, Ms. Lavan, Ms. Duckworth, Gen. Myers, Mr. McKnight or Mr. Gold.

James Litinsky is the Founder, Chief Executive Officer and Chief Investment Officer of JHL Capital Group. Before founding JHL Capital Group in 2006, Mr. Litinsky was a member of the Drawbridge Special Opportunities Fund at Fortress Investment Group. Prior to Fortress, he was a Director of Finance at Omnicom Group, and he worked as a merchant banker at Allen & Company. Mr. Litinsky received a B.A. in Economics from Yale University, cum laude, and a J.D./M.B.A. from the Northwestern University School of Law and the Kellogg School of Management. He was admitted to the Illinois Bar. Mr. Litinsky serves on the Boards of AbilityLab and the Museum of Contemporary Art Chicago.

Retired U.S. Air Force General Richard B. Myers serves as the President of Kansas State University, where he is also a professor of military history and leadership. Gen. Myers loyally served his country for forty years and retired as a four-star general. Since 2006, Mr. Myers has also served as the President of R Myers and Associate, LLC. From 2001-2005, he served as the 15th Chairman of the Joint Chiefs of Staff. As chairman, Mr. Myers was the highest-ranking uniformed officer of U.S. military forces and served as the principal military adviser to President George W. Bush, Secretary of Defense Donald Rumsfeld, and the National Security Council. Since retirement from the military, Myers has served on several public and non-profit boards, and also held the Colin Powell Chair for National Security Leadership, Ethics, and Character at National Defense University. During the past five years, Mr. Myers has been a director of the following public or formerly public companies: Deere and Co., Northrop Grumman Corp., United Technologies and Aon PLC. Mr. Myers also currently serves on the board of non-profits Fisher House and MRI Global and on the board of the governmental entity Defense Health Board. In addition, Mr. Myers has also been a director of several private companies in various industries. Mr. Myers is well-qualified to serve as a member of the our Board because of his substantial knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices and his extensive experience serving as a director of public and private companies in various industries.

Andrew A. McKnight served as a director and Chief Executive Officer of FVAC from January 2020 to the consummation of the Business Combination. Mr. McKnight is a Managing Partner of the Credit Funds business at Fortress. Mr. McKnight is based in San Francisco and heads the liquid credit investment strategies at Fortress, serves on the investment committee for the Credit Funds business at Fortress and is a member of the Management Committee of Fortress. Mr. McKnight previously served on the board of directors of Mosaic Acquisition Corp. from 2017 to 2020. Prior to joining Fortress in February 2005, he was the trader for Fir Tree Partners where he was responsible for analyzing and trading high yield and convertible bonds, bank debt, derivatives and equities for the value-based hedge fund. Prior to Fir Tree, Mr. McKnight worked on Goldman, Sachs & Co.’s distressed bank debt trading desk. Mr. McKnight received a B.A. in Economics from the University of Virginia.

Daniel Gold serves as the CEO, managing partner and founder of QVT Financial LP, an asset management company with offices in New York and New Delhi. QVT Financial, through its managed and affiliated multi-strategy funds, is an experienced global investor in multiple industries, including biotech, financial, shipping and offshore industries. Mr. Gold founded QVT Financial LP in 2003. Mr. Gold holds an AB in Physics from Harvard College. Mr. Gold also currently serves on the board of public companies, Okeanis Eco Tankers Corp. and Awilco Drilling PLC, in addition to various private companies, including Roivant Sciences Ltd. Mr. Gold is well-qualified to serve as a member of the MPMC Board because of his substantial knowledge about strategic planning, mergers and acquisitions, finance, accounting, capital structure and board practices and his extensive experience serving as a director of public and private companies in various industries.

Randall Weisenburger is the former Executive Vice President and Chief Financial Officer of Omnicom Group Inc. (NYSE: OMC), the global media, marketing and corporate communications holding company, where he served from 1998 through 2014. After Omnicom, he formed Mile 26 Capital in 2015. Mr. Weisenburger was a founding member of Wasserstein Perella, and from 1993 to 1998 was President and Chief Executive Officer of the firm’s merchant banking subsidiary, Wasserstein & Co. He also held various roles within WP’s portfolio of investment companies including: Co-Chairman of Collins & Aikman Corp., CEO of Wickes Manufacturing, Vice Chairman of Maybelline Inc., and Chairman of American Law Media. Before Wasserstein Perella, he was a member of the First Boston Corporation. Mr. Weisenburger currently serves as the Lead Independent Director of Carnival Corporation (NYSE: CCL), where he is the Chairman of the Compensation and Compliance Committees, and a member of the Audit and Nominating & Governance Committees. He is also a Director of Valero Energy Corporation (NYSE: VLO), where is he Chairman of the Audit Committee, and a Director of Corsair Components Inc. He holds a Master’s Degree in Business Administration from the Wharton School of the University of Pennsylvania, where he was named the Henry Ford Scholar, and a Bachelor’s Degree in Finance and Accounting from Virginia Tech.

Maryanne R. Lavan is the Senior Vice President, General Counsel and Corporate Secretary for Lockheed Martin Corporation, a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services operating in four business segments: Aeronautics, Missiles and Fire Control, Rotary and Mission Systems and Space. In this role, she is responsible for the legal affairs and law department of Lockheed Martin, including serving as counsel to its senior leadership and Board of Directors. She previously served as the Vice President of Corporate Internal Audit for Lockheed Martin, providing independent assessments of governance, internal controls and risk management. She joined Lockheed Martin in 1990. Ms. Lavan graduated magna cum laude from the State University of New York at Albany with a Bachelor of Science degree. She received her juris doctor degree from the Washington College of Law, American University. Ms. Lavan is a member of the Public Contract Law Section of the American Bar Association. She serves on the governing bodies for the Leadership Council on Legal Diversity, Equal Justice Works, Council for Court Excellence, University at Albany Foundation, and Fordham University.

Connie K. Duckworth is a former Partner and Managing Director of Goldman Sachs, and retired in 2000, following a nineteen-year career. She was named Partner in 1990, the first woman sales and trading partner in the firm’s history. After Goldman Sachs, Ms. Duckworth founded ARZU in 2004 to empower destitute women weavers in rural Afghanistan and served pro bono as its Chairman and CEO until its merger with UK-based Turquoise Mountain in 2019. Ms. Duckworth is a Trustee of Equity Residential (EQR) in Chicago and a Director of Steelcase Inc. (SCS) in Grand Rapids, Michigan. Previously, she served on the boards of directors of Northwestern Mutual, Russell Investment Group, Nuveen Investments, Smurfit Stone Container Corporation, and DNP Select Income Fund. In her philanthropic work, Ms. Duckworth is a Trustee of the University of Pennsylvania, an Overseer of The Wharton School, and a member of the International Board of Advisors of the University of Texas at Austin. She serves on the board of NorthShore University HealthSystem, in Evanston, Illinois, where she was the first and only woman Chairman of the Board. She is a founding member of the U.S.-Afghan Women’s Council in Washington, D.C. and a member of the Bush Institute’s Women’s Initiative Policy Advisory Council in Dallas. The recipient of numerous awards for leadership, social impact and innovation, Ms. Duckworth holds an M.B.A. from the Wharton School and a B.A. from the University of Texas at Austin.

Michael Rosenthal co-founded MPMO and has been managing the Mountain Pass operation since MPMO took control of the site in 2017. Mr. Rosenthal is currently a Partner at QVT Financial, an investment firm. At QVT, Mr. Rosenthal concentrated on investments in the global automotive sector and in China. Prior to joining QVT, he worked as a senior high yield credit analyst for Shenkman Capital Management. Mr. Rosenthal graduated from Duke University with an A.B. degree in Economics and Comparative Area Studies.

Ryan Corbett joined MPMO as Chief Financial Officer in 2019. He joined JHL Capital Group as a Managing Director to focus on the firm’s investment in MP in 2019. Prior to joining JHL Capital Group, he was an Analyst at Brahman Capital Corp. and King Street Capital Management, both alternative asset managers based in New York, where he focused on special situations investments across the capital structure, from 2012 to 2019. Mr. Corbett started his career in investment banking at Morgan Stanley & Co. He graduated magna cum laude from the Wharton School of the University of Pennsylvania with a concentration in Finance.

Sheila Bangalore joined MPMO as its Chief Strategy Officer and General Counsel in 2020. Prior to joining MPMO, Ms. Bangalore was most recently Assistant General Counsel at Aristocrat Technologies from 2015 to 2020, and previously held legal roles at Zappos and Bally Technologies. Ms. Bangalore began her career at Bilzin Sumberg Baena Price & Axelrod LLP. She is currently a board member of the United Way of Southern Nevada, and a former board member and President of the Association of Corporate Counsel, Nevada Chapter. Ms. Bangalore received her B.A. in Literature from Tufts University and her J.D. from the Washington University in St. Louis. She is currently an MBA Candidate at the Wharton School of the University of Pennsylvania.

Board of Directors

In accordance with our Second Amended and Restated Charter, we have a classified Board of Directors, with two directors in Class I (James Litinsky and Andrew A. McKnight), three directors in Class II (Maryanne R. Lavan, General (Retired) Richard B. Myers, and Connie K. Duckworth) and two directors in Class III (Randall Weisenburger and Daniel Gold), with only one class of directors being elected in each year.

The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of MPMC; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of MPMC; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of MPMC. At each succeeding annual meeting of the stockholders of MPMC, beginning with the first annual meeting of the stockholders of MPMC, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

To strengthen the role of the independent directors and encourage independent leadership, the MPMC Board appointed Mr. Weisenburger as lead independent director at the special meeting of stockholders on

November 17, 2020. The position of lead independent director has been structured to serve as an effective balance to Mr. Litinsky’s leadership as the combined Chief Executive Officer and Chairman. In addition, we believe that the lead independent director serves as a conduit between the other independent directors and the Chairman.

Committees of the Board of Directors

MPMC has three standing committees—an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee, composed solely of independent directors. The MPMC Board may from time to time establish other committees. Each of the committees will report to the MPMC Board as it deems appropriate and as the MPMC Board may request. The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

Randall Weisenburger, Connie K. Duckworth, and Maryanne R. Lavan are the members of the Audit Committee. Randall Weisenburger is the chairman of the Audit Committee. Each proposed member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that each of Randall Weisenburger and Maryanne R. Lavan qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of the members is financially literate, as defined under the rules of the NYSE.

Under its charter, the functions of the Audit Committee include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by MPMC;

•	the pre-approval of all non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by MPMC;

•	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

•

discussing with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and MPMC’s risk assessment and risk management policies, including MPMC’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure; and

•

reviewing MPMC’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting MPMC’s financial statements, including alternatives to, and the rationale for, the decisions made.

Compensation Committee

Andrew A. McKnight, Randall Weisenburger, and Daniel Gold are the members of the Compensation Committee. Andrew A. McKnight is the chairman of the Compensation Committee. All of the members of the

Compensation Committee are independent directors and are considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act. Under its charter, the functions of the Compensation Committee include:

•

reviewing and approving annually corporate goals and objectives relating to the compensation of the Chief Executive Officer (“CEO”), evaluating the performance of the CEO in light of those goals and reviewing and establishing the CEO’s annual compensation and incentive plan participation levels and bases of participation;

•

reviewing and approving annually the evaluation process and compensation structure for MPMC’s or its subsidiaries’ other officers; to evaluate, review and recommend to the MPMC Board any changes to, or additional, stock-based and other incentive compensation plans; and to recommend inclusion of the Compensation Discussion and Analysis in the annual proxy statement and annual report on Form 10-K to be filed with the SEC.

In addition, on an annual basis, the Compensation Committee will conduct an in-depth, broad scope and detailed review of succession planning efforts at multiple levels of the MPMC management team.

The Compensation Committee charter also provides that the Compensation Committee shall have the sole authority to retain or obtain the advice of a compensation consultant, legal counsel or other adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NYSE and the SEC.

Nominating and Governance Committee

Connie K. Duckworth, General (Retired) Richard B. Myers, and Maryanne R. Lavan are members of the Nominating and Governance Committee. Connie K. Duckworth is the chairperson of the Nominating and Governance Committee. All of the members of the Nominating and Governance Committee are independent directors.

Under its charter, the functions of the Compensation Committee include:

•	identifying individuals qualified to become MPMC Board member and recommending to the MPMC Board the director nominees for the next annual meeting of stockholders;

•	recommending to the Board the corporate governance guidelines applicable to MPMC;

•	leading the MPMC Board in its annual review of the performance of (a) the MPMC Board; (b) the MPMC Board committees; and (c) management;

•	recommending to the MPMC Board nominees for each MPMC Board committee; and

•	reviewing and recommending annually for approval by the MPMC Board, the form and amount of non-management director compensation and benefits.

The Nominating and Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

The Nominating and Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and MPMC’s needs after taking into account the current composition of the MPMC Board. When evaluating candidates annually for nomination for election, the Nominating and Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the MPMC Board and ability to devote adequate time to MPMC Board duties. The Nominating and Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the MPMC Board is being filled, candidates that appear to best fit the needs of the MPMC Board and MPMC will be identified, interviewed and evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee will then be recommended to the full MPMC Board.

Code of Ethics

MPMC has adopted a Code of Ethics applicable to its directors, executive officers and employees that complies with the rules and regulations of the NYSE. The Code of Ethics codifies the business and ethical principles that govern all aspects of MPMC’s business. A copy of the Code of Ethics has been filed with the SEC and will be provided without charge upon written request to Sheila Bangalore, Chief Strategy Officer & General Counsel, in writing at 6720 Via Austi Parkway, Suite 450, Las Vegas, Nevada 89119. MPMC intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics on MPMC’s website.

EXECUTIVE COMPENSATION

As we are an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for MPMO’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2019 exceeded $100,000 and who were serving as executive officers as of December 31, 2019. We refer to these individuals as “named executive officers.”

2019 Compensation

During 2019, neither Mr. Rosenthal nor Mr. Corbett were separately compensated by MPMO for their service to MPMO. Instead, Mr. Rosenthal received compensation from QVT Financial for his services to QVT Financial, which included serving as Executive Chairman and Chief Executive Officer of MPMO, and Mr. Corbett received compensation from JHL Capital Group for his services to JHL Capital Group, which included serving as Chief Financial Officer of MPMO. Because Mr. Rosenthal and Mr. Corbett each performed a number of services for QVT Financial and JHL Capital Group, respectively, MPMO is unable to allocate compensation received from QVT Financial and JHL Capital Group for their services to MPMO. Mr. Litinsky was not compensated for his services to MPMO in 2019.

2019 Summary Compensation Table

The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2019. Mr. Litinsky is excluded from this table as he did not receive compensation for his services to MPMO in 2019.

Name and Principal Position(1)	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total ($)
Michael Rosenthal	2019	—	(2)	—	(2)	—	(3)	—	(2)
Executive Chairman and Chief Executive Officer
Ryan Corbett	2019	—	(2)	—	(2)	—		—	(2)
Chief Financial Officer

(1)	Reflects principal position as of December 31, 2019. Mr. Corbett assumed the role of Chief Financial Officer of MPMO in November 2019.
(2)

As noted above, during 2019, neither Mr. Rosenthal nor Mr. Corbett were separately compensated by MPMO for their service to MPMO. Instead, Mr. Rosenthal received compensation from QVT Financial for his services to QVT Financial, which included serving as Executive Chairman and Chief Executive Officer of MPMO, and Mr. Corbett received compensation from JHL Capital Group for his services to JHL Capital Group, which included serving as Chief Financial Officer of MPMO. Because Mr. Rosenthal and Mr. Corbett each performed a number of services for QVT Financial and JHL Capital Group, respectively, MPMO is unable to allocate compensation received from QVT Financial and JHL Capital Group for their services to MPMO.

(3)

MPMO maintains corporate housing for employees of Shenghe Resources (Singapore) when they travel to the United States for MPMO matters. During 2019, Mr. Rosenthal intermittently utilized such housing. Because MPMO maintains such housing primarily for the use of employees of Shenghe Resources (Singapore), there was no additional incremental cost associated with providing this benefit to Mr. Rosenthal and, accordingly, no amounts are included in this table for such benefit.

Outstanding Equity Awards at 2019 Fiscal Year-End

As of December 31, 2019, none of the named executive officers held outstanding equity awards with respect to MPMO.

Tax-Qualified Retirement Plan

MPMO has a tax-qualified retirement savings plan, the MP Materials 401K Plan (the “401(k) Plan”), under which participating employees may contribute up to the yearly statutory maximum under IRS guidelines into their 401(k) Plan accounts. In addition, under the 401(k) Plan, MPMO matches amounts contributed by the participant up to a certain percent of earnings, not to exceed the statutory maximum. MPMO currently makes matching contributions under the 401(k) Plan at a rate of 100% of the first 1 to 2% of eligible compensation contributed by participants, 50% for employee contributions of 3 to 4%, with an annual cap of $4,000. The 401(k) Plan also allows MPMO to make discretionary profit sharing contributions to the 401(k) Plan accounts for the benefit of participating employees who have worked at least 1,000 hours and are employed on the last day of the plan year in an amount determined by the MPMO Board.

2020 Executive Compensation

Our 2020 executive compensation program consists of an annual base salary to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In addition, during 2020, our executive officers are eligible to participate in an annual incentive program designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. As noted below, in connection with the Business Combination, our named executive officers received equity awards at the time of the closing.

Employment Agreements and Other Arrangements with Executive Officers

In connection with the Business Combination, we entered into new employment agreements with each of the MPMO’s current executive officers as well as Mr. Litinsky, as summarized below.

James Litinsky

Mr. Litinsky entered into an employment agreement with, MPMO effective August 7, 2020, pursuant to which he serves as Chairman of the Board. Effective upon the closing of the Business Combination MPMC assumed the employment agreement and, pursuant to such agreement, Mr. Litinsky also serves as Chairman and Chief Executive Officer of MPMC. During the term of Mr. Litinsky’s employment with MPMC he will devote his full business time, attention, skill and best efforts to the performance of his duties for MPMC. Mr. Litinsky may also provide services to JHL Capital Group LLC during the term of his employment with MPMC, provided that such services do not materially interfere with the performance of his duties to MPMC. Under the terms of Mr. Litinsky’s employment agreement, Mr. Litinsky will not initially receive a base salary. At any time on or after the one-year anniversary of the closing of the Business Combination, Mr. Litinsky may request that the compensation committee, in consultation with such committee’s compensation consultant, prepare and present a proposal to Mr. Litinsky of a compensation package (including base salary, annual cash and equity incentives and severance) that is competitive for a publicly-traded company of comparable size and consistent with the company’s then-current pay strategy for senior executives, with the parties to negotiate in good faith a compensation package for Mr. Litinsky.

In the event Mr. Litinsky’s employment is terminated by the company without cause or by Mr. Litinsky due to good reason, Mr. Litinsky will be entitled to a $2,000,000 severance payment, payable in installments over the 12-month period following such termination. The severance payment is subject to Mr. Litinsky’s execution and non-revocation of a general release of claims in favor of the company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for 12-months following termination.

Michael Rosenthal

Effective as of July 1, 2020, Mr. Rosenthal entered into an employment agreement with MPMO, assumed by MPMC upon the closing of the Business Combination, pursuant to which he serves as Chief Operating Officer and has the right to attend all MPMC Board meetings as a non-voting observer for so long as he remains employed by MPMC. Under the employment agreement, Mr. Rosenthal will receive an initial base salary of $250,000 and will be eligible to participate in the company’s annual incentive program, with a 2020 annual incentive target equal to $450,000 and payouts ranging from 0% to 150% of target based on performance. Mr. Rosenthal’s employment agreement also provided for an initial equity award upon the consummation of the Business Combination with respect to 1,563,006 restricted shares of our common stock, which was equal to 1.7% of the pre-money Combined Company Equity Value. The initial equity award will be eligible to vest over four years, with 40% vesting on the 15-month anniversary of the grant date, 20% vesting on the 27-month anniversary of the grant date, and 20% vesting on each of the 39-month and four-year anniversary of the grant date, subject to Mr. Rosenthal’s continued employment through the applicable vesting date and accelerated vesting in the event of a change of control (as defined in the 2020 Plan), termination without “cause” or resignation due to “good reason” (each as defined in the employment agreement), death or disability. Combined Company Equity Value is defined as the aggregate value of MPMO, SNR and their respective successors, as determined based on the definitive agreements with respect to the Business Combination and disregarding any equity compensation awarded in connection with the Business Combination.

In the event Mr. Rosenthal’s employment is terminated by the company without cause or by Mr. Rosenthal due to good reason, Mr. Rosenthal will be entitled to severance payments equal to 6-months of base salary, payable in installments over the six-month period following such termination. The severance payment is subject to Mr. Rosenthal’s execution and non-revocation of a general release of claims in favor of the company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition during employment and non-solicitation of customers, service providers and suppliers for 12-months following termination.

Ryan Corbett

Effective as of July 13, 2020, Mr. Corbett entered into an employment agreement with MPMO, assumed by MPMC upon the closing of the Business Combination, pursuant to which he serves as Chief Financial Officer. Under the employment agreement, Mr. Corbett will receive an initial base salary of $300,000 and will be eligible to participate in the company’s annual incentive program, with an annual cash incentive target of not less than $300,000 and payouts determined based on performance. Mr. Corbett’s employment agreement also provided that, effective as of the closing of the Business Combination, Mr. Corbett was granted (i) an initial equity award of 200,000 shares of fully vested common stock and subject to customary lock-up provisions, and (ii) a restricted stock award with respect to 150,000 shares of common stock, which will be eligible to vest with respect to 40% of the award on the one-year anniversary of the grant date and in 20% annual increments on the second, third and fourth anniversaries of the grant date, subject to Mr. Corbett’s continued employment and accelerated vesting in the event of a change of control (as defined in the 2020 Plan) or termination without “cause” or resignation due to “good reason” (each as defined in the employment agreement). Mr. Corbett also received a $350,000 bonus, payable in connection with the closing of the Business Combination.

In the event Mr. Corbett’s employment is terminated due to death or disability, Mr. Corbett will receive the unpaid portion of any bonus earned with respect to the prior calendar year as well as a pro-rated target bonus for the year of termination, based on days served during such calendar year. In the event Mr. Corbett’s employment is terminated by the company without cause or by Mr. Corbett due to good reason, Mr. Corbett will receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for 12-months post-termination. The severance benefits are subject to Mr. Corbett’s execution and non-revocation of a general release of claims in favor of the company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of 12-months following termination.

Sheila Bangalore

Effective as of July 13, 2020, Ms. Bangalore entered into an employment agreement with MPMO, assumed by MPMC upon the closing of the Business Combination, pursuant to which she serves as the Chief Strategy Officer and General Counsel. Under the employment agreement, Ms. Bangalore receives an initial base salary of $300,000, which was increased to $350,000 following the closing of the Business Combination, and will be eligible to participate in the company’s annual incentive program, with an annual incentive target equal to 60% of Ms. Bangalore’s base salary and payouts determined based on performance. With respect to 2020 only, Ms. Bangalore’s employment agreement provides for a minimum annual incentive payment equal to $125,000 subject to Ms. Bangalore’s continued employment in good standing through the payment date. Ms. Bangalore’s employment agreement also provided that she was granted, effective as of the closing of the Business Combination, a restricted stock award with respect to 100,000 shares of common stock, which will be eligible to vest in 25% annual increments on each anniversary of the grant date, subject to Ms. Bangalore’s continued employment and accelerated vesting in the event of a change of control (as defined in the 2020 Plan). Ms. Bangalore also received a $200,000 bonus, payable in connection with the closing of the Business Combination.

In the event Ms. Bangalore’s employment is terminated due to death or disability, Ms. Bangalore will receive the unpaid portion of any bonus earned with respect to the prior calendar year as well as a pro-rated target bonus for the year of termination, based on days served during such calendar year. In the event Ms. Bangalore’s employment is terminated by the company without “cause” or by Ms. Bangalore due to “good reason” (each as defined in the employment agreement), Ms. Bangalore will receive (i) the unpaid portion of any bonus earned with respect to the prior calendar year, (ii) a bonus for the year of termination, based on actual performance for the calendar year and pro-rated based on days served during the calendar year, and (iii) severance in the form of continued base salary for 12 months post-termination. The severance benefits are subject to Ms. Bangalore’s execution and non-revocation of a general release of claims in favor of the company. The employment agreement also contains customary restrictive covenants, including covenants relating to non-competition and non-solicitation for a period of 12-months following termination.

Stock Ownership Guidelines

Following the closing of the Business Combination, we adopted stock ownership guidelines pursuant to which our Chief Executive Officer is required to own stock equal to 5x his annual base salary and our other executive officers are required to own stock equal to two times their annual base salary. Executive officers are required to achieve the applicable level of ownership within five (5) years of the later of (i) the November 2020 effective date of the guidelines and (ii) the date the person first became a covered executive or covered director.

2020 Stock Incentive Plan

In connection with the closing of the Business Combination, our Board and our stockholders approved the MP Materials Corp. 2020 Stock Incentive Plan (the “2020 Plan”). Effective as of the consummation of the Business Combination, 9,653,671 shares of Common Stock were reserved for issuance under the 2020 Plan. The number of shares of our Common Stock available under the 2020 Plan will increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2021, and continuing until (and including) the calendar year ending December 31, 2030, with such annual increase equal to the lesser of (i) 2% of the number of shares of our Common Stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board.

The purposes of the 2020 Plan are: (a) to align the interests of our shareholders and recipients of awards under the 2020 Plan by increasing the proprietary interest of such recipients in our growth and success; (b) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and (c) to motivate such persons to act in the long-term best interests of us and our shareholders. Under the 2020 Plan, we may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights; (iv) restricted stock, restricted stock units and other stock awards; and (v) performance awards.

Director Compensation

During 2019, managers serving on the MPMO Board or the SNR Board, as applicable, did not receive any compensation for such service. In August 2020, the SNR Board, with Randall Weisenburger abstaining, approved the payment of deferred director fees in the amount of $500,000 to be paid to Mr. Weisenburger prior to the closing of the Business Combination in recognition of his service as the sole disinterested member of the Board since April 15, 2016, including his efforts in negotiating the definitive agreement with FVAC.

In connection with the Business Combination, MPMO retained FW Cook to assist in developing the director compensation program set forth below, which became effective as of the closing of the Business Combination, with pro-rated payments for the period following the Business Combination through the remainder of 2020. The following director compensation program relates to our non-employee and non-affiliated directors. Accordingly, Messrs. Litinsky, McKnight and Gold will not receive compensation for their services on the MPMC Board.

•	Annual Board Cash Retainer: $60,000

•	Additional Lead Independent Director Cash Retainer: $20,000

•	Committee Member Cash Retainers:

•	Audit Committee: $7,500

•	Compensation Committee: $5,000

•	Governance and Nominating Committee: $5,000

•	Additional Committee Chair Cash Retainers:

•	Audit Committee: $15,000

•	Compensation Committee: $10,000

•	Governance and Nominating Committee: $7,500

•	Annual Restricted Stock Unit Award: $100,000 (vesting upon the earlier to occur of the one-year anniversary of the grant date and the next annual meeting of shareholders following the grant date)

Directors are also be subject to stock ownership guidelines equal to five times the annual board cash retainer. Effective as of the closing of the Business Combination, the non-employee and non-affiliated members of the MPMC Board received a pro-rated restricted stock unit award, with a value determined based on an annual restricted stock unit grant value of $100,000 and pro-rated based on the period of time since the closing of the Business Combination and the first expected annual stockholders meeting. Accordingly, General Myers, Mr. Weisenburger, Ms. Lavan and Ms. Duckworth received prorated restricted stock unit awards, effective as of the closing of the Business Combination

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Person Transactions—FVAC

Founder Shares

On January 31, 2020, FVAC issued the Founder Shares in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares automatically converted into Common Stock upon the consummation of the Business Combination.

The Insiders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the Business Combination, (b) subsequent to the Business Combination, if the last reported sale price of theCommon Stock equals or exceeds $12.00 per share (as adjusted) for any twenty (20) trading days within any thirty (30) trading day period commencing at 150 days after the Business Combination, and (c) following the completion of the Business Combination, such future date on which completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. During April 2020, the Sponsor transferred 25,000 Founder Shares to an independent director of FVAC for the same per-share price initially paid for by the Sponsor. Subsequent to June 30, 2020, the Sponsor transferred an additional 25,000 Founder Shares to another independent director of FVAC for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,575,000 Founder Shares. Certain directors and officers of FVAC hold membership interests in the Sponsor which entitle them to a pecuniary interest in the Founder Shares held by Sponsor.

Private Placement Warrants

Substantially concurrently with the closing of the FVAC’s IPO, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants. Each Private Placement Warrant was exercisable to purchase one share of FVAC Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the FVAC’s IPO held in the Trust Account. If FVAC had not completed a business combination by May 4, 2022, the Private Placement Warrants would have expired worthless. The Sponsor and FVAC’s officers and directors had agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination. In connection with the Business Combination, all of the Private Placement Warrants were exchanged for an aggregate of 890,000 shares of FVAC Class F Common Stock, that upon consummation of the Business Combination was converted into Common Stock.

Promissory Note-Related Party

Prior to FVAC’s IPO, the Sponsor loaned FVAC an aggregate of $211,382 to cover expenses related to the FVAC’s IPO pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 and the closing of the FVAC’s IPO. The Company repaid the promissory note in full on May 4, 2020.

Office Space and Related Support Services

Effective April 30, 2020, FVAC entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. This agreement was terminated upon consummation of the Business Combination o. During the period from January 24, 2020 (inception) through June 30, 2020 FVAC incurred approximately $41,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

Related Party Loans

In order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of the Sponsor, or certain of FVAC’s officers and directors may, but are not obligated to, loan FVAC funds as may be required (“Working Capital Loans”). If FVAC completes a business combination, FVAC may repay the Working Capital Loans out of the proceeds of the Trust Account released to FVAC. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, FVAC may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2020, no Working Capital Loans were outstanding.

PIPE Investment

In connection with the PIPE Investment and consummation of the Business Combination, the Sponsor purchased 500,000 shares of FVAC Class A common stock at $10.00 per share for an aggregate purchase price of $5 million. The Chief Executive Officer of FVAC, Andrew A. McKnight, and certain other directors and officers of FVAC participated in the PIPE Investment indirectly through an investment in the Sponsor.

Certain Relationships and Related Person Transactions—MPMO/SNR

The following is a summary of transactions since January 1, 2017, to which either of MPMO or SNR has been a participant and in which the amount involved exceeded or will exceed $120,000, and in which any of such MPMO’s or SNR’s then directors, executive officers or holders of more than 5% of any class of such MPMO’s or SNR’s equity interests at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

MPMO LLC Agreement

In connection with the formation of MPMO and the acquisition of the Mountain Pass facility, MPMO entered into a limited liability company agreement with its equity holders in 2017 (the “MPMO LLC Agreement”). The MPMO LLC Agreement sets forth understandings and agreements with respect to corporate governance matters, including the following:

•

JHL Capital Group Holdings Two LLC, on the one hand, and the QVT Holders, on the other hand, who are each referred to as the “Principal Common Members,” each has the right to designate one manager to MPMO’s board of managers for so long as such Principal Common Member or its affiliates owns at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement. Additionally, (1) any action by the members requires the affirmative vote of each Principal Common Member, and (2) any action by the board of managers requires the affirmative vote of the manager designated by each Principal Common Member, in each case, for so long as such Principal Common Member or its affiliates owns at least 50% of the MPMO units initially acquired by such Principal Common Member or its affiliates at the time of execution of the MPMO LLC Agreement.

•

For so long as Leshan Shenghe owns any MPMO units, it has the right to designate one individual to attend all MPMO Board meetings as a non-voting observer, and has had such right since the execution of the MPMO LLC Agreement in 2017. MPMO and the MPMO Board have the right to restrict such attendance under certain circumstances. Leshan Shenghe’s right to designate a Board observer will terminate upon completion of the Pre-Closing Reorganization.

•

The MPMO LLC Agreement also contains restrictions on the transfer of MPMO’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, preemptive rights, registration rights, and confidentiality agreements.

The rights of the existing MPMO unitholders under the MPMO LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.

SNR LLC Agreement

In connection with the formation of SNR and the acquisition of the subterranean mineral rights located under the surface of the Mountain Pass facility, SNR entered into a limited liability company agreement with its equity holders (the “SNR LLC Agreement”). The SNR LLC Agreement sets forth understandings and agreements with respect to corporate governance matters, and also contains restrictions on the transfer of SNR’s units, tag-along rights with respect to a sale transaction, drag along rights with respect to a sale transaction, registration rights, and confidentiality agreements.

The rights of the existing SNR unitholders under the SNR LLC Agreement terminated in connection with the Pre-Closing Reorganization steps.

MPMO Unsecured Note

On April 4, 2017, MPMO issued the MPMO Unsecured Note. The largest aggregate amount of principal outstanding under MPMO Unsecured Note at any time since its issuance was approximately $7.8 million. On January 19, 2018, MPMO made a payment in respect of the MPMO Unsecured Note in the amount of $2.0 million. As of June 30, 2020, the principal amount outstanding (including accrued interest) under the MPMO Unsecured Note was approximately $6.2 million. In accordance with the Merger Agreement, the MPMO Unsecured Note was repaid in full (principal and accrued interest) by FVAC (on behalf of MPMO) at the closing of the Business Combination.

MPMO Secured Note

On August 7, 2017, MPMO issued the MPMO Secured Note. The largest aggregate amount of principal outstanding under MPMO Secured Note at any time since its issuance was approximately $19.8 million. On June 10, 2019 MPMO made a payment in respect of the MPMO Secured Note in the amount of $3.1 million. On July 22, 2019, MPMO made a payment in respect of the MPMO Secured Note in the amount of $3.0 million. As of June 30, 2020, the principal amount outstanding (including accrued interest) under the MPMO Secured Note was approximately $14.9 million. In accordance with the Merger Agreement, the MPMO Secured Note was repaid in full (principal and accrued interest) by FVAC (on behalf of MPMO) at the closing of the Business Combination.

MPMO-SNR Lease

On April 3, 2017, MPMO and SNR entered into a lease and license agreement (the “MPMO-SNR Lease”). MPMO and SNR are both majority owned by investment funds managed by and/or affiliated with JHL Capital Group or QVT Financial.

Pursuant to the MPMO-SNR Lease, SNR agreed to (1) lease to MPMO, on an exclusive basis, all of SNR’s interests in the subterranean minerals rights located below the surface of the real property comprising the Mountain Pass facility (the “Mineral Rights Lease”), and (2) grant an exclusive license to MPMO to use certain intellectual property to develop, use, process, design, market, sale or otherwise dispose of rare earth products and any apparatus and equipment necessary therefor (the “Intellectual Property License”).

The initial term of the MPMO-SNR Lease runs for 30 years from the date of execution of the MPMO-SNR Lease, and thereafter will be renewed for so long as MPMO mines rare earths, or produces or processes rare earth products, on the Mountain Pass facility or other adjacent or contiguous properties owned or controlled by MPMO.

In consideration for the Mineral Rights Lease and Intellectual Property License, MPMO pays to SNR (1) annual “Advanced Minimum Royalties,” which are currently $500,000 and will remain that amount for the term of the MPMO-SNR Lease, and (2) quarterly “Gross Revenue Royalties” equal to 2.5% of MPMO’s gross proceeds from its sales of rare earth products. The Advanced Minimum Royalty payment made in a certain year will be credited against Gross Revenue Royalty payments that become due in that year. The amounts paid by MPMO pursuant to the MPMO-SNR lease totaled approximately $1.9 million for the nine months ended September 30, 2020 and $1.2 million, $0.6 million and $0.1 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Shenghe Agreements

Original Commercial Arrangements

In connection with the acquisition and development of the Mountain Pass facility, MPMO entered into a set of commercial arrangements with Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe Resources (Singapore)”), a majority owned subsidiary of Leshan Shenghe Rare Earth Co., Ltd (“Leshan Shenghe”) whose ultimate parent is Shenghe Resources Holding Co., Ltd., a Shanghai Stock Exchange listed company. Shenghe Resources (Singapore) and its affiliates primarily engage in the mining, separation, processing and distribution of rare earth products. MPMO also issued to Leshan Shenghe, 110.98 MPMO preferred units, which represented all of the issued and outstanding MPMO preferred units. These MPMO units were exchanged for MPMO HoldCo preferred stock and eventually our Common Stock and the contingent right to receive Earnour Shares in connection with the Business Combination.

The original commercial arrangements with Shenghe Resources (Singapore) were entered into on May 22, 2017, prior to MPMO’s acquisition of the Mountain Pass facility. These agreements principally consisted of a technical services agreement (the “TSA”), an offtake agreement (the “Original Offtake Agreement”), and a distribution and marketing agreement (the “DMA”).

Under the TSA, Shenghe Resources (Singapore) provided technical services, know-how and other assistance to MPMO in order to facilitate Mountain Pass facility development and operations. In addition, both the TSA and Original Offtake Agreement imposed certain funding obligations on Shenghe Resources (Singapore). The Original Offtake Agreement required Shenghe Resources (Singapore) to advance to MPMO an initial $50 million and the TSA required Shenghe Resources (Singapore) to fund any additional operating and capital expenditures required to bring the Mountain Pass facility to full operability. Shenghe Resources (Singapore) also agreed to provide additional funding in the amount of $30 million to MPMO pursuant to a separate letter agreement dated June 20, 2017, in connection with MPMO’s acquisition of the Mountain Pass facility. Under the terms of these agreements, the amounts funded by Shenghe Resources (Singapore) constitute prepayments for the rare earth products to be sold to Shenghe Resources (Singapore) historically under the Original Offtake Agreement (and currently under the A&R Offtake Agreement (as defined below)).

Under the Original Offtake Agreement, MPMO sold to Shenghe Resources (Singapore), and Shenghe Resources (Singapore) purchased on a firm “take or pay” basis, all of the rare earth products produced by the Mountain Pass facility. Shenghe Resources (Singapore) marketed and sold these products to customers, and retained the gross profits earned on subsequent sales. The gross profits were credited against the above-noted prepayments, and provided the means by which MPMO repaid, and Shenghe Resources (Singapore) recovered, such amounts. The Original Offtake Agreement provided for an open book verification of Shenghe Resources (Singapore)’s gross profits. Shenghe Resources (Singapore) was obliged to prioritize sales to U.S. and European markets and such other markets as designated by MPMO, provided such sales could be made on reasonably commercial terms. Under the Original Offtake Agreement MPMO was obliged to sell all Mountain Pass facility rare earth products to Shenghe Resources (Singapore) until Shenghe Resources (Singapore) had fully recouped all of its prepayment funding, at which point that agreement would terminate automatically. Product sales to Shenghe Resources (Singapore) totaled approximately $91.7 million for the nine months ended September 30, 2020 and $73 million, $67 million and $5.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

As originally entered, the DMA was to become effective upon termination of the Original Offtake Agreement. The DMA provided for a distribution and marketing arrangement between MPMO and Shenghe Resources (Singapore), subject to certain agreed exceptions. MPMO retained the right to distribute its products directly to certain categories of customers. As compensation for its distribution and marketing services, the DMA entitled Shenghe Resources (Singapore) to 35% of the net profits from the sale of Mountain Pass facility rare earth products.

In order to secure Shenghe Resources (Singapore)’s performance under the Original Offtake Agreement and TSA, Leshan Shenghe issued a parent guaranty to MPMO on May 22, 2017 (the “Shenghe Guaranty”), and entered into an equity pledge agreement (the “Shenghe Pledge Agreement”) on June 18, 2017.

With regard to Leshan Shenghe’s ownership interest in MPMO, it did not constitute a covered transaction under the relevant regulations administered by the Committee on Foreign Investment in the United States (“CFIUS”). For these purposes, informal, yet detailed, consultations regarding Leshan Shenghe’s ownership of the preferred units and the commercial arrangements with Shenghe Resources (Singapore) were undertaken with representatives of CFIUS prior to entering into the original agreements.

Framework Agreement and Restructured Commercial Arrangements

On May 6, 2020, MPMO, Shenghe Resources (Singapore) and Leshan Shenghe entered into a framework agreement and amendment (the “Framework Agreement”) that restructures the parties’ commercial arrangements and provided for, among other things, a revised funding amount and schedule to settle Shenghe Resources (Singapore)’s prepayment obligations to MPMO, as well as either the amendment or termination of the various agreements between the parties. The revised funding amount and schedule covered the remaining (unfunded) portion of the $50 million initial advance under the Original Offtake Agreement and an additional $35.5 million.

In accordance with the Framework Agreement, MPMO and Shenghe Resources (Singapore) entered into an amended and restated offtake agreement on May 19, 2020 (the “A&R Offtake Agreement”), which, upon effectiveness, superseded and replaced the Original Offtake Agreement, and MPMO issued to Shenghe Resources (Singapore) a warrant on June 2, 2020 (the “Shenghe Warrant”), exercisable for 89.88 MPMO preferred units, subject to certain restrictions. Both the A&R Offtake Agreement and Shenghe Warrant became effective on June 5, 2020, the date that Shenghe Resources (Singapore) fully satisfied its revised prepayment funding obligations. The Shenghe Warrant was exercised in full for MPMO preferred units which were exchanged for MPMO HoldCo preferred stock and eventually our Common Stock and the contingent rights to receive Earnout Shares in connection with the Business Combination.

Shenghe Resources (Singapore)’s full satisfaction of its revised prepayment funding obligations, also automatically triggered the following other events under the Framework Agreement, without the need for any further action by either party:

•	the termination of the TSA;

•

the termination of the DMA (which, by its own terms had never become effective) and, thereby, the termination of Shenghe Resources (Singapore)’s right to a 35% share of the net profits from the sales of Mountain Pass facility rare earth products; and

•	the termination of both the Shenghe Guaranty and the Shenghe Pledge Agreement.

Thus, at the present time, Leshan Shenghe’s and Shenghe Resources (Singapore)’s involvement with MPMO and the Mountain Pass facility consists of only the A&R Offtake Agreement.

The A&R Offtake Agreement maintains the core take-or-pay and other key terms of the original Offtake Agreement, making only the following material alterations to the original arrangements. In material part, the A&R Offtake Agreement: (i) modifies the definition of “offtake products” in order to remove from the scope of that definition lanthanum, cerium and other rare earth products that do not meet the specifications agreed to under the A&R Offtake Agreement; (ii) as to the offtake products subject to the A&R Offtake Agreement, provide that if MPMO sells such products to a third party, then, until the prepayment funding balance has been reduced to zero, MPMO will pay an agreed percentage of its revenue from such sale to Shenghe Resources (Singapore) which is credited to the prepayment funding balance; (iii) replaces the structure under the Original Offtake Agreement where Shenghe Resources (Singapore)’s actual costs and expenses would reduce its gross profits with a fixed monthly sales charge to cover certain of those costs and expenses; (iv) provides that the cash purchase price to be paid by Shenghe Resources (Singapore) for Mountain Pass facility rare earth products will be based on market prices (net of taxes, tariffs and certain other agreed charges) less applicable discounts (whereas the Original Offtake Agreement had based pricing on the cost of production); (v) obliges MPMO to pay to Shenghe Resources (Singapore), on an annual basis, an amount equal to MPMO’s annual net income (less income attributable to amounts recouped by Shenghe Resources (Singapore) through the market price discount reference above or otherwise) until the prepayment funding balance has been reduced to zero; (vi) obliges MPMO to pay to Shenghe Resources (Singapore) MPMO’s net after-tax profits from any applicable sale of assets until the prepayment funding balance has been reduced to zero (which obligation was contained previously in the TSA); and (vii) provides for certain changes to the payment, invoicing and delivery terms and procedures for products. The cash purchase price and other terms applicable to a quantity of offtake products are set forth in monthly purchase agreements between MPMO and Shenghe Resources (Singapore). As with the original Offtake Agreement, the A&R Offtake Agreement will terminate when Shenghe Resources (Singapore) has fully recouped all of its prepayment funding. Following that termination, MPMO will have no contractual arrangements with Shenghe Resources (Singapore) for the distribution, marketing or sale of rare earth products. As of September 30, 2020, the prepayment funding balance under the A&R Offtake Agreement was approximately $78.4 million. Product sales to Shenghe Resources (Singapore) totaled approximately $91.7 million for the nine months ended September 30, 2020.

With regard to the Shenghe Warrant, certain restrictions in the warrant and in the Framework Agreement required entering into consultations with CFIUS before either (i) converting preferred units acquired through the Shenghe Warrant into any MPMO common units, or (ii) otherwise converting units that would cause Shenghe Resources (Singapore)’s and Leshan Shenghe’s aggregate interest in either preferred units or common units to fall within the scope of CFIUS jurisdiction. These restrictions are consistent with the initial consultations with CFIUS at the time of entering into the original commercial arrangements. The Shenghe Warrant also entitled Shenghe Resources (Singapore) to participate in any dividends or distributions by MPMO at the time those dividends or distributions are made, even if made prior to the exercise of the warrant.

Reagent Purchases

MPMO occasionally purchases reagent products used in the milling process at the Mountain Pass facility from Shenghe Resources (Singapore). Such purchases are made on a case by case basis pursuant to standard purchase orders. Such purchases totaled approximately $2.3 million for the nine months ended September 30, 2020 and $3.2 million, $3.1 million and $0.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.

Expense Reimbursements

MPMO reimbursed JHL Capital Group and the QVT Holders $0.1 million in 2017 for recruitment and/or administrative expenses incurred in recruiting and hiring individuals to perform key leadership roles for MPMO.

MPMO has reimbursed JHL Capital Group for travel-related expenses incurred by JHL Capital Group personnel in connection with MPMO business. Such travel-related expense reimbursements totaled $0.1 million for the nine months ended September 30, 2020 and $0.2 million and $0.1 million for the years ended December 31, 2019 and 2018, respectively.

Registration Rights Agreement

In connection with the consummation of the Business Combination, we entered into the A&R RRA with the parties thereto, including certain of the existing MPMO and SNR equity holders.

Employment Arrangements

In connection with the consummation of the Business Combination, MPMO entered into employment agreements with each of its named executive officers. For more information regarding these agreements with MPMO’s executive officers, please see “Executive Compensation”.

Equity Award Grants to Executive Officers

In connection with the consummation of the Business Combination, MPMC adopted a Incentive Plan.

Under the terms of the employment agreements entered into with Ms. Bangalore and Messrs. Rosenthal and Corbett, they each received incentive equity awards upon consummation of the Business Combination. For more information regarding the incentive equity awards granted to MPMO’s executive officers, please see “Executive Compensation—Employment Agreements and Other Arrangements with Executive Officers”.

Indemnification Agreements

In connection with the consummation of the Business Combination, MPMC entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require MPMC to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to MPMC if it is found that such indemnitee is not entitled to such indemnification under applicable law.

Procedures with Respect to Review and Approval of Related Person Transactions

Upon consummation of the Business Combination, MPMC’s board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which MPMC or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of MPMC’s executive officers or a member of MPMC’s board of directors;

•	any person who is known by MPMC to be the beneficial owner of more than five percent (5%) of our voting stock;

•	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

MPMC also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related person transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of Common Stock on December 7, 2020, by (i) those persons who are known to the Company to be the beneficial owner(s) of more than five percent of the Common Stock, (ii) each of the Company’s directors and named executive officers and (iii) all directors and executive officers of the Company as a group.

The number of shares of Common Stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership generally includes any shares of Common Stock over which the individual has sole or shared voting power or investment power as well as any shares of Common Stock that the individual has the right to acquire within 60 days of December 7, 2020, through the exercise of warrants or other rights. Unless otherwise indicated in the footnotes to this table, the Company believes each of the stockholders named in this table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage of Beneficial Ownership
5% or Greater Stockholders
JHL Capital Group LLC and affiliated entities(1)(11)	41,706,001	26.7%
Fourth Avenue FF Opportunities LP—Series E(2)(11)	10,142,787	6.5%
QVT Financial LP and affiliated entities(3)(11)	9,879,479	6.3%
Shenghe Resources Holding Co., Ltd. and affiliated entities(4)(11)	12,033,190	7.7%
Fortress Acquisition Sponsor LLC(5)	9,965,000	6.4%
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011(11)	15,940,281	10.2%
James H. Litinsky(1)(7)(11)	57,646,282	37.0%
Daniel Gold(2)(3)(11)	20,022,266	12.8%
Named Executive Officers and Directors(6)
James H. Litinsky(1)(7)(11)	57,646,282	37.0%
Andrew A. McKnight(8)	—	—
Daniel Gold(2)(3)(11)	20,022,266	12.8%
Gen. Richard B. Myers(9)	3,998	*
Randall Weisenburger(9)	3,998	*
Maryanne R. Lavan(9)	3,998	*
Connie K. Duckworth(9)	3,998	*
Ryan Corbett(10)	280,917	*
Michael Rosenthal(10)	1,563,006	*
Sheila Bangalore(10)	100,000	*
All current executive officers and directors as a group (10 individuals)	79,628,463	51.1%

*	Less than one percent
(1)

Represents 2,208 shares of Common Stock held directly by JHL Capital Group (as defined below), 10,498,799 shares of Common Stock held directly by JHL Capital Group Holdings One LLC, and 31,204,994 shares of Common Stock held directly by JHL Capital Group Holdings Two LLC. JHL Capital Group Master Fund L.P., a Cayman Islands limited partnership (“JHL Master Fund”), is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Capital Group Master Fund GP Ltd., a Cayman Islands exempted company (“JHL Master Fund GP”), is the general partner of JHL Master Fund. JHL Capital Group LLC, a Delaware limited liability company (“JHL Capital Group”), is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund

GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares of Common Stock held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 900 North Michigan Avenue, Suite 2000, Chicago, Illinois 60611.
(2)

Represents shares of Common Stock held directly by Fourth Avenue FF Opportunities LP—Series E (“Fourth Avenue FF-E”). Management of Fourth Avenue FF-E is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the shares of Common Stock held directly by Fourth Avenue FF-E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of Common Stock held directly by Fourth Avenue FF-E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(3)

Represents 1,661,002 shares of Common Stock held directly by QVT Family Office Onshore LP (“QVT Onshore”), and 8,218,477 shares of Common Stock held directly by Saratoga Park Ltd. (“Saratoga”). Management of QVT Onshore is vested in its general partner, QVT Associates GP LLC, a Delaware limited liability company (“QVT Associates GP”), which may be deemed to beneficially own the shares of Common Stock held directly by QVT Onshore. QVT Financial LP, a Delaware limited partnership, is the investment manager of QVT Onshore and Saratoga, and shares voting and investment control over the shares of Common Stock held directly by QVT Onshore and Saratoga. QVT Financial GP LLC (“QVT Financial GP”), a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of each of QVT Associates GP and QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of Common Stock held directly by QVT Onshore and Saratoga and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(4)

Represents 6,648,628 shares of Common Stock held directly by Shenghe Resources (Singapore) Pte. Ltd. (“Shenghe Resources (Singapore)”) and 5,384,562 shares of Common Stock held directly by Shenghe Resources (Singapore) International Trading Pte. Ltd. (“Shenghe Resources (Singapore) International”). Shenghe Resources (Singapore) and Shenghe Resources (Singapore) International are controlled by Shenghe Resources Holding Co., Ltd. (“Shenghe Resources Holding”). Accordingly, Shenghe Resources Holding may be deemed to beneficially own the shares of Common Stock held directly by Shenghe Resources (Singapore) and Shenghe Resources (Singapore) International. Shenghe Resources Holding disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business and/or mailing address of (i) Shenghe Resources (Singapore) is 10 Anson Road #13-15, International Plaza Singapore (079903) (ii) Shenghe Resources (Singapore) International is 60 Paya Lebar Road #08-05, Paya Lebar Square Singapore (409051), and (iii) Shenghe Resources Holding is 7/F Chengnan Tianfu, No. 66 Shenghe Yilu, High-tech Zone, Chengdu, Sichuan Province, China.

(5)

Represents shares of Common Stock directly held by Fortress Acquisition Sponsor LLC (“Sponsor”). The managing member of Sponsor is Principal Holdings I LP, a Delaware limited partnership (“Principal Holdings”), which may be deemed to have beneficial ownership of the Common Stock held directly by Sponsor and has voting and investment discretion in respect of such shares. Each of Sponsor and Principal Holdings disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of Sponsor and Principal Holdings is 1345 Avenue of the Americas, New York, New York 10105.
(6)	The business address of the individuals is 6720 Via Austi Parkway, Suite 450 Las Vegas, Nevada.
(7)	Includes 15,940,281 shares of Common Stock held by James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011.
(8)

Such individual has an indirect pecuniary interest in shares of Common Stock of the issuer through his ownership of membership interests of Fortress Acquisition Sponsor LLC, a Delaware limited liability company but does not beneficially own such shares.

(9)	Represents restricted stock units, which represent a contingent right to receive one share of Common Stock.
(10)	Represents shares of restricted stock granted to such individual on the Closing Date pursuant to the terms of his or her employment agreement.
(11)

Each of the entities that directly hold these shares of Common Stock acquired them on November 17, 2020, as consideration for such entity’s shares of MPMO Holding Company and/or SNR Holding Company, LLC, which MPMC acquired in the Business Combination on November 17, 2020. Pursuant to the terms of the Merger Agreement, the entities will have the contingent right to receive additional shares of Common Stock, (a) if, at any time during the ten years following the closing of the Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $18.00 for any twenty trading days within any thirty-trading day period; and (b) if, at any time during the ten years following the closing of the Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $20.00 for any twenty trading days within any thirty-trading day period.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale.

The following table sets forth, as of the date of this prospectus:

•	the name of the Selling Securityholders for whom we are registering shares of Common Stock for resale to the public,

•	the number and percentage of shares of Common Stock that the Selling Securityholders beneficially owned prior to the offering for resale of the securities under this prospectus,

•	the number and percentage of shares of Common Stock that may be offered from time to time for resale for the account of the Selling Securityholders pursuant to this prospectus, and

•

the number and percentage of shares to be beneficially owned by the Selling Securityholders after the offering of the resale securities (assuming all of the offered shares of Common Stock are sold by the Selling Securityholders).

Our registration of the shares of Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Common Stock. A Selling Securityholder may sell all, some or none of such securities in this offering. The 11,499,968 shares of Common Stock issuable upon exercise of the public warrants (i) are not included in the “Beneficial Ownership Before the Offering” column below and (ii) are included in the “Shares Offered” column below. See “Plan of Distribution.”

Shares of Common Stock

	Beneficial Ownership Before the Offering		Shares Offered		Beneficial Ownership After the Shares Offered are Sold
Name of Selling Securityholder	Number of Shares	%(1)	Number of Shares	%(2)	Number of Shares	%
JHL Capital Group LLC and affiliated entities(3)(8)	41,706,001	26.7	47,539,477	26.4	—	—
Fourth Avenue FF Opportunities LP—Series E(4)(8)	10,142,787	6.5	11,561,473	6.4	—	—
QVT Financial LP and affiliated entities(5)(8)	9,879,479	6.3	11,261,333	6.2	—	—
Fortress Acquisition Sponsor LLC(6)	9,965,000	6.4	9,965,000	6.0	—	—
James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011(7)(8)	15,940,281	10.2	18,169,871	10.0	—	—
Aaron F. Hood	25,000	*	25,000	*	—	—
Alberta Investment Management Corporation(9)	500,000	*	763,068	*	—	—
Alyeska Investment Group(10)	1,835,463	1.2	1,658,466	*	335,463	*
Brian Kreiter	60,000	*	60,000	*	—	—
Carmen Policy	25,000	*	25,000	*	—	—
ChaChaCha 2019 Trust DTD 9/20/2019(11)	2,500,000	1.6	2,500,000	1.4	—	—
DSAM Partners(12)	1,865,878	1.2	1,000,000	*	865,878	*
Grandview LLC(13)	1,527,285	*	1,314,039	*	527,285	*
Jaws Capital LP(14)	500,000	*	550,000	*	200,000	*
Jordan Tomalty	69,000	*	50,000	*	19,000	*
Ilan Shalit	590,000	*	590,000	*	—	—
Magnetar Financial(15)	500,000	*	500,000	*	—	—
Moore Global Investments, LLC(16)	1,615,779	1.0	1,833,333	1.0	115,779	*
Nineteen 77 Entities(17)	500,000	*	590,850	*	—	—
Omega Capital Partners, L.P.(18)	2,000,000	1.3	2,000,000	1.1	—	—
RDA Ventures, LLC(19)	1,500,000	*	1,500,000	*	—	—
Slate Path Master Fund LP(20)	4,330,000	2.8	4,000,000	2.2	330,000	*
Sycomore L/S Opportunities(21)	250,000	*	250,000	*	—	—
Tech Opportunities LLC(22)	250,000	*	250,000	*	—	—
The Phoenix Insurance Company Ltd.(23)	1,500,000	*	1,500,000	*	—	—

*	Less than 1%
(1)	Based on 155,920,632 shares of Common Stock issued and outstanding on December 7, 2020.
(2)

Based on (i) 155,920,632 shares of Common Stock issued and outstanding, (ii) 11,499,968 shares of Common Stock that may be issued upon exercise of the public warrants on December 7, 2020 and (iii) 12,859,898 earnout shares (as defined below).

(3)

Represents 2,208 shares of Common Stock held directly by JHL Capital Group (as defined below), 10,498,799 shares of Common Stock held directly by JHL Capital Group Holdings One LLC, and 31,204,994 shares of Common Stock held directly by JHL Capital Group Holdings Two LLC. “Shares Offered” includes 306 earnout shares, 1,468,482 earnout shares and 4,364,688 earnout shares, respectively, that JHL Capital Group, JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC have the contingent right to receive. JHL Capital Group Master Fund L.P., a Cayman Islands limited partnership (“JHL Master Fund”), is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. JHL Capital Group Master Fund GP Ltd., a Cayman Islands exempted company (“JHL Master Fund GP”), is the general partner of JHL Master Fund. JHL Capital Group LLC, a Delaware limited liability company (“JHL Capital Group”), is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares of Common Stock held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o JHL Capital Group LLC, 900 North Michigan Avenue, Suite 2000, Chicago, Illinois 60611.

(4)

Represents shares of Common Stock held directly by Fourth Avenue FF Opportunities LP—Series E (“Fourth Avenue FF-E”). “Shares Offered” includes 1,418,686 earnout shares that Fourth Avenue FF-E has the contingent right to receive. Management of Fourth Avenue FF-E is vested in its general partner, Fourth Avenue Capital Partners GP LLC, a Delaware limited liability company (“Fourth Avenue GP”), which may be deemed to beneficially own the shares of Common Stock held directly by Fourth Avenue FF-E. The Managing Members of Fourth Avenue GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of Common Stock held directly by Fourth Avenue FF-E and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address of each such person or entity is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.
(5)

Represents 1,661,002 shares of Common Stock held directly by QVT Family Office Onshore LP (“QVT Onshore”), and 8,218,477 shares of Common Stock held directly by Saratoga Park Ltd. (“Saratoga”). “Shares Offered” includes 232,324 earnout shares and 1,149,530 earnout shares, respectively, that QVT Onshore and Saratoga have the contingent right to receive. Management of QVT Onshore is vested in its general partner, QVT Associates GP LLC, a Delaware limited liability company (“QVT Associates GP”), which may be deemed to beneficially own the shares of Common Stock held directly by QVT Onshore. QVT Financial LP, a Delaware limited partnership, is the investment manager of QVT Onshore and Saratoga, and shares voting and investment control over the shares of Common Stock held directly by QVT Onshore and Saratoga. QVT Financial GP LLC (“QVT Financial GP”), a Delaware limited liability company, is the general partner of QVT Financial LP. The Managing Members of each of QVT Associates GP and QVT Financial GP are Daniel Gold, Nicholas Brumm, Arthur Chu and Tracy Fu, each of whom shares voting and investment control over the shares of Common Stock held directly by QVT Onshore and Saratoga and may be deemed to beneficially own such shares. Each such person or entity disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business and/or mailing address for each of the foregoing is c/o QVT Financial LP, 444 Madison Avenue, 21st Floor, New York, New York 10022.

(6)

Represents shares of Common Stock directly held by Fortress Acquisition Sponsor LLC (“Sponsor”). The managing member of Sponsor is Principal Holdings I LP, a Delaware limited partnership (“Principal Holdings”), which may be deemed to have beneficial ownership of the Common Stock held directly by Sponsor and has voting and investment discretion in respect of such shares. Each of Sponsor and Principal Holdings disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The address of Sponsor and Principal Holdings is 1345 Avenue of the Americas, New York, New York 10105.

(7)	“Shares Offered” includes 2,229,590 earnout shares that James Henry Litinsky, Trustee of James Henry Litinsky Revocable Trust u/a/d 10/19/2011 has the contingent right to receive.
(8)

Each of the entities that directly hold these shares of Common Stock acquired them on November 17, 2020, as consideration for such entity’s shares of MPMO Holding Company and/or SNR Holding Company, LLC, which MPMC acquired in the Business Combination on November 17, 2020. Pursuant to the terms of the Merger Agreement, the entities will have the contingent right to receive additional shares of Common Stock, (a) if, at any time during the ten years following the closing of the Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $18.00 for any twenty trading days within any thirty-trading day period; and (b) if, at any time during the ten years following the closing of the Business Combination, the VWAP of the shares of Common Stock is greater than or equal to $20.00 for any twenty trading days within any thirty-trading day period (the “earnout shares”).

(9)

Alberta Investment Management Corporation is a body corporate established as an agent of the Crown in right of the Province of Alberta and manages funds on behalf of a diverse set of Alberta public sector clients for which it serves as investment manager. “Shares Offered” includes 263,068 shares of Common Stock issuable upon the exercise of public warrants.

(10)

Includes (i) 13,259 shares of shares of Common Stock held by Alyeska Master Fund 3, L.P. and (ii) 1,822,204 shares of Common Stock held by Alyeska Master Fund, L.P. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. and Alyeska Master Fund 3, L.P. (the “Alyeska Investors”), has voting and investment control of the shares held by the Alyeska Investors. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Investors. The address of the entities discussed in this footnote and Mr. Parekh is 77 W. Wacker, Suite 700, Chicago, Illinois 60601. “Shares Offered” includes 158,466 shares of Common Stock issuable upon the exercise of public warrants.

(11)

Chamath Palihapitiya may be deemed to beneficially own securities held by ChaChaCha 2019 Trust DTD 9/20/2019 (the “ChaChaCha Trust”) by virtue of his voting and investment control over the ChaChaCha Trust. The address of the ChaChaCha Trust is 405 El Camino Real #153, Menlo Park, California 94025.

(12)

Includes (i) 1,450,091 shares of shares of Common Stock held by DSAM+ Master Fund and (ii) 415,787 shares of Common Stock held by LMA SPC—MAP 112 Segregated Portfolio. DSAM Partners (London) Ltd. (“DSAM Partners”) is the investment advisor to DSAM+ Master Fund and LMA SPC—MAP 112 Segregated Portfolio (the “DSAM Investors”) and, as such, may be deemed to have voting and investment power over the securities held by the DSAM Investors. DSAM Partners is ultimately controlled by Mr. Guy Shahar. The DSAM Investors and Mr. Shahar disclaim beneficial ownership of the securities listed above. The address of DSAM+ Master Fund is c/o Maples Corporate Services Limited, PO Box Ugland House, Grand Cayman. The address of LMA SPC—MAP 112 Segregated Portfolio is c/o Walkers Corporate Services Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-1104.

(13)

Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the managing member of Grandview LLC, a Delaware limited liability company (“Grandview”) and may be deemed to have shared voting control and investment discretion over securities owned by Grandview. Millennium Group Management LLC, a Delaware limited liability company (“Millennium Group Management”), is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Grandview. The managing member of Millennium Group Management is a trust of which Mr. Israel A. Englander, a United States citizen, currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Grandview. The foregoing should not be construed in and of itself as an admission by Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Grandview. The address of Grandview is c/o Millennium Management LLC, 666 Fifth Avenue, 8th Floor, New York, New York 10103. “Shares Offered” includes 314,039 shares of Common Stock issuable upon exercise of public warrants.

(14)

Voting and investment control over the shares held by Jaws Capital LP is shared by Barry Sternlicht and David Stein. The address of the stockholder is 591 West Putnam Avenue, Greenwich, CT 06830. “Shares Offered” includes 250,000 shares of Common Stock issuable upon exercise of public warrants.

(15)

Includes (i) 64,000 shares of Common Stock held by Magnetar Structured Credit Fund, LP, (ii) 59,000 shares of Common Stock held by Magnetar Xing He Master Fund Ltd, (iii) 23,000 shares of Common Stock held by Purpose Alternative Credit Fund – F LLC, (iv) 11,500 shares of Common Stock held by Purpose Alternative Credit Fund – T LLC, (v) 44,500 shares of Common Stock held by Magnetar SC Fund Ltd, (vi) 170,500 shares of Common Stock held by Magnetar Constellation Master Fund, Ltd., (vii) 100,000 shares of Common Stock held by Magnetar Capital Master Fund, Ltd, and (viii) 27,500 shares of Common Stock held by Magnetar Longhorn Fund LP. Magnetar Financial LLC (“MFL”) serves as investment manager of each Magnetar Capital Master Fund, Ltd, Magnetar Constellation Master Fund, Ltd., Magnetar Longhorn Fund LP, Magnetar SC Fund Ltd and Magnetar Xing He Master Fund Ltd. MFL is the manager of Purpose Alternative Credit Fund—F LLC and Purpose Alternative Credit Fund—T LLC. MFL is the general partner of Magnetar Structured Credit Fund, LP (together with all of the foregoing funds, the “Magnetar Funds”). In such capacities, MFL exercises voting and investment power over the securities held for the accounts of the Magnetar Funds. MFL is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended. Magnetar Capital Partners LP (“MCP”), is the sole member and parent holding company of MFL. Supernova Management LLC (“Supernova”), is the sole general partner of MCP. The manager of Supernova is Alec N. Litowitz, a citizen of the United States of America. Each of the Magnetar Funds, MFL, MCP, Supernova and Alec N. Litowitz disclaim beneficial ownership of these securities except to the extent of their pecuniary interest in the securities. The address of the stockholders is 1603 Orrington Ave., 13th FL, Evanston, IL. 60201.

(16)

Moore Capital Management, LP, the investment manager of Moore Global Investments, LLC (“MGI LLC”), has voting and investment control of the shares held by MGI LLC. Mr. Louis M. Bacon controls the general partner of Moore Capital Management, LP and may be deemed the beneficial owner of the shares held by MGI LLC. Mr. Bacon also is the indirect majority owner of MGI LLC. The address of MGI LLC, Moore Capital Management, LP and Mr. Bacon is 11 Times Square, New York, New York 10036. “Shares Offered” includes 333,333 shares of Common Stock issuable upon the exercise of the public warrants.

(17)

Includes (i) 250,000 shares of Common Stock held by Nineteen77 Global Merger Arbitrage Master Limited, (ii) 150,000 shares of Common Stock held by Nineteen77 Global Multi-Strategy Alpha Master Limited, (iii) 50,000 shares of Common Stock held by Nineteen77 Environmental Focus Fund (Cayman) Master Limited and (iv) 50,000 shares of Common Stock held by Select Alternative Strategies II ICAV, solely on behalf of Nineteen77 Environmental Focus Fund (EU) (collectively, the “Nineteen77 Entities”). Kevin Russell, the Chief Investment Officer of UBS O’Connor LLC, is deemed to have power to vote or dispose of the shares held by the Nineteen77 Entities. The address of the Nineteen77 Entities and Mr. Russell is c/o UBS O’Connor LLC, One North Wacker Drive, 31st Floor, Chicago, Illinois 60606. “Shares Offered” includes 90,850 shares of Common Stock issuable upon the exercise of public warrants.

(18)

Omega Associates, LLC, as the general partner of Omega Capital Partners, L.P., exercises voting and investment power with respect to the securities. Leon G. Cooperman as the managing member of Omega Associates, LLC may be deemed the beneficial owner of the securities held by Omega Capital Partners, L.P. The address of Omega Associates, LLC is 810 Seventh Avenue, 33rd Floor, New York, NY 10019.

(19)

David Broser as the managing member of RDA Ventures, LLC may be deemed the beneficial owner of the securities held by RDA Ventures, LLC. The address of RDA Ventures, LLC is 104 W 40th Street, 19th Floor, New York, NY, 10018.

(20)

Mr. David Greenspan serves as the Managing Member and Chief Executive Officer of Slate Path Capital GP LLC, the general partner of Slate Path Master Fund LP. The address of Slate Path Master Fund LP is 717 Fifth Avenue, 16th Floor, New York, NY 10022.

(21)

The shares of Common Stock are held of record by Sycomore L/S Opportunities as a management company acting on behalf of open-ended European UCITS mutual funds. The address of Sycamore L/S Opportunities is 14 Avenue Hoche – 75008 Paris, France.

(22)

Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Tech Opportunities LLC and Sander Gerber disclaims beneficial ownership over these securities. The address of Tech Opportunities LLC is c/o Hudson Bay Capital Management LP, 777 Third Avenue, 30th Floor, New York, New York, 10017.

(23)

Includes (i) 1,350,000 shares of Common Stock held by Shotfut Menayot Hul – Phoenix Amitim and (ii) 150,000 shares of Common Stock held by The Phoenix Insurance Company Ltd. Nostro. The Phoenix Insurance Company Ltd. – Nostro and Shotfut Menayot Hul - Phoenix Amitim are managed and controlled by The Phoenix Holdings Ltd. (the “Phoenix”) as subsidiaries of it. The subsidiaries manage their own funds and/or the funds of others, including for members of pension or provident funds. The Phoenix and each of the subsidiaries operates under independent management and makes its own independent voting and investment decisions. The address for the Phoenix and each of the subsidiaries is 53 Derech Hashalom Street, Givatyim, Israel.

Each of the Selling Securityholders that is a broker-dealer or an affiliate of a broker-dealer has represented to us that it purchased the securities offered by this prospectus in the ordinary course of business and, at the time of purchase of those securities, did not have any agreements, understandings or other plans, directly or indirectly, with any person to distribute those shares.

Material Relationships with the Selling Holders

For a description of our relationships with the Selling Securityholders and their affiliates see the section entitled “Certain Relationships and Related Transactions” and “Description of Securities.”

Other Material Relationships

JHL Master Fund is the 100% owner of each of JHL Capital Group Holdings One LLC and JHL Capital group Holdings Two LLC. JHL Master Fund GP is the general partner of JHL Master Fund. JHL Capital Group is the investment manager of JHL Master Fund, and is also the 100% owner of JHL Master Fund GP. JHL Capital Group L.P. is the 100% owner of JHL Capital Group. James H. Litinsky, our Chief Executive Officer and the Chairman of our Board, holds a controlling interest in JHL Capital Group L.P. and serves as Chief Executive Officer of JHL Capital Group, as well as director of JHL Master Fund GP. Accordingly, JHL Master Fund, JHL Master Fund GP, JHL Capital Group, JHL Capital Group L.P. and Mr. Litinsky may be deemed to beneficially own the shares of Common Stock held directly by JHL Capital Group Holdings One LLC and JHL Capital Group Holdings Two LLC. James H. Litinsky disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Management of Fourth Avenue FF-E is vested in its general partner, Fourth Avenue GP, which may be deemed to beneficially own the shares of Common Stock held directly by Fourth Avenue FF-E. Management of QVT Onshore is vested in its general partner, QVT Associates GP, which may be deemed to beneficially own the shares of Common Stock held directly by QVT Onshore. QVT Financial LP is the investment manager of QVT Onshore and Saratoga and shares voting and investment control over the shares of Common Stock held directly by QVT Onshore and Saratoga. QVT Financial GP is the general partner of QVT Financial LP. Daniel Gold, a member of our Board, is a Managing Member of Fourth Avenue GP, QVT Associates GP and QVT Financial GP and shares voting and investment control over the shares of Common Stock held directly by Fourth Avenue FF-E, QVT Onshore and Saratoga and may be deemed to beneficially own such shares. Daniel Gold disclaims any beneficial ownership of such shares, other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

Andrew A. McKnight, a member of our Board, is a Managing Partner of the Credit Funds business at Fortress, and has an indirect pecuniary interest in shares of our Common Stock through his ownership of membership interests of Fortress Acquisition Sponsor LLC, a Delaware limited liability company but does not beneficially own such shares.

DESCRIPTION OF SECURITIES

General

These summaries are not intended to be a complete discussion of the rights of Company stockholders and are qualified in their entirety by reference to the Delaware General Corporation Law and the various documents of the Company that are referred to in the summaries, as well as reference to the Second Amended and Restated Charter and Amended and Restated Bylaws, copies of which are included as Exhibits 3.1 and 3.2, respectively, to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

The Second Amended and Restated Certificate of Incorporation authorizes the issuance of 500,000,000 shares of capital stock, consisting of (i) 450,000,000 shares of common stock, consisting entirely of 450,000,000 shares of Common Stock, $0.0001 par value per share and (ii) 50,000,000 shares of preferred stock, par value $0,0001 per share

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of Common Stock will possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled or will be entitled, as applicable, to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights, if any of the holders of any outstanding shares of preferred stock, under the Second Amended and Restated Certificate of Incorporation, holders of the Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

The Second Amended and Restated Charter provides that subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of MPMC, after payment or provision for payment of the debts and other liabilities of MPMC, the holders of shares of Common Stock will be entitled to share ratably in all the remaining assets of MPMC available for distribution to its stockholders.

Preemptive or Other Rights

Under the Second Amended and Restated Certificate of Incorporation, MPMC stockholders will have no preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to Common Stock.

Number and Election of Directors

Under the terms of the Second Amended and Restated Certificate of Incorporation, the MPMC Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class II directors will expire at the second annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class III directors will expire at the third annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation.

Under the Second Amended and Restated Certificate of Incorporation, there is no cumulative voting with respect to the election of directors, with the result that following the consummation of the Business Combination, directors of MPMC will be elected by a plurality of the votes cast at a meeting of the MPMC stockholders by holders of Common Stock.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of the our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Stockholders’ Warrants

Each whole public warrant entitles the registered holder to purchase one share of our Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of FVAC’s IPO or 30 days after the consummation of the Business Combination. A warrant holder may exercise its public warrants only for a whole number of shares of Common Stock. This means that only a whole public warrant may be exercised at any given time by a warrant holder. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the public warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash to settle any warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the Business Combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Common Stock issuable upon exercise of the public warrants. We will use our best efforts to cause the same to become effective within sixty (60) business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a public warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their public warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the public warrants become exercisable, we may call the public warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per public warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of shares of the Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Common Stock. Commencing ninety days after the public warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value”(as defined below) of the Common Stock except as otherwise described below;

•

if, and only if, the last reported sale price of our Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per public warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants, and the number of months that the corresponding redemption date precedes the expiration date of the public warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a public warrant is adjusted as set forth below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a public warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a public warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a public warrant.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of warrants)	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of our Common Stock to be issued for each public warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $11.00 per share, and at such time there are 57 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.277 shares of our Common Stock for each whole public warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the public warrants is $13.50 per share, and at such time there are 38 months until the expiration of the public warrants, holders may choose to, in connection with this redemption feature, exercise their public warrants for 0.298 shares of our Common Stock for each whole public warrant. In no event will the public warrants be exercisable in connection with this redemption feature for more than 0.365 shares of our Common Stock per public warrant. Finally, as reflected in the table above, if the public warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of our Common Stock.

This redemption feature differs from the typical public warrant redemption features used in other blank check offerings, which typically only provide for a redemption of public warrants for cash when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding public warrants to be redeemed when the Common Stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Common Stock is below the exercise price of the public warrants. We have established this redemption feature to provide us with the flexibility to redeem the public warrants without the public warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants for Cash.” Holders choosing to exercise their public warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their public warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding public warrants, and therefore have certainty as to our capital structure as the public warrants would no longer be outstanding and would have been exercised or redeemed and we will be required to pay the redemption price to public warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the public warrants if we determine it is in our best interest to do so. As such, we would redeem the public warrants in this manner when we believe it is in our best interest to update our capital structure to remove the public warrants and pay the redemption price to the public warrant holders.

As stated above, we can redeem the public warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing public warrant holders with the opportunity to exercise their public warrants on a cashless basis for the applicable number of shares. If we choose to redeem the public warrants when the Common Stock is trading at a price below the exercise price of the public warrants, this could result in the public warrant holders receiving fewer Common Stock than they would have received if they had chosen to wait to exercise their public warrants for Common Stock if and when such Common Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Common Stock to be issued to the holder. If, at the time of redemption, the public warrants are exercisable for a security other than the shares of Common Stock pursuant to the warrant agreement, the public warrants may be exercised for such security.

Redemption Procedures and Cashless Exercise. If we call the public warrants for redemption as described above under “—Redemption of Warrants for Cash,” management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the public warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of shares of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a public warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants after the Business Combination. If we call our public warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other public warrant holders would have been required to use had all public warrant holders been required to exercise their public warrants on a cashless basis, as described in more detail below.

A holder of a public warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such public warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the public warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of outstanding shares of our Common Stock is increased by a stock dividend payable in shares of Common Stock to all or substantially all holders of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends or (c) to satisfy the redemption rights of the holders of Common Stock in connection with the Business Combination, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of our shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each public warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a public warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such public warrant holder had exercised the public warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the public warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and FVAC. You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement pertaining to FVAC’s IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Certain Anti-Takeover Provisions of Delaware Law, MPMC’s Certificate of Incorporation and Bylaws

Provisions of the DGCL and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make it more difficult to acquire MPMC by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control the Company to first negotiate with the board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of the MPMC Board to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of tour Common Stock.

Business Combinations

The Company has opted out of Section 203 of the DGCL; however the Second Amended and Restated Certificate of Incorporation contains provisions that are substantially similar to Section 203 of the DGCL. These provisions prevent the Company, under certain circumstances, from engaging in a “business combination” with (i) a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”); (ii) an affiliate of an interested stockholder; or (iii) an associate of an interested stockholder, in each case, for three years following the date that such stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions do not apply if:

•	the MPMC Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than certain excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by the MPMC Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

In addition, our Second Amended and Restated Certificate of Incorporation provide for certain other provisions that may have an anti-takeover effect:

•	There is no cumulative voting with respect to the election of directors.

•	Our Board is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances.

•	Directors may only be removed from the board of directors for cause.

•	A prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

•

A prohibition on stockholders calling a special meeting and the requirement that a meeting of the stockholders may only be called by members of our Board, by our Chief Executive Officer or by our Chairman, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

•

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board:

Under the terms of the Second Amended and Restated Certificate of Incorporation, the MPMC Board is divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed to Class I and Class II in connection with the Business Combination) serving a three-year term. The term of office of the Class I directors will expire at the first annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class II directors will expire at the second annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. The term of office of the Class III directors will expire at the third annual meeting of the stockholders of MPMC following the effectiveness of the Second Amended and Restated Certificate of Incorporation. Members of the MPMC Board will be elected by a plurality of the votes cast at each annual meeting of the stockholders of MPMC. Directors will be elected by a plurality of the votes cast at a meeting of the stockholders by holders of our Common Stock. So long as the MPMC Board is classified, it would take at least two elections of directors for any individual or group to gain control of the MPMC Board. Accordingly, while the classified board is in effect, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of MPMC.

Advance notice requirements for stockholder proposals and director nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before the annual meeting of the stockholders, or to nominate candidates for election as directors at the annual meeting of the stockholders of MPMC must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of the stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the stockholders of MPMC from bringing matters before our annual meeting of the stockholders or from making nominations for directors at our annual meeting of the stockholders.

Exclusive Forum

The Second Amended and Restated Certificate of Incorporation provides that unless MPMC consents to the selection of an alternative forum, any (1) derivative action or proceeding brought on behalf of MPMC, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder or employee to MPMC or its stockholders, (3) action asserting a claim arising pursuant to any provision of the DGCL or the Second

Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws or (4) action asserting a claim governed by the internal affairs doctrine shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware. Additionally, the Second Amended and Restated Certificate of Incorporation will also provide that, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the United States federal securities laws, including the Securities Act and the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of MPMC shall be deemed to have notice of and consented to the forum provisions in the Second Amended and Restated Certificate of Incorporation; however, there is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act. Additionally, investors cannot waive MPMC’s compliance with federal securities laws and the rules and regulations thereunder.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the consummation of the Business Combination, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 11,499,968 shares of our Common Stock that may be issued upon exercise of the public warrants to purchase Common Stock.

We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 118,047,154 shares of Common stock.

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; and

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market. The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell the securities. The shares may be sold directly or through broker-dealers or other financial institutions acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

The Selling Securityholders party to the A&R RRA have agreed, and the other Selling Securityholders may agree, to indemnify the underwriters, their officers, directors and each person who controls such underwriters (within the meaning of the Securities Act), against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders are subject to the applicable provisions of the Exchange Act, including Regulation M. This regulation, if applicable to sales hereunder, may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.

Restrictions to Sell

Pursuant to the A&R RRA the restricted stockholders agreed not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of Common Stock during the period (i) in the case of shares of Common Stock held by the New Holders other than the JHL Holders (as each such term is defined in the A&R RRA), 180 days after the Closing Date or (ii) in the case of shares of Common Stock held by the Insiders and the JHL Holders, one year after the Closing Date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our Common Stock by non-U.S. Holders (as defined below). This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular non-U.S. Holders in light of their individual circumstances, including non-U.S. Holders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, passive foreign investment companies, or controlled foreign corporations), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations, the Medicare tax or alternative minimum tax. In addition, this summary is limited to non-U.S. Holders that will hold our Common Stock as a “capital asset” (generally, property held for investment) under the U.S. Tax Code. No ruling from the Internal Revenue Service (the “IRS”) has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

A “non-U.S. Holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner of such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership, and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our Common Stock.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL, AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or, if an applicable tax treaty so requires, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (or, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

(i) we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Common Stock, and (ii) shares of our Common Stock (A) are not regularly traded on an established securities market or (B) are regularly traded on an established securities market, but the non-U.S. Holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. Holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of our Common Stock, including distributions not constituting a dividend described above, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, if our stock is not regularly traded on an established securities market, or such non-U.S. Holder owns more than 5% of our Common Stock as described above a buyer of our Common Stock from such non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition, and we may be required to withhold U.S. income tax at a rate of 15% on distributions not constituting a dividend, as described above. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we currently are a United States real property holding corporation. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Additional U.S. Federal Tax Considerations

Backup Withholding and Additional Information Reporting

Distributions paid to a non-U.S. Holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A non-U.S. Holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the U.S. Tax Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of Common Stock held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. Department of Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our Common Stock.

EXPERTS

The financial statements of Fortress Acquisition Corp. as of June 30, 2020 and from the period from January 24, 2020 (inception) through June 30, 2020 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm as set forth in their report thereon, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of MP Mine Operations, LLC as of December 31, 2019 and 2018, and for each of the years in the two-year period ended December 31, 2019, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Secure Natural Resources, LLC as of December 31, 2019 and 2018 and for the years then ended, included in this Registration Statement, have been audited by RSM US, LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and have been included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The information appearing in this prospectus concerning estimates of our proven and probable REO reserves for the Mountain Pass facility was derived from the report of SRK Consulting, independent mining consultants, and has been included herein upon the authority of SRK Consulting as experts with respect to the matters covered by such report and in giving such report.

LEGAL MATTERS

Sidley Austin LLP will pass upon the validity of the Common Stock and warrants covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website, free of charge, at www.mpmaterials.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

CHANGE IN AUDITOR

On November 17, 2020, the Audit Committee of the MPMC’s Board approved the engagement of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2020. KPMG served as the independent registered public accounting firm of MPMO prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), FVAC’s independent registered public accounting firm prior to the Business Combination, was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm following completion of the Business Combination.

Withum’s report on FVAC’s balance sheet as of June 30, 2020, and the related statements of operations, changes in stockholders’ equity and cash flows, for the period from January 24, 2020 (inception) through June 30, 2020 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 24, 2020 (inception) through June 30, 2020 and the subsequent period through November 17, 2020, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the year period from January 24, 2020 (inception) through June 30, 2020 and the interim period through November 17, 2020, FVAC did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on FVAC’s financial statements, and no written report or oral advice was provided to FVAC by KPMG that KPMG concluded was an important factor considered by FVAC in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

FVAC has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the registrant in response to this Item 304(a) and, if not, stating the respects in which it does not agree. A letter from Withum is attached as Exhibit 16.1 to the Registration Statement of which this prospectus forms a part.

GLOSSARY OF SELECTED MINING TERMS

The following is a glossary of selected mining terms used in this proxy statement/consent solicitation/prospectus that may be technical in nature:

Assay	The analysis of the proportions of metals in ore, or the testing of an ore or mineral for composition, purity, weight, or other properties of commercial interest.

Bastnasite	Bastnasite is a mixed Lanthanide fluoro-carbonate mineral (Ln F CO3) that currently provides the bulk of the world’s supply of the light REEs. Bastnasite and monazite are the two most common sources of cerium and other REEs. Bastnasite is found in carbonatites, igneous carbonate rocks that melt at unusually low temperatures.

Cerium	Cerium (Ce) is a soft, silvery, ductile metal which easily oxidizes in air. Cerium is the most abundant of the REEs, and is found in a number of minerals, including monazite and bastnasite.

Concentrate	A mineral processing product that generally describes the material that is produced after crushing and grinding ore effecting significant separation of gangue (waste) minerals from the metal and/or metal minerals, and discarding the waste and minor amounts of metal and/or metal minerals. The resulting “concentrate” of minerals typically has an order of magnitude higher content of minerals than the beginning ore material.

Core Sample	One or several pieces of whole or split parts of core selected as a sample for analysis or assay.

Cut-off grade	The lowest grade of mineralized material that qualifies as ore in a given deposit. The grade above which minerals are considered economically mineable considering the following parameters: estimates over the relevant period of mining costs, ore treatment costs, general and administrative costs, refining costs, royalty expenses, by-product credits, process and refining recovery rates and price.

Dysprosium	Dysprosium (Dy) is used in high power neodymium iron boron magnets to enhance thermal stability.

Europium	Europium (Eu) is desirable due to its photon emission. Excitation of the europium atom, by absorption of electrons or by UV radiation, results in changes in energy levels that create a visible emission. Almost all practical uses of europium utilize this luminescent behavior.

Gadolinium	Gadolinium (Gd) is a silvery-white, malleable and ductile rare-earth metal. Gadolinium has exceptionally high absorption of neutrons and therefore is used for shielding in neutron radiography and in nuclear reactors. Because of its paramagnetic properties, solutions of organic gadolinium complexes and gadolinium compounds are the most popular intravenous medical magnetic resonance imaging contrast agents in MRI.

Grade	The average REE content, as determined by assay of a ton of ore.

Lanthanum	Lanthanum (La) is the first member of the Lanthanide series. Lanthanum is a strategically important rare earth element due to its use in fluid bed cracking catalysts, FCCs, which are used in the production of transportation and aircraft fuel. Lanthanum is also used in fuel cells and batteries.

Metamorphic	Affected by physical, chemical, and structural processes imposed by depth in the earth’s crust.

Mill	A processing plant that produces a concentrate of the valuable minerals contained in an ore.

Neodymium	Neodymium (Nd) is used in the production of NdFeB permanent magnets. These permanent magnets, which maximize the power/cost ratio, are used in a large variety of motors and mechanical systems. Cellular phones, vehicle systems and certain lasers contain both neodymium magnets and capacitors, which produce powerful electronic generation and boost the power of these devices.

Open pit	A mine working or excavation open to the surface.

Ore	That part of a mineral deposit which could be economically and legally extracted or produced at the time of reserve determination.

Overburden	In surface mining, overburden is the material that overlays an ore deposit. Overburden is removed prior to mining.

Praseodymium	Praseodymium (Pr) comprising about 4% of the lanthanide content of bastnasite, is a common coloring pigment. Along with neodymium, praseodymium is used to filter certain wavelengths of light. Praseodymium is used in photographic filters, airport signal lenses, and welder’s glasses. As part of an alloy, praseodymium is used in permanent magnet systems designed to make smaller and lighter motors. Praseodymium is also used in automobile and other internal combustion engine pollution control catalysts.

Probable (indicated) reserves	Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Proven (measured) reserves	Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) sites for inspection sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

Reclamation	The process of returning land to another use after mining is completed.

Recovery	The percentage of contained metal actually extracted from ore in the course of processing such ore.

Reserves	Part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.

Samarium	Samarium (Sm) is a silvery-white metallic element that is predominantly used to produce high temperature, high power samarium cobalt.

SEG+	Samarium, europium and gadolinium, plus other rare earth elements such as dysprosium and terbium

Short ton	Short ton is a mass measurement unit equal to 2,000 pounds-mass.

Strike	The direction of the line of intersection of a REE deposit with the horizontal plane of the ground. The strike of a deposit is the direction of a straight line that connects two points of equal elevation on the deposit.

Tailings	That portion of the mined material that remains after the valuable minerals have been extracted.

Terbium	Terbium (Tb) is a soft, malleable, silvery-grey element of the lanthanide series, used in x-ray and color television tubes.

Yttrium	Yttrium (Y) is predominantly utilized in auto-catalysts. Other uses include resonators, microwave communication devices and other electronic devices.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Fortress Value Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Fortress Value Acquisition Corp. (the “Company”) as of June 30, 2020, and the related statement of operations, changes in stockholders’ equity and cash flows, for the period from January 24, 2020 (inception) through June 30, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2020, and the results of its operations and its cash flows for the period from January 24, 2020 (inception) through June 30, 2020 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York

August 26, 2020

FORTRESS VALUE ACQUISITION CORP.

BALANCE SHEET

June 30, 2020

Assets:
Current assets:
Cash	$1,430,152
Prepaid expenses	450,706

Total current assets	1,880,858
Investments held in Trust Account	345,036,875

Total Assets	$346,917,733

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$984,828
Franchise tax payable	86,814

Total current liabilities	1,071,642
Deferred underwriting commissions	12,075,000

Total Liabilities	13,146,642

Commitments and Contingencies:
Class A common stock, $0.0001 par value; 32,877,109 shares subject to possible redemption	328,771,090

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,622,891 issued and outstanding (excluding 32,877,109 shares subject to possible redemption)	162
Class F common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	5,320,817
Accumulated deficit	(321,841)

Total Stockholders’ Equity	5,000,001

Total Liabilities and Stockholders’ Equity	$346,917,733

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP.

STATEMENT OF OPERATIONS

For the period from January 24, 2020 (inception) through June 30, 2020
General and administrative expenses	$271,902
Franchise tax expense	86,814

Loss from operations	(358,716)
Interest income	36,875

Net loss	$(321,841)

Weighted average shares outstanding—Class A common stock	34,500,000

Basic and diluted net loss per share, Class A	$0.00

Weighted average shares outstanding—Class F common stock	8,625,000

Basic and diluted net loss per share, Class F	$(0.04)

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from January 24, 2020 (inception) through June 30, 2020

	Common stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance—January 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class F common stock to the Sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of units in initial public offering, net of offering costs	34,500,000	3,450	—	—	325,164,482	—	325,167,932
Sale of private placement warrants to the Sponsor	—	—	—	—	8,900,000	—	8,900,000
Class A common stock subject to possible redemption	(32,877,109)	(3,288)	—	—	(328,767,802)	—	(328,771,090)
Net loss	—	—	—	—	—	(321,841)	(321,841)

Balance—June 30, 2020	1,622,891	$162	8,625,000	$863	$5,320,817	$(321,841)	$5,000,001

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP.

STATEMENT OF CASH FLOWS

For the period from January 24, 2020 (inception) through June 30, 2020

Cash Flows from Operating Activities:
Net loss	$(321,841)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from investments held in Trust Account	(36,875)
Changes in operating assets and liabilities:
Prepaid expenses	(450,706)
Accounts payable and accrued expenses	333,642
Franchise tax payable	86,814

Net cash used in operating activities	(388,966)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to the Sponsor	25,000
Proceeds received under loan from the Sponsor	211,382
Repayment of loan from the Sponsor	(211,382)
Proceeds received from initial public offering, net of underwriting commission	338,100,000
Payment of offering costs	(205,882)
Proceeds received from private placement	8,900,000

Net cash provided by financing activities	346,819,118

Net change in cash	1,430,152
Cash—beginning of the period	—

Cash—end of the period	$1,430,152

Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable and accrued expenses	$651,186

Deferred underwriting commissions in connection with the initial public offering	$12,075,000

Value of Class A common stock subject to possible redemption	$328,771,090

The accompanying notes are an integral part of these financial statements.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

1. Description	of Organization and Business Operations

Fortress Value Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from January 24, 2020 (inception) through June 30, 2020 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), and, since the closing of the initial public offering, the search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of an initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on April 29, 2020. On May 4, 2020, the Company consummated its initial public offering (the “Initial Public Offering”) of 34,500,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 5).

Substantially concurrently with the closing of the Initial Public Offering, the Company consummated a private placement (“Private Placement”) of 5,933,333 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s sponsor, Fortress Acquisition Sponsor LLC (the “Sponsor”), generating gross proceeds of $8.9 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $345.0 million ($10.00 per Unit) of the aggregate net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based trust account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The proceeds held in the Trust Account were invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

As of June 30, 2020, the Company had approximately $1.4 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of any deferred underwriting discount held in trust) at the time of the Company signing a definitive agreement in connection with its initial Business Combination.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act.

Subsequent to June 30, 2020, a definitive agreement to merge was announced between the Company and MP Materials, owner and operator of Mountain Pass, the only rare mining and processing site of scale in North America, to effect a Business Combination with FVAC Merger Corp. I, a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“MPMO Merger Corp.”), FVAC Merger LLC II, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“SNR Merger Company”), FVAC Merger LLC III, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“MPMO Merger LLC”), FVAC Merger LLC IV, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“SNR Merger LLC” and, together with MPMO Merger Corp., SNR Merger Company and MPMO Merger LLC, the “Merger Subs”), MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR” and, together with MPMO, each a “Subsidiary” and collectively, the “Subsidiaries”). The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. The Merger Agreement and the Business Combination were unanimously approved by the board of directors of the Company in July 2020. For further information, refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 15, 2020.

The Company will provide its stockholders of Public Shares (“Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or the Company decides to obtain stockholder approval for business or other reasons, it will: (i) conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and (ii) file proxy materials with the SEC. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount in the Trust Account (initially approximately $10.00 per share), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for the Company’s tax obligations, calculated as of two business days prior to the consummation of the Business Combination. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months (May 2022) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On June 17, 2020, the Company announced that, commencing June 22, 2020, the holders of the Company’s units may elect to separately trade the Class A common stock and warrants comprising the units. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FVAC.U,” and each of the shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “FVAC” and “FVAC WS,” respectively.

Liquidity

As of June 30, 2020, the Company had approximately $1.4 million in its operating bank account, $36,875 of interest income available in the Trust Account to pay for taxes (less up to $100,000 to pay for dissolution expenses) and working capital surplus of $809,216. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 4). Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet the Company’s needs through the earlier of consummation of a Business Combination or one year from the issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, and transaction expenses related to the Company’s proposed Business Combination.

An outbreak of respiratory disease caused by a novel coronavirus was first detected in China in December 2019 and continues to impact global markets. This coronavirus has resulted in closing borders, enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to markets, supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus continues to evolve and is affecting the economies of many nations, individual companies and markets in general and may continue to last for an extended period of time.

Management will continue to evaluate the impact of the COVID-19 pandemic and while the virus could have an adverse effect on the future financial results, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) pursuant to the rules and regulations of the SEC.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of June 30, 2020, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering and totaled approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions. Offering costs were charged to stockholders’ equity upon the completion of the Initial Public Offering in May 2020.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States of America is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The provision for income taxes was deemed to be de minimis for the period from January 24, 2020 (inception) through June 30, 2020.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2020, 32,877,109 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.

Net loss per share

The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Net income (loss) per common stock, basic and diluted for Class A common stock for the period from January 24, 2020 (inception) through June 30, 2020 was calculated by dividing the interest income earned on the Trust Account of $36,875, net of funds available to be withdrawn from the Trust Account for taxes of $36,875, which resulted in net income of none, respectively, by the weighted average number of Class A common stock outstanding for the period.

Net income (loss) per common stock, basic and diluted for Class F common stock for the period from January 24, 2020 (inception) through June 30, 2020 was calculated by dividing the net income (loss), less income attributable to Class A common stock by the weighted average number of Class F common stock outstanding for the period.

The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 17,433,333 shares of Class A common stock in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method as of June 30, 2020.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of June 30, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of June 30, 2020, the recorded values of cash, accounts payable and accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of these instruments.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

3.	Initial Public Offering

On May 4, 2020, the Company sold 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

4.	Related Party Transactions

Founder shares

On January 31, 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to the Sponsor (the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 6).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. During April 2020, the Sponsor transferred 25,000 Founder Shares to an independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to June 30, 2020, the Sponsor transferred an additional 25,000 Founder Shares to another independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,575,000 Founder Shares.

Private placement warrants

Substantially concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination.

Promissory note—related party

Prior to the initial public offering, the Sponsor loaned the Company an aggregate of $211,382 to cover expenses related to the Initial Public Offering pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 and the closing of the Initial Public Offering. The Company repaid the promissory note in full on May 4, 2020.

Office space and related support services

Effective April 30, 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the period from January 24, 2020 (inception) through June 30, 2020 the Company incurred approximately $41,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of June 30, 2020, no Working Capital Loans were outstanding.

5.	Commitments and Contingencies

Registration rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the closing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Initial Public Offering. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or approximately $12.1 million will be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

6.	Stockholders’ Equity

Class A common stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of June 30, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding, including 32,877,109 shares of Class A common stock subject to possible redemption.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Class F common stock—The Company is authorized to issue 20,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share on each matter on which they are entitled to vote. The Company issued 8,625,000 shares of Class F common stock as of June 30, 2020. Of the 8,625,000 shares of Class F common stock, an aggregate of up to 1,125,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, theses shares were no longer subject to forfeiture. The Class F common stock will automatically convert into Class A common stock at the time of the consummation of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis.

Only holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the initial Business Combination. Otherwise, holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class F common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2020, there was no preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If the Class A common stock, at the time of any exercise of a warrant, is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section (18)(b)(1) of the Securities Act, the Company may require warrant holders who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) the Private Placement Warrants will be non-redeemable (except under scenario 2 below) so long as they are held by the initial purchasers or such purchasers’ permitted transferees, (iii) the Private Placement Warrants may be exercised by the holders on a cashless basis, and (iv) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For class A common stock (commencing 90 days after the warrants become exercisable):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table included in the warrant agreement, based on the redemption date and the fair market value of Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, under scenario 1 above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization,

FORTRESS VALUE ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

merger or consolidation. If the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a newly issued price of less than $9.20 per share of common stock, the exercise price of the warrants will be adjusted to be equal to 115% of the newly issued price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. In such a situation, the warrants would expire worthless.

7.	Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of June 30, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)
Investments held in Trust Account	$345,036,875

None of the balance in the Trust Account was held in cash as of June 30, 2020.

8.	Subsequent Events

The notes to the financial statements include a discussion of material events, if any, which have occurred subsequent to June 30, 2020 (referred to as “subsequent events”) through the date these financial statements were available for issuance on August 26, 2020. Management has evaluated the subsequent events through this date and has concluded that no other material subsequent events have occurred that require additional adjustment or disclosure in the financial statements.

PART I. FINANCIAL INFORMATION

Item I.	Financial Statements (Unaudited)

FORTRESS VALUE ACQUISITION CORP.

CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2020

(Unaudited)

Assets:
Current assets:
Cash	$909,007
Prepaid expenses	334,489

Total current assets	1,243,496
Investments held in Trust Account	345,068,821

Total Assets	$346,312,317

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$3,396,213
Franchise tax payable	137,046

Total current liabilities	3,533,259
Deferred underwriting commissions payable	12,075,000

Total Liabilities	15,608,259

Commitments and Contingencies
Class A common stock, $0.0001 par value; 32,570,405 shares subject to possible redemption	325,704,050

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 1,929,595 issued and outstanding (excluding 32,570,405 shares subject to possible redemption)	193
Class F common stock, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	8,387,826
Accumulated deficit	(3,388,874)

Total Stockholders’ Equity	5,000,008

Total Liabilities and Stockholders’ Equity	$346,312,317

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30, 2020	For the period from January 24, 2020 (inception) through September 30, 2020
General and administrative expenses	$3,048,747	$3,320,649
Franchise tax expense	50,232	137,046

Loss from operations	(3,098,979)	(3,457,695)
Interest income	31,946	68,821

Net loss	$(3,067,033)	$(3,388,874)

Weighted average shares outstanding—Class A common stock	34,500,000	34,500,000

Basic and diluted net loss per share, Class A	$(0.00)	$(0.00)

Weighted average shares outstanding—Class F common stock	8,625,000	8,625,000

Basic and diluted net loss per share, Class F	$(0.36)	$(0.39)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the three months ended September 30, 2020 and for the period from January 24, 2020 (inception) through September 30, 2020

(Unaudited)

	Common stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class F
	Shares	Amount	Shares	Amount
Balance—January 24, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class F common stock to the Sponsor	—	—	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	—	—	(5,500)	(5,500)

Balance—March 31, 2020	—	$—	8,625,000	$863	$24,137	$(5,500)	$19,500

Sale of units in initial public offering, net of offering costs	34,500,000	3,450	—	—	325,164,482	—	325,167,932
Sale of private placement warrants to the Sponsor	—	—	—	—	8,900,000	—	8,900,000
Class A common stock subject to possible redemption	(32,877,109)	(3,288)	—	—	(328,767,802)	—	(328,771,090)
Net loss	—	—	—	—	—	(316,341)	(316,341)

Balance—June 30, 2020	1,622,891	$162	8,625,000	$863	$5,320,817	$(321,841)	$5,000,001

Change in the amount of Class A common stock subject to possible redemption	306,704	31	—	—	3,067,009	—	3,067,040
Net loss	—	—	—	—	—	(3,067,033)	(3,067,033)

Balance—September 30, 2020	1,929,595	$193	8,625,000	$863	$8,387,826	$(3,388,874)	$5,000,008

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the period from January 24, 2020 (inception) through September 30, 2020

(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(3,388,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest income from investments held in Trust Account	(68,821)
Changes in operating assets and liabilities:
Prepaid expenses	(334,489)
Accounts payable and accrued expenses	2,785,762
Franchise tax payable	137,046

Net cash used in operating activities	(869,376)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class F common stock to the Sponsor	25,000
Proceeds received under loan from the Sponsor	211,382
Repayment of loan from the Sponsor	(211,382)
Proceeds received from initial public offering, net of underwriting commission	338,100,000
Payment of offering costs	(246,617)
Proceeds received from private placement	8,900,000

Net cash provided by financing activities	346,778,383

Net change in cash	909,007
Cash—beginning of the period	—

Cash—end of the period	$909,007

Supplemental disclosure of non-cash financing activities:
Offering costs included in accounts payable and accrued expenses	$610,451

Deferred underwriting commissions payable in connection with the initial public offering	$12,075,000

Value of Class A common stock subject to possible redemption	$325,704,050

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

FORTRESS VALUE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Organization and Business Operations

Fortress Value Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on January 24, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to capitalize on the ability of its management team to identify, acquire and operate a business that may provide opportunities for attractive risk-adjusted returns.

All activity from January 24, 2020 (inception) through September 30, 2020 relates to the Company’s formation, completion of the initial public offering (“Initial Public Offering”), and since the closing of the Initial Public Offering, the search for a Business Combination candidate. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on April 29, 2020. On May 4, 2020, the Company consummated its Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), which included the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at $10.00 per Unit, generating gross proceeds of $345.0 million and incurring offering costs of approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions (Note 5).

Substantially concurrently with the closing of the Initial Public Offering, the Company consummated a private placement (“Private Placement”) of 5,933,333 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s sponsor, Fortress Acquisition Sponsor LLC (the “Sponsor”), generating gross proceeds of $8.9 million (Note 4).

Upon the closing of the Initial Public Offering and Private Placement, $345.0 million ($10.00 per Unit) of the aggregate net cash proceeds of the sale of the Units in the Initial Public Offering and the Private Placement was placed in a U.S.-based trust account (“Trust Account”) at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The cash proceeds held in the Trust Account were subsequently invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account as described below.

As of September 30, 2020, the Company had approximately $0.9 million in cash held outside of the Trust Account. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (net of amounts disbursed to management for working capital purposes, if any, and excluding the amount of any deferred underwriting discount held in trust) at the time of the Company signing a definitive agreement in connection with its initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or

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acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act.

In July 2020, the Company announced that it entered into an agreement and plan of merger (the “Merger Agreement”) with, among other parties signatory thereto, MP Mine Operations LLC, a Delaware limited liability company (“MPMO”) and Secure Natural Resources LLC, a Delaware limited liability company (“SNR” and MPMO, each a “Target” and collectively, the “Targets”), who, together, own and operate the Mountain Pass mine located in San Bernardino County, California, the only rare earth mining and processing site of scale in North America, pursuant to which the Company and the Targets agreed to effect a Business Combination whereby the Targets will become indirect, wholly-owned subsidiaries of the Company. The Merger Agreement and the transactions contemplated thereby will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”). The Merger Agreement and the Business Combination were unanimously approved by the board of directors of the Company in July 2020. For further information, refer to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 15, 2020 and on August 27, 2020.

Holders of Public Shares of the Company (“Public Stockholders”) have the opportunity to elect to redeem all or a portion of their Public Shares until two (2) business days prior to the stockholder meeting called to approve the Business Combination and the other transactions contemplated by the Merger Agreement, which is scheduled to be held on November 13, 2020. The Company will seek stockholder approval of the Business Combination as required by the Amended and Restated Certificate of Incorporation and applicable law and stock exchange requirements. In connection with such stockholder approval of the Business Combination, the Company has filed with the SEC and mailed to the Company’s stockholders proxy materials. The Public Stockholders are entitled to redeem their Public Shares for a pro rata portion of the amount in the Trust Account (approximately $10.00 per share as of September 30, 2020), plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay for the Company’s tax obligations, calculated as of two business days prior to the consummation of the Business Combination. The per-share amount to be distributed to public stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). The Company’s Amended and Restated Certificate of Incorporation provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial business combination and after payment of the deferred underwriting commissions. In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the Business Combination. The initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Company’s Amended and Restated Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A common stock sold in the Initial Public Offering, without the prior consent of the Company.

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The Company’s Sponsor, officers and directors (the “initial stockholders”) have agreed not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Class A common stock in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months (May 2022) from the closing of the Initial Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholder and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses).

The initial stockholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account (or less than that in certain circumstances). In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On June 17, 2020, the Company announced that, commencing June 22, 2020, the holders of the Company’s units may elect to separately trade the Class A common stock and warrants comprising the units. No fractional

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warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on the New York Stock Exchange under the symbol “FVAC.U,” and each of the shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “FVAC” and “FVAC WS,” respectively.

Liquidity

As of September 30, 2020, the Company had approximately $0.9 million in its operating bank account, $68,821 of interest income available in the Trust Account to pay for taxes and working capital deficiency of approximately $2.3 million. In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”) (see Note 4). Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet the Company’s needs through the earlier of consummation of a Business Combination or one year from the issuance of these financial statements. Over this time period, the Company will be using these funds for paying existing accounts payable, and transaction expenses related to the Company’s proposed Business Combination.

An outbreak of respiratory disease caused by a novel coronavirus was first detected in China in December 2019 and continues to impact global markets. This coronavirus has resulted in closing borders, enhanced health screenings, healthcare service preparation and delivery, quarantines, cancellations, disruptions to markets, supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus continues to evolve and is affecting the economies of many nations, individual companies and markets in general and may continue to last for an extended period of time.

Management will continue to evaluate the impact of the COVID-19 pandemic and while the virus could have an adverse effect on the future financial results, cash flows and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed consolidated financial statements. The condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to the rules and regulations of the SEC in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended September 30, 2020 and for the period from January 24, 2020 (inception) through September 30, 2020 are not necessarily indicative of the results that may be expected for any future period. For further information, refer to the financial statements and footnotes thereto included in the Company’s final prospectus and Current Report on Form 8-K filed with the SEC on May 1, 2020 and May 8, 2020, respectively.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Principles of consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed as of September 30, 2020, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Offering costs

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that are directly related to the Initial Public Offering and totaled approximately $19.8 million, inclusive of approximately $12.1 million in deferred underwriting commissions. Offering costs were charged to stockholders’ equity upon the completion of the Initial Public Offering in May 2020.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Income taxes

The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the United States of America is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s provision for income taxes (net of allowance) was deemed to be de minimis for the period from January 24, 2020 (inception) through September 30, 2020.

Class A common stock subject to possible redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in FASB ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of September 30, 2020, 32,570,405 shares of Class A common stock subject to possible redemption at the redemption amount are presented as temporary equity, outside of the stockholders’ equity section of the Company’s condensed consolidated balance sheet.

Net loss per share

The Company’s condensed consolidated statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share.

Net income (loss) per common stock, basic and diluted for Class A common stock for the three months ended September 30, 2020 and for the period from January 24, 2020 (inception) through September 30, 2020 were calculated by dividing (i) the interest income earned on the Trust Account of $31,946 and $68,821, respectively, less funds available to be withdrawn from the Trust Account for taxes of $31,946 and $68,821, respectively, which resulted in net income of none, respectively, by (ii) the weighted average number of Class A common stock outstanding for the respective periods.

Net income (loss) per common stock, basic and diluted for Class F common stock for the three months ended September 30, 2020 and for the period from January 24, 2020 (inception) through September 30, 2020 were calculated by dividing (i) the net income less income attributable to Class A common stock by (ii) the weighted average number of Class F common stock outstanding for the respective periods.

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The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share of common stock is computed by dividing net loss applicable to common stockholders by the weighted average number of common stock outstanding for the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 17,433,333 shares of Class A common stock in the calculation of diluted loss per share, since their inclusion would be anti-dilutive under the treasury stock method as of September 30, 2020.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which at times may exceed the Federal depository insurance coverage of $250,000. As of September 30, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying condensed consolidated balance sheet, primarily due to their short-term nature.

Fair value measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of September 30, 2020, the recorded values of cash, accounts payable and accrued expenses and franchise tax payable approximate their fair values due to the short-term nature of these instruments.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

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3. Initial Public Offering

On May 4, 2020, the Company sold 34,500,000 Units, including the issuance of 4,500,000 Units as a result of the underwriters’ exercise of their over-allotment option in full, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 6).

4. Related Party Transactions

Founder shares

On January 31, 2020, the Company issued an aggregate of 8,625,000 shares of Class F common stock to the Sponsor (the “Founder Shares”) in exchange for an aggregate capital contribution of $25,000. The Sponsor had agreed to forfeit an aggregate of up to 1,125,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, the 1,125,000 Founder Shares were no longer subject to forfeiture. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment (see Note 6).

The initial stockholders have agreed not to transfer, assign or sell any of their Founder Shares until the earliest of (a) one year after the completion of the initial Business Combination, (b) subsequent to the initial Business Combination, if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (c) following the completion of the initial Business Combination, such future date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. During April 2020, the Sponsor transferred 25,000 Founder Shares to an independent director of the Company for the same per-share price initially paid for by the Sponsor. In July 2020, the Sponsor transferred an additional 25,000 Founder Shares to another independent director of the Company for the same per-share price initially paid for by the Sponsor. Subsequent to these transfers, the Sponsor held 8,575,000 Founder Shares.

Private placement warrants

Substantially concurrently with the closing of the Initial Public Offering, the Sponsor purchased an aggregate 5,933,333 Private Placement Warrants in the Private Placement. Each Private Placement Warrant is exercisable to purchase one share of Class A common stock at $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the Business Combination.

On July 15, 2020, the Company and the Sponsor entered into a Warrant Exchange Agreement, pursuant to which, contingent on approval of the Business Combination by the Company’s stockholders, Sponsor shall exchange all 5,933,333 of its Private Placement Warrants for an aggregate of 890,000 shares of Class F common stock that, upon the consummation of the Business Combination, will be converted into 890,000 shares of Class A common stock.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Promissory note—related party

Prior to the Initial Public Offering, the Sponsor loaned the Company an aggregate of $211,382 to cover expenses related to the Initial Public Offering pursuant to a promissory note. The promissory note was non-interest bearing, unsecured and due on the earlier of December 31, 2020 and the closing of the Initial Public Offering. The Company repaid the promissory note in full on May 4, 2020.

Office space and related support services

Effective April 30, 2020, the Company entered into an agreement with an affiliate of the Sponsor to pay a monthly fee of $20,000 for office space and related support services. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. During the three months ended September 30, 2020, the Company incurred $60,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement. During the period from January 24, 2020 (inception) through September 30, 2020 the Company incurred approximately $101,000 in expenses for services provided by an affiliate of the Sponsor in connection with the aforementioned agreement.

Related party loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans may be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. As of September 30, 2020, no Working Capital Loans were outstanding.

5. Commitments and Contingencies

Registration rights

The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed prior to the closing date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Underwriting agreement

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the price paid by the underwriters in the Initial Public Offering. The underwriters exercised this over-allotment in full concurrently with the closing of the Initial Public Offering. The underwriters were entitled to an underwriting discount of $0.20 per unit, or $6.9 million paid upon the closing of the Initial Public Offering. Additionally, a deferred underwriting discount of $0.35 per unit, or approximately $12.1 million will be payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes a Business Combination, subject to the terms of the underwriting agreement.

6. Stockholders’ Equity

Class A common stock—The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share on each matter on which they are entitled to vote. As of September 30, 2020, there were 34,500,000 shares of Class A common stock issued and outstanding, including 32,570,405 shares of Class A common stock subject to possible redemption.

Class F common stock—The Company is authorized to issue 20,000,000 shares of Class F common stock with a par value of $0.0001 per share. Holders of the Company’s Class F common stock are entitled to one vote for each share on each matter on which they are entitled to vote. Of the 8,625,000 shares of Class F common stock, an aggregate of up to 1,125,000 shares were subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option was not exercised. On May 4, 2020, the underwriters exercised their over-allotment option in full. As a result, theses shares were no longer subject to forfeiture. The Class F common stock will automatically convert into Class A common stock at the time of the consummation of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis. As of September 30, 2020, there were 8,625,000 of Class F common stock outstanding.

Only holders of the Founder Shares will have the right to elect all of the Company’s directors prior to the initial Business Combination. Otherwise, holders of Class A common stock and Class F common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law or the applicable rules of the New York Stock Exchange then in effect.

In the case that additional Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which the Class F common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class F common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class F common stock will equal, in the aggregate, 20% of the sum of the total number of all common stock outstanding upon the completion of the Initial Public Offering plus all Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination.

Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of September 30, 2020, there were no preferred stock issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public

FORTRESS VALUE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the issuance of shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If the Class A common stock, at the time of any exercise of a warrant, is not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section (18)(b)(1) of the Securities Act, the Company may require warrant holders who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that (i) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (ii) the Private Placement Warrants will be non-redeemable (except under scenario 2 below) so long as they are held by the initial purchasers or such purchasers’ permitted transferees, (iii) the Private Placement Warrants may be exercised by the holders on a cashless basis, and (iv) the Private Placement Warrants and the Class A common stock issuable upon exercise of the Private Placement Warrants are entitled to registration rights. If the Private Placement Warrants are held by someone other than the initial stockholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.

The Company may call the Public Warrants for redemption:

1.	For cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

2.	For class A common stock (commencing 90 days after the warrants become exercisable):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to a table included

FORTRESS VALUE ACQUISITION CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

in the warrant agreement, based on the redemption date and the fair market value of Class A common stock;

•

if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to warrant holders.

•	if, and only if, the Private Placement Warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding Public Warrants; and

•

if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

If the Company calls the Public Warrants for redemption, under scenario 1 above, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation. If the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a newly issued price of less than $9.20 per share of common stock, the exercise price of the warrants will be adjusted to be equal to 115% of the newly issued price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. In such a situation, the warrants would expire worthless.

7. Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of September 30, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)
Trust Account—U.S. Treasury Securities Money Market Fund	$345,068,821

None of the balance in the Trust Account was held in cash as of September 30, 2020.

8. Subsequent Events

The notes to the condensed consolidated financial statements include a discussion of material events, if any, which have occurred subsequent to September 30, 2020 (referred to as “subsequent events”) through the date these condensed consolidated financial statements were available for issuance on November 4, 2020. Management has evaluated the subsequent events through this date and has concluded that no material subsequent events have occurred that require additional adjustment or disclosure in the condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

MP Mine Operations LLC:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MP Mine Operations LLC (the Company) as of December 31, 2019 and 2018, the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Denver, Colorado

August 14, 2020

MP MINE OPERATIONS LLC

BALANCE SHEETS

	December 31,
	2019	2018
	(in thousands, except units and per unit amount)
Assets
Current Assets:
Cash and cash equivalents	$2,757	$2,832
Trade accounts receivable from related party	370	225
Inventories (Note 5)	23,048	13,474
Prepaid expenses and other current assets	1,234	947

Total current assets	27,409	17,478

Non-current Assets:
Restricted cash (Note 4)	26,791	25,584
Property, plant and equipment, net (Note 6)	46,972	52,934
Other non-current assets	622	274

Total non-current assets	74,385	78,792

Total assets	$101,794	$96,270

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	$12,029	7,231
Accounts payable and accrued liabilities—related parties	2,146	559
Deferred revenue—related parties	6,609	3,286
Current installments of long-term debt—related parties (Note 7)	4,484	5,397
Finance lease liabilities	194	23
Other current liabilities	2,623	3,870
Other current liabilities—related parties	3,230	2,681

Total current liabilities	31,315	23,047

Non-current Liabilities:
Asset retirement obligation (Note 9)	23,894	22,484
Environmental obligation (Note 9)	16,628	16,599
Deferred revenue—related parties, net of current portion	28,934	25,196
Long-term debt—related parties, net of current portion (Note 7)	13,594	15,500
Finance lease liabilities, net of current portion	399	30
Other non-current liabilities	5,052	4,681

Total non-current liabilities	88,501	84,490

Total liabilities	$119,816	$107,537

Commitments and contingencies (Note 12)

Stockholders’ Equity (Note 13):
Common Units, $0.00 par value (unlimited authorized, 1,000 issued and outstanding at December 31, 2019 and 2018)	20,500	20,500
Preferred Units, $0.00 par value (unlimited authorized, 110.98 issued and outstanding at December 31, 2019 and 2018)	2,275	2,275
Accumulated deficit	(40,797)	(34,042)

Total stockholders’ (deficit) equity	(18,022)	(11,267)

Total liabilities and stockholders’ (deficit) equity	$101,794	$96,270

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2019	2018
	(in thousands, except per unit)
Product sales (including sales to related parties, see Note 11)	$73,411	$67,418

Operating costs and expenses:
Cost of sales (including cost of sales to related parties, see Note 11)(1)	61,261	56,252
Royalty expense paid to related party (Note 11)	1,885	1,032
General and administrative expenses	11,104	14,565
Depletion, depreciation and amortization (Note 6)	4,687	2,455
Accretion of asset retirement obligation and environmental remediation obligation	2,094	1,998

Total operating cost and expenses	81,031	76,302

Operating loss	(7,620)	(8,884)

Other income, net (Note 17)	4,278	839
Interest expense, net	(3,412)	(5,420)

Loss before income taxes	(6,754)	(13,465)

Income tax expense	(1)	(1)

Net loss	$(6,755)	$(13,466)

Net loss per common unit, basic and diluted (Note 15)	$(6,755)	$(13,466)

(1)	Excludes depletion, depreciation and amortization

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Units		Common Units		Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Units	Amount	Units	Amount
	(in thousands, except units)
Balance at January 1, 2018	110.98	$2,275	1,000	$20,500	$(20,576)	$2,199
Net loss	—	—	—	—	(13,466)	(13,466)

Balance at December 31, 2018	110.98	2,275	1,000	20,500	(34,042)	(11,267)
Net loss	—	—	—	—	(6,755)	(6,755)

Balance at December 31, 2019	110.98	$2,275	1,000	$20,500	$(40,797)	$(18,022)

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018
	(in thousands)
Operating activities:
Net loss	$(6,755)	$(13,466)
Adjustments:
Depletion, depreciation and amortization	4,687	2,455
Accrued interest expense	1,761	2,556
Accretion of asset retirement obligation	1,596	1,501
Accretion of environmental obligation	498	497
Gain on sale or disposal of long-lived assets	(3,375)	(1,840)
Accretion of debt discount	1,001	1,752
Decrease (increase) in operating assets:
Trade accounts receivable from related party	(145)	4,671
Inventory	(9,573)	4,332
Prepaid expenses, other current and non-current assets	(82)	(189)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	6,246	4,536
Refund liability to related party	162	2,584
Deferred revenue from related party	7,061	11,014
Other current and non-current liabilities	(3,520)	(208)
Deferred income taxes	1	1

Net cash provided by (used in) operating activities	(437)	20,196

Investing activities:
Purchase of property, plant and equipment	(2,274)	(7,790)
Proceeds from disposal of property, plant and equipment	7,898	1,910

Net cash provided by (used in) investing activities	5,624	(5,880)

Financing activities:
Issuance of debt—related party	7,236	3,860
Principal payments on financing obligations	(11,332)	(34,600)

Net cash used in financing activities	(4,096)	(30,740)

Net change in cash, cash equivalents and restricted cash	1,091	(16,424)
Cash, cash equivalents and restricted cash beginning balance	28,481	44,905

Cash, cash equivalents and restricted cash ending balance	$29,572	$28,481

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	2,757	2,832
Restricted cash current	24	65
Restricted cash non-current	26,791	25,584

Total cash, cash equivalents and restricted cash	$29,572	$28,481

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

NOTE 1 DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Nature of Business

MP Mine Operations LLC (the “Company”) is a Delaware limited liability company that was formed in April 2017 and is headquartered in Las Vegas, Nevada. The Company is the owner and operator of a working interest in a rare earth mine (the “Mine”) and processing facility (“Facility”) located in Mountain Pass (San Bernardino County), California. This is the only operating rare earths mine in the United States. The Company acquired certain of its assets, along with its inventory, from Paul E. Harner, as Chapter 11 Trustee for Molycorp Minerals, LLC (“Molycorp”, or the “Trustee”) and the Other Debtors (the “Debtors”) under the Asset Purchase Agreement dated June 19, 2017 (the “Acquisition”). The Company has since resumed mining and restored the Mine and beneficiation facilities to commercial operations, and is working to restore the remainder of the Facility for use in processing separated rare earth products. The Mine achieved commercial operations in July 2019.

On May 22, 2017, the Company entered into a series of agreements with Shenghe Resources (Singapore) International Trading PTE. LTD. (“Shenghe”) to fund the Company’s operations, identify operational efficiencies, and sell products to Shenghe and third parties. Shenghe is an affiliate of Shenghe Resources Holding Co. Ltd., a global leader in rare earth minerals mining and distribution and a publicly traded company on the Shanghai Stock Exchange. Shenghe has significant knowledge of the mining, processing, marketing and distribution of rare earth products, as well as access to customers in the Chinese market for these products. As part of these arrangements, Shenghe (and its controlled affiliates) became both the principal customer and a related party of the Company, when Leshan Shenghe Rare Earth Company, Ltd. (“Leshan Shenghe”), Shenghe’s majority shareholder, obtained a 9.99% non-voting preferred interest in the Company. See Note 11—Related-Party Transactions for additional information regarding the relationship between the Company and Shenghe.

Currently, the Company’s outstanding common units are held by JHL Capital Group Two, LLC, Saratoga Park Ltd., QVT Family Office Onshore LP, and Fourth Avenue FF Opportunities LP—Series E. The Company acquired the Mine and other assets in 2017, and agreed to pay for all costs associated with production of the mine and a 2.5% royalty payment to Secure Natural Resources LLC (“SNR”). See Note 6—Property, Plant, and Equipment and Note 11—Related-Party Transactions for additional information regarding the acquisition of the Mine and royalty payment.

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Chief Executive Officer views the Company’s operations and manages its business as one reportable segment.

The cash flows and profitability of the Company’s operations are significantly affected by the market price of rare earth products. The prices of rare earth products are affected by numerous factors beyond the Company’s control. The products of the Company are sold globally, with a primary focus in the Asia market due to the refining capabilities of the region. Rare earth products are critical inputs in hundreds of existing and emerging clean-tech applications including electric vehicles and wind turbines as well as drones and defense applications.

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentration of Risk

As of December 31, 2019, Shenghe accounted for more than 90% of product sales. Shenghe, a related party of the Company, has entered into a contract to purchase certain of the Company’s stockpile inventory and all newly produced material. While with any contract there is a risk of nonperformance, we do not believe that it is reasonably possible that the agreement will be terminated in the near term, as Shenghe would forfeit substantial upfront advance payments made to the Company for that production and forgo future payments as the Company’s distribution agent.

Furthermore, while revenue is generated in the United States, the customer is located in China and may transport and sell products in the Chinese market; therefore, the Company’s gross profit is affected by Shenghe’s ultimate realized prices in China. In addition, there is an ongoing economic conflict between China and the United States that has resulted in tariffs and trade barriers that may negatively affect the Company’s business operations and results.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply-chain disruption, as well as broad-based changes in supply and demand. As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 outbreak on the Company’s business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. The Company had initially delayed some finished product shipments at the onset of the outbreak, however, the Company has not seen a reduction in mining or processing activities or sales due to COVID-19. Certain employee schedules have been adjusted and, in some cases, employee hours have been temporarily reduced without reducing employee pay. There were no impairment indicators or impairments recognized for the year ended December 31, 2019.

Use of Estimates

The Company’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the Company’s financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The more significant areas requiring the use of management estimates and assumptions relate to the recoverability of inventory; the useful lives and recoverability of long-lived assets (such as reserves and cash flows from operating the mine); uncertain tax positions; the valuation allowance of deferred tax assets; and environmental remediation obligations. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from those amounts estimated in these financial statements.

Cash

Cash and cash equivalents consist of all cash balances and highly liquid investments with a maturity of three months or less when purchased.

Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to legal agreement. The Company determines current or non-current classification based on the expected duration of the

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

restriction. The cash is restricted as it is pledged as collateral in connection with surety bonds placed with California state and regional agencies related to closure and reclamation obligations.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management reviews the need for an allowance for doubtful accounts quarterly based on historical experience with each customer and the specifics of each arrangement. At December 31, 2019 and 2018, the Company did not have an allowance for doubtful accounts.

Inventories

Inventory consists of raw materials and supplies, work in process, and finished goods.

Materials and supplies

Materials and supplies consist of raw materials, spare parts, reagent chemicals, and packaging materials and are carried at standard cost, except maintenance and spare parts for which cost is determined using the weighted average cost method.

In-process inventory

In-process inventory primarily consists of stockpiles of mined bastnaesite ore in various stages of the production process. It is carried at the lower of cost or net realizable value. Stockpiled ore tonnages are verified by periodic surveys.

Finished goods

Finished goods inventory primarily consist of packaged bastnaesite concentrate and is carried at the lower of cost or net realizable value. Net realizable value represents the estimated selling price of the product during the ordinary cost of business based on current market conditions.

Inventory cost includes all expenses directly attributable to the manufacturing process, including labor and stripping costs, and an appropriate portion of production overhead based on normal operating capacity.

Management evaluates the carrying amount of inventory on a periodic basis, considering slow-moving items, obsolescence, excess inventory levels, and other factors and recognizes related write-downs in cost of sales.

Revenue Recognition

The Company’s revenue comes from sales of rare earth products produced at the Mine. The Company’s sales are primarily to an affiliate of Shenghe. The Company’s performance obligation is to deliver rare earth products to the agreed delivery point, and the Company recognizes revenue at the point in time control of the products transfers to the customer, which is typically when the rare earth products are loaded at the agreed-upon shipping point. At that point, the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the products, and the customer bears the risk of loss.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

For sales to third parties, the transaction price is agreed to at the time the sale is entered into. For sales entered into with the related party, the transaction price typically is based on an agreed upon price per ton, subject to certain quality adjustments depending on the measured characteristics of the product, with an adjustment for the ultimate market price of the product realized by Shenghe certain other discounts. These adjustments are forms of variable consideration. The Company typically negotiates with and bills an initial price to Shenghe; such prices are then updated based on final adjustments for quality differences and/or actual sales prices realized by Shenghe, adjusted for other discounts. Initial pricing is typically billed upon loading the product and paid within 30 days or less. Final adjustments to prices may take longer to resolve. Revenue is recorded net of taxes collected from customers that are remitted to governmental authorities. Sales to Shenghe under the Offtake Agreement beginning in July 2019 also reflect an adjustment for an implicit discount that results from modifications of the agreement before sales commenced (referred to herein as the “Shenghe implied discount”), and is based on a percentage of Shenghe’s realized gross profit on its own sales to its customers. Sales prior to July 2019 did not include a similar adjustment.

When the final price has not been resolved by the end of the reporting period, the Company estimates the expected sales price based on the initial price, current market pricing and known quality measurements, and further constrains such amounts to an amount that is probable not to result in a significant reversal of previously recognized revenue. When appropriate, the Company applies a portfolio approach in estimating a refund obligation.

The Company has also received significant prepayments from Shenghe, discussed further in Note 3 – Revenue Recognition below. The Company has determined that the prepayment does not have a significant financing component, based on the uncertainty associated with the timing of delivery, and on the relationship of the payment to the other payments required under the contract.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost and depreciated over their useful lives. Expenditures for new property, plant and equipment and improvements that extend the useful life or functionality of the assets are recorded at their cost of acquisition and construction. Depreciation on property, plant and equipment is recognized straight-line over their estimated useful lives. Depletion on mineral rights is recognized on a straight-line basis over the estimated useful life of the mine. Assets under construction include costs directly attributable to the construction or development of long-term assets. These costs may include labor and employee benefits associated with the construction of the asset, site preparation, permitting, engineering, installation and assembly, procurement, insurance, legal, commissioning, and interest on borrowings to finance the construction of the assets. No interest was capitalized in 2019 or 2018. Depreciation is not recorded on the related assets until they are placed in service or are ready for their intended use. Repair and maintenance costs that do not extend the useful life of an asset are expensed as incurred.

Gains and losses arising from the disposal of property, plant and equipment are determined as the difference between the proceeds from disposal and the carrying amount of the asset and are included in other income (expense) in the statements of operations.

Property, plant and equipment primarily relate to the Company’s Mountain Pass facility and open-pit mine in production phase. In addition to the Mine, the facility includes ore and overburden stockpiles, a crusher and mill/flotation plant, mineral recovery and separation plants, tailings processing and storage facilities, on-site evaporation ponds, a combined heat and power plant, water treatment facilities, a Chlor-Alkali plant, as well as

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

laboratory facilities to support research and development activities, offices, warehouses and support infrastructures.

The Company obtained a 97.5% working interest in the mineral properties in exchange for commitments to pay all costs associated with production, and provide a 2.5% royalty payment, including certain minimums, discussed in Note 11—Related Party Transactions. Because the mine had already been in a producing stage, but was idled and in care and maintenance, costs associated with the return to production were capitalized to inventory as incurred. Additionally, costs incurred above the amount required to return the mine to production, including certain overburden mining activities, were expensed as incurred.

Mine Development Costs

Development costs include acquisition costs, drilling costs, and the cost of other development work, all of which are capitalized during the development phase. The mine related to the mineral rights was already in production phase when the rights were acquired, though it had been placed into care and maintenance temporarily; therefore, we have not recognized development costs. Production costs are capitalized into inventory or expensed as incurred.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842): Amendments to the FASB Accounting Standards Codification (“ASC”), which requires an entity to recognize lease assets and lease liabilities on the balance sheet and provide enhanced disclosures. Leases are classified as either finance or operating leases. ASC 842 is effective for entities other than public business entities for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company adopted ASC 842 on April 1, 2017 at inception, and as such, retrospective adoption was not applicable.

The Company determines if an arrangement is, or contains, a lease at the inception date of the contract. In some cases, the Company has determined that its lease arrangements include both lease and non-lease components. The Company has elected an expedient to account for each separate lease component and its associated non-lease components as a single lease component for the majority of its asset classes.

The Company recognizes lease liabilities and right-of-use (“ROU”) assets upon commencement for all leases with a term greater than 12 months. The Company has elected an expedient not to recognize leases with a lease term of 12 months or less on the balance sheet. These short-term leases are expensed on a straight-line basis over the lease term.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at commencement date of the lease based on the present value of lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, the Company utilizes its incremental borrowing rate in determining the present value of the future lease payments. Lease liabilities are accreted each period and reduced for payments. The ROU asset also includes other adjustments, such as for the effects of escalating rents, rent abatements or initial lease costs. The lease term may include periods covered by options to extend or terminate the lease when it is reasonably certain that the Company will exercise a renewal option, or reasonably certain it will not exercise an early termination option. For operating leases, lease expense

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

for minimum lease payments is recognized on a straight-line basis over the expected lease term. For finance leases, the ROU asset depreciates on a straight-line basis over the shorter of the lease term or useful life of the ROU asset and the lease liability accretes interest based on the interest method using the discount rate determined at lease commencement.

The Company has operating leases for corporate offices and equipment as well as finance leases for equipment. Operating lease assets and the related lease liabilities are included within the right-of-use assets—operating leases, operating lease liabilities, and the operating lease liabilities, net of current portion line items in the balance sheet. Finance leases are included within the right-of-use assets—finance leases, finance lease liabilities, and the finance lease liabilities, net of current portion line items in the balance sheet.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. In estimating undiscounted cash flows, assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of undiscounted cash flows from other asset groups. Management’s estimates of undiscounted cash flows are based on numerous assumptions and it is possible that actual cash flows may differ significantly from estimates, as actual produced reserves, prices, commodity-based and other costs, and closure costs are each subject to significant risks and uncertainties. The estimated undiscounted cash flows used to assess recoverability of long-lived assets and to measure the fair value of the Company’s mining operations are derived from current business plans, which are developed using short-term price forecasts reflective of the current price environment and management’s projections for long-term average prices. In addition to short- and long-term price assumptions, other assumptions include estimates of production costs; proven and probable mineral reserves estimates, including the timing and cost to develop and produce the reserves; value beyond proven and probable estimates; estimated future closure costs; and the use of appropriate discount rates.

If the carrying value of the long-lived asset or asset groups is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, based on the approach the Company believes a market participant would use. An impairment loss, if any, is recorded for the excess of the asset’s (or asset group’s) carrying amount over its fair value, as determined by a valuation technique appropriate to the given circumstances. There were no impairment indicators or impairments recognized for the years ended December 31, 2019 and 2018.

Asset Retirement Obligations

The Company recognizes asset retirement obligations for estimated costs of legally and contractually required closure, dismantlement, and reclamation activities associated with the Mountain Pass facility and the Mine. Asset retirement obligations are initially recognized at their estimated fair value in the period in which the obligation is incurred. Fair value is based on the expected timing of reclamation activities, cash flows to perform activities, amount and uncertainty associated with the cash flows, including adjustments for a market risk premium, and discounted using a credit-adjusted risk-free rate. The liability is accreted over time through periodic charges to earnings and reduced as reclamation activities occur; differences between estimated and actual amounts are recognized as an adjustment to operating expense. Subsequent increments in expected undiscounted cash flows are measured at their discounted values using updated estimates of the Company’s credit-adjusted risk-free rate applied to the increment only. Subsequent decrements are reduced based on the weighted average discount rate

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

associated with the obligation. As of December 31, 2019, the credit-adjusted risk-free rate ranges between 7.1% and 8.2% depending on the timing of expected settlement and when the layer or increment was recognized.

Associated asset retirement costs, including the effect of increments and decrements, are recognized as adjustments to the related asset’s carrying value and depreciated over its remaining useful life.

Environmental Obligations

The Company has assumed certain environmental remediation obligations that primarily relate to groundwater monitoring activities. Estimated remediation costs are accrued based on management’s best estimate at the end of each period of the costs expected to be incurred at a site to settle the obligation when those amounts are probable and estimable. Such cost estimates may include ongoing care, maintenance and monitoring costs associated with remediation activities. Changes in remediation estimates are reflected in earnings in the period an estimate is revised.

Remediation costs included in environmental remediation obligations are discounted to their present value as cash flows when payments are readily estimable, and are discounted using a risk-free rate, which the Company derives from U.S. Treasury yields. The Company’s discounted obligations relate to ongoing groundwater remediation and monitoring activities.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash, receivables, accounts payable, and accrued liabilities approximate fair values because of the immediate or short-term maturity of these financial instruments. The carrying amounts of the short-term debt approximate their fair value because the interest rates are based on market rates. The fair value of the long-term debt has been calculated below. Refer to Note 14—Fair Value Accounting for further information.

Commitments and Contingencies

The Company has entered into annual right-of-way arrangements with the Bureau of Land Management for water pipelines and utility power lines running to the mine and to access sites used for environmental remediation and monitoring. These right-of-way arrangements have terms that range from 20 to 30 years. Liabilities related to these arrangements are recognized as accrued liabilities.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Income Taxes

The Company accounts for income taxes using the balance sheet method, recognizing certain temporary differences between the financial reporting basis of the liabilities and assets and the related income tax basis for such liabilities and assets. This method generates either a net deferred income tax liability or asset for the Company, as measured by the statutory tax rates in effect. Management derives a deferred income tax charge or benefit by recording the change in either the net deferred income tax liability or asset balance for the year.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Valuation of Deferred Tax Assets

The Company’s deferred income tax assets include certain future tax benefits. Management records a valuation allowance against any portion of those deferred income tax assets when it believes, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax asset will not be realized. In determining the requirement for a valuation allowance, the Company evaluated all available positive and negative evidence.

Certain categories of evidence carry more weight in the analysis than others based upon the extent to which the evidence may be objectively verified. Management looks to the nature and severity of cumulative pretax losses (if any) in the current three-year period ending on the evaluation date, recent pretax losses and/or expectations of future pretax losses. Other factors considered in the determination of the probability of the realization of the deferred tax assets include, but are not limited to:

•	Earnings history;

•	Projected future financial and taxable income based upon existing reserves and long-term estimates of commodity prices;

•	The duration of statutory carry forward periods;

•	Prudent and feasible tax planning strategies readily available that may alter the timing of reversal of the temporary difference;

•	Nature of temporary differences and predictability of reversal patterns of existing temporary differences; and

•	The sensitivity of future forecasted results to commodity prices and other factors.

Concluding that a valuation allowance is not required is difficult when there is significant negative evidence which is objective and verifiable, such as cumulative losses in recent years. However, recent cumulative losses are not solely determinative of the need for a valuation allowance. Management also considers all other available positive and negative evidence in its analysis.

Recently adopted Accounting Pronouncements

Restricted Cash

In November 2016, ASU 2016-18 was issued which requires the statement of cash flows to explain the change in cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts in the statement of cash flows. This update is effective in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 including the changes in restricted cash equivalents in operating activities in the Statements of Cash Flows. Prior period amounts have been revised to conform to the current year presentation.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

NOTE 3 REVENUE RECOGNITION

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606), which sets forth a single standard for revenue recognition and replaces most existing industry-specific guidance. ASC 606 requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 in 2017.

In connection with the acquisition and development of the Mountain Pass facility, the Company entered into a set of commercial arrangements with Shenghe, including the Offtake Agreement, the Technical Services Agreement (“TSA”) and the Distribution and Marketing Agreement (“DMA”) in May 2017. In addition, Leshan Shenghe Rare Earth Co., Ltd., the majority shareholder of Shenghe, acquired MPMO preferred units. See Note 11—Related Party Transactions. In June 2017, the Company modified the Offtake Agreement based on certain additional funding requirements that included a debt-like item the Company repaid in 2018, and an adjustment to the Offtake Agreement. As a result of this modification (as further described below in the Additional Advances section of Note 7—Debt Obligations), Shenghe would be entitled to an additional $30 million recovery of advances (“Additional Advance”), but only $3.5 million of proceeds were allocated to the modification based on a relative fair value allocation, given the uncertainties that existed at the time. Based on the relationship between the deemed proceeds the Company would receive and the contractual amount Shenghe would be entitled to, the modification resulted in an implied discount on the Company’s sales prices to Shenghe under the arrangement. The Shenghe implied discount is only attributable to Shenghe’s gross profit on its subsequent sales of rare earth products to its own customers. That gross profit is a contractually determined amount based on Shenghe’s realized sales price, net of taxes, tariffs, and other adjustments (such as demurrage) compared to the agreed-upon cash cost Shenghe would pay to the Company. The Shenghe implied discount amounted to 36% of that contractually determined gross profit amount.

Prior to reaching commercial operations in July 2019, the Company sold to Shenghe under individual sales agreements that did not include the Shenghe implied discount.

Commercial operations were deemed to have commenced on July 1, 2019. From that date on, the Company would periodically agree a cash sales price with Shenghe for each metric ton of rare earth concentrate delivered by the Company. The Company recognized this amount as revenue upon each sale as well as the amount of deferred revenue from the prepaid advances that Shenghe realized, subject to the Shenghe implied discount.

Deferred Revenue—The Offtake Agreement previously mentioned required Shenghe to advance up to $50 million over time as requested by the Company which constituted prepayments toward the future sale of products exclusively to Shenghe on a take-or-pay basis when the mine reached commercial operations based on the terms of the arrangement, until Shenghe’s advances were fully recouped. In connection with this arrangement, the Company also issued a preferred interest to Shenghe, which was treated as consideration paid to the customer and a reduction to the transaction price of $2.3 million, representing the fair value of the issuance; in addition, the Company obtained certain technical services and the right to access certain intellectual property from Shenghe for 30 years. Those technical services and intellectual property rights were significant to achieving commercial operations and were not treated as a distinct good or service because of their interrelationship with developing the mine.

Under this arrangement, the sales price for the product was based on the actual sales price realized by Shenghe to its own customers, adjusted for certain discounts. Shenghe paid the Company cash for an agreed-upon cost of the

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

products and reduced the deferred revenue from its prepayment based on the final realized market price. As such, when the products were sold, the difference between the Company’s cost and Shenghe’s net sales proceeds, adjusted for discounts, were applied to reduce the outstanding deferred revenue. Although it is not obligated, the Company may also make cash repayments to reduce the deferred revenue balance.

The deferred revenue as of December 31, 2019 and 2018, primarily related to these prepayments, was $35.5 million and $28.5 million, respectively. Of these amounts, $6.6 million and $3.3 million are classified as current at December 31, 2019 and 2018, respectively, based on amounts expected to be realized within the next year. Of the originally agreed-upon $50 million, the Company still had the ability to call on remaining commitments from Shenghe of $11.1 million and $20.3 million at December 31, 2019 and 2018, respectively. The remaining $11.1 million of these advances were received by May 2020.

In 2018, the Company entered into a framework agreement governing the sale of various stockpiled finished products and intermediate rare earth products, including rare earth fluorides (“REF”), that were purchased from the Molycorp Debtors. In this agreement, the Company agreed to use certain gross profits from those sales to Shenghe to repay portions of the Additional Advance. Because those payments did not otherwise change the timing or amount of payments owed under the Additional Advance, the modification did not result in a change to the agreement. However, additional payments beyond the remaining note balance resulted in repayment of prepayments received under the deferred revenue arrangement and were treated as a settlement of a portion of those amounts. Approximately $3.9 million of these amounts were ultimately applied to the Offtake Advances; however, because the Offtake Advances reflect an implicit discount provided to Shenghe as a result of the June 2017 modification, the difference between the payments and the effect on the liability reflecting that discount were charged to settlement expense. The amount recognized in 2018 for the settlement expense for this difference was $1.4 million. Of the total $3.9 million, $0.9 million remained to be paid at December 31, 2018 and 2019 and is classified as a refund liability. The remaining amount was paid in May 2020.

The Company expects to realize the remaining deferred revenue balances within the next five years, though the amount and timing is dependent upon a number of factors, including market prices, production volumes, and production costs.

Refund Liability—In 2018 and the first half of 2019, prior to the Mine reaching commercial operations, the Company entered into individual product sales with the same affiliate of Shenghe based on standardized product quality specifications, against which adjustments would be recognized based on actual quality measurements and settlements agreed between the Company and Shenghe. The product quality was expected to be below the standard and would result in quality adjustments for ultimate repayment of the refund liability. As such, the Company estimated and recognized a refund liability based on expected differences. At December 31, 2018, the estimated refund liability was $1.6 million.

During 2019, the Company negotiated with Shenghe to settle all outstanding quality differences for a total of $2.3 million, including a $0.1 million reduction to the amount previously accrued for 2018 based on initial estimates. The Company paid $0.5 million of the refund obligation during 2019, and $1.8 million remains outstanding at December 31, 2019. In addition, as discussed above, the Company had agreed to repay $0.9 million of Offtake Advances based on gross profits realized in REF sales but had not paid the $0.9 million by December 31, 2019. The remaining amount was paid in May 2020.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

NOTE 4 RESTRICTED CASH

The Company’s restricted cash balances as of December 31, 2019 and 2018, are as follows:

	December 31,
	2019	2018
Restricted cash, current	$24	$65
Restricted cash, non-current	26,791	25,584

Total restricted cash	$26,815	$25,649

The noncurrent restricted cash is related to closure bonding on the Mine and a trust setup with the California Department of Resources Recycling and Recovery (“CalRecycle”), which is the state of California’s recycling and waste management program.

NOTE 5 INVENTORIES

At December 31, 2019 and 2018, the Company’s inventories consisted of the following:

	December 31,
	2019	2018
Materials and supplies(1)	$4,156	$2,456
In-process(2)	15,710	8,760
Finished goods(3)	3,182	2,258

Total inventory	$23,048	$13,474

(1)	Materials and supplies inventory includes raw materials, spare parts, reagent chemicals, and packaging materials used in the production of rare earth products.
(2)	In-process inventory is primarily comprised of stockpiles of mined bastnaesite ore in various stages of the production process that are drawn down based on the demands of our mine production plan.
(3)	Finished goods is primarily comprised of packaged bastnaesite ore that is ready for sale. It also includes remaining stockpiles of other rare earth products acquired with the Mine.

NOTE 6 PROPERTY, PLANT AND EQUIPMENT

The Company capitalized expenditures of $2.8 million and $8.8 million for the years ended December 31, 2019 and 2018, respectively. Most of these expenditures are related to vehicles, machinery, equipment, enterprise resource planning (“ERP”) software, and certain other capital projects at the Mine.

Depletion, depreciation and amortization expense for the periods ended December 31, 2019 and 2018 was $4.7 million and $2.5 million respectively.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

At December 31, 2019 and 2018, the Company’s property, plant and equipment consisted of the following:

	Depreciable Life (in years)	December 31,
		2019	2018
Machinery and equipment	5 - 7	$18,313	$10,333
Buildings	39	3,152	3,142
Land		6,045	6,024
Assets under construction		23,735	33,704
Finance lease		586	60
Mineral rights		2,967	2,967

Property, plant and equipment		54,798	56,230
Accumulated depletion, depreciation and amortization		(7,826)	(3,296)

Property, plant and equipment, net		$46,972	$52,934

Depletion in 2019 and 2018 was not material.

NOTE 7 DEBT OBLIGATIONS

The Company’s current and noncurrent portions of related-party debt at December 31, 2019 and 2018, were:

	December 31,
	2019	2018
Related party debt
Promissory note	$5,563	$5,563
Secured promissory note	13,594	15,500
Less: unamortized debt discount	(1,079)	(166)

Net carrying amount	$18,078	$20,897
Less: current installments of long-term debt to related parties	(4,484)	(5,397)

Long-term debt to related party, net of current portion	$13,594	$15,500

Promissory Note

The Company entered into a 5% callable promissory note with JHL Capital Group Holdings Two LLC; Saratoga Park Ltd.; QVT Family Office Fund LP; QVT Family Office Onshore LP; and Fourth Avenue FF-Series E as the lenders. The initial borrowed amount, $0.2 million, was subsequently increased to a total of $5.6 million as of the date of the latest amendment, June 20, 2019. The principal balance and accrued interest are payable in arrears when called by the lenders. The Company repaid $2.0 million of principal during 2018. No principal repayments were made in 2019. The lenders may call the debt at any time, and there is no penalty for early payment by the Company. This balance is classified as current.

Secured Promissory Note

The Company entered into a $15.5 million, 10% secured promissory note in August 2017 with JHL Capital Group Holdings Two LLC; Saratoga Park Ltd.; QVT Family Office Fund LP; QVT Family Office Onshore LP;

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

and Fourth Avenue FF-Series E. In February 2019, the Company modified the arrangement to add the accrued interest of $2.3 million to the principal balance, and to add $1.9 million to the principal balance, which is treated as a discount, in exchange for the modification. The Company is accreting the discount over the term of the note. The maturity date of the note as of the latest amendment is February 15, 2021. Interest on the promissory note is accrued on the unpaid principal amount of the loans and such interest is payable at the payment of principal amounts. No principal repayments were made in 2018. The Company repaid $3.1 million and $3.0 million of the principal amount in June and July of 2019 respectively. As of December 31, 2019, the carrying amount is approximately $13.6 million. This balance is classified as non-current.

Excluding interest that was added to the principal balance, accruals of interest are included in accrued liabilities and are classified as non-current.

Additional Advance

In June 2017, the Company and Shenghe agreed to an additional arrangement that modified the Offtake Agreement discussed in Note 3—Revenue Recognition. Under this arrangement, Shenghe provided $30 million in a non-interest-bearing loan for up to one year in exchange for a discount on the final sales price realized by Shenghe. After one year, the Company would be charged a stated rate of interest of 10% per year. The stated arrangement was a zero coupon note and the Company expected to pay balances back within one year; however, the Company determined based on the estimated fair values of the debt issuance and revenue contract modification that the relative fair value of the debt arrangement was $26.5 million, and included an implicit debt discount of $3.5 million.

Accretion of that discount resulted in $1.8 million of interest expense in 2018. The amounts were repaid at various times, with final payment in November 2018, which included $0.3 million of interest accrued at the stated 10% rate for the outstanding balance after the interest free-period, for a total of $2.1 million of interest in 2018.

Equipment Notes

The Company has entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery. The current and noncurrent portions of the equipment notes included in current and non-current liabilities at December 31, 2019 and 2018, were:

	December 31, 2019			December 31, 2018
	Current	Non-current	Total	Current	Non-current	Total
Equipment notes	$515	$1,145	$1,660	$390	$1,144	$1,534

The Company’s various equipment notes, which are secured by the purchased equipment, have terms of between 4 to 5 years and interest rates of between 0.0% and 4.5% per annum.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Interest

Interest cost incurred on each instrument from the table above was as follows for the periods ended December 31, 2019 and 2018:

	December 31,
	2019	2018
Secured promissory note	$2,615	$2,550
Promissory note	275	283
Additional advance	—	2,096
Equipment notes	75	67

Total interest	$2,965	$4,996

The interest expense amount disclosed above does not include $0.5 million and $0.4 million in 2019 and 2018 respectively of interest expense associated with the royalty agreement with Secured Natural Resources LLC (SNR). Refer to Note 11—Related Party Transactions for an expanded discussion of these amounts.

Debt Maturities

Scheduled minimum debt repayments are as follows for the year ending December 31, 2019:

Debt maturities, excluding leases
2020	$5,563
2021	13,595
2022	1,049
2023	94
2024	517
Thereafter	—

Total	$20,818

As of December 31, 2019, and 2018, the Company was in compliance with all applicable covenants related to its indebtedness.

NOTE 8 LEASE OBLIGATIONS

The determination of whether an arrangement is, or contains, a lease is performed at the inception of the arrangement. The Company has operating and finance leases for certain office space, vehicles, and equipment to be used in its operations, with lease terms ranging from monthly to 5 years. These leases require monthly lease payments that may be subject to annual increases throughout the lease term. Certain of these leases also include renewal options at the election of the Company to renew or extend the lease for an additional one to three years. These optional periods have not been considered in the determination of the ROU or lease liabilities associated with these leases as management did not consider it reasonably certain it would exercise the options. Short-term leases, which have an initial term of 12 months or less, are not recorded in the balance sheet and expense for these leases is recognized on a straight-line basis over the lease term.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

The Company’s lease agreements do not contain any termination options, material residual value guarantees, material bargain purchase options or material restrictive covenants. The Company does not have any lease transactions with related parties.

Total lease cost includes the following components:

December 31, 2019
Operating lease cost	$218
Finance lease cost
Amortization of ROU assets	159
Interest on lease liabilities	42

201

Variable lease cost	—
Short-term lease cost	913

$1,332

Supplemental cash flow information related to leases includes the following:

December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows related to operating leases	$223
Operating cash flows related to finance leases	42
Financing cash flows related to finance leases	121
Right-of-use assets obtained in exchange for lease obligations
Operating leases	549
Finance leases	671

Information related to lease terms and discount rates is as follows:

Weighted Average Remaining Lease Term
Operating leases	2.9 years
Finance leases	3.0 years
Weighted Average Discount Rate
Operating leases	4.7%
Finance leases	7.7%

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

As of December 31, 2019, the maturities of the Company’s operating and finance lease liabilities were as follows:

	Operating Leases	Finance Leases
2020	$215	$194
2021	192	183
2022	194	101
2023	—	201
2024	—	—
Thereafter	—	—

Total lease payments	601	679
Less: Imputed interest	(36)	(86)

Total	$565	$593

Supplemental disclosure for the balance sheet related to the Company’s operating and finance leases were as follows:

December 31, 2019
Operating Leases:
Right-of-use assets	$571

Operating lease liability—short-term	215
Operating lease liability—long-term	351

Total operating lease liabilities	$566

Finance Leases:
Right of use assets	$586

Finance lease liability—short-term	194
Finance lease liability—long-term	399

Total finance lease liabilities	$593

NOTE 9 ASSET RETIREMENT AND ENVIRONMENTAL OBLIGATIONS

Asset Retirement Obligations

Management estimated asset retirement obligations based on the requirements to reclaim its mine asset and related Mountain Pass Facility. Minor reclamation activities related to discrete portions of our operations are ongoing. As of December 31, 2019, management estimates a significant portion of the cash outflows for the major reclamation and the retirement of the Mountain Pass Facility will be incurred beginning in 2043.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

The following is a summary of asset retirement obligations:

	December 31,
	2019	2018
Balance at beginning of period	$22,566	$21,141
Obligations settled	(80)	(78)
Accretion expense	1,602	1,503
Revisions in estimated cash flows	(122)	—

Balance at end of period	$23,966	$22,566

The balance as of December 31, 2019 and 2018, includes a short-term portion of $0.1 million. The total estimated future undiscounted cash flows required to satisfy the asset retirement obligation were $142.3 million and $131.0 million as of December 31, 2019 and 2018, respectively. The difference is primarily due to the timing of payments and resulting effect of estimated cost increases.

The Company is required to provide the applicable government agencies with financial assurances relating to the closure and reclamation obligations. At December 31, 2019 and 2018, the Company had financial assurance requirements of $38.3 million and $40.2 million, respectively, which were satisfied with surety bonds placed with the California state and regional agencies that are partially secured by restricted cash.

The following is a summary of restricted cash for surety bonds:

	December 31,
	2019	2018
Beginning balance	$25,516	$37,983
Refunds	—	(12,856)
Additions	1,103	389

Balance at end of period	$26,619	$25,516

Environmental Obligations

The Company assumed certain environmental liabilities related to groundwater contamination of the prior operators. The Company engaged an environmental consultant to develop a remediation plan and remediation cost projections based upon that plan. Utilizing the remediation plan developed by the environmental consultant, management developed an estimate of future cash payments for the remediation plan.

As of December 31, 2019, management estimates the cash outflows related to these environmental activities will be incurred annually over the next 28 years. The Company’s environmental liabilities are measured at the expected value of future cash outflows discounted to their present value using a discount rate of 2.93%.

The total estimated aggregate undiscounted cost of $28.6 million and $29.1 million at December 31, 2019 and 2018, respectively, is principally related to water monitoring activities required by state and local agencies. Based on management’s best estimate of the cost and timing and the assumption that payments are considered to

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

be fixed and reliably determinable, the Company has discounted the liability. The balance as of December 31, 2019 and 2018, includes current portions of $0.5 million.

Environmental remediation costs
2020	$475
2021	489
2022	504
2023	520
2024	536
Thereafter	26,119

Total	28,643

Effect of discounting	(11,578)

Total environmental remediation liability at December 31, 2019	$17,065

NOTE 10 INCOME TAXES

Income Taxes

Income tax expense consists of the following:

	December 31,
	2019	2018
Current:
Federal	$—	$—
State	1	1

Total current	1	1

Deferred:
Federal	—	—
State	—	—

Total deferred	—	—

Total tax expense	$1	$1

Loss before income taxes and equity earnings, by tax jurisdiction, were as follows for the years ended December 31, 2019 and 2018:

	Year Ended December 31,
	2019	2018
United States	$6,754	$13,465

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Tax Rate Reconciliation

Income taxes differ from the amounts computed by applying the U.S. federal income tax rate of 21% to pretax income as a result of the following:

	December 31,
	2019	2018
Computed income tax expense at the statutory rate	$(1,419)	$(2,828)
Changes resulting from:
State and local income taxes, net of federal income tax benefit	(459)	(1,053)
Effect on permanent differences	35	(343)
Valuation Allowance	1,720	4,225
Other	124	—

Income tax expense	$1	$1

Significant Components of Deferred Taxes

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities at December 31, 2019 and 2018 are presented below:

	Years ended December 31,
	2019	2018
Deferred income tax assets:
Asset retirement obligation /environmental liability	$11,359	$10,957
Other deferred tax assets	386	135
Net operating losses	3,335	2,142
Interest expense carryforward	1,020	402
Inventory	1,286	685
Deferred revenue	1,274	1,369
Royalty liability	1,105	1,001
Refund liability	769	723
Organization costs	1,143	1,234

Total deferred tax assets	21,677	18,648

Valuation Allowance	(11,702)	(9,982)

Deferred income tax liabilities:
Property, plant and equipment	(8,644)	(7,442)
Prepaid expenses	(204)	(254)
Inventory capitalization	(61)	(117)
Mineral rights	(742)	(774)
Other	(324)	(79)

Total deferred tax liabilities	(9,975)	(8,666)

Net deferred tax asset	$—	$—

At December 31, 2019 and 2018, the Company had net operating loss carryforwards for federal income tax purposes of $10.7 million and $7.2 million, respectively. Of the carryforward amount $7.2 million can be used to

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

offset taxable income and reduce income taxes payable in future periods until its expiration in 2027, and the remaining balance of $3.5 million can be carried forward indefinitely. At this time, management does not consider it more likely than not that the Company will have sufficient taxable income in the future that will allow the Company to realize these deferred tax assets; as a result, a valuation allowance has been established for the years ended December 31, 2019 and 2018.

Management has evaluated the Company’s tax positions for the year ended December 31, 2019 and 2018 and determined that there are no uncertain tax positions requiring financial statement recognition. The tax years from 2017 onward remain open to examination by the taxing jurisdictions to which the Company is subject.

Mining taxes in California represent state and provincial taxes levied on mining operations and are classified as income taxes as such taxes are based on a percentage of mining profits.

NOTE 11 RELATED PARTY TRANSACTIONS

Except as noted elsewhere in the financial statements, related party transactions are disclosed as follows:

Royalty Agreement

In April 2017, the Company entered into a lease and license agreement for mining the mineral rights of Secure Natural Resources LLC (“SNR”) for the rare earth minerals contained in the Mine. SNR and the Company have shareholders common to both entities; however, they are not partners in business nor do they hold any other joint interest. SNR has the right to terminate the agreement if the Company does not expend the following amounts in connection with the reopening and resumption of operations of the Mountain Pass facility: $20 million, $35 million, and $50 million before the respective 12-month, 24-month, and 36-month anniversary of the purchase of the Mountain Pass facility, which occurred in July 2017.

This agreement subjects the Company to pay royalties to SNR based on 2.5% on mining proceeds, subject to certain minimums. The Company is committed to pay minimum non-refundable royalties of $0.5 million for each remaining year of the 30-year arrangement. The present value of the minimum royalty payments was recognized as an acquisition cost of the mineral interest. Refer to Note 6—Property, Plant and Equipment. Remaining payments on the minimum royalty are reflected as an obligation on a discounted basis, with interest imputed at a rate of 12.7%.

Excluding payment of these minimums (which are treated as a reduction to the obligation), royalty expense was $1.9 million and $1.0 million for the years ended December 31, 2019 and 2018, respectively. During 2019 and 2018 the Company paid out approximately $1.2 million and $0.6 million, respectively.

Indebtedness

The Company’s related-party debt is described in Note 7—Debt Obligations.

Purchases

The Company purchased reagent products used in the milling process. Total purchases in the twelve months ended December 31, 2019 and 2018 totaled approximately $3.2 million and $3.1 million, respectively, from standard purchase orders to Shenghe.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Sales

The Company and Shenghe entered into separate product sales agreements in which Shenghe will purchase certain existing stockpile inventory and all newly produced material at specified prices. Sales from these agreements were approximately $73.0 million and $67.0 million for the periods ended December 31, 2019 and 2018, respectively, and are discussed in more detail in Note 3—Revenue Recognition, including amounts recognized as Deferred revenue and Refund liabilities.

Cost of Sales

The Company and Shenghe entered into separate product sales agreements in which Shenghe will purchase certain existing stockpile inventory and all newly produced material at specified prices. Cost of Sales related to these agreements were approximately $53.1 million and $50.7 million for the periods ended December 31, 2019 and 2018, respectively.

Accounts Receivable

All accounts receivable as of December 31, 2019 and 2018, as stated on the balance sheet, are receivable from related parties due to the Company’s sales agreements with Shenghe which requires Shenghe to purchase certain existing stockpile inventory and all newly produced material at specified prices.

Marketing Agreement

In May 2017, the Company entered into a distribution and marketing agreement with Shenghe for the purpose of appointing Shenghe as the Company’s exclusive, authorized marketing agent and distributor for products during the term of the agreement. The agreement commences after the advanced payments from the Offtake Agreement have been fully repaid and ends on the effective date of termination of the Technical Services Agreement. In return, Shenghe shall receive 35% of the net profits from sales of products. This agreement, and related profit interest, was terminated as part of the modification of the Offtake Agreement in June 2020. See Note 18—Subsequent Events for additional information regarding the modification of the Offtake Agreement.

Services Reimbursed

The Company reimbursed JHL Capital Group Holdings (“JHL”) for travel-related expenses during 2019 and 2018 in the amounts of $0.2 million and $0.1 million, respectively.

Accrued Liabilities

The Company has accrued liabilities owed to JHL and SNR in the amount of $0.1 million for travel related expenses and less than $0.1 million for patent maintenance fees and property taxes, respectively as of December 31, 2019. Additionally, the Company has accrued liabilities owed to JHL in the amount of $0.1 million for travel related expenses as of December 31, 2018.

Accrued liabilities also include $0.3 million of accrued interest owed to Shenghe related to the Additional Advance, as discussed in Note 7—Debt Obligations. The accrued interest was ultimately paid to Shenghe in June 2020.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Accounts payable

The Company has accounts payable to SNR and Shenghe in the amount of $0.5 million and $1.5 million respectively as of December 31, 2019 and accounts payable to Shenghe in the amount of $0.5 million as of December 31, 2018. There are no accounts payable to SNR as of December 31, 2018.

NOTE 12 COMMITMENTS AND CONTINGENT LIABILITIES

Estimated losses from contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the contingency and estimated range of loss, if determinable, is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Pending or threatened litigation—In the ordinary course of business, the Company becomes party to lawsuits, administrative proceedings and government investigations, including environmental, regulatory, and other matters. Large, and sometimes unspecified, damages or penalties may be sought in some matters, and certain matters may require years to resolve.

On January 14, 2019, a former employee filed a complaint with the California Labor & Workforce Development Agency alleging numerous violations of the California labor law. The Company strongly disagrees with the accusations, has retained counsel, and is vigorously defending the matter. Although management does not believe that a loss is probable, it is reasonably possible that it may incur a material loss on this matter. There is no reasonable estimate of the range of the potential loss.

Contractual obligations—The Company entered into contractual commitments with Las Vegas Paving for the overburden stripping of the Mine. Future payments for work commitments related to the contract at December 31, 2018, were $19.8 million. The remaining commitment was $5.8 million as of December 31, 2019.

Right-of-way agreements—The Company has been issued certain right-of-way grants by the U.S. Department of the Interior for purposes of installing water pipelines, groundwater monitoring wells, and access roads on public lands located in San Bernardino County, CA. The accrual for right of way agreements is included within the Accrued liabilities line item within the Company’s balance sheet with the corresponding expense in SG&A expenses on the income statement. The Company accrued and expensed $0.1 million and $0.1 million related to right of way agreements in 2019 and 2018 respectively.

NOTE 13 STOCKHOLDERS’ EQUITY

Common Units

Issued and outstanding capital stock includes 1,000 common units with no par value. The number of common units authorized for issuance is not limited, and the Company may issue additional common units in the future. Holders of common units are entitled to one vote per unit, and upon liquidation or dissolution, are entitled to receive all assets available for distribution to stockholders after distributions are made to holders of preferred units, as discussed in the section on preferred units below. The holders have no preemptive or other subscription rights, and there are no redemption or sinking fund provisions with respect to such units. Common units are subordinate to preferred units with respect to dividend rights. The Company did not make any dividend payouts as of December 31, 2019 and 2018.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

Preferred Units

Outstanding capital stock includes 110.98 preferred units with no par value held by Leshan Shenghe. The number of preferred units authorized for issuance is not limited, and the Company may issue additional preferred units in the future. In the case of an event such as a sale, dissolution, winding up, or liquidation of the Company, the holders of these preferred units are entitled to receive the greater of the aggregate amount of capital contributions made with respect to each unit (less the aggregate amount distributed by the Company with respect to each unit) and the amount the holders of these units would have received (determined on a converted basis) of the amount payable to all common stockholders. The Company’s preferred units have no voting rights. Each preferred unit shall be convertible at the option of the holder into a common unit on a one-for-one basis at any time. However, ownership by Leshan Shenghe is limited to 9.99% of the issued and outstanding common units.

NOTE 14 FAIR VALUE ACCOUNTING

Guidance on fair value measurement for accounting purposes establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2

Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in active markets.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, short-term debt and accrued liabilities approximate fair values because of the immediate or short-term maturity of these financial instruments. Consequently, such financial instruments are not included in the following tables that set forth the Company’s other assets and liabilities (Cash and cash equivalents, Restricted cash, Secured promissory notes and equipment notes) measured at fair value on a recurring basis (at least annually) by level within the fair value hierarchy. The assets and liabilities disclosed in the tables below are presented in the Company’s balance sheet at their carrying value.

As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at December 31, 2019
	Carrying Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$2,757	$2,757	$—	$—
Restricted cash	26,815	26,815	—	—

Total	$29,572	$29,572	$—	$—

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

The Company’s cash and cash equivalents and restricted cash are classified within Level 1 of the fair value hierarchy. The carrying amounts reported in the balance sheet approximate the fair value of cash and cash equivalents and restricted cash due to the short-term nature of these assets.

	Fair Value at December 31, 2019
	Carrying Amount	Level 1	Level 2	Level 3
Liabilities:
Secured promissory note (Level 2)	$13,594	$—	$14,107	$—
Equipment notes (Level 2)	1,660	—	1,646	—

Total	$15,254	$—	$15,753	$—

The Company’s secured promissory note and equipment notes are classified within Level 2 of the fair value hierarchy because there are inputs that are directly observable for substantially the full term of the liability. Model-based valuation techniques for which all significant inputs are observable in active markets were used to calculate the fair values of liabilities classified within Level 2 of the fair value hierarchy as of December 31, 2019 and 2018.

NOTE 15 NET LOSS PER UNIT

Basic and diluted net loss per unit attributable to common stockholders of the Company was calculated as follows:

	For the Year Ended December 31,
	2019	2018
Numerator:
Net Loss	$6,755	$13,466

Denominator:
Weighted average, basic and diluted, units outstanding	1,000	1,000

Loss per unit, basic and diluted, attributable to common stockholders	$6,755	$13,466

The Company computes basic loss per unit by dividing loss attributable to common stockholders by the weighted-average number of common units outstanding for the period.

The Company excluded the effects of dilutive preferred units from the computation of diluted net loss per unit as the effect would be to reduce the net loss per unit. Therefore, the weighted average number of common units outstanding used to calculate both basic and diluted net loss per unit attributable to common stockholders of the Company is the same. The Company excluded the following potential common units, presented based on amounts outstanding at each period end, from the computation of diluted net loss per unit attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	For the Year Ended December 31,
	2019	2018
Convertible preferred units (as converted to common units)	110.98	110.98

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

NOTE 16 SUPPLEMENTAL CASH FLOW INFORMATION

Non-cash investing and financing activities and other supplemental cash flow information are as follows:

	For the Year Ended December 31,
	2019	2018
Supplemental cash flow information:
Cash paid for interest	$926	$113
Property, plant and equipment acquired with seller-financed equipment notes	$569	$753

NOTE 17 OTHER INCOME, NET

	For the Year Ended December 31,
	2019	2018
Gain on sale of equipment	$3,785	$1,874
Interest	461	404
Advertising	14	(4)
Scrap metals and other materials	5	13
Legal, settlement and other fines	12	(69)
Other	1	(1,379)

	$4,278	$839

NOTE 18 SUBSEQUENT EVENTS

We evaluated subsequent events through July 10, 2020, the date the financial statements were available to be issued.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China, where the Company’s ultimate customers are located. The outbreak of COVID-19 has grown both in the United States and globally, and related government and private sector responsive actions have adversely affected the global economy. In December 2019, a series of emergency quarantine measures taken by the PRC government disrupted domestic business activities in the PRC during the weeks after the initial outbreak of COVID-19 . Since that time, an increasing number of countries, including the United States, have imposed restrictions on travel to and from the PRC and elsewhere, as well as general movement restrictions, business closures and other measures imposed to slow the spread of COVID-19. The situation continues to develop rapidly, however, and it is impossible to predict the effect and ultimate impact of the COVID-19 outbreak on the Company’s business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. We had initially delayed some shipments at the onset of the outbreak due to overseas port closures, however, we have not experienced a reduction in mining activities, sales or shipments due to COVID-19, though we may in the future, for example, as a result of the reduced consumption of products made with rare earth products by end users, such as participants in the automotive industry supply chain.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(dollars in thousands, except per unit and production amounts)

In March 2020, the Company amended its agreement with Las Vegas Paving and entered into a substantially new agreement for the overburden stripping of the Mine. The contractual obligation related to this agreement is $9.1 million with a payment schedule through September 2020.

In May 2020, the Company and Shenghe entered into a Framework Agreement that significantly restructured the parties’ relationships and resulted in substantially reducing Shenghe’s economic interests and operational involvement in the Company. As part of the Framework Agreement, Shenghe agreed to a firm funding date for the remaining portion of the $50 million Initial Prepayment Amount from its Offtake Agreement (which amount was fully funded on May 13, 2020), and also agreed to fund an additional $35.5 million to the Company as advance payments for product (which amount was fully funded on June 5, 2020). As required by the Framework Agreement, the Company and Shenghe amended and restated the original Offtake Agreement to account for the repayment of these advances. The Amended and Restated Offtake Agreement became effective on June 5, 2020, the date Shenghe completed funding of all amounts required under the Framework Agreement.

As also required by the Framework Agreement, Shenghe was issued a warrant by the Company that may be exercised to acquire an additional 89.88 convertible Preferred Units, representing (on an as-converted basis) an additional 7.485% interest in the fully diluted equity of the Company. As provided in the Framework Agreement, the Distribution and Marketing Agreement and the Technical Services Agreement terminated upon the date Shenghe completed funding, except that, under the express terms of the Framework Agreement, any know-how, rights and licenses that may have been granted to the Company to use Shenghe intellectual property (if any) survive the termination of the Technical Services Agreement and continue to remain in effect. The termination of the Distribution and Marketing Agreement extinguished Shenghe’s right to a 35% profit interest in future sales of the Company’s product, which would have applied after repayment of all of Shenghe’s prepayments for product under the original Offtake Agreement. Shenghe will continue to serve as a distribution agent during the term of the Amended and Restated Offtake Agreement in exchange for a fixed upfront discount off of market price recognized as a reduction to the advances, and subject to certain adjustments. Like the original Offtake Agreement, the modified agreement expires after repayment of all of Shenghe’s prepaid advances for product. In addition, the modification includes additional cash payment requirements on an annual basis based on the Company’s net income to the extent the advances have not been refunded. The Company is still evaluating the effects of this modification.

MP MINE OPERATIONS LLC

CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2020	2019
	(in thousands, except per unit amounts and units)
Assets
Current Assets:
Cash and cash equivalents	$30,244	$2,757
Trade accounts receivable from related party	3,574	370
Inventories (Note 4)	31,040	23,048
Prepaid expenses and other current assets (Note 5)	8,810	1,234

Total current assets	73,668	27,409

Non-current Assets:
Restricted cash (Note 3)	25,405	26,791
Net property, plant, and equipment (Note 6)	57,325	46,972
Other non-current assets	789	622

Total non-current assets	83,519	74,385

Total assets	157,187	101,794

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued liabilities	16,700	12,029
Accounts payable and accrued liabilities - related parties	2,154	2,146
Deferred revenue—related parties	—	6,609
Current installments of long-term debt—third party (Note 7)	2,056	—
Current installments of long-term debt—related parties (Note 7)	38,248	4,484
Finance lease liabilities	2,011	194
Other current liabilities	4,179	2,623
Other current liabilities - related parties	484	3,230

Total current liabilities	65,832	31,315

Non-current Liabilities:
Asset retirement obligation	25,157	23,894
Environmental obligation	16,604	16,628
Deferred revenue—related parties, net of current portion	—	28,934
Long-term debt—third party, net of current portion (Note 7)	1,308	—
Long-term debt—related parties, net of current portion (Note 7)	52,649	13,594
Finance lease liabilities, net of current portion	473	399
Other non-current liabilities	5,280	5,052

Total non-current liabilities	101,471	88,501

Total liabilities	167,303	119,816

Commitments and contingencies (Note 10)

Stockholders’ Equity (Note 12):
Common Units, $0.00 par value (unlimited authorized, 1,000 issued and outstanding at September 30, 2020 and December 31, 2019)	20,500	20,500
Preferred Units, $0.00 par value (unlimited authorized, 110.98 issued and outstanding at September 30, 2020 and December 31, 2019)	2,275	2,275
Preferred Warrants $0.01 exercise price (89.88 units issued at September 30, 2020; 0.00 units issued at December 31, 2019)	53,846	—
Accumulated deficit	(86,737)	(40,797)

Total stockholders’ deficit	(10,116)	(18,022)

Total liabilities and stockholders’ deficit	$157,187	$101,794

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine months ended September 30,
	2020	2019
(In thousands, except per unit amounts)
Product sales (including sales to related parties, see Note 9)	$92,132	$52,363

Operating costs and expenses:
Cost of sales (including cost of sales to related parties, see Note 8)(1)	(44,957)	(45,033)
Royalty expense paid to related party (Note 9)	(1,908)	(1,085)
General and administrative expenses	(14,573)	(10,167)
Depreciation, depletion and amortization (Note 6)	(4,832)	(3,735)
Accretion of asset retirement obligation and environmental remediation obligation	(1,691)	(1,577)
One-time settlement charge	(66,615)	—

Total operating expenses	(134,576)	(61,597)

Operating loss	(42,444)	(9,234)

Other income, net (Note 16)	298	4,114
Interest expense	(3,582)	(2,671)

Loss before income taxes	(45,728)	(7,791)

Income tax expense	(211)	(1)

Net Loss	$(45,939)	$(7,792)

Net loss per common unit, basic and diluted (Note 14)	$(45,939)	$(7,792)

(1)	Excludes depletion, depreciation and amortization

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

	Preferred Units		Common Units		Preferred Warrants	Accumulated Deficit	Total Stockholders’ Deficit
Nine Months ended September 30, 2020	Units	Amount	Units	Amount
	(in thousands, except units)
Balance at December 31, 2019	110.98	$2,275	1,000	$20,500	$—	$(40,798)	$(18,023)

Issuance of Warrant	—	—	—	—	53,846		53,846
Net loss	—	—	—	—	—	(45,939)	(45,939)

Balance at September 30, 2020	110.98	$2,275	1,000	$20,500	$53,846	$(86,737)	$(10,116)

	Preferred Units		Common Units		Preferred Warrants	Accumulated Deficit	Total Stockholders’ Deficit
Nine Months ended September 30, 2019	Units	Amount	Units	Amount
	(in thousands, except units)
Balance at December 31, 2018	110.98	$2,275	1,000	$20,500	$—	$(34,042)	$(11,267)
Net loss	—	—	—	—	—	(7,792)	(7,792)

Balance at September 30, 2019	110.98	$2,275	1,000	$20,500	$—	$(41,834)	$(19,059)

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019
	(in thousands)
Operating activities:
Net Loss	$(45,939)	$(7,792)
Adjustments:
Depletion, depreciation and amortization	4,832	3,735
Accrued interest expense	1,716	1,909
Accretion of asset retirement obligation	1,316	1,202
Accretion of environmental obligation	375	374
Gain on sale or disposal of long-lived assets	—	(2,974)
Accretion of debt discount	1,866	762
Noncash one-time settlement charge	66,615	—
Revenue recognized in exchange for debt principal reduction (Note 2 and 15)	(14,741)	—

Decrease (increase) in operating assets
Trade accounts receivable from related party	(3,204)	(2,104)
Inventory	(7,992)	(952)
Prepaid expenses, other current and non-current assets	(1,204)	(382)
Increase (decrease) in operating liabilities
Accounts payable and accrued liabilities	(2,874)	3,206
Refund liability to related party	(2,746)	662
Deferred revenue from related party	1,933	3,933
Other current and non-current liabilities	(271)	(4,080)
Deferred income taxes	—	—

Net cash used in operating activities	(318)	(2,501)

Investing activities:
Purchase of property, plant, and equipment	(9,695)	(2,388)
Proceeds from disposal of property, plant, and equipment	—	8,628

Net cash provided by (used in) investing activities	(9,695)	6,240

Financing activities:
Issuance of debt	3,364	3,004
Proceeds from modification of Offtake Agreement (Note 11)	35,450	—
Principal payments on financing obligations	(1,049)	(6,938)
Payment of underwriting and transaction costs	(1,579)	—

Net cash provided by (used in) financing activities	36,186	(3,934)

Net change in cash, cash equivalents and restricted cash	26,173	(195)
Cash, cash equivalents and restricted cash beginning balance	29,572	28,481

Cash, cash equivalents and restricted cash ending balance	$55,745	28,286

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	30,244	1,686
Restricted cash current	96	24
Restricted cash non-current	25,405	26,576

Total cash, cash equivalents and restricted cash	$55,745	28,286

The accompanying notes are an integral part of these financial statements.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

NOTE 1 BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

MP Mine Operations LLC (the “Company”) is a Delaware limited liability company that was formed in April 2017 and is headquartered in Las Vegas, Nevada. The Company is the owner and operator of a working interest in a rare earth mine (the “Mine”) and processing facility (“Facility”) located in Mountain Pass (San Bernardino County), California. This is the only operating rare earths mine in the United States. The Company acquired certain of its assets, along with its inventory, from Paul E. Harner, as Chapter 11 Trustee for Molycorp Minerals, LLC (“Molycorp”, or the “Trustee”) and the Other Debtors (the “Debtors”) under the Asset Purchase Agreement dated June 19, 2017 (the “Acquisition”). The Company has since resumed mining and restored the Mine and beneficiation facilities to commercial operations, and is working to restore the remainder of the Facility for use in processing separated rare earth products. Commercial operations are deemed to have commenced based on terms in the Offtake Agreement, further described below, primarily based on when mineral recoveries reached their expected production level. The Mine achieved commercial operations in July 2019.

On May 22, 2017, the Company entered into a series of agreements with Shenghe Resources (Singapore) International Trading PTE. LTD. (“Shenghe”) to fund the Company’s operations, identify operational efficiencies, and sell products to Shenghe and third parties. Shenghe is an affiliate of Shenghe Resources Holding Co. Ltd., a global leader in rare earth minerals mining and distribution and a publicly traded company on the Shanghai Stock Exchange. Shenghe has significant knowledge of the mining, processing, marketing and distribution of rare earth products, as well as access to customers in the Chinese market for these products. As part of these arrangements, Shenghe (and its controlled affiliates) became both the principal customer and a related party of the Company when Leshan Shenghe Rare Earth Company, Ltd. (“Leshan Shenghe”), Shenghe’s majority shareholder, obtained a 9.99% non-voting preferred interest in the Company. See Note 9—Related-Party Transactions for additional information regarding the relationship between the Company and Shenghe. On July 15, 2020, MP Materials announced a definitive agreement to merge with Fortress Value Acquisition Corp. (NYSE: FVAC), a special purpose acquisition company sponsored by an affiliate of Fortress Investment Group LLC (“Fortress”). Upon completion of the transaction, the combined company will be named MP Materials Corp. and will remain NYSE-listed under the new ticker symbol “MP”. The transaction includes a $200 million fully committed common stock Private Investment in Public Entity (“PIPE”) at $10.00 per share. The transaction is expected to close in the fourth quarter of 2020. Currently, the Company’s outstanding common units are held by JHL Capital Group Two, LLC, Saratoga Park Ltd., QVT Family Office Onshore LP, and Fourth Avenue FF Opportunities LP—Series E. The Company acquired the Mine and other assets in 2017 and agreed to pay for all costs associated with production of the mine and a 2.5% royalty payment to Secure Natural Resources LLC (“SNR”). See Note 6—Property, Plant, and Equipment and Note 9—Related-Party Transactions for additional information regarding the acquisition of the Mine and royalty payment.

The Company operates as a single operating segment. All property, plant and equipment are physically located within the United States.

The cash flows and profitability of the Company’s operations are significantly affected by the market price of rare earth products. The prices of rare earth products are affected by numerous factors beyond the Company’s control. The products of the Company are sold globally, with a primary focus in the Asia market due to the refining capabilities of the region. Rare earth products are critical inputs in hundreds of existing and emerging clean-tech applications including electric vehicles and wind turbines, as well as drones and defense applications.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying statements should be read in conjunction with the audited financial statements for the year ended December 31, 2019. In the opinion of management, all adjustments (which are of a normal, recurring nature) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for any other period including the full year ending December 31, 2020.

Concentration of Risk

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply-chain disruption, as well as broad-based changes in supply and demand. The Company had initially delayed some finished product shipments at the onset of the outbreak; however, the Company has not seen any reduction in mining or processing activities or sales due to COVID-19. Certain employee schedules have been adjusted and, in some cases, employee hours have been temporarily reduced without reducing employee pay. There were no impairment indicators or impairments recognized for the nine months ended September 30, 2020.

As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 outbreak on the Company’s business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

Significant Accounting Policies

The significant accounting policies and estimates used in the preparation of the accompanying condensed financial statements are described further in the Company’s audited financial statements for the year ended December 31, 2019.

Revenue Recognition

The Company’s revenue comes from sales of rare earth products produced at the Mine. The Company’s sales are primarily to an affiliate of Shenghe. The Company’s performance obligation is to deliver rare earth products to the agreed delivery point, and the Company recognizes revenue at the point in time control of the products transfers to the customer, which is typically when the rare earth products are loaded at the agreed-upon shipping point. At that point, the customer has the ability to direct the use of and obtain substantially all of the remaining benefits from the products, and the customer bears the risk of loss.

For sales to third parties, the transaction price is agreed to at the time the sale is entered into. For sales entered into with the related party, the transaction price typically is based on an agreed upon price per ton, subject to certain quality adjustments depending on the measured characteristics of the product, with an adjustment for the ultimate market price of the product realized by Shenghe and certain other discounts. These ultimate market prices are forms of variable consideration. The Company typically negotiates with and bills an initial price to Shenghe; such prices are then updated based on final adjustments for quality differences and/or actual sales

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

prices realized by Shenghe. Initial pricing is typically billed upon loading the product and paid within 30 days or less. Final adjustments to prices may take longer to resolve. Sales to Shenghe under the Offtake Agreement beginning in July 2019, including the period from January 2020 to early June 2020, also reflect an adjustment for an implicit discount that results from modifications of the agreement before sales commenced (referred to herein as the “Shenghe implied discount”), and is based on a percentage of Shenghe’s realized gross profit on its own sales to its customers. Sales prior to July 2019, including for the nine-month period ending September 30, 2019, do not include a similar adjustment. In June 2020, the Company renegotiated the terms of the Offtake Agreement, discussed more fully in Note 2 and Note 7. As a result of this modification, except for updates to estimates of variable consideration related to performance obligations satisfied prior to the June 2020 modification, revenue recognized under the Offtake Agreement after that June 2020 modification no longer includes an implicit discount.

When the final price has not been resolved by the end of the reporting period, the Company estimates the expected sales price based on the initial price, current market pricing and known quality measurements, and further constrains such amounts to an amount that is probable not to result in a significant reversal of previously recognized revenue. When appropriate, the Company applies a portfolio approach in estimating a refund obligation.

Prior to the June 5, 2020 modification of the arrangement, the Company had also received significant prepayments from Shenghe, discussed further in Note 2—Revenue Recognition below. The Company determined that the prepayment did not have a significant financing component, based on the uncertainty associated with the timing of delivery, and on the relationship of the payment to the other payments required under the contract.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 2 REVENUE RECOGNITION

In connection with the acquisition and development of the Mountain Pass facility, the Company entered into a set of commercial arrangements with Shenghe, including the Offtake Agreement, the Technical Services Agreement (“TSA”) and the Distribution and Marketing Agreement (“DMA”) in May 2017. In June 2017, the Company modified the Offtake Agreement based on certain additional funding requirements that included a debt instrument the Company repaid in 2018, and an adjustment to the Offtake Agreement. As a result of this modification (as further described below in the Amended Offtake Agreement section of Note 7—Debt Obligations), Shenghe would be entitled to an additional $30 million recovery of advances, but only $3.5 million of proceeds were allocated to the modification based on a relative fair value allocation, given the uncertainties that existed at the time. Based on the relationship between the deemed proceeds the Company would receive and the contractual amount Shenghe would be entitled to, the modification resulted in an implied discount on the Company’s sales prices to Shenghe under the arrangement. The Shenghe implied discount is only attributable to Shenghe’s gross profit on its subsequent sales of rare earth products to its own customers. That gross profit is a contractually determined amount based on Shenghe’s realized sales price, net of taxes, tariffs, and other adjustments (such as demurrage) compared to the agreed-upon cash cost Shenghe would pay to the Company. The Shenghe implied discount amounted to 36% of that contractually determined gross profit amount.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Prior to reaching commercial operations in July 2019, the Company sold to Shenghe under individual sales agreements that did not include the Shenghe implied discount.

Commercial operations were deemed to have commenced on July 1, 2019. From that date, until the modification of the Offtake Agreement on June 5, 2020, the Company would periodically agree to a cash sales price with Shenghe for each metric ton of rare earth concentrate delivered by the Company. The Company recognized this amount as revenue upon each sale as well as the amount of deferred revenue from the prepaid advances that Shenghe realized, subject to the Shenghe implied discount.

On June 5, 2020, the Company modified the Offtake Agreement. Under the modified arrangement, the Company continues to sell to Shenghe on a take-or-pay basis; however, pricing is based on Shenghe’s realized prices, excluding taxes, duties and tariffs, and less a fixed monthly contractual adjustment. A portion of the sales price is in the form of debt forgiveness, with the remainder paid in cash. Refer to Note 7—Debt Obligations for the other effects of this modification.

Deferred Revenue—The Offtake Agreement previously discussed required Shenghe to advance up to $50 million over time as requested by the Company, which constituted prepayments toward the future sale of products exclusively to Shenghe on a take-or-pay basis when the mine reached commercial operations, based on the terms of the arrangement until Shenghe’s advances were fully recouped.

The deferred revenue as of December 31, 2019, primarily related to these prepayments, was $35.5 million. Of this amount, $6.6 million is classified as current at December 31, 2019, based on amounts expected to be realized within the next year. Of the originally agreed-upon $50 million, the Company still had the ability to call on remaining commitments from Shenghe of $11.1 million at December 31, 2019. The remaining amount of these advances was received by May 2020.

In May 2020, the Chinese government suspended certain tariffs that had been charged to Shenghe on product sales, which affected the sales price the Company realized. In addition, Shenghe began negotiating for certain tariff rebates from prior sales, which affect the Company’s realized prices on prior sales and, as a result, the Shenghe implied discount on our prior sales. The Company realized $1.4 million of revenue related to these tariff rebates received in May 2020, which include amounts related to prior periods.

On June 5, 2020, the Company modified the arrangement with Shenghe, as discussed in Note 7—Debt Obligations. As a result of this modification, the remaining deferred revenue was exchanged for a debt obligation and warrant, along with other proceeds.

Subsequent to the modification, in the period ended September 2020, the Company recognized $9.3 million of revenue, primarily related to additional tariff credits realized for sales from the pre-modification period. These were recognized as a reduction of the contractual balance of the debt, offset by a reduction in the related debt discount, as discussed in Note 7—Debt Obligations. While it is possible that Shenghe will realize further tariff rebates in the future from prior sales, the amount is currently not known, is subject to significant uncertainty, and is outside of the Company’s control. As such, the potential effects of such additional rebates on revenue have been fully constrained.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Significant activity for the deferred revenue balance (including current portion):

Nine Months Ended September 30, 2020
Opening balance, January 1	$35,543
Advance payments received	11,050
Revenue recognized	(9,117)
Exchange for debt obligation (Refer to Note 7)	(37,476)

Ending balance, September 30	$—

Refund Liability—In 2018 and the first half of 2019, prior to the Mine reaching commercial operations, the Company entered into individual product sales with the same affiliate of Shenghe based on standardized product quality specifications. The product quality was expected to be below the standard and would result in quality adjustments for ultimate repayment of the refund liability. As such, the Company estimated and recognized a refund liability based on expected differences.

During September 2019, the Company negotiated with Shenghe to settle all outstanding quality differences for a total of $2.3 million. The Company paid $0.5 million of the refund obligation in December of 2019, and the remaining $1.8 million in May 2020.

In addition, the Company had agreed to a separate refund of $0.9 million to Shenghe related to other sales from 2018, which was paid in May 2020.

NOTE 3 RESTRICTED CASH

The Company’s restricted cash balances as of September 30, 2020 and December 31, 2019, are as follows:

	September 30, 2020	December 31, 2019
Restricted cash, current	$96	$24
Restricted cash, non-current	25,405	26,791

Total restricted cash	$25,501	$26,815

The noncurrent restricted cash is related to closure bonding on the Mine and a trust setup with the California Department of Resources Recycling and Recovery (“CalRecycle”), which is the state of California’s recycling and waste management program.

NOTE 4 INVENTORIES

At September 30, 2020 and December 31, 2019, the Company’s inventories consisted of the following

	September 30, 2020	December 31, 2019
Materials and supplies(1)	$4,267	$4,156
In-process(2)	23,173	15,710
Finished goods(3)	3,600	3,182

Total inventory	$31,040	$23,048

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

(1)	Materials and supplies inventory includes reagents, packaging materials, maintenance parts and spare parts used in the production of rare earth elements.
(2)	In-process inventory is primarily comprised of stockpiles of mined bastnasite ore in various stages of the production process that are drawn down based on the demands of our mine production plan.
(3)	Finished goods is primarily comprised of packaged bastnasite ore that is ready for sale. It also includes remaining stockpiles of other rare earth elements acquired with the mine.

NOTE 5 PREPAID EXPENSES AND OTHER CURRENT ASSETS

At September 30, 2020 and December 31, 2019, the Company’s prepaid expenses and other current assets consisted of the following:

	September 30, 2020	December 31, 2019
Other down payments	$1,317	$329
Capitalized transactions costs	6,467	—
Prepaid expenses	930	881
Restricted cash	96	24

Total prepaid expenses and other current assets	$8,810	$1,234

NOTE 6 PROPERTY, PLANT AND EQUIPMENT

Depletion, depreciation and amortization expense for the nine months ended September 30, 2020 and 2019 was $4.8 million and $3.7 million, respectively.

At September 30, 2020 and December 31, 2019, the Company’s property, plant, and equipment consisted of the following:

	Depreciable Life (in years)	September 30, 2020	December 31, 2019
Machinery and equipment	5 - 7	$20,576	$18,313
Buildings	39	3,152	3,152
Land		6,045	6,045
Assets under construction		33,741	23,735
Finance leases		2,463	586
Mineral rights	23	2,967	2,967

Property, plant and equipment		68,944	54,798
Accumulated depletion, depreciation and amortization		(11,619)	(7,826)

Property, plant and equipment, net		$57,325	$46,972

Depletion in the nine months ended September 30, 2020 and 2019 was not material.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

NOTE 7 DEBT OBLIGATIONS

The Company’s current and noncurrent portions of related-party debt at September 30, 2020 and December 31, 2019, were:

	September 30, 2020	December 31, 2019
Related party debt
Amended Offtake Agreement	$78,414	$—
Promissory note	5,563	5,563
Secured promissory note	13,594	13,594
Less: unamortized debt discount	(6,674)	(1,079)

Net carrying amount	90,897	18,078
Less: current installments of long-term debt to related parties	(38,248)	(4,484)

Long-term debt to related party, net of current portion	$52,649	$13,594

Amended Offtake Agreement

On June 5, 2020, the Company and Shenghe modified their existing Offtake Agreement, previously discussed under Note 2—Revenue Recognition. In connection with this modification, Shenghe paid an additional $35.5 million of cash, and the Company issued a warrant for 89.88 convertible preferred units. The modifications to the Offtake Agreement effectively exchanged the existing prepaid advances classified as deferred revenue for a debt obligation and the warrant.

Proceeds for the modification were the existing $37.5 million prepaid advances previously classified as deferred revenue and the $35.5 million of additional cash paid by Shenghe. The debt obligation and warrant, were recognized at fair value of $85.7 million and $53.8 million, respectively. See further discussion of the debt arrangement below, and warrant in Note 12—Stockholders’ Equity. The Company determined that the modified revenue arrangement, described in Note 2—Revenue Recognition, is at market, and as such, was not allocated any proceeds as a result of the modification.

Under the debt obligation, a portion of the sales prices of products sold to Shenghe are paid in the form of debt reduction, rather than cash. In addition, the Company must pay the following amounts to Shenghe in cash to reduce the obligation until the obligation is repaid: (a) an agreed-upon percentage of sales of products that are subject to Shenghe’s exclusivity rights to parties other than Shenghe, (b) 100% of net profits from sales of assets, and (c) 100% of net income determined under US GAAP, less the tax-effected amount of total non-cash recoupment from sales of products to Shenghe, within five days of the completion of the annual external audit of the Company’s financial statements. Because these additional cash payments are required regardless of sales to Shenghe, the Company determined that amounts due to Shenghe related to this feature are more appropriately classified as debt.

The obligation initially had an ultimate principal amount of $94.0 million Because the debt was recognized at fair value, the carrying amount of the debt after the modification was $85.7 million, reflecting a $8.3 million discount. The arrangement does not have a stated rate (and is not interest-bearing), and repayment is contingent on a number of factors, including market prices realized by Shenghe, the Company’s sales to other parties and

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

asset sales, and the Company’s annual net income. The amount of the debt discount is a result of contractual negotiations and recognizing the debt fair value. The imputed interest rate is a function of this discount taken together with management’s expectations about the timing of the anticipated reductions of the principal balance.

The actual amounts repaid may differ in timing and amount from the Company’s estimates and will be updated on a periodic basis to compute the imputed interest rate, which will likely differ from the current estimated rate. The Company has determined that it will recognize adjustments from these estimates following the prospective method. Under the prospective method, the Company will update its estimate of the effective interest rate in future periods based on revised estimates of the timing of remaining principal reductions at that time. The new rate will be the discount rate that equates the present value of those revised estimates of remaining reductions with the carrying amount of the debt, and it will be used to recognize interest expense for the remaining periods. Under this method, the effective interest rate is not constant, and changes are recognized prospectively as an adjustment to the effective yield. The effective rate applicable from the June 5, 2020 inception to September 30, 2020 was 4.41%. Based on the revised estimates of the timing of the remaining principal reductions as of September 30, 2020, the Company updated its estimate of the effective interest rate to 5.27% to be applied prospectively to future periods.

From the date of the modification through the end of the period, the Company received approximately $5.5 million in debt reduction as a result of sales to Shenghe. No amounts were required to be paid based on sales to other parties or due to net profits from asset sales.

In addition, the Company recognized a debt reduction due to a tariff rebate and changes in estimate of the realized price of prior period sales. As discussed in Note 2 – Revenue Recognition, Shenghe was able to negotiate a refund of certain tariffs paid to the Chinese government. In August 2020, the Company was informed of an additional $9.7 million rebate Shenghe received which increased the gross profit earned by Shenghe on certain sales. In addition, Shenghe realized a higher gross profit than estimated by the Company for other prior period sales as a result of higher market prices. For the nine months ending September 30, 2020, the Company recorded a reduction in the principal amount of the Amended Offtake Agreement of $10.1 million and a reduction to the debt discount of $0.8 million related to changes in estimates of the realized price of prior period sales.

Based on current forecasts, the Company expects to repay the obligation within the next four years. $19.5 million has been classified as current based on the Company’s expectations of the timing of repayment.

Promissory Note

The Company entered into a 5% callable promissory note with JHL Capital Group Holdings Two LLC; Saratoga Park Ltd.; QVT Family Office Fund LP; QVT Family Office Onshore LP; and Fourth Avenue FF-Series E as the lenders. The initial borrowed amount, $0.2 million, was subsequently increased to a total of $5.6 million as of the date of the latest amendment, June 20, 2019. The principal balance and accrued interest are payable in arrears when called by the lenders. No principal payments were made in the nine months ended September 30, 2020 or 2019. The lenders may call the debt at any time, and there is no penalty for early payment by the Company. This balance is classified as current.

Secured Promissory Note

The Company entered into a $15.5 million, 10% secured promissory note in August 2017 with JHL Capital Group Holdings Two LLC; Saratoga Park Ltd.; QVT Family Office Fund LP; QVT Family Office Onshore LP;

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

and Fourth Avenue FF-Series E. In February 2019, the Company modified the arrangement to add the accrued interest of $2.3 million to the principal balance, and to add $1.9 million to the principal balance, which is treated as a discount, in exchange for the modification. The Company is accreting the discount over the term of the note. The maturity date of the note as of the latest amendment is February 15, 2021. Interest on the promissory note is accrued on the unpaid principal amount of the loans and such interest is payable at the payment of principal amounts. The Company made no payments of principal during the nine months ended September 30, 2020. The Company paid $6.1 million of principal during the nine months ended September 30, 2019. As of September 30, 2020, and December 31, 2019, the carrying amounts are $13.6 million and $13.6 million, respectively. These balances are classified as current in 2020 and non-current in 2019.

All accruals of interest are included in accrued liabilities and are classified as current.

Equipment Notes

The Company has entered into several financing agreements for the purchase of equipment, including trucks, tractors, loaders, graders, and various other machinery. The current and noncurrent portions of the equipment notes at September 30, 2020 and December 31, 2019, were:

	September 30, 2020			December 31, 2019
	Current	Non-current	Total	Current	Non-current	Total
Equipment notes	$828	1,478	2,306	515	1,145	1,660

The Company’s various equipment notes, which are secured by the purchased equipment, have terms of between 4 to 5 years and interest rates of between 0.0% and 6.5% per annum.

Paycheck Protection Loan

On April 15, 2020 the Company entered into a Paycheck Protection Program (“PPP”) promissory note (the “Paycheck Protection Loan”). On April 16, 2020, the Company received the loan proceeds in the amount of approximately $3.4 million under the PPP. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are eligible for forgiveness after twenty-four weeks from the date of loan origination as long as the borrower uses the loan proceeds for eligible purposes within this time period, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the twenty-four week period.

The current and noncurrent portions of the Paycheck Protection Loan at September 30, 2020 and December 31, 2019, were:

	September 30, 2020			December 31, 2019
	Current	Non-current	Total	Current	Non-current	Total
Paycheck protection loan	$2,056	1,308	3,364	—	—	—

The unforgiven portion of the PPP loan is payable over two years at a fixed interest rate of 1%, with a deferral of payments for the first six months. The Company believes it has used the entire loan amount for purposes

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

consistent with the PPP. While the Company may apply for forgiveness of the PPP loan in accordance with the requirements and limitations under the CARES Act and Small Business Administration (“SBA”) regulations and requirements, no assurance can be given that any portion of the PPP loan will be forgiven. Based on guidance from the United States Department of the Treasury, since the total PPP loan proceeds exceeded $2.0 million, the Company’s forgiveness application will be subject to audit by the SBA.

Interest

Interest cost incurred on each instrument from the table above was as follows for the nine months ended September 30, 2020 and 2019:

	Nine months ended September 30,
	2020	2019
Offtake Advances	$1,148	$—
Secured promissory note	1,738	2,033
Promissory note	209	208
Paycheck protection loan	15	—
Equipment notes	55	48

Total interest	$3,165	$2,289

The interest expense amount disclosed above does not include $0.4 million and $0.3 million in the nine months ended September 30, 2020 and 2019 respectively of interest expense associated with the royalty agreement with Secured Natural Resources LLC (“SNR”). Refer to Note 9—Related-Party Transactions for an expanded discussion of these amounts.

Debt Maturities

The Company’s debt maturities at September 30, 2020, were:

	Debt maturities, excluding leases	Expected debt reductions, Amended Offtake Agreement*	Total
2020	8,447	4,240	12,687
2021	15,675	19,945	35,620
2022	496	35,085	35,581
2023	209	19,144	19,353
2024	—	—	—
Thereafter	—	—	—

Total	24,827	78,414	103,241

*

Amounts for the Amended Offtake Agreement are based on management’s expected repayments, considering expected production volumes, forecast prices and cost projections. Actual amounts may differ from these estimates.

As of September 30, 2020, the Company was in compliance with all applicable covenants related to its indebtedness.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

NOTE 8 INCOME TAXES

During the nine months ended September 30, 2020, the Company reported estimated income and mining tax expense of approximately $211 thousand, resulting in an effective tax rate of 1.01%. This compares to income tax expense of $0.9 thousand for an effective tax rate of (0.01)% during the nine months ended September 30, 2019. The only tax expense that the Company is forecasting for 2020 relates to California state income tax expense mainly attributable to the inability of the Company to utilize state net operating losses due to AB 85. On June 29, 2020, California’s Governor Newsom signed AB 85 suspending California net operating loss (“NOL”) utilization and imposing a cap on the amount of business incentive tax credits companies can utilize, effective for tax years 2020, 2021 and 2022. The tax expense for 2019 is related solely to California minimum taxes.

A valuation allowance is provided for deferred tax assets for which it is more likely than not that the related tax benefits will not be realized. The Company analyzes its deferred tax assets and, if it is determined that the Company will not realize all or a portion of its deferred tax assets, it will record or increase a valuation allowance. Conversely, if it is determined that the Company ultimately will be more likely than not able to realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced. There are a number of factors that impact the Company’s ability to realize its deferred tax assets and as of September 30, 2020 and September 30, 2019, the Company has recorded a full valuation allowance on its deferred tax assets, net of any available deferred tax liabilities.

At September 30, 2020 and December 31, 2019, the Company did not have any gross unrecognized tax benefits. The Company’s continuing practice is to recognize potential interest and/or penalties related to unrecognized tax benefits as part of its income tax expense.

NOTE 9 RELATED-PARTY TRANSACTIONS

Except as noted elsewhere in the financial statements, related-party transactions are disclosed as follows:

Royalty Agreement

In April 2017, the Company entered into a lease and license agreement for mining the mineral rights of SNR for the rare earth minerals contained in the Mine. SNR and the Company have shareholders common to both entities; however, they are not partners in business nor do they hold any other joint interest. SNR has the right to terminate the agreement if the Company does not expend the following amounts in connection with the reopening and resumption of operations of the Mountain Pass facility: $20 million, $35 million, and $50 million before the respective 12-month, 24-month, and 36-month anniversary of the purchase of the Mountain Pass facility, which occurred in July 2017.

This agreement subjects the Company to pay royalties to SNR based on 2.5% of mining proceeds, subject to certain minimums. The Company is committed to pay minimum non-refundable royalties of $0.5 million for each remaining year of the 30-year arrangement. The present value of the minimum royalty payments was recognized as an acquisition cost of the mineral interest. Refer to Note 6—Property, Plant and Equipment. Remaining payments on the minimum royalty are reflected as an obligation on a discounted basis, with interest imputed at a rate of 12.7%.

Excluding payment of these minimums (which are treated as a reduction to the obligation), royalty expense was $1.9 million and $1.1 million for the nine months ended September 30, 2020 and 2019, respectively. The company paid out approximately $2.8 million and $1.0 million during the nine months ended September 30, 2020 and 2019, respectively.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Indebtedness

The Company’s related-party debt is described in Note 7—Debt Obligations.

Purchases

The Company purchases reagent products used in the milling process. Total purchases totalled approximately $2.3 million and $1.9 million during the nine months ended September 30, 2020 and 2019, respectively from standard purchase orders to Shenghe.

Sales

The Company and Shenghe entered into separate product sales agreements in which Shenghe will purchase certain existing stockpile inventory and all newly produced material at specified prices. Sales from these agreements were approximately $91.7 million and $52.0 million for the nine months ended September 30, 2020 and 2019, respectively, and are discussed in more detail in Note 2—Revenue Recognition, including amounts recognized as Deferred revenue and Refund liabilities. The Offtake Agreement was modified in June 2020.

Cost of Sales

The Company and Shenghe entered into separate product sales agreements in which Shenghe will purchase certain existing stockpile inventory and all newly produced material at specified prices. Cost of Sales related to these agreements were approximately $44.6 million and $44.7 million for the nine months ended September 30, 2020 and 2019, respectively.

Accounts Receivable

All accounts receivable as of September 30, 2020 with the exception of less than $0.1 million and December 31, 2019, as stated on the balance sheet are receivable from related parties due to the Company’s sales agreements with Shenghe which requires Shenghe to purchase certain existing stockpile inventory and all newly produced material at specified prices.

Marketing Agreement

In May 2017, the Company entered into a distribution and marketing agreement with Shenghe for the purpose of appointing Shenghe as the Company’s authorized marketing agent and distributor for products during the term of the agreement. The agreement was to commence after the advanced payments from the Offtake Agreement had been fully repaid and ending on the effective date of termination of the Technical Services Agreement. In return, Shenghe would have received 35% of the net profits from sales of products. This agreement, and the related profit interest, was terminated as part of the modification of the Offtake Agreement in June 2020, as discussed in Note 7—Debt Obligations and Note 11—Modification of Shenghe Relationship and Related Settlement Charge.

Services Reimbursed

The Company reimbursed JHL Capital Group (“JHL”) for travel-related expenses in the amounts of $0.1 million and $0.1 million during the nine months ended September 30, 2020 and 2019, respectively.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Accrued Liabilities

The Company has accrued liabilities owed to JHL and SNR in the amount of less than $0.1 million for travel-related expenses and had no liabilities for patent maintenance fees and property taxes, respectively, as of September 30, 2020. Additionally, the Company has accrued liabilities owed to JHL and SNR in the amount of $0.1 million for travel-related expenses and less than $0.1 million for patent maintenance fees and property taxes, respectively, as of December 31, 2019.

Accrued liabilities at December 31, 2019 also include $0.3 million of accrued interest owed to Shenghe related to the Additional Advance, as discussed in Note 7—Debt Obligations. The accrued interest was ultimately paid to Shenghe in June 2020.

Accounts Payable

The Company has no accounts payable to Shenghe as of September 30, 2020 and had payables to Shenghe in the amount of $1.5 million as of December 31, 2019.

NOTE 10 COMMITMENTS AND CONTINGENT LIABILITIES

Estimated losses from contingencies are accrued by a charge to income when information available prior to issuance of the financial statements indicates that it is probable that a liability could be incurred, and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the contingency and estimated range of loss, if determinable, is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

Pending or threatened litigation—In the ordinary course of business, the Company becomes party to lawsuits, administrative proceedings and government investigations, including environmental, regulatory, and other matters. Large, and sometimes unspecified, damages or penalties may be sought in some matters, and certain matters may require years to resolve.

On January 14, 2019, a former employee filed a complaint with the California Labor & Workforce Development Agency alleging numerous violations of the California labor law. The Company strongly disagrees with the accusations, has retained counsel, and is vigorously defending the matter. Although management does not believe that a loss is probable, it is reasonably possible that it may incur a material loss on this matter. There is no reasonable estimate of the range of the potential loss.

Environmental obligations—The Company assumed certain environmental liabilities related to groundwater contamination of the prior operators. The Company engaged an environmental consultant to develop a remediation plan and remediation cost projections based upon that plan. As of September 30, 2020, management estimates the cash outflows related to these environmental activities will be incurred over the next 27 years.

The total estimated aggregate undiscounted cost of $28.3 million and $28.6 million at September 30, 2020 and December 31, 2019, respectively is principally related to water monitoring activities required by state and local agencies. Based on management’s best estimate of the cost and timing and that payments are considered to be fixed and reliably determinable, the Company has discounted the liability using a discount rate of 2.93%. The balance as of September 30, 2020 and December 31, 2019, includes current portions of $0.5 million and $0.5 million, respectively.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Right of way agreements—The Company has been issued certain right-of-way grants by the U.S. Department of the Interior for purposes of installing water pipelines, groundwater monitoring wells, and access roads on public lands located in San Bernardino County, CA. The accrual for right of way agreements is included within the Accrued liabilities line item within the Company’s balance sheet with the corresponding expense in G&A expenses on the Statement of Operations. The Company accrued and expensed less than $0.1 million related to right-of-way agreements for the nine months ended September 30, 2020 and 2019.

NOTE 11 MODIFICATION OF SHENGHE RELATIONSHIP AND RELATED SETTLEMENT CHARGE

In 2017, before the Company closed on its acquisition of the Mountain Pass Mine and Facility, the Company entered into a series of agreements with Shenghe and its affiliates. These included the issuance of a preferred interest (discussed in Note 12—Stockholders’ Equity), a revenue arrangement, referred to as the Offtake Agreement (discussed in Note 2—Revenue Recognition), and certain other legacy agreements. Among these agreements was a distribution and marketing arrangement or “DMA” (discussed in Note 9—Related-Party Transactions). In addition, the Company also obtained a short-term loan from Shenghe that was issued in 2017 and repaid in 2018 that resulted in a modification to the Offtake Agreement which has been recognized and discussed as the “Shenghe implied discount” in Note 2—Revenue Recognition.

In May 2020, the Company renegotiated various aspects of its relationship with Shenghe and entered into a Framework Agreement to significantly restructure this group of agreements, subject to terms that were ultimately effective in June 2020. Among the changes was the modification of the Offtake Agreement, which exchanged the existing deferred revenue arrangement (discussed in Note 2—Revenue Recognition) for a debt instrument referred to as the Amended Offtake Agreement (discussed in Note 7—Debt Obligations) and the issuance of a warrant (discussed in Note 12—Stockholders’ Equity).

In connection with this renegotiation, the Company also terminated the DMA, which had not yet commenced, but would have provided Shenghe with the right of first refusal to be the Company’s distribution and marketing agent for product sales after the expiration of the Offtake Agreement and until April 2047. In exchange for its services, Shenghe would have received 35% of the net profits from the resulting sales. Under this arrangement, Shenghe would also have been responsible for funding additional advance payments toward the next phase of the mine and facility’s development. The agency relationship would not commence until those additional amounts were also recovered under the existing Offtake Agreement. Although it had not yet commenced, the DMA was enforceable, and could only be terminated upon the mutual agreement of the parties.

At its inception in 2017, the DMA was determined to provide a commission to Shenghe for its services that was consistent with the Company’s expectations for a regular sales commission based on its revenue and cost expectations at that time.

As part of negotiating the June 5, 2020 modification, the Company determined that this arrangement provided Shenghe with a favorable, off-market return for these future services, due in part to (1) favorable changes in expected profitability, driven partially by changes in tariffs, as well as cost performance in Stage 1; (2) favorable estimates of the capital cost of the next phase of development (“Stage 2”); and (3) favorable changes in expected production, based on higher than forecast REO production in Stage 1.

Taken together, the above will likely result in materially lower per-unit costs (including depreciation) and higher profitability versus the Company’s original estimates. Therefore, these changes in circumstance meant that the

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

35% net profit-based commission would no longer be commensurate with the value of the service and therefore created an off-market feature. These same factors would also result in the Company fulfilling its obligations under the Offtake Agreement more quickly, which would in turn result in a longer period of payments under the now-unfavorable terms of the DMA.

Under the agreement, Shenghe would still have had to provide the additional advances required to bring the mine and facilities to Stage 2, which would have created a near-term cash commitment for Shenghe. While these costs are now expected to be approximately $200 million, Shenghe would have remained exposed to the potential that actual costs exceed these estimates and remained committed to fund them. Further, these upfront payments were to be non-interest bearing, exposing Shenghe to economic cost from the time value of money.

As part of the renegotiation with Shenghe, then, the Company arranged to terminate the DMA, and incurred a non-cash charge of $66.6 million, reflected as a one-time settlement charge.

Ultimately, the renegotiations resulted in the following exchange, which is also referenced in Note 15—Supplemental Cash Flow Information as a transaction with significant non-cash components:

as of June 2020 modification
Deemed proceeds for fair value of debt issuance (Note 7)	$85,695
Deemed proceeds for fair value of warrant issuance (Note 12)	53,846

Total deemed proceeds	$139,541

Non-cash exchange of existing deferred revenue (Note 2)	$(37,476)
Deemed payment for termination of unfavorable distribution and marketing arrangement	(66,615)

Total deemed payments	$(104,091)

Net cash proceeds received	$35,450

NOTE 12 STOCKHOLDERS’ EQUITY

Common Units

Issued and outstanding capital stock includes 1,000 common units with no par value. The number of common units authorized for issuance is not limited, and the Company may issue additional common units in the future. Holders of common units are entitled to one vote per unit, and upon liquidation or dissolution, are entitled to receive all assets available for distribution to members after distributions are made to holders of preferred units, as discussed in the section on preferred units below. The holders have no pre-emptive or other subscription rights, and there is no redemption or sinking fund provisions with respect to such units. Common units are subordinate to preferred units with respect to dividend rights. The Company did not make any dividend pay-outs as of September 30, 2020 and December 31, 2019.

Preferred Units

Outstanding capital stock includes 110.98 preferred units with no par value held by Leshan Shenghe. The number of preferred units authorized for issuance is not limited, and the Company may issue additional preferred units in

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

the future. In the case of an event such as a sale, dissolution, winding up, or liquidation of the Company, the holders of these preferred units are entitled to receive the greater of the aggregate amount of capital contributions made with respect to each unit (less the aggregate amount distributed by the Company with respect to each unit) and the amount the holders of these units would have received (determined on a converted basis) of the amount payable to all common members. The Company’s preferred units have no voting rights. Each preferred unit shall be convertible at the option of the holder into a common unit on a one-for-one basis at any time. However, ownership by Leshan Shenghe is limited to 9.99% of the issued and outstanding common units.

Warrants

In June 2020, in connection with the modification of the Offtake Agreement as discussed in Note 7—Debt Obligations, the Company issued warrants that permit Shenghe to acquire an additional 89.88 convertible preferred units at $0.01 per unit, representing (on an as-converted basis) an additional 7.485% interest in the fully diluted equity of the Company. The warrants contain certain dividend protections that allow it to participate in dividends declared while the warrant is outstanding and contains similar dilution protections as the preferred units.

NOTE 13 FAIR VALUE MEASUREMENT

Guidance on fair value measurement for accounting purposes establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2	Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in active markets.

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The carrying amounts reported in the balance sheets for accounts receivable, accounts payable, short-term debt and accrued liabilities approximate fair values because of the immediate or short-term maturity of these financial instruments. Consequently, such financial instruments are not included in the following tables that set forth the Company’s other assets and liabilities (Cash and cash equivalents, Restricted cash, Secured promissory notes and equipment notes) measured at fair value on a recurring basis (at least annually) by level within the fair value hierarchy. The assets and liabilities disclosed in the tables below are presented in the Company’s balance sheet at their carrying value.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

	Fair Value at September 30, 2020
	Carrying Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$30,244	30,244	$—	$—
Restricted cash	25,501	25,501	—	—

Total	$55,745	55,745	$—	$—

	Fair Value at December 31, 2019
	Carrying Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$2,757	$2,757	$—	$—
Restricted cash	26,815	26,815	—	—

Total	$29,572	$29,572	$—	$—

The Company’s cash equivalents and restricted cash (which includes restricted cash and cash equivalents) are classified within Level 1 of the fair value hierarchy. The carrying amounts reported in the balance sheet approximate the fair value of cash and cash equivalents and restricted cash due to the short-term nature of these assets.

	Fair Value at September 30, 2020
	Carrying Amount	Level 1	Level 2	Level 3
Liabilities:
Secured promissory note (Level 2)	$13,594	$—	$14,253	$—
Equipment notes (Level 2)	2,306	—	2,306	—

Total	$15,900	$—	$16,559	$—

The secured promissory note is classified as current on the company’s statement of financial position due to the maturity date being less than one year from the balance sheet date of September 30, 2020. As such, the carrying value of the debt approximates its fair value due to the immediate short-term maturity of the note.

	Fair Value at December 31, 2019
	Carrying Amount	Level 1	Level 2	Level 3
Liabilities:
Secured promissory note (Level 2)	$13,594	$—	$14,107	$—
Equipment notes (Level 2)	1,660	—	1,646	—

Total	$15,254	$—	$15,753	$—

The Company’s secured promissory note and equipment notes are classified within Level 2 of the fair value hierarchy because there are inputs that are directly observable for substantially the full term of the liability.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Model-based valuation techniques for which all significant inputs are observable in active markets were used to calculate the fair values of liabilities classified within Level 2 of the fair value hierarchy as of September 30, 2020 and December 31, 2019.

NOTE 14 NET INCOME (LOSS) PER UNIT

Basic and diluted net income (loss) per unit attributable to common members of the Company was calculated as follows:

	Nine Months Ended September 30,
	2020	2019
Numerator:
Net income (loss)	$(45,939)	$(7,792)
Denominator:
Weighted-average common units outstanding	1,000	1,000

Basic earnings per share	$(45,939)	$(7,792)

The Company computes basic income (loss) per unit by dividing income (loss) attributable to common members by the weighted-average number of common units outstanding for the period. Diluted income (loss) per unit is computed by dividing income (loss) attributable to common members by the weighted-average number of common units increased by the dilutive effect of the convertible preferred units and warrants for preferred units shown in the table above using the if-converted method.

The Company excluded the effects of dilutive preferred units from the computation of diluted net loss per unit as the effect would be to reduce the net loss per unit. Therefore, the weighted average number of common units outstanding used to calculate both basic and diluted net loss per unit attributable to common members of the Company is the same.

NOTE 15 SUPPLEMENTAL CASH FLOW INFORMATION

As discussed in Note 7—Debt Obligations, in June 2020 the Company modified its existing Offtake Agreement with Shenghe, which included exchange of certain non-cash items in addition to cash proceeds. The deemed proceeds, payments, and net cash received of $35.5 million are described in Note 11. In addition, during the nine-months ended September 30, 2020, the Company received $5.5 million of non-cash debt reduction as a form of consideration from its sales to Shenghe under the Amended Offtake Agreement and an additional $9.3 million in non-cash debt reduction from a tariff rebate and changes in estimate of the realized price of prior period sales, as discussed in Note 2—Revenue Recognition and Note 7—Debt Obligations.

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

Non-cash investing and financing activities and other supplemental cash flow information are as follows:

	Nine Months Ended September 30,
	2020	2019
Supplemental cash flow information:
Cash paid for interest	$433	847
Supplemental non-cash investing and financing activities:
Property, plant, and equipment acquired with seller-financed equipment notes	1,216	569
Property, plant, and equipment purchased but not yet paid	2,613	—
Transaction costs capitalized but not yet paid	$4,889	$—

NOTE 16 OTHER INCOME, NET

	Nine Months Ended September 30,
	2020	2019
Gain on sale of equipment	$—	3,797
Interest income	120	389
Advertising	12	7
Scrap metals and other materials	3	4
Environmental incentive credit	130	—
Legal, settlement and other fines	—	(83)
Other	33	—

	$298	4,114

NOTE 17 SUBSEQUENT EVENTS

The Company evaluated subsequent events through November 23, 2020, the date the financial statements were available for issuance.

PPP Loan

On October 16, 2020, the “covered period” ended related to the Company’s PPP loan (discussed in Note 7). The covered period was the duration in which the funds received in connection with the loan could be applied towards eligible expenses under the PPP loan program guidelines. The Company is now eligible to apply for forgiveness of the loan balance. The Company applied for forgiveness of the entire loan on November 6, 2020 and is awaiting a determination.

Business Combination

The Business Combination was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020. Pursuant to the agreement, the Company and SNR, a company controlled by the Company’s majority equityholder and that holds the mineral rights to the Company’s mine, were combined with FVAC, a special purpose acquisition company (the “Business Combination”), and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. (“MPMC”).

MP MINE OPERATIONS LLC

NOTES TO FINANCIAL STATEMENTS

(tabular amounts in thousands, except units and per unit amounts)

MPMO’s merger with FVAC was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. SNR’s acquisition by FVAC was treated as an asset acquisition. The acquisition of SNR, a company that was controlled by the Company’s majority equityholder (the “SNR Mineral Rights Acquisition”), did not meet the criteria for the acquisition of a business and was accounted for as an asset acquisition. The principal asset acquired in the SNR Mineral Rights Acquisition was the mineral rights for the rare earth ores contained in the Company’s mine, which was SNR’s sole operating asset.

Pursuant to the Parent Sponsor Letter Agreement entered into concurrently with the Merger Agreement, all of the shares of FVAC Class A common stock issued upon the conversion of the Founder Shares (shares of FVAC Class F common stock initially purchased by holders of Founder Shares prior to the FVAC IPO), other than the Surrendered Shares, shall be subject to certain vesting and forfeiture provisions (the “Vesting Shares”), as follows: (i) 50% of the Vesting Shares shall vest if a $12.00 stock price level is achieved, (ii) 25% of the Vesting Shares shall vest if a $14.00 stock price level is achieved and (iii) 25% of the Vesting Shares shall vest if a $16.00 stock price level is achieved, in each case for any twenty (20) trading days during any consecutive thirty (30) trading day period within ten years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Parent Sponsor Letter Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Parent Sponsor Letter Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Parent Sponsor Letter Agreement then such Vesting Shares shall be issued effective as of one day prior to consummation of the Parent Sale.

The holders of MPMO HoldCo preferred stock and common stock, MPMO HoldCo and SNR HoldCo common stock immediately prior to the closing of the Business Combination have the contingent right to receive up to an additional 12,860,000 shares of MPMC Class A common stock (the “Earnout Shares”). Half of the Earnout Shares will be issued if the VWAP of MPMC Class A common stock exceeds $18.00 and the other half will be issued if the VWAP of MPMC Class A common stock exceeds $20.00, in each case for any twenty (20) trading days during any consecutive thirty (30) trading day period within ten (10) years following the consummation of the Business Combination. In the event MPMC enters into a binding agreement with respect to a “Parent Sale” (as defined in the Merger Agreement) prior to the date that is ten (10) years following the Closing Date, such that the consideration paid for each share of Parent Stock (as defined in the Merger Agreement) in such Parent Sale is equal to or in excess of the respective earnout targets set forth in the Merger Agreement then such Earnout Shares shall be issued effective as of one day prior to consummation of the Parent Sale.

The Company incurred $1.7 million in transaction costs relating to the Business Combination and the transaction costs were included in general and administrative expenses in the accompanying Statement of Operations for the nine months ended September 30, 2020.

Report of Independent Registered Public Accounting Firm

Board of Managers

Secure Natural Resources LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Secure Natural Resources LLC and its subsidiary (the Company) as of December 31, 2019 and 2018, and the related consolidated statements of operations, members’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the auditing standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company’s auditor since 2016.

Chicago, Illinois

April 17, 2020

Secure Natural Resources LLC

Consolidated Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets
Current assets:
Cash and cash equivalents	$4,232,326	$3,766,629
Royalty revenue receivable from related party	1,370,336	375,027
Prepaid expenses and other current assets	94,490	80,503

Total current assets	5,697,152	4,222,159
Noncurrent assets:
Deferred tax assets	368,259	—
Mineral rights and intangible assets (net of depletion)	206,516	212,765

Total non-current assets	574,775	212,765

Total assets	$6,271,927	$4,434,924

Liabilities and members’ equity
Current liabilities:
Accounts payable and accrued expenses	$181,146	$215,278

Total current liabilities	181,146	215,278

Members’ equity	6,090,781	4,219,646

Total liabilities and members’ equity	$6,271,927	$4,434,924

The accompanying notes are an integral part of these financial statements

Secure Natural Resources LLC

Consolidated Statements of Operations

Years Ended December 31, 2019 and 2018

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Revenue
Royalty revenue from related party	$2,019,835	$1,041,064

Total revenue	2,019,835	1,041,064

Expenses
General and administrative expenses, total expenses	590,059	650,659

Operating income	1,429,776	390,405

Other income
Interest income	73,100	20,648

Income before income taxes	1,502,876	411,053

Income tax benefit	368,259	—

Net income	$1,871,135	411,053

The accompanying notes are an integral part of these financial statements

Secure Natural Resources LLC

Consolidated Statements of Members’ Equity

Years Ended December 31, 2019 and 2018

Balance at December 31, 2017	$3,808,593
2018 Net income	411,053

Balance at December 31, 2018	$4,219,646
2019 Net income	1,871,135

Balance at December 31, 2019	$6,090,781

The accompanying notes are an integral part of these financial statements

Secure Natural Resources LLC

Consolidated Statements of Cash Flows

Years Ended December 31, 2019 and 2018

	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Cash flows from operating activities
Net income	$1,871,135	$411,053
Adjustments to reconcile net income to net cash provided by / used in operating activities:
Amortization of mineral rights and intangible assets	6,249	4,375
Changes in assets and liabilities:
Royalty revenue receivable	(995,309)	(375,027)
Prepaid expenses and other current assets	(13,987)	(3,213)
Deferred tax assets	(368,259)	—
Accounts payable and accrued expenses	(34,132)	(117,379)

Net cash provided by / used in operating activities	465,697	(80,191)

Net increase / (decrease) in cash and cash equivalents	465,697	(80,191)

Cash and cash equivalents
Beginning of period	3,766,629	3,846,820

End of period	$4,232,326	3,766,629

The accompanying notes are an integral part of these financial statements

Secure Natural Resources LLC

Notes to Consolidated Financial Statements

1.	Nature of Business and Significant Accounting Policies

Secure Natural Resources LLC (“SNR”) was formed on February 24, 2016 as a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of SNR and its wholly owned subsidiary, SNR Patented Holdings LLC (the “Subsidiary”). The Subsidiary was formed on April 6, 2016 as a Delaware limited liability company and dissolved on March 28, 2019. SNR and its wholly owned Subsidiary will hereafter be referred to collectively as the “Company”.

SNR was organized pursuant to the Second Amended and Restated Credit Bid Agreement and Direction dated April 15, 2016. The Company was formed to acquire certain assets out of the Chapter 11 bankruptcy proceedings of Molycorp, Inc. and certain related affiliates. The Company acquired from certain affiliates of Molycorp, Inc. rights, title and interest in and to the subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, certain trademarks, and cash.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). A description of the accounting policies significant to the Company follows below.

Consolidation

All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements requires management to make estimates. The Company makes estimates and assumptions that affect both the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of expenses during the year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. Management believes the Company is not exposed to any significant risk on cash balances.

Mineral Rights and Intangible Assets

Mineral rights and intangible assets consist of rights, title and interest in and to certain subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, including certain patents and trademarks acquired from the bankruptcy proceedings of Molycorp, Inc. and certain affiliates. During 2018 the third-party operator, MP Mine Operations LLC (“MPMO”), a related party through affiliated common ownership, under a lease and license agreement as described in Note 6, began mining operations. The Company determined the useful life for amortization for the mineral rights based on mining production. The amortization of $6,249 and $4,375 for 2019 and 2018 respectively is included in general and administrative expense on the consolidated statements of operations. As of December 31, 2019 and 2018, accumulated amortization associated with the mineral rights was $10,624 and $4,375 respectively. The intangible assets (i.e., certain patents and trademarks) were not used during 2019. Therefore, the costs associated with renewing the intangible assets are expensed and included in general and administrative expenses on the consolidated statements of operations.

Secure Natural Resources LLC

Notes to Consolidated Financial Statements

The assets are tested for impairment upon certain events or circumstances which indicate an impairment loss may have occurred. No impairment loss has been recognized since inception of the Company.

Revenue Recognition

The Company adopted the new ASC 606—Revenue from Contracts with Customers (“ASC 606”) guidance using the modified retrospective method of transition as of January 1, 2019. Under ASC 606 a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that MPMO sells the goods to the end customer. The amount of revenue we recognize further reflects the consideration to which we are entitled under the royalty agreement. There was no impact to our reported revenue and no cumulative catch-up adjustment was required.

Royalty Revenue

Royalties are non-operating interest in a mining facility, located in San Bernardino County, California, that provides the Company payments based upon gross proceeds received by the facility from the sale, lease or other disposition of rare earth minerals and certain products or by-products, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights. The Company is entitled to payment for the royalty interest in the mining project based on a contractually specified rate. As a royalty holder, the Company acts as a passive entity in the production and operations of the mining facility, and the operator of the mining facility is responsible for all mining activities, including subsequent marketing and delivery of all mining production to the customer.

General and Administrative Expenses

General and administrative expenses consist primarily of organizational, accounting, legal, directors, management services, and other expenses. The cost associated with maintaining and renewing mineral rights and other patents are also included in general and administrative expenses.

Income Taxes

The Company follows authoritative guidance related to the accounting for uncertainty in income taxes. Management has evaluated the Company’s tax position and concluded that the Company has taken no uncertain tax positions that require adjustments to comply with this guidance. The Company files tax returns in all appropriate jurisdictions. Income tax filings for the year ended December 31, 2019 will generally be open for review by taxing authorities for three years after filing the return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in rates, if any, on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

2.	Members’ Equity

Pursuant to SNR’s limited liability company agreement, SNR is authorized to create and issue equity interests. On April 15, 2016, the Company issued 1,000,000 common units in exchange for the contribution of $1,000,000 of debt of Molycorp, Inc. and affiliates held by the members.

Secure Natural Resources LLC

Notes to Consolidated Financial Statements

On August 2, 2016, the Company issued 6,000,000 additional common units, to all current unit holders, at a cash subscription price of $1 per unit.

All of the units authorized and issued are common units with the same rights. When declared, distributions will be made pro rata in accordance with the number of common units held by a member.

3.	Income Taxes

The Company’s income tax provision as of December 31, 2019 reflects the current year impact of the Tax Cuts and Jobs Act as to the estimated annual effective tax rate and on the tax basis timing differences (shown below).

Income tax expense for the respective years consisted of the following:

	2019	2018
Current	$—	$—
Deferred	(368,259)	—

	$(368,259)	$—

The Company has deferred tax assets and liabilities of $385,359 and $17,100 respectively.

Deferred tax assets and liabilities at December 31 consist of the following:

	2019	2018
Deferred tax asset (liability):
Intangible assets	$76,030	$92,556
Net operating loss carry forwards	309,329	664,837
Prepaid expenses and other current assets	(17,100)	(17,191)

Deferred tax asset	368,259	740,202
Less: Valuation allowance	—	(740,202)

Total non-current deferred tax asset (liability), net	$368,259	$—

For federal income tax purposes, the Company has available at December 31, 2019 a net operating loss carry forward of approximately $1,037,000 which may be applied against future taxable income expiring at various years through 2039.

Tax Rate Reconciliation

The effective tax rate differs from income taxes at the statutory rate due to the following:

	December 31,
	2019	2018
Income taxes at statutory rate	$315,604	$86,321
Increase (Decrease) resulting from:
State and local income taxes, net of federal income tax benefit	132,854	36,337
Effect on permanent differences / depletion	(78,082)	—
Change in valuation allowance	(738,635)	(123,875)
Other	—	1,217

Income tax benefit	$(368,259)	$—

Secure Natural Resources LLC

Notes to Consolidated Financial Statements

4.	Related Parties

The Company entered into a management services agreement with JHL Capital Group LLC, the investment manager of a member, that provides for certain management, consulting, financial, or other services to the Company. Expenses related to the services for the year ended December 31, 2019 and 2018 were $75,839 and $57,633 respectively.

5.	Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known as any such exposure would be based on future claims which could be made against the Company. There have been no such claims since the inception of the Company. Management does not anticipate any such claims and expects any risk of loss to be remote

6.	Risk Factors

The Company is subject to numerous operational and business risks. The Company continues to be in the development stage and has limited operating history. The Company owns certain mineral rights, but the Company does not own any facilities required for the production and processing of rare earth minerals or other products that may be obtained from exploring such mineral rights. The Company is dependent on key personnel that are provided through the management services agreement, for which certain potential conflicts of interest exist or may arise. The cash flow and profitability of the Company is significantly affected by the demand for and market price of rare earth products. The price of rare earth products is affected by a number of factors beyond the Company’s control.

The Company continues to explore ways to monetize the mineral rights, intellectual property, and patents. On April 3, 2017, the Company entered into a lease and license agreement with MPMO, a Delaware limited liability company and a related party through affiliated common ownership, the terms of which are confidential. The Company agreed to lease certain mineral rights and license the intellectual property to MPMO for a fee. In consideration of the leased mineral rights and licensed intellectual property, MPMO will make royalty payments to the Company, based upon gross proceeds from the sale, lease or other disposition of rare earth minerals and certain products or by-products thereof, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights.

7.	Subsequent Events

The authoritative guidance for subsequent events requires an entity to recognize in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the consolidated balance sheet. The Company has performed an evaluation of subsequent events through April 17, 2020, which is the date the consolidated financial statements were available to be issued.

On March 19, 2020 the Company entered into a unit redemption agreement with two members and agreed to repurchase 149,322.03 units at $1 per unit.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and has now been declared a pandemic by the World Health Organization. The impact of COVID-19 could be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment,

Secure Natural Resources LLC

Notes to Consolidated Financial Statements

and other factors. Public health crises caused by the COVID-19 pandemic may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The duration of the COVID-19 pandemic and its effects cannot be determined with certainty.

In March 2020 Congress passed the Coronavirus Aid, Relief and Economic Security Act (“CARES”). CARES is an economic relief plan for individuals and business. The Company is still evaluating the impact of CARES.

Secure Natural Resources LLC

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$6,463,868	$4,232,326
Royalty revenue receivable from related party	1,053,880	1,370,336
Prepaid expenses and other current assets	91,542	94,490

Total current assets	7,609,290	5,697,152

Noncurrent assets:
Deferred tax assets	130,772	368,259
Mineral rights and intangible assets (net of depletion)	200,236	206,516

Total noncurrent assets	331,008	574,775

Total assets	$7,940,298	$6,271,927

Liabilities and members’ equity
Accounts payable and accrued expenses	$1,963,368	$181,146
State and Federal tax payable	41,000	—

Total current liabilities	2,004,368	181,146
Members’ equity	5,935,930	6,090,781

Total liabilities and members’ equity	$7,940,298	$6,271,927

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Revenue
Royalty revenue from related party	$2,463,615	$1,151,802

Total revenue	2,463,615	1,151,802
Expenses
General and administrative expenses	2,112,862	506,522

Operating income	350,753	645,280
Other Income
Interest income	12,205	57,213

Income before income taxes	362,958	702,493
Income tax expense	368,487	—

Net income / (loss)	$(5,529)	$702,493

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Members’ Equity (Unaudited)

Balance at December 31, 2019	$6,090,781
Repurchase of units	(149,322)
Net income / (loss)	(5,529)

Balance at September 30, 2020	$5,935,930

Balance at December 31, 2018	$4,219,646
Net income	702,493

Balance at September 30, 2019	$4,922,139

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Condensed Consolidated Statements of Cash Flow (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income / (loss)	$(5,529)	$702,493
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Amortization of mineral rights and intangible assets	6,280	4,993
Changes in assets and liabilities:
Royalty revenue receivable from related party	316,455	(127,277)
Prepaid expenses and other current assets	2,949	(26,502)
Deferred tax assets	237,487	—
Accounts payable and accrued expenses	1,782,222	(14,085)
State and federal tax payable	41,000

Net cash provided by operating activities	2,380,864	539,622

Cash flows from financing activities
Repurchase of units	(149,322)	—

Net cash provided by / used in financing activities	(149,322)	—

Net increase in cash and cash equivalents	2,231,542	539,622
Cash and cash equivalents
Beginning of period	4,232,326	3,766,629

End of period	$6,463,868	$4,306,251

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$90,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

1.	Nature of Business and Significant Accounting Policies

Secure Natural Resources LLC (“SNR”) was formed on February 24, 2016 as a Delaware limited liability company. The accompanying consolidated financial statements include the accounts of SNR and its wholly owned subsidiary, SNR Patented Holdings LLC (the “Subsidiary”). The Subsidiary was formed on April 6, 2016 as a Delaware limited liability company and dissolved on March 28, 2019. SNR and its wholly owned Subsidiary will hereafter be referred to collectively as the “Company”.

SNR was organized pursuant to the Second Amended and Restated Credit Bid Agreement and Direction dated April 15, 2016. The Company was formed to acquire certain assets out of the Chapter 11 bankruptcy proceedings of Molycorp, Inc. and certain related affiliates. The Company acquired from certain affiliates of Molycorp, Inc. rights, title and interest in and to the subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, certain trademarks, and cash.

On July 15, 2020, the Company entered into a merger agreement pursuant to which the Company will combine with Fortress Value Acquisition Corp. (“FVAC”), a special purpose acquisition company, and MP Mine Operations LLC (“MPMO”), a company controlled by our majority shareholder and that owns the mine (the “Business Combination”) that utilizes the mineral rights owned by SNR. Upon the consummation of the Business Combination, MPMO and SNR will each become indirect wholly-owned subsidiaries of FVAC, which in turn will be renamed MP Materials Corp. (“MPMC”).

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The accompanying statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019. In the opinion of management, the financial statements include all adjustments, consisting of only normal recurring items, necessary to present fairly the financial position and results of operations for the nine months ended September 30, 2020. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for any other period including the full year ending December 31, 2020. A description of the accounting policies significant to the Company follows below.

Consolidation

All intercompany accounts and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of consolidated financial statements requires management to make estimates. The Company makes estimates and assumptions that affect both the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of expenses during the year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. Management believes the Company is not exposed to any significant risk on cash balances.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

Mineral Rights and Intangible Assets

Mineral rights and intangible assets consist of rights, title and interest in and to certain subterranean mineral rights under a rare earth mining facility located in San Bernardino County, California, certain intellectual property assets including those related to the design, development, marketing, and sale of rare earth-based products for the removal of contaminants from water, including certain patents and trademarks acquired from the bankruptcy proceedings of Molycorp, Inc. and certain affiliates. During 2018 the third-party operator, MPMO, a related party through affiliated common ownership, under a lease and license agreement as described in Note 6, began mining operations. The Company determined the useful life for amortization for the mineral rights based on mining production. The amortization of $6,280 and $4,993 for the nine months ended September 30, 2020 and 2019 respectively is included in general and administrative expenses on the consolidated statements of operations. As of September 30, 2020 and 2019, accumulated amortization associated with the mineral rights was $16,903 and $9,367 respectively. The intangible assets (i.e., certain patents and trademarks) were not used during the period. Therefore, the costs associated with renewing the intangible assets are expensed and included in general and administrative expenses on the consolidated statements of operations.

The assets are tested for impairment upon certain events or circumstances which indicate an impairment loss may have occurred. No impairment loss has been recognized since inception of the Company

Revenue Recognition

The Company adopted the new ASC 606 – Revenue from Contracts with Customers (“ASC 606”) guidance using the modified retrospective method of transition as of January 1, 2019. Under ASC 606 a performance obligation is a promise in a contract to transfer control of a distinct good or service (or integrated package of goods and/or services) to a customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, a performance obligation is satisfied. In accordance with this guidance, revenue attributable to our royalty interests is generally recognized at the point in time that MPMO sells the goods to the end customer. The amount of revenue we recognize further reflects the consideration to which we are entitled under the royalty agreement. There was no impact to our reported revenue and no cumulative catch-up adjustment was required.

Royalty Revenue

Royalties are non-operating interests in a mining facility, located in San Bernardino County, California, that provides the Company payments based upon gross proceeds received by the facility from the sale, lease or other disposition of rare earth minerals and certain products or by-products, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights. The Company is entitled to payment for the royalty interest in the mining project based on a contractually specified rate. As a royalty holder, the Company acts as a passive entity in the production and operations of the mining facility, and the operator of the mining facility is responsible for all mining activities, including subsequent marketing and delivery of all mining production to the customer.

General and Administrative Expenses

General and administrative expenses consist primarily of legal costs associated to the Business Combination, organizational, accounting, legal, directors, management services, and other expenses. The cost associated with maintaining and renewing mineral rights and other patents are also included in general and administrative expenses.

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

The Company entered into an agreement with a certain board member that was retained to conduct an independent review of the Business Combination described in Note 1. In addition to the board member’s independent review, the board member also reviewed, negotiated and evaluated the merger agreement. In connection with the board member’s service, the Company has agreed to a one-time transaction bonus payment in the amount of $500,000, which is included in general and administrative expense.

Income Taxes

The Company follows authoritative guidance related to the accounting for uncertainty in income taxes. Management has evaluated the Company’s tax positions and concluded that the Company had taken no uncertain tax positions that require adjustments to comply with this guidance. The Company files tax returns in all appropriate jurisdictions. Income tax filings for the year ended December 31, 2019 will generally be open for review by taxing authorities for three years after filing the return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in rates, if any, on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

2.	Members’ Equity

Pursuant to SNR’s limited liability company agreement, SNR is authorized to create and issue equity interests. On April 15, 2016, the Company issued 1,000,000 common units in exchange for the contribution of $1,000,000 of debt of Molycorp, Inc. and affiliates held by the members.

On August 2, 2016, the Company issued 6,000,000 additional common units, to all current unit holders, at a cash subscription price of $1 per unit.

On March 19, 2020 the Company entered into a unit redemption agreement with two members and agreed to repurchase 149,322.03 units at $1 per unit.

All of the units authorized and issued are common units with the same rights. When declared, distributions will be made pro rata in accordance with the number of common units held by a member.

3.	Income Taxes

During the third quarter of 2020, the Company reported estimated income tax expense of approximately $368,000, resulting in an effective tax rate of 95.9%. This compares to no income tax expense or benefit for an effective tax rate of 0.0% during the third quarter of 2019. The Company is forecasting tax expense for 2020 relating to the utilization of federal net operating losses (NOL) and California state income tax expense partially attributable to the inability of the Company to utilize state net operating losses due to AB 85. On June 29, 2020, California’s Governor Newsom signed AB 85 suspending California NOL utilization and imposing a cap on the amount of business incentive tax credits companies can utilize, effective for tax years 2020, 2021 and 2022. Additionally, during the third quarter of 2020 the Company incurred approximately $1,300,000 of transaction costs included in general and administrative expenses, associated with the Business Combination that are non-deductible for tax purposes. The non-recognition of tax expense or benefit for third quarter 2019 is related to the Company’s continued recording of a full valuation

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

allowance against its net deferred tax assets. The valuation allowance was released in the fourth quarter of 2019. Please refer to the 2019 year-end financials for additional information.

A valuation allowance is provided for deferred tax assets for which it is more likely than not that the related tax benefits will not be realized. The Company analyzes its deferred tax assets and, if it is determined that the Company will not realize all or a portion of its deferred tax assets, it will record or increase a valuation allowance. Conversely, if it is determined that the Company ultimately will more likely than not realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced.

The effective tax rate for the nine months ended September 30, 2020 included federal and state current and deferred income tax expense.

4.	Related Parties

The Company entered into a management services agreement with JHL Capital Group LLC, the investment manager of a member, that provides for certain management, consulting, financial, or other services to the Company. Expenses related to the services for the nine months ended September 30, 2020 and 2019 were $140,368 and $57,998 respectively.

5.	Commitments and Contingencies

In the normal course of business, the Company may enter into contracts that contain a number of representations and warranties, which may provide for general or specific indemnifications. The Company’s exposure under these contracts is not currently known as any such exposure would be based on future claims which could be made against the Company. There have been no such claims since the inception of the Company. Management does not anticipate any such claims and expects any risk of loss to be remote.

6.	Risk Factors

The Company is subject to numerous operational and business risks. The Company continues to be in the development stage and has limited operating history. The Company owns certain mineral rights, but the Company does not own any facilities required for the production and processing of rare earth minerals or other products that may be obtained from exploring such mineral rights. The Company is dependent on key personnel that are provided through the management services agreement, for which certain potential conflicts of interest exist or may arise. The cash flow and profitability of the Company is significantly affected by the demand for and market price of rare earth products. The price of rare earth products is affected by a number of factors beyond the Company’s control.

The Company continues to explore ways to monetize the mineral rights, intellectual property, and patents. On April 3, 2017, the Company entered into a lease and license agreement with MPMO, a Delaware limited liability company and a related party through affiliated common ownership, the terms of which are confidential. The Company agreed to lease certain mineral rights and license the intellectual property to MPMO for a fee. In consideration of the leased mineral rights and licensed intellectual property, MPMO will make royalty payments to the Company, based upon gross proceeds from the sale, lease or other disposition of rare earth minerals and certain products or by-products thereof, as well as from the realization of any other benefits from the leased mineral rights and/or the leased intellectual property rights.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply-chain

Secure Natural Resources LLC

Notes to Condensed Consolidated Financial Statements (Unaudited)

disruption for the Company’s related party, MPMO, as well as broad-based changes in supply and demand for rare earth products.

As the situation continues to develop, it is impossible to predict the effect and ultimate impact of the COVID-19 outbreak on the Company’s business operations and results. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time.

7.	Subsequent Events

The Company evaluated subsequent events through November 23, 2020 the date the financial statements were available for issuance.

The Business Combination was consummated on November 17, 2020, pursuant to the terms of a merger agreement entered into on July 15, 2020. Pursuant to the agreement, the Company and MPMO, a company controlled by the Company’s majority equityholder and that operates the mine for which the Company owns the mineral rights, were combined with FVAC, a special purpose acquisition company and became indirect wholly-owned subsidiaries of FVAC, which was in turn renamed MP Materials Corp. (“MPMC”).

4,000,000 Shares

Common Stock

Morgan Stanley

Prospectus Supplement

                    , 2021